INFORMATION CONTAINED IN THIS PROSPECTUS SUPPLEMENT IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME A FINAL PROSPECTUS IS DELIVERED. THIS PROSPECTUS SUPPLEMENT IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER, SOLICITATION OR SALE IS NOT PERMITTED.


                 SUBJECT TO COMPLETION, DATED NOVEMBER 10, 1999


PROSPECTUS SUPPLEMENT
(To Prospectus dated November 10, 1999)


                           $703,161,000 (Approximate)


                          PNC Mortgage Acceptance Corp.
                                  as Depositor
             Midland Loan Services, Inc. and Column Financial, Inc.
                            as Mortgage Loan Sellers
                                       and
                           Midland Loan Services, Inc.
                     as Master Servicer and Special Servicer

         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1999-CM1

                                   ----------

      PNC Mortgage Acceptance Corp. is offering eight classes of its series 1999-CM1 commercial mortgage pass-through certificates, which represent beneficial ownership interests in a trust. The trust's assets will primarily be 210 loans secured by first liens on 216 commercial and multifamily residential properties. The offered certificates are not obligations of PNC Mortgage Acceptance Corp. or any of its affiliates. No governmental agency or any other person will insure or guaranty the certificates or the underlying mortgage loans.

      PNC Mortgage Acceptance Corp. will not list the offered certificates on any national securities exchange or on any automated quotation system of any registered securities association such as NASDAQ.

      Investing in the certificates involves risks. See "Risk Factors" beginning on page S-13 of this prospectus supplement and page 5 of the prospectus.

      The following classes of the series 1999-CM1 certificates are being offered by this prospectus supplement:

                         Initial
                        Principal       Approximate Initial   Description of
                        Balance or         Pass-Through        Pass-Through      Scheduled Final     Ratings
        Class         Notional Amount          Rate               Rate          Distribution Date   S&P/Fitch
        -----         ---------------          ----               ----          -----------------   ---------
Class S...........    $787,856,278                                                January 2020      AAAr/AAA
Class A-1A........    $127,104,000                                                  July 2008        AAA/AAA
Class A-1B........    $450,000,000                                                October 2009       AAA/AAA
Class A-2.........    $ 41,363,000                                                November 2009       AA/AA
Class A-3.........    $ 35,453,000                                                November 2009        A/A
Class A-4.........    $ 13,788,000                                                November 2009       A-/A-
Class B-1 ........    $ 25,605,000                                                November 2009      BBB/BBB
Class B-2.........    $  9,848,000                                                November 2009     BBB-/BBB-

      The Securities and Exchange Commission and state securities regulators have not approved or disapproved the offered certificates or determined if this prospectus supplement and the accompanying prospectus are truthful and complete. It is unlawful to represent otherwise.

      Donaldson, Lufkin & Jenrette Securities Corporation, PNC Capital Markets, Inc. and Prudential Securities Incorporated, as underwriters, will purchase the offered certificates from the depositor and will offer them to the public at negotiated prices determined at the time of sale. The depositor will receive approximately $_____ in sale proceeds, plus accrued interest, before expenses. It is expected that delivery of the offered certificates will be made in book-entry form only through the facilities of The Depository Trust Company in the United States, or Cedel Bank, S.A. or the Euroclear System, in Europe, against payment therefor on or about December 2, 1999.

                                   ----------

Donaldson, Lufkin & Jenrette
                               PNC Capital Markets
                                                           Prudential Securities

         The date of this Prospectus Supplement is        , 1999

   Important Notice about Information Presented in this Prospectus Supplement and the Accompanying Prospectus

      We provide information to you about the offered certificates in two separate documents that progressively provide more detail:

o the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates, and

o this prospectus supplement, which describes the specific terms of the offered certificates.

      You should read both this prospectus supplement and the prospectus before investing in any of the offered certificates.

      You should rely only on the information contained in this prospectus supplement and accompanying prospectus. If the descriptions of the offered certificates in the prospectus and in this prospectus supplement vary, you should rely on the information in this prospectus supplement.

      We include cross-references in this prospectus supplement and the prospectus to captions in these materials where you can find further related discussions. Unless we tell you otherwise, all references to captions are to sections of this prospectus supplement. The table of contents on page S-3 provides the page numbers on which these captions are located.

      You can find a listing of the pages where capitalized terms used in this prospectus supplement and the prospectus are defined under the caption "Index of Definitions" on page S-95 in this prospectus supplement and under the caption "Index of Definitions" beginning on page 75 in the prospectus.

      Limitations on Offers or Solicitations

      We do not intend this document to be an offer or solicitation:

o if used in a jurisdiction in which such offer or solicitation is not authorized;

o     if the person making such offer or solicitation is not qualified to do so;
      or

o if such offer or solicitation is made to anyone to whom it is unlawful to make such offer or solicitation.

      You should rely only on the information contained in this document, the accompanying prospectus and the related registration statement. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate as of the date of this document.

      Until 90 days after the date of this prospectus supplement, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as an underwriter and with respect to unsold allotments or subscriptions.

                               TABLE OF CONTENTS

SUMMARY......................................................................S-4

RISK FACTORS................................................................S-13

DESCRIPTION OF THE MORTGAGE POOL............................................S-30
        General.............................................................S-30
        Security for the Mortgage Loans.....................................S-30
        Underwriting Standards..............................................S-31
        Certain Terms and Conditions of the Mortgage Loans..................S-32
        Certain Characteristics of the Mortgage Pool........................S-36
        Other Information...................................................S-39
        The Sellers.........................................................S-42
        Changes in Mortgage Pool Characteristics............................S-43
        Representations and Warranties; Repurchase..........................S-43

MASTER SERVICER AND SPEICAL SERVICER........................................S-46

DESCRIPTION OF THE CERTIFICATES.............................................S-49
        General.............................................................S-49
        Principal Balances and Notional Amounts.............................S-49
        Pass-Through Rates..................................................S-50
        Distributions.......................................................S-51
        Treatment of REO Properties.........................................S-55
        Appraisal Reductions of Loan Balances...............................S-55
        Application of Realized Losses and Expense Losses to
          Principal Balances................................................S-56
        Prepayment Interest Excesses and Shortfalls.........................S-57
        Scheduled Final Distribution Date...................................S-57
        Subordination.......................................................S-58
        Optional Termination................................................S-58
        Voting Rights.......................................................S-59
        Delivery, Form and Denomination.....................................S-59
        Registration and Transfer of Definitive Certificates................S-62

YIELD AND MATURITY CONSIDERATIONS...........................................S-62
        Rate and Timing of Principal Payments...............................S-62
        Yield Sensitivity of the Interest Only Certificates.................S-66
        Weighted Average Life...............................................S-66

THE POOLING AND SERVICING AGREEMENT.........................................S-68
        Assignment of the Mortgage Loans....................................S-68
        Servicing of the Mortgage Loans; Collection of Payments.............S-69
        Collection Activities...............................................S-70
        Advances............................................................S-70
        Accounts............................................................S-71
        Withdrawals from the Collection Account.............................S-72
        Enforcement of "Due-on-Sale" Clauses................................S-73
        Enforcement of "Due-on-Encumbrance" Clauses.........................S-74
        Inspections.........................................................S-74
        Realization Upon Mortgage Loans.....................................S-74
        Amendments, Modifications and Waivers...............................S-76
        The Trustee.........................................................S-77
        Servicing Compensation and Payment of Expenses......................S-78
        Special Servicing...................................................S-79
        The Controlling Class Representative................................S-81
        Sub-Servicers.......................................................S-82
        Reports to Certificateholders; Available Information................S-82

MATERIAL FEDERAL INCOME TAX CONSEQUENCES....................................S-85

CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS LOCATED IN TEXAS AND CALIFORNIA.....S-86
        Texas...............................................................S-87
        California..........................................................S-87

ERISA CONSIDERATIONS........................................................S-87
        Plan Asset Regulation...............................................S-88
        Individual Exemption................................................S-88
        Other Exemptions....................................................S-90
        Insurance Company Purchasers........................................S-90

LEGAL INVESTMENT............................................................S-91

PLAN OF DISTRIBUTION........................................................S-92

USE OF PROCEEDS.............................................................S-93

LEGAL MATTERS...............................................................S-93

RATINGS.....................................................................S-93

INDEX OF DEFINITIONS........................................................S-95

EXHIBIT A-1 - Certain Characteristics of the Mortgage Loans and
Mortgaged Properties.......................................................A-1-1

EXHIBIT A-2 - Mortgage Pool Information....................................A-2-1

EXHIBIT B - Significant Loan Summaries.......................................B-1

EXHIBIT C - Form of Trustee Report...........................................C-1

EXHIBIT D - Decrement Tables for the Class A-1A, Class A-1B, Class A-2,
Class A-3, Class A-4, Class B-1 and Class B-2 Certificates...................D-1

EXHIBIT E - Price/Yield Tables for the Class S Certificates..................E-1

EXHIBIT F - Summary Term Sheet...............................................F-1

--------------------------------------------------------------------------------

                                    SUMMARY

o This summary highlights selected information from this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision. To understand the terms of the offered certificates you must carefully read this entire document and the accompanying prospectus.

o This summary provides an overview of certain calculations, cash flows and other information to aid your understanding and is qualified by the full description of these calculations, cash flows and other information in this prospectus supplement and the accompanying prospectus.

o We provide information on the privately offered certificates in this prospectus supplement only to enhance your understanding of the offered certificates.

----------------------------------------------------------------------------------------------------------------------------------
                    Initial                                                                             Description   Approximate
                   Principal                 Approximate    Approximate    Weighted                         of          Initial
                    Balance                  Percent of     Percent of     Average        Principal        Pass-         Pass-
                  or Notional    Rating by  Initial Pool      Credit         Life          Window         Through       Through
    Class            Amount      S&P/Fitch    Balance        Support       (Years)      (Months/Year)      Rate          Rate
----------------------------------------------------------------------------------------------------------------------------------
Senior
  Certificates
----------------------------------------------------------------------------------------------------------------------------------
S                 $787,856,278   AAAr/AAA        N/A            N/A          9.1               N/A      Variable IO
----------------------------------------------------------------------------------------------------------------------------------
A-1A              $127,104,000    AAA/AAA      16.13%         26.75%         5.7         1/00-7/08
----------------------------------------------------------------------------------------------------------------------------------
A-1B              $450,000,000    AAA/AAA      57.12%         26.75%         9.6         7/08-10/09
----------------------------------------------------------------------------------------------------------------------------------
Subordinate
  Certificates
----------------------------------------------------------------------------------------------------------------------------------
A-2               $ 41,363,000     AA/AA        5.25%         21.50%         9.9         10/09-11/09
----------------------------------------------------------------------------------------------------------------------------------
A-3               $ 35,453,000      A/A         4.50%         17.00%         9.9         11/09-11/09
----------------------------------------------------------------------------------------------------------------------------------
A-4               $ 13,788,000     A-/A-        1.75%         15.25%         9.9         11/09-11/09
----------------------------------------------------------------------------------------------------------------------------------
B-1               $ 25,605,000    BBB/BBB       3.25%         12.00%         9.9         11/09-11/09
----------------------------------------------------------------------------------------------------------------------------------
B-2               $  9,848,000   BBB-/BBB-      1.25%         10.75%         9.9         11/09-11/09
----------------------------------------------------------------------------------------------------------------------------------
B-3 to D          $ 84,695,278      --         10.75%            --           --                  --         --            --
----------------------------------------------------------------------------------------------------------------------------------

    / /  Offered certificates.        / / These certificates are not offered by
                                          this prospectus supplement. They
                                          constitute "privately offered
                                          certificates".

The total initial principal balances and notional amounts for the certificates may vary by up to 5%.

The column entitled "Principal Window" lists the months during which certificateholders would receive distributions of principal. The weighted average life and principal window figures are based on the maturity assumptions described under "Yield and Maturity Considerations" assuming no prepayments.

The percentages indicated under the column "Approximate Percent of Credit Support" with respect to the class A-1A and class A-1B certificates represent the approximate credit support for the class A-1A and class A-1B certificates in the aggregate.

The notional amount for the class S certificates will generally be equal to the total principal balance of the other classes of certificates identified in the table above.

"Variable IO" refers to a variable pass-through rate that is equal to the excess, if any, of (1) a weighted average coupon derived from net interest rates on the loans that will back the certificates, over (2) a weighted average of the pass-through rates in respect of each of the other classes of certificates identified in the table above.

"WAC Cap" refers to a variable pass-through rate that is equal to the lesser of
(1) the initial pass-through rate for the subject class of certificates and (2) a weighted average coupon derived from net interest rates on the loans that will back the certificates.

"WAC" refers to a variable pass-through rate that is equal to a weighted average coupon derived from net interest rates on the loans that will back the certificates.

The privately offered certificates will also include the following classes of certificates that are not shown above: class E, class R-I, class R-II and class R-III. These other privately offered certificates do not have principal balances, notional amounts or pass-through rates. They do not provide any material credit support for the offered certificates.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                           Relevant Parties and Dates

Depositor

      PNC Mortgage Acceptance Corp., a wholly-owned subsidiary of Midland Loan Services, Inc. PNC Mortgage Acceptance Corp.'s principal offices are located at 210 West 10th Street, 6th Floor, Kansas City, Missouri, 64105, telephone number
(816) 435-5000. See "The Depositor" in the prospectus.

Sellers

      Midland Loan Services, Inc., a wholly owned subsidiary of PNC Bank, N.A., is selling 145 loans (55.0%). Midland is an affiliate of PNC Capital Markets, Inc.

      Column Financial, Inc., an affiliate of Donaldson, Lufkin & Jenrette Securities Corporation, is selling 65 loans (45.0%).

Underwriters

      Donaldson, Lufkin & Jenrette Securities Corporation, PNC Capital Markets, Inc. and Prudential Securities Incorporated. Donaldson, Lufkin & Jenrette is the lead manager and sole bookrunner for this offering. PNC Capital Markets and Prudential Securities are co-managers.

Master Servicer and Special Servicer

      Midland Loan Services, Inc. or any successor master servicer or special servicer. See "Master Servicer and Special Servicer".

Trustee

      Norwest Bank Minnesota, National Association. See "The Pooling and Servicing Agreement--The Trustee".

Controlling Class

      The most subordinate class of principal balance certificates that has at least 25% of its initial principal balance still outstanding. If no class has at least 25% of its initial principal balance still outstanding, the most subordinate class of principal balance certificates still outstanding will be the controlling class.

Controlling Class Representative

      The holder of a majority of the controlling class may appoint a representative. The special servicer must notify the controlling class representative before it takes certain actions and must obtain the controlling class representative's approval on certain matters. The controlling class representative may replace the special servicer without cause. See "The Pooling and Servicing Agreement--General" and "--The Controlling Class Representative".

                                Significant Dates

Cut-off Date

      December 1, 1999.

Closing Date

      On or about December 2, 1999.

Distribution Date

      Payments on the offered certificates are scheduled to occur monthly, commencing in January 2000. The distribution date for each month will be the later of:

o the 10th calendar day of that month, or if that day is not a business day, then the next business day, and

o     the fourth business day after the determination date for the month.

Scheduled Final Distribution Date

      The distribution date on which a class's principal balance or notional amount would become zero if there are:

o     no defaults or delinquencies,

o no prepayments of any kind, except that it is assumed that hyper-amortization loans will pay on their anticipated repayment dates; and

o     no modifications or extensions of any loans.

      Please note that it is very unlikely that these assumptions will hold true. See "Description of the Certificates--Scheduled Final Distribution Date".

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Rated Final Distribution Date

      The distribution date in December 2032, which is the distribution date occurring three years after the end of the amortization term of the loan with the longest remaining amortization term on the closing date. See "Ratings".

Record Date

      For each distribution date, the close of business on the last business day of the prior calendar month.

Interest Accrual Period

      For each distribution date, the prior calendar month.

Collection Period

      For each distribution date, the period beginning the day after the determination date in the preceding month and ending on the related determination date. For the first distribution date, the collection period begins the day after the cut-off date.

Determination Date

      For each distribution date, the fourth calendar day of the month or, if that day is not a business day, the first business day before that day.

Due Date

      The date scheduled payments come due under each mortgage loan (disregarding grace periods). The due date for all the mortgage loans is the first day of the month.

                       Information About the Certificates

Offered Certificates

      We are offering the following classes of PNC Mortgage Acceptance Corp. Commercial Mortgage Pass-Through Certificates, Series 1999-CM1.

                             Class S
                             Class A-1A
                             Class A-1B
                             Class A-2
                             Class A-3
                             Class A-4
                             Class B-1
                             Class B-2

      We have not registered the other classes of certificates under the Securities Act of 1933 and are not offering them to you.

      The approximate initial class principal balance, initial pass-through rate and interest type of each class of the offered certificates will be as listed on the chart on page S-4.

Certificate Designations

      In this prospectus supplement, we will refer to the following groups of certificates by the indicated designations:

-------------------------------------------------------------------------------------------------------------------------
Designation                                             Related Classes
-------------------------------------------------------------------------------------------------------------------------
Offered certificates                   Classes S, A-1A, A-1B, A-2, A-3, A-4, B-1 and B-2
-------------------------------------------------------------------------------------------------------------------------
Privately offered certificates         Classes B-3, B-4, B-5, B-6, B-7, B-8, C, D, E, R-I, R-II and R-III
-------------------------------------------------------------------------------------------------------------------------
Senior certificates                    Classes S, A-1A and A-1B
-------------------------------------------------------------------------------------------------------------------------
Principal balance certificates         Classes A-1A, A-1B, A-2, A-3, A-4, B-1, B-2, B-3, B-4, B-5, B-6, B-7, B-8, C and D
-------------------------------------------------------------------------------------------------------------------------
Interest only certificates             Class S
-------------------------------------------------------------------------------------------------------------------------
Subordinate certificates               Classes A-2, A-3, A-4, B-1, B-2, B-3, B-4, B-5, B-6, B-7, B-8, C and D
-------------------------------------------------------------------------------------------------------------------------
Deferred interest certificates         Class E
-------------------------------------------------------------------------------------------------------------------------
Residual certificates                  Classes R-I, R-II and R-III

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Accrual of Interest

      Each class of offered certificates will bear interest. In each case, that interest will accrue during each interest accrual period based upon--

o the pass-through rate applicable for the particular class for that interest accrual period,

o the aggregate principal balance or notional amount, as the case may be, of the particular class outstanding immediately prior to the related distribution date, and

o     the assumption that each year consists of 12 30-day months.

Distributions

Distributions to Senior Certificates

      On each distribution date, funds available for distribution from the mortgage loans, net of prepayment premiums and deferred interest, will be distributed to the holders of the senior certificates in the following order:

      Interest on Senior Certificates: to pay interest to the holders of the senior certificates in an amount equal to their interest entitlement.

      Principal on Class A-1A and Class A-1B Certificates: to pay principal from the funds available for principal distributions to the holders of the class A-1A and class A-1B certificates, in that order, until reduced to zero. If the principal amount of each class of principal balance certificates other than class A-1A and class A-1B certificates has been reduced to zero, funds available for principal distributions will be distributed to the holders of the class A-1A and class A-1B certificates, pro rata, rather than sequentially.

      Reimbursement of Class A-1A and Class A-1B Losses: to reimburse the holders of the class A-1A and class A-1B certificates, pro rata, for any losses on the mortgage loans that resulted in an unreimbursed reduction of the principal balances of such certificates, plus interest on such amounts.

Distributions to Subordinate Certificates

      On each distribution date, following the above distributions on the senior certificates, the trustee will distribute the remaining portion of the funds available for distribution to the holders of each class of subordinate certificates in alphabetical and numerical order of class designation. In the case of each class of subordinate certificates, those payments will be as follows:

o first, distributions of interest in an amount equal to the class' interest entitlement;

o second, to pay principal from the funds available for principal distributions, if the principal balance of the class A-1A and class A-1B certificates and each other class of subordinate certificates, if any, with an earlier alphabetical and numerical class designation, has been reduced to zero; and

o third, to reimburse the class for any losses on the mortgage loans that resulted in an unreimbursed reduction of the principal balance of such class of certificates, plus interest on such amounts.

      Each class of subordinate certificates will receive distributions only after all required distributions have been made on the senior certificates and each other class of subordinate certificates, if any, with an earlier alphabetical and numerical class designation.

      In this prospectus supplement, "alphabetical and numerical order" is determined first by alphabetical order, and then if the alphabetical designations are the same, by numerical order.

Distribution of Prepayment Premiums

      Any prepayment premium collected on a mortgage loan during a collection period will be distributed to the holders of the offered certificates on the next distribution date as set forth in "Description of the Certificates--Distributions--Distributions of Prepayment Premiums".

Subordination

      The rights of the subordinate certificates to receive payments of principal and interest will be subordinated to the rights of the senior certificates. Each class of subordinate certificates is also subordinate to the rights of holders of each other class of subordinate certificates with an earlier alphabetical and numerical class designation.

      Such subordination results from:

o     applying the funds available from the loans in the order described above;
      and

o allocating losses on the loans and certain default-related and unanticipated expenses of the trust to the certificates in reverse order of their alphabetical and numerical class designations.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

      After the balances of all subordinate certificates have been reduced to zero, losses are allocated to the class A-1A and A-1B certificates in proportion to their class principal balances.

      The class S certificates receive no such allocations but do incur reductions of their notional amount whenever the principal balance is reduced on any class.

      The certificates have no other form of credit enhancement.

Prepayment Interest Shortfalls and Excesses

      If a borrower prepays a loan before the determination date in any calendar month and pays interest which accrued on the prepayment from the beginning of the calendar month, then that interest, net of master servicer fees, is a "prepayment interest excess".

      If a borrower prepays a loan after the determination date in a calendar month and does not pay interest on the prepayment through the end of the calendar month, then this interest shortfall, net of master servicer fees, is a "prepayment interest shortfall".

      Prepayment interest excesses collected during a collection period will first offset prepayment interest shortfalls during the collection period. The master servicer retains any remaining amount as additional servicing compensation. The master servicer must cover prepayment interest shortfalls not offset by prepayment interest excesses from its own funds up to certain maximum amounts.

      If and to the extent there are prepayment interest shortfalls not offset by prepayment interest excesses or covered by the master servicer from its own funds, then those prepayment interest shortfalls will be allocated among the certificates in proportion to the interest accrued on each certificate during the corresponding interest accrual period. Such net interest shortfalls allocated to a class will reduce the distributable certificate interest on the class. See "The Pooling and Servicing Agreement--Servicing Compensation and Payment of Expenses".

Advances

      The master servicer must make advances for delinquent payments of principal (except for delinquent balloon payments) and/or interest on the loans and to cover certain servicing expenses.

      If the master servicer fails to make a required advance and the trustee is aware of the failure, the trustee must make it.

      Advances are required only if the advancing party determines in its reasonable discretion that they are ultimately recoverable from future collections on the related loan or mortgaged property.

      All advances will accrue interest at the "prime rate".

      To the extent not offset by collected late payment charges on the related loan or default interest on any loan, payments of advance interest will reduce the cash available to pay interest on the most subordinate class of certificates then outstanding. See "The Pooling and Servicing Agreement--Advances".

Appraisal Reductions

      If certain adverse events or circumstances occur or exist with respect to a loan or the related mortgaged property, the master servicer or the special servicer must obtain a new appraisal of the mortgaged property. If the principal balance of the loan, plus certain other amounts due under the loan, is more than 90% of the new appraised value plus the amount of any escrows or reserves for the loan that are not related to taxes or insurance, the amount of interest that the master servicer is required to advance will be reduced. Due to the payment priorities, this reduction in advances will reduce the cash available to pay interest on the most subordinate class of certificates then outstanding. See "Description of the Certificates--Appraisal Reductions."

                      Information About the Mortgage Loans

      The certificates will represent beneficial ownership interests in a trust fund created by the depositor. The trust fund will consist primarily of a pool of 210 fixed-rate loans with a total cut-off date principal balance of approximately $787,856,278, plus or minus 5%. We frequently refer to the total cut-off date principal balance of the loans as the "initial pool balance".

--------------------------------------------------------------------------------

      We include in this prospectus supplement a variety of information regarding the loans and mortgaged properties. In reviewing this information, you should be aware that:

o All numerical information provided with respect to the loans is provided on an approximate basis.

o All weighted average information provided with respect to the loans or any sub-group of loans reflects the weighting of those loans by their respective cut-off date principal balances. The "cut-off date principal balance" of any loan is its unpaid principal balance on December 1, 1999, after application of all payments of principal due with respect to the loan on or before that date, whether or not those payments are received.

o In the presenting the cut-off date principal balances of the loans, we have assumed that:

      (i) all scheduled payments of principal and/or interest due on the loans on or before December 1, 1999 are timely made, and,

      (ii) there are no prepayments or other unscheduled collections of principal with respect to any of the loans during the period from November 1, 1999 up to and including December 1, 1999.

o When information with respect to the loans or the properties is expressed as a percentage, the percentage is based upon the cut-off date principal balances of the related loans and not the number of loans.

o Some of the loans provide that they are cross-collateralized and cross-defaulted with one or more other loans. Except as otherwise indicated, when a loan is cross-collateralized and cross-defaulted with another loan, we have presented the information regarding those loans as if each of them was secured only by a lien on the corresponding property identified on Exhibit A-1 to this prospectus supplement. One such exception is that each and every loan in any particular group of cross-collateralized and cross-defaulted loans is treated as having the combined loan-to-value ratio and the combined debt service coverage ratio for that entire group. None of the loans is cross-collateralized with any loan that will not be included in the trust.

o In making the count of loans in the trust fund, any single loan evidenced by one or more notes and secured by mortgages over multiple properties was counted as one loan. In some cases, for purposes of providing certain property-specific information with respect to such multiple property loans we have allocated each such loan among its related properties based upon:

      (i)   relative appraised values;

      (ii)  relative underwritable cash flow; or

      (iii) prior allocations reflected in the related loan documents.

      The loan-to-value ratios and debt service coverage ratios shown for each of the separate properties securing a multiple property loan are the ratios for that loan based upon all of those properties.

o In some cases, when multiple parcels of property secure a single indebtedness, we have treated those parcels as a single "property" because of their proximity to each other, the interrelationship of their operations or for other reasons deemed appropriate by us.

o Whenever we refer to a particular property by name, we mean the property identified by that name on Exhibit A-1 to this prospectus supplement.

o Statistical information regarding the loans may change prior to the date of initial issuance of the certificates due to changes in the composition of the mortgage pool prior to that date.

      A first lien on a fee simple or leasehold estate in a mortgaged property secures each loan.

      o     Fee - 210 properties (97.9%).

      o     Leasehold - 4 properties (1.2%).

      o     Fee/Leasehold - 2 properties (0.9%).

      The mortgage pool includes 5 separate sets of cross-collateralized loans. The largest of these sets is 1.1% of the initial pool balance.

      You should consider all of the loans to be non-recourse. You should also consider them not to be insured or guaranteed by any person or entity.

      One hundred ninety-five loans (90.0%) are "balloon loans" that are expected to have more than 10% of their original principal balance remaining unpaid at their maturity date.

      Ten of the loans (9.0%) are hyper-amortization loans and provide for an increase in their interest rate and/or principal amortization prior to maturity.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

      Five Mortgage Loans (0.9%) have remaining amortization terms that are substantially the same as their remaining terms to maturity.

      The loans generally grant the related borrower a right to transfer its loan under certain conditions, including the lender's prior consent. Some of the loans may provide that the lender cannot unreasonably withhold its consent to the proposed transferee.

      Property types included in the mortgage pool include:

      o     multifamily - 85 properties (37.9%).

      o     retail - 43 properties (25.5%).

      o     office - 37 properties (17.1%).

      o     industrial - 20 properties (8.2%).

      o     hospitality - 6 properties (4.1%).

      o     mixed use - 7 properties (3.2%).

      o     manufactured housing - 6 properties (2.3%).

      o     self storage - 11 properties (1.4%).

      o     credit tenant lease - 1 property (0.3%).

      Properties located in each of California and Texas secure at least 10% of the initial pool balance. Also, properties located in each of New York, Florida, Michigan, Oklahoma and Massachusetts secure at least 5%, but less than 10%, of the initial pool balance. None of the remaining 28 jurisdictions has mortgaged properties securing 5% or more of the initial pool balance.

      No set of loans to a single borrower or to a single group of affiliated borrowers constitutes more than 5.7% of the initial pool balance.

      Forty-four properties (18.3%) are at least 50% occupied by a major tenant or the borrower.

      One hundred fifty-five loans (75.5%) permit the borrower to defease its loan, subject to certain conditions.

      Other than loans allowing defeasance, the loans generally permit voluntary prepayments after any lock-out period if a prepayment premium is also paid. Prepayment premiums are generally calculated based on a yield maintenance formula or a specified percentage of the amount prepaid. The prepayment premium percentage will remain constant over time. The tables included in Exhibit A-2 analyze the percentage of the declining balance of the mortgage pool that will be within a lock-out period or in which principal prepayments must be accompanied by the indicated prepayment premium, for each of the time periods indicated.

      As of the cut-off date, the loans have the following characteristics:

o mortgage rates range from 6.320% to 9.280% per annum, with a weighted average mortgage rate of 7.993% per annum;

o remaining terms to stated maturity range from 38 months to 241 months, with a weighted average remaining term to stated maturity of 116 months;

o cut-off date principal balances range from $399,636 to $44,973,184, with an average cut-off date principal balance of $3,751,697;

o a weighted average underwritable debt service coverage ratio of 1.32x (see "Description of the Mortgage Pool--Other Information"); and

o a weighted average cut-off date loan-to-value ratio of 72.5% (see "Description of the Mortgage Pool--Other Information").

      Any weighted average loan-to-value and debt service coverage ratio calculations in this prospectus supplement exclude the 1 loan (0.3%) secured by a mortgaged property subject to a credit tenant lease.

      The characteristics of the loans are more fully described under "Description of the Mortgage Pool" and in the Exhibits.

                       Yield and Prepayment Considerations

      The yield on an offered certificate will depend on many factors, including:

o     the pass-through rate for the certificate in effect from time to time;

o     whether the certificate is purchased at a discount or premium;

o the timing of principal distributions that reduce the principal balance or notional amount of the certificate;

o     appraisal reductions;

o     expense losses; and

o     realized losses.

      See "Description of the Certificates--Distributions--Application of Available Funds" and

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"--Distributions--Principal Distribution Amount".

      We cannot predict the actual rate of principal prepayments. You should independently estimate prepayment rates to use in evaluating an investment in the offered certificates. See "Yield and Maturity Considerations".

      A different rate of principal payments than you anticipate will cause the actual yield to vary, perhaps significantly, from your expected yield.

      You may be unable to reinvest principal distributions in an alternative investment with a comparable yield.

      The class S certificates are interest-only certificates and receive no distributions of principal. The yield to maturity of class S certificates will be very sensitive to the prepayment, repurchase, extension, default and recovery experience on the mortgage loans. These may fluctuate significantly from time to time. A rate of principal payments, liquidations, unreimbursed expense or losses on the mortgage loans that is more rapid than you expect will significantly reduce your expected yield to maturity on these certificates. See "Yield and Maturity Considerations--Yield Sensitivity of the Interest Only Certificates".

                  Additional Information About the Certificates

Tax Status of the Certificates

      An election will be made to treat the trust as three separate "real estate mortgage investment conduits" - REMIC I, REMIC II and REMIC III - for federal income tax purposes. In the opinion of counsel, the trust will qualify for this treatment.

      Pertinent federal income tax consequences of an investment in the offered certificates include:

o Each class of offered certificates will constitute a "regular interest" in REMIC III.

o The regular interests will be treated as newly originated debt instruments for federal income tax purposes.

o You will be required to report income on the offered certificates in accordance with the accrual method of accounting.

o The class S and ___ certificates will be, and the other classes of the offered certificates will not be, issued with original issue discount.

      See "Material Federal Income Tax Consequences" in this prospectus supplement and in the accompanying prospectus.

Optional Termination

      If the total principal balance of all outstanding principal balance certificates is less than 1% of the initial pool balance on any distribution date, then each of the following in this order has an option to purchase all loans and property in the trust fund at a specified price:

o     the majority holders of the controlling class,

o     the master servicer,

o     the special servicer, and

o     any holder of more than 50% of the class R-I certificates.

      Such a purchase will terminate the trust fund and cause early retirement of the then outstanding certificates. See "Description of the Certificates--Optional Termination".

Denominations

      You may purchase offered certificates in minimum denominations of $5,000 initial principal balance or notional amount, as applicable, and in any higher whole-dollar denomination.

Clearance and Settlement

      You must hold your certificates in book-entry form. In the United States, we will deliver through the facilities of The Depository Trust Company. In Europe, we may deliver through the facilities of Cedelbank or the Euroclear System. DTC, Cedelbank or Euroclear rules and operating procedures govern transfers within the system. Crossmarket transfers between persons holding directly or indirectly through DTC, on the one hand, and counterparties holding directly or indirectly through Cedelbank or Euroclear, on the other, will be effected in DTC through Citibank, N.A., the depositary for Cedelbank, or the Brussels, Belgium office of Morgan Guaranty Trust Company of New York, the depositary for Euroclear.

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ERISA Considerations

      Subject to important considerations described under "ERISA Considerations" in this prospectus supplement and in the accompanying prospectus, the class S, class A-1A and class A-1B certificates are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.

      The class A-2, class A-3, class A-4, class B-1 and class B-2 certificates may not be purchased by, or transferred to, any employee benefit plan or other retirement arrangement subject to the Employee Retirement Income Security Act of 1974, or Section 4975 of the Internal Revenue Code of 1986, or any person investing the assets of any such employee benefit plan or other retirement arrangement. This prohibition does not apply to an insurance company investing assets of its general account under circumstances that would qualify for an exemption under Sections I and III of prohibited transaction class exemption 95-60.

If you are a fiduciary of any retirement plan or other employee benefit plan or arrangement subject to ERISA or section 4975 of the Internal Revenue Code of 1986, you should review carefully with your legal advisors whether the purchase or holding of the offered certificates could give rise to a transaction that is prohibited under ERISA or Section 4975 of the Internal Revenue Code of 1986. See "ERISA Considerations" in this prospectus supplement and in the prospectus.

Ratings

      It is a condition of the issuance of the offered certificates that they receive credit ratings no lower than the ratings indicated on the cover of this prospectus supplement from Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. and Fitch IBCA, Inc.

      A credit rating is not a recommendation to buy, sell or hold securities and may be revised or withdrawn at any time by the assigning rating agency.

      See "Ratings" in this prospectus supplement and in the prospectus for a discussion of the basis upon which ratings are given, the limitations of and restrictions on the ratings, and the conclusions that should not be drawn from a rating.

Legal Investment

      The class S, A-1A, A-1B and A-2 certificates will be "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 so long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization.

      If your investment authority is restricted by law, then you should consult your own legal advisors to determine whether and to what extent the offered certificates constitute legal investments for you. See "Legal Investment" in this prospectus supplement and in the prospectus.

Reports To Certificateholders

      The trustee will make monthly reports available to certificateholders of record.

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                                  RISK FACTORS

      You should carefully consider the risks before making an investment decision. In particular, the timing and amount of distributions on your certificates will depend on payments received on and other recoveries with respect to the loans. Therefore, you should carefully consider the risk factors relating to the loans and the mortgaged properties.

      The risks and uncertainties described below are not the only ones relating to the offered certificates. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair your investment.

      If any of the following risks actually occur, your investment could be materially and adversely affected.

      This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including the risks described below and elsewhere in this prospectus supplement and the prospectus.

Your Investment Is Not Insured or Guaranteed and Your Source for Repayment Is Limited

      You should consider all of the loans to be nonrecourse loans. You should also consider them not to be insured or guaranteed by any person or entity. If a default occurs, the lender's remedies generally are limited to foreclosing against the specific real property and other assets pledged to secure the defaulted loan. Such remedies may be insufficient to provide a full return on your investment. Payment of amounts due under a loan prior to maturity is dependent primarily on the sufficiency of the net operating income of the mortgaged property. Payment of a loan at maturity is primarily dependent upon the borrower's ability to sell or refinance the property for an amount sufficient to repay the loan.

      The offered certificates will represent interests solely in the assets of the trust and will not represent an interest in or an obligation of any other person. Distributions on any class of the offered certificates will depend solely on the amount and timing of payments on the loans.

      One hundred seventy of the loans (84.2%) were originated within 12 months prior to the cut-off date. Consequently, these loans do not have a long-standing payment history.

The Repayment of a Multifamily or Commercial Loan Is Dependent on the Cash Flow Produced by the Property, Which Can Be Volatile and Insufficient to Allow Timely Payment on Your Certificates

      The loans are secured by various types of income-producing commercial properties. Because, among other things, commercial lending typically involves larger loans, it is generally thought to expose a lender to greater risk than one-to-four family residential lending.

      The repayment of a commercial loan is typically dependent upon the ability of the applicable property to produce cash flow. Even the liquidation value of a commercial property is determined, in substantial part, by the amount of the property's cash flow or its potential to generate cash flow. However, net operating income and cash flow can be volatile and may be insufficient to cover debt service on the loan at any given time.

      A large number of factors may adversely affect the net operating income, cash flow and property value of the mortgaged properties. Some of these factors relate to the property itself, such as:

o     the age, design and construction quality of the property;

o perceptions regarding the safety, convenience and attractiveness of the property;

o     the proximity and attractiveness of competing properties;

o     the adequacy of the property's management and maintenance;

o increases in operating expenses at the property and in relation to competing properties;

o an increase in the capital expenditures needed to maintain the property or make improvements;

o the dependence upon a single tenant, or a concentration of tenants in a particular business or industry;

o     a decline in the financial condition of a major tenant;

o     an increase in vacancy rates; and

o a decline in rental rates as leases are renewed or entered into with new tenants.

      Others factors are more general in nature, such as:

o national, regional or local economic conditions, including plant closings, military base closings, industry slowdowns and unemployment rates;

o local real estate conditions, such as an oversupply of competing properties, space or housing;

o     demographic factors;

o     decreases in consumer confidence;

o     changes in consumer tastes and preferences; and

o     retroactive changes in building codes.

      The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

o     the length of tenant leases;

o     the creditworthiness of tenants;

o     tenant defaults;

o     in the case of rental properties, the rate at which new rentals occur; and

o the property's "operating leverage" (i.e., the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants).

      A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with short-term revenue sources and may lead to higher rates of delinquency or defaults under loans.

Converting Commercial Properties to Alternative Uses May Require Significant Expenditures Which Could Reduce Payments on Your Certificates

      Some of the mortgaged properties may not be readily convertible to alternative uses if the current use of those properties were to become unprofitable for any reason. Converting commercial properties to alternate uses generally requires substantial capital expenditures. In addition, zoning or other restrictions also may prevent alternative uses. The liquidation value of any such mortgaged property consequently may be substantially less than the liquidation value of a property that the owner could readily adapt to other uses.

Property Value May Be Adversely Affected Even When There Is No Change in Current Operating Income

      Various factors may adversely affect the value of the mortgaged properties without affecting the properties' current net operating income. These factors include, among others:

o     changes in governmental regulations, fiscal policy, zoning or tax laws;

o potential environmental legislation or liabilities or other legal liabilities;

o     the availability of refinancing; and

o     changes in interest rate levels.

Tenant Concentration Increases the Risk That Cash Flow Will Be Interrupted, Which May Have an Adverse Effect on the Payment of Your Certificates

      A deterioration in the financial condition of a tenant can be particularly significant if a mortgaged property is leased to a single tenant or a small number of tenants, or if the lease payments of such tenant or tenants account for a significant portion of the property's gross revenue. Such properties are more susceptible to interruptions of cash flow if a tenant fails to renew its lease or defaults under its lease. This is so because the owner may:

o suffer severe financial effects from the absence of all or a significant portion of the property's rental income;

o     require more time to re-lease the space; and

o incur substantial capital costs to make the space appropriate for replacement tenants.

      For 44 properties (18.3%), a single tenant or the borrower occupies more than 50% of the related mortgaged property.

      One loan (0.3%) is secured by a mortgaged property subject to a credit tenant lease. This loan has a lower debt service coverage ratio and a higher loan-to-value ratio than would have been acceptable if the property had been leased to a less creditworthy tenant. The tenant for this property has a long-term local issuer credit rating of "A" from Standard & Poor's. This loan is fully amortizing over the lease term of the related credit tenant.

      A concentration of particular tenants among the mortgaged properties or of tenants in a particular business or industry may also adversely affect retail and office properties.

Leasing Mortgaged Properties to Multiple Tenants May Result in Higher Re-Leasing Expenditures, Which May Have an Adverse Effect on the Payment of Your Certificates

      If a mortgaged property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants. These additional expenses will reduce the cash flow available for debt service payments. Mortgaged properties with multiple tenants also may experience higher continuing vacancy rates and greater volatility in rental income and expenses.

The Presence of Large Loans or a Large Concentration of Loans Among Related Borrowers Increases the Possibility of Losses on the Loans Which May Have an Adverse Effect on Your Certificates

      The effect of mortgage pool loan losses will be more severe if:

o the pool is comprised of a small number of loans, each with a relatively large principal amount; or

o the losses relate to loans that account for a disproportionately large percentage of the pool's aggregate principal balance.

      The 5 largest loans, or groups of cross-collateralized loans, represent 19.3% of the initial pool balance. The potential loss on any of these loans may have a more adverse effect on the offered certificates than a loss on a smaller loan. Each of the other loans represents less than 1.8% of the initial pool balance.

      A concentration of loans with the same borrower or related borrowers also can pose increased risks. Several groups of loans are made to the same borrower or to borrowers related through common ownership and where, in general, the related mortgaged properties are commonly managed. The three largest of these groups represent 5.7%, 4.6% and 4.2%, respectively, of the initial pool balance. The mortgaged properties for 5 loans (5.5%) are owned by affiliated borrowers and are also commonly managed by the same property management company. This property management company is also related to each of the separate borrowers through common ownership.

      The bankruptcy or insolvency of any borrower in any such group could have an adverse effect on the operation of all of the related mortgaged properties and on the ability of such related mortgaged properties to produce sufficient cash flow to make required payments on the related loans. For example, if a person that owns or controls several mortgaged properties experiences financial difficulty at one such property, it could:

o defer maintenance at one or more other mortgaged properties in order to satisfy current expenses with respect to the mortgaged property experiencing financial difficulty, or

o attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting monthly payments for an indefinite period on all the related loans.

Large Geographic Concentrations of Mortgaged Properties May Have an Adverse Effect on the Payment of Your Certificates

      Concentrations of mortgaged properties in geographic areas may increase the risk that adverse economic or other developments or a natural disaster affecting a particular region of the country could increase the frequency and severity of losses on loans secured by the properties. In recent periods, several regions of the United States have experienced significant real estate downturns. Regional economic declines or adverse conditions in regional real estate markets could adversely affect the income from, and market value of, the mortgaged properties located in such region. Other regional factors such as earthquakes, floods or hurricanes or changes in governmental rules or fiscal policies also may adversely affect the mortgaged properties located in such region. For example, mortgaged properties located in California may be more susceptible to certain hazards (such as earthquakes) than properties in other parts of the country.

      The mortgaged properties are located in 35 jurisdictions. Mortgaged properties located in each of California and Texas secure at least 10% of the initial pool balance. Also, mortgaged properties located in each of New York, Florida, Michigan, Oklahoma and Massachusetts secure at least 5%, but less than 10%, of the initial pool balance. None of the remaining 28 jurisdictions has mortgaged properties securing 5% or more of the initial pool balance. See "Description of the Mortgage Pool".

Large Concentrations of Multifamily Properties Securing Loans Will Subject Your Investment to the Special Risks of These Properties

      Multifamily properties secure 37.9% of the initial pool balance.

      A large number of factors may affect the value and successful operation of a multifamily property, including:

o the physical attributes of the property, such as its age, appearance and construction quality;

o     the location of the property;

o     the characteristics of the surrounding neighborhood;

o     the ability of management to provide adequate maintenance and insurance;

o     the types of services and amenities provided at the property;

o     the property's reputation;

o the tenant mix, such as a tenant population that is dependent upon students, workers from a particular business or personnel from a local military base;

o the level of mortgage interest rates, which may encourage tenants to purchase rather than rent housing;

o     the presence of competing properties;

o     local or national economic conditions;

o the extent to which a property is subject to covenants that require rental to low income tenants;

o state and local regulations, such as rent control regulations and regulations that govern eviction; and

o     government assistance/rent subsidy programs.

      Two multifamily properties (0.7%) are residential condominium projects. These properties are subject to the governing documents of the owners' association, local laws applicable to condominiums and other special considerations. Consequently, realizing upon any such property following a default under the related loan could expose the trust to greater delay, expense and risk than a loan secured by a property that is not a condominium.

Large Concentrations of Retail Properties Securing Loans Will Subject Your Investment to the Special Risks of These Properties

      Retail properties secure 25.5% of the initial pool balance. The quality and success of a retail property's tenants significantly affect the property's value. For example, if the sales of retail tenants were to decline, rents tied to a percentage of gross sales may decline and those tenants may be unable to pay their rent or other occupancy costs.

      The success of tenants at a retail property will be affected by:

o     competition from other retail properties;

o perceptions regarding the safety, convenience and attractiveness of the property;

o     demographics of the surrounding area;

o     traffic patterns and access to major thoroughfares;

o     availability of parking;

o     customer tastes and preferences; and

o     the drawing power of other tenants.

      The presence or absence of an "anchor store" at a retail property also can be important. Anchors play a key role in generating customer traffic and making a retail property desirable for other tenants. Consequently, the economic performance of an anchored retail property will be adversely affected by:

o     an anchor store's failure to renew its lease;

o     termination of an anchor store's lease;

o the bankruptcy or economic decline of an anchor store or self-owned anchor; or

o an anchor store closing its business, even if, as a tenant, it continues to pay rent.

      If an anchor store at a mortgaged property were to close, the related borrower may be unable to replace the anchor in a timely manner or without suffering adverse economic consequences. Furthermore, some anchor stores have co-tenancy clauses in their leases that permit them to cease operating if certain other stores are not operated at the mortgaged property or if certain other covenants are breached. Some non-anchor tenants may also be permitted to terminate their leases if certain other stores are not operated or if those tenants fail to meet certain business objectives.

      Retail properties also face competition from sources outside a given real estate market. For example, all of the following compete with more traditional retail properties for consumer dollars:

o     factory outlet centers;

o     discount shopping centers and clubs;

o     catalogue retailers;

o     home shopping networks;

o     internet web sites; and

o     telemarketing.

      These alternative retail outlets often have lower operating costs than traditional retail properties. Continued growth of these alternative retail outlets could adversely affect the rents, income and market value of the retail properties in the mortgage pool.

      Moreover, additional competing retail properties may be built in the areas where the retail properties are located.

Large Concentrations of Office Properties Securing Loans Will Subject Your Investment to the Special Risks of These Properties

      Office properties secure 17.1% of the initial pool balance.

      A large number of factors may adversely affect the value of office properties, including:

o     the quality of an office property's tenants;

o the diversity of an office property's tenants or reliance on a single or dominant tenant;

o the physical attributes of the property in relation to competing office properties, such as age, condition, design, location, access to transportation and ability to offer certain amenities, such as sophisticated building systems;

o     the desirability of the area as a business location; and

o the strength and nature of the local economy, including labor costs and quality, tax environment and quality of life for employees.

      Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of property.

Large Concentrations of Industrial Properties Securing Loans Will Subject Your Investment to the Special Risks of Such Properties

      Industrial properties secure 8.2% of the initial pool balance. Various factors may adversely affect the economic performance of an industrial property, including:

o reduced demand for industrial space because of a decline in a particular industry segment;

o     a property becoming functionally obsolete;

o     strikes or the unavailability of labor sources;

o     changes in energy prices;

o relocation of highways and the construction of additional highways or other changes in access;

o     a change in the proximity of supply sources; and

o     environmental hazards.

Large Concentrations of Hospitality Properties Securing Loans Will Subject Your Investment to the Special Risks of Such Properties

      Hospitality properties secure 4.1% of the initial pool balance. Various factors may adversely affect the economic performance of a hospitality property, including:

o adverse local, regional, national or international economic and social conditions, which may limit the amount that can be charged for a room and reduce occupancy levels;

o     the construction of competing hospitality properties;

o continuing expenditures for modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives;

o a deterioration in the financial strength or managerial capabilities of the owner and operator of a hospitality property; and

o changes in travel patterns, changes in access, increases in energy prices, strikes, relocation of highways or the construction of additional highways.

      Because rooms at hospitality properties generally are rented for short periods of time, the financial performance of those properties tend to be affected by adverse economic conditions and competition more quickly than other types of commercial properties.

      Moreover, the hospitality industry is generally seasonal in nature. This seasonality can be expected to cause periodic fluctuations in a hospitality property's revenues, occupancy levels, room rates and operating expenses.

      Further, in the event of a foreclosure, the trustee or a purchaser of a hospitality property probably would not be entitled to the rights under any liquor license for that property. Such party would be required to apply for a new license in its own name. The inability to obtain a new liquor license may have an adverse effect on the value of a hospitality property.

The Affiliation of Some of the Properties with a Franchise or Hotel Management Company May Have an Adverse Effect on the Payment of Your Certificates

      Five of the hospitality properties (2.8%) are operated as franchises of national hotel chains or managed by a hotel management company. The performance of a hospitality property operated as a franchise or by a hotel management company depends in part on:

o the continued existence and financial strength of the franchisor or hotel management company;

o     the public perception of the franchise or hotel chain service mark; and

o     the duration of the franchise license or management agreements.

      The transferability of a franchise license agreement may be restricted. In the event of a foreclosure, the lender or its agent may not have the right to use the franchise license without the franchisor's consent. Conversely, in some instances, the lender may be unable to remove a franchisor or a hotel management company that it desires to replace following a foreclosure.

      The adverse effect of an economic decline in a particular hotel chain will be more significant if there is a concentration of hotels operated by that chain among the properties securing loans in the mortgage pool. In this regard, the largest concentration consists of 2 hospitality properties (1.5%) that are operated as Marriott franchises.

Certain Additional Risks Relating to Tenants

      The income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

o     space in the mortgaged properties could not be leased or re-leased;

o     tenants were unable to meet their lease obligations;

o     a significant tenant were to become a debtor in a bankruptcy case; or

o     rental payments could not be collected for any other reason.

      Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions, could be substantial and could reduce cash flow from the mortgaged properties. Moreover, if a tenant defaults in its obligations to a borrower, the borrower may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the property.

Tenant Bankruptcy May Adversely Affect the Income Produced by the Property and May Have an Adverse Effect on the Payment of Your Certificates

      The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, in retail and office properties may adversely affect the income produced by a mortgaged property. Under federal bankruptcy law, a tenant/debtor has the option of affirming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant, absent collateral securing the claim. The claim would be limited to:

o the unpaid rent under the lease for the periods prior to the bankruptcy petition or the earlier surrender of the leased premises, plus

o the rent under the lease for the greater of one year or 15%, not to exceed 3 years, of the remaining term of the lease.

Federal or State Environmental Laws May Affect the Value of a Mortgaged Property or the Ability of a Borrower to Make Required Loan Payments and May Have an Adverse Effect on the Payment of Your Certificates

      Various environmental laws may make a current or previous owner or operator of real property liable for the costs of removal or remediation of hazardous or toxic substances on, under, adjacent to, or in the property. Those laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances. For example, certain laws impose liability for release of asbestos-containing materials into the air or require the removal or containment of these materials. In some states, contamination of a property may give rise to a lien on the property to assure payment of the costs of cleanup. In some states, this lien has priority over the lien of a pre-existing mortgage. Additionally, third parties may seek recovery from owners or operators of real properties for personal injury associated with exposure to asbestos, lead-based paint or other hazardous substances.

      The owner's liability for any required remediation generally is not limited by law and could exceed the value of the property and/or the aggregate assets of the owner. The presence of hazardous or toxic substances also may adversely affect the owner's ability to refinance the property or to sell the property to a third party. The presence of, or strong potential for contamination by, hazardous substances consequently can materially adversely affect the value of the property and a borrower's ability to repay its loan.

      In addition, under certain circumstances, a lender (such as the trust) could be liable for the costs of responding to an environmental hazard. See "Certain Legal Aspects of the Mortgage Loans" in the prospectus.

Environmental Issues Relating to Specific Properties May Have an Adverse Effect on the Payment of Your Certificates

      Environmental site assessments were obtained for 197 of the mortgaged properties (97.6%) during the 24-month period ending on September 20, 1999. The assessments for 12 of those mortgaged properties (4.9%) were obtained more than 18 months prior to the cut-off date. The assessments for 3 of those mortgaged properties (0.3%) did not satisfy all of the requirements necessary to be considered "Phase I" environmental site assessments.

      Environmental consultants have detected asbestos or lead-based paint at several mortgaged properties by sampling. The environmental consultants suspect that asbestos or lead-based paint may be located at other mortgaged properties. In some cases, the asbestos or lead-based paint is in poor condition. The asbestos or lead-based paint found or suspected is not expected to present a significant risk as long as the related mortgaged property is properly managed or, when recommended by the consultant, the problem is remedied or abated. Nonetheless, the value of a mortgaged property as collateral for the related loan could be adversely affected, and claims for damages could arise from parties injured by such asbestos or lead-based paint.

      In certain cases, an assessment disclosed other known or potential adverse environmental conditions, such as underground storage tanks or soil or groundwater contamination. We cannot assure you, however, that the environmental assessments revealed all existing or potential environmental risks or that all adverse environmental conditions have been completely remediated.

      Except as described herein, where an assessment disclosed a known or potential material and adverse environmental condition, the originator required the borrower to:

o escrow funds deemed sufficient to ensure remediation of or to monitor the environmental issue;

o obtain an environmental insurance policy that covers the environmental issue; or

o establish an operations and maintenance plan that, if implemented, would prevent any material and adverse consequences resulting from the environmental issue.

      Set forth below are some of the known or potential material and adverse environmental conditions for which an escrow has been established to cover remediation costs or an environmental insurance policy has been obtained to cover potential clean-up costs:

o 5 mortgaged properties (1.7%) - potential or existing contamination arising from the operation of dry cleaning facilities upon or near such properties;

o 4 mortgaged properties (1.2%) - potential or existing contamination arising from the operation of gas stations or automobile/marine repair facilities upon or near such properties;

o 2 mortgaged properties (1.2%) - potential or existing contamination arising from the former uses of such properties (munitions plant and industrial/manufacturing facility, electronics research facility and an oil production field);

o 1 mortgaged property (1.5%) - by the presence of underground storage tanks upon such this property; or

o 7 mortgaged properties (3.3%) - by the presence of leaking underground storage tanks or other adverse environmental conditions on or near such properties.

      In some cases, the environmental consultant did not recommend that any action be taken with respect to a known or potential adverse environmental condition at a mortgaged property or a nearby property because:

o a remediation, under the supervision of an environmental regulatory agency, had been completed or was currently underway;

o an environmental regulatory agency had issued a "no further action" letter regarding the condition; or

o a responsible party with respect to the condition had already been identified.

      No environmental site assessments were obtained for 19 mortgaged properties (2.4%). For 6 mortgaged properties (1.9%) a "Phase II" environmental site assessment was recommended but not performed. In general, the decision not to take the foregoing actions with respect to any of those mortgaged properties was based upon the borrower or the lender obtaining an environmental insurance policy with respect to the mortgaged property.

      For 15 of the mortgaged properties (6.9%), the depositor will obtain a separate secured creditor impaired property group policy covering certain environmental matters with respect to such properties. For each of 19 other mortgaged properties (2.4%), Column Financial, Inc. obtained a separate secured creditor impaired property policy covering certain environmental matters with respect to such properties. See "Description of the Mortgage Pool--Environmental Insurance" for a more detailed description of these secured creditor impaired property policies.

      Each environmental insurance policy obtained with respect to a mortgaged property contains certain coverage limits. In addition, the policies do not provide coverage for adverse environmental conditions at levels below legal limits or for conditions involving asbestos and lead-based paint. There is no assurance that any escrowed funds will be sufficient to complete remediation of any environmental conditions affecting the related mortgaged property.

      The environmental assessments, when obtained, have not revealed any environmental liability that the depositor believes would have a material adverse effect on the borrowers' businesses, assets or results of operations taken as a whole. Nevertheless, there may be material environmental liabilities of which the depositor is unaware. Moreover, there is no assurance that:

o future laws, ordinances or regulations will not impose any material environmental liability; or

o the current environmental condition of the mortgaged properties will not be adversely affected by tenants or by the condition of land or operations in the vicinity of the mortgaged properties, such as underground storage tanks.

      Before the special servicer acquires title to a property on behalf of the trust or assumes operation of the mortgaged property, it must obtain an environmental assessment of the mortgaged property. This requirement will decrease the likelihood that the trust will become liable under any environmental law. However, this requirement may effectively preclude foreclosure until a satisfactory environmental assessment is obtained or any required remedial action is completed. There is accordingly some risk that the mortgaged property will decline in value while this assessment is being obtained or the remedial work completed. Moreover, there is no assurance this requirement will protect the trust from liability under environmental laws.

Borrower May Be Unable to Repay the Remaining Principal Balance on Its Maturity Date or Anticipated Repayment Date, Which May Have an Adverse Effect on the Payment of Your Certificates

      Two hundred five of the loans (99.1%) are expected to have more than 10% of the original principal balance remaining unpaid on their stated maturity date or, in the case of hyper-amortization loans, on their anticipated repayment date. We cannot assure you that each borrower will have the ability to repay the remaining principal balance on the pertinent date. Additionally, a borrower in a hyper-amortization loan is not obligated to repay its loan on the anticipated repayment date. Loans with substantial remaining principal balances at their stated or anticipated maturity involve greater risk than fully amortizing loans.

      A borrower's ability to repay a loan on its maturity date or anticipated repayment date typically will depend upon its ability either to refinance the loan or to sell the mortgaged property at a price sufficient to permit repayment. A borrower's ability to achieve either of these goals will be affected by a number of factors, including:

o the availability of, and competition for, credit for commercial and multifamily properties;

o     prevailing interest rates;

o     the fair market value of the related properties;

o     the borrower's equity in the related properties;

o     the borrower's financial condition;

o     the operating history and occupancy level of the property;

o     tax laws; and

o     prevailing general and regional economic conditions.

      The availability of funds in the credit markets fluctuates over time.

      See "Description of the Mortgage Pool - Certain Terms and Conditions of the Mortgage Loans".

Borrowers That Are Not Special-Purpose Entities May be More Likely to Pursue a Bankruptcy

      The organizational documents of the borrowers for 74 loans (20.8%) do not limit the borrowers' business activities to owning their respective properties.

      Most of the borrowers (and any special-purpose entity having an interest in any of the borrowers) do not have an independent director whose consent would be required to file a voluntary bankruptcy petition on behalf of the borrower. One of the purposes of an independent director (or of a special-purpose entity having an interest in the borrower) is to reduce the likelihood of a bankruptcy petition filing intended solely to benefit an affiliate and not justified by the borrower's own economic circumstances.

The Borrower's Ability to Effect Other Borrowings May Reduce the Cash Flow Available to the Property, Which May Have an Adverse Effect on the Payment of Your Certificates

      The loans generally do not permit the borrower to incur additional indebtedness using the mortgaged property as collateral. However, 1 property (0.5%) is known to be encumbered by a subordinate mortgage securing other debt of the related borrower. See "Description of the Mortgage Pool - Certain Characteristics of the Mortgage Pool - Other Financing". The borrower for 1 other loan (0.7%) is also known to have other unsecured debt. Other borrowers may have other unsecured debt incurred in the ordinary course of business.

      When a borrower (or its constituent members) also has one or more other outstanding loans (even if subordinated, unsecured or mezzanine loans), the trust is subjected to additional risk. The borrower and/or its constituent members may have difficulty servicing and repaying multiple loans. The existence of another loan generally will make it more difficult for the borrower to obtain refinancing of the loan, which may jeopardize repayment of the loan. Moreover, the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged property.

      Additionally, if the borrower (or its constituent members) defaults on its loan and/or any other loan, actions taken by other lenders could impair the security available to the trust. If a junior lender files an involuntary petition for bankruptcy against the borrower or the borrower files a voluntary petition to stay enforcement by a junior lender, the trust's ability to foreclose on the property will be automatically stayed, and principal and interest payments might not be made during the course of the bankruptcy case. The bankruptcy of another lender also may operate to stay foreclosure by the trust.

      Further, if another loan secured by the mortgaged property is in default, the other lender may foreclose on the mortgaged property, unless the other lender has agreed not to foreclose. A foreclosure by the other lender may cause a delay in payments and/or an involuntary repayment of the loan prior to maturity. The trust may also be subject to the costs and administrative burdens of involvement in foreclosure proceedings or related litigation.

Bankruptcy Proceedings Relating to a Borrower May Result in a Restructuring of the Loan

      Under federal bankruptcy law, the filing of a petition in bankruptcy by or against a borrower will stay the sale of the real property that the borrower owns, as well as the commencement or continuation of a foreclosure action. In addition, if a court determines that the value of the mortgaged property is less than the principal balance of the loan it secures, the court may prevent a lender from foreclosing on the mortgaged property, subject to certain protections available to the lender. As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the current value of the mortgaged property. Such an action would make the lender a general unsecured creditor for the difference between the current value of the property and the amount of its loan. A bankruptcy court also may:

o     grant a debtor a reasonable time to cure a payment default on a loan;

o     reduce monthly payments due under a loan;

o     change the rate of interest due on a loan; or

o     otherwise alter the loan's repayment schedule.

      Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the junior lien. Additionally, the borrower's trustee or the borrower, as debtor-in-possession, has certain special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the trustee may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

      Under federal bankruptcy law, the lender will be stayed from enforcing a borrower's assignment of rents and leases. Federal bankruptcy law also may interfere with a lender's ability to enforce any lockbox requirements. The legal proceedings necessary to resolve these issues can be time-consuming and may significantly delay the lender's receipt of rents. Rents also may escape an assignment if the borrower uses the rents to maintain the mortgaged property or for other court authorized expenses.

      Thus, the trustee's recovery from borrowers in bankruptcy proceedings may be significantly delayed, and the total amount ultimately collected may be substantially less than the amount owed.

The Operation of Commercial Properties Is Dependent upon Successful Management

      The successful operation of a real estate project depends upon the property manager's performance and viability. The property manager is generally responsible for:

o     responding to changes in the local market;

o     planning and implementing a rental structure for the property;

o     operating the property and providing building services;

o     managing operating expenses; and

o assuring that maintenance and capital improvements are completed in a timely fashion.

      Properties deriving revenues primarily from short-term sources are generally more management intensive than properties leased to creditworthy tenants under long-term leases.

      A good property manager can improve cash flow, reduce vacancy, leasing and repair costs and preserve building value if it:

o     controls costs;

o     provides appropriate service to tenants; and

o     maintains the improvements.

      On the other hand, management errors can, in some cases, impair short-term cash flow and the long-term viability of an income-producing property.

      The depositor makes no representation or warranty as to the skills of any present or future managers. Additionally, the depositor cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements.

Property Inspections Performed on the Mortgaged Properties May Not Reflect All Conditions That Require Repair on the Property

      Licensed engineers or consultants inspected all of the mortgaged properties in connection with the origination of the loans to assess items such as:

o     structure;

o     exterior walls;

o     roofing;

o     interior construction;

o     mechanical and electrical systems; and

o     general condition of the site, buildings and other improvements.

      However, there is no assurance that the inspectors identified all conditions requiring repair or replacement.

The Absence of or Inadequacy of Insurance Coverage on the Mortgaged Properties May Have an Adverse Effect on the Payment of Your Certificates

      The mortgaged properties may suffer casualty losses due to risks that insurance does not cover or for which insurance coverage is inadequate. There is also no assurance borrowers will be able to maintain adequate insurance. Moreover, changes in laws may materially affect the borrower's ability to reconstruct the property or make major repairs or may materially increase the cost of such reconstruction or repairs.

      Certain of the mortgaged properties are located in California, Texas and along the southeastern coastal areas of the United States. These areas have historically been at greater risk regarding acts of nature (such as hurricanes, floods and earthquakes) than other areas. The loans generally do not specifically require the borrowers to maintain earthquake or hurricane insurance.

      As a result of any of the foregoing, the amount available to make distributions on the certificates could be reduced.

Appraisals May Inaccurately Reflect the Value of the Mortgaged Properties

      The originators obtained an appraisal or other market analysis of each mortgaged property in connection with the origination or acquisition of the related loan. The resulting estimates of value were used to calculate the Cut-off Date LTV Ratios referred to in this prospectus supplement. Those estimates represent the analysis and opinion of the person performing the appraisal or market analysis and are not guarantees of present or future values. Moreover, the values of the mortgaged properties may have changed significantly since the appraisal or market valuation was performed. In addition, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. Information regarding the values of mortgaged properties available to the depositor is presented in Exhibits A-1, A-2 and B for illustrative purposes only.

The Timing of Loan Amortization May Have an Adverse Effect on the Payment of Your Certificates

      As principal payments or prepayments are made on loans in the mortgage pool, the remaining certificateholders may be subject to more risk because of the decreased:

o     number of mortgaged properties;

o     diversity of mortgaged property types;

o     diversity of geographic locations; and

o     number of borrowers and affiliated borrowers.

      Classes of the certificates that have a later alphabetical or numerical designation or a lower payment priority are more likely to be exposed to this concentration risk than are classes with an earlier alphabetical or numerical designation or higher priority. This is because principal on the certificates is generally payable in sequential order, and no class entitled to distribution of principal generally receives principal until the principal amount of the preceding class or classes entitled to receive principal has been reduced to zero.

Subordination of Subordinate Certificates Will Affect the Timing of Payments and the Application of Losses on Your Certificates

      As described in this prospectus supplement, unless your certificates are class S, class A-1A or class A-1B certificates, your rights to receive distributions of amounts collected or advanced on or in respect of the loans will be subordinated to those of the holders of the certificates with an earlier alphabetical or numerical designation. See "Description of the Certificates - Distributions" and "-Subordination; Allocation of Losses and Certain Expenses" in this prospectus supplement and "Risk Factors - Risks to Subordinated Certificateholders; Lower Payment Priority" in the prospectus.

The Operation of a Mortgaged Property upon Foreclosure of the Loan May Affect the Tax Status of the Trust and May Have an Adverse Effect on the Payment of Your Certificates

      If the trust acquires a mortgaged property pursuant to a foreclosure or deed in lieu of foreclosure, the special servicer will generally retain an independent contractor to operate the property. Any net income from such operation (other than qualifying "rents from real property"), or any rental income based on the net profits of a tenant or sub-tenant or allocable to a non-customary service, will subject the trust to a federal tax on such income at the highest marginal corporate tax rate (currently 35%), and in addition, to possible state or local tax. In such event, the net proceeds available for distribution to certificateholders will be reduced. The special servicer may permit the trust to earn "net income from foreclosure property" that is subject to tax if it determines that the net after-tax benefit to certificateholders is greater than under another method of operating or leasing the mortgaged property. If the mortgaged property did not qualify as foreclosure property because of certain disqualifying events, any income realized from operation or disposition of the property would be subject to a 100% prohibited transaction tax. It is not anticipated that the trust will receive any income from prohibited transactions.

State Laws Applicable to the Enforcement of Lender Remedies May Affect the Timing of Payments on Your Certificates and May Have an Adverse Effect on the Payment of Your Certificates

      All of the loans permit the lender to accelerate the debt upon default by the borrower.

The courts of all states will enforce acceleration clauses in the event of a material payment default. State equity courts, however, may refuse to permit foreclosure or acceleration if a default is deemed immaterial or the exercise of those remedies would be unjust or unconscionable.

      If a mortgaged property has tenants, the borrower assigns its income as landlord to the lender as further security, while retaining a license to collect rents as long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. In certain jurisdictions, such assignments may not be perfected as security interests until the lender takes actual possession of the property's cash flow. In some jurisdictions, the lender may not be entitled to collect rents until the lender takes possession of the mortgaged property, secures the appointment of a receiver or otherwise acts to enforce its remedies. In addition, as previously discussed, a bankruptcy or similar proceeding commenced by or for the borrower could adversely affect the lender's ability to collect the rents.

      The laws of some states, including California, prohibit more than one "judicial action" to enforce a mortgage obligation. Some courts have construed the term "judicial action" broadly. In the case of a loan secured by mortgaged properties located in multiple states, the master servicer or special servicer may be required to foreclose first on mortgaged properties located in states where such "one action" rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. As a result, state laws may limit the trust's ability to realize upon the loans. Foreclosure actions may also, in certain circumstances, subject the trust to liability as a "lender-in-possession" or result in the equitable subordination of the claims of the trustee to the claims of other creditors of the borrower. The master servicer or the special servicer may take these state laws into consideration in deciding which remedy to choose following a default by a borrower.

Loans Secured by Mortgages on a Leasehold Interest Will Subject Your Investment to a Risk of Loss Upon a Lease Default

      Four of the mortgaged properties (1.2%) are encumbered by mortgages on a borrower's leasehold interest under ground leases. Two other mortgaged properties (0.9%) are encumbered by mortgages on a borrower's leasehold interest under ground leases and the fee interest of the owner of the property.

      Leasehold loans are subject to risks not associated with loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the landlord terminates the borrower's leasehold interest upon a lease default, the leasehold mortgagee would lose its security. The ground lease loans may require the master servicer to give notices or to take actions in addition to those required for a fee loan in order for the trust to avail itself of its rights under the related loan. Generally, the related ground lease:

o requires the landlord to give the leasehold mortgagee notice of tenant defaults and an opportunity to cure them prior to enforcing its remedies;

o prohibits any amendment of the ground lease without the lender's prior consent;

o permits the leasehold estate to be assigned to the leasehold mortgagee or the purchaser at a foreclosure sale; and

o contains certain other protective provisions typically included in a "mortgageable" ground lease.

      Upon the bankruptcy of a landlord or tenant under a ground lease, the debtor entity has the right to assume or reject the lease. If a debtor landlord rejects the lease, the tenant has the right to remain in possession of its leased premises for the term of the lease including renewals, at the same rent. If a debtor tenant/borrower rejects any or all of its leases, the leasehold lender could succeed to the tenant/ borrower's position under the lease only if the landlord specifically grants the lender such right. As a result, the lender may lose its security. If both the landlord and the tenant/borrower are involved in bankruptcy proceedings, the trustee may be unable to enforce the bankrupt tenant/borrower's obligation to not terminate a ground lease rejected by a bankrupt landlord. In such circumstances, a ground lease could be terminated notwithstanding lender protection agreements.

      Ground leases securing the mortgaged properties may provide that the ground rent payable under the lease increases during the lease term. These increases may adversely affect the cash flow and net income of the borrower from the mortgaged property.

      The execution of a mortgage over its fee interest by an owner/landlord to secure the debt of a borrower/tenant may be subject to challenge as a fraudulent conveyance. Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by the owner/landlord from the loan. If a court concluded that the granting of the mortgage was an avoidable fraudulent conveyance, it might take actions detrimental to the holders of the certificates, including, under certain circumstances, invalidating the mortgage over the fee interest of the owner/landlord.

Cross-Collateralization of Groups of Loans Could Have an Adverse Effect on the Payment of Your Certificates

      Cross-collateralization arrangements involving more than one borrower could be challenged as fraudulent conveyances:

o by creditors of the related borrower in an action brought outside a bankruptcy case; or

o if the borrower were to become a debtor in a bankruptcy case, by the borrower or its representative.

      A lien granted by a borrower for the benefit of another borrower in a cross-collateralization arrangement could be avoided if a court were to determine that:

1.    such borrower was:

      o     insolvent when it granted the lien;

      o     rendered insolvent by the granting of the lien;

      o     left with inadequate capital by granting the lien; or

      o     not able to pay its debts as they matured; and

2. such borrower did not receive fair consideration or reasonably equivalent value when it allowed its mortgaged property or properties to be encumbered by a lien securing the indebtedness of the other borrower.

      Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by such borrower from the respective loan proceeds, as well as the overall cross-collateralization. If a court were to conclude that the granting of the liens was an avoidable fraudulent conveyance, that court could subordinate all or part of the loan to existing or future indebtedness of that borrower. The court also could recover payments made under that loan or take other actions detrimental to the holders of the certificates, including, under certain circumstances, invalidating the loan or the mortgages securing the cross-collateralized loans.

The Trust May Not Control the Termination of Leases Upon Foreclosure

      In some jurisdictions, a lease may terminate upon the transfer of a mortgaged property to a foreclosing lender or purchaser at foreclosure if the tenant lease is:

o     subordinate to the lien created by the mortgage, and

o does not contain provisions requiring the tenant to recognize a successor owner following foreclosure as landlord under the lease (also known as attornment provisions).

      The depositor has not reviewed all the leases to determine if they have these provisions. Accordingly, if a mortgaged property is located in one of these jurisdictions and is leased to one or more desirable tenants under leases that are subordinate to the mortgage but do not contain attornment provisions, the mortgaged property could experience a further decline in value if such tenants' leases were terminated. This is particularly likely if the tenants were paying above-market rents or could not be replaced.

      If a lease is not subordinate to a mortgage, the trust will not have the right to remove the tenant upon foreclosure of the mortgaged property, unless it has otherwise agreed with the tenant. If a non-subordinate lease contains provisions inconsistent with the mortgage or that could affect the enforcement of the lender's rights, the provisions of the lease will take precedence over the provisions of the mortgage. Many anchor tenant leases may not be subordinate, or, if subordinate, may provide that the lease terms control in certain matters, such as the application of insurance proceeds. Some non-anchor leases may also not be subordinate to the related mortgage.

Litigation Arising Out of Ordinary Business May Have an Adverse Effect on Your Certificates

      There may be pending or threatened legal proceedings against the borrowers and/or managers of the mortgaged properties and their affiliates arising out of the ordinary business of the borrowers, managers and affiliates. We cannot assure you that any such litigation would not have a material adverse effect on the distributions on the certificates.

The Cash Flow From Mortgaged Properties Not in Compliance With the Americans with Disabilities Act May be Affected, Which May Have an Adverse Effect on the Payment of Your Certificates

      Under the Americans with Disabilities Act of 1990, all public accommodations are required to meet certain federal requirements related to access and use by disabled persons. Borrowers may incur costs complying with the ADA. In addition, noncompliance could result in the imposition of fines by the federal government or an award of damages to private litigants.

Various Conflicts of Interest May Have an Adverse Effect on Your Certificates

      Conflicts Between Various Classes of Certificateholders. The special servicer is given considerable latitude in determining when and how to liquidate or modify defaulted loans. The controlling class representative has the right to replace the special servicer. At any given time, the holders of the most subordinate class of principal balance certificates that has at least 25% of its initial principal balance still outstanding will control the controlling class representative. If no class has at least 25% of its initial principal balance still outstanding, the most subordinate class of principal balance certificates still outstanding will be the controlling class. These holders may have interests in conflict with those of the holders of the other certificates. For instance, these holders might desire to mitigate the potential for loss to their certificates from a troubled loan by deferring enforcement in the hope of maximizing future proceeds. However, the interests of the trust may be better served by prompt action, since delay followed by a market downturn could result in less proceeds to the trust than would have been realized if earlier action had been taken.

      It is anticipated that an entity managed by an affiliate of Midland Loan Services, Inc., the initial special servicer, will acquire most of the privately offered certificates, including those that have the right to appoint the initial controlling class representative. Under such circumstances, the special servicer may have interests that conflict with the interests of the other holders of the certificates.

      Conflicts Between the Trust and Affiliates of the Sellers. Conflicts of interest may arise between the trust and affiliates of each of the sellers that engage in the acquisition, development, operation, financing and disposition of real estate.

      Those conflicts may arise because affiliates of each of the sellers intend to continue to actively acquire, develop, operate, finance and dispose of real estate-related assets in the ordinary course of their business. During the course of their business activities, those affiliates may acquire or sell properties, or finance loans secured by properties which may include the mortgaged properties or properties that are in the same markets as the mortgaged properties. In such case, the interests of those affiliates may differ from, and compete with, the interests of the trust. Decisions made with respect to those assets may adversely affect the amount and timing of distributions on the certificates. Midland Loan Services, Inc., one of the sellers, is also the initial master servicer and special servicer.

      Conflicts Between Managers and the Loan Borrowers. Substantially all of the property managers for the mortgaged properties or their affiliates manage additional properties, including properties that may compete with the mortgaged properties. Affiliates of the managers, and certain of the managers themselves, also may own other properties, including competing properties. The managers of the mortgaged properties may accordingly experience conflicts of interest in the management of the mortgaged properties.

      Conflicts Between Sellers of Loans and Classes of Certificateholders. Affiliates of the sellers could acquire the certificates entitled to appoint the controlling class representative. Decisions made by the controlling class representative may favor the interests of affiliates of such certificateholders in a manner that could adversely affect the amount and timing of distributions on the other certificates.

      Midland Loan Services, Inc. May Have Conflicts as a Seller and as Master Servicer. Each seller is obligated to substitute a qualified substitute loan or to repurchase a loan if:

o     there is a defect with respect to the documents relating to the loan, or

o one or more of its representations or warranties concerning the loan in the related loan purchase agreement are breached,

provided that such defect or breach materially and adversely affects the interests of the certificateholders and such defect or breach is not cured as required. The ability of Midland to perform its obligations as master servicer and special servicer under the pooling and servicing agreement may be jeopardized if it incurs significant liabilities for the repurchase or substitution of loans. In addition, since the pooling and servicing agreement requires the master servicer to enforce on behalf of the trust the sellers' obligations to repurchase or substitute loans, Midland may experience a conflict of interest to the extent that Midland is obligated to repurchase or substitute a loan as a seller.

Prepayments May Reduce the Yield on Your Certificates

      The yield to maturity on your certificates may depend, in significant part, upon the rate and timing of principal payments on the loans. For this purpose, principal payments include:

o     voluntary prepayments, if permitted, and

o     involuntary prepayments resulting from:

      1.    casualty or condemnation of mortgaged properties,

      2.    defaults and liquidations by borrowers, or

      3.    repurchases upon a seller's breach of a representation or warranty.

      Because the notional amount of the class S certificates is based upon the principal balance of the certificates with principal amounts, the yield to maturity on the class S certificates will be extremely sensitive to the rate and timing of prepayments of principal.

      The investment performance of your certificates may vary materially and adversely from your expectations if the actual rate of prepayment is higher or lower than you anticipate.

      Voluntary prepayments under certain of the loans require payment of a prepayment premium unless the loan is within a specified number of days of the anticipated repayment date or stated maturity date, as the case may be. See "Description of the Mortgage Pool - Certain Terms and Conditions of the Mortgage Loans - Prepayment Provisions". Nevertheless, we cannot assure you that the related borrowers will refrain from prepaying their loans due to the existence of a prepayment premium. We also cannot assure you that involuntary prepayments will not occur. The rate at which voluntary prepayments occur on the loans will be affected by a variety of factors, including:

o     the terms of the loans;

o     the length of any prepayment lockout period;

o     the level of prevailing interest rates;

o     the availability of mortgage credit;

o     the applicable yield maintenance charges or percentage premiums;

o the master servicer's or special servicer's ability to enforce those charges or premiums;

o     the occurrence of casualties or natural disasters; and

o     economic, demographic, tax, legal or other factors.

      Generally, the loan documents do not require the borrower to pay a prepayment premium for prepayments in connection with a casualty or condemnation, unless an event of default has occurred and is continuing. In addition, if a seller repurchases any mortgage from the trust due to breaches of representations or warranties, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the loan had been prepaid, except that no prepayment premium would be payable. Such a repurchase may therefore adversely affect the yield to maturity on your certificates.

The Effect of State Laws Upon the Enforceability of Prepayment Premiums May Affect the Payment and Yield of Your Certificates

      Provisions requiring prepayment premiums and lock-out periods may not be enforceable in some states and under federal bankruptcy law. Those provisions for charges and premiums also may constitute interest under applicable usury laws. Accordingly, we cannot assure you that the obligation to pay a prepayment premium or to prohibit prepayments will be enforceable. We also cannot assure you that any foreclosure proceeds will be sufficient to pay an enforceable prepayment premium. Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as requiring a prepayment premium. In certain jurisdictions, those collateral substitution provisions might therefore be deemed unenforceable under applicable law, or usurious.

The Yield on Your Certificate Will Be Affected by the Price at Which the Certificate Was Purchased and the Rate, Timing and Amount of Distributions on the Certificate

      The yield on any certificate will depend on (1) the price at which the certificate is purchased by an investor and (2) the rate, timing and amount of distributions on the certificate. The rate, timing and amount of distributions on any certificate will, in turn, depend on, among other things:

o     the interest rate for the certificate;

o the rate and timing of principal payments, including prepayments, and other principal collections on or in respect of the loans;

o the extent to which principal collections are applied to or otherwise result in a reduction of the principal balance or notional amount of the certificate;

o the rate, timing and severity of losses on or in respect of the loans or unanticipated expenses of the trust;

o the timing and severity of any interest shortfalls resulting from prepayments;

o the timing and severity of any reductions in advances as described under "Description of the Certificates--Appraisal Reductions of Loan Balances"; and

o the extent to which prepayment premiums are collected and, in turn, distributed on the certificate.

You Bear the Risk of Borrower Defaults

      The rate and timing of delinquencies or defaults on the loans will affect the following aspects of the certificates:

o     the aggregate amount of distributions on them;

o     their yield to maturity;

o     their rates of principal payments; and

o     their weighted average lives.

      The rights of holders of each class of subordinate certificates to receive certain payments of principal and interest otherwise payable on their certificates will be subordinated to the rights of the holders of the more senior certificates having an earlier alphabetical and numerical class designation. See "Description of the Certificates - Distributions." Losses on the loans will be allocated to the class D, class C, class B-8, class B-7, class B-6, class B-5, class B-4, class B-3, class B-2, class B-1, class A-4, class A-3 and class A-2 certificates, in that order, reducing amounts otherwise payable to each class. Any remaining losses would then be allocated to the class A-1A and class A-1B certificates, pro rata, based on their then-outstanding class principal balances.

      If losses on the loans exceed the aggregate principal amount of the classes of certificates subordinated to a particular class, that class will suffer a loss equal to the full amount of the excess (up to the outstanding principal amount of the class).

      If you calculate your anticipated yield based on assumed rates of default and losses that are lower than the default rate and losses actually experienced and such losses are allocable to your certificates, your actual yield to maturity will be lower than your assumed yield. Under certain extreme scenarios, your yield could be negative. In general, the earlier a loss borne by your certificates occurs, the greater the effect on your yield to maturity.

      Additionally, delinquencies and defaults on the loans may significantly delay the receipt of distributions by you on your certificates, unless:

o     the master servicer makes advances to cover delinquent payments, or

o the subordination of another class of certificates fully offsets the effects of any such delinquency or default.

      Also, if the related borrower does not repay a loan with a hyper-amortization feature by its anticipated repayment date, the effect will be to increase the weighted average life of your certificates and, if your certificate was purchased at a discount, may reduce your yield to maturity.

Compensation and Other Payments to the Master Servicer, the Special Servicer and the Trustee May Have an Adverse Effect on the Payment of Your Certificates

      To the extent described in this prospectus supplement, the master servicer, the special servicer and the trustee will each be entitled to receive interest on unreimbursed advances made by it. This interest will generally accrue from the date on which the related advance is made or the related expense is incurred through the date of reimbursement. In addition, under certain circumstances, including delinquencies in the payment of principal and interest, a loan will be specially serviced, and the special servicer is entitled to compensation for special servicing activities. The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions.

A Number of Factors That Affect the Liquidity of Your Certificates May Have an Adverse Effect on the Value of Your Certificates

      Your certificates will not be listed on any securities exchange, and there is currently no secondary market for the offered certificates. While

Donaldson, Lufkin & Jenrette and Prudential Securities each currently intends to make a secondary market in the offered certificates, it is not obligated to do so. Accordingly, you may not have an active or liquid secondary market for your certificates. Lack of liquidity could result in a substantial decrease in the market value of your certificates. Furthermore, you should be aware that the market for securities of the same type as the certificates has recently been volatile and offered very limited liquidity. Finally, affiliates of the sellers may acquire certain classes of offered certificates in which case the market for those classes of offered certificates may not be as liquid as if third parties had acquired such certificates.

Risk of Pass-Through Rate Variability

      The interest rates of the class S, class _____, class _____, class _____ and class _____ certificates are based on a weighted average of certain net mortgage rates of the loans. Loans with relatively high interest rates are more likely to prepay than loans with relatively low interest rates. Higher rates of principal payments on loans having mortgage interest rates above the weighted average interest rate of the loans will have the effect of reducing the interest rate of such certificates. In addition, the pass-through rates on the class _____, class _____ and class _____ certificates may not exceed the weighted average of the net mortgage rates of the loans.

Computer Programming Problems Related to the Year 2000 May Have Adverse Effects on the Payment of Your Certificates

      We are aware of the issues associated with the programming code in existing computer systems as the year 2000 approaches. The "year 2000 problem" is pervasive and complex; virtually every computer operation will be affected in some way by the rollover of the two-digit year value to 00. The issue is whether computer systems will properly recognize date-sensitive information when the year changes to 2000. Systems that do not properly recognize such information could generate erroneous data or otherwise fail.

      We have been advised by each of the master servicer, the special servicer and the trustee that they either:

o are implementing modifications to their respective existing systems to the extent required to cause them to be year 2000 compliant, or

o     will acquire computer systems that are year 2000 compliant.

      However, we have not made any independent investigation of the computer systems of the master servicer, the special servicer or the trustee. In the event that the computer systems of the master servicer, the special servicer or the trustee are not fully year 2000 compliant, the resulting disruptions in the collection or distribution of receipts on the loans could materially adversely affect your investment.

      Additionally, we have not made any independent investigation of the computer systems of any borrower or any tenant of a mortgaged property. The operation of a borrower or a tenant at a mortgaged property may be dependent upon computer systems that are not fully year 2000 compliant. In such case, disruptions could occur in the borrower's collection of rents and other income from such mortgaged property, potentially resulting in disruptions in the borrower's required payments due in connection with such loan.

Other Risks

      See "Risk Factors" in the prospectus for a description of certain other risks and special considerations that may be applicable to your certificates.

                        DESCRIPTION OF THE MORTGAGE POOL

                                     General

      The mortgage pool will consist of 210 multifamily and commercial "whole" loans, with an aggregate Cut-off Date Principal Balance of $787,856,278 (the "Initial Pool Balance"), subject to a variance of plus or minus 5%. In making this count, each Multiple Property Loan was counted as one loan. The Multiple Property Loans and all other loans in the mortgage pool are collectively referred to as the "Mortgage Loans". All numerical information concerning the Mortgage Loans is approximate.

      The "Cut-off Date Principal Balance" of each Mortgage Loan is its unpaid principal balance as of December 1, 1999 (the "Cut-off Date"), after application of all principal payments due on or before such date, whether or not received.

      The description of the Mortgage Loans in this prospectus supplement is a generalized description of the Mortgage Loans in the aggregate. Many of the individual Mortgage Loans have special terms and provisions that are different from the generalized, aggregated description.

      A brief summary of some of the terms of the 5 largest Mortgage Loans, or groups of Cross-Collateralized Loans, is set forth in Exhibit B. Additionally, certain information regarding Mortgage Loans secured by Mortgages encumbering multifamily properties is set forth in Exhibit A-1.

      Each Mortgage Loan is evidenced by one or more separate promissory notes. Each Mortgage Loan is secured by a mortgage, deed of trust, deed to secure debt or other similar security instrument (all of the foregoing are individually a "Mortgage" and collectively the "Mortgages"), which creates a lien on one or more of a fee simple estate or a leasehold estate in one or more parcels of real property (a "Mortgaged Property") improved for multifamily or commercial use. See Exhibit A-2 for information as to the percentage of the Initial Pool Balance represented by each type of Mortgaged Property.

      None of the Mortgage Loans is insured or guaranteed by the United States of America, by any governmental agency or instrumentality, by any private mortgage insurer or by the depositor, the sellers, the master servicer, the special servicer, the trustee, the underwriters or any of their respective affiliates.

      All of the Mortgage Loans should be considered non-recourse loans. This means that if the loan is in default, the lender's remedies are limited to foreclosing or acquiring the related Mortgaged Property and any other assets pledged to secure the loan. For those Mortgage Loans that permit recourse against any person or entity, the depositor has not evaluated the financial condition of those persons or entities. In many cases, the only assets such entities may have are those pledged to secure the loan.

      The depositor will purchase the Mortgage Loans on or before the closing date from the sellers, in each case pursuant to separate mortgage loan purchase and sale agreements entered into between the depositor and the particular seller. As described under "Description of the Mortgage Pool--Representations and Warranties; Repurchase", each seller must generally repurchase a Mortgage Loan or substitute a Qualified Substitute Mortgage Loan if a representation or warranty made by the seller in its mortgage loan purchase agreement about the Mortgage Loan was incorrect at the time it was made, if the breach materially and adversely affects the interests of the certificateholders and is not cured. There can be no assurance that any seller has or will have sufficient assets with which to fulfill any repurchase or substitution obligations that may arise. The depositor will not have any obligation to fulfill any repurchase obligation if a seller fails to do so. The depositor will assign the Mortgage Loans, together with the depositor's rights and remedies against the sellers in respect of breaches of representations or warranties regarding the Mortgage Loans, to the trustee pursuant to the pooling and servicing agreement.

                         Security for the Mortgage Loans

      All of the Mortgage Loans are secured by a first lien encumbering one or more of a fee simple estate or a leasehold estate in the related Mortgaged Property, subject generally only to:

o liens for real estate and other taxes and special assessments not yet delinquent or accruing interest or penalties,

o rights of tenants, as tenants only, under third party leases which were not required to be subordinated,

o covenants, conditions, restrictions, rights of way, easements and other matters of public record as of the date of recording of the Mortgage or otherwise specified in the applicable lender's title insurance policy,

o     purchase money security interests,

o other exceptions and encumbrances on the Mortgaged Property that are reflected in the related title insurance policies, and

o     other matters to which like properties are commonly subject.

Ground Leases

      The Mortgages for 4 Mortgaged Properties (1.2%) encumber the related borrower's leasehold interest in the related Mortgaged Property. For each ground lease, the related ground lessors have agreed to afford the mortgagee certain notices and rights, including without limitation, cure rights with respect to breaches of the related ground lease by the related borrower. The Mortgages for 2 other Mortgaged Properties (0.9%) encumber both the related borrower's leasehold interest and the fee interest of the owner/landlord in the related Mortgaged Property.

Cross-Collateralized Loans

      The mortgage pool includes 5 separate sets of Mortgage Loans (the "Cross-Collateralized Loans") that are cross-collateralized and cross-defaulted with one or more related Cross-Collateralized Loans. None of the Mortgage Loans are cross-collateralized or cross-defaulted with any mortgage loan not included in the mortgage pool. No set of related Cross-Collateralized Loans constitutes more than 1.1% of the Initial Pool Balance. See Exhibit A-1 for more information regarding the Cross-Collateralized Loans.

Multiple Property Loans

      For purposes of the statistical information contained in this prospectus supplement and the Exhibits, a single indebtedness secured by separate Mortgages encumbering separate Mortgaged Properties is considered as one Mortgage Loan (collectively, the "Multiple Property Loans").

      However, for purposes of providing certain property-specific information for the Multiple Property Loans, each such Mortgage Loan has been allocated among its respective Mortgaged Properties based upon:

o     relative appraised value;

o     relative underwritable cash flow; or

o     prior allocations reflected in the related loan documents.

                             Underwriting Standards

      The following is a discussion of the customary underwriting policies and procedures used to originate the Mortgage Loans. Such policies and procedures involved an evaluation of both the prospective borrower and the proposed real estate collateral.

      Factors typically analyzed in connection with a Mortgaged Property include:

Physical Characteristics:

o     age and condition;

o     appraised value;

o     gross square footage, net rentable area and gross land area;

o     number of units, rooms or beds; and

o     property interest to be mortgaged (fee or leasehold).

Tenants:

o     current tenants' size and identity;

o     termination or purchase option rights;

o     term, expiration and rental rates under current leases;

o     leasing commissions; and

o     tenant improvements and concessions.

Financial Information:

o     historical cash flow;

o     applicable market rentals for similar properties;

o     historical vacancy rate and credit loss rate;

o     debt service coverage ratio; and

o     loan-to-value ratio.

A site inspection of the related Mortgaged Property was also typically performed, and third party appraisals and engineering reports were generally obtained. Environmental site assessments were obtained in connection with 197 Mortgaged Properties (97.6%), and environmental insurance policies were obtained for the remaining Mortgaged Properties.

      Factors typically analyzed in connection with a prospective borrower include:

o     credit history;

o     capitalization and overall financial resources; and

o     management skill and experience in the applicable property type.

      The above information has been provided by the sellers and has not been independently verified by the depositor, the master servicer, the special servicer, the underwriters or the trustee.

               Certain Terms and Conditions of the Mortgage Loans

Due Dates

      Monthly Payments are due on the first day of each month.

Mortgage Rates; Calculations of Interest

      Two hundred nine of the Mortgage Loans (98.9%) accrue interest on the basis of the actual number of days elapsed each month in an assumed 360-day year. The remainder of the Mortgage Loans accrue interest on the basis of an assumed 360-day year with twelve 30-day months. Except with respect to the Hyper-Amortization Loans, each Mortgage Loan generally accrues interest at an annualized rate that is fixed for the entire term of such Mortgage Loan and does not permit any negative amortization or the deferral of fixed interest.

Amortization of Principal

      Many of the Mortgage Loans provide for monthly payments of principal based on amortization schedules substantially longer than their remaining terms. One hundred ninety-five Mortgage Loans (90.0%) are "balloon loans" that are expected to have more than 10% of their original principal balance remaining unpaid at their maturity date. Ten of the Mortgage Loans (9.0%) are hyper-amortization loans that will have substantial balloon payments on their Anticipated Repayment Date. Such hyper-amortization loans also provide for an increase in their interest rate and/or principal amortization prior to maturity. Five Mortgage Loans (0.9%) have remaining amortization terms that are substantially the same as their remaining terms to maturity. However, if the Monthly Payment for any Mortgage Loan (including any Hyper-Amortization Loan) is calculated on an assumed 30/360 basis but interest accrues on an actual/360 basis, there will be a remaining balance or a larger balloon payment due upon maturity.

      The weighted average Maturity/ARD LTV Ratio of the mortgage pool is 63.9%. See "Description of the Mortgage Pool--Other Information".

      Ten of the Mortgage Loans (9.0%) (the "Hyper-Amortization Loans") have the following characteristics:

o each bears interest until its Anticipated Repayment Date at its Initial Interest Rate;

o each bears interest on and after its Anticipated Repayment Date at its Revised Interest Rate, and

o each requires that all gross revenue from the Mortgaged Property from and after its Anticipated Repayment Date be deposited into a lockbox account controlled by the lender and generally applied in the following order (although individual loans may have exceptions):

      o     to tax and insurance reserves;

      o     to interest at the Initial Interest Rate;

      o     to all other amounts owed the lender not set forth below;

      o     to all principal due under the original amortization;

      o     to all other reserves;

      o     to all approved operating or capital expenses;

      o     to all other principal then outstanding;

      o     to all outstanding Deferred Interest; and

      o     to the borrower.

      To the extent not paid from gross revenues, the payment of interest accrued at the excess of the Revised Interest Rate over the Initial Interest Rate is deferred until the maturity date or when the principal is prepaid in full. The deferred interest may also bear interest at the Revised Interest Rate. The accrued and deferred interest, and interest thereon, is referred to as "Deferred Interest").

      "Anticipated Repayment Date" or "ARD" means for any Hyper-Amortization Loan the date on and after which the Revised Interest Rate applies and the lockbox is activated.

      "Initial Interest Rate" means for any Hyper-Amortization Loan the rate at which such Hyper-Amortization Loan accrues interest from its origination until its Anticipated Repayment Date.

      "Revised Interest Rate" means for any Hyper-Amortization Loan the increased rate at which the Hyper-Amortization Loan bears interest from and after its Anticipated Repayment Date. The Revised Interest Rate is typically equal to the greater of:

o     its Initial Interest Rate plus 2%, or

o the yield rate on the U.S. Treasury obligation that matures in the month or succeeding month in which the original maturity date of the Hyper-Amortization Loan occurs plus 2%.

The Revised Interest Rate may also be subject to a cap equal to its Initial Interest Rate plus a percentage specified in the related note.

However, for 2 Hyper-Amortization Loans (6.1%), the Revised Interest Rate is equal to the Initial Interest Rate plus 2.0% and 2.5%, respectively.

Prepayment Provisions

      Two hundred nine of the Mortgage Loans (99.4%) are subject to specified periods following origination during which no voluntary prepayments are allowed (a "Lock-out Period").

      The Mortgage Loans (other than the Defeasance Loans) generally permit the borrower to voluntarily prepay the Mortgage Loan after the Lock-out Period if it pays a prepayment premium. The Mortgage Loan documents generally provide for a specified period prior to maturity during which a prepayment may be made without a prepayment premium. Other than as described below or during any such "open period", the Mortgage Loans prohibit any borrower from making a partial prepayment.

      A borrower does not have to pay a prepayment premium if it pays a Hyper-Amortization Loan on or after its Anticipated Repayment Date.

      With respect to Mortgage Loans other than the Defeasance Loans, the applicable prepayment premium is generally calculated:

o for 53 Mortgage Loans, for a certain period (a "Yield Maintenance Period") after the origination of the related Mortgage Loan or the expiration of the applicable Lock-out Period, if any, on the basis of a yield maintenance formula or, for some Mortgage Loans, a specified percentage of the amount prepaid if the percentage is greater than the yield maintenance amount,

o for 1 Mortgage Loan, after the expiration of the applicable Yield Maintenance Period, a specified percentage of the amount prepaid, which percentage will remain constant over time, and

o for 1 Mortgage Loan, no prepayment premium is required after the expiration of the applicable Lock-out Period.

      Exhibit A-1 contains more specific information about the prepayment premiums for each Mortgage Loan.

      Each Mortgage Loan providing for the payment of a yield maintenance amount in connection with a permitted principal prepayment provides that the amount will be calculated by one of the following methods:

o subtracting the amount of principal being prepaid from the discounted present value (using a discount rate determined in accordance with the note), as of the prepayment date, of the remaining scheduled payments of principal and interest on that Mortgage Loan from the prepayment date through its maturity date (including any balloon payment); or

o     multiplying:

      1.    the amount of principal being prepaid; times

      2. the difference obtained by subtracting a United States Treasury Security yield rate (determined in accordance with the note) from the interest rate applicable to the related Mortgage Loan; times

      3.    a present value factor calculated using the following formula:

                                            -n
                                  1 - (1+r)
                                   divided by
                                        r

            r =   the specified yield rate (per item 2. above)

            n = number of years, and any fraction thereof, remaining between the prepayment date and the maturity date of the Mortgage Loan, or Anticipated Repayment Date for Hyper-Amortization Loans.

           The Mortgage Loans typically:

o provide that a borrower has to pay a prepayment premium in connection with any involuntary prepayment resulting from a casualty or condemnation only if the loan is in default;

o require the payment of the applicable prepayment premium for any prepayment after an event of default (but prior to the sale by the mortgagee of the Mortgaged Property through foreclosure or otherwise); and

o permit the borrower to transfer the Mortgaged Property to a third party without prepaying the Mortgage Loan if certain conditions are satisfied, including, without limitation, an assumption by the transferee of all of the borrower's obligations under the Mortgage Loan.

      The depositor makes no representation as to the enforceability of the provisions of any Mortgage Loan requiring the payment of a prepayment premium or as to the collectability of any prepayment premium.

      The tables included in Exhibit A-2 set forth an analysis of the percentage of the declining balance of the mortgage pool that, for each of the time periods indicated, will be within a Lock-out Period or in which Principal Prepayments must be accompanied by the indicated prepayment premium.

Defeasance

      For 155 of the Mortgage Loans (75.5%) (the "Defeasance Loans"), even though a voluntary prepayment may be generally prohibited, the borrower may, after the expiration of a specified period during which defeasance is prohibited, obtain a release of the related Mortgaged Property by pledging certain substitute collateral to the holder of the Mortgage Loan. No defeasance may occur before the second anniversary of the closing date. This substitute collateral consists of direct, non-callable United States Treasury obligations that provide for payments prior, but as close as possible, to all dates on which a Monthly Payment or final balloon payment is due. Each of the payments on the substitute collateral must be equal to or greater than the Monthly Payment or final balloon payment due on such date. For Hyper-Amortization Loans, the payments on the substitute collateral must be sufficient to pay-off the loan on its Anticipated Repayment Date. Any excess amounts will be returned to the borrower.

      The master servicer will require the cost, if any, of a defeasance to be paid by the borrower and not by the trust.

"Due-on-Encumbrance" and "Due-on-Sale" Provisions

      The Mortgages contain "due-on-encumbrance" clauses that permit the holder of the Mortgage to accelerate the maturity of the related Mortgage Loan if the borrower encumbers the related Mortgaged Property without the consent of the mortgagee. The master servicer or special servicer, as applicable, will determine, in a manner consistent with the servicing standard described under "The Pooling and Servicing Agreement--Servicing of the Mortgage Loans; Collection of Payments", whether to exercise any right the mortgagee may have under any such clause to accelerate payment of a Mortgage Loan upon, or to withhold its consent to, any additional encumbrance of the related Mortgaged Property.

      The Mortgages generally prohibit the borrower from transferring any material interest in the Mortgaged Property or allowing a material change in the ownership or control of the related borrower without the mortgagee's prior consent. However, a transfer or change generally will be permitted if certain conditions specified in the related Mortgage Loan documents are satisfied. These conditions may include one or more of the following:

o     no event of default exists;

o the proposed transferee meets the mortgagee's customary underwriting criteria;

o the Mortgaged Property continues to meet the mortgagee's customary underwriting criteria; and

o     an acceptable assumption agreement is executed.

      The related Mortgages may also allow changes in the ownership or control of the related borrower between partners, members or shareholders as of the closing of the Mortgage Loan, family members, affiliated companies and certain specified individuals, or for estate planning purposes.

      The master servicer or the special servicer, as applicable, will determine, in a manner consistent with the servicing standard described under "The Pooling and Servicing Agreement--Servicing of the Mortgage Loans; Collection of Payments", whether to exercise any right the mortgagee may have to accelerate payment of a Mortgage Loan upon, or to withhold its consent to, any transfer of all or any of a Mortgaged Property or any transfer or change in ownership or control of the related borrower. The depositor makes no representation as to the enforceability of any due-on-sale or due-on-encumbrance provision in any Mortgage Loan that is the subject of a proceeding under federal bankruptcy law. See "Certain Legal Aspects of Mortgage Loans--Enforceability of Certain Provisions--Due-on-Sale Provisions" in the prospectus.

Hazard, Liability and Other Insurance

      Generally, each Mortgage Loan requires that the Mortgaged Property be insured against loss or damage by fire or other risks and hazards covered by a standard extended coverage insurance policy. The minimum amount of such insurance is usually the lesser of the full replacement cost of the Mortgaged Property or the outstanding principal balance of the loan, but in any event in an amount sufficient to ensure that the insurer would not deem the borrower a co-insurer. Generally, each Mortgage Loan also requires that the related borrower maintain the following insurance during the term of the Mortgage Loan:

o comprehensive public liability insurance, typically with a minimum limit of $1,000,000 per occurrence;

o if any part of the Mortgaged Property upon which a material improvement is located lies in a special flood hazard area and for which flood insurance has been made available, a flood insurance policy in an amount equal to the least of the outstanding principal balance of the loan, full replacement cost of the Mortgaged Property and the maximum limit of coverage available from governmental sources;

o if deemed advisable by the originator, rent loss and/or business interruption insurance in an amount equal to all net operating income from the operation of the Mortgaged Property for a period as required by the Mortgage; and

o if applicable, insurance against loss or damage from explosion of steam boilers, air conditioning equipment, high pressure piping, machinery and equipment, pressure vessels or similar apparatus.

      The Mortgage Loans generally do not require the borrower to maintain earthquake insurance.

      With respect to many of the Mortgage Loans, the borrower has satisfied the applicable insurance requirements by obtaining blanket insurance policies. The mortgagee generally has the right to review and approval the blanket insurance policy, including the amount of insurance and the number of properties covered by the policy.

Casualty and Condemnation

      Subject to the rights of the lessor under any ground lease, the Mortgage Loan documents typically provide that all material insurance proceeds or condemnation awards will be paid to the mortgagee if:

o     the Mortgaged Property is damaged by fire or another casualty; or

o any taking or exercise of the power of eminent domain occurs with respect to a Mortgaged Property.

In general, the mortgagee then has the option to either apply the proceeds or awards to the outstanding indebtedness of the Mortgage Loan, or allow the borrower to use the proceeds to restore the Mortgaged Property. However, if certain specified conditions are satisfied, the mortgagee may be required to pay the proceeds or awards to the borrower for restoration of the Mortgaged Property. In certain of the Mortgage Loans, the lease between the borrower and a tenant of all or part of the Mortgaged Property may require the borrower or the tenant to restore the Mortgaged Property if a casualty or condemnation occurs. In this case, the Mortgage Loan documents may permit the application of all applicable proceeds or awards to satisfy the requirement.

Financial Reporting

      The Mortgages generally contain a covenant that requires the borrower to provide the mortgagee with certain financial reports at least once a year about the borrower's operations at the Mortgaged Property. Such reports typically include information about income and expenses for the property for the period covered by such reports, and/or current tenancy information. However, in the case of owner-occupied properties, the borrower typically provides financial information for itself instead of the Mortgaged Property.

Delinquencies

      No Mortgage Loan was 30 or more days delinquent in respect of any Monthly Payment as of the Cut-off Date, or during the 12 months immediately preceding the Cut-off Date.

Prior Bankruptcies

      Some of the borrowers under the Mortgage Loans or their affiliates have been parties to, and/or some of the underlying real properties have been the subject of, prior bankruptcy proceedings.

Borrower Escrows and Reserve Accounts

      In many of the Mortgage Loans, the borrower was required, or may under certain circumstances in the future be required, to establish one or more reserve or escrow accounts (such accounts, "Reserve Accounts") for those matters and in such amounts deemed necessary by the originator of the loan. These matters may include one or more of the following:

o     necessary repairs and replacements,

o     tenant improvements and leasing commissions,

o     real estate taxes and assessments,

o     water and sewer charges,

o     insurance premiums,

o     environmental remediation,

o improvements mandated under the Americans with Disabilities Act of 1990, or

o     deferred maintenance and/or scheduled capital improvements.

      Exhibit A-1 contains more specific information about the Reserve Accounts for each Mortgage Loan.

                  Certain Characteristics of the Mortgage Pool

Concentration of Mortgage Loans and Borrowers

      The largest single Mortgage Loan has a Cut-off Date Principal Balance that represents 5.7% of the Initial Pool Balance. The 5 largest individual Mortgage Loans (or sets of Cross-Collateralized Loans) represent in the aggregate 19.3% of the Initial Pool Balance. No set of Mortgage Loans made to a single borrower or to a single group of affiliated borrowers constitutes more than 5.7% of the Initial Pool Balance. See Exhibit A-1 for further information regarding these Mortgage Loans.

Environmental Risks

      Environmental site assessments were obtained for 197 of the Mortgaged Properties (97.6%) during the 24-month period ending on September 20, 1999. The assessments for 12 of those Mortgaged Properties (4.9%) were obtained more than 18 months prior to the Cut-off Date. The assessments for 3 of those Mortgaged Properties (0.3%) did not satisfy all of the requirements necessary to be considered "Phase I" environmental site assessments.

      No environmental site assessments were obtained for 19 Mortgaged Properties (2.4%). For each of 6 Mortgaged Properties (1.9%), a "Phase II" environmental site assessment was recommended but not performed. In general, the decision not to take either of the foregoing actions with respect to any of those Mortgaged Properties was based upon the borrower or the lender obtaining an environmental insurance policy with respect to the Mortgaged Property.

      Except as described herein, where an environmental site assessment disclosed a known or potential material and adverse environmental condition, the originator required the borrower to:

o escrow funds deemed sufficient to ensure remediation of or to monitor the environmental issue;

o obtain an environmental insurance policy that covers the environmental issue; or

o establish an operations and maintenance plan that, if implemented, would prevent any material and adverse consequences resulting from the environmental issue.

      In some cases, the environmental consultant did not recommend that any action be taken with respect to a known or potential adverse environmental condition at a Mortgaged Property or a nearby property because:

o a remediation, under the supervision of an environmental regulatory agency, had been completed or was currently underway;

o an environmental regulatory agency had issued a "no further action" letter regarding the condition; or

o a responsible party with respect to the condition had already been identified.

      See "Risk Factors--Environmental Issues Relating to Specific Properties May Have an Adverse Effect on the Payment of Your Certificates" for more information about the environmental condition of certain Mortgaged Properties.

      Some of the Mortgaged Properties are in areas of known groundwater contamination or in the vicinity of sites containing "leaking underground storage tanks" or other potential sources of groundwater contamination. The environmental site assessments mentioned above generally do not anticipate that the borrower will have to undertake remedial investigations or actions at these sites. Further, the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 and certain state environmental laws provide for a third-party defense that generally would preclude liability for a party whose property is contaminated by off-site sources. In addition, in its final "Policy Toward Owners of Property Containing Contaminated Aquifers," dated May 24, 1995, the United States Environmental Protection Agency stated that it would not take enforcement actions against the owner of such property to require the performance of remediation actions or the payment of remediation costs. This policy statement is subject to certain conditions and applies only if the hazardous substances have come to be located on or in a property solely as a result of subsurface migration in an aquifer from a source or sources outside the property.

      Even if the owners of these Mortgaged Properties and the trust fund are not liable for such contamination, enforcement of the borrower's or the trust fund's rights against third parties may result in additional transaction costs. In addition, the presence of such contamination or potential contamination may affect the borrower's ability to:

o     refinance the Mortgage Loan using the Mortgaged Property as collateral, or

o     sell the Mortgaged Property to a third party.

It may also affect the value of the Mortgaged Property that may be realized upon any foreclosure.

      You should understand that the results of the environmental site assessments do not constitute an assurance or guaranty by the underwriters, the depositor, the originators, the sellers, the borrowers, any environmental consultants or any other person as to the absence or extent of the existence of any environmental condition on the Mortgaged Properties that could result in environmental liability. Given the scope of the environmental site assessments, an environmental condition that affects a Mortgaged Property may not be discovered or its severity revealed during the course of the assessment.

      Further, no assurance can be given that future changes in applicable environmental laws, the development or discovery of presently unknown environmental conditions at the Mortgaged Properties or the deterioration of existing conditions will not require material expenses for remediation or other material liabilities. There can be no assurance that any hold-back or other escrow of funds to pay the cost of completing any clean-up, remediation or compliance actions with respect to a Mortgaged Property will be sufficient to complete such actions.

Environmental Insurance

      Depositor Group Policy.

      In connection with the issuance of the certificates, the depositor will obtain a secured creditor impaired property group policy covering environmental matters with respect to 15 Mortgaged Properties (6.9%). In general, that group policy provides coverage for the following losses, subject to no deductibles and, further, to the coverage limits discussed below:

o if during the term of the policy, adverse environmental conditions exist at levels above legal limits on an insured Mortgaged Property and the borrower defaults under the related Mortgage Loan, the insurer will indemnify the trust for the outstanding principal balance of the related Mortgage Loan on the date of the default, together with accrued interest;

o if the trust becomes legally obligated to pay as a result of a claim first made against the trust and reported to the insurer during the term of the policy, for bodily injury, property damage or clean-up costs resulting from adverse environmental conditions on, under or emerging from an insured Mortgaged Property, the insurer will cover that claim; and

o if the trust enforces the related mortgage and the related insured Mortgaged Property is acquired by the trust, the insurer will thereafter pay clean-up costs for adverse environmental conditions at levels above legal limits which exist on or under that Mortgaged Property.

      The coverage limits for this secured creditor impaired property group policy are as follows:

o the per occurrence limit will equal 125% of the principal balance of the related Mortgage Loan, and

o the aggregate limit will equal 40% of the aggregate principal balance of all the covered Mortgage Loans.

      Column Individual Policies.

      Additionally, with respect to 19 Mortgage Loans (2.4%) to be acquired by the depositor from

Column Financial, Inc., secured creditor impaired property policies were obtained covering environmental matters with respect to the related Mortgaged Properties. In general, each of these policies provide coverage for the following losses, subject to the exclusions from coverage discussed under "--Environmental Insurance--General Information" below:

o if during the term of the policy, adverse environmental conditions exist at levels above legal limits on the related insured Mortgaged Property and the borrower defaults under the related Mortgage Loan, the insurer will indemnify the trust for the outstanding principal balance of the related Mortgage Loan on the date of the default, together with accrued interest;

o if the trust becomes legally obligated to pay as a result of a claim first made against the trust and reported to the insurer during the term of the policy, for bodily injury, property damage or clean-up costs resulting from adverse environmental conditions on, under or emerging from the related insured Mortgaged Property, the insurer will cover that claim; and

o if the trust enforces the related mortgage and the related insured Mortgaged Property is acquired by the trust, the insurer will thereafter pay clean-up costs for adverse environmental conditions at levels above legal limits which exist on or under that Mortgaged Property;

provided that the trustee, the master servicer and/or the special servicer first became aware of those adverse environmental conditions during the term of the policy and the appropriate party reported those conditions to the government in accordance with applicable law.

      General Information.

      Each of the secured creditor impaired property policies described above, including the group policy, require that the appropriate party associated with the trust report a claim during the term of the related policy. None of those policies includes coverage for asbestos and lead-based paint. Furthermore, none of those policies pays for unreimbursed servicing advances.

      The premium for each of the secured creditor impaired policies described above, including the group policy, has been or, as of the date of initial issuance of the certificates, will be paid in full. The insurer under each of those policies is either American International Specialty Lines Insurance Company or Commerce and Industry Insurance Co. Both of those insurers are member companies of the American Insurance Group, Inc.

Geographic Concentration

      Mortgaged Properties located in California and Texas secure approximately 14.5% and 11.5%, respectively, of the Initial Pool Balance. Additionally, Mortgaged Properties located in each of New York, Florida, Michigan, Oklahoma and Massachusetts secure at least 5%, but less than 10%, of the Initial Pool Balance. The occurrence of adverse economic conditions in any such jurisdiction may affect repayments of the related Mortgage Loans or the value of such Mortgaged Properties. Such Mortgaged Properties may be more susceptible to certain special hazard losses than properties located in other areas of the country. No more than 5% of the Initial Pool Balance is secured by Mortgaged Properties located in any other jurisdiction. See "Risk Factors--Increased Geographic Concentrations of Mortgaged Properties May Have an Adverse Effect on the Payment of Your Certificates" and Exhibit A-2.

Zoning Compliance

      The originator for each Mortgage Loan generally received assurances that all of the improvements located upon each respective Mortgaged Property complied with all zoning laws in all respects material to the continued use of the related Mortgaged Property, or that the improvements qualified as permitted non-conforming uses. Where a Mortgaged Property is operated as a permitted non-conforming use, an analysis was generally conducted as to whether existing replacement cost hazard insurance or, if necessary, supplemental "law and ordinance coverage" would, in the event of a material casualty, be sufficient to satisfy the entire Mortgage Loan or, taking into account the cost of the repair, be sufficient to pay down that Mortgage Loan to a level that the remaining collateral would be adequate security for the remaining loan amount.

Tenant Matters

      Certain additional information regarding Mortgaged Properties that are owner occupied or leased in whole or in large part to a single tenant is listed in Exhibit A-2. Generally, these owners or major tenants do not have investment-grade credit ratings. The major tenants generally occupy their premises pursuant to leases which may require them to pay all applicable real property taxes, maintain insurance over the improvements thereon and maintain the physical condition of such improvements. For 44 of the Mortgaged Properties (18.3%), the owner or major tenant occupies 50% or more of the Mortgaged Property.

                                Other Information

      Each of the tables in Exhibit A-2 lists certain characteristics of the mortgage pool presented, where applicable, as of the Cut-off Date. The sum in any column of any of the tables in Exhibit A-2 may not add to 100% and may not equal the indicated total due to rounding. For a detailed presentation of certain of the characteristics of the Mortgage Loans and the Mortgaged Properties, on an individual basis, see Exhibit A-1. For a brief summary of certain of the terms of the 5 largest Mortgage Loans, or groups of Cross-Collateralized Loans, see Exhibit B. Certain information regarding Mortgage Loans secured by Mortgages encumbering multifamily properties is listed in Exhibit A-1. Finally, certain information regarding the Reserve Accounts for each Mortgage Loan is set forth in Exhibit A-1.

      For purposes of the tables in Exhibit A-2 and for the information included in this prospectus supplement and in Exhibits A-1 and B the following definitions and assumptions apply:

Debt Service Coverage Ratio

      In general, income property lenders use debt service coverage ratios
(DSCR) to measure the ratio of (a) cash currently generated by a property that is available for debt service to (b) required debt service payments. However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. If a property does not possess a stable operating expectancy (for instance, if it is subject to material leases that are scheduled to expire during the loan term and that provide for above-market rents and/or that may be difficult to replace), a debt service coverage ratio may not be a reliable indicator of a property's ability to service the mortgage debt over the entire remaining loan term.

      For purposes of this prospectus supplement, including for the tables in Exhibit A-2 and the information in Exhibits A-1 and B, the "Debt Service Coverage Ratio" or "DSCR" for any Mortgage Loan (or group of Cross-Collateralized Loans) is the ratio of either the "Underwritable Cash Flow" estimated to be produced by the related Mortgaged Property or Properties or the Most Recent Net Operating Income, as described below, to the annualized amount of debt service payable under that Mortgage Loan (or that group of Cross-Collateralized Loans). All debt service coverage ratio information included in this prospectus supplement excludes the 1 Mortgaged Property subject to a credit tenant lease.

      "Most Recent DSCR" for a Mortgage Loan (or group of Cross-Collateralized Loans) is the ratio of its Most Recent Net Operating Income to the annualized amount of debt service payable under that Mortgage Loan (or group of Cross-Collateralized Loans).

      "U/W DSCR" or "Underwritable Debt Service Coverage Ratio" for a Mortgage Loan (or group of Cross-Collateralized Loans) is the ratio of its Underwritable Cash Flow calculated in connection with the underwriting of the Mortgage Loan to the annualized amount of debt service payable under that Mortgage Loan (or group of Cross-Collateralized Loans).

      "Underwritable Cash Flow" in each case is an estimate of stabilized cash flow available for debt service. In general, it is the estimated stabilized revenue derived from the use and operation of a Mortgaged Property (consisting primarily of rental income) less the sum of:

o estimated stabilized operating expenses (such as utilities, administrative expenses, repairs and maintenance, management fees and advertising),

o fixed expenses (such as insurance, real estate taxes and, if applicable, ground lease payments) and

o recurring capital expenditures and reserves for capital expenditures, including tenant improvement costs and leasing commissions.

Underwritable Cash Flow generally does not reflect interest expenses and non-cash items such as depreciation and amortization.

      In determining Underwritable Cash Flow for a Mortgaged Property, the seller relied on rent rolls and other generally unaudited financial information provided by the borrowers and calculated stabilized estimates of cash flow that took into consideration historical financial statements, material changes in the operating position of the Mortgaged Property of which the seller was aware (e.g., new signed leases or end of "free rent" periods and market data), and estimated recurring capital expenditures and reserves for leasing commission and tenant improvements. The seller made certain adjustments to particular items in the operating statements and operating information obtained from the borrowers, resulting in either an increase or decrease in the estimate of Underwritable Cash Flow derived therefrom. These adjustments were based upon the seller's evaluation of such operating statements and operating information and the assumptions applied by the borrowers in preparing such statements and information. Such adjustments may not have been consistent with generally accepted accounting principles. In certain cases, partial year operating income data was annualized, with certain adjustments for items deemed not appropriate to be annualized, or borrower supplied "trailing-12 months" income and/or expense information was utilized. In certain instances, historical expenses were inflated. For purposes of calculating Underwritable Cash Flow for Mortgage Loans where leases have been executed by one or more affiliates of the borrower, the rents under some of such leases have been adjusted to reflect market rents for similar properties. In some instances, lease rentals were adjusted to take into account rent increases scheduled to occur within the next 12 months. Several Mortgage Loans are secured by Mortgaged Properties with newly constructed improvements and, accordingly, there were no historical operating results or financial statements available with respect to such Mortgaged Properties. In such cases, items of revenue and expense used in calculating Underwritable Cash Flow were generally derived from rent rolls, estimates set forth in the related appraisal or from borrower-supplied information.

      The amount of any underwritten or contractual recurring replacement reserve amounts and/or underwritten or contractual leasing commissions and tenant improvements for each of the Mortgaged Properties is shown in the table titled "Engineering Reserves and Recurring Replacement Reserves" on Exhibit A-1. The underwritten or contractual recurring replacement reserve amounts shown on Exhibit A-1 are expressed as dollars per unit in the case of multifamily rental properties and manufactured housing communities, a percentage of total departmental revenues in the case of hospitality properties and dollars per leasable square footage in the case of other commercial properties.

      No assurance can be given with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by the seller in determining the presented operating information.

      The Debt Service Coverage Ratios are presented for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a Mortgaged Property to generate sufficient cash flow to repay the Mortgage Loan. Accordingly, no assurance can be given, and no representation is made that the Debt Service Coverage Ratios accurately reflect that ability.

Loan-to-Value

      References in the tables to "Cut-off Date Loan-to-Value" or "Cut-off Date LTV" are references to the ratio, expressed as a percentage, of the Cut-off Date Principal Balance of a Mortgage Loan (or the aggregate Cut-off Date Principal Balance of a group of Cross-Collateralized Loans) to the value of the related Mortgaged Property or Properties as determined by the most recent appraisal or market valuation of such Mortgaged Property, as described below. All loan-to-value ratio information included in this prospectus supplement does not include the 1 Mortgaged Property subject to a credit tenant lease.

      References to "Maturity/ARD Balance" is the principal balance of a Mortgage Loan (or the aggregate principal balance of a group of Cross-Collaterialized Loans) anticipated to be outstanding at its maturity date, or for a Hyper-Amortization Loan, at its Anticipated Repayment Date (calculated based on the Maturity Assumptions and a 0% CPR).

      References to "Maturity/ARD LTV" or "Maturity/ARD LTV Ratio" are references to the ratio, expressed as a percentage, of the Maturity/ARD Balance of a Mortgage Loan (excluding the Mortgage Loans expected to fully amortize over their remaining term) to the value of the related Mortgaged Property or Properties as determined by the most recent appraisal or market valuation of such Mortgaged Property or Properties available to the depositor.

      Each Mortgaged Property was appraised at the request of the originator of the Mortgage Loan by a state certified appraiser or an appraiser belonging to the Appraisal Institute. The purpose of each appraisal was to provide an opinion of the fair market value of the Mortgaged Property. None of the depositor, the sellers, the master servicer, the special servicer, the underwriters or the trustee or any other entity has prepared or obtained a separate independent appraisal or reappraisal, unless such person was the originator of the Mortgage Loan. There can be no assurance that another appraiser would have arrived at the same opinion of value. No representation is made that any appraised value would approximate either the value that would be determined in a current appraisal of the Mortgaged Property or the amount that would be realized upon a sale. Accordingly, you should not place undue reliance on the loan-to-value ratios set forth in this prospectus supplement.

Year Built/Renovated

      References to "years built/renovated" are references to the later of the year in which a Mortgaged Property was originally constructed or the most recent year in which the Mortgaged Property was substantially renovated.

Weighted Averages

      References to "weighted averages" are references to averages weighted on the basis of the Cut-off Date Principal Balances of the Mortgage Loans.

Most Recent Appraised Value

      References to "Most Recent Appraised Value" for each of the Mortgaged Properties is the "as is" or, if provided, the "as cured" value estimate reflected in the most recent appraisal or market valuation obtained by or otherwise in the possession of the related seller. The "cured value" is generally calculated as the sum of:

o the "as is" value set forth in the related appraisal or market valuation, plus

o the estimated costs (as of the date of the appraisal or market valuation), if any, of implementing any deferred maintenance required to be undertaken immediately or in the short term under the terms of the related Mortgage Loan.

In general, the amount of these estimated costs is based on:

o     an estimate by the individual preparing the appraisal or market valuation,

o     an estimate by the related borrower,

o the estimate set forth in the property condition assessment conducted in connection with the origination of the related Mortgage Loan, or

o     a combination of these estimates.

Leasable Square Footage

      References to "S.F." or "Sq.Ft." means, in the case of any Mortgaged Property that is a commercial property (other than a hospitality property), the estimated square footage of its gross leasable area, as reflected in information provided by the related borrower or in the appraisal or market valuation on which the Most Recent Appraised Value of the Mortgaged Property is based.

Units

      References to (1) in the case of any Mortgaged Property that is a multifamily rental property, its estimated number of apartments, regardless of the number or size of rooms in the apartments, and (2) in the case of any Mortgaged Property that is a manufactured housing community, its estimated number of pads to which a mobile home can be hooked up, in each case, as reflected in information provided by the related borrower or in the appraisal or market valuation on which the Most Recent Appraised Value is based.

Rooms

      References to "Rooms" means, in the case of any Mortgaged Property that is a hospitality property, its estimated number of rooms and/or suites, without regard to the size of the rooms or the number or size of the rooms in the suites, as reflected in information provided by the related borrower or in the appraisal or market valuation on which the Most Recent Appraised Value of the property is based.

Occupancy Rate At Underwriting

      References to "Occupancy Rate at Underwriting" or "Occupancy Rate at U/W" generally mean the percentage of leasable square footage, in the case of Mortgaged Properties that are commercial properties (other than hospitality properties), or units, in the case of Mortgaged Properties that are multifamily rental properties and manufactured housing communities, of the subject Mortgaged Properties that were occupied or leased as of the approximate date of the original underwriting of the related Mortgage Loan or such later date as we considered appropriate, in any event as reflected in information provided by the related borrower or in the appraisal or market valuation on which the Most Recent Appraised Value of the Mortgaged Property is based. Information shown in this prospectus supplement with respect to any weighted average of occupancy rates at underwriting excludes hospitality properties from the relevant calculations.

Major Tenant

      References to "Major Tenant" means any one of the top three tenants (based on the net rentable area of its space) of a commercial property that leases at least 10% or more of the net rentable area of the Mortgaged Property.

Most Recent Operating Statement Date

      References to "Most Recent Operating Statement Date" means, with respect to each of the Mortgage Loans, the date indicated on Exhibit A-1 as the "most recent operating statement date" with respect to the Mortgage Loan. In general, this date is the end date of the period covered by the latest available annual or, in some cases, partial-year operating statement for the related Mortgaged Property.

Most Recent Net Operating Income

      References to "Most Recent Net Operating Income" means, with respect to each of the Mortgaged Properties, its total cash flow that was available for annual debt service on the related Mortgage Loan, calculated as the most recent revenues less most recent expenses for that Mortgaged Property. For purposes of calculating the most recent net operating income for each of the Mortgaged
Properties:

o "most recent revenues" are the revenues received, or annualized or estimated in certain cases, in respect of a Mortgaged Property for the 12-month period ended as of the most recent operating statement date, based upon the latest available annual or, in some cases, partial-year operating statement and other information furnished by the related borrower, and

o "most recent expenses" are the expenses incurred, or annualized or estimated in certain cases, for a Mortgaged Property for the 12-month period ended as of the most recent operating statement end date, based upon the latest available annual or, in some cases, partial-year operating statement and other information furnished by the related borrower.

                                   The Sellers

Midland Loan Services, Inc.

      Midland Loan Services, L.P., was organized under the laws of the State of Missouri in 1992 as a limited partnership. On April 3, 1998, Midland Loan Services, Inc., a newly formed, wholly owned subsidiary of PNC Bank, National Association, acquired substantially all of the assets of Midland Loan Services, L.P. Since 1994, Midland has been originating commercial and multifamily mortgage loans for the purpose of securitization. Midland is an affiliate of PNC Capital Markets, Inc. See "Master Servicer and Special Servicer".

      Seventy-five of the Mortgage Loans (30.8%) were originated by Midland and sold to the Midland Commercial Mortgage Loan Owner Trust II, a business trust organized under the laws of the State of Delaware. The holders of the Midland Owner Trust certificates will sell their certificates to an affiliate of Donaldson, Lufkin & Jenrette Securities Corporation on or before the closing date. On or before the closing date, that affiliate of Donaldson, Lufkin & Jenrette Securities Corporation will terminate the Midland Owner Trust and transfer to the depositor the Mortgage Loans that were in the Midland Owner Trust. Since Midland will be the only person responsible to the trust for breaches of the representations and warranties that relate to these Mortgage Loans and for defects in documentation related to these Mortgage Loans, it is referred to in this prospectus supplement as the seller of these Mortgage Loans.

      An additional 70 Mortgage Loans (24.2%) were also originated by Midland. Midland will sell these Mortgage Loans directly to the depositor on the closing date.

Column Financial, Inc.

      Column is a corporation organized under the laws of Delaware, and its principal offices are in Atlanta, Georgia. Column underwrites and closes multifamily rental and commercial mortgage loans through its own origination offices and various correspondents in local markets across the country. Loan underwriting and quality control procedures are undertaken principally in regional offices located in:

                        o     Bethesda, Maryland;

                        o     Chicago, Illinois;

                        o     Cleveland, Ohio;

                        o     Dallas, Texas;

                        o     Denver, Colorado;

                        o     Hollywood, Florida;

                        o     Houston, Texas

                        o     Los Angeles, California;

                        o     Nashville, Tennessee;

                        o     New York, New York;

                        o     Newport Beach, California

                        o     Norwalk, Connecticut;

                        o     Philadelphia, Pennsylvania;

                        o     San Francisco, California;

                        o     Seattle, Washington; and

                        o     Tampa, Florida

      Column has closed more than $7.5 billion of commercial and multifamily mortgage loans since beginning operations in 1993. Column is a wholly-owned subsidiary of DLJ Mortgage Capital, Inc., which in turn is a wholly-owned subsidiary of Donaldson, Lufkin & Jenrette, Inc., the parent of Donaldson, Lufkin & Jenrette Securities Corporation.

      Column Financial, Inc. originated 59 of the Mortgage Loans (44.3%). Column acquired an additional 6 Mortgage Loans (0.7%) from Union Capital Investments, LLC.

      Union Capital Investments, LLC is a limited liability company, with its principal offices in Atlanta, Georgia. Union Capital is primarily involved in conduit lending, and it originates, underwrites and closes first mortgage loans secured by all types of multifamily rental and commercial real estate throughout the United States. The principals of Union Capital have been involved in the conduit lending field since January 1993.

                    Changes in Mortgage Pool Characteristics

      The description in this prospectus supplement of the mortgage pool and the Mortgaged Properties is based upon the mortgage pool as expected to be constituted at the close of business on the Cut-off Date, as adjusted for scheduled principal payments due on the Mortgage Loans on or before the Cut-off Date. Prior to the issuance of the certificates, one or more Mortgage Loans may be removed from the mortgage pool if:

o     the depositor deems such removal necessary or appropriate, or

o     the loan is prepaid.

      A limited number of other mortgage loans may be included in the mortgage pool prior to the issuance of the certificates, unless including such mortgage loans would materially alter the characteristics of the mortgage pool as described in this prospectus supplement. Accordingly, the range of interest rates and maturities, as well as the other characteristics of the Mortgage Loans constituting the mortgage pool at the time the certificates are issued may vary from those described in this prospectus supplement.

      A Current Report on Form 8-K will be filed, together with the pooling and servicing agreement, with the Securities and Exchange Commission within 15 days after the closing date. If Mortgage Loans are removed from or added to the mortgage pool as set forth in the preceding paragraph, the removal or addition will be noted in the Form 8-K.

                   Representations and Warranties; Repurchase

      The following is a summary of certain of the representations and warranties to be made by each seller with respect to each of its Mortgage Loans. Other representations and warranties may also be required by the Rating Agencies or the purchasers of the privately offered certificates. The representations will be made as of the closing date or as of another date specifically stated in the representation or warranty. There may be exceptions to some of the representations and warranties.

1. The information in the schedule of the Mortgage Loans attached to the related mortgage loan purchase agreement is true and correct in all material respects as of the Cut-off Date.

2. The seller owns the Mortgage Loans and is conveying them free and clear of any pledge, lien or security interest.

3. No scheduled payment of principal and interest under any Mortgage Loan is 30 days or more past due nor has been during the preceding 12-month period.

4. The related Mortgage constitutes a valid and enforceable first lien upon the related Mortgaged Property, subject to:

      o     creditors' rights and general principles of equity,

      o liens for current real estate taxes and assessments not yet delinquent or accruing interest or penalties,

      o exceptions and exclusions specifically referred to in the lender's title insurance policy,

      o     purchase money security interests,

      o     other matters to which like properties are commonly subject,

      o the rights of tenants to remain at the related Mortgaged Property following foreclosure, and

      o the lien for another Mortgage Loan which is cross-collateralized with such Mortgage Loan.

5. The related Mortgage has not been satisfied, cancelled, rescinded or subordinated in whole or in material part.

6. The seller is not aware of any proceeding pending for the total or partial condemnation of or affecting the related Mortgaged Property.

7. The related Mortgaged Property is or will be covered by an American Land Title Association (or an equivalent or state-approved form) lender's title insurance policy that insures that the related Mortgage is a valid, first priority lien on such Mortgaged Property, subject only to the exceptions stated in the policy.

8. The proceeds of the Mortgage Loan have been fully disbursed (subject to funds being held back pending the satisfaction of certain leasing, repair or other conditions), and there is no obligation for future advances with respect to such Mortgage Loan.

9. Each note, Mortgage and other agreement of the borrower with respect to the Mortgage Loan is its legal, valid and binding obligation, subject to:

      o     the non-recourse provisions of the loan,

      o applicable state anti-deficiency or market value limit deficiency legislation;

      o bankruptcy, insolvency, reorganization and state laws related to creditors' rights, and

      o     general principles of equity.

      With respect to each Mortgage Loan originated by Union Capital, Union Capital made certain representations and warranties in connection with the sale of the Mortgage Loan to Column. These representations and warranties and the related obligations of Union Capital for breach are being assigned by Column to the depositor and by the depositor to the trustee under the pooling and servicing agreement. The representations and warranties made by Union Capital will not be identical to those made by the sellers. The representations and warranties made by Union Capital are in addition to the representations and warranties made by Column with respect to the Mortgage Loans it acquired from Union Capital.

      The pooling and servicing agreement will require that the custodian, the master servicer, the special servicer or the trustee notify the applicable seller upon its becoming aware:

o of any breach of certain representations or warranties made by that seller in its mortgage loan purchase agreement, or

o that any document required to be included in the mortgage file does not conform to the requirements of the pooling and servicing agreement. See "The Pooling and Servicing Agreement--Assignment of the Mortgage Loans".

Subject to the discussion below, the applicable mortgage loan purchase agreement provides that, if a breach or default that materially and adversely affects the interests of the trustee or the certificateholders is not cured within 90 days after discovery of the breach or defect by the applicable seller, the depositor, the custodian, the master servicer, the special servicer or the trustee, the applicable seller will either:

1. repurchase the affected Mortgage Loan for a purchase price (the "Repurchase Price") equal to the sum of:

      o     outstanding principal balance,

      o unpaid accrued interest at the applicable rate (in absence of a default and excluding any Deferred Interest) to, but not including, the date of repurchase,

      o the amount of any unreimbursed Servicing Advances relating to such Mortgage Loan,

      o     accrued interest on Advances (including P&I Advances) at the Advance
            Rate,

      o the amount of any unpaid servicing compensation (other than master servicing fees) and trust fund expenses allocable to the Mortgage Loan, and

      o the amount of any expenses reasonably incurred by the master servicer, the special servicer or the trustee in respect of the repurchase obligation, including any expenses arising out of the enforcement of the repurchase obligation, or

2. substitute a Qualified Substitute Mortgage Loan for the affected Mortgage Loan and pay the trustee a shortfall amount equal to the difference between the Repurchase Price of the affected Mortgage Loan calculated as of the date of substitution and the Stated Principal Balance of the Qualified Substitute Mortgage Loan as of the date of substitution.

      If the Mortgage Loan continues to be a "qualified mortgage" within the meaning of the REMIC provisions of the Code, the 90-day period will not commence until the seller receives notice of or discovers that the Mortgage Loan is a defective Mortgage Loan. If the breach or defect cannot be cured within the 90-day period, then so long as the seller has commenced and is diligently proceeding with the cure of the breach or defect, the 90-day period will be extended for an additional 90 days. However, the seller will be entitled to an extension only if it delivers to the depositor an officer's certificate:

o     describing the measures being taken to cure the breach or defect,

o stating that it is possible to cure the breach or defect cured within the 90 day period, and

o stating that the breach or defect does not cause the Mortgage Loan to fail to be a "qualified mortgage" within the meaning of the REMIC provisions of the Internal Revenue Code of 1986.

      However, if there is a breach of representations and warranties with respect to a Mortgage Loan by both Union Capital and Column, then

o Column will have an obligation to effect a cure, repurchase or replacement (if applicable) only if Union Capital fails to cure the breaches or repurchase or replace the affected Mortgage Loan within the time allowed under its loan purchase agreement, and

o Column's time period to effect a cure, repurchase or replacement will be limited to 90 days following the end of Union Capital's time period to cure the breach or repurchase or replace the Mortgage Loan.

      This extension of the period within which Column is obligated to effect a cure, repurchase or replacement does not apply if the breach would cause the Mortgage Loan to not be a "qualified mortgage" within the meaning of the REMIC provisions of the Internal Revenue Code of 1986. If Union Capital repurchases or replaces a Mortgage Loan and the price or additional cash amount which Union Capital is required to pay is less than the applicable Repurchase Price or shortfall amount, Column is required to pay the deficiency out of its own funds.

      A "Qualified Substitute Mortgage Loan" is a mortgage loan which must, on the date of substitution:

1. have an outstanding principal balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, not in excess of the Stated Principal Balance of the deleted Mortgage Loan as of the due date in the calendar month during which the substitution occurs;

2. have a mortgage rate not less than the Mortgage Rate of the deleted Mortgage Loan;

3.    have the same due date as the deleted Mortgage Loan;

4. accrue interest on the same basis as the deleted Mortgage Loan (for example, on the basis of a 360-day year consisting of twelve 30-day months);

5. have a remaining term to stated maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the deleted Mortgage Loan;

6. have an original loan to-value-ratio not higher than that of the deleted Mortgage Loan and a current loan-to-value ratio not higher than the then current loan-to-value ratio of the deleted Mortgage Loan;

7. comply as of the date of substitution with all of the representations and warranties listed in the applicable mortgage loan purchase agreement;

8. have an environmental report for the related Mortgaged Property, which will be part of the related mortgage file;

9. have an original debt service coverage ratio not less than the original debt service coverage ratio of the deleted Mortgage Loan;

10. be determined by an opinion of counsel to be a "qualified replacement mortgage" within the meaning of Section 860G(a)(4) of the Internal Revenue Code of 1986;

11. not have a maturity date after the date three years prior to the Rated Final Distribution Date;

12. not be substituted for a deleted Mortgage Loan unless the trustee has received prior confirmation in writing by each Rating Agency that the substitution will not result in the withdrawal, downgrade, or qualification of the rating assigned by the Rating Agency to any class of the certificates then rated by the Rating Agency.

      The seller will pay the cost, if any, of obtaining the confirmation;

13. not be substituted for a deleted Mortgage Loan if it would result in the termination of the REMIC status of REMIC I, REMIC II or REMIC III or the imposition of tax on REMIC I, REMIC II or REMIC III other than a tax on income expressly permitted or contemplated to be received by the terms of the pooling and servicing agreement; and

14. not be substituted for a deleted Mortgage Loan unless the controlling class representative has approved the substitution in its reasonable discretion.

      If one or more mortgage loans are substituted for one or more deleted Mortgage Loans, then:

o the amounts described in clause (1) will be determined on the basis of total principal balances,

o the rates described in clause (2) above will be determined on a weighted average basis, and

o the remaining term to stated maturity referred to in clause (5) above will be determined on a weighted average basis.

      When a Qualified Substitute Mortgage Loan is substituted for a deleted Mortgage Loan, the applicable seller will certify that the Qualified Substitute Mortgage Loan meets all of the requirements of the above definition and shall send the certification to the trustee and the controlling class representative.

      The obligations of the sellers to substitute, repurchase or cure constitute the sole remedies available to the trustee for the benefit of the holders of certificates for:

o a breach of a representation or warranty with regard to a Mortgage Loan by a seller, or

o     missing or defective Mortgage Loan documentation.

      In addition to the above remedies for breach of representations and warranties, the controlling class representative may require a seller to establish a cash reserve or provide a letter of credit in the amount of 20% of the principal balance of any Mortgage Loan if the related Mortgage, assignment of leases, certain financing statements or certain assignments in favor of the trustee remain missing, unrecorded or unfiled 18 months or more after the closing because such document was never provided in the proper form, was lost or was returned unrecorded or unfiled as a result of a defect, but only if such omission would materially and adversely affect the enforcement of the related lien or security interest or the value of the Mortgage Loan at such time. If the seller fails to cure such defects or repurchase or replace the related Mortgage Loan when required by the related loan purchase agreement, the cash reserve or letter of credit for the related Mortgage Loan may under certain circumstances be applied to reimburse the trust for any expenses directly incurred as a result of such document defects, including the costs of enforcing the seller's obligations or curing such document defects.

      If a seller defaults on its obligation to substitute, repurchase, cure or provide a cash reserve or letter of credit, no other person will have an obligation to fulfill the seller's obligations. No assurance can be given that any seller will fulfill its obligations. If such obligations are not met, as to a Mortgage Loan that is not a "qualified mortgage" within the meaning of the REMIC provision of the Internal Revenue Code of 1986, REMIC I, REMIC II and REMIC III may be disqualified.

                      MASTER SERVICER AND SPEICAL SERVICER

                                   Background

      Midland Loan Services, L.P., was organized under the laws of the State of Missouri in 1992 as a limited partnership. On April 3, 1998, Midland Loan Services, Inc., a newly-formed, wholly-owned subsidiary of PNC Bank, National Association, acquired substantially all of the assets of Midland Loan Services, L.P. Midland is a real estate financial services company that provides loan servicing and asset management for large pools of commercial and multifamily real estate assets and that originates commercial real estate loans. Midland's address is:

      210 West 10th Street
      6th Floor
      Kansas City, Missouri 64105.

      Midland will serve as the master servicer for the trust fund. In addition, Midland and its affiliates are the seller with respect to 145 of the Mortgage Loans (55.0%). See "Description of the Mortgage Pool--The Sellers".

      Standard & Poor's Ratings Services and Fitch IBCA, Inc. have approved Midland as a master and special servicer for investment grade-rated commercial and multifamily mortgage-backed securities. Midland is also a HUD/FHA-approved mortgagee and a FannieMae-approved multifamily loan servicer.

                          Midland's Servicing Portfolio

      As of September 30, 1999, Midland was servicing approximately 14,900 commercial and multifamily loans with a principal balance of approximately $42.5 billion. The collateral for these loans is located in all 50 states, the District of Columbia, Puerto Rico and Canada. Approximately 10,400 of the loans, with a total principal balance of approximately $32.8 billion, pertain to commercial and multifamily mortgage-backed securities. The portfolio includes multifamily, office, retail, hospitality and other types of income producing properties. Midland also services newly-originated loans and loans acquired in the secondary market for:

o     financial institutions,

o     private investors, and

o     issuers of commercial and multifamily mortgage-backed securities.

                             Delinquency Information

      The following table lists the master servicer's delinquency experience for commercial mortgage-backed securities transactions that it services. The table includes loans that Midland Loan Services, L.P. serviced before April 3, 1998. The portfolio does not include mortgage loans included in distressed RTC portfolios.

                                                       As of December 31,
                               -----------------------------------------------------------------
                                     1996                    1997                   1998
                               ------------------      ------------------      -----------------
                               By No.   By Dollar      By No.   By Dollar      By No.  By Dollar
                                of       Amount         Of       Amount         of      Amount
                               Loans    of Loans       Loans    of Loans       Loans   of Loans
                               -----    --------       -----    --------       -----   --------
                                                  (Dollar amounts in thousands)
Total portfolio.............   2,782   $6,557,024      3,644   $13,129,936     6,493  $29,656,681

Period of delinquency(1)
     30-59 days.............     198      $89,419        146      $281,143        48      $92,712
     60 to 89 days..........      17       10,479         43        20,363        26       31,925
     90 days or more(2).....      18       33,898        104       150,237       102       69,585
     REO....................      --           --          8        19,005        14       32,094

Total delinquent loans......     233     $133,795        301      $470,748       190     $226,316
                               =====   ==========      =====   ===========     =====  ===========
Percent of portfolio........       8%           2%       8.3%          3.6%      2.9%         0.8%
                               =====   ==========      =====   ===========     =====  ===========

(1) Number of days past due based on a 30-day month. No loan is considered delinquent until one month beyond its due date. For example, a loan with a payment due January 1 would first be considered delinquent February 1, and would then be considered 30 days delinquent.

(2)   Includes pending foreclosures.

                                                 As of September 30,
                                     ------------------------------------------
                                           1998                    1999
                                     ------------------      ------------------
                                     By No.   By Dollar      By No.   By Dollar
                                      of       Amount         Of       Amount
                                     Loans    of Loans       Loans    of Loans
                                     -----    --------       -----    --------
                                            (Dollar amounts in thousands)

Total portfolio.................     5,858   20,529,878      6,978   31,587,048

Period of delinquency(1)
     30-59 days.................        61       43,090         28       40,830
     60 to 89 days..............        26       37,620         18       15,418
     90 days or more(2).........        96       52,300        100       62,354
     REO........................        14       35,367         16       48,221
                                     -----   ----------      -----   ----------

Total delinquent loans..........       197      168,377        162      166,823
                                     =====   ==========      =====   ==========

Percent of portfolio............       3.4%         0.8%       2.3%         0.5%
                                     =====   ==========      =====   ==========

(1) Number of days past due based on a 30-day month. No loan is considered delinquent until one month beyond its due date. For example, a loan with a payment due January 1 would first be considered delinquent February 1, and would then be considered 30 days delinquent.

(2)   Includes pending foreclosures.

      Because the delinquency rate for the portfolio is relatively low, Midland's management believes that changes in delinquency levels from period to period do not reflect overall market trends, but are primarily due to:

o     the varying size of the portfolio,

o     individual property-level economics, and

o     circumstances unique to individual borrowers.

      Midland's overall historical delinquency experience is based on the servicing of mortgage loans that may not be comparable to the Mortgage Loans. The delinquency experience on the Mortgage Loans may differ from Midland's overall historical experience for several reasons, including:

o the underwriting standards and policies used to underwrite the Mortgage Loans may differ substantially from those used to underwrite loans in the portfolio;

o parties other than Midland are primary servicers or sub-servicers of some loans included in the portfolio;

o the portfolio includes many loans outstanding too briefly to have seasoned to a point where delinquencies would be fully reflected. If the average age of the loans in the portfolio increases, the portfolio could experience significantly higher delinquency percentages; and

o an overall decline in property values could increase delinquency rates above those previously experienced by the master servicer overall and on the Mortgage Loans.

      The information concerning Midland set forth above has been provided solely by Midland. The trustee, the sellers and the underwriters make no representation or warranty as to its accuracy.

                         DESCRIPTION OF THE CERTIFICATES

                                     General

      The certificates are issued under the pooling and servicing agreement and will consist of 20 classes:

o     Class S Certificates
o     Class A-1A Certificates
o     Class A-1B Certificates
o     Class A-2 Certificates
o     Class A-3 Certificates
o     Class A-4 Certificates
o     Class B-1 Certificates
o     Class B-2 Certificates
o     Class B-3 Certificates
o     Class B-4 Certificates
o     Class B-5 Certificates
o     Class B-6 Certificates
o     Class B-7 Certificates
o     Class B-8 Certificates
o     Class C Certificates
o     Class D Certificates
o     Class E Certificates
o     Class R-I Certificates
o     Class R-II Certificates
o     Class R-III Certificates

      We are only offering the class S, A-1A, A-1B, A-2, A-3, A-4, B-1 and B-2 certificates to you. See "The Pooling and Servicing Agreement" in this prospectus supplement and "Description of the Certificates" and "Servicing of the Mortgage Loans" in the prospectus for additional important information regarding the terms of the pooling and servicing agreement and the certificates. The pooling and servicing agreement will be filed with the Securities and Exchange Commission on Form 8-K within 15 days after the closing date.

      The certificates represent the entire beneficial ownership interest in a trust fund consisting primarily of:

o the Mortgage Loans and principal and interest due after the Cut-off Date and all payments under and proceeds of the Mortgage Loans received after the Cut-off Date (exclusive of Principal Prepayments received prior to the Cut-off Date and scheduled payments of principal and interest due on or before the Cut-off Date),

o any Mortgaged Property acquired on behalf of the trust fund through foreclosure, deed-in-lieu of foreclosure or otherwise (upon acquisition, an "REO Property"),

o funds or assets from time to time deposited in the Collection Account, the Distribution Account, the Interest Reserve Account and any account established in connection with REO Properties (an "REO Account"),

o the rights of the mortgagee under all insurance policies with respect to the Mortgage Loans,

o the depositor's rights and remedies under the applicable mortgage loan purchase agreement, and all of the mortgagee's right, title and interest in the Reserve Accounts.

      The class E certificates will evidence undivided interests in a grantor trust consisting of collections of Deferred Interest on the Mortgage Loans. The principal balance certificates and the interest only certificates will not receive any Deferred Interest collected on the Mortgage Loans.

      As described under "Material Federal Income Tax Consequences", the class R-I, R-II and R-III certificates will constitute "residual interests" in a REMIC. We do not anticipate that the residual certificates will receive any distributions of cash from the trust.

                     Principal Balances and Notional Amounts

      Upon initial issuance, the respective classes of principal balance certificates will have the class principal balances set forth in the table on page S-4, which may in the aggregate vary by up to 5%.

      The principal balance of any class of principal balance certificates outstanding at any time represents the maximum amount that holders are entitled to receive as distributions allocable to principal. The principal balance of each class will be reduced by:

o     amounts distributed to the class as principal, and

o     any Realized Losses and Expense Losses allocated to the class.

      The class S certificates are interest-only certificates, have no principal balances and are not entitled to distributions of principal. The total notional amount of the class S certificates as of any date is equal to 100% of the total principal balance of the Principal Balance Certificates.

      The "Stated Principal Balance" of each Mortgage Loan will generally equal its unpaid principal balance as of the Cut-off Date (or in the case of a Qualified Substitute Mortgage Loan as of the date of substitution), after applying payments due on or before that date (whether or not received), reduced (to not less than zero) on each subsequent distribution date by:

o any payments or other collections (or advances for such amounts) of principal of such Mortgage Loan that have been distributed on the certificates on such date or would have been distributed on such date if they had not been applied to cover Additional Trust Fund Expenses, and

o the principal portion of any Realized Loss allocable to such Mortgage Loan during the related Collection Period.

      However, except as stated in the discussion under "--Distributions--Treatment of REO Properties", if any Mortgage Loan is paid in full, liquidated or otherwise removed from the trust fund, the Stated Principal Balance of the Mortgage Loan will be zero beginning on the first distribution date following the Collection Period during which the event occurred.

                               Pass-Through Rates

      The rate per annum at which any class of offered certificates accrues interest from time to time is its "pass-through rate".

      The pass-through rates for the following classes of offered certificates are fixed at the following per annum rates:

Class                                           Pass-Through Rate




      These pass-through rates for the class _____ and class _____ certificates for each interest accrual period will equal the lesser of (1) the initial pass-through rate for that class, and (2) the weighted average of the Net Mortgage Rates for the related distribution date, weighted on the basis of the Mortgage Loans' respective Stated Principal Balances immediately before the distribution date.

      The pass-through rates for the class _____ and class _____ certificates for each interest accrual period will equal the weighted average of the Net Mortgage Rates for the related distribution date, weighted on the basis of the Mortgage Loans' respective Stated Principal Balances immediately before the distribution date.

      The pass-through rate on the class S certificates for the initial interest accrual period will equal _____%. For each subsequent interest accrual period, the pass-through rate on the class S certificates will generally be a per annum rate equal to the excess of:

o the weighted average of the Net Mortgage Rates for the related distribution date, weighted on the basis of the Mortgage Loans' respective Stated Principal Balances immediately before the distribution date, over

o the weighted average of the pass-through rates for the principal balance certificates for that interest accrual period, weighted on the basis of the respective principal balances thereof immediately before the distribution date.

      The "Net Mortgage Rate" for each Mortgage Loan is the interest rate for the Mortgage Loan minus the master servicer fee and the trustee fee. This calculation is made without giving effect to any Revised Interest Rate or any default rate. The Net Mortgage Rate for any Mortgage Loan will be determined without regard to any post-closing date modification, waiver or amendment of the Mortgage Loan's terms for purposes of calculating:

o     pass-through rates,

o     Prepayment Interest Excesses, and

o     Prepayment Interest Shortfalls.

      The certificates accrue interest on the basis of a 360-day year consisting of twelve 30-day months. Therefore, when calculating the pass-through rate for each class of certificates for a distribution date, the Net Mortgage Rate of a Mortgage Loan that accrues interest on an actual/360 basis (the "Interest Reserve Loans") will be adjusted to an annual rate generally equal to:

o a fraction, expressed as a percentage, the numerator of which is, subject to adjustment as described below, 12 times the amount of interest that accrued or would have accrued with respect to that Mortgage Loan on an actual/360 basis during the related interest accrual period, based on its Stated Principal Balance immediately preceding that distribution date and its mortgage interest rate in effect as of December 1, 1999, and the denominator of which is the Stated Principal Balance of the Mortgage Loan immediately prior to that distribution date, minus

o     the related master servicer fee and the trustee fee.

      Notwithstanding the foregoing, if the subject distribution date occurs during January (except during a leap year) or February, then, in the case of any particular Interest Reserve Loan, the numerator of the fraction described in the first bullet point of the preceding paragraph will be decreased by any Interest Reserve Amount with respect to that Mortgage Loan that is transferred from the Collection Account to the Interest Reserve Account during that month. Furthermore, if the subject distribution date occurs during March, then, in the case of any particular Interest Reserve Loan, the numerator of the fraction described in the first bullet point of the preceding paragraph will be increased by any Interest Reserve Amounts with respect to that Mortgage Loan that are transferred from the Interest Reserve Account to the Distribution Account during that month.

See "The Pooling and Servicing Agreement--Servicing Compensation and Payment of Expenses".

                                  Distributions

Method, Timing and Amount

      Payments on the offered certificates are scheduled to occur monthly, commencing in January 2000. The distribution date for each month will be the later of:

o the 10th calendar day of that month, or if that day is not a business day, then the next business day, and

o     the fourth business day after the determination date for the month.

      The "Record Date" for each distribution date is the last business day of the month preceding the month in which the distribution date occurs. Except for the final distribution, all distributions will be made by the trustee to the persons in whose names the certificates are registered at the close of business on the Record Date.

      The distributions will be made:

o by wire transfer of immediately available funds if the certificateholder provides the trustee with wiring instructions on or before the Record Date, or

o     otherwise by check mailed to the certificateholder.

      The final distribution on a certificate will be made only upon presentment or surrender of the certificate as specified in the notice of final distribution.

      The final distribution on any certificate will be determined without regard to possible future reimbursement of any Realized Loss or Expense Loss previously allocated to the certificate. Any distribution after the final distribution to reimburse a previously-allocated Realized Loss or Expense Loss will be made by check mailed to the certificateholder that surrendered the certificate. Such a distribution is possible, but unlikely.

      Distributions on a class of certificates are allocated among the outstanding certificates of the class based on their principal or notional balances.

Determining Available Funds

      The total distribution on the certificates will equal the Available Funds. The "Available Funds" for a distribution date in general will equal:

o amounts on deposit in the Collection Account at close of business on the Determination Date, excluding:

      1. Monthly Payments collected but due on a due date after the related Collection Period,

      2. prepayment premiums and Deferred Interest (which are distributed separately),

      3. amounts payable or reimbursable to any person other than the certificateholders (including amounts payable to the master servicer, the special servicer or the trustee as compensation or to reimburse outstanding Advances, and amounts payable as Additional Trust Fund Expenses),

      4.    amounts deposited in the Collection Account in error,

      5. if the distribution date occurs during January of any year that is not a leap year or February of any year, the Interest Reserve Amounts for the Interest Reserve Loans to be deposited into the Interest Reserve Account; plus

o any P&I Advances and Compensating Interest Payments made for the distribution date and not already included; plus

o if the distribution date occurs during March of any year, the Interest Reserve Amounts in the Interest Reserve Account.

      "Principal Prepayments" are payments of principal on a Mortgage Loan that:

o     are received before the scheduled due date, and

o are not accompanied by interest representing the full amount of scheduled interest due in any month after the month of payment.

      The "Collection Period" for a distribution date:

o begins on the day after the Determination Date in the preceding month (or, in the case of the January 2000 distribution date, on the day after the Cut-off Date), and

o ends on the Determination Date in the month in which the distribution date occurs.

      The "Determination Date" for a distribution date is the fourth calendar day of the month or, if that day is not a business day, the first business day before that day.

Applying Available Funds

      On each distribution date, the trustee will first apply Available Funds to make distributions to the holders of the senior certificates in the following order:

1. to pay interest to the holders of the classes of senior certificates, up to an amount equal to, and pro rata as among those classes in accordance with, the Distributable Certificate Interest for that class for that distribution date;

2. to pay principal from the Principal Distribution Amount for that distribution date:

      o     first to the holders of the class A-1A certificates; and

      o     second to the holders of the class A-1B certificates;

      in each case, up to an amount equal to the lesser of:

      (a)   the then-outstanding principal balance of the class; and

      (b)   the remaining portion of the Principal Distribution Amount;

      However, principal payments will be made to the class A-1A and class A-1B certificates up to an amount equal to, and pro rata based on, their outstanding class principal balances:

      o if the principal balance of the subordinate certificates has been reduced to zero; or

      o on the final distribution date, if the trust fund is terminated as discussed under "--Optional Termination" below; and

3. to reimburse the holders of the class A-1A and class A-1B certificates, up to an amount equal to, and pro rata as among those classes in accordance with the amount of Realized Losses and Expense Losses, if any, previously allocated to the class A-1A and class A-1B certificates and for which no reimbursement has previously been paid; plus all unpaid interest on such amounts (compounded monthly) at the pass-through rates for those classes.

      On each distribution date, the holders of each class of subordinate certificates will be entitled to the following distributions, to the extent of the Available Funds remaining after all required distributions have been made on the senior certificates and each other class of subordinate certificates, if any, with an earlier alphabetical and numerical class designation:

1. distributions of interest, up to an amount equal to the Distributable Certificate Interest in respect of such class of certificates for that distribution date;

2. if the principal balance of the class A-1A and class A-1B certificates and each other class of subordinate certificates, if any, with an earlier alphabetical and numerical class designation has been reduced to zero, distributions of principal, up to an amount equal to the lesser of:

      (a)   the then-outstanding principal balance of that class, and

      (b) the remaining Principal Distribution Amount (or, on the final distribution date in connection with the termination of the trust fund, up to an amount equal to the then-outstanding principal balance of the class); and

3. distributions for the purpose of reimbursement, up to an amount equal to all Realized Losses and

      Expense Losses, if any, previously allocated to such class and for which no reimbursement has previously been paid; plus all unpaid interest on such amounts (compounded monthly) at the pass-through rates for those classes.

      "Alphabetical and numerical order" is determined first by alphabetical order, and then if the alphabetical designations are the same, by numerical order.

      The trustee will pay any remaining Available Funds to the holders of the class R-I certificates.

      Reimbursement of previously allocated Realized Losses and Expense Losses will not constitute distributions of principal for any purpose and will not reduce the principal balances of the reimbursed certificates.

Distributable Certificate Interest

      The "Distributable Certificate Interest" for each class of certificates will equal:

o the interest accrued for the prior calendar month, at the applicable pass-through rate on the principal balance or notional amount of the class at the close of the preceding distribution date (or in the case of the first distribution date, the Cut-off Date),

o reduced (to not less than zero) by the class's allocable share of any Net Aggregate Prepayment Interest Shortfall for the distribution date, and

o increased by the class's Class Interest Shortfall, if any, for the distribution date.

      See "--Prepayment Interest Shortfalls" below.

      The "Class Interest Shortfall" for a class of certificates for a distribution date equals:

o     zero on the initial distribution date; and

o     for subsequent distribution dates, the sum of:

      1.    the excess, if any, of:

            o all Distributable Certificate Interest for the class on the preceding distribution date,

                                      over

            o all distributions of interest made for the class on the preceding distribution date, plus

      2. to the extent permitted by law, one month's interest on such excess at the pass-through rate for the class.

Principal Distribution Amount

      The "Principal Distribution Amount " for any distribution date will, in general, equal the following:

o the principal portions of all Monthly Payments (other than balloon payments) and Assumed Monthly Payments due or deemed due, as the case may be, on the Mortgage Loans on the due dates occurring during the related Collection Period; plus

o all payments (including voluntary principal prepayments and balloon payments) and other collections received on the Mortgage Loans during the related Collection Period that were identified and applied by the master servicer as recoveries of principal, in each case net of any portion of such amounts that represents a payment or other recovery of the principal portion of any Monthly Payment (other than a balloon payment) due, or the principal portion of any Assumed Monthly Payment deemed due, on a Mortgage Loan on a due date during or prior to the related Collection Period and not previously paid or recovered.

      If on any distribution date the aggregate amount of distributions of principal made on the principal balance certificates is less than the Principal Distribution Amount, then the amount of the shortfall will be included in the Principal Distribution Amount for the next distribution date.

      The "Monthly Payment" for any Mortgage Loan (other than any REO Mortgage
Loan) will, in general, be the scheduled payment of principal and/or interest (excluding balloon payments, default interest and Deferred Interest) due from time to time. The Monthly Payment will be adjusted for any waiver, modification or amendment of the terms of the Mortgage Loan whether agreed to by the master servicer or special servicer, or resulting from a bankruptcy or similar proceeding.

      The "Assumed Monthly Payment":

o for a balloon loan that is delinquent as to all or any portion of its balloon payment beyond the end of the Collection Period in which its original maturity date occurs, is an amount that is deemed due on its original maturity date and on each successive due date that it remains or is deemed to remain outstanding. This amount is equal to the Monthly Payment that would have been due if the balloon payment had not become due, and the loan had continued to amortize under the amortization schedule, if any, in effect immediately prior to maturity and had continued to accrue interest in accordance with its terms in effect immediately prior to maturity.

o for a Mortgage Loan as to which the related Mortgaged Property has become an REO Property, is an amount that is deemed due on each due date while the REO Property remains part of the trust fund. This amount is equal to the Monthly Payment (or, in the case of a balloon loan described in the preceding bullet point, the Assumed Monthly Payment) due on the last due date before acquisition of the REO Property.

Distributions of Prepayment Premiums

      Any prepayment premium collected during a Collection Period will be distributed on the next distribution date. Prepayment premiums distributed to the holders of a class of certificates may be insufficient to compensate them fully for any loss in yield attributable to the related Principal Prepayments.

      Any prepayment premium will be distributed as follows. The holders of each class of offered certificates receiving principal distributions on a distribution date will be entitled to an amount equal to the product of:

o     the prepayment premium available for distribution, multiplied by

o     a fraction (not more than one or less than zero):

      1. the numerator of which equals the excess, if any, of the pass-through rate applicable to that class of offered certificates, over the Discount Rate, and

      2. the denominator of which equals the excess, if any, of the interest rate for the prepaid Mortgage Loan, over the Discount Rate, multiplied by

o     a fraction (not more than one or less than zero):

      1. the numerator of which is equal to the aggregate distributions of principal to be made with respect to that class of offered certificates on that distribution date, and

      2. the denominator of which is equal to the Principal Distribution Amount for that distribution date.

      The "Discount Rate" is the rate which, when compounded monthly, is equivalent to the Treasury Rate when compounded semi-annually.

      The "Treasury Rate" is the yield calculated by the linear interpolation of the yields of U.S. Treasury constant maturities with a maturity date (one longer and one shorter) most nearly approximating the maturity date (or Hyper-Amortization Date, if applicable) of the Mortgage Loan prepaid. The trustee will use the yields reported in Federal Reserve Statistical Release H.15
- Selected Interest Rates under the heading "U.S. government securities/Treasury constant maturities" for the calendar week before the Principal Prepayment. If Release H.15 is no longer published, the trustee will select a comparable publication to determine the Treasury Rate.

      All prepayment premiums not distributed to holders of offered principal balance certificates will be distributed to the holders of the interest only certificates.

                           Treatment of REO Properties

      If the trust fund acquires a Mortgaged Property through foreclosure, deed in lieu of foreclosure or otherwise, then, until the REO Property is liquidated, the related Mortgage Loan (an "REO Mortgage Loan") will be treated as outstanding for several purposes, including:

o     determining distributions on the certificates,

o     allocations of Realized Losses and Expense Losses to the certificates,

o computing master servicing fees, special servicing fees and trustee fees, and

o     determining pass-through rates and the Principal Distribution Amount.

      Net operating revenues and other net proceeds derived from such REO Property will be "applied" by the master servicer as principal, interest and other amounts "due" on the Mortgage Loan. With some exceptions, the master servicer and the trustee are required to make P&I Advances on the REO Mortgage Loan, if proceeds received from the REO Property are less than the Assumed Monthly Payment for the REO Mortgage Loan. See "The Pooling and Servicing Agreement--Advances".

                      Appraisal Reductions of Loan Balances

      An Appraisal Reduction will be calculated for the first distribution date following the earliest of any of the following "Appraisal Reduction Events" affecting a Mortgage Loan:

o the third anniversary of the effective date of a modification agreed to by the special servicer that extends a Mortgage Loan's maturity date without changing the amount of the Monthly Payment,

o     120 days after an uncured delinquency occurs on a Mortgage Loan,

o 45 days after the effective date of a modification agreed to by the special servicer that reduces the amount of the Monthly Payment, or changes any other material economic term of the Mortgage Loan,

o 60 days after a receiver is appointed or an involuntary bankruptcy proceeding commences,

o     immediately after a borrower declares bankruptcy, and

o     immediately after a Mortgage Loan becomes an REO Mortgage Loan.

      The "Appraisal Reduction" for any Mortgage Loan as to which any Appraisal Reduction Event has occurred will be an amount equal to:

o the outstanding Stated Principal Balance of such Mortgage Loan as of the last day of the related Collection Period, less

o     the excess, if any, of:

      1. 90% of the appraised or otherwise estimated value of the related Mortgaged Property, plus the amount of any escrows or reserves for the Mortgage Loan that are not related to taxes or insurance, over

      2.    the sum of:

            (a) all unpaid interest on the Mortgage Loan (without giving effect to any default rates or Revised Interest Rates), but only if not previously advanced by the master servicer or the trustee,

            (b) all unreimbursed Advances for the Mortgage Loan, plus interest at the Advance Rate, and

            (c) all currently due and unpaid real estate taxes and assessments and insurance premiums and all other amounts, including, if applicable, ground rents, due and unpaid under the Mortgage Loan (which taxes, premiums and other amounts have not been escrowed and are not the subject of an Advance).

      Within 60 days after the special servicer becomes aware of an Appraisal Reduction Event, the special servicer must:

o obtain a fair market value appraisal of the related Mortgaged Property or REO Property from an independent appraiser who is a member of the Appraisal Institute, with at least five years experience in the related property type and in the jurisdiction in which the Mortgaged Property or REO Property is located, or

o at its discretion, conduct an internal property valuation in accordance with the servicing standard if the Mortgage Loan has an outstanding principal balance equal to or less than $1,000,000.

      Each of the above is referred to as an "Updated Appraisal". If the special servicer has completed or obtained an appraisal or internal valuation during the prior 12 months, the special servicer may use that appraisal or valuation as the "Updated Appraisal" for purposes of calculating the Appraisal Reduction, if using such appraisal or valuation is consistent with the servicing standard. The master servicer will pay the cost of any Updated Appraisal as a Servicing Advance, unless the Updated Appraisal is an internal valuation performed by the special servicer or if the Advance would be a nonrecoverable Advance.

      If the special servicer is not using a previously obtained appraisal or internal valuation to calculate the Appraisal Reduction, the special servicer must estimate the value of the related Mortgaged Property or REO Property (the "Appraisal Reduction Estimate"). This estimate will be used to calculate the Appraisal Reduction until the Updated Appraisal is completed.

      The master servicer will calculate the Appraisal Reduction based on the Updated Appraisal or the special servicer's Appraisal Reduction Estimate. If the Appraisal Reduction is calculated using the Appraisal Reduction Estimate, then on the first distribution date after the delivery of the Updated Appraisal, the master servicer will adjust the Appraisal Reduction to take into account the Updated Appraisal.

      The special servicer will obtain annual updates of the Updated Appraisal during the continuance of an Appraisal Reduction Event. The master servicer will pay the cost of such annual updates as a Servicing Advance, unless the Advance would be nonrecoverable. In addition, the controlling class representative may at any time request the special servicer to obtain (at the controlling class representative's expense) an Updated Appraisal. The master servicer will recalculate the Appraisal Reduction each time an Updated Appraisal is obtained. The master servicer will deliver a copy of each Updated Appraisal to the trustee and the controlling class representative within 15 days after it receives the Updated Appraisal from the special servicer. Upon request, the trustee will provide each Updated Appraisal to any holder of the privately offered certificates.

      The Appraisal Reduction will be eliminated upon full payment or liquidation of the Mortgage Loan or if the Mortgage Loan becomes a Corrected Mortgage Loan and the borrower makes three consecutive monthly debt service payments.

      An Appraisal Reduction:

o will reduce the master servicer's and the trustee's obligation to advance delinquent interest on the Mortgage Loan;

o may reduce current distributions to one or more of the then most subordinate classes of principal balance certificates; and

o may cause an Expense Loss to be allocated to one or more of the then most subordinate classes of principal balance certificates.

      See "The Pooling and Servicing Agreement--Advances".

                   Application of Realized Losses and Expense
                          Losses to Principal Balances

      If immediately following distributions on any distribution date the Stated Principal Balance of the Mortgage Pool is less than the total principal balance of the principal balance certificates, then the principal balances of the various classes of the principal balance certificates will be reduced as follows:

o First, the principal balances of the various classes of the subordinate certificates will be reduced, sequentially in reverse alphabetical and numerical order beginning with the class D certificates. The principal balance of the lowest class will be reduced until:

      o     the deficit is reduced to zero; or

      o     the principal balance of that class is reduced to zero.

o Any deficit remaining after reducing the principal balance of the most subordinate class to zero will be applied to reduce the principal balance of the next lowest class, and so forth until the deficit is eliminated or until the total principal balance on all the subordinate certificates is reduced to zero.

      If any portion of the deficit remains after the total principal balance of all the subordinate certificates is reduced to zero, then the class principal balances of the class A-1A and class A-1B certificates will be reduced, in proportion to their remaining class principal balances, until:

o     the deficit is reduced to zero; or

o the principal balance of the class A-1A and A-1B certificates is reduced to zero.

      In general, any such deficit will result from Realized Losses and/or Expense Losses on the Mortgage Loans. Accordingly, these reductions in the principal balances allocate Realized Losses and Expense Losses among the certificates.

      Any reduction in the principal balance of any class of principal balance certificates also reduces the notional amount of the interest only certificates.

      Within a given class of principal balance certificates, Realized Losses and Expense Losses will be allocated to holders in proportion to their percentage interests in the class.

      Realized Losses arise when the master servicer becomes unable to collect all amounts due and owing under a Mortgage Loan for any reason, including:

o     fraud;

o     bankruptcy; or

o     an uninsured casualty loss.

      If the Mortgage Loan and any related REO Property have been fully liquidated, the "Realized Loss" would equal:

o     the sum of:

      1.    the outstanding principal balance;

      2. accrued and unpaid interest on the loan to but not including the due date in the Collection Period when the liquidation occurs, excluding Deferred Interest and default interest in excess of the mortgage interest rate;

      3.    all unreimbursed Servicing Advances; and

      4.    all outstanding liquidation expenses;

                                      minus

o     the total liquidation proceeds received, if any.

      If any part of the debt due under a Mortgage Loan is forgiven, then the amount forgiven would also be a Realized Loss.

      The trust fund incurs "Expense Losses" when it pays Additional Trust Fund Expenses that are not of the type typically subject to a Servicing Advance or are of such type but were the subject of a determination that such Servicing Advance, if made, would be nonrecoverable.

      "Additional Trust Fund Expenses" include, among other things:

o     special servicing fees, workout fees and disposition fees,

o interest on Advances not paid from default interest and late payment charges,

o the cost of legal opinions obtained as part of servicing the loans and administering the trust fund, if these costs are not covered by a Servicing Advance or paid by a borrower,

o certain unanticipated, non-Mortgage Loan specific expenses of the Trust Fund, including:

      1. indemnities and reimbursements to the trustee, the master servicer, the special servicer and the depositor, and

      2. certain federal, state and local taxes, and related expenses payable out of the trust fund,

o expenses to remedy an environmental condition on a Mortgaged Property securing a defaulted Mortgage Loan (see "The Pooling and Servicing Agreement - Realization Upon Mortgage Loans - Standards for Conduct Generally in Effecting Foreclosure or the Sale of Defaulted Loans"), if these costs are not covered by a Servicing Advance, and

o other trust fund expenses not included in the calculation of Realized Loss for which there is no corresponding collection from a borrower.

                   Prepayment Interest Excesses and Shortfalls

      If a borrower prepays all or part of a Mortgage Loan on or before the Determination Date in any calendar month and pays interest which accrued on the prepayment from the beginning of the calendar month through the day preceding the prepayment date, then such interest (less related master servicer fees) is a "Prepayment Interest Excess".

      If a borrower prepays all or part of a Mortgage Loan after the Determination Date in a calendar month and does not pay interest on the prepayment through the end of the calendar month, then this shortfall in a full month's interest on the prepayment (less related master servicer fees) is a "Prepayment Interest Shortfall".

      Prepayment Interest Excesses collected during a Collection Period will be used to offset Prepayment Interest Shortfalls during the Collection Period. The master servicer will retain any remaining amount as additional servicing compensation.

      The master servicer must pay out of its own funds, without right of reimbursement, any Prepayment Interest Shortfalls in respect of the Mortgage Loans that are not offset by Prepayment Interest Excesses. However, the maximum amount that the master servicer must pay is the Stated Principal Balance of the Mortgage Loans on which it has received its master servicing fee for such distribution date multiplied by 0.015% per annum. Any payment that the master servicer makes to cover such shortfalls will be a "Compensating Interest Payment."

      The total of all Prepayment Interest Shortfalls remaining in a Collection Period after offsetting Prepayment Interest Excesses and applying Compensating Interest Payments, is the "Net Aggregate Prepayment Interest Shortfall" for the distribution date.

      The trustee will allocate any Net Aggregate Prepayment Interest Shortfall among the certificates in proportion to the interest accrued on each class for the distribution date. Such an allocation will reduce the Distributable Certificate Interest for each class.

      See "The Pooling and Servicing Agreement--Servicing Compensation and Payment of Expenses".

                        Scheduled Final Distribution Date

      The "Scheduled Final Distribution Date" for a class of certificates is the distribution date on which its principal balance or notional amount would become zero if there is no:

o     early termination of the trust,

o     repurchase of any loan,

o     default or delinquency on any loan,

o prepayment of any kind, except that Hyper-Amortization Loans are assumed to pay on their Anticipated Repayment Dates, or

o     modification or extension of any loan.

      It is very unlikely that these assumptions will hold true.

      The Scheduled Final Distribution Dates listed on page S-4 were calculated without regard to any delays in the collection of balloon payments and without regard to a reasonable liquidation time with respect to any Mortgage Loans that may be delinquent. Accordingly, if there are defaults on the Mortgage Loans, the actual final distribution date for one or more classes may be later, and could be substantially later, than the related Scheduled Final Distribution Date(s).

      Since the rate of payment (including voluntary and involuntary prepayments) of the Mortgage Loans may exceed the scheduled rate of payments, and may exceed such scheduled rate by a substantial amount, the actual final distribution date for one or more classes may be earlier, and could be substantially earlier, than the related Scheduled Final Distribution Date(s). The rate of payments (including prepayments) on the Mortgage Loans will depend on the characteristics of the Mortgage Loans, as well as on the prevailing level of interest rates and other economic factors. No assurance can be given as to actual payment experience.

                                  Subordination

      The right of each class of subordinate certificates to receive principal and interest distributions is subordinated to the rights of:

o     the senior certificates, and

o each other class of subordinate certificates with an earlier alphabetical and numerical class designation.

      This subordination is intended to:

o protect the senior certificates against losses associated with delinquent and defaulted Mortgage Loans, and

o enhance the likelihood of timely receipt by senior certificateholders of the full amount of Distributable Certificate Interest payable to them, and the ultimate receipt by the class A-1A and class A-1B certificateholders of principal equal to the initial class principal balance of those classes.

      Similarly, but to decreasing degrees, this subordination is also intended to increase the likelihood that the holders of the other classes of offered certificates will timely receive all of the Distributable Certificate Interest payable on their certificates on each distribution date, and that they will eventually be paid all of their principal.

      The subordination will be accomplished by:

o     applying Available Funds as described above under "--Distributions", and

o allocating Realized Losses and Expense Losses to the principal balance certificates in reverse alphabetical and numerical order.

      Realized Losses and Expense Losses are allocated to the class A-1A and class A-1B certificates in proportion to their principal balances.

      No losses are allocated to the class S certificates, but any reduction in the principal balance of a class of principal balance certificates will reduce the notional amount of the class S certificates.

      No other form of credit enhancement is provided.

                              Optional Termination

      If on any distribution date the total principal balance of the then-outstanding principal balance certificates is less than 1% of the Initial Pool Balance, then each of the following (in this order) has an option to terminate the trust:

o     the majority holders of the Controlling Class,

o     the master servicer,

o     the special servicer, and

o     the holder of the majority of the class R-I certificate interests.

      The termination is effected by purchasing all the Mortgage Loans and all property acquired in respect of any Mortgage Loan then remaining in the trust fund. Termination would cause early retirement of all then-outstanding certificates.

      The option exercise price equals the sum of:

o 100% of the total unpaid principal balance of the remaining Mortgage Loans other than:

      1. loans as to which the special servicer has determined all payments or recoveries have been made, and

      2.    loans as to which the Mortgaged Property has become an REO Property,

o accrued and unpaid interest on those Mortgage Loans to the due date in the Collection Period when the termination occurs,

o     unreimbursed Servicing Advances plus interest at the Advance Rate, and

o the fair market value of any other property (including REO Property) remaining in the trust fund.

      The option exercise price, net of amounts payable to persons other than certificateholders, will constitute Available Funds for the final distribution date.

                                  Voting Rights

      At all times during the term of the pooling and servicing agreement the voting rights for the certificates will be allocated as follows:

o 98% to the holders of the classes of principal balance certificates in proportion to the principal balances of these classes, and

o     2% to the holders of the interest only certificates.

      Each certificateholder of a class will share in the voting rights of that class in proportion to the certificateholder's percentage interest in the class.

                         Delivery, Form and Denomination

Book-Entry Certificates

      Initially, the offered certificates will be registered in the name of a nominee of The Depository Trust Company. Investors will hold their beneficial interests in the offered certificates through the book-entry facilities of DTC. Investors will not receive physical certificates except in the limited circumstances described below.

      DTC has informed the depositor that its nominee will be Cede & Co. Accordingly, Cede & Co. is expected to be the holder of record of the offered certificates. Certificateholders may also hold certificates through Cedelbank or Euroclear (in Europe), if they are participants in those systems or indirectly through organizations that are participants in those systems. Cedelbank and Euroclear will hold omnibus positions on behalf of their participants through customers' certificates accounts in Cedelbank's and Euroclear's names on the books of their respective depositaries, which in turn will hold such positions in customers' certificates accounts in the depositaries' names on the books of DTC. Citibank, N.A. will act as depositary for Cedelbank and the Brussels, Belgium office of Morgan Guaranty Trust Company of New York will act as depositary for Euroclear.

      Transfers between DTC participants will occur in accordance with DTC rules. Transfers between Cedelbank participants and Euroclear participants will occur in accordance with their rules.

      Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Cedelbank or Euroclear, on the other, will be effected in DTC in accordance with DTC rules through Cedelbank's or Euroclear's depositary. Cedelbank participants and Euroclear participants may not deliver instructions directly to these depositaries.

      Because of time-zone differences, credits of certificates received in Cedelbank or Euroclear as a result of a transaction with a DTC participant will be made during subsequent certificates settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such certificates settled during such processing will be reported to the relevant Cedelbank or Euroclear participant on such business day. Cash received in Cedelbank or Euroclear as a result of sales of certificates by or through a Cedelbank participant or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date, but will be available in the relevant Cedelbank or Euroclear cash account only as of the business day following settlement in DTC.

      The trustee will not be responsible for monitoring or restricting transfer of ownership interests in offered certificates through the book-entry facilities of DTC.

      In DTC's book-entry system, a purchaser purchases through, or as, a direct participant. The direct participant receives credit for the certificates on DTC's records. The ownership interest of each beneficial owner is ultimately reflected on the records of one of DTC's direct or indirect participants.

Beneficial owners are expected to receive written confirmations detailing the transaction and periodic statements of their holdings, from the direct or indirect DTC participant with whom the beneficial owner dealt. Neither the depositor, the trustee, the master servicer, the special servicer nor any paying agent is responsible for records of ultimate beneficial ownership or for payments to ultimate beneficial owners.

      So long as any class of offered certificates are held in book-entry form:

o actions by certificateholders will be taken by DTC upon instructions from its participants, who in turn receive instructions directly or indirectly from the beneficial owners of those certificates, and

o distributions, notices, reports and statements to certificateholders will be sent to DTC or its nominee as the registered holder of those certificates for ultimate distribution to beneficial owners of those certificates in accordance with DTC procedures and applicable law.

      Neither DTC nor its nominee will consent or vote with respect to the offered certificates. Instead, DTC and its nominee take steps to facilitate consent or voting in accordance with instructions from participants, who in turn are expected to follow instructions issued by the beneficial owners of those certificates.

      Because DTC can only act on behalf of its participants, who in turn act on behalf of indirect participants and certain banks, a beneficial owner may be able to pledge or otherwise deal in offered certificates only with persons that participate in the DTC system.

      Under a book-entry format, beneficial owners may experience delays in their receipt of payments, since distributions by the trustee or a paying agent on behalf of the trustee will be paid directly to DTC's nominee.

Definitive Certificates

      The trustee will issue definitive physical certificates to certificateholders only if:

o     the depositor elects to terminate the book-entry system, or

o DTC is no longer willing or able to act as depositary and the depositor cannot locate a qualified successor to DTC.

      The trustee would then issue definitive physical certificates upon surrender of the physical certificates held by DTC with instructions from DTC for registering definitive physical certificates in the names of the beneficial owners. Upon becoming registered holders of certificates, those beneficial owners will then be entitled directly to:

o     receive payments,

o     exercise voting rights, and

o     transfer and exchange their certificates.

      Definitive certificates will be transferable and exchangeable at the offices of the trustee, the certificate registrar or another transfer agent.

The Depository Trust Company

      DTC is:

o     a limited purpose trust company organized under New York law,

o     a "banking corporation" within the meaning of the New York Banking Law,

o     a member of the Federal Reserve System,

o a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and

o a "clearing agency" registered pursuant to Section 17A of the Securities Exchange Act of 1934, as amended.

      DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions among participants through electronic computerized book-entry changes in participants' securities and cash accounts. This greatly reduces the need for physical movement of certificates and cash in securities transactions. Participants that maintain accounts with DTC include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. The rules applicable to DTC and its participants are on file with the Securities and Exchange Commission. Indirect access to the DTC system is available to banks, brokers, dealers, trust companies and other institutions who maintain a clearing or custodial relationship with a direct participant. DTC is owned by a number of its participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc.

      To facilitate transfers, all offered certificates deposited with DTC are registered in the name of DTC's nominee, Cede & Co. The deposit of offered certificates with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership.

      DTC does not know who are the ultimate beneficial owners of the offered certificates. DTC's records reflect only the identity of the direct participants to whose account offered certificates are credited on DTC's records. The participants are responsible for keeping account of the certificates that they hold for their customers.

      If DTC or a direct or indirect participant becomes insolvent, then the ability of ultimate beneficial owners to obtain timely payment may be impaired. If an insolvency causes a loss that exceeds the limits of applicable Securities Investor Protection Corporation insurance or if such coverage is unavailable, the ultimate payment of amounts distributable on offered certificates may be impaired.

      DTC management is aware that some computer applications, systems, and the like for processing data that are dependent upon calendar dates, including dates before, on, and after January 1, 2000, may encounter "Year 2000 problems." DTC has informed its participants and other members of the financial community that it has developed and is implementing a program so that DTC's systems, as the same relate to the timely payment of distributions (including principal and income payments) to securityholders, book-entry deliveries, and settlement of trades within DTC, continue to function appropriately on or after January 1, 2000. This program includes a technical assessment and a remediation plan, each of which is complete. Additionally, DTC's plan includes a testing phase, which is expected to be completed within appropriate time frames.

      However, DTC's ability to perform properly its services is also dependent upon other parties, including but not limited to its participants, issuers and their agents, as well as third party vendors from whom DTC licenses software and hardware, and third party vendors on whom DTC relies for information or the provision of services, including telecommunication and electrical utility service providers, among others. DTC has informed its participants and other members of the financial community that it is contacting (and will continue to contact) third party vendors from whom DTC acquires services to:

o impress upon them the importance of such services being Year 2000 compliant; and

o determine the extent of their efforts for Year 2000 remediation (and, as appropriate, testing) of their services.

      In addition, DTC is in the process of developing such contingency plans as it deems appropriate.

      According to DTC, the foregoing information with respect to DTC has been provided to its participants and other members of the financial community for informational purposes only and is not intended to serve as a representation, warranty, or contract modification of any kind.

Cedelbank

      Cedelbank is incorporated under the laws of Luxembourg as a professional depository. Cedelbank holds securities for its participants and facilitates the clearance and settlement of securities through electronic book-entry changes in their cash and securities accounts. Transactions can settle in Cedelbank in any of 28 currencies, including United States dollars. Cedelbank provides safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing to its participants. Cedelbank interfaces with domestic markets in several countries. The Luxembourg Monetary Institute regulates Cedelbank as a professional depository. Cedelbank participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Cedelbank is also available to others, such as banks, brokers, dealers, and trust companies that maintain a clearing or custodial relationship with a Cedelbank participant.

Euroclear

      The Euroclear System was created in 1968 to hold securities for participants and to clear and settle transactions between participants through simultaneous electronic book-entry delivery against payment. Transactions may now be settled in any of 27 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries. The Euroclear System is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York (the "Euroclear Operator"), under a contract with Euroclear Clearance System S.C., a Belgian cooperative corporation. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear participants include banks (including central banks), securities brokers and dealers. Indirect access to Euroclear is also available to other firms that maintain a clearing or custodial relationship with a Euroclear participant.

      The Euroclear Operator is the Belgian branch of a New York banking corporation that is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

      The Euroclear Operator acts only on behalf of Euroclear participants, and has no record of or relationship with persons holding through participants.

Denominations

      The trust will issue the offered certificates in minimum denominations of $5,000 initial principal balance or notional amount (or in any whole dollar amount in excess of $5,000). However, the trust may issue one certificate for each class in a lower denomination to make up the difference between certificate interests sold and the total amount offered.

              Registration and Transfer of Definitive Certificates

      Subject to the restrictions in the pooling and servicing agreement, holders may transfer or exchange any definitive physical certificate in whole or in part. No transfer or exchange can be of an amount smaller than the denominations specified under "--Delivery, Form and Denomination
--Denominations" above. The registered holder or his attorney-in-fact must surrender the definitive certificate at the corporate trust office of the certificate registrar appointed under the pooling and servicing agreement or at the office of any transfer agent. The certificate must be accompanied by:

o an executed instrument of assignment and transfer, in the case of transfer, or

o     a written request for exchange, in the case of exchange.

      The certificate registrar will cancel the old certificate and execute and deliver (or mail) a new definitive certificate to the appropriate person within a reasonable period of time.

      New certificates sent by first class mail will be sent at the risk of the transferee or holder to the address specified by the person presenting the old certificates for transfer or exchange and requesting such mailing.

      The certificate registrar may decline to register an exchange or transfer during the 15 days preceding any distribution date.

      The certificate registrar will not charge a fee for registering a transfer or exchange. However, the certificate registrar may require the transferor of a privately offered certificate to reimburse it for any tax, expense or other governmental charge it incurs in effecting the transfer.

      For a discussion of certain transfer restrictions, see "ERISA Considerations".

                        YIELD AND MATURITY CONSIDERATIONS

      The yield on any offered certificate will depend on:

o     the pass-through rate in effect from time to time for the certificate;

o     the price paid for the certificate, plus accrued interest;

o     the rate and timing of payments of principal on the certificate; and

o     the aggregate amount of distributions on the certificate.

                      Rate and Timing of Principal Payments

      The yield to holders of the class S certificates and any other offered certificates purchased at a discount or premium will be affected by the rate and timing of principal payments made in reduction of the principal balance or notional amount of those certificates. As described in this prospectus supplement, the Principal Distribution Amount for each distribution date generally will be distributed to the holders of the class A-1A and/or class A-1B certificates until their principal balance is reduced to zero, and then will be distributed to the holders of each remaining class of principal balance certificates, sequentially in alphabetical and numerical order of class designation, in each case until the principal balance of each class of certificates is, in turn, reduced to zero.

      Reductions in the principal balance of the principal balance certificates will reduce the notional amount of the class S certificates.

      The rate and timing of principal payments made in reduction of the principal balance of the offered certificates will be directly related to the rate and timing of principal payments on the Mortgage Loans, which will in turn be affected by:

o the amortization schedules of the loans, including any hyper-amortization of a Hyper-Amortization Loan following its Anticipated Repayment Date,

o     the dates on which balloon payments are due, and

o the rate and timing of Principal Prepayments and other unscheduled collections on the loans, including:

      1. liquidations of Mortgage Loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or

      2. repurchases of Mortgage Loans out of the trust fund in the manner described under "Description of the Mortgage Pool--Representations and Warranties; Repurchase" and "Description of the Certificates--Optional Termination".

      Prepayments, liquidations and repurchases of the Mortgage Loans will result in distributions on the principal balance certificates of amounts that would otherwise have been distributed over the remaining terms of the Mortgage Loans. Conversely, defaults on the Mortgage Loans, particularly at or near their stated maturity dates, may result in significant delays in payments of principal on the Mortgage Loans (and, accordingly, on the principal balance certificates) while work-outs are negotiated, foreclosures are completed or bankruptcy proceedings are resolved. The yield to investors in the subordinate certificates will be very sensitive to the timing and magnitude of losses on the Mortgage Loans due to liquidations following a default, and will also be very sensitive to delinquencies in payment. In addition, the special servicer has the option, subject to certain limitations, to extend the maturity of Mortgage Loans following a default in the payment of a balloon payment. See "The Pooling and Servicing Agreement--Servicing of the Mortgage Loans; Collection of Payments" and "--Realization Upon Mortgage Loans" in this prospectus supplement and "Certain Legal Aspects of the Mortgage Loans--Foreclosure" in the prospectus.

      The rate and timing of principal payments and defaults and the severity of losses on the Mortgage Loans may be affected by a number of factors, including, without limitation:

o the terms of the Mortgage Loans (for example, the provisions requiring the payment of prepayment premiums and amortization terms that require balloon payments),

o     prevailing interest rates,

o     the market value of the Mortgaged Properties,

o the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located,

o the general supply and demand for such facilities (and their uses) in the areas in which the Mortgaged Properties are located,

o     the quality of management of the Mortgaged Properties,

o     the servicing of the Mortgage Loans,

o     federal and state tax laws (which are subject to change), and

o     other opportunities for investment.

      The rate of prepayment on the mortgage pool is likely to be affected by the amount of any required prepayment premiums and the borrowers' ability to refinance their related Mortgage Loans. If prevailing market interest rates for mortgage loans of a comparable type, term and risk level have decreased enough to offset any required prepayment premium, a borrower may have an increased incentive to refinance its Mortgage Loan for purposes of converting to another fixed rate loan with a lower interest rate.

      However, the ability of a borrower to refinance its Mortgage Loan will be affected not only by prevailing market rates, but also by the current market value of the Mortgaged Property. See "Risk Factors--Yield Considerations" in this prospectus supplement and "Certain Legal Aspects of the Mortgage Loans--Enforceability of Certain Provisions" in the prospectus.

      You should consider the risk that rapid rates of prepayments on the Mortgage Loans, and corresponding increased payments of principal on the principal balance certificates, may coincide with periods of low prevailing interest rates. During these periods, the effective interest rates on securities in which you may choose to reinvest amounts paid to you as principal may be lower than the yield on your certificate. Conversely, slower rates of prepayments on the Mortgage Loans, and corresponding decreased payments of principal on the principal balance certificates, may coincide with periods of high prevailing interest rates. During these periods, the amount of principal payments available to you for reinvestment at such high prevailing interest rates may be relatively small. In addition, some borrowers may sell Mortgaged Properties in order to realize their equity therein, to meet cash flow needs or to make other investments. Some borrowers may also be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

      If the markets for commercial and multifamily real estate experience an overall decline in property values, the outstanding balance of a Mortgage Loan could exceed the value of the Mortgaged Property. A borrower under a non-recourse loan would then have a decreased incentive to fund operating cash flow deficits and, as a result, actual losses could be higher than you originally anticipated.

      Neither the depositor nor the sellers make any representation as to:

o the particular factors that will affect the rate and timing of prepayments and defaults on the Mortgage Loans,

o     the relative importance of such factors,

o     the percentage of the Mortgage Loans that will default or be prepaid, or

o the overall rate of prepayment, default or principal payment on the Mortgage Loans.

      The extent to which the yield to maturity of any class of offered certificates may vary from your anticipated yield will depend upon the degree to which they are purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans are in turn distributed on or otherwise result in the reduction of the principal balance or notional amount of your certificates. You should consider the risk that your actual yield may be lower than anticipated if:

o in the case of any principal balance certificate purchased at a discount, principal payments on the Mortgage Loans are slower than you anticipated, and

o in the case of any principal balance certificate purchased at a premium (or the interest only certificates, which have no principal balances), principal payments on the Mortgage Loans are faster than you anticipated.

      In general, the earlier a payment of principal on the Mortgage Loans is distributed in reduction of the principal balance of any principal balance certificate purchased at a discount or premium (or, in the case of an interest only certificate, applied in reduction of its notional amount), the greater will be the effect on your yield to maturity. As a result, the effect on your yield of principal payments on the Mortgage Loans occurring at a rate higher (or lower) than the rate you anticipated during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of such principal payments.

      The yield to maturity of the interest only certificates will be highly sensitive to the rate and timing of principal payments (including by reason of prepayments, repurchases, extensions, defaults and liquidations) on the Mortgage Loans. If you intend to purchase the interest only certificates, you should fully consider the risk that if there is an extremely rapid rate of amortization and prepayment on the principal balance certificates, you may not recover your initial investment. Because the rate of principal payments on the Mortgage Loans will depend on future events and a variety of factors (as described more fully below), the depositor can give you no assurance as to such rate or the rate of Principal Prepayments in particular. The depositor is not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of commercial and/or multifamily loans comparable to the Mortgage Loans. See "Risk Factors--Yield Considerations".

Balloon Payments and Anticipated Repayment Date Payments

      Most of the Mortgage Loans are either balloon loans that will have substantial balloon payments due at their stated maturities or are Hyper-Amortization Loans that will have a substantial balance still owing on their Anticipated Repayment Dates. A borrower's ability to pay a balloon payment, or pay-off a loan on its Anticipated Repayment Date, may depend on its ability to sell or refinance the property. Factors beyond the borrower's control may affect this ability, including:

o the level of interest rates and general economic conditions at the time, and

o changes in federal, state or local laws, including tax, environmental and safety laws.

      A failure to make a balloon payment on time, or to pay-off an Hyper-Amortization Loan on its Anticipated Repayment Date, will lengthen the average life of the certificates. See the Remaining Terms to Stated Maturity Table in Exhibit A-2 for additional information regarding the maturity dates of the Mortgage Loans.

Losses and Shortfalls

      The yield to holders of the offered certificates will also depend on the extent to which such holders are required to bear the effects of losses or shortfalls on the Mortgage Loans.

      Shortfalls in Available Funds may result from:

o shortfalls in collections of amounts payable on the Mortgage Loans (unless advanced),

o     additional master servicer or special servicer compensation,

o     Additional Trust Fund Expenses, including interest on Advances, or

o     other similar items.

      Shortfalls in Available Funds (other than Net Aggregate Prepayment Interest Shortfalls) will generally be borne by holders of each class of principal balance certificates in reverse alphabetical and numerical order in each case to the extent of amounts otherwise payable to the class. Any such shortfalls will be allocated to the holders of the class A-1A and class A-1B certificates on a pro rata basis.

      Realized Losses and Expense Losses will be:

o allocated to the principal balance certificates in reverse alphabetical and numerical order of their class designation, and

o applied to reduce the principal balance of each affected class and the notional amount of the interest only certificates.

      As a result, a loss on any one of the Mortgage Loans could cause a significant loss of an investor's investment in any class, but especially the subordinate certificates with the latest alphabetic and numeric designations. You should make your own estimate of the expected timing and severity of Realized Losses and Expense Losses before investing in any subordinate certificate.

Pass-Through Rates

      The pass-through rate for the class S certificates is sensitive to changes in:

o     the weighted average of the Net Mortgage Rates, and

o the weighted average of the pass-through rates for the principal balance certificates.

      The pass-through rates for the class _____, class _____, class _____ and class _____ certificates are sensitive to changes in the weighted average of the Net Mortgage Rates.

      The weighted average of the pass-through rates for the principal balance certificates will fluctuate based on the relative sizes of the principal balances of those classes.

      The weighted average of the Net Mortgage Rates will fluctuate over the lives of the class S, class _____, class _____, class _____ and class _____ certificates as a result of scheduled amortization, voluntary prepayments, liquidations and repurchases of loans.

      If principal reductions occur on loans with higher than average Net Mortgage Rates at a rate proportionally faster than principal reductions on the mortgage pool as a whole, the pass-through rates for the class S, class _____, class _____, class _____ and class _____ certificates will be adversely affected.

      In addition, the pass-through rates for the class _____ and class _____ certificates may not exceed the weighted average of the Net Mortgage Rates.

Delay in Payment of Distributions

      Monthly distributions will be made no earlier than the 10th day of the month following the month in which the interest accrued on the certificates. You should take this delay into account in determining how much to pay for the offered certificates.

               Yield Sensitivity of the Interest Only Certificates

      The yield to maturity of the interest only certificates will be especially sensitive to the prepayment, repurchase, default and loss experience on the Mortgage Loans, which may fluctuate significantly from time to time. A rapid rate of principal payments (including prepayments resulting from liquidations and repurchases) will have a material negative effect on the yield to maturity of the interest only certificates. There can be no assurance that the Mortgage Loans will prepay at any particular rate. If you intend to purchase interest only certificates, you should fully consider the risk that a rapid rate of prepayments on the Mortgage Loans could result in your receiving total distributions that are less than the amount you paid for the interest only certificates.

      The table in Exhibit E indicates the sensitivity of the pre-tax yield to maturity on the interest only certificates to various constant rates of prepayment on the Mortgage Loans. That table projects the monthly total payments of interest on the interest only certificates and computes the corresponding pre-tax yields to maturity on a corporate bond equivalent basis, based on the following assumptions:

o     the Maturity Assumptions described under "- Weighted Average Life" below,

o     that the total purchase prices of the interest only certificates are:

      o expressed in 32nds (e.g. ___ means ____%) as a percentage of the initial aggregate notional amount of the class S certificates, and

      o     exclusive of accrued interest, and

o that the initial pass-through rate and the initial notional amount for the interest only certificates are as set forth in this prospectus supplement.

      Any differences between these assumptions and the actual characteristics and performance of the Mortgage Loans and the interest only certificates will likely result in yields differing from those shown in the table in Exhibit E. Discrepancies between assumed and actual characteristics and performance underscore the hypothetical nature of that table. The depositor has provided that table to give you a general sense of the sensitivity of yields in varying prepayment scenarios.

      The pre-tax yields in the table in Exhibit E were calculated by determining the monthly discount rates that, when applied to the assumed stream of cash flows to be paid on the interest only certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase price of those certificates, including accrued interest. These monthly rates were then converted to semi-annual corporate bond equivalent rates. Such calculation does not take into account:

o     Prepayment Interest Shortfalls, or

o the interest rates at which you may be able to reinvest distributions on the interest only certificates.

      Accordingly, the table in Exhibit E does not reflect the return on an investment in the interest only certificates when such reinvestment rates are considered.

      Notwithstanding the assumed prepayment rates reflected in the table in Exhibit E, it is highly unlikely that the Mortgage Loans will be prepaid according to one particular pattern. For this reason, and because the timing of cash flows is critical to determining yields, the pre-tax yield to maturity on the interest only certificates is likely to differ from those shown in that table, even if all of the Mortgage Loans prepay at the indicated CPRs over any given time period or over the entire life of the interest only certificates.

      You should make your investment decision based on your assessment of the anticipated rates of prepayment under a variety of scenarios.

                              Weighted Average Life

      Weighted average life refers to the average amount of time that will elapse from the date a security is issued to the date each dollar is distributed in reduction of the principal balance of the security. The weighted average life of each class of principal balance certificates is determined by:

o multiplying the amount of each distribution in reduction of the principal balance of that class by the number of years from the date of purchase to the related distribution date,

o     adding the results, and

o dividing the sum by the total distributions in reduction of the principal balance of that class.

      The weighted average life of any principal balance certificate will be influenced by, among other things:

o the rate at which principal of the Mortgage Loans is paid or otherwise collected or advanced, and

o the extent that payments, collections and/or advances of principal are applied to reduce the certificate's principal balance.

      Prepayments on Mortgage Loans may be measured by a prepayment standard or model. The model used in this prospectus supplement is the "Constant Prepayment Rate" or "CPR" model. The CPR model represents an assumed constant rate of prepayment each month, expressed as an annual rate, relative to the then outstanding principal balance of a pool of mortgage loans for the life of those loans. As used in each of the tables in Exhibit D, the column headed "0%" assumes that none of the Mortgage Loans is prepaid before maturity, except that each Hyper-Amortization Loan is assumed to pay on its Anticipated Repayment Date. The columns headed "25%", "50%", "75%"and"100%" assume that no prepayments are made on any Mortgage Loan during the Mortgage Loan's Lock-out Period or Yield Maintenance Period, if any, and are otherwise made on each of the Mortgage Loans at the indicated CPRs. The tables and assumptions are intended to illustrate the sensitivity of the weighted average life of a class of offered certificates (other than the interest only certificates) to various prepayment rates and are not intended to predict or to provide information that will enable you to predict the actual weighted average life of any class of offered certificates. Consequently, no assurance can be given and no representation is made that:

o prepayments of the Mortgage Loans (whether or not in a Lock-out Period or a Yield Maintenance Period) will conform to any particular CPR,

o all the Mortgage Loans will prepay in accordance with the assumptions at the same rate, or

o Mortgage Loans that are in a Lock-out Period or Yield Maintenance Period will not prepay.

      The tables in Exhibit D and E have been prepared on the basis of the following assumptions (collectively, the "Maturity Assumptions"):

o     the Initial Pool Balance is approximately $787,856,278,

o the initial principal balance or notional amount for each class of offered certificates is the amount on the cover page,

o the pass-through rate for each class of certificates is as described in this prospectus supplement,

o the scheduled Monthly Payments for each Mortgage Loan are the amounts listed in Exhibit A-1,

o all Monthly Payments are due and timely received on the first day of each month,

o     there are no delinquencies or losses on the Mortgage Loans,

o     there are no extensions of maturity of the Mortgage Loans,

o     there are no Appraisal Reductions for the Mortgage Loans,

o     there are no casualties or condemnations affecting the Mortgaged
      Properties,

o prepayments are made on each of the Mortgage Loans at the indicated CPRs, except that:

      1. no prepayments are received for any Mortgage Loan during a Lock-out Period or Yield Maintenance Period, and

      2. Hyper-Amortization Loans are paid in full on their Anticipated Repayment Dates,

o no one exercises its right to terminate the trust fund as described under "Description of the Certificates--Optional Termination",

o no Mortgage Loan is required to be repurchased or replaced by a seller or other party,

o     no Prepayment Interest Shortfalls are incurred,

o     there are no Additional Trust Fund Expenses,

o distributions on the certificates are made on the 10th day of each month, commencing in January 2000,

o     the certificates are settled with investors on December ___, 1999,

o the only expenses payable out of the trust are the master servicer and the trustee fees, and

o the prepayment provisions for each Mortgage Loan are assumed to begin on the first payment date of such Mortgage Loan and any resulting prepayment premiums are allocated as described under "Description of the Certificates--Distributions--Distributions of Prepayment Premiums".

      To the extent that the Mortgage Loans have characteristics that differ from those assumed in preparing the tables in Exhibit D, the offered certificates (other than the interest only certificates) may mature earlier or later than indicated by the tables.

      It is highly unlikely that the Mortgage Loans will prepay in accordance with the Maturity Assumptions at any constant rate or that all the Mortgage Loans will prepay in accordance with the Maturity Assumptions at the same rate. In addition, variations in the actual prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentages of initial class principal balances (and weighted average lives) shown in the tables in Exhibit D. These variations may occur even if the average prepayment experience of the Mortgage Loans were to reflect the Maturity Assumptions and any of the specified CPR percentages.

      You should conduct your own analyses of the rates at which the Mortgage Loans may be expected to prepay.

      Subject to the above discussion and assumptions, the tables in Exhibit D indicate:

o the weighted average life of each class of the offered certificates (other than the interest only certificates), and

o the percentages of the initial principal balance of each class of the offered certificates (other than the interest only certificates) that would be outstanding after each of the listed distribution dates at various CPRs, starting after the expiration of lockout, defeasance and yield maintenance periods.

                       THE POOLING AND SERVICING AGREEMENT

      The certificates will be issued under a pooling and servicing agreement to be dated as of December 1, 1999, among the depositor, the master servicer, the special servicer and the trustee.

      You may obtain a free copy of the pooling and servicing agreement (without exhibits) by writing to:

      PNC Mortgage Acceptance Corp.
      210 West 10th Street, 6th Floor
      Kansas City, Missouri 64105
      Attention: Lawrence D. Ashley

      You may also request a copy by telephone at (816) 435-5000.

                        Assignment of the Mortgage Loans

      By the closing date, the sellers must assign the Mortgage Loans to the trustee for the benefit of the certificateholders. The assignments will be without recourse. Each seller must also deliver the following documents, among others, for each of its Mortgage Loans:

o the original note, endorsed (without recourse) to the order of the trustee;

o the original or a copy of the related mortgage(s), together with originals or copies of any intervening assignments of such document(s), in each case (unless the particular document has not been returned from the applicable recording office) with evidence of recording noted on the document;

o the original or a copy of any related assignment(s) of leases and rents (if any such item is a document separate from the mortgage), together with originals or copies of any intervening assignments of any such document(s), in each case (unless the particular document has not been returned from the applicable recording office) with evidence of recording noted on the document;

o an assignment of each related mortgage in favor of the trustee in recordable form;

o an assignment of any related assignment(s) of leases and rents (if any such item is a document separate from the mortgage) in favor of the trustee, in recordable form;

o an original or copy of the related lender's title insurance policy (or, if a title insurance policy has not yet been issued, a commitment for title insurance "marked-up" at the closing of such Mortgage Loan or other binding commitment to issue title insurance);

o originals or copies of all assumptions, modifications and substitution agreements in those instances where the terms or provisions of the mortgage have been modified or the Mortgage Loan assumed; and

o a copy of each assignment in favor of the trustee of each effective UCC financing statement.

      If a seller cannot deliver any original recorded document described above or a copy of such document showing evidence of having been recorded on the closing date, the seller will deliver it promptly after receipt from the recording office, but in any case not later than 180 days after the closing date.

      The trustee is obligated to review the documents delivered to it for each Mortgage Loan within 45 days after the later of delivery or the closing date and report any missing documents or certain types of defects to the depositor and the controlling class representative. Ninety days after the closing date, the sellers will make an inquiry with each appropriate recording office regarding the status of each unreturned assignment and will notify the trustee of the results of their inquires. The scope of the trustee's review of each mortgage file is, in general, limited solely to confirming that certain of the documents listed above have been received in the manner specified. None of the trustee, the master servicer, the special servicer or the custodian is under any duty or obligation to inspect, review or examine any of the documents relating to the Mortgage Loans to determine whether such document is valid, effective, enforceable, in recordable form or otherwise appropriate for the represented purpose.

             Servicing of the Mortgage Loans; Collection of Payments

      The pooling and servicing agreement will require:

o     the master servicer to service and administer the Mortgage Loans; and

o the special servicer to service and administer the Specially Serviced Mortgage Loans and REO Mortgage Loans;

on behalf of the trust fund solely in the best interests of and for the benefit of all of the certificateholders and the trustee in accordance with the mortgage loan documents and the pooling and servicing agreement.

      Unless the pooling and servicing agreement requires a contrary specific course of action, the master servicer and the special servicer must each act in accordance with the higher of the following standards:

o in the same manner, and with the same care, skill, prudence and diligence, with which it services and administers similar mortgage loans for other third-party portfolios, giving due consideration to customary and usual standards of practice that prudent institutional commercial mortgage loan servicers use for comparable mortgage loans, or

o in the same manner in which, and with the same care, skill, prudence and diligence with which, it services and administers similar mortgage loans that it owns.

      In observing this standard, the master servicer and special servicer may take into account their other obligations under the pooling and servicing agreement. However, they must disregard:

o any other relationship that the master servicer, the special servicer, any sub-servicer or any of their affiliates have with any borrower or its affiliates;

o the ownership of any certificate by the master servicer, the special servicer or their affiliates;

o     their obligation to make Advances or incur servicing expenses;

o the master servicer's, the special servicer's or any sub-servicer's right to receive compensation for its services;

o the ownership, servicing or management for others by the master servicer, the special servicer or any sub-servicer of any other mortgage loans or property; and

o any obligation of the master servicer, the special servicer, any sub-servicer or any of their affiliates to replace or repurchase any Mortgage Loan that it sold to the trust fund.

      However, neither the master servicer nor the special servicer, nor any of their directors, members, managers, officers, employees or agents, will have any liability to the trust fund or the certificateholders for:

o     taking any action or refraining from taking any action in good faith; or

o     for errors in judgment.

      The master servicer, the special servicer and such persons are not protected against liability for:

o breaching their representations or warranties in the pooling and servicing agreement,

o     breaching the servicing standards in the pooling and servicing agreement,

o willful misfeasance, misrepresentation, bad faith, fraud or negligence in performing its duties under the pooling and servicing agreement, or

o negligent disregard of its obligations or duties under the pooling and servicing agreement.

      The master servicer and the special servicer must make reasonable efforts to collect amounts due under the Mortgage Loans, and must follow collection procedures consistent with the servicing standard under the pooling and servicing agreement. The special servicer may waive late payment charges or penalty fees on delinquent Monthly Payments or balloon payments on Specially Serviced Mortgage

Loans. The master servicer may waive such amounts on all other Mortgage Loans.

                              Collection Activities

      The master servicer monitors the performance of all loans. It tracks the status of outstanding payments due, grace periods and due dates. It calculates and assesses late fees. The master servicer has created a customized collection system that:

o downloads all current loan information from the servicing system on a daily basis,

o     prepares several regular delinquency reports,

o generates and mails a series of delinquency notice letters, including payment-reminder letters to borrowers at 10 days past due, and more strongly worded collection letters at 30 and 60 days past due, and

o flags higher-risk Mortgage Loans, such as those with a large principal balance or chronic delinquency, so that the borrower receives a telephone call rather than a letter.

      A delinquent Mortgage Loan will be transferred to the special servicer when the loan becomes a Specially Serviced Mortgage Loan. See "--Special Servicing".

                                    Advances

      Except as noted below, if a loan is delinquent at the close of business on the Determination Date for a distribution date, the master servicer will advance an amount equal to the Monthly Payment or the Assumed Monthly Payment, as applicable (each such amount, a "P&I Advance").

      The master servicer must make the P&I Advance on the business day before each distribution date.

      The amount of interest to be advanced for a Mortgage Loan for which an Appraisal Reduction has been calculated will equal the product of:

1. the amount of interest that would otherwise be required to be advanced, and

2.    a fraction,

      o whose numerator equals the Stated Principal Balance of the loan at the close of the preceding distribution date less the Appraisal Reduction, and

      o     whose denominator is such Stated Principal Balance.

      In addition to P&I Advances, the master servicer will also be obligated to make cash advances ("Servicing Advances," and together with P&I Advances, "Advances") to pay:

o certain costs and expenses incurred in connection with defaulted Mortgage Loans, acquiring or managing REO Property or selling defaulted Mortgage Loans or REO Properties,

o delinquent real estate taxes, assessments and hazard insurance premiums, and

o other similar costs and expenses necessary to protect and preserve the security of a Mortgage.

      If the master servicer fails to make a required Advance and the trustee is aware of the failure, the trustee must make the Advance.

      However, each of the master servicer and the trustee only has to make an Advance if it determines that it will be recoverable from late payments, insurance proceeds, liquidation proceeds or other collections on the Mortgage Loan. Neither the master servicer nor the trustee is required to make any Advance that it determines is not so recoverable. If the master servicer makes such a nonrecoverability determination, it must deliver to the trustee an officer's certificate explaining the procedures and basis for the determination and supplying documentation which supports the determination, which will include a copy of the Updated Appraisal and any other information or reports obtained by the master servicer or the trustee, such as:

o     property operating statements,

o     rent rolls,

o     property inspection reports, and

o     engineering reports.

      The trustee will be entitled to rely conclusively on a nonrecoverability determination by the master servicer.

      Unless there is a nonrecoverability determination, the obligation to make Advances on a Mortgage Loan continues until foreclosure and liquidation of the loan and related properties. Advances are intended to provide a limited amount of liquidity, not to guarantee or insure against losses.

      If the special servicer agrees to a modification of a Mortgage Loan that forgives loan payments or other amounts that the master servicer or the trustee previously advanced, and the master servicer or the trustee determines that no other source of payment or reimbursement for such Advances is available to it, such Advances will be deemed to be nonrecoverable.

      The master servicer and the trustee will each be entitled to recover any P&I Advances made by it, out of its own funds, from collections on the Mortgage Loan as to which the Advance was made. If the master servicer or the trustee determines that an Advance previously made is not so recoverable, that Advance, plus interest, will be repaid from amounts on deposit in the Collection Account before further distributions on the certificates.

      Interest is payable on Advances at a floating rate (the "Advance Rate") equal to the prime rate as published in The Wall Street Journal. Advance interest will be paid first from default interest on any Mortgage Loan and late payment charges collected on the related Mortgage Loan. If those collections are insufficient, any remaining Advance interest will be paid from general collections on all Mortgage Loans at the time that the Advance is repaid.

      However, no interest will accrue for any P&I Advance until after the grace period for the related Mortgage Loan has expired. In addition, no interest will accrue for a P&I Advance if the borrower pays the delinquent Monthly Payment on or before the business day before the related distribution date.

      If interest on Advances is not offset by default interest or other amounts, the shortfall will reduce amounts payable on the certificates. Hence, it is possible that the making of Advances (and the charging of interest on Advances while they are outstanding) could reduce total amounts payable to certificateholders even if all amounts due from borrowers are eventually received.

                                    Accounts

Collection Account

      The master servicer will establish and maintain a segregated account or accounts (the "Collection Account") into which it must deposit the following amounts relating to the Mortgage Loans:

o     all principal payments;

o all payments of interest, including default interest and Deferred Interest, and any prepayment premiums, late fees and late payment charges;

o     any amounts required to be deposited by the master servicer for:

      1. losses realized on permitted investments of funds in the Collection Account, and

      2.    Prepayment Interest Shortfalls;

o     all Net REO Proceeds transferred from an REO Account;

o all condemnation proceeds, insurance proceeds and net liquidation proceeds not required to be applied to restore or repair the Mortgaged Property;

o     any amounts received from borrowers as recoveries of Servicing Advances;

o proceeds of any purchase or repurchase of a Mortgage Loan by the applicable seller, and

o other amounts that the pooling and servicing agreement requires the master servicer to deposit into the Collection Account.

      The master servicer will deposit these amounts into the Collection Account within one day after receipt. The Collection Account will be held by the master servicer for the benefit of the trustee and the certificateholders.

      See "Description of the Mortgage Pool--Representations and Warranties; Repurchase", "The Pooling and Servicing Agreement--Realization Upon Mortgage Loans" and "Description of the Certificates--Optional Termination".

      "REO Proceeds" for any REO Property and the related Mortgage Loan are all revenues received by the special servicer on the REO Property or REO Mortgage Loan other than liquidation proceeds.

      "Net REO Proceeds" for any REO Property and the related Mortgage Loan are REO Proceeds less any insurance premiums, taxes, assessments and other costs and expenses permitted to be paid from the related REO Account.

      The master servicer need not deposit into the Collection Account any payments in the nature of NSF check charges, assumption fees, loan modification fees, loan service transaction fees, extension fees, demand fees, beneficiary statement charges and similar fees. To the extent permitted by applicable law and as provided in the pooling and servicing agreement, the master servicer or the special servicer may retain such amounts as additional servicing compensation. If the master servicer mistakenly deposits any amount into the

Collection Account, it may withdraw the mistaken deposit from the Collection Account at any time.

Interest Reserve Account

      The master servicer will establish and maintain an "Interest Reserve Account" for the benefit of the holders of the certificates. For the distribution date in each January (other than a leap year) and each February, the master servicer will deposit into the Interest Reserve Account for each Mortgage Loan bearing interest computed on an actual/360 basis (the "Interest Reserve Loans") an amount equal to one day's interest at the related Mortgage Rate on its Stated Principal Balance as of the due date in the month in which the distribution date occurs (the "Interest Reserve Amount"). The master servicer will not make the deposit if the applicable Monthly Payment has not been paid or advanced. The master servicer will calculate the Interest Reserve Amount without regard to the adjustments to the Net Mortgage Rates for Interest Reserve Loans described under "Description of the Certificates--Pass-Through Rates". For distribution dates in March of each year, the master servicer will deposit the Interest Reserve Amounts into the Distribution Account and include these amounts as part of the Available Funds for the distribution date.

Distribution Account

      The trustee will establish a segregated account or accounts (the "Distribution Account") into which the master servicer must deposit the following amounts:

o a total amount equal to the Available Funds (to the extent included in the Collection Account or the Interest Reserve Account).

o any prepayment premiums and Deferred Interest received during the Collection Period, and

o all P&I Advances required for the distribution date and not already included in the Available Funds.

      The master servicer will deposit these amounts into the Distribution Account on the business day before each distribution date. The Distribution Account will be held by the trustee for the benefit of the certificateholders. See "Description of the Certificates--Distributions".

Where Accounts May be Maintained

      The Collection Account and the Distribution Account must each be either:

o for funds that will be held for more than 30 days, an account or accounts maintained with a depository institution or trust company the long-term unsecured debt obligations of which are related "AA" or better by Fitch (or, if not so rated by Fitch, then otherwise approved by Fitch), and "AA-" or better by Standard & Poor's (or, if not so rated by Standard & Poor's, then otherwise approved by Standard & Poor's), or

o for funds that will be held for 30 days or less, an account or accounts maintained with a depository institution or trust company, the short-term unsecured debt obligations of which are rated "F-1+" or better by Fitch (or, if not so rated by Fitch, then otherwise approved by Fitch), and "A-1" or better by Standard & Poor's (or, if not so rated by Standard & Poor's, then otherwise approved by Standard & Poor's); or

o a segregated trust account or accounts maintained with a federal- or state-chartered depository institution or trust company acting in its fiduciary capacity:

      1.    having a combined capital and surplus of at least $50,000,000,

      2. subject to supervision or examination by a federal or state authority, and

      3. for state-chartered institutions, subject to regulations regarding fiduciary funds on deposit substantially similar to 12 CFR 9.10(b), or

o an account which each of the Rating Agencies confirms will not, in and of itself, result in a downgrading, withdrawal or qualification of the rating then assigned by such Rating Agency to any class of certificates.

Investment of Funds in the Accounts

      Amounts on deposit in such accounts may be invested in United States government securities and other investments specified in the pooling and servicing agreement. See "Description of the Certificates--Accounts" in the prospectus for a listing of permitted investments.

Withdrawals from the Collection Account

      The master servicer may withdraw funds from the Collection Account for the following purposes:

o to remit Available Funds, Deferred Interest and prepayment premiums to the Distribution Account,

o to pay or reimburse itself or the trustee for Advances and interest on Advances, that payment or reimbursement to be made from the sources described under "--Advances" above,

o to pay the unpaid portion of the master servicing fee and special servicing fee (in the case of the master servicing fee, from interest received on the related Mortgage Loan),

o     to pay the trustee fee to the trustee,

o to pay to itself any investment income earned on funds deposited in the Collection Account,

o to pay any Prepayment Interest Excess received in the preceding Collection Period to itself as additional servicing compensation,

o to pay to itself or the special servicer other amounts constituting additional servicing compensation,

o to pay to the depositor, the applicable seller or other purchaser with respect to each Mortgage Loan or REO Property that has been purchased or repurchased by it, all amounts received on such loan or property during the related Collection Period and subsequent to the date as of which the amount required to effect the purchase or repurchase was determined,

o to reimburse or pay itself, the special servicer, the trustee and/or the depositor for other unreimbursed expenses that are reimbursable under the pooling and servicing agreement,

o to satisfy any indemnification obligations of the trust fund under the pooling and servicing agreement,

o to pay to the trustee amounts requested by it to pay taxes on certain net income with respect to REO Properties,

o to withdraw any amount mistakenly deposited into the Collection Account, and

o to clear and terminate the Collection Account upon termination and liquidation of the trust fund.

                      Enforcement of "Due-on-Sale" Clauses

      The master servicer or the special servicer will exercise or waive "due-on-sale" clauses in Mortgage Loan documents in accordance with the servicing standard. However, the master servicer or the special servicer, as applicable, may waive a "due-on-sale" clause only if it first obtains written confirmation from:

o Standard & Poor's, with respect to any Mortgage Loan, group of cross-collateralized Mortgage Loans or group of Mortgage Loans with affiliated borrowers that has a then outstanding principal balance equal to or greater than the lesser of $20 million and 5% of the then outstanding principal balance of all of the Mortgage Loans, and

o Fitch, with respect to any Mortgage Loan that at such time is one of the 10 largest loans in the trust,

that the waiver will not result in a qualification, downgrade or withdrawal of the rating then assigned by that Rating Agency to any class of certificates. The master servicer or the special servicer must use reasonable efforts to require the new borrower to pay the cost of the Rating Agency confirmation. The master servicer will advance any costs not paid by the new borrower as a Servicing Advance (unless the Advance would be nonrecoverable).

      See "--The Controlling Class Representative" for additional limitations on the ability of the master servicer and the special servicer to waive "due-on-sale" clauses.

      If the master servicer or the special servicer waives the "due-on-sale" clause it may either:

o release the original borrower from liability under the Mortgage Loan and substitute the new owner as the borrower, or

o     enter into an assumption agreement with the new owner of the Mortgaged
      Property.

      To the extent permitted by law, the master servicer or the special servicer, as applicable, will enter into an assumption or substitution agreement only if the credit status of the prospective new owner is in compliance with:

o the master servicer's or the special servicer's, as applicable, regular commercial mortgage origination or servicing standards and criteria,

o     the terms of the Mortgage Loan, and

o any other standards set by the master servicer or the special servicer, as applicable, consistent with the servicing standard.

      If a Mortgage Loan is assumed, the only permitted modifications that may be made as part of the assumption are those described below under "--Amendments, Modifications and Waivers."

      The master servicer or special servicer may retain as additional servicing compensation any assumption fees paid by the borrower or the new owner. See "Certain Legal Aspects of the Mortgage

Loans--Enforceability of Certain Provisions--Due-on-Sale Provisions" in the prospectus.

      In a bankruptcy or similar proceeding involving a Mortgaged Property, a court may substitute a new owner or impose a junior or senior lien on the Mortgaged Property, without the consent of the master servicer, the special servicer or the trustee.

                   Enforcement of "Due-on-Encumbrance" Clauses

      The Mortgage Loans contain a "due-on-encumbrance" clause, which generally either:

o provides that the Mortgage Loan will (or may at the related mortgagee's option) become due and payable upon the creation of any lien or other encumbrance on the Mortgaged Property, or

o requires the consent of the related mortgagee to the creation of any lien or other encumbrance on the Mortgaged Property.

      Such clauses usually permit the owner of the Mortgage Loan to either:

o     accelerate the payments due on the Mortgage Loan, or

o withhold its consent to the creation of any such lien or other encumbrance.

      The master servicer or the special servicer, as applicable, may in accordance with the servicing standard either exercise or waive the trust fund's rights under the "due-on-encumbrance" clause. However, the master servicer or the special servicer, as applicable, may consent to the creation of any lien or encumbrance only if it first obtains written confirmation from each of the Rating Agencies that such consent will not result in a qualification, downgrade or withdrawal of the rating then assigned by that Rating Agency to any class of certificates.

      The master servicer or the special servicer must use reasonable efforts to require the borrower to pay the cost of such Rating Agency confirmation. The master servicer will advance any costs not paid by the borrower as a Servicing Advance (unless the Advance would be nonrecoverable).

      See "--The Controlling Class Representative" for additional limitations on the ability of the master servicer and the special servicer to waive "due-on-encumbrance" clauses.

      The master servicer or the special servicer may forbear from enforcing any "due-on-encumbrance" provision in connection with any junior or senior lien on a Mortgaged Property imposed in a bankruptcy proceeding involving the Mortgaged Property without obtaining a Rating Agency confirmation.

                                   Inspections

      The special servicer is responsible for inspecting the Mortgaged Properties securing Specially Serviced Mortgage Loans and REO Properties. The master servicer is responsible for inspecting the other Mortgaged Properties. The special servicer may at its option assume the master servicer's obligation to inspect some or all of the Mortgaged Properties. Each Mortgaged Property and REO Property will be inspected at least once every two years. If a Mortgage Loan has a then current principal balance of at least $2 million or is a Specially Serviced Mortgaged Loan, the related Mortgaged Property will be inspected at least once every year. The inspections will be done at the expense of the servicer performing the inspection. The master servicer and the special servicer will cause a written inspection report to be prepared as soon as reasonably possible after completing the inspection. A copy of each inspection report must be delivered to the trustee and the controlling class representative within 15 days after its preparation.

                         Realization Upon Mortgage Loans

Standards for Conduct Generally in Effecting Foreclosure or the Sale of Defaulted Loans

      The master servicer will advance costs and expenses of a foreclosure or other acquisition as a Servicing Advance, unless the Advance would be nonrecoverable.

      The special servicer may proceed with a non-judicial foreclosure under the laws of the state where the property is located. The special servicer need not pursue a deficiency judgment against the borrower or any other party if the laws of the state do not permit a deficiency judgment after a non-judicial foreclosure. The special servicer may also refrain from seeking a deficiency judgment if it determines that the likely recovery would not warrant the cost, time, expense and/or exposure of pursuing the deficiency judgment and delivers an officer's certificate to the trustee to that effect.

      Until the conditions listed in the next sentence are satisfied, the special servicer may not obtain title or possession or take any other action regarding a Mortgaged Property on behalf of the trust fund, if as a result the trustee or the trust fund would be considered to hold title, to be a "mortgagee-in-possession", or to be an "owner" or "operator" within the meaning of the Comprehensive Environmental Response, Compensation and Liability Act of 1980 or any comparable law. The special servicer may proceed with such steps if it has determined, based on an updated environmental assessment report prepared by an independent person who regularly conducts environmental audits, that:

o the Mortgaged Property complies with applicable environmental laws or, if not, after consultation with an environmental consultant, that it would be in the trust fund's best economic interest to take necessary corrective measures, and

o there are no circumstances present at the Mortgaged Property relating to the use, management or disposal of hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under current federal, state or local law or regulation or, if any such hazardous materials are present for which such action could be required, after consultation with an environmental consultant, that it would be in the trust fund's best economic interest to take such actions.

      If title to any Mortgaged Property is acquired in foreclosure or by deed-in-lieu of foreclosure, the deed or certificate of sale will be issued to the trustee, or to its nominee (which will not include the master servicer or the special servicer) or to a separate trustee or co-trustee on behalf of the trustee. Notwithstanding any such acquisition of title and cancellation of the related Mortgage Loan, the Mortgage Loan will be considered to be a Mortgage Loan held in the trust fund until the related REO Property is sold by the trust fund, which must occur before the close of the third taxable year following the taxable year in which the trust acquired the property. The Internal Revenue Service has the authority to grant a three year extension of this period. The principal balance of the loan will be reduced by Net REO Proceeds allocated to it as a recovery of principal.

      If the trust fund acquires a Mortgaged Property by foreclosure or deed-in-lieu of foreclosure upon a default of a Mortgage Loan, the special servicer must administer the Mortgaged Property so that it qualifies at all times as "foreclosure property" within the meaning of section 860G(a)(8) of the Internal Revenue Code. An "independent contractor," within the meaning of applicable Treasury regulations, must manage and operate any Mortgaged Property, unless the special servicer provides the trustee with an opinion of counsel that the operation and management of the property other than through an independent contractor will not cause the property to fail to qualify as "foreclosure property". The expense of the legal opinion will be covered by a Servicing Advance, unless the advance would not be recoverable. Generally, REMIC I will not be taxed on income received on Mortgaged Property which constitutes "rents from real property," under section 856(c)(3)(A) of the Internal Revenue Code and the related Treasury regulations.

      "Rents from real property" do not include the portion of any rental based on the net income or gain of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement.

      "Rents from real property" include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered customary if, in the geographic market in which the building is located, tenants in buildings that are of a similar class are customarily provided with the service. The depositor has not determined whether the services furnished to the tenants of the Mortgaged Properties are "customary" within the meaning of applicable regulations. It is therefore possible that a portion of the rental income from a Mortgaged Property owned by the trust fund would not constitute "rents from real property."

      Net income from a trade or business operated or managed by an independent contractor on a Mortgaged Property owned by REMIC I does not constitute "rents from real property." Finally, any income from the sale of REO Property that is held by REMIC I as a dealer in property is not considered "rent from real property."

      If the REO Property remains "foreclosure property", any income that is not "rent from real property" is subject to tax at the highest corporate rate (currently 35%). REMIC I may also be subject to state and local taxes on such amounts. In addition, certain income from REO Property may be subject to a "prohibited transactions" tax. Any such income would be subject to a 100% tax; however, REMIC I does not expect any income from any REO Property to be subject to this 100% tax. See "Material Federal Income Tax Consequences--Taxation of the REMIC--Prohibited Transactions Tax and Other Taxes" in the prospectus.

      Any such taxes would be chargeable against the related income for purposes of determining the Net REO Proceeds available for distribution to holders of certificates. The pooling and servicing agreement allows the special servicer to cause the trust fund to earn "net income from foreclosure property" that is subject to tax, if it determines that the net after-tax benefit to certificateholders is greater than what would be realized under another method of operating or leasing the Mortgaged Property. See "Material Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of the REMIC", "--Federal Income Tax Consequences for REMIC Certificates--Taxation of REMIC Regular Certificates" and "--Federal Income Tax Consequences for REMIC Certificates--Taxation of Holders of Residual Certificates" in the prospectus.

Sale of Specially Serviced Mortgage Loans and REO Properties

      The special servicer may offer to sell a Specially Serviced Mortgage Loan or an REO Property, if it determines that:

o no satisfactory arrangements can be made to collect delinquent payments, and

o     the sale would be in the best economic interests of the trust fund.

      The special servicer must give the trustee and the controlling class representative written notice that it is contemplating a sale at least 10 business days before considering any further action. The controlling class representative may purchase the loan or property, directly or through an affiliate, for cash equal to the Repurchase Price.

      If the controlling class representative (or a designated affiliate) fails to purchase the loan or property within 30 days after the controlling class representative receives notice, either the special servicer or the master servicer, in that order of priority, may purchase the loan or property, directly or through an affiliate, for cash equal to the Repurchase Price.

      If none of the forgoing purchases the loan or property, the special servicer may then offer to sell the loan or property if and when the special servicer determines that the sale would be in the best economic interests of the trust fund. The special servicer must sell the loan or property within the period specified in the pooling and servicing agreement, including extensions.

      The controlling class representative, the master servicer and the special servicer may offer to purchase any such loan or property. The special servicer will accept any offer received from any person:

o that it determines to be a fair price, unless the highest offeror is the special servicer or one of its affiliates, or

o that the trustee determines to be a fair price, if the highest offeror is the special servicer or one of its affiliates.

      In making such a fairness determination, the special servicer or trustee may rely upon an updated independent appraisal. Any offer from the depositor, the master servicer, the special servicer, any borrower, the manager of a Mortgaged Property or any of their affiliates in the amount of the Repurchase Price shall be deemed to be a fair price.

      Neither the trustee (in its individual capacity) nor any of its affiliates may purchase or offer to purchase the loan or property.

      The special servicer may accept an offer other than the highest offer if it determines that accepting the offer would be in the best interests of the certificateholders. For example, the person making the lower offer could be more likely to perform its obligations or the lower offer may have more favorable terms.

                      Amendments, Modifications and Waivers

      Subject to any restrictions applicable to REMICs, and to limitations under the pooling and servicing agreement, the master servicer may amend any term that does not affect the maturity date, interest rate, principal balance, amortization term or payment frequency (each, a "Money Term") of, or materially impair the collateral securing, any loan that is not a Specially Serviced Mortgage Loan.

      Subject to restrictions applicable to REMICs and to limitations in the pooling and servicing agreement, the special servicer may agree to a modification, waiver or amendment of the terms of any Specially Serviced Mortgage Loan if, in the special servicer's reasonable judgment:

o the related borrower is in default or default is reasonably foreseeable, and

o the modification, waiver or amendment would increase the recovery to certificateholders on a net present value basis.

      See, however, "--The Controlling Class Representative".

      Examples of the types of modifications, waivers or amendments to which the special servicer may agree include:

o reducing the amounts owing under the loan by forgiving principal, accrued interest and/or any prepayment premium,

o reducing the amount of the monthly payment on the loan, including a reduction in the interest rate,

o not enforcing any right granted under any note or mortgage relating to the loan,

o     extending the maturity date of the loan, and/or

o     accepting a principal prepayment during a Lock-out Period.

      However, the special servicer may not permit a borrower to extend the maturity date to a date later than:

o     two years before the Rated Final Distribution Date,

o     20 years before any ground lease that secures the loan expires, or

o     60 months after the original maturity date for the Mortgage Loan.

      Modifications of a Mortgage Loan that forgive principal or interest (other than Deferred Interest and, in some cases, default interest) will cause Realized Losses on the loan. Such Realized Losses will be allocated among the classes of certificates as described under "Description of the Certificates--Realized Losses and Allocations of Certain Expenses".

                                   The Trustee

      Norwest Bank Minnesota, National Association will act as trustee. The address of the trustee's corporate trust office is:

      11000 Broken Land Parkway
      Columbia, Maryland 21044-3562
      Attn: Corporate Trust Services
      (CMBS) --PNC Mortgage Acceptance Corp. Commercial Mortgage Pass-Through Certificates, 1999-CM1

      All requests relating to the transfer of certificates should be delivered to the trustee at:

      Norwest Center
      Sixth and Marquette-MAC#N9303-121
      Minneapolis, Minnesota 55479-0113
      Attn: Corporate Trust Services
      (CMBS) -PNC Mortgage Acceptance Corp. Commercial Mortgage Pass-Through Certificates Series 1999-CM1

Resignation and Removal of Trustee

      The trustee may resign at any time by notifying the depositor, the master servicer, the special servicer and the Rating Agencies in writing. The master servicer will appoint the successor trustee. Before appointing a successor trustee, the master servicer must obtain confirmation from Fitch that the successor trustee's appointment will not adversely affect the rating then assigned by Fitch to any of the certificates. The resigning trustee must pay any cost of obtaining the confirmation from Fitch. If the successor trustee is not appointed within 30 days after the notice of resignation, the resigning trustee may petition a court of competent jurisdiction to appoint a successor trustee.

      The depositor or the master servicer may remove the trustee if, among other things:

o the trustee becomes ineligible to continue as such under the pooling and servicing agreement,

o     the trustee becomes incapable of acting,

o     the trustee is adjudged bankrupt or insolvent,

o     a receiver is appointed for the trustee or its property, or

o     any public officer takes charge or control of the trustee or its property.

      The holders of certificates evidencing a majority of the total voting rights may remove the trustee upon written notice to the master servicer, the special servicer, the depositor and the trustee.

      Resignation or removal of the trustee is effective only when the successor trustee accepts the appointment.

Trustee Fee

      The pooling and servicing agreement entitles the trustee to a monthly fee from amounts in the Collection Account. The fee is equal to .0023% of the then outstanding principal balance of each Mortgage Loan calculated on the basis of a 360-day year consisting of twelve 30-day months.

Indemnification of Trustee

      The trust will indemnify the trustee and its directors, officers, employees, agents and affiliates against any and all losses, liabilities, damages, claims or expenses (including reasonable attorneys' fees) arising under the pooling and servicing agreement or the certificates (but only to the extent that they are expressly reimbursable under the pooling and servicing agreement or are unanticipated expenses incurred by the REMIC). However, the indemnification will not apply to matters resulting from the negligence, misrepresentation, fraud, bad faith or willful misconduct of the indemnified person or for any expense or liability specifically required to be borne by the trustee in the pooling and servicing agreement. The trustee need not expend or risk its own funds or otherwise incur financial liability in performing its duties under the pooling and servicing agreement, or in exercising its rights or powers, if in the trustee's opinion the repayment of such funds or adequate indemnity against the risk of liability is not reasonably assured.

      The master servicer and the special servicer will each indemnify the trustee and its directors, officers, employees, agents and affiliates for similar losses related to the willful misconduct, fraud, misrepresentation, bad faith and/or negligence in the performance or negligent disregard by the master servicer or the special servicer, as the case may be, of its duties under the pooling and servicing agreement.

Duties of the Trustee

      If no event of default has occurred of which the trustee has actual knowledge and after the curing of all events of default that may have occurred, the trustee must perform only those duties specifically imposed under the pooling and servicing agreement. If an event of default has occurred and has not been cured, the trustee will be required to use the same degree of skill and care in exercising its rights and powers under the pooling and servicing agreement that a prudent person would use in its own personal affairs under similar circumstances. Upon receipt of the various certificates, reports or other documents required to be furnished to it, the trustee must examine the documents and determine whether they conform on their face to the requirements of the pooling and servicing agreement.

      If the master servicer fails to make a required Advance and the trustee is aware of the failure, the trustee must make the Advance unless it deems the Advance nonrecoverable. See "--Advances".

      Except for funds held by the trustee, the trustee will not be accountable for:

o the use or application by the depositor of any certificates or the proceeds of the certificates,

o the use or application of funds paid to the depositor, the master servicer or the special servicer relating to the Mortgage Loans, or

o the use or application of funds deposited in or withdrawn from the Collection Account or the Distribution Account by the depositor, the master servicer or the special servicer.

      The trustee, the special servicer and master servicer will make no representation as to:

o the validity or sufficiency of the pooling and servicing agreement, the certificates, this prospectus supplement or the prospectus, or

o the validity, enforceability or sufficiency of the Mortgage Loans or related documents.

                 Servicing Compensation and Payment of Expenses

      The master servicer will be entitled to a monthly servicing fee for each Mortgage Loan. The fee is calculated at the per annum rate listed in Exhibit A-1 based on the then outstanding principal balance of the loan. The master servicing fee is calculated on a 30/360 basis.

      The master servicing fee for each loan will be retained by the master servicer from payments and collections (including insurance proceeds and liquidation proceeds) on the loan. The master servicer may also retain as additional servicing compensation:

o all investment income earned on amounts in the Reserve Accounts (to the extent consistent with applicable law and the related Mortgage Loan documents) and the Collection Account,

o all amounts collected on the Mortgage Loans (except Specially Serviced Mortgage Loans) in the nature of late payment charges or late fees (to the extent not offset against advance interest on the related Mortgage Loan), loan service transaction fees, extension fees, demand fees, modification fees, assumption fees, beneficiary statement charges and similar fees and charges (but excluding prepayment premiums or default interest),

o all insufficient funds check charges (including insufficient funds check charges arising from Specially Serviced Mortgage Loans), and

o any Prepayment Interest Excess (to the extent not offset against any Prepayment Interest Shortfall).

      If Midland resigns or is terminated as the master servicer and the successor master servicer agrees to perform the services of the master servicer for an amount less than the master servicing fee, the certificateholders will not receive any portion of the excess master servicing fee.

      The master servicer will pay all expenses incurred by it in connection with its responsibilities under the pooling and servicing agreement (subject to reimbursement as provided in the agreement), including all fees of any sub-servicers retained by it.

                                Special Servicing

Ability of Controlling Class Representative to Remove Special Servicer

      Midland will be the initial special servicer. The controlling class representative may at any time remove the special servicer without cause and appoint a successor special servicer. The removal of the special servicer and appointment of a successor special servicer will be effective only when:

o the successor special servicer has assumed in writing all of the responsibilities, duties and liabilities of the special servicer under the pooling and servicing agreement, and

o each Rating Agency confirms to the trustee in writing that such appointment and assumption will not result, in and of itself, in a downgrading, withdrawal or qualification of the rating then assigned by the Rating Agency to any class of certificates.

      The controlling class representative must pay the cost of obtaining such Rating Agency confirmation. The removed special servicer may receive all amounts accrued and owing to it on or prior to the effective date of the removal.

Duties of Special Servicer

      The duties of the special servicer relate primarily to Specially Serviced Mortgage Loans and to any REO Property. A "Specially Serviced Mortgage Loan" is any Mortgage Loan for which at least one of the following conditions exist:

Loans with Monetary Defaults

o The borrower is at least 60 days delinquent in paying principal and interest or other obligation (regardless of whether P&I Advances have been reimbursed), or

o the borrower has failed to make a balloon payment (except where the master servicer and the special servicer agree in writing that the loan is likely to be paid in full within 30 days after such default);

however, such loans cease to be Specially Serviced Mortgage Loans when:

o the borrower brings the loan current (under workout terms agreed to by the special servicer for a balloon payment default),

o     the borrower makes three consecutive full and timely monthly payments, and

o no other circumstances exist that would cause the loan to be characterized as a Specially Serviced Mortgage Loan.

Loans that are likely to have Monetary Defaults

o The borrower has expressed to the master servicer an inability to pay or a hardship in paying the loan in accordance with its terms,

o the master servicer has received notice of a foreclosure or threatened foreclosure of any lien on the property securing the loan,

o the master servicer or special servicer has received notice that the borrower has:

      1. become the subject of any bankruptcy, insolvency or similar proceeding,

      2. admitted in writing the inability to pay its debts as they come due, or

      3.    made an assignment for the benefit of creditors, or

o the master servicer proposes to commence foreclosure or other workout arrangements;

however, such loans cease to be Specially Serviced Mortgage Loans when:

o the above circumstances cease to exist in the good faith judgment of the special servicer, and

o no other circumstances exist that would cause the loan to be characterized as a Specially Serviced Mortgage Loan.

Loans with Nonmonetary Defaults

o The master servicer or the special servicer has notice that a nonmonetary default that materially and adversely affects the interests of the certificateholders has occurred and the default remains uncured after the specified grace period (or, if no grace period is specified, after 60 days);

however, such loans cease to be Specially Serviced Mortgage Loans when:

o     the default is cured, and

o no other circumstances exist that would cause the loan to be characterized as a Specially Serviced Mortgage Loan.

      A default requiring a Servicing Advance will be deemed to materially and adversely affect the interests of certificateholders.

      The special servicer will prepare an asset status report within 30 days after a loan becomes a Specially Serviced Mortgage Loan. The asset status report will be delivered to the controlling class representative and each Rating Agency.

Special Servicer Compensation

      The special servicer is entitled to a monthly special servicing fee. The special servicing fee is an amount equal to 1/12th of 0.25% of the Stated Principal Balance of each Specially Serviced Mortgage Loan. The special servicer will also receive a disposition fee on any Specially Serviced Mortgage Loan or REO Property sold, transferred or otherwise liquidated equal to 1% of:

o the proceeds of the sale or liquidation of any Specially Serviced Mortgage Loan or REO Property

                                      less

o     any broker's commission and related brokerage referral fees.

      No disposition fee will be paid in connection with:

o the repurchase of a Mortgage Loan as described under "Description of the Mortgage Pool--Representations and Warranties; Repurchase",

o the termination of the trust as described under "Description of the Certificates--Optional Termination", or

o the purchase of any defaulted Mortgage Loan by the controlling class representative, the master servicer or special servicer as described under "The Pooling and Servicing Agreement--Realization Upon Mortgage Loans--Sale of Specially Serviced Mortgage Loans and REO Properties".

      Each of these fees, plus certain special servicing expenses, will be paid from funds that would otherwise be used to pay principal and interest on the certificates.

      The special servicer is also entitled to a workout fee equal to 1.0% of the Net Collections received by the master servicer or the special servicer on each Corrected Mortgage Loan. "Net Collections" means all payments of interest and principal and all prepayment premiums.

      A loan which has ceased to be a Specially Serviced Mortgage Loan by virtue of a cure resulting from a modification, restructuring or workout negotiated by the special servicer evidenced by a signed writing is a "Corrected Mortgage Loan".

      If any Corrected Mortgage Loan again becomes a Specially Serviced Mortgage Loan, any right to the workout fee terminates for the initial modification, restructuring or workout. However, the special servicer will receive a new workout fee for the loan upon resolution or workout of a subsequent event of default under the loan. If the special servicer is terminated for any reason, it will retain the right to receive any workout fees payable on Mortgage Loans that became Corrected Mortgage Loans while it acted as special servicer. The successor special servicer will not be entitled to any portion of such workout fees.

      The special servicer may also retain as additional servicing compensation:

o     all investment income earned on amounts on deposit in any REO Account, and

o if permitted under the Mortgage Loan, late payment charges or late fees (to the extent not offset against advance interest on the related Mortgage
      Loan), assumption fees, loan modification fees, extension fees, loan service transaction fees, beneficiary statement charges or similar items that are collected on Specially Serviced Mortgage Loans.

      Additional special servicing compensation does not include default interest or prepayment premiums or any other amount required to be deposited or retained in the Collection Account.

                      The Controlling Class Representative

Selection

      Holders of more than 50% of the principal balance of the Controlling Class may appoint a controlling class representative to represent their interests. The "Controlling Class" is the most subordinate class of principal balance certificates that still has at least 25% of its original principal balance outstanding. If no class has at least 25% of its initial principal balance still outstanding, the most subordinate class of principal balance certificates still outstanding will be the controlling class.

Rights and Powers

      The controlling class representative has the right to direct the special servicer about the following matters:

o foreclosure or similar conversion of the ownership of properties securing Specially Serviced Mortgage Loans that are in default, including acquiring an REO Property,

o     amendment, waiver or modification of a Specially Serviced Mortgage Loan,

o proposed sale of a defaulted Mortgage Loan or REO Property, except upon termination of the trust fund as described under "Description of the Certificates--Optional Termination",

o     acceptance of a discounted payoff,

o determination to bring an REO Property into compliance with environmental laws or to address hazardous materials located at an REO Property,

o release of collateral, other than in accordance with the terms or upon satisfaction of a loan,

o acceptance of substitute or additional collateral, other than in accordance with the terms of a loan,

o     any waiver of a "due-on-sale" or "due-on-encumbrance" clause, and

o acceptance of an assumption agreement releasing a borrower from liability under a loan.

      The special servicer may not take any of the above actions if the controlling class representative objects in writing within 10 business days after being notified of the proposed action and provided with all reasonably requested information. The controlling class representative will be considered to have approved any such action if it does not object within 10 business days.

      In addition, except as otherwise described below, the controlling class representative may direct the special servicer to take, or refrain from taking, such actions as the controlling class representative may consider advisable or as to which provision is otherwise made in the pooling and servicing agreement.

      Notwithstanding the foregoing, no advice, direction or objection given or made by the controlling class representative, as contemplated by either of the two preceding paragraphs, may:

o require or cause the special servicer to violate applicable law, the terms of any Mortgage Loan or any other provision of the pooling and servicing agreement including the special servicer's obligation to act in accordance with the servicing standard described in this prospectus supplement;

o     a result in certain adverse tax consequences for the trust;

o expose the trust, the depositor, the master servicer, the special servicer, the trustee or any of their respective affiliates, directors, officers, employees or agents, to any material claim, suit or liability; or

o materially expand the scope of the master servicer's or special servicer's responsibilities under the pooling and servicing agreement.

The special servicer is to disregard any such advice, direction or objection that does so. In addition, unless the pooling and servicing agreement provides otherwise, the special servicer will not be required to seek approval from the controlling class representative for any actions that it seeks to take with respect to any particular Specially Serviced Mortgage Loan if:

o the special servicer has, as described above, notified the controlling class representative in writing of various actions that the special servicer proposes to take with respect to the workout or liquidation of that Mortgage Loan, and

o for 60 days following the first notice, the controlling class representative has objected to all of those proposed actions and has failed to suggest any alternative actions that the special servicer reasonably considers to be consistent with the servicing standard.

      You should consider the effects that the rights and powers of the controlling class representative discussed above could have on the actions of the special servicer.

Limitation on Liability of Controlling Class Representative

      The controlling class representative and its officers, directors, employees and owners will have no liability to certificateholders for any action taken, or for refraining from the taking of any action, in good faith or for errors in judgment. By accepting certificates, each certificateholder agrees that the controlling class representative:

o may have special relationships and interests that conflict with those of holders of one or more classes of certificates,

o     may act solely in the interests of the holders of the Controlling Class,

o has no duties to certificateholders, except for holders of the Controlling Class,

o may act to favor the interests of the Controlling Class over the interests of other classes, and

o will violate no duty and incur no liability by acting solely in the interests of the Controlling Class.

      No certificateholder may take legal action against the controlling class representative because it acted solely in the interests of the Controlling Class. The special servicer generally must keep confidential all advice, directions, recommendations and/or objections received from the controlling class representative.

                                  Sub-Servicers

      The master servicer and special servicer may each delegate its servicing obligations to one or more third-party sub-servicers. However, the special servicer must obtain the approval of Fitch before it may retain sub-servicers for Mortgage Loans with outstanding principal balances greater than or equal to 25% or more of the then outstanding principal balance of all the Mortgage Loans. Despite any such delegation, the master servicer or special servicer remains directly responsible for the delegated duties and for the acts and omissions of any sub-servicer. The master servicer or the special servicer must monitor the performance of any sub-servicer that it uses. On the closing date, only one Mortgage Loan (1.1%) will be serviced by a sub-servicer. Except for the sub-servicing agreement related to this Mortgage Loan, each sub-servicing agreement must provide that if the master servicer or the special servicer is no longer acting in such capacity under the pooling and servicing agreement, the trustee or any successor to the master servicer or special servicer may:

o assume the master servicer's or special servicer's rights under the sub-servicing agreement, and/or

o     terminate the sub-servicer without payment of a termination fee.

      The sub-servicing agreement for the one Mortgage Loan that will be sub-serviced on the closing date provides that the sub-servicer may only be terminated if it is in default under the sub-servicing agreement.

      The master servicer and special servicer are solely responsible for the fees owed to any sub-servicer they retain, even if those fees are more than the fees they are receiving under the pooling and servicing agreement. Generally, each sub-servicer will be reimbursed for any expenses for which the master servicer or special servicer would be reimbursed under the pooling and servicing agreement. See "-- Servicing Compensation and Payment of Expenses".

       Reports to Certificateholders; Where You Can Find More Information

Monthly Reports

      On each distribution date, the trustee will issue a statement based on information that the master servicer furnishes. The trustee will mail upon request and otherwise make available electronically the statement to the certificateholders, the depositor, the paying agent, the underwriters, the master servicer, the controlling class representative and each Rating Agency. The trustee will use the form of monthly distribution statement included as Exhibit C to this prospectus supplement. The information will include the following:

o For each class of certificates and for each $1,000 of initial principal balance or notional amount of the class:

      1. the Principal Distribution Amount and the amount of Available Funds allocable thereto;

      2. Distributable Certificate Interest and the amount of Available Funds allocable thereto;

      3.    any Class Interest Shortfall allocable to the class;

      4. the principal balance after giving effect to the distribution of amounts in respect of the Principal Distribution Amount on the distribution date; and

      5. the amount of any prepayment premiums received during the related Collection Period and distributed to the class;

o The pass-through rate applicable to the interest only certificates and the class ____, class ____ and class ____ certificates for the distribution date;

o The amount of any P&I Advances by the master servicer or the trustee included in the amounts distributed to the certificateholders;

o Realized Losses and Expense Losses and their allocation to the principal balance of any class of certificates;

o The Stated Principal Balance of the Mortgage Loans as of the due date preceding the distribution date;

o     The number and aggregate principal balance of Mortgage Loans:

      1.    delinquent 30-59 days,

      2.    delinquent 60-89 days,

      3.    delinquent 90 or more days,

      4.    as to which foreclosure proceedings have been commenced;

o     For each delinquent Mortgage Loan:

      1.    the amount of the P&I Advances made on the distribution date; and

      2. the aggregate amount of unreimbursed Servicing Advances and P&I Advances for such loan;

o For any Mortgage Loan that became an REO Mortgage Loan during the preceding calendar month, the principal balance of such Mortgage Loan as of the date it became an REO Mortgage Loan;

o     For any REO Property sold during the related Collection Period:

      1. the date on which the special servicer determined that it has collected all amounts that it expects to recover on the REO Property;

      2. the amount of the proceeds of such sale deposited into the Collection Account; and

      3. the aggregate amount of REO Proceeds and Net REO Proceeds (in each case other than liquidation proceeds) and other revenues collected by the special servicer for each REO Property during the related Collection Period and credited to the Collection Account;

o The outstanding principal balance of each REO Mortgage Loan as of the close of business on the preceding due date;

o The appraised value of each REO Property as shown on the most recent appraisal;

o The amount of the servicing compensation and additional servicing compensation paid to the master servicer for the distribution date;

o The amount of any special servicing fee, disposition fee or workout fee paid to the special servicer for the distribution date;

o     The amount of default interest received during the related Collection
      Period;

o The amount of any Appraisal Reductions effected during the related Collection Period on a loan-by-loan basis and the total Appraisal Reductions as of the distribution date; and

o     Any other information required under the pooling and servicing agreement.

      The master servicer will provide the trustee with the following Commercial Mortgage Securities Association Standard Investor Package reports for inclusion in the monthly distribution statement:

o     Property File,

o     Watch List Report,

o     Delinquent Loan Status Report,

o     REO Status Report,

o     Comparative Financial Status Report,

o     Historical Loan Modification Report,

o     Historical Loss Estimate Report,

o     Operating Statement Analysis Report, and

o     NOI Adjustment Worksheet.

      Due to the time required to collect all the necessary data and enter it onto the master servicer's computer system, the master servicer is not required to provide these reports before the distribution date in March 2000.

      Within a reasonable period of time after the end of each calendar year, the trustee will furnish to each person who at any time during the calendar year owned an offered certificate a statement listing the amount of principal and interest paid to the person during the year. The Trustee may satisfy this obligation by delivering substantially comparable information pursuant to any requirements of the Internal Revenue Code of 1986.

      In addition, the trustee will forward or make available to each certificateholder any additional information regarding the Mortgage Loans that the master servicer or the special servicer, in its sole discretion, delivers to the trustee for distribution to the certificateholders, which information the trustee may attach to the monthly distribution statement.

      The distribution date statements referred to above may be obtained electronically from the trustee as follows:

1. by facsimile through the trustee's fax-on-demand service by calling (301) 815-6610; or

2.    on the Internet at www.ctslink.com/cmbs.

      For assistance with the above mentioned services, you may call (301) 815-6600.

Loan Portfolio Analysis System

      The master servicer maintains a computerized database that has information on the various commercial mortgage-backed securities transactions that it services. The master servicer commonly refers to the database as the "Loan Portfolio Analysis System". The master servicer will provide electronic, on-line access to the database to certificateholders, prospective transferees and other appropriate persons. You may contact Brad Hauger at (816) 435-5175 to arrange access.

Other Available Information

      The master servicer or special servicer will notify or report to the trustee and the controlling class representative about any other occurrences of which the master servicer or special servicer is aware that it determines may materially affect a Mortgage Loan or REO Property, including all loan extensions.

      In addition to the other reports and information made available and distributed under the pooling and servicing agreement by the trustee, the master servicer and the special servicer will also make available any other information relating to the Mortgage Loans, the Mortgaged Properties or the borrowers for review by the depositor, the underwriters, the controlling class representative, the trustee and the Rating Agencies. The master servicer and the special servicer will also make such information available to any person that certifies to the trustee that it is a certificateholder, an owner of a beneficial interest in a book entry certificate, or a potential owner of a certificate or an interest in a certificate. The master servicer and the special servicer are not required to provide the information if doing so is prohibited by applicable law or by any documents related to a Mortgage Loan. The master servicer and the special servicer may adopt reasonable rules and procedures governing access to the information, which may include a requirement that the person requesting such information execute an agreement governing the availability, use and disclosure of such information. The agreement may provide for the indemnification of the master servicer or the special servicer for any liability or damage that may arise from the use or disclosure of the information.

      The following are available for your review at the trustee's offices during normal business hours:

o     the pooling and servicing agreement,

o     all monthly statements to certificateholders,

o     annual compliance statements, and

o     annual accountants' reports.

See "Servicing of the Mortgage Loans - Evidence of Compliance" in the prospectus.

      Unless prohibited by applicable law or the Mortgage Loan documents, the following will be available for your review at the trustee's offices during normal business hours:

o     the property inspection reports,

o     all modifications, waivers and amendments of the Mortgage Loans, and

o officer's certificates and other evidence supporting a determination that an Advance is nonrecoverable.

      The master servicer, the special servicer and the trustee may impose a reasonable charge for expenses of providing copies or access to the above information. The Rating Agencies and the controlling class representative will not have to pay any such charge.

Filings with the SEC

      Within 15 days after each distribution date, the trustee will file with the Securities and Exchange Commission, a Form 8-K with a copy of the related distribution date statement. Before January 30, 2000, the trustee will file a Form 15 Suspension Notification for the trust, if applicable. Before March

30, 2000, the trustee will file a Form 10-K for the trust, in substance conforming to industry standards.

      The depositor will file with the SEC, within 15 days of the closing date, a Form 8-K together with the pooling and servicing agreement.

      The trustee, the master servicer and the special servicer are not responsible for the accuracy or completeness of any information supplied to it by a borrower or other third party for inclusion in any notice, report or information furnished or provided by the master servicer, the special servicer or the trustee under the pooling and servicing agreement.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

      For federal income tax purposes, three separate "real estate mortgage investment conduit" ("REMIC") elections will be made with respect to respective portions of the trust fund, creating three REMICs. Upon the issuance of the offered certificates, Morrison & Hecker L.L.P. will deliver its opinion, generally to the effect that, assuming compliance with all provisions of the pooling and servicing agreement:

o each pool of assets with respect to which a REMIC election is made will qualify as a REMIC under the Internal Revenue Code of 1986;

o the class A-1A, class A-1B, class S, class A-2, class A-3, class A-4, class B-1, class B-2, class B-3, class B-4, class B-5, class B-6, class B-7, class B-8, class C and class D certificates will be, or will represent ownership of, REMIC "regular interests"; and

o the class R-I, class R-II and class R-III certificates, respectively, will be the sole "residual interest" in the related REMIC; and

o the class E certificates will represent beneficial interests in the portion of the trust assets consisting of Deferred Interest, which portion will be treated as a grantor trust for federal income tax purposes.

      The certificates representing regular interests generally will be treated as newly originated debt instruments for federal income tax purposes. Holders of those certificates will be required to include in income all interest on the certificates in accordance with the accrual method of accounting, regardless of a certificateholder's usual method of accounting. The class ____, class ____, class __, class __, class __ and class __ certificates are not expected to be treated as having been issued with original issue discount for federal income tax reporting purposes. The class S and class __ certificates are expected to be deemed to have been issued with original issue discount.

      The IRS has issued regulations under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. Holders of the offered certificates should be aware, however, that those regulations and Section 1272(a)(6) of the Internal Revenue Code of 1986 do not adequately address certain issues relevant to, or are not applicable to, prepayable securities such as the offered certificates. We recommend that holders consult with their own tax advisor concerning the tax treatment of the offered certificates.

      The trust intends to treat the class S certificates as having no "qualified stated interest". Accordingly, the class S certificates will be considered to be issued with original issue discount in an amount equal to the excess of all distributions of interest expected to be received on the class S certificates over their respective issue prices (including interest accrued prior to the closing date, if any, unless the holder elects on its federal income tax return to exclude such amount from the issue price and to recover it on the first distribution date). Certificateholders will not be able to deduct currently any "negative" amounts of original issue discount on the class S certificates attributable to rapid prepayments on the Mortgage Loans, but they may offset these amounts against future positive accruals of original issue discount, if any. However, holders of a class S certificate may be entitled to a loss deduction if it becomes certain that such holder will not recover a portion of its basis in the certificate. No representation is made as to the timing, amount or character of such loss, if any.

      See "Material Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of REMIC Regular
Certificates--Interest and Acquisition Discount" and "--Federal Income Tax Consequences for REMIC Certificates --Taxation of REMIC Regular
Certificates--Subordinate Certificates--Effects of Defaults, Delinquencies and Losses" in the prospectus.

      For the purposes of determining the rate of accrual of market discount, original issue discount and premium for federal income tax purposes, the Prepayment Assumption (as defined in the prospectus) is that the Mortgage Loans will prepay at the rate of 0% CPR, except that Hyper-Amortization Loans are assumed to pay on their Anticipated Repayment Date. No representation is made as to whether the Mortgage Loans will prepay at that rate or any other rate. Although it is unclear whether the class S, class _____, class _____, class _____ and class _____ certificates will qualify as "variable rate instruments" under treasury regulations, the trustee will assume for purposes of determining the original issue discount for these certificates that the certificates so qualify. See "Material Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates --Taxation of REMIC Regular Certificates--Interest and Acquisition Discount" in the prospectus.

      Certain classes of the offered certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of such a class of certificates will be treated as holding a certificate with amortizable bond premium will depend on the certificateholder's purchase price. Holders of such classes of certificates should consult their own tax advisors regarding the possibility of making an election to amortize any such premium. See "Material Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates --Taxation of REMIC Regular Certificates" in the prospectus.

      Generally, the offered certificates will be "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code of 1986. In addition, interest (including original issue discount, if any) on the offered certificates will be interest described in Section 856(c)(3)(B) of the Internal Revenue Code of 1986.

      As of the closing date, 39.2% of the Mortgage Loans are secured by real estate used for residential or certain other purposes prescribed in Section 7701(a)(19)(C) of the Internal Revenue Code of 1986, and consequently the offered certificates will be treated as assets qualifying under that section to only a limited extent. Accordingly, investment in the offered certificates may not be suitable for thrift institutions seeking to be treated as a "domestic building and loan association" under Section 7701(a)(19)(C) of the Internal Revenue Code of 1986. The determination as to the percentage of the REMIC's assets that constitute assets described in the foregoing sections of the Internal Revenue Code of 1986will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during such calendar quarter. The Trustee will report those determinations to certificateholders in the manner and at times required by applicable Treasury regulations.

      Finally, the offered certificates will be treated as "qualified mortgages" for another REMIC under Section 860G(a)(3)(C) of the Internal Revenue Code of 1986 and "permitted assets" for a "financial asset securitization investment trust" under Section 860L(c) of the Code.

      If the trust collects a prepayment premium on a mortgage loan, it is anticipated that the prepayment premium will be reported as ordinary income and allocated to the class of certificates entitled to the premium. For federal income tax reporting purposes, the premium or charge will be reported as income upon actual receipt by the master servicer. The correct characterization of and timing for recognition of, prepayment premiums is not entirely clear. Certificateholders should consult their tax advisors concerning the tax treatment of prepayment premiums.

      For more information regarding the federal income tax consequences of investing in the offered certificates, see "Material Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates --Taxation of the REMIC" in the prospectus.

      Due to the complexity of these rules and the current uncertainty as to the manner of their application to the trust fund and certificateholders, it is particularly important that you consult your own tax advisors regarding the tax treatment of your acquisition, ownership and disposition of the certificates.

                CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS LOCATED
                            IN CALIFORNIA AND TEXAS

      The following discussion summarizes certain legal aspects of Mortgage Loans secured by real property in California (14.5%) and Texas (11.5%) which are general in nature. These summaries do not purport to be complete and are qualified in their entirety by reference to the applicable federal and state laws governing the Mortgage Loans.

                                   California

      Under California law a foreclosure may be accomplished either judicially or non-judicially. Generally, no deficiency judgment is permitted under California law following a nonjudicial sale under a deed of trust. Other California statutes, except in certain cases involving environmentally impaired real property, require the lender to attempt to satisfy the full debt through a foreclosure against the property before bringing a personal action (if otherwise permitted) against the borrower for recovery of the debt. California case law has held that acts such as an offset of an unpledged account or the application of rents from secured property prior to foreclosure, under some circumstances, constitute violations of such statutes. Violations of such statutes may result in the loss of some or all of the security under the loan. Finally, other statutory provisions in California limit any deficiency judgment (if otherwise permitted) against the borrower, and possibly any guarantor, following a judicial sale to the excess of the outstanding debt over the greater of (i) the fair market value of the property at the time of the public sale or (ii) the amount of the winning bid in the foreclosure. Borrowers also are allowed a one-year period within which to redeem the property.

                                      Texas

      Under Texas law, deed of trusts are customarily foreclosed by non-judicial process; judicial process is generally not used. A mortgagee does not preclude its ability to sue on a recourse note by instituting foreclosure proceedings. Unless a longer period or other curative rights are provided by the loan documents, at least 21 days notice prior to foreclosure is required and foreclosure sales must be held on the first Tuesday of a calendar month. Absent contrary provisions in the loan documents, deficiency judgments are obtainable under Texas law. To determine the amount of any deficiency judgment, a borrower is given credit for the greater of the actual sale price (excluding trustee's and other allowable costs) or the fair market value of the property.

                              ERISA CONSIDERATIONS

      A fiduciary of any employee benefit plan or other retirement plan or arrangement that is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986 (each a "Plan") and any entity whose assets include assets of a Plan should carefully review with its legal advisers whether the purchase or holding of offered certificates could give rise to a transaction that is prohibited or is not otherwise permitted either under ERISA or Section 4975 of the Internal Revenue Code of 1986 or whether there exists any applicable statutory or administrative exemption. Examples of the types of Plans that are subject to these rules include:

o     individual retirement accounts,

o     annuity plans,

o     Keogh plans, and

o collective investment funds, separate accounts and general accounts in which such plans, accounts or arrangements are invested.

      Certain employee benefit plans, such as governmental plans and church plans (if no election has been made under section 410(d) of the Internal Revenue
Code), are not subject to the restrictions of ERISA. Accordingly, assets of such plans may be invested in the offered certificates without regard to the ERISA considerations described below, subject to other applicable federal and state law. However, any such governmental or church plan which is qualified under section 401(a) of the Internal Revenue Code of 1986 and exempt from taxation under section 501(a) of the Internal Revenue Code of 1986 is subject to the prohibited transaction rules set forth in Section 503 of the Internal Revenue Code of 1986.

      In accordance with ERISA's general fiduciary standards, before investing in an offered certificate a Plan fiduciary should determine whether to do so is:

o     permitted under the governing Plan instruments, and

o appropriate for the Plan in view of its overall investment policy and the composition and diversification of its portfolio.

      A Plan fiduciary should especially consider the ERISA requirement of investment prudence and the sensitivity of the return on the certificates to the rate of principal repayments (including voluntary prepayments by the borrowers and involuntary liquidations) on the Mortgage Loans, as discussed in "Yield and Maturity Considerations".

      Certain fiduciary and prohibited transaction issues arise only if the assets of the trust fund are "plan assets" for the purposes of Part 4 of Title I of ERISA and Section 4975 of the Internal Revenue Code of 1986. Whether the assets of the trust fund will be plan assets at any time will depend on a number of factors, including the portion of any class of certificates (as discussed below under "--Plan Asset Regulation") that is held by "benefit plan investors" (as defined in U.S. Department of Labor Regulation Section 2510.3-101).

                              Plan Asset Regulation

      The United States Department of Labor has issued a final regulation determining when assets of an entity in which a Plan makes an equity investment will be treated as assets of the investing Plan. If the certificates are treated as debt with no substantial equity features under applicable local law, the assets of the trust fund would not be treated as assets of the Plans that become certificateholders. In the absence of treatment of the certificates as debt, and unless the final regulation provides an exemption from this "plan asset" treatment, an undivided portion of the assets of the trust fund will be treated, for purposes of applying the fiduciary standards and prohibited transactions rules of ERISA and Section 4975 of the Internal Revenue Code of 1986, as an asset of each Plan that acquires and holds the offered certificates.

      The final regulation provides an exemption from "plan asset" treatment for securities issued by an entity if, immediately after the most recent acquisition of any equity interest in the entity, less than 25% of the value of each class of equity interests in the entity are held by "benefit plan investors". Benefit plan investors could include Plans, governmental, foreign and other plans not subject to ERISA and entities holding assets deemed to be "plan assets". Interests held by any person who has discretionary authority or control with respect to the assets of the entity or any person who provide investment advice directly or indirectly for a fee with respect to the assets of the entity (or any affiliate of either such person) are excluded from the calculation. Because the availability of this exemption to the trust fund depends upon the identity of the holders of the offered certificates at any time, there can be no assurance that any class of the offered certificates will qualify for this exemption.

                              Individual Exemption

      The Department of Labor has issued to each of the underwriters an individual prohibited transaction exemption (Prohibited Transaction Exemption No. 90-83, as amended by Prohibited Transaction Exemption No. 97-34, to Donaldson, Lufkin & Jenrette Securities Corporation, Prohibited Transaction Exemption No. 90-32, as amended by Prohibited Transaction Exemption No. 97-34, to Prudential Securities Incorporated, and Prohibited Transaction Exemption No. 98-07 to PNC Capital Markets, Inc.). These exemptions generally exempt from the application of the prohibited transaction provisions of Section 406(a) and (b) and 407(a) of ERISA, and the excise taxes imposed on such prohibited transactions pursuant to Section 4975(a) and (b) of the Internal Revenue Code of 1986, certain transactions, among others, relating to:

o the servicing and operation of mortgage loans, such as the Mortgage Loans, and

o the purchase, sale and holding of mortgage pass-through certificates, such as the senior certificates, underwritten by an "underwriter".

      For purposes of this discussion, the term "underwriter" includes:

1.    Donaldson, Lufkin & Jenrette Securities Corporation,

2. any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Donaldson, Lufkin & Jenrette Securities Corporation, and

3. any member of the underwriting syndicate or selling group of which a person described in (1) or (2) is a manager or co-manager with respect to the senior certificates, including PNC Capital Markets, Inc. and Prudential Securities Incorporated.

      Each of the individual prohibited transaction exemptions sets forth six general conditions that must be satisfied for a transaction involving the purchase, sale and holding of senior certificates to be covered by the exemption:

o First, the acquisition of the senior certificates by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party.

o Second, the rights and interests evidenced by the senior certificates must not be subordinated to the rights and interests evidenced by the other certificates of the same trust.

o Third, at the time of acquisition by the Plan the senior certificates must be rated in one of the three highest generic rating categories by Standard & Poor's Ratings Services, Duff & Phelps Credit Rating Co., Moody's Investors Service or Fitch IBCA.

o Fourth, the trustee cannot be an affiliate of any other member of the "Restricted Group," which, in addition to the trustee, consists of:

      o     the underwriters,

      o     the depositor,

      o     the master servicer,

      o     the special servicer,

      o     any sub-servicer,

      o any mortgagor with respect to a Mortgage Loan constituting more than 5% of the aggregate unamortized principal balance of the Mortgage Loans as of the date of initial issuance of the senior certificates, and

      o     any and all affiliates of any of the above persons.

o     Fifth, the sum of all payments made to and retained by:

      o the underwriters must represent not more than reasonable compensation for underwriting the senior certificates;

      o the depositor pursuant to the assignment of the Mortgage Loans to the trust fund must represent not more than the fair market value of those obligations; and

      o the master servicer, the special servicer or any sub-servicer must represent not more than reasonable compensation for that person's services under the pooling and servicing agreement and reimbursement of that person's reasonable expenses in connection therewith.

o Sixth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933.

      Because the senior certificates are not subordinated to any other class of certificates, the second condition is satisfied for the senior certificates. Since the senior certificates must be rated not lower than "AAA" by each of the Rating Agencies, on the closing date, the third condition will be satisfied for the senior certificates on the closing date. As the initial trustee is not an affiliate of any other members of the restricted group, the fourth condition will also be satisfied on the closing date. A Plan fiduciary contemplating purchasing a senior certificate in the secondary market must determine that the senior certificates continue to satisfy the third and fourth conditions on the date of purchase. A Plan fiduciary contemplating the purchase of a senior certificate must decide for itself whether the first, fifth and sixth conditions will be satisfied.

      Each of the individual prohibited transaction exemptions also requires that the trust fund meet the following requirements:

o the trust fund must consist solely of assets of the type that have been included in other investment pools;

o certificates in those other investment pools must have been rated in one of the three highest categories of Standard & Poor's, Duff & Phelps, Moody's or Fitch for at least one year prior to the Plan's acquisition of the senior certificates; and

o certificates in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of senior certificates.

      Moreover, the exemptions provide relief from certain self-dealing/conflict of interest prohibited transactions that may occur when any person who has discretionary authority or renders investment advice with respect to the investment of plan assets causes a Plan to acquire senior certificates, provided that, among other requirements:

o the person (or its affiliate) is an obligor with respect to 5% or less of the fair market value of the obligations or receivables contained in the trust;

o the Plan is not a plan with respect to which any member of the Restricted Group is the "plan sponsor" (as defined in Section 3(16)(B) of ERISA);

o in the case of an acquisition in connection with the initial issuance of a class of senior certificates, at least 50% of that class is acquired by persons independent of the Restricted Group and at least 50% of the aggregate interest in the trust fund is acquired by persons independent of the Restricted Group;

o the Plan's investment in senior certificates does not exceed 25% of all of the certificates of that class outstanding at the time of the acquisition; and

o immediately after the acquisition, no more than 25% of the assets of the Plan with respect to which the person has discretionary authority or renders investment advice are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

      Finally, if certain specific conditions of the individual prohibited transaction exemptions are satisfied, they may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Internal Revenue Code of 1986 by reason of Section 4975(c) of the Internal Revenue Code of 1986 for transactions in connection with the servicing, management and operation of the Mortgage Loans. The depositor expects that the specific conditions of the exemptions required for this purpose will be satisfied with respect to the senior certificates.

      You should be aware, however, that even if the conditions specified in one or more parts of the individual prohibited transaction exemptions are satisfied, they may not cover all acts that may be considered prohibited transactions.

      Before purchasing a senior certificate, a Plan fiduciary should itself confirm that all of the conditions of the individual prohibited transaction exemptions would be satisfied. The Plan fiduciary should also consider whether any other prohibited transaction exemptions are available.

                                Other Exemptions

      The characteristics of each class of the subordinate certificates do not meet the requirements of the underwriters' individual prohibited transaction exemptions. Accordingly, subordinate certificates may not be acquired by, on behalf of or with assets of:

1.    a Plan,

2. a governmental plan subject to any federal, state or local law that is, to a material extent, similar to the provisions of ERISA or the Internal Revenue Code of 1986 ("Other Plans"),

3. a collective investment fund in which Plans or Other Plans are invested, or

4. other persons acting on behalf of any Plan or Other Plans or using the assets of any Plan or Other Plans or any entity whose underlying assets include plan assets by reason of a Plan's or Other Plan's investment in the entity (within the meaning of the Department of Labor regulations
      Section 2510.3-101).

      Each prospective transferee of a definitive subordinate certificate must deliver to the depositor, the certificate registrar and the trustee:

o a transferee representation letter, substantially in the form attached as an exhibit to the pooling and servicing agreement, stating that the prospective transferee is not a person referred to in clause 1, 2, 3, or 4 of the first paragraph of this section, or

o an opinion of counsel which establishes to the satisfaction of the depositor, the trustee and the certificate registrar that the purchase or holding of the certificate will not:

      o constitute or result in a prohibited transaction within the meaning of Section 406 or 407 of ERISA, Section 4975 of the Internal Revenue Code of 1986 or any similar law, and

      o subject the master servicer, the special servicer, the depositor, the trustee or the certificate registrar to any obligation or liability, including obligations or liabilities under ERISA or
            Section 4975 of the Internal Revenue Code of 1986.

If you purchase a beneficial interest in a book-entry subordinate certificate, you will be deemed to have made the representation in the first bullet point above.

      The opinion of counsel will not be an expense of the trustee, the trust fund, the master servicer, the special servicer, the certificate registrar or the depositor.

                          Insurance Company Purchasers

      Purchasers that are insurance companies should consult their legal advisers with respect to the applicability of Section III of Prohibited Transaction Class Exemption 95-60, regarding transactions by insurance company general accounts.

      In addition, the Small Business Job Protection Act of 1996 added a new
Section 401(c) to ERISA, which provides certain exemptive relief from the provisions of Part 4 of Title I of ERISA and Section 4975 of the Internal Revenue Code of 1986, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Internal Revenue Code of 1986, for transactions involving an insurance company general account. This exemption is in addition to any exemption that may be available under Prohibited Transaction Class Exemption 95-60 for the purchase and holding of offered certificates by an insurance company general account.

      Section 401(c) of ERISA required the Department of Labor to issue final regulations no later than December 31, 1997. The Department of Labor issued proposed regulations under Section 401(c) on December 22, 1997, but the required final regulations have not been issued as of the date of this prospectus supplement. The purpose of the 401(c) regulations is to provide guidance for the purpose of determining which general account assets constitute plan assets, in cases where insurance policies or annuity contracts supported by an insurer's general account were issued to or for the benefit of a Plan on or before December 31, 1998. Section 401(c) of ERISA generally provides that, until the date that is 18 months after the 401(c) regulations become final, no person will be subject to liability under Part 4 of Title I of ERISA and Section 4975 of the Internal Revenue Code on the basis of a claim that the assets of an insurance company general account constitute plan assets of any plan, unless:

o as otherwise provided by the Secretary of Labor in the 401(c) regulations to prevent avoidance of the regulations, or

o an action is brought by the Secretary of Labor for certain breaches of fiduciary duty which would also constitute a violation of federal or state criminal law.

      Any assets of an insurance company general account that support insurance policies or annuity contracts issued to Plans:

o     after December 31, 1998, or

o on or before December 31, 1998, for which the insurance company does not comply with the 401(c) regulations,

may be treated as plan assets. In addition, because Section 401(c) does not relate to insurance company separate accounts, separate account assets are still treated as plan assets of any Plan invested in such separate account. Insurance companies contemplating the investment of general account assets in the certificates should consult their legal counsel with respect to the applicability of Section 401(c) of ERISA.

                                LEGAL INVESTMENT

      The class S, A-1A, A-1B and A-2 certificates will be "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") so long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization. The class A-3, A-4, B-1 and B-2 certificates will not be "mortgage related securities" for purposes of SMMEA.

      The appropriate characterization of the certificates under various legal investment restrictions may be subject to significant interpretive uncertainties. As a result, the depositor is unable to determine whether investors subject to these restrictions may purchase the certificates. The depositor makes no representations as to:

o the proper characterization of the offered certificates for legal investment purposes, financial institution regulatory purposes or other purposes, or

o the ability of particular investors to purchase the offered certificates under applicable legal investment restrictions.

      In addition, some states have enacted legislation overriding the legal investment provisions of SMMEA.

      All depository institutions considering investment in the offered certificates should review the Federal Financial Institutions Examination Council's Supervisory Policy Statement on the Selection of Securities Dealers and Unsuitable Investment Practices (to the extent adopted by their respective regulatory authorities), setting forth, in relevant part, certain investment practices deemed to be unsuitable for an institution's investment portfolio, as well as guidelines for investing in certain types of mortgage related securities.

      There may be other restrictions on the ability of certain investors to purchase the offered certificates or to purchase offered certificates representing more than a specified percentage of the investor's assets. All institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult their own legal advisors in determining whether and to what extent the certificates constitute a legal investment or are subject to investment, capital or other restrictions.

                              PLAN OF DISTRIBUTION

      Subject to the underwriting agreement, each underwriter has agreed to purchase the principal or notional amounts of offered certificates (expressed, in the case of each class thereof, as a percentage of the total principal balance or notional amount) set forth opposite its name below:

Underwriter                             Class S      Class A-1A      Class A-1B      Class A-2
Donaldson, Lufkin & Jenrette
  Securities Corporation
PNC Capital Markets, Inc.
Prudential Securities Incorporated
                                           ---             ---             ---            ---
   Total                                   100%            100%            100%           100%
                                           ===             ===             ===            ===

Underwriter                           Class A-3       Class A-4       Class B-1      Class B-2
Donaldson, Lufkin & Jenrette
  Securities Corporation
PNC Capital Markets, Inc.
Prudential Securities Incorporated
                                           ---             ---             ---            ---
   Total                                   100%            100%            100%           100%
                                           ===             ===             ===            ===

      The underwriting agreement provides that the obligation of the underwriters to pay for and accept delivery of the offered certificates is subject to, among other things, the receipt of certain legal opinions and to the conditions, among others, that no stop order suspending the depositor's registration statement shall be in effect, and that no proceeding for the purpose of obtaining a stop order shall be pending before or threatened by the Securities and Exchange Commission.

      The underwriters have advised the depositor that they propose to offer the offered certificates from time to time for sale in one or more negotiated transactions or otherwise at prices to be determined at the time of sale. The underwriters may effect such transactions by selling such classes of offered certificates to or through dealers and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters and/or from purchasers for whom they act as agent.

      The offered certificates are offered by the underwriters when, as and if issued by the depositor, delivered to and accepted by the underwriters and subject to their right to reject orders in whole or in part.

      It is expected that delivery of the offered certificates to the underwriters will be made in book-entry form through the facilities of DTC against payment therefor on or about December, 1999, which is the _____ business day following the date of pricing of the certificates. The underwriters intend to settle with investors on December, 1999. Under Rule 15c6-1 adopted by the Securities and Exchange Commission under the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in three business days, unless the parties to any trade expressly agree otherwise. Accordingly, purchasers who wish to trade offered certificates in the secondary market prior to such delivery should specify a longer settlement cycle, or should refrain from specifying a shorter settlement cycle, if failing to do so would result in a settlement date that is earlier than the delivery date of the offered certificates.

      The underwriters and any dealers that participate with the underwriters in the distribution of the offered certificates may be deemed to be underwriters, and any discounts or commissions received by them and any profit on the resale of such classes of offered certificates by them may be deemed to be underwriting discounts or commissions, under the Securities Act of 1933.

      The depositor has agreed to indemnify the underwriters against civil liabilities, including liabilities under the Securities Act of 1933 or contribute to payments the underwriters may be required to make in respect thereof.

      The depositor also has been advised by Donaldson, Lufkin & Jenrette and Prudential Securities that they presently intend to make a market in the offered certificates. They have no obligation to do so, however, and any market making may be discontinued at any time.

                                 USE OF PROCEEDS

      The depositor will use the net proceeds from the sale of the offered certificates to pay part of the purchase price for the Mortgage Loans and to pay the costs of structuring, issuing and underwriting the offered certificates.

                                  LEGAL MATTERS

      The legality of the offered certificates and the material federal income tax consequences of investing in the offered certificates will be passed upon for the depositor by Morrison & Hecker, L.L.P., Kansas City, Missouri. Certain legal matters with respect to the offered certificates will be passed upon for the underwriters by Sidley & Austin, New York, New York.

                                     RATINGS

      It is a condition of the issuance of the offered certificates that they receive the following credit ratings from Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. and Fitch IBCA, Inc. (the "Rating Agencies"):

                      Class            S&P              Fitch

                      Class S          AAAr              AAA
                      Class A-1A       AAA               AAA
                      Class A-1B       AAA               AAA
                      Class A-2         AA                AA
                      Class A-3         A                 A
                      Class A-4         A-                A-
                      Class B-1        BBB               BBB
                      Class B-2        BBB-              BBB-

      The ratings of the offered certificates address the likelihood of the timely receipt by the holders of all payments of interest to which they are entitled and the ultimate receipt by the holders of all payments of principal to which they are entitled, if any, by the distribution date in December 2032 (the "Rated Final Distribution Date"). This date is the distribution date occurring three years after the end of the amortization term for the mortgage loan with the longest remaining amortization term on the closing date. The ratings take into consideration:

o     the credit quality of the Mortgage Loans in the Mortgage Pool,

o     structural and legal aspects associated with the certificates, and

o the extent to which the payment stream from the Mortgage Pool is adequate to make the required payments on the certificates.

      The ratings on the offered certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

      The ratings of the certificates do not represent any assessment of:

o     the tax attributes of the offered certificates or of the trust,

o     the likelihood or frequency of principal prepayments on the Mortgage
      Loans,

o the degree to which such prepayments might differ from those originally anticipated,

o whether and to what extent prepayment premiums, Deferred Interest and default interest will be received or Net Aggregate Prepayment Interest Shortfalls will be realized,

o     the yield to maturity that investors may experience, or

o the possibility that the holders of the interest only certificates might fail to recover their investment if prepayments are rapid, including both voluntary and involuntary prepayments.

      The ratings thus address credit risk and not prepayment risk.

      As described in this prospectus supplement, the amounts payable on the interest only certificates consist only of interest and prepayment premiums. If all of the Mortgage Loans were to prepay in the initial month, then the interest only certificateholders would receive only a single month's interest and suffer a nearly complete loss of their investment despite having received all amounts "due" under their certificates. This outcome is consistent with the ratings received on the interest only certificates from Standard & Poor's and Fitch. The total notional amount used to calculate interest on the interest only certificates are reduced by allocations of Realized Losses, Expense Losses and voluntary or involuntary principal prepayments. The ratings do not address the timing or magnitude of reductions of such total notional amount, but only the obligation to pay interest timely on whatever the proper notional amount may be from time to time. Accordingly, potential purchasers of the interest only certificates should evaluate the ratings of the interest only certificates differently from similar ratings on other types of securities.

      Standard & Poor's assigns the additional symbol of "r" to highlight classes of securities that Standard & Poor's believes may experience high volatility or high variability in expected returns due to non-credit risks. The absence of an "r" symbol should not be taken as an indication that a class will exhibit no volatility or variability in total return.

      It is possible that a rating agency other than Standard & Poor's and Fitch could issue an unsolicited rating for one or more of the classes of certificates. These unsolicited ratings could be lower than the ratings issued by Standard & Poor's and Fitch.

                              INDEX OF DEFINITIONS

Additional Trust Fund Expenses ...............................................57
Advance Rate .................................................................71
Advances .....................................................................70
Anticipated Repayment Date ...................................................32
Appraisal Reduction ..........................................................55
Appraisal Reduction Estimate .................................................55
Appraisal Reduction Events" ..................................................55
ARD ..........................................................................32
Assumed Monthly Payment ......................................................53
Available Funds ..............................................................51
Class Interest Shortfall .....................................................53
Collection Account ...........................................................71
Collection Period ............................................................52
Compensating Interest Payment ................................................57
Constant Prepayment Rate .....................................................67
Controlling Class ............................................................81
CPR ..........................................................................67
Cross-Collateralized Loans ...................................................31
Cut-off Date .................................................................30
Cut-off Date Loan-to-Value ...................................................40
Cut-off Date LTV .............................................................40
Cut-off Date Principal Balance ...............................................30
Debt Service Coverage Ratio ..................................................39
Defeasance Loans .............................................................34
Deferred Interest ............................................................32
Determination Date ...........................................................52
Discount Rate ................................................................54
Distributable Certificate Interest ...........................................53
Distribution Account .........................................................72
DSCR .........................................................................39
ERISA ........................................................................87
Euroclear Operator ...........................................................61
Expense Losses ...............................................................57
Hyper-Amortization Loans .....................................................32
Initial Interest Rate ........................................................32
Initial Pool Balance .........................................................30
Interest Reserve Account" ....................................................72
Interest Reserve Amount ......................................................72
Interest Reserve Loans ...................................................50, 72
Lock-out Period ..............................................................33
Maturity Assumptions .........................................................67
Maturity/ARD Balance .........................................................40
Maturity/ARD LTV .............................................................40
Maturity/ARD LTV Ratio .......................................................40
Money Term ...................................................................76
Monthly Payment ..............................................................53
Mortgage .....................................................................30
Mortgage Loans ...............................................................30
Mortgaged Property ...........................................................30
Mortgages ....................................................................30
Multiple Property Loans ......................................................31
Net Aggregate Prepayment Interest Shortfall ..................................57
Net Collections ..............................................................80
Net Mortgage Rate ............................................................50
Net REO Proceeds .............................................................71
Other Plans ..................................................................90
P&I Advance ..................................................................70
Plan .........................................................................87
Prepayment Interest Excess ...................................................57
Prepayment Interest Shortfall ................................................57
Principal Distribution Amount ................................................53
Principal Prepayments ........................................................52
Qualified Substitute Mortgage Loan ...........................................45
Rated Final Distribution Date ................................................93
Rating Agencies ..............................................................93
Realized Loss ................................................................56
Record Date ..................................................................51
REMIC ........................................................................85
REO Account ..................................................................49
REO Mortgage Loan ............................................................54
REO Proceeds .................................................................71
REO Property .................................................................49
Repurchase Price .............................................................44
Reserve Accounts .............................................................36
Restricted Group .............................................................89
Revised Interest Rate ........................................................32
Scheduled Final Distribution Date ............................................57
Servicing Advances ...........................................................70
SMMEA ........................................................................91
Specially Serviced Mortgage Loan .............................................79
Stated Principal Balance .....................................................50
Treasury Rate ................................................................54
Underwritable Cash Flow ......................................................39
Updated Appraisal ............................................................55
Yield Maintenance Period .....................................................33

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                   EXHIBIT A-1

     CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

                       See this Exhibit for tables titled:

      Managers and Locations of the Mortgaged Properties

      Descriptions of the Mortgaged Properties

      Characteristics of the Mortgage Loans

      Additional Mortgage Loan Information

      Engineering Reserves and Recurring Replacement Reserves

      Major Tenants of the Commercial Properties

      Multifamily Schedule


                                     A-1-1

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]


                                     A-1-2

            Managers and Locations of the Underlying Real Properties

#     Property Name                                   Manager
-     -------------                                   -------
1     The Wilton Mall                                 Genessee Management, Inc.
2     Frandor Mall                                    The Frandorson Corporation
3a    Hampton Court Apartments                        Alliance Residential Management, L.L.C.
3b    Holly Tree Apartments                           Alliance Residential Management, L.L.C.
3c    Lake of the Woods Apartments                    Alliance Residential Management, L.L.C.
4     Stanford Square                                 Stanford Square Management Co. and Tarlton
                                                      Properties, Inc.
5a    Ameriserve - Shawnee, KS                        Owner Managed
5b    Ameriserve - Manassas, VA                       Owner Managed
6     Woodscape Apartments                            Case & Associates Properties, Inc.
7     Westminster Apartments                          Intervest Management
8     Sycamore Square Office Center                   Brookhill Management Corporation
9     Inner Tech Park                                 Pinnacle Properties Mgmt. Inc.
10    40 West 55th Street                             Manhattan Pacific Management Co., Inc.
11    Mill Creek Mobile Home Park                     Investment Realty Management, Inc.
12    The Villas Apartments                           I.D.M. Management, Inc.
13    Vista Plaza Shopping Center                     Peter D. Cummings & Associates, Inc.
14    Shadow Ridge Apartments                         Case & Associates Properties, Inc.
15    Beverly Plaza Hotel                             P & K, Inc.
16    The Woodland Hills Village Apartments           MBS Management Services, Inc.
17    Lakewood House Apartments (1A)                  General Properties, Inc.
18    Vali Hi Shopping Center (1A)                    General Properties, Inc.
19    Somers Plaza Shopping Center (1A)               General Properties, Inc.
20    Apple Valley Shopping Center (1A)               General Properties, Inc.
21    Lakewood Shopping Center (1A)                   General Properties, Inc.
22    North Side Plaza                                The MEG Companies
23    Orchard Square Shopping Center                  Broder & Sachse Real Estate Services, Inc.
24    Bway Corporation                                BWAY Corporation
25    Hacienda San Dieguito Corporate Center          Silverado Management Company
26    New Wave Entertainment Building                 Owner Managed
27    Copperfield Apartments                          Case & Associates Properties, Inc.
28    Bachman Oaks Apartments                         Flagship Management Corporation
29    The Grove Apartments                            MBS Management Services, Inc.
30    Selma Square Shopping Center                    Owner Managed
31    Holmdel Corporate Plaza/One Misco Plaza         JGT Management
32    Commons on Sanger Apartments                    Brothers Management Company
33    The Marbrisa Apartments                         MBS Management Services, Inc.
34    Point of Pines Apartments                       Heritage Management Company, Inc.
35    Tammaron Village Apartments                     Case & Associates Properties, Inc.
36    TownePlace Suites by Marriott - Brookfield      CSM Lodging Services Incorporated
37    Pittsfield Plaza                                Atlantic Retail Properties
38    Hurstbourne Office Park                         Jefferson Development Group, Inc.
39    Trails East Apartments                          Case & Associates Properties, Inc.
40    TownePlace Suites by Marriott - Eden Prairie    CSM Lodging Services Incorporated
41    Brookside Plaza Shopping Center                 Rosen Associates Management Corp.
42    The Sun City Shopping Center                    Tapley Commercial Real Estate
43    The Judson House                                SHP Management
44    Long Lake Office Center                         Stern Management Services, Inc.
45    Copper Beech Townhomes II                       McWhirter Property Management, Inc.
46    Town & Country Business Park                    AmeriCo Realty Services, Inc.
47    Four Winds Apartments                           The Barrington Group Incorporated
48    Allora Way Apartments                           Flagship Management Corporation
49    Sycamore Park Apartments                        HSC California, Inc.
50    Promotions Distributor Services Corp. (1B)      Bernard Gainey
51    Production Distribution Services Corp. (1B)     PDS
52    Alltel Office Building                          RealVest Partners, Inc.
53    Winn Medical Center                             Meadows & Ohly
54    56-62 Canal Street                              North Star Management Company
55    16 Herbert Street                               Owner Managed
56    Beau Rivage Apartments                          Rudeen Development
57    Tierra Corners Shopping Center                  C. W. Clark, Inc.
58    Two Technology Way                              Wiggin Properties, Inc.
59    Crossroads Shopping Center                      Westar Management, Inc.


#    Property Name                             Address                         City                 County           State  Zip Code
-    -------------                             -------                         ----                 ------           -----  --------
1    The Wilton Mall                           3065 Route 50                   Saratoga Springs     Saratoga         NY     12866
2    Frandor Mall                              300 Frandor Avenue              Lansing              Ingham           MI     48912
3a   Hampton Court Apartments                  441 North Armistead Street      Alexandria           Alexandria City  VA     22312
3b   Holly Tree Apartments                     2481 Lake Drive                 Waldorf              Charles          MD     20601
3c   Lake of the Woods Apartments              746 Garden Walk Boulevard       College Park         Clayton          GA     30349
4    Stanford Square                           100 Hamilton Avenue             Palo Alto            Santa Clara      CA     94301
5a   Ameriserve - Shawnee, KS                  8200 Monticello Road            Shawnee              Johnson          KS     66227
5b   Ameriserve - Manassas, VA                 6938 and 6894 Wellington Road   Manassas             Prince William   VA     20109
6    Woodscape Apartments                      4401 Northwest 39th Street      Oklahoma City        Oklahoma         OK     73112
7    Westminster Apartments                    4858 South 78th East Place      Tulsa                Tulsa            OK     74145
8    Sycamore Square Office Center             1699-1733 Sycamore View Road    Memphis              Shelby           TN     38134
9    Inner Tech Park                           52-56 Roland Street             Boston               Suffolk          MA     02118
10   40 West 55th Street                       40 West 55th Street             New York             New York         NY     10019
11   Mill Creek Mobile Home Park               Camp Betty Washington Road &
                                                 Allen Road                    York                 York             PA     17402
12   The Villas Apartments                     2360 Northwest 56th Avenue      Lauderhill           Broward          FL     33313
13   Vista Plaza Shopping Center               2550 Northwest Federal Highway  Jensen Beach         Martin           FL     34994
14   Shadow Ridge Apartments                   9375 Viscount Boulevard         El Paso              El Paso          TX     79925
15   Beverly Plaza Hotel                       8384 West Third Street          Los Angeles          Los Angeles      CA     90048
16   The Woodland Hills Village Apartments     2139 Lake Hills Drive           Kingwood             Harris           TX     77339
17   Lakewood House Apartments (1A)            4801 North Hills Boulevard      North Little Rock    Pulaski          AR     72116
18   Vali Hi Shopping Center (1A)              4600, 4602-4622 & 4540-4560
                                                 John F. Kennedy Boulevard     North Little Rock    Pulaski          AR     72116
19   Somers Plaza Shopping Center (1A)         5111 Warden Road                North Little Rock    Pulaski          AR     72116
20   Apple Valley Shopping Center (1A)         8000 State Highway 107          Sherwood             Pulaski          AR     72120
21   Lakewood Shopping Center (1A)             2513 Mccain Boulevard and
                                                 4501 Fairway Avenue           North Little Rock    Pulaski          AR     72114
22   North Side Plaza                          1050 Bicentennial Drive         Manchester/Hooksett  Hillsborough     NH     03104
23   Orchard Square Shopping Center            64660-64980 Van Dyke Road       Washington Township  Macomb           MI     48094
24   Bway Corporation                          8200 Broadwell Road             Cincinnati           Hamilton         OH     45244
25   Hacienda San Dieguito Corporate Center    12625 High Bluff Drive          San Diego            San Diego        CA     92130
26   New Wave Entertainment Building           2660 West Olive Avenue          Burbank              Los Angeles      CA     91505
27   Copperfield Apartments                    2400 Northwest 30th Street      Oklahoma City        Oklahoma         OK     73112
28   Bachman Oaks Apartments                   2501 Webb Chapel Extension      Dallas               Dallas           TX     75220
29   The Grove Apartments                      2320 South Conway Road          Orlando              Orange           FL     32812
30   Selma Square Shopping Center              2803-2883 South Highland Drive  Selma                Fresno           CA     93662
31   Holmdel Corporate Plaza/One Misco Plaza   2137 and 2139 Highway 35 North  Holmdel              Monmouth         NJ     07733
32   Commons on Sanger Apartments              5000 Sanger Avenue              Waco                 McLennan         TX     76710
33   The Marbrisa Apartments                   4405 North Navarro Street       Victoria             Victoria         TX     77904
34   Point of Pines Apartments                 190 North Shore Road            Revere               Suffolk          MA     02151
35   Tammaron Village Apartments               11100 Roxboro Avenue            Oklahoma City        Oklahoma         OK     73162
36   TownePlace Suites by Marriott -
       Brookfield                              600 North Calhoun Road          Brookfield           Waukesha         WI     53005
37   Pittsfield Plaza                          676-690 Merrill Road            Pittsfield           Berkshire        MA     01201
38   Hurstbourne Office Park                   Whittington Parkway and
                                                 Leesgate Road                 Louisville           Jefferson        KY     40222
39   Trails East Apartments                    1653 East Harris Street         Mesa                 Maricopa         AZ     85204
40   TownePlace Suites by Marriott -
       Eden Prairie                            11576 and 11588 Leona Road      Eden Prairie         Hennepin         MN     55344
41   Brookside Plaza Shopping Center           13750-13780 Millard Avenue      Omaha                Douglas          NE     68137
42   The Sun City Shopping Center              26800 Cherry Hills Boulevard    Sun City             Riverside        CA     92586
43   The Judson House                          40 Welcome Street               Haverhill            Essex            MA     01830
44   Long Lake Office Center                   900 Long Lake Road              New Brighton         Ramsey           MN     55112
45   Copper Beech Townhomes II                 1003 West Aaron Drive           State College        Centre           PA     16803
46   Town & Country Business Park              3990-3998 and 4030-4052 East
                                                 Bijou Street                  Colorado Springs     El Paso          CO     80918
47   Four Winds Apartments                     2601 Morning Star Lane          Anderson             Madison          IN     46011
48   Allora Way Apartments                     4101 East Rancier Avenue        Killeen              Bell             TX     76543
49   Sycamore Park Apartments                  1151 West Arrow Highway         Azusa                Los Angeles      CA     91702
50   Promotions Distributor Services
       Corp. (1B)                              10303 Norris Avenue             Pacoima              Los Angeles      CA     91331
51   Production Distribution Services
       Corp. (1B)                              12760 Foothill Boulevard        Sylmar               Los Angeles      CA     91342
52   Alltel Office Building                    2200 Lucien Way                 Maitland             Orange           FL     32751
53   Winn Medical Center                       497 Winn Way                    Decatur              DeKalb           GA     30030
54   56-62 Canal Street                        56-62 Canal Street              Boston               Suffolk          MA     02111
55   16 Herbert Street                         16 Herbert Street               Newark               Essex            NJ     07105
56   Beau Rivage Apartments                    4707 East Upriver Drive         Spokane              Spokane          WA     99217
57   Tierra Corners Shopping Center            1000-1020 Tierra Del Rey        Chula Vista          San Diego        CA     91910
58   Two Technology Way                        Two Technology Way              Norwood              Norfolk          MA     02062
59   Crossroads Shopping Center                SWQ Betteravia Road &
                                                 Highway 101                   Santa Maria          Santa Barbara    CA     93454

            Managers and Locations of the Underlying Real Properties

#     Property Name                                   Manager
-     -------------                                   -------
60    County Mall                                     Greenwich-American Operating Company
61    The Radisson Graystone Castle Hotel             Doramar Hotels, Inc.
62    Palms East Apartments                           Strong Properties, Inc
63    North Creek Condominiums                        Oakwood Property Company
64    Fallbrook Office Park                           The Simay Company, Inc.
65    Miami One Office Building                       Savitar Realty Advisors
66    Huntington Place Apartments                     Chase National Management Corporation
67    Comfort Inn-South Burlington-VT                 KW Companies
68    City Centre Building                            The Rudolph Company
69    Country Village Apartments                      MBS Management Services, Inc.
70    185 Commerce Drive                              Keystone Real Estate
71    The South Point Apartments                      MBS Management Services, Inc.
72    Copper Beech Townhomes I                        McWhirter Property Management, Inc.
73    Southbridge Office Buildings                    Owner Managed
74    Pro-Met, Inc.                                   Wolfe Investment Company
75    Super Food Town Plaza                           National Realty & Development Corporation
76    The Hamptons at Central Apartments              DMJ Management, Inc.
77    Southwest Plaza                                 Colliers & Co.
78    The Basin Street Complex                        John J. Albarano, P.E.
79    Waterford Plaza                                 Atlantic Retail Properties
80    Cerritos State Road Industrial Park             Kenski Properties, Inc.
81    Chambers Center Shopping Center                 Trammell Crow Company
82    Hackettstown Commerce Park Building I           B&W Associates LLP
83    Nationsbank Service Center                      Gihls Properties, Inc.
84    Freeport Self Storage                           Rhumbline Realty Management Co.
85a   842 North Highland Avenue                       The Simpson Organization, Inc.
85b   1052-1062 St. Charles Avenue                    The Simpson Organization, Inc.
85c   784-792 North Highland Avenue                   The Simpson Organization, Inc.
85c   776-778 North Highland Avenue                   The Simpson Organization, Inc.
86    Dolphin Self Storage (1C)                       Accountable Management & Realty, Inc.
87    Kangaroom Mini-Storage (1C)                     Accountable Management & Realty, Inc.
88    Airport Self Storage (1C)                       Accountable Management & Realty, Inc.
89    Stonehurst Court Apartments                     Woodward Properties, Inc.
90    The River Meadows Mobile Home Park              Newport Pacific Capital Company
91    Maplewood Apartments (1D)                       C & R Realty
92    Columbus Village Apartments (1D)                C & R Realty
93    Dominion Center                                 CDC Management Group, Inc.
94    The Argyle Apartments                           Hicks King Investments
95    Guthrie Medical Center                          L&S Development
96    The Hope Group Corporate Headquarters           The Hope Group Corporation
97    SavMax Foods                                    Charles Dunn Real Estate Services, Inc.
98    Sweetbriar Apartments                           Century 21 Nachman Realty
99    Dobbin Square                                   K & M Development Corp.
100   Bayside Village Apartments                      East Suburban Management I
101   Wickshire On Lane Apartments                    Strong Properties, Inc
102   Dalton Place & Normandy Woods                   Marilyn Pumphrey-Robinson
103   Sun City Plaza                                  H.S. Brown Associates
104   Village Green Apartments                        Irwin R. Rose & Company
105   Lot 1 of Silver Creek Business Park             Ronald J. Sharp & Associates, Inc.
106   The Continental House Apartments                John Holmes & Company
107   West End Shopping Center                        Vannland LTD
108   Wyle Laboratories                               Owner Managed
109   Thunderbird Professional Center                 Plaza del Rio Property Management
110   Petsmart at the Crossroads Center               Westar Management, Inc.
111   Meadow Estates Apartments                       Holste & Associates, Inc.
112   Comfort Inn-Weeki Wachee-FL                     Maya Motels, Inc.
113   Springfield Place Office Building               The Simpson Companies
114   Okatibbee Ridge Apartments                      The Pueblo Group, Inc.
115   The Center Place Apartments                     Wells Asset Management
116   Thompson Executive Center                       Commercial Realty of Pinellas, Inc.
117   CVS Pharmacy - Atlanta, GA                      Owner Managed
118   Staples at Tri-County Plaza                     Glimcher Group, Inc.

#    Property Name                          Address                          City                   County          State   Zip Code
-    -------------                          -------                          ----                   ------          -----   --------
60   County Mall                            250 Westport Avenue              Norwalk                Fairfield       CT      06851
61   The Radisson Graystone Castle Hotel    83 East 120th Avenue             Thornton               Adams           CO      80233
62   Palms East Apartments                  211 Caroline Street              Cape Canaveral         Brevard         FL      32920
63   North Creek Condominiums               9351 Pinyon Tree Lane            Dallas                 Dallas          TX      75243
64   Fallbrook Office Park                  6700 Fallbrook Avenue            Los Angeles            Los Angeles     CA      91307
65   Miami One Office Building              8725 Northwest 18th Terrace      Miami                  Miami-Dade      FL      33172
66   Huntington Place Apartments            1401 North Midwest Boulevard     Midwest City           Oklahoma        OK      73110
67   Comfort Inn-South Burlington-VT        1285 Williston Road              South Burlington       Chittenden      VT      05403
68   City Centre Building                   One South Nevada Avenue          Colorado Springs       El Paso         CO      80903
69   Country Village Apartments             2551 Loop 35 South               Alvin                  Brazoria        TX      77511
70   185 Commerce Drive                     185 Commerce Drive               Upper Dublin Township  Montgomery      PA      19034
71   The South Point Apartments             1021 Pecan Crossing Drive        Desoto                 Dallas          TX      75115
72   Copper Beech Townhomes I               1100 West Aaron Drive            State College          Centre          PA      16803
73   Southbridge Office Buildings           1030 Main Street                 St. Helena             Napa            CA      94574
74   Pro-Met, Inc.                          950 Bridgeview Street North      Zilwaukee              Saginaw         MI      48604
75   Super Food Town Plaza                  1080 South Main Street           Bowling Green          Wood            OH      43402
76   The Hamptons at Central Apartments     805 Central Drive                Bedford                Tarrant         TX      76022
77   Southwest Plaza                        115 North El Camino Real         Oceanside              San Diego       CA      92054
78   The Basin Street Complex               201 Basin Street                 Williamsport           Lycoming        PA      17701
79   Waterford Plaza                        825-829 Hartford Turnpike
                                              Route 85                       Waterford              New London      CT      06785
80   Cerritos State Road Industrial Park    20014-20210 State Road           Cerritos               Los Angeles     CA      90703
81   Chambers Center Shopping Center        15200-15290 East 6th Avenue      Aurora                 Arapahoe        CO      80011
82   Hackettstown Commerce Park Building I  101 Bilby Road                   Hackettstown           Warren          NJ      07840
83   Nationsbank Service Center             2901 West Cypress Creek Road     Ft Lauderdale          Broward         FL      33309
84   Freeport Self Storage                  73 East Merrick Road             Freeport               Nassau          NY      11520
85a  842 North Highland Avenue              842 North Highland Avenue        Atlanta                Fulton          GA      30306
85b  1052-1062 St. Charles Avenue           1052-1062 St. Charles Avenue     Atlanta                Fulton          GA      30306
85c  784-792 North Highland Avenue          784-792 North Highland Avenue    Atlanta                Fulton          GA      30306
85c  776-778 North Highland Avenue          776-778 North Highland Avenue    Atlanta                Fulton          GA      30306
86   Dolphin Self Storage (1C)              6350 Babcock Street Southeast    Palm Bay               Brevard         FL      32909
87   Kangaroom Mini-Storage (1C)            5717 14th Street West            Bradenton              Manatee         FL      34207
88   Airport Self Storage (1C)              6953 Nasa Boulevard              West Melbourne         Brevard         FL      32904
89   Stonehurst Court Apartments            7250 Walnut Street               Upper Darby Township   Delaware        PA      19082
90   The River Meadows Mobile Home Park     62880 West Lasalle Road          Montrose               Montrose        CO      81401
91   Maplewood Apartments (1D)              2161-95 Maplewood Drive          Salem                  Marion          OR      97306
92   Columbus Village Apartments (1D)       1794 Southwest Fellows Street    Mcminnville            Yamhill         OR      97128
93   Dominion Center                        13540, 13550 and
                                              13598 Minnieville Road         Woodbridge             Prince William  VA      22192
94   The Argyle Apartments                  3721 North Hall Street           Dallas                 Dallas          TX      75219
95   Guthrie Medical Center                 31 Arnot Road                    Big Flats              Chemung         NY      14845
96   The Hope Group Corporate Headquarters  70 Bearfoot Road                 Northborough           Worcester       MA      01532
97   SavMax Foods                           563 Lewelling Boulevard          San Leandro            Alameda         CA      94579
98   Sweetbriar Apartments                  1585 Briarfield Road             Hampton                Hampton         VA      23666
99   Dobbin Square                          6480 Dobbin Center Way           Columbia               Howard          MD      21045
100  Bayside Village Apartments             8855 North Port Washington Road  Bayside                Milwaukee       WI      53211
101  Wickshire On Lane Apartments           1570 Lane Avenue South           Jacksonville           Duval           FL      32210
102  Dalton Place & Normandy Woods          2815 Peavy Road & 2728 North
                                              Buckner Boulevard              Dallas                 Dallas          TX      75228
103  Sun City Plaza                         26100 Newport Road               Sun City               Riverside       CA      92586
104  Village Green Apartments               201 South First Street           San Marcos             Hays            TX      78666
105  Lot 1 of Silver Creek Business Park    6400 and 6410 Business Park
                                              Loop Road                      Park City              Summit          UT      84060
106  The Continental House Apartments       4848 Alcott Street               Dallas                 Dallas          TX      75204
107  West End Shopping Center               124 B West End Avenue            Farragut               Knox            TN      37922
108  Wyle Laboratories                      3200 Magruder Boulevard          Hampton                Hampton City    VA      23666
109  Thunderbird Professional Center        13760 North 93rd Avenue          Peoria                 Maricopa        AZ      85381
110  Petsmart at the Crossroads Center      2306 Bradley Road                Santa Maria            Santa Barbara   CA      93458
111  Meadow Estates Apartments              8515 Hammerly Boulevard          Houston                Harris          TX      77055
112  Comfort Inn-Weeki Wachee-FL            9373 Cortez Boulevard            Weeki Wachee           Hernando        FL      34613
113  Springfield Place Office Building      6506 Loisdale Road               Springfield            Fairfax         VA      22150
114  Okatibbee Ridge Apartments             1719 Highway 19 North            Meridian               Lauderdale      MS      39302
115  The Center Place Apartments            3005 South Center Street         Arlington              Tarrant         TX      76014
116  Thompson Executive Center              120 South Myrtle Avenue          Clearwater             Pinellas        FL      33756
117  CVS Pharmacy - Atlanta, GA             3615 Clairmont Road              Atlanta                DeKalb          GA      30319
118  Staples at Tri-County Plaza            796 Tri-County Plaza             Rostraver Township     Westmoreland    PA      15012

            Managers and Locations of the Underlying Real Properties

#     Property Name                                   Manager
-     -------------                                   -------
119   Valley-Grove Apartments                         SMC Management Corporation
120   Palm Ridge Shopping Center                      Business Real Estate Management Company
121   Simtec Building                                 Chalmers Property Company
122   Eckerd's Drug Store-Salina-NY                   Eckerd Drug Store
123   Hawthorn Duplexes                               First Management Company
124   Village Square Apartments                       Income Property Management Co.
125   Pine Terrace Apartments                         RAS Management
126   Pentagon Garden Apartments                      Patricia Jordan
127   Menlo Townhomes                                 Top City Management
128   Heritage House II Apartments                    Chase National Management Corporation
129   General Power Warehouse                         Owner Managed
130   Century Hills Shopping Center                   CSM Corporation
131   Cayuga Lake Estates (1E)                        Owner Managed
132   Erin Estates (1E)                               Owner Managed
133   River Park Village                              Westwood Financial Corp.
134   Eckerd's Drug Store-Clay-NY                     Leroy Cowen
135   Granada Apartments                              Western Management Associates
136   Hampton Garden Apartments                       The Galman Group
137   Berkley Flats                                   Nolan Real Estate
138   King's Court Apartments                         Castlegate Apartments, LLC
139   Legacy Business Park Medical Office Bldg.       Priority One Commercial
140   Bel Air Square                                  MacKenzie Management Company
141   The Roussos Office Building                     Realty Management, Inc.
142   The Brookwood Apartments                        WTA Management
143   CVS Drugstore                                   Lee & Urbahns Company
144   Castlegate II                                   Sycamore Group, LLC
145   Eagle - Vail Commercial Service Center          Southwestern Investment Group, LLC
146   Martins Crossing Apartments                     Billy Pettit
147   Smithville Self Storage                         Long Property Management Co.
148   The Oak Grove Apartments                        Ui Rivera
149   Ashford Hill Apartments                         First Phillips, Inc.
150   Half Moon Bay Office Building                   Marcus & Millichap
151   University Park Retail Center                   RBI Management Services, LLC
152   2650 Franklin Apartments                        Owner Managed
153   Salomon Smith Barney                            Arnold Gewirtz
154   Meadow Glen Townhomes                           Hurt & Stell Management
155   3100 Building                                   Clarkson Management
156   Brookhollow Apartments                          Leinbach Company
157   Tropical Isle                                   Mayport Repair, Inc.
158   1001 Pacific Buidling                           NW Real Estate Property Management
159   Action Wear USA/ Peerless Maintenance           Damavandi Capital
160   Rockville Plaza                                 Lee & Urbahns Company
161   Existing Shopping Center                        Landmark Properties, Inc.
162   Silverthorn Court                               Brown & Associates, Ltd.
163   Campus View Apartments                          Premier Properties
164   State Street Industrial Park                    Anndon Company
165   DeWolfe Plaza                                   First Phillips Inc.
166   Midland Self Storage                            Midland Self-Storage, LTD
167   Lake Pointe Condominiums                        Owner Managed
168   Sandalfoot Pointe Apartments                    Real Estate Property Management
169   Canterberry Apartments                          Chamberlain & Associates
170   Lakeshore Villa Apartments                      Owner Managed
171   College Station Apartments                      First Management Company
172   CoMax Realty Building                           Co/Max Realty
173   Guardian Self Storage                           Roy and Anne Connard
174   Villas Of Loiret                                Goehausen & Company
175   West Marine Center                              Owner Managed
176   33 St. Mark's Place                             Tri-Star Equities
177   The Space Place                                 Alliance Financial Investment Services
178   University of Phoenix Building UPX II           L & M Asset Management, Inc.
179   The Chevelle Apartments                         G & G Properties
180   Foxborough Office Park                          Foxborough Office Building Partnership

#     Property Name                    Address                           City               County                   State  Zip Code
-     -------------                    -------                           ----               ------                   -----  --------
119   Valley-Grove Apartments          722-744 Valley Street &
                                         733-739 Grove Street            Manchester         Hillsborough             NH     03103
120   Palm Ridge Shopping Center       4350, 4370 and 4380 Palm Avenue   San Diego          San Diego                CA     92154
121   Simtec Building                  10356-10376 Battleview Parkway    Manassas           Prince William           VA     22110
122   Eckerd's Drug Store-Salina-NY    701-707 Old Liverpool Road        Salina             Onondaga                 NY     13088
123   Hawthorn Duplexes                2300 Hawthorn                     Lawrence           Douglas                  KS     66049
124   Village Square Apartments        1625 Southeast Roberts Avenue     Gresham            Multnomah                OR     97080
125   Pine Terrace Apartments          1912 North Seventh Street         West Monroe        Ouachita Parish          LA     71291
126   Pentagon Garden Apartments       46 West New Haven Avenue          Melbourne          Brevard                  FL     32901
127   Menlo Townhomes                  2726-2816 Menlo Avenue            Los Angeles        Los Angeles              CA     90007
128   Heritage House II Apartments     1307 North Meridian Avenue        Oklahoma City      Oklahoma                 OK     73107
129   General Power Warehouse          2625 International Street         Columbus           Franklin                 OH     43228
130   Century Hills Shopping Center    2670-2730 County Road E East      White Bear Lake    Ramsey                   MN     55110
131   Cayuga Lake Estates (1E)         Tollgate Hill Road & State
                                         Highway 38                      Locke and Moravia  Cayuga                   NY     13118
132   Erin Estates (1E)                1356 Breesport Road               Erin               Chemung                  NY     14838
133   River Park Village               5075 and 5095 North La Canada
                                         Road                            Tuscon             Pima                     AZ     85704
134   Eckerd's Drug Store-Clay-NY      4975-4977 Bear Road               Clay               Onondaga                 NY     13088
135   Granada Apartments               1731-1759 Bowling Avenue          Taylorsville       Salt Lake                UT     84119
136   Hampton Garden Apartments        13451 Philmont Avenue             Philadelphia       Philadelphia             PA     19116
137   Berkley Flats                    1101-1127 Indiana/1100-1124
                                         Mississippi                     Lawrence           Douglas                  KS     66044
138   King's Court Apartments          2888 Dougherty Drive              Baton Rouge        East Baton Rouge Parish  LA     70805
139   Legacy Business Park Medical     1701-2 and 1701-3 Green Valley
        Office Bldg.                     Parkway                         Henderson          Clark                    NV     89014
140   Bel Air Square                   260 Gateway Drive                 Bel Air            Harford                  MD     21014
141   The Roussos Office Building      5115 South Decatur Boulevard      Las Vegas          Clark                    NV     89118
142   The Brookwood Apartments         1601 Valley View                  College Station    Brazos                   TX     77840
143   CVS Drugstore                    2419 Nichol Avenue                Anderson           Madison                  IN     46016
144   Castlegate II                    9231-9273 Castlegate Drive        Indianapolis       Marion                   IN     46256
145   Eagle - Vail Commercial Service
        Center                         4078 US Highway 6/24              Eagle-Vail         Eagle                    CO     81620
146   Martins Crossing Apartments      10144 Henderson Drive             Covington          Newton                   GA     30015
147   Smithville Self Storage          36 New York Road                  Smithville         Atlantic                 NJ     08201
148   The Oak Grove Apartments         3625 South First Street           Austin             Travis                   TX     78704
149   Ashford Hill Apartments          95 Varga Road                     Ashford            Windham                  CT     06278
150   Half Moon Bay Office Building    248 Main Street                   Half Moon Bay      San Mateo                CA     94019
151   University Park Retail Center    960 West University Drive         Tempe              Maricopa                 AZ     85281
152   2650 Franklin Apartments         2650 Franklin Street              San Francisco      San Francisco            CA     94123
153   Salomon Smith Barney             290-296 Merrick Road              Rockville Centre   Nassau                   NY     11570
154   Meadow Glen Townhomes            5534 and 5569 93rd Street         Lubbock            Lubbock                  TX     79424
155   3100 Building                    3100 South University Boulevard   Jacksonville       Duval                    FL     32207
156   Brookhollow Apartments           965 Biloxi Drive                  Norman             Cleveland                OK     73071
157   Tropical Isle                    15175 Stringfellow Road           Bokeelia           Lee                      FL     33922
158   1001 Pacific Buidling            1001 Pacific Avenue               Tacoma             Pierce                   WA     98402
159   Action Wear USA/ Peerless
        Maintenance                    10537 Glenoaks Boulevard          Pacoima            Los Angeles              CA     91331
160   Rockville Plaza                  50-150 (except 118) South Girls
                                         School Road                     Indianapolis       Marion                   IN     46231
161   Existing Shopping Center         4848 Route 8, William Flynn
                                         Highway                         Hampton Township   Allegheny                PA     15101
162   Silverthorn Court                167 Meraly Way                    Silverthorne       Summit                   CO     80498
163   Campus View Apartments           2030 South Dmacc Boulevard        Ankeny             Polk                     IA     50021
164   State Street Industrial Park     1750 East State Street            Eagle              Ada                      ID     83616
165   DeWolfe Plaza                    337 Amherst Street                Nashua             Hillsborough             NH     03063
166   Midland Self Storage             3600 and 3610 Big Spring Street   Midland            Midland                  TX     79705
167   Lake Pointe Condominiums         2181-2255 Piccardo Circle         Stockton           San Joaquin              CA     95207
168   Sandalfoot Pointe Apartments     9410 Southwest 8th Street         Boca Raton         Palm Beach               FL     33428
169   Canterberry Apartments           2433 West Campbell Avenue         Phoenix            Maricopa                 AZ     85015
170   Lakeshore Villa Apartments       206 Curve Drive                   Monroe             Ouachita                 LA     71203
171   College Station Apartments       2541-2566 Redbud Lane             Lawrence           Douglas                  KS     66046
172   CoMax Realty Building            6223 Richmond Avenue              Houston            Harris                   TX     77057
173   Guardian Self Storage            2961 Fruitridge Road              Sacramento         Sacramento               CA     95820
174   Villas Of Loiret                 9153-9227 Boehm Drive             Lenexa             Johnson                  KS     66219
175   West Marine Center               6148 East County Line Road        Highlands Ranch    Douglas                  CO     80126
176   33 St. Mark's Place              33 St. Mark's Place               New York           New York                 NY     10003
177   The Space Place                  2370 East Mulberry                Angleton           Brazoria                 TX     77516
178   University of Phoenix Building
        UPX II                         1290 Country Club Road            Sunland Park       Dona Ana                 NM     88008
179   The Chevelle Apartments          2607-15 Throckmorton Street       Dallas             Dallas                   TX     75219
180   Foxborough Office Park           700 East Southlake Boulevard      Southlake          Tarrant                  TX     76092

            Managers and Locations of the Underlying Real Properties

#     Property Name                                   Manager
-     -------------                                   -------
181   Tree Tops Apartments                            Durr Property Management
182   Existing Industral Building                     Thomas Nickols
183   14255 North 79th Street                         B & H Enterprises of Arizona
184   Beverly Boulevard Retail                        Owner Managed
185   Littlefield Apartments                          The Gallagher Group, Inc.
186   The Woods of Old West Lawrence                  Roberts Realty Advisors, Inc.
187   Villa Fortuna Apartments                        Medina Properties
188   Clinton Heights Apartments                      Owner Managed
189   Green Acres Mobile Estates                      Owner Managed
190   University of Phoenix Building UPX III          L & M Asset Management, Inc.
191   The Cedars Apartments                           Leinbach Company
192   Parkview Apartments                             CP Management, Inc.
193   Highland Arms Apartments                        Owner Managed
194   Central CA Health Services                      Owner Managed
195   Panorama Place                                  First Flatiron, Inc.
196   Lone Oak Apartments                             RAS Management
197   Rio Mesa Self Storage                           Avilight Real Estate Development
198   Yorktown Apartments                             Coastline Equity Management
199   Crossings Center I                              Center Equities, Inc.
200   The Willow Woods Apartments                     Franks Real Estate, Inc.
201   409-415 Main Street                             Owner Managed
202   A-1 Mini-Storage                                E.R. Bishop
203   1740 Lynnwood Road                              Franklin Services Corporation
204   Williamsburg Apartments                         Owner Managed
205   3-5 Dana Drive                                  Owner Managed
206   Lamar Place Apartments                          The Chelsea Group
207   218-14 and 218-22 Jamaica Avenue                Owner Managed
208   Hines Plaza Apartments                          RAS Management
209   A-1 Self & Boat Storage                         Owner Managed
210   Valley Mini Storage                             Don Briggs

#     Property Name                     Address                           City              County                   State  Zip Code
-     -------------                     -------                           ----              ------                   -----  --------
181   Tree Tops Apartments              3601 Manchaca Road                Austin            Travis                   TX     78704
182   Existing Industral Building       12304 Mccann Drive                Santa Fe Springs  Los Angeles              CA     90670
183   14255 North 79th Street           14255 North 79th Street           Scottsdale        Maricopa                 AZ     85260
184   Beverly Boulevard Retail          7366-7386 Beverly Boulevard &
                                          176-178 North Martel Avenue     Los Angeles       Los Angeles              CA     90036
185   Littlefield Apartments            2606 Rio Grande Street            Austin            Travis                   TX     78705
186   The Woods of Old West Lawrence    630 Michigan Street               Lawrence          Douglas                  KS     66044
187   Villa Fortuna Apartments          1233 North 35th Street            Phoenix           Maricopa                 AZ     85008
188   Clinton Heights Apartments        3668 Cleveland Avenue             Columbus          Franklin                 OH     43224
189   Green Acres Mobile Estates        3051 North Mosswood Drive         Fresno            Fresno                   CA     93722
190   University of Phoenix Building
        UPX III                         1270 Country Club Road            Sunland Park      Dona Ana                 NM     88008
191   The Cedars Apartments             218 Bull Run                      Norman            Cleveland                OK     73071
192   Parkview Apartments               502 South Street                  Bristol           Hartford                 CT     06010
193   Highland Arms Apartments          43 Granite Street                 New London        New London               CT     06320
194   Central CA Health Services        3567 East Mount Whitney Avenue    Laton             Fresno                   CA     93242
195   Panorama Place                    500 & 502 Carroll Avenue          Southlake         Tarrant                  TX     76092
196   Lone Oak Apartments               3303 Lone Oak Drive               Baton Rouge       East Baton Rouge Parish  LA     70814
197   Rio Mesa Self Storage             112 Rio Flor Place                El Paso           El Paso                  TX     79912
198   Yorktown Apartments               417 Yorktown Avenue               Huntington Beach  Orange                   CA     92648
199   Crossings Center I                3040 Holcomb Bridge Road          Norcross          Gwinnett                 GA     30071
200   The Willow Woods Apartments       812 North Center Street           Arlington         Tarrant                  TX     76011
201   409-415 Main Street               409-415 Main Street               Little Falls      Passaic                  NJ     07424
202   A-1 Mini-Storage                  17536 Stuebner-Airline Road       Spring            Harris                   TX     77379
203   1740 Lynnwood Road                1740 Lynnwood Road                Allentown         Lehigh                   PA     18103
204   Williamsburg Apartments           722-746 Williamsburg Drive        Caro              Tuscola                  MI     48723
205   3-5 Dana Drive                    3-5 Dana Drive                    Hudson            Hillsborough             NH     03051
206   Lamar Place Apartments            709 Lamar Place                   Austin            Travis                   TX     78752
207   218-14 and 218-22 Jamaica Avenue  218-14 and 218-22 Jamaica Avenue  Queens Village    Queens                   NY     11428
208   Hines Plaza Apartments            3629 Cypress Street               West Monroe       Ouachita Parish          LA     71291
209   A-1 Self & Boat Storage           9021 Ruland Road & 1611 Oak
                                          Tree Drive                      Houston           Harris                   TX     77055
210   Valley Mini Storage               64 Mulberry Avenue                Red Bluff         Tehama                   CA     96080

(1A) The Mortgage Loans secured by Lakewood House Apartments, Vali Hi Shopping Center, Somers Plaza Shopping Center, Apple Valley Shopping Center and Lakewood Shopping Center are cross-collateralized and cross-defaulted, respectively.
(1B) The Mortgage Loans secured by Production Distribution Services Corp. and Promotions Distributor Services Corp. are cross-collateralized and cross-defaulted, respectively.
(1C) The Mortgage Loans secured by Dolphin Self Storage, Kangaroom Self Storage and Airport Self Storage are cross-collateralized and cross-defaulted, respectively.
(1D) The Mortgage Loans secured by Maplewood Apartments and Columbus Village Apartments are cross-collateralized and cross-defaulted, respectively.
(1E) The Mortgage Loans secured by Cayuga Lake Estates and Erin Estates are cross-collateralized and cross-defaulted, respectively.

                 Descriptions of the Underlying Real Properties

                                                                                                                       Units/
                                                                                                                      Sq. Ft./
                                                                                    Property               Hotel       Rooms/
#    Property Name                                   Property Type                  Sub-Type             Franchise      Pads
-    -------------                                   -------------                  --------             ---------      ----
1    The Wilton Mall                                 Retail                         Anchored                           540,021
2    Frandor Mall                                    Retail                         Anchored                           457,978
3a   Hampton Court Apartments                        Multifamily                                                           307
3b   Holly Tree Apartments                           Multifamily                                                           143
3c   Lake of the Woods Apartments                    Multifamily                                                           216
4    Stanford Square                                 Office                                                             70,816
5a   Ameriserve - Shawnee, KS                        Industrial                                                        244,272
5b   Ameriserve - Manassas, VA                       Industrial                                                        100,337
6    Woodscape Apartments                            Multifamily                                                           498
7    Westminster Apartments                          Multifamily                                                           467
8    Sycamore Square Office Center                   Office                                                            127,484
9    Inner Tech Park                                 Mixed Use                 Office/Industrial                       154,550
10   40 West 55th Street                             Multifamily                                                            36
11   Mill Creek Mobile Home Park                     Manufactured Housing                                                  587
12   The Villas Apartments                           Multifamily                                                           405
13   Vista Plaza Shopping Center                     Retail                         Anchored                           109,255
14   Shadow Ridge Apartments                         Multifamily                                                           352
15   Beverly Plaza Hotel                             Hotel                        Full Service             None             98
16   The Woodland Hills Village Apartments           Multifamily                                                           260
17   Lakewood House Apartments (1A)                  Multifamily                                                           107
18   Vali Hi Shopping Center (1A)                    Retail                        Unanchored                           39,900
19   Somers Plaza Shopping Center (1A)               Retail                        Unanchored                           30,400
20   Apple Valley Shopping Center (1A)               Retail                        Unanchored                           23,450
21   Lakewood Shopping Center (1A)                   Retail                      Shadow Anchored                        12,000
22   North Side Plaza                                Retail                         Anchored                           115,187
23   Orchard Square Shopping Center                  Retail                         Anchored                            92,450
24   Bway Corporation                                Industrial                                                        479,598
25   Hacienda San Dieguito Corporate Center          Office                                                             67,132
26   New Wave Entertainment Building                 Office                                                             39,967
27   Copperfield Apartments                          Multifamily                                                           262
28   Bachman Oaks Apartments                         Multifamily                                                           208
29   The Grove Apartments                            Multifamily                                                           232
30   Selma Square Shopping Center                    Retail                         Anchored                            77,383
31   Holmdel Corporate Plaza/One Misco Plaza         Office                                                            120,160
32   Commons on Sanger Apartments                    Multifamily                                                           327
33   The Marbrisa Apartments                         Multifamily                                                           288
34   Point of Pines Apartments                       Multifamily                                                            72
35   Tammaron Village Apartments                     Multifamily                                                           400
36   TownePlace Suites by Marriott - Brookfield      Hotel                      Limited Service          Marriott          112
37   Pittsfield Plaza                                Retail                         Anchored                           127,402
38   Hurstbourne Office Park                         Office                                                            105,116
39   Trails East Apartments                          Multifamily                                                           209
40   TownePlace Suites by Marriott - Eden Prairie    Hotel                      Limited Service          Marriott          103
41   Brookside Plaza Shopping Center                 Retail                         Anchored                            90,420
42   The Sun City Shopping Center                    Retail                      Shadow Anchored                        83,513
43   The Judson House                                Multifamily                                                           117
44   Long Lake Office Center                         Office                                                             68,043
45   Copper Beech Townhomes II                       Multifamily                                                            86
46   Town & Country Business Park                    Office                                                             79,645
47   Four Winds Apartments                           Multifamily                                                           168
48   Allora Way Apartments                           Multifamily                                                           200
49   Sycamore Park Apartments                        Multifamily                                                           122
50   Promotions Distributor Services Corp. (1B)      Industrial                                                         68,403
51   Production Distribution Services Corp. (1B)     Industrial                                                         43,850
52   Alltel Office Building                          Office                                                             59,997
53   Winn Medical Center                             Office                                                             61,028
54   56-62 Canal Street                              Mixed Use                 Office/Industrial                        44,985
55   16 Herbert Street                               Industrial                                                        304,696
56   Beau Rivage Apartments                          Multifamily                                                           132
57   Tierra Corners Shopping Center                  Retail                         Anchored                            38,966
58   Two Technology Way                              Industrial                                                         76,376
59   Crossroads Shopping Center                      Retail                      Shadow Anchored                        25,788
60   County Mall                                     Retail                        Unanchored                           44,247
61   The Radisson Graystone Castle Hotel             Hotel                        Full Service            Radisson         135
62   Palms East Apartments                           Multifamily                                                           216
63   North Creek Condominiums                        Multifamily                                                           158
64   Fallbrook Office Park                           Office                                                             52,723
65   Miami One Office Building                       Office                                                             57,244
66   Huntington Place Apartments                     Multifamily                                                           287
67   Comfort Inn-South Burlington-VT                 Hotel                      Limited Service         Comfort Inn        105
68   City Centre Building                            Office                                                             36,061
69   Country Village Apartments                      Multifamily                                                           152
70   185 Commerce Drive                              Office                                                             41,744
71   The South Point Apartments                      Multifamily                                                           128
72   Copper Beech Townhomes I                        Multifamily                                                            59
73   Southbridge Office Buildings                    Office                                                             26,398
74   Pro-Met, Inc.                                   Industrial                                                         92,052
75   Super Food Town Plaza                           Retail                         Anchored                            91,325
76   The Hamptons at Central Apartments              Multifamily                                                           136



                                                 Fee Simple/                Year       Occupancy          Date of         Appraised
#   Property Name                                 Leasehold   Year Built  Renovated  Rate at U/W (2)  Occupancy Rate (2)    Value
-   -------------                                 ---------   ----------  ---------  ---------------  ------------------    -----
1   The Wilton Mall                                  Fee         1990       1991           91%            6/30/99        $64,500,000
2   Frandor Mall                                     Fee         1950       1999           95%             7/1/99         50,000,000
3a  Hampton Court Apartments                         Fee         1965       1992           98%            9/23/99         19,800,000
3b  Holly Tree Apartments                            Fee         1974       1994           95%            9/23/99          9,800,000
3c  Lake of the Woods Apartments                     Fee         1988       1989           95%            9/24/99         12,850,000
4   Stanford Square                                  Fee         1983        N/A          100%             8/1/99         35,000,000
5a  Ameriserve - Shawnee, KS                         Fee         1999        N/A          100%            8/18/99         14,600,000
5b  Ameriserve - Manassas, VA                        Fee         1986       1996          100%            8/18/99         10,600,000
6   Woodscape Apartments                             Fee         1984        N/A           94%             8/3/99         17,500,000
7   Westminster Apartments                           Fee         1973       1992           95%            8/24/99         16,500,000
8   Sycamore Square Office Center                    Fee         1984       1998          100%             8/1/99         16,500,000
9   Inner Tech Park                                  Fee         1900       1989           98%            6/15/99         16,300,000
10  40 West 55th Street                              Fee         1920       1998          100%            10/1/99         17,400,000
11  Mill Creek Mobile Home Park                      Fee         1972       1989           95%            8/17/99         15,175,000
12  The Villas Apartments                            Fee         1988        N/A           95%            9/20/99         13,800,000
13  Vista Plaza Shopping Center                      Fee         1998       1999          100%             7/1/99         13,800,000
14  Shadow Ridge Apartments                          Fee         1985        N/A          100%            8/22/99         13,200,000
15  Beverly Plaza Hotel                              Fee         1984       1996           N/A              N/A           18,600,000
16  The Woodland Hills Village Apartments            Fee         1977       1993           93%            6/30/99         11,875,000
17  Lakewood House Apartments (1A)                   Fee         1967        N/A           98%            8/25/99          5,925,000
18  Vali Hi Shopping Center (1A)                     Fee         1984       1986           96%            8/25/99          2,400,000
19  Somers Plaza Shopping Center (1A)                Fee         1986        N/A          100%            8/25/99          1,700,000
20  Apple Valley Shopping Center (1A)                Fee         1986        N/A          100%            8/25/99          1,400,000
21  Lakewood Shopping Center (1A)                    Fee         1987        N/A          100%            8/25/99          1,000,000
22  North Side Plaza                                 Fee         1983        N/A           95%            7/20/99         10,800,000
23  Orchard Square Shopping Center                   Fee         1998        N/A           99%            9/27/99         10,600,000
24  Bway Corporation                                 Fee         1950       1979          100%            8/19/99         11,150,000
25  Hacienda San Dieguito Corporate Center           Fee         1985        N/A          100%             8/5/99         11,540,000
26  New Wave Entertainment Building                  Fee         1946       1999          100%            9/13/99         10,250,000
27  Copperfield Apartments                           Fee         1985        N/A           99%             8/3/99          9,300,000
28  Bachman Oaks Apartments                          Fee         1979       1998           91%            8/25/99          8,950,000
29  The Grove Apartments                             Fee         1973       1990           97%            9/13/99          8,900,000
30  Selma Square Shopping Center                     Fee         1999        N/A           88%             5/1/99          8,855,000
31  Holmdel Corporate Plaza/One Misco Plaza          Fee         1990        N/A           96%             7/9/99          9,500,000
32  Commons on Sanger Apartments                     Fee         1978       1997           94%            7/26/99          9,590,000
33  The Marbrisa Apartments                          Fee         1982        N/A           91%            6/24/99          8,400,000
34  Point of Pines Apartments                        Fee         1987        N/A          100%            8/10/99          8,310,000
35  Tammaron Village Apartments                      Fee         1983        N/A           97%            7/15/99          8,300,000
36  TownePlace Suites by Marriott - Brookfield       Fee         1997       1998           N/A              N/A            9,200,000
37  Pittsfield Plaza                                 Fee         1970       1998           87%             8/9/99         10,400,000
38  Hurstbourne Office Park                          Fee         1975       1997           95%            8/10/99          7,300,000
39  Trails East Apartments                           Fee         1983        N/A           95%            6/20/99          7,388,000
40  TownePlace Suites by Marriott - Eden Prairie     Fee         1997       1998           N/A              N/A            8,600,000
41  Brookside Plaza Shopping Center                  Fee         1990       1991           99%             5/1/99          7,000,000
42  The Sun City Shopping Center                     Fee         1965        N/A           91%             8/1/99          7,530,000
43  The Judson House                                 Fee         1979        N/A           97%            9/13/99          7,000,000
44  Long Lake Office Center                          Fee         1990        N/A          100%            8/31/99          7,600,000
45  Copper Beech Townhomes II                    Fee/Leasehold   1998        N/A          100%            7/28/99          7,271,000
46  Town & Country Business Park                     Fee         1983       1997          100%            8/31/99          7,000,000
47  Four Winds Apartments                            Fee         1970       1998           89%             9/3/99          6,560,000
48  Allora Way Apartments                            Fee         1974       1994           94%            8/25/99          6,250,000
49  Sycamore Park Apartments                         Fee         1987        N/A           99%            6/25/99          6,400,000
50  Promotions Distributor Services Corp. (1B)       Fee         1990       1996          100%             9/7/99          4,400,000
51  Production Distribution Services Corp. (1B)      Fee         1982        N/A          100%             8/2/99          2,300,000
52  Alltel Office Building                           Fee         1984        N/A          100%             5/1/99          6,520,000
53  Winn Medical Center                              Fee         1976        N/A           94%            6/30/99          6,275,000
54  56-62 Canal Street                               Fee         1899       1997          100%            7/31/99          6,250,000
55  16 Herbert Street                                Fee         1930       1970          100%             9/1/99          6,400,000
56  Beau Rivage Apartments                           Fee         1997        N/A           98%            9/16/99          5,300,000
57  Tierra Corners Shopping Center                   Fee         1998        N/A          100%             9/7/99          5,600,000
58  Two Technology Way                               Fee         1979        N/A          100%            6/30/99          5,600,000
59  Crossroads Shopping Center                       Fee         1999        N/A           89%             4/9/99          6,300,000
60  County Mall                                      Fee         1974       1998          100%             2/1/99          6,850,000
61  The Radisson Graystone Castle Hotel              Fee         1984       1999           N/A              N/A            8,275,000
62  Palms East Apartments                            Fee         1966       1990           94%             9/1/99          5,300,000
63  North Creek Condominiums                         Fee         1969       1999           93%             6/8/99          5,050,000
64  Fallbrook Office Park                            Fee         1981       1993          100%             7/1/99          5,700,000
65  Miami One Office Building                        Fee         1983       1999           87%             9/1/99          5,200,000
66  Huntington Place Apartments                      Fee         1974       1997           97%           10/29/99          5,265,000
67  Comfort Inn-South Burlington-VT                Leasehold     1988        N/A           N/A              N/A            5,335,000
68  City Centre Building                             Fee         1999        N/A          100%            7/19/99          4,800,000
69  Country Village Apartments                       Fee         1977        N/A           93%             6/8/99          4,500,000
70  185 Commerce Drive                               Fee         1958       1998          100%             8/1/99          4,500,000
71  The South Point Apartments                       Fee         1984        N/A           98%            6/30/99          4,280,000
72  Copper Beech Townhomes I                         Fee         1996        N/A          100%            7/28/99          4,850,000
73  Southbridge Office Buildings                     Fee         1912       1997          100%             9/1/99          4,800,000
74  Pro-Met, Inc.                                    Fee         1996        N/A          100%            9/22/99          4,200,000
75  Super Food Town Plaza                            Fee         1970       1991          100%             9/3/99          4,150,000
76  The Hamptons at Central Apartments               Fee         1969       1993           94%             5/3/99          4,450,000

                                                Most Recent
                                                 Operating       Most           Most          Most
                                                 Statement      Recent         Recent        Recent     Underwritable  Underwritable
#   Property Name                                  Date         Revenue       Expenses         NOI           NOI          NCF (3)
-   -------------                                  ----         -------       --------         ---           ---          -------
1   The Wilton Mall                               6/30/99     $ 10,358,587   $ 4,678,820   $ 5,679,767  $  5,609,129    $ 5,286,893
2   Frandor Mall                                    N/A                N/A           N/A           N/A     4,379,082      4,051,315
3a  Hampton Court Apartments                       3/1/99        2,653,500     1,127,840     1,525,660     1,718,483      1,641,733
3b  Holly Tree Apartments                          3/1/99        1,218,594       464,783       753,811       855,630        819,880
3c  Lake of the Woods Apartments                   3/1/99        1,567,738       596,240       971,498     1,083,641      1,029,641
4   Stanford Square                               4/30/99        2,089,794       878,816     1,210,978     3,033,682      2,913,281
5a  Ameriserve - Shawnee, KS                        N/A                N/A           N/A           N/A     1,517,276      1,453,765
5b  Ameriserve - Manassas, VA                       N/A                N/A           N/A           N/A       459,260        433,173
6   Woodscape Apartments                          6/30/99        2,583,845       856,300     1,727,545     1,589,529      1,465,029
7   Westminster Apartments                        6/30/99        2,804,490     1,189,341     1,615,149     1,709,968      1,593,218
8   Sycamore Square Office Center                 7/31/99        1,812,171       278,303     1,533,868     1,631,906      1,472,120
9   Inner Tech Park                                 N/A                N/A           N/A           N/A     1,578,952      1,369,687
10  40 West 55th Street                           6/11/99        2,002,942       591,242     1,411,700     1,261,932      1,252,617
11  Mill Creek Mobile Home Park                  12/31/98        2,291,094       908,785     1,382,309     1,356,837      1,317,787
12  The Villas Apartments                          8/4/99        2,908,340     1,405,493     1,502,847     1,491,163      1,363,183
13  Vista Plaza Shopping Center                     N/A                N/A           N/A           N/A     1,249,144      1,183,590
14  Shadow Ridge Apartments                         N/A                N/A           N/A           N/A     1,243,773      1,155,773
15  Beverly Plaza Hotel                           7/30/99        4,648,666     2,515,443     2,133,223     1,574,039      1,376,276
16  The Woodland Hills Village Apartments        12/31/98        1,880,005       904,798       975,207     1,061,291        996,291
17  Lakewood House Apartments (1A)                4/30/99        1,300,559       757,762       542,797       544,980        497,621
18  Vali Hi Shopping Center (1A)                 12/31/98          354,984        57,680       297,304       255,792        214,656
19  Somers Plaza Shopping Center (1A)            12/31/98          235,500        42,682       192,818       168,591        133,446
20  Apple Valley Shopping Center (1A)            12/31/98          195,824        70,550       125,274       126,737        104,867
21  Lakewood Shopping Center (1A)                12/31/98          141,998        26,744       115,254       101,883         85,708
22  North Side Plaza                             12/31/98        1,491,768       455,786     1,035,982       955,897        869,512
23  Orchard Square Shopping Center                  N/A                N/A           N/A           N/A       993,683        940,293
24  Bway Corporation                                N/A                N/A           N/A           N/A     1,143,054      1,018,359
25  Hacienda San Dieguito Corporate Center       12/25/98        1,375,995       407,510       968,485     1,063,013        934,165
26  New Wave Entertainment Building               4/30/99        1,245,081       339,087       905,994       859,519        795,066
27  Copperfield Apartments                        6/30/99        1,382,959       458,742       924,217       850,522        785,022
28  Bachman Oaks Apartments                       8/31/99        1,406,697       519,555       887,142       916,821        864,821
29  The Grove Apartments                          5/31/99        1,406,381       584,026       822,355       782,325        724,325
30  Selma Square Shopping Center                  5/19/99        1,076,125       226,704       849,421       817,944        788,334
31  Holmdel Corporate Plaza/One Misco Plaza      12/31/98        1,117,351       587,442       529,909       900,602        762,802
32  Commons on Sanger Apartments                  8/25/99        1,522,945       725,565       797,380       813,817        732,067
33  The Marbrisa Apartments                       5/31/99        1,489,070       750,782       738,288       778,222        706,222
34  Point of Pines Apartments                      N/A                 N/A           N/A           N/A       744,058        726,058
35  Tammaron Village Apartments                   6/30/99        1,544,792       762,173       782,619       749,203        649,203
36  TownePlace Suites by Marriott - Brookfield    7/31/99        2,007,921       970,545     1,037,376       977,861        877,465
37  Pittsfield Plaza                             12/31/98          379,487       178,139       201,348       781,329        722,341
38  Hurstbourne Office Park                      12/31/98        1,019,288       328,851       690,437       767,195        640,816
39  Trails East Apartments                        6/30/99        1,268,227       636,876       631,351       638,946        586,696
40  TownePlace Suites by Marriott - Eden Prairie  7/31/99        1,960,287       919,510     1,040,777       901,936        803,922
41  Brookside Plaza Shopping Center               9/30/99          944,858       199,041       745,817       657,904        619,242
42  The Sun City Shopping Center                 12/31/98        1,230,475       330,281       900,194       826,399        715,964
43  The Judson House                             12/31/98        1,218,328       432,310       786,018       674,354        645,354
44  Long Lake Office Center                      12/31/98        1,133,678       493,976       639,702       717,153        615,067
45  Copper Beech Townhomes II                     4/30/99               --       117,391      (117,391)      675,673        645,573
46  Town & Country Business Park                 12/31/98          645,948       206,416       439,532       657,312        589,184
47  Four Winds Apartments                         8/31/99          912,593       451,629       460,964       595,951        553,951
48  Allora Way Apartments                         8/31/99        1,026,717       415,735       610,982       655,324        605,324
49  Sycamore Park Apartments                      6/30/99        1,045,307       391,792       653,515       640,506        610,006
50  Promotions Distributor Services Corp. (1B)   12/31/98          430,667        46,310       384,357       391,596        367,765
51  Production Distribution Services Corp. (1B)    N/A                 N/A           N/A           N/A       214,711        194,090
52  Alltel Office Building                       12/31/98          991,961       382,076       609,885       620,638        535,461
53  Winn Medical Center                          12/31/98          878,731       205,742       672,989       665,276        568,804
54  56-62 Canal Street                           12/31/98          710,999       179,788       531,211       806,951        754,472
55  16 Herbert Street                             8/31/99        1,160,740       377,641       783,099       671,158        549,574
56  Beau Rivage Apartments                        6/30/99          843,854       249,884       593,970       510,441        477,441
57  Tierra Corners Shopping Center                 N/A                 N/A           N/A           N/A       502,890        483,281
58  Two Technology Way                             N/A                 N/A           N/A           N/A       533,722        480,257
59  Crossroads Shopping Center                     N/A                 N/A           N/A           N/A       510,585        483,043
60  County Mall                                   9/30/99          645,984       163,758       482,226       563,001        519,336
61  The Radisson Graystone Castle Hotel            8/1/99        5,277,236     4,283,416       993,820       802,297        604,232
62  Palms East Apartments                          N/A                 N/A           N/A           N/A       582,096        528,096
63  North Creek Condominiums                      5/31/99          883,662       416,222       467,440       486,308        446,808
64  Fallbrook Office Park                         6/30/99          856,032       313,682       542,350       524,644        450,848
65  Miami One Office Building                     6/30/99          585,455       329,313       256,142       481,119        417,987
66  Huntington Place Apartments                  12/31/98        1,097,771       494,052       603,719       541,479        469,479
67  Comfort Inn-South Burlington-VT               8/30/99        2,038,541     1,318,268       720,273       652,564        555,283
68  City Centre Building                           N/A                 N/A           N/A           N/A       461,542        412,254
69  Country Village Apartments                   12/31/98          868,509       472,150       396,359       424,034        386,034
70  185 Commerce Drive                             N/A                 N/A           N/A           N/A       444,017        394,945
71  The South Point Apartments                    5/31/99          775,528       394,048       381,480       384,513        352,513
72  Copper Beech Townhomes I                      8/31/99          668,092        95,047       573,045       471,911        454,211
73  Southbridge Office Buildings                  8/31/99          674,366       191,039       483,327       416,305        371,428
74  Pro-Met, Inc.                                  N/A                 N/A           N/A           N/A       418,468        389,879
75  Super Food Town Plaza                        12/31/98          434,699       117,343       317,356       407,630        358,749
76  The Hamptons at Central Apartments            5/31/99          955,006       523,318       431,688       436,033        402,033

                 Descriptions of the Underlying Real Properties

                                                                                                                          Units/
                                                                                                                         Sq. Ft./
                                                                                       Property               Hotel       Rooms/
#       Property Name                                   Property Type                  Sub-Type             Franchise      Pads
-       -------------                                   -------------                  --------             ---------      ----
77      Southwest Plaza                                 Retail                        Unanchored                           35,368
78      The Basin Street Complex                        Mixed Use                   Office/Retail                          90,258
79      Waterford Plaza                                 Retail                        Unanchored                           20,531
80      Cerritos State Road Industrial Park             Industrial                                                         78,614
81      Chambers Center Shopping Center                 Office                                                             81,308
82      Hackettstown Commerce Park Building I           Industrial                                                         65,671
83      Nationsbank Service Center                      Office                                                             39,978
84      Freeport Self Storage                           Mixed Use               Self Storage/Industrial                    48,313
85a     842 North Highland Avenue                       Retail                        Unanchored                           15,411
85b     1052-1062 St. Charles Avenue                    Retail                        Unanchored                            8,556
85c     784-792 North Highland Avenue                   Retail                        Unanchored                            5,688
85c     776-778 North Highland Avenue                   Retail                        Unanchored                            3,812
86      Dolphin Self Storage (1C)                       Self Storage                                                       34,813
87      Kangaroom Mini-Storage (1C)                     Self Storage                                                       35,252
88      Airport Self Storage (1C)                       Self Storage                                                       21,630
89      Stonehurst Court Apartments                     Multifamily                                                           144
90      The River Meadows Mobile Home Park              Manufactured Housing                                                  195
91      Maplewood Apartments (1D)                       Multifamily                                                            33
92      Columbus Village Apartments (1D)                Multifamily                                                            66
93      Dominion Center                                 Retail                        Unanchored                           27,977
94      The Argyle Apartments                           Multifamily                                                            48
95      Guthrie Medical Center                          Office                                                             35,000
96      The Hope Group Corporate Headquarters           Industrial                                                         61,280
97      SavMax Foods                                    Retail                        Unanchored                           49,050
98      Sweetbriar Apartments                           Multifamily                                                           180
99      Dobbin Square                                   Retail                        Unanchored                           24,295
100     Bayside Village Apartments                      Multifamily                                                            48
101     Wickshire On Lane Apartments                    Multifamily                                                           123
102     Dalton Place & Normandy Woods                   Multifamily                                                           155
103     Sun City Plaza                                  Retail                      Shadow Anchored                        14,200
104     Village Green Apartments                        Multifamily                                                           125
105     Lot 1 of Silver Creek Business Park             Industrial                                                         29,704
106     The Continental House Apartments                Multifamily                                                           170
107     West End Shopping Center                        Retail                        Unanchored                           54,822
108     Wyle Laboratories                               Industrial                                                         59,125
109     Thunderbird Professional Center                 Office                                                             25,801
110     Petsmart at the Crossroads Center               Retail                      Shadow Anchored                        26,120
111     Meadow Estates Apartments                       Multifamily                                                           188
112     Comfort Inn-Weeki Wachee-FL                     Hotel                      Limited Service         Comfort Inn         68
113     Springfield Place Office Building               Office                                                             40,663
114     Okatibbee Ridge Apartments                      Multifamily                                                           104
115     The Center Place Apartments                     Multifamily                                                           100
116     Thompson Executive Center                       Office                                                             38,305
117     CVS Pharmacy - Atlanta, GA                      CTL                                                                10,125
118     Staples at Tri-County Plaza                     Retail                         Anchored                            24,049
119     Valley-Grove Apartments                         Multifamily                                                            96
120     Palm Ridge Shopping Center                      Retail                        Unanchored                           27,600
121     Simtec Building                                 Office                                                             39,091
122     Eckerd's Drug Store-Salina-NY                   Retail                         Anchored                            11,317
123     Hawthorn Duplexes                               Multifamily                                                            38
124     Village Square Apartments                       Multifamily                                                            72
125     Pine Terrace Apartments                         Multifamily                                                           120
126     Pentagon Garden Apartments                      Multifamily                                                           120
127     Menlo Townhomes                                 Multifamily                                                            25
128     Heritage House II Apartments                    Multifamily                                                           110
129     General Power Warehouse                         Industrial                                                         72,000
130     Century Hills Shopping Center                   Retail                        Unanchored                           54,165
131     Cayuga Lake Estates (1E)                        Manufactured Housing                                                  149
132     Erin Estates (1E)                               Manufactured Housing                                                   67
133     River Park Village                              Retail                      Shadow Anchored                        16,650
134     Eckerd's Drug Store-Clay-NY                     Retail                         Anchored                            11,347
135     Granada Apartments                              Multifamily                                                            57
136     Hampton Garden Apartments                       Multifamily                                                            72
137     Berkley Flats                                   Multifamily                                                           100
138     King's Court Apartments                         Multifamily                                                           183
139     Legacy Business Park Medical Office Bldg.       Office                                                             13,800
140     Bel Air Square                                  Office                                                             38,016
141     The Roussos Office Building                     Office                                                             11,991
142     The Brookwood Apartments                        Multifamily                                                            80
143     CVS Drugstore                                   Retail                         Anchored                            10,125
144     Castlegate II                                   Industrial                                                         45,200
145     Eagle - Vail Commercial Service Center          Retail                        Unanchored                           14,350
146     Martins Crossing Apartments                     Multifamily                                                            64
147     Smithville Self Storage                         Self Storage                                                       50,000
148     The Oak Grove Apartments                        Multifamily                                                            62
149     Ashford Hill Apartments                         Multifamily                                                            52
150     Half Moon Bay Office Building                   Office                                                              8,365
151     University Park Retail Center                   Retail                        Unanchored                           22,525
152     2650 Franklin Apartments                        Multifamily                                                            27



                                                     Fee Simple/                    Year         Occupancy            Date of
#       Property Name                                 Leasehold     Year Built    Renovated    Rate at U/W (2)    Occupancy Rate (2)
-       -------------                                 ---------     ----------    ---------    ---------------    ------------------
77      Southwest Plaza                                  Fee           1980          N/A             93%              6/11/99
78      The Basin Street Complex                         Fee           1934         1998             96%               6/1/99
79      Waterford Plaza                                  Fee           1986         1995            100%              7/27/99
80      Cerritos State Road Industrial Park              Fee           1972          N/A            100%               4/1/99
81      Chambers Center Shopping Center                  Fee           1980          N/A             83%              9/13/99
82      Hackettstown Commerce Park Building I            Fee           1988          N/A            100%              7/23/99
83      Nationsbank Service Center                       Fee           1982         1994            100%              4/15/99
84      Freeport Self Storage                            Fee           1969         1997             94%               6/9/99
85a     842 North Highland Avenue                        Fee           1960         1992            100%               7/1/99
85b     1052-1062 St. Charles Avenue                     Fee           1940         1992            100%               7/1/99
85c     784-792 North Highland Avenue                    Fee           1927         1992            100%               7/1/99
85c     776-778 North Highland Avenue                    Fee           1920         1992            100%               7/1/99
86      Dolphin Self Storage (1C)                        Fee           1986         1999             98%              7/31/99
87      Kangaroom Mini-Storage (1C)                      Fee           1986          N/A             85%              7/31/99
88      Airport Self Storage (1C)                        Fee           1979         1994             98%              7/31/99
89      Stonehurst Court Apartments                      Fee           1927         1998             92%              7/26/99
90      The River Meadows Mobile Home Park               Fee           1979          N/A             99%              6/18/99
91      Maplewood Apartments (1D)                        Fee           1997          N/A            100%              6/29/99
92      Columbus Village Apartments (1D)                 Fee           1995          N/A             99%              6/29/99
93      Dominion Center                                  Fee           1988         1989             98%               8/1/99
94      The Argyle Apartments                            Fee           1926         1991             96%              8/26/99
95      Guthrie Medical Center                           Fee           1968         1995            100%              8/12/99
96      The Hope Group Corporate Headquarters            Fee           1984          N/A            100%               7/6/99
97      SavMax Foods                                     Fee           1986         1992            100%              6/30/99
98      Sweetbriar Apartments                            Fee           1971          N/A             89%              8/30/99
99      Dobbin Square                                    Fee           1987          N/A             89%              8/24/99
100     Bayside Village Apartments                       Fee           1973         1995            100%              7/31/99
101     Wickshire On Lane Apartments                     Fee           1973          N/A             96%              10/1/99
102     Dalton Place & Normandy Woods                    Fee           1968         1995             97%              9/14/99
103     Sun City Plaza                                   Fee           1998          N/A            100%               9/1/99
104     Village Green Apartments                         Fee           1985         1997             98%              5/12/99
105     Lot 1 of Silver Creek Business Park              Fee           1997          N/A             91%              8/19/99
106     The Continental House Apartments                 Fee           1960         1995             98%               9/1/99
107     West End Shopping Center                         Fee           1984          N/A            100%              6/16/99
108     Wyle Laboratories                                Fee           1968         1994            100%             10/13/99
109     Thunderbird Professional Center                  Fee           1990          N/A            100%               8/4/99
110     Petsmart at the Crossroads Center                Fee           1999          N/A            100%               8/1/99
111     Meadow Estates Apartments                        Fee           1970         1991             99%              8/16/99
112     Comfort Inn-Weeki Wachee-FL                      Fee           1993          N/A             N/A                N/A
113     Springfield Place Office Building              Leasehold       1982         1995            100%              7/20/99
114     Okatibbee Ridge Apartments                       Fee           1976          N/A             89%              6/11/99
115     The Center Place Apartments                      Fee           1984          N/A             99%              7/20/99
116     Thompson Executive Center                        Fee           1983         1998             93%              8/24/99
117     CVS Pharmacy - Atlanta, GA                       Fee           1998          N/A            100%              6/29/99
118     Staples at Tri-County Plaza                    Leasehold       1999          N/A            100%              9/22/99
119     Valley-Grove Apartments                          Fee           1980          N/A             99%               7/1/99
120     Palm Ridge Shopping Center                       Fee           1980          N/A             91%              7/12/99
121     Simtec Building                                  Fee           1987          N/A            100%               8/6/99
122     Eckerd's Drug Store-Salina-NY                    Fee           1999          N/A            100%              8/20/99
123     Hawthorn Duplexes                                Fee           1982         1997            100%              6/24/99
124     Village Square Apartments                        Fee           1992          N/A             94%               9/7/99
125     Pine Terrace Apartments                          Fee           1973         1997             99%              6/30/99
126     Pentagon Garden Apartments                       Fee           1965         1993             98%              9/20/99
127     Menlo Townhomes                                  Fee           1989          N/A            100%              9/24/99
128     Heritage House II Apartments                     Fee           1972         1995             96%              6/21/99
129     General Power Warehouse                          Fee           1998          N/A            100%               4/2/99
130     Century Hills Shopping Center                    Fee           1974         1998             97%               9/1/99
131     Cayuga Lake Estates (1E)                         Fee           1970          N/A             80%               8/1/99
132     Erin Estates (1E)                                Fee           1970          N/A             94%               8/1/99
133     River Park Village                               Fee           1998          N/A             81%               9/1/99
134     Eckerd's Drug Store-Clay-NY                      Fee           1998          N/A            100%              8/25/99
135     Granada Apartments                               Fee           1968         1996             93%              6/30/99
136     Hampton Garden Apartments                        Fee           1962         1992             94%              6/30/99
137     Berkley Flats                                    Fee           1962         1985             95%              6/25/99
138     King's Court Apartments                          Fee           1968         1987             99%              6/22/99
139     Legacy Business Park Medical Office Bldg.        Fee           1996          N/A            100%               4/9/99
140     Bel Air Square                                   Fee           1989          N/A             89%              6/28/99
141     The Roussos Office Building                      Fee           1998          N/A            100%              6/15/99
142     The Brookwood Apartments                         Fee           1982          N/A             98%               9/7/99
143     CVS Drugstore                                    Fee           1998          N/A            100%              9/24/99
144     Castlegate II                                    Fee           1986          N/A            100%              7/15/99
145     Eagle - Vail Commercial Service Center           Fee           1975         1997            100%               9/7/99
146     Martins Crossing Apartments                      Fee           1985         1996             95%              7/26/99
147     Smithville Self Storage                          Fee           1988          N/A             84%              9/14/99
148     The Oak Grove Apartments                         Fee           1979          N/A            100%               9/7/99
149     Ashford Hill Apartments                          Fee           1969         1999            100%               9/2/99
150     Half Moon Bay Office Building                    Fee           1998          N/A            100%              6/29/99
151     University Park Retail Center                    Fee           1987          N/A            100%               6/1/99
152     2650 Franklin Apartments                         Fee           1920         1997            100%               9/1/99

                                                                    Most Recent
                                                                     Operating        Most            Most            Most
                                                       Appraised     Statement       Recent          Recent          Recent
#       Property Name                                    Value         Date          Revenue        Expenses           NOI
-       -------------                                    -----         ----          -------        --------           ---
77      Southwest Plaza                                 4,375,000     3/31/99           582,319        129,453         452,866
78      The Basin Street Complex                        4,500,000     4/30/99           733,442        173,875         559,567
79      Waterford Plaza                                 4,200,000     N/A                  N/A            N/A             N/A
80      Cerritos State Road Industrial Park             4,430,000     8/31/99           565,854        106,726         459,128
81      Chambers Center Shopping Center                 4,840,000    12/31/98           736,155        273,939         462,216
82      Hackettstown Commerce Park Building I           4,000,000     3/31/99           631,301        158,711         472,590
83      Nationsbank Service Center                      3,900,000    12/31/98           261,526         25,610         235,916
84      Freeport Self Storage                           4,250,000      N/A                  N/A            N/A             N/A
85a     842 North Highland Avenue                       1,760,000     6/30/99           228,205         64,426         163,779
85b     1052-1062 St. Charles Avenue                    1,110,000     6/30/99           136,910         39,458          97,452
85c     784-792 North Highland Avenue                     800,000     6/30/99           111,737         37,434          74,303
85c     776-778 North Highland Avenue                     515,000     6/30/99            67,259         23,175          44,084
86      Dolphin Self Storage (1C)                       1,850,000     7/31/99           285,150        146,094         139,056
87      Kangaroom Mini-Storage (1C)                     1,900,000     7/31/99           295,269        153,309         141,960
88      Airport Self Storage (1C)                         650,000     7/31/99           160,745         77,043          83,702
89      Stonehurst Court Apartments                     3,900,000    12/31/98           862,616        480,740         381,876
90      The River Meadows Mobile Home Park              3,420,000    12/31/98           485,568        199,591         285,977
91      Maplewood Apartments (1D)                       1,400,000    12/31/98           196,041         81,872         114,169
92      Columbus Village Apartments (1D)                2,550,000    12/31/98           397,411        172,838         224,573
93      Dominion Center                                 3,600,000     5/31/99           502,314        137,593         364,721
94      The Argyle Apartments                           3,400,000    12/31/98           554,121        237,910         316,211
95      Guthrie Medical Center                          4,000,000    12/31/98           335,548         85,101         250,447
96      The Hope Group Corporate Headquarters           3,350,000     2/28/99           390,665         65,397         325,268
97      SavMax Foods                                    4,210,000     7/22/99           405,977          6,090         399,887
98      Sweetbriar Apartments                           3,150,000     7/25/99           709,008        377,824         331,184
99      Dobbin Square                                   3,700,000    12/31/98           461,359        104,670         356,689
100     Bayside Village Apartments                      3,300,000    12/31/98           438,105        180,338         257,767
101     Wickshire On Lane Apartments                    2,850,000    12/31/98           609,197        402,722         206,475
102     Dalton Place & Normandy Woods                   3,330,000      N/A                  N/A            N/A             N/A
103     Sun City Plaza                                  3,420,000      N/A                  N/A            N/A             N/A
104     Village Green Apartments                        3,500,000    12/31/98           801,334        493,916         307,418
105     Lot 1 of Silver Creek Business Park             3,494,000    12/31/98            80,247         21,353          58,894
106     The Continental House Apartments                3,775,000    12/31/98           991,966        692,937         299,029
107     West End Shopping Center                        3,400,000    12/31/98           405,663         86,117         319,546
108     Wyle Laboratories                               3,150,000     8/10/99           329,770          9,893         319,877
109     Thunderbird Professional Center                 2,925,000      N/A                  N/A            N/A             N/A
110     Petsmart at the Crossroads Center               3,600,000      N/A                  N/A            N/A             N/A
111     Meadow Estates Apartments                       3,100,000    12/31/98           769,054        414,512         354,542
112     Comfort Inn-Weeki Wachee-FL                     3,100,000     6/30/99         1,192,748        548,617         644,131
113     Springfield Place Office Building               3,400,000    12/31/98           788,839        260,623         528,216
114     Okatibbee Ridge Apartments                      2,745,000    12/31/98           583,842        332,635         251,207
115     The Center Place Apartments                     3,830,000     7/31/99           644,290        308,579         335,711
116     Thompson Executive Center                       2,890,000    12/31/98           234,616         79,999         154,617
117     CVS Pharmacy - Atlanta, GA                      2,400,000      N/A                  N/A            N/A             N/A
118     Staples at Tri-County Plaza                     2,665,000      N/A                  N/A            N/A             N/A
119     Valley-Grove Apartments                         2,700,000      N/A                  N/A            N/A             N/A
120     Palm Ridge Shopping Center                      2,625,000    12/31/98           369,680        131,184         238,496
121     Simtec Building                                 2,700,000    12/31/98           365,946         84,148         281,798
122     Eckerd's Drug Store-Salina-NY                   2,475,000      N/A                  N/A            N/A             N/A
123     Hawthorn Duplexes                               2,500,000    12/31/98           350,054         86,398         263,656
124     Village Square Apartments                       3,770,000    12/31/98           471,923        211,326         260,597
125     Pine Terrace Apartments                         2,825,000     7/31/99           548,812        292,640         256,172
126     Pentagon Garden Apartments                      2,900,000    12/31/98           587,180        326,629         260,551
127     Menlo Townhomes                                 2,350,000     4/30/99           344,716        118,727         225,989
128     Heritage House II Apartments                    2,550,000     5/31/99           449,874        188,655         261,219
129     General Power Warehouse                         2,500,000      N/A                  N/A            N/A             N/A
130     Century Hills Shopping Center                   3,000,000     7/31/99           442,393        139,685         302,708
131     Cayuga Lake Estates (1E)                        1,450,000     8/31/99           308,947        152,484         156,463
132     Erin Estates (1E)                                 800,000     8/31/99           150,721         67,247          83,474
133     River Park Village                              2,750,000     7/23/99           376,604         88,931         287,673
134     Eckerd's Drug Store-Clay-NY                     2,430,000      N/A                  N/A            N/A             N/A
135     Granada Apartments                              2,310,000     3/31/99           333,600         89,691         243,909
136     Hampton Garden Apartments                       2,300,000    12/31/98           440,290        211,300         228,990
137     Berkley Flats                                   2,250,000     7/31/99           514,040        274,439         239,601
138     King's Court Apartments                         2,365,000    12/31/98           669,132        338,847         330,285
139     Legacy Business Park Medical Office Bldg.       2,380,000      N/A                  N/A            N/A             N/A
140     Bel Air Square                                  2,350,000    12/31/98           396,632         98,913         297,719
141     The Roussos Office Building                     2,200,000      N/A                  N/A            N/A             N/A
142     The Brookwood Apartments                        2,200,000     8/31/99           397,476        145,440         252,036
143     CVS Drugstore                                   2,080,000      N/A                  N/A            N/A             N/A
144     Castlegate II                                   2,310,000     8/31/99           288,760         79,540         209,220
145     Eagle - Vail Commercial Service Center          2,530,000    12/31/98           267,599         57,814         209,785
146     Martins Crossing Apartments                     2,150,000    12/31/98           359,644         99,189         260,455
147     Smithville Self Storage                         2,200,000     6/30/99           362,666        136,631         226,035
148     The Oak Grove Apartments                        2,100,000     6/30/99           411,146        173,912         237,234
149     Ashford Hill Apartments                         2,100,000      N/A                  N/A            N/A             N/A
150     Half Moon Bay Office Building                   2,515,000      N/A                  N/A            N/A             N/A
151     University Park Retail Center                   2,100,000    12/31/98           332,046         97,637         234,409
152     2650 Franklin Apartments                        3,000,000     6/30/99           281,774         40,024         241,750

                                                    Underwritable    Underwritable
#       Property Name                                    NOI            NCF (3)
-       -------------                                    ---            -------
77      Southwest Plaza                                  419,077          382,081
78      The Basin Street Complex                         531,848          444,784
79      Waterford Plaza                                  401,355          380,775
80      Cerritos State Road Industrial Park              436,202          382,169
81      Chambers Center Shopping Center                  494,058          413,101
82      Hackettstown Commerce Park Building I            390,489          352,102
83      Nationsbank Service Center                       379,414          337,974
84      Freeport Self Storage                            387,821          369,684
85a     842 North Highland Avenue                        177,815          160,394
85b     1052-1062 St. Charles Avenue                     106,619           96,948
85c     784-792 North Highland Avenue                     71,035           64,605
85c     776-778 North Highland Avenue                     50,636           46,327
86      Dolphin Self Storage (1C)                        199,565          194,343
87      Kangaroom Mini-Storage (1C)                      142,999          137,711
88      Airport Self Storage (1C)                         67,666           64,421
89      Stonehurst Court Apartments                      352,009          316,009
90      The River Meadows Mobile Home Park               313,510          303,760
91      Maplewood Apartments (1D)                        113,369          105,119
92      Columbus Village Apartments (1D)                 216,358          199,858
93      Dominion Center                                  347,783          310,644
94      The Argyle Apartments                            279,257          262,954
95      Guthrie Medical Center                           395,596          362,313
96      The Hope Group Corporate Headquarters            359,377          341,067
97      SavMax Foods                                     378,063          346,113
98      Sweetbriar Apartments                            340,601          295,601
99      Dobbin Square                                    362,619          332,538
100     Bayside Village Apartments                       253,416          240,456
101     Wickshire On Lane Apartments                     305,414          274,664
102     Dalton Place & Normandy Woods                    394,950          348,450
103     Sun City Plaza                                   294,327          280,361
104     Village Green Apartments                         306,000          274,750
105     Lot 1 of Silver Creek Business Park              302,656          281,367
106     The Continental House Apartments                 327,270          284,770
107     West End Shopping Center                         299,116          263,483
108     Wyle Laboratories                                315,210          281,886
109     Thunderbird Professional Center                  331,730          286,743
110     Petsmart at the Crossroads Center                277,217          261,924
111     Meadow Estates Apartments                        349,516          302,516
112     Comfort Inn-Weeki Wachee-FL                      455,356          400,727
113     Springfield Place Office Building                389,132          321,284
114     Okatibbee Ridge Apartments                       266,744          240,744
115     The Center Place Apartments                      326,683          301,683
116     Thompson Executive Center                        287,478          240,515
117     CVS Pharmacy - Atlanta, GA                       195,311          194,088
118     Staples at Tri-County Plaza                      237,701          234,094
119     Valley-Grove Apartments                          251,288          227,538
120     Palm Ridge Shopping Center                       299,165          271,656
121     Simtec Building                                  263,563          234,826
122     Eckerd's Drug Store-Salina-NY                    205,285          203,649
123     Hawthorn Duplexes                                232,354          220,954
124     Village Square Apartments                        232,474          214,474
125     Pine Terrace Apartments                          267,157          236,385
126     Pentagon Garden Apartments                       251,759          221,759
127     Menlo Townhomes                                  224,127          216,627
128     Heritage House II Apartments                     242,965          215,215
129     General Power Warehouse                          238,539          209,893
130     Century Hills Shopping Center                    301,600          249,796
131     Cayuga Lake Estates (1E)                         152,742          145,292
132     Erin Estates (1E)                                 79,590           76,240
133     River Park Village                               234,624          215,523
134     Eckerd's Drug Store-Clay-NY                      201,732          200,096
135     Granada Apartments                               221,740          207,409
136     Hampton Garden Apartments                        236,089          218,089
137     Berkley Flats                                    250,152          220,152
138     King's Court Apartments                          294,381          248,631
139     Legacy Business Park Medical Office Bldg.        217,930          192,875
140     Bel Air Square                                   292,706          223,041
141     The Roussos Office Building                      219,455          198,741
142     The Brookwood Apartments                         224,952          200,952
143     CVS Drugstore                                    176,743          174,718
144     Castlegate II                                    221,277          192,190
145     Eagle - Vail Commercial Service Center           216,936          200,893
146     Martins Crossing Apartments                      232,698          216,698
147     Smithville Self Storage                          210,265          202,765
148     The Oak Grove Apartments                         200,497          184,997
149     Ashford Hill Apartments                          192,958          179,958
150     Half Moon Bay Office Building                    195,846          181,729
151     University Park Retail Center                    232,969          208,436
152     2650 Franklin Apartments                         193,541          186,791

                 Descriptions of the Underlying Real Properties

                                                                                                                          Units/
                                                                                                                         Sq. Ft./
                                                                                       Property               Hotel       Rooms/
#       Property Name                                   Property Type                  Sub-Type             Franchise      Pads
-       -------------                                   -------------                  --------             ---------      ----
153     Salomon Smith Barney                            Office                                                             12,290
154     Meadow Glen Townhomes                           Multifamily                                                            36
155     3100 Building                                   Office                                                             42,564
156     Brookhollow Apartments                          Multifamily                                                           121
157     Tropical Isle                                   Manufactured Housing                                                  146
158     1001 Pacific Buidling                           Office                                                             34,156
159     Action Wear USA/ Peerless Maintenance           Industrial                                                         36,516
160     Rockville Plaza                                 Retail                        Unanchored                           59,124
161     Existing Shopping Center                        Retail                        Unanchored                           53,247
162     Silverthorn Court                               Retail                        Unanchored                           10,030
163     Campus View Apartments                          Multifamily                                                            51
164     State Street Industrial Park                    Industrial                                                         52,080
165     DeWolfe Plaza                                   Mixed Use                   Retail/Office                          19,563
166     Midland Self Storage                            Self Storage                                                       57,160
167     Lake Pointe Condominiums                        Multifamily                                                            28
168     Sandalfoot Pointe Apartments                    Multifamily                                                            36
169     Canterberry Apartments                          Multifamily                                                            76
170     Lakeshore Villa Apartments                      Multifamily                                                            81
171     College Station Apartments                      Multifamily                                                            64
172     CoMax Realty Building                           Office                                                             39,450
173     Guardian Self Storage                           Self Storage                                                       35,035
174     Villas Of Loiret                                Multifamily                                                            12
175     West Marine Center                              Retail                        Unanchored                           11,042
176     33 St. Mark's Place                             Mixed Use                 Retail/Multifamily                        2,912
177     The Space Place                                 Self Storage                                                       51,614
178     University of Phoenix Building UPX II           Office                                                             13,200
179     The Chevelle Apartments                         Multifamily                                                            64
180     Foxborough Office Park                          Office                                                              9,986
181     Tree Tops Apartments                            Multifamily                                                            32
182     Existing Industral Building                     Industrial                                                         24,823
183     14255 North 79th Street                         Industrial                                                         16,757
184     Beverly Boulevard Retail                        Retail                        Unanchored                           13,764
185     Littlefield Apartments                          Multifamily                                                            16
186     The Woods of Old West Lawrence                  Multifamily                                                            40
187     Villa Fortuna Apartments                        Multifamily                                                            32
188     Clinton Heights Apartments                      Multifamily                                                            68
189     Green Acres Mobile Estates                      Manufactured Housing                                                  112
190     University of Phoenix Building UPX III          Office                                                             10,815
191     The Cedars Apartments                           Multifamily                                                            96
192     Parkview Apartments                             Multifamily                                                            48
193     Highland Arms Apartments                        Multifamily                                                            31
194     Central CA Health Services                      Office                                                              9,400
195     Panorama Place                                  Office                                                             10,623
196     Lone Oak Apartments                             Multifamily                                                            60
197     Rio Mesa Self Storage                           Self Storage                                                       50,560
198     Yorktown Apartments                             Multifamily                                                            17
199     Crossings Center I                              Office                                                             15,106
200     The Willow Woods Apartments                     Multifamily                                                            32
201     409-415 Main Street                             Industrial                                                         27,000
202     A-1 Mini-Storage                                Self Storage                                                       17,260
203     1740 Lynnwood Road                              Office                                                             11,450
204     Williamsburg Apartments                         Multifamily                                                            34
205     3-5 Dana Drive                                  Multifamily                                                            24
206     Lamar Place Apartments                          Multifamily                                                            30
207     218-14 and 218-22 Jamaica Avenue                Mixed Use                   Office/Retail                           8,075
208     Hines Plaza Apartments                          Multifamily                                                            40
209     A-1 Self & Boat Storage                         Self Storage                                                       62,940
210     Valley Mini Storage                             Self Storage                                                       30,360



Total/Weighted Average:



Maximum:
Minimum:



                                                Fee Simple/                Year       Occupancy          Date of          Appraised
#       Property Name                            Leasehold   Year Built  Renovated  Rate at U/W (2)  Occupancy Rate (2)     Value
-       -------------                            ---------   ----------  ---------  ---------------  ------------------     -----
153     Salomon Smith Barney                    Fee/Leasehold   1949       1999           97%             9/9/99           2,000,000
154     Meadow Glen Townhomes                       Fee         1984       1985           92%            7/30/99           1,980,000
155     3100 Building                               Fee         1975        N/A           97%            7/20/99           2,240,000
156     Brookhollow Apartments                      Fee         1972       1990           92%            9/30/99           2,200,000
157     Tropical Isle                               Fee         1982        N/A           88%            9/13/99           2,100,000
158     1001 Pacific Buidling                       Fee         1942       1998          100%            8/27/99           2,775,000
159     Action Wear USA/ Peerless Maintenance       Fee         1987       1998          100%             3/1/99           2,150,000
160     Rockville Plaza                             Fee         1976       1997           96%            6/17/99           3,200,000
161     Existing Shopping Center                    Fee         1981       1991          100%            7/14/99           2,300,000
162     Silverthorn Court                           Fee         1992       1997          100%             3/1/99           2,050,000
163     Campus View Apartments                    Leasehold     1989       1996           79%             4/6/99           2,160,000
164     State Street Industrial Park                Fee         1990       1995          100%            6/15/99           2,200,000
165     DeWolfe Plaza                               Fee         1982        N/A          100%            5/20/99           2,100,000
166     Midland Self Storage                        Fee         1975       1992           94%            7/28/99           2,000,000
167     Lake Pointe Condominiums                    Fee         1984       1999          100%            7/21/99           1,770,000
168     Sandalfoot Pointe Apartments                Fee         1986        N/A          100%            7/14/99           1,850,000
169     Canterberry Apartments                      Fee         1972        N/A           93%            8/31/99           1,825,000
170     Lakeshore Villa Apartments                  Fee         1974       1999           98%            7/30/99           1,700,000
171     College Station Apartments                  Fee         1961       1987           95%             9/1/99           1,575,000
172     CoMax Realty Building                       Fee         1975       1998          100%             9/1/99           1,900,000
173     Guardian Self Storage                       Fee         1976        N/A           97%            7/27/99           1,700,000
174     Villas Of Loiret                            Fee         1998        N/A          100%            8/17/99           1,500,000
175     West Marine Center                          Fee         1998        N/A          100%             9/1/99           1,600,000
176     33 St. Mark's Place                         Fee         1890       1995          100%            7/31/99           1,665,000
177     The Space Place                             Fee         1995       1999           99%            9/21/99           1,650,000
178     University of Phoenix Building UPX II       Fee         1999        N/A          100%            10/6/99           2,025,000
179     The Chevelle Apartments                     Fee         1964        N/A          100%            7/20/99           1,515,000
180     Foxborough Office Park                      Fee         1998        N/A          100%            5/10/99           1,425,000
181     Tree Tops Apartments                        Fee         1974        N/A           97%             6/8/99           1,300,000
182     Existing Industral Building                 Fee         1988        N/A          100%           10/20/99           1,450,000
183     14255 North 79th Street                     Fee         1985        N/A          100%            7/21/99           1,425,000
184     Beverly Boulevard Retail                    Fee         1946       1984          100%            7/29/99           2,495,000
185     Littlefield Apartments                      Fee         1984        N/A          100%             8/1/99           1,470,000
186     The Woods of Old West Lawrence              Fee         1984       1998           98%            9/28/99           1,275,000
187     Villa Fortuna Apartments                    Fee         1985       1998          100%            7/30/99           1,285,000
188     Clinton Heights Apartments                  Fee         1948       1989           99%             9/1/99           1,200,000
189     Green Acres Mobile Estates                  Fee         1963        N/A           97%             5/1/99           1,600,000
190     University of Phoenix Building UPX III      Fee         1999        N/A          100%            7/15/99           1,600,000
191     The Cedars Apartments                       Fee         1981        N/A           91%            9/30/99           1,325,000
192     Parkview Apartments                         Fee         1965        N/A           92%            6/30/99           1,100,000
193     Highland Arms Apartments                    Fee         1920       1991           97%            10/7/99           1,200,000
194     Central CA Health Services                  Fee         1997        N/A          100%            2/12/99           1,250,000
195     Panorama Place                              Fee         1998        N/A          100%             6/7/99           1,310,000
196     Lone Oak Apartments                         Fee         1970       1997           98%            7/31/99           1,210,000
197     Rio Mesa Self Storage                       Fee         1993        N/A           88%            7/12/99           1,400,000
198     Yorktown Apartments                         Fee         1973       1999           94%             8/1/99           1,550,000
199     Crossings Center I                          Fee         1981       1996          100%             9/1/99             975,000
200     The Willow Woods Apartments                 Fee         1986        N/A          100%             7/6/99           1,035,000
201     409-415 Main Street                         Fee         1950       1973          100%             1/1/98           1,400,000
202     A-1 Mini-Storage                            Fee         1994        N/A           79%            9/14/99           1,075,000
203     1740 Lynnwood Road                          Fee         1969       1987          100%            8/27/99             955,000
204     Williamsburg Apartments                     Fee         1972       1997           88%            8/24/99             915,000
205     3-5 Dana Drive                              Fee         1968       1998          100%             7/1/99           1,020,000
206     Lamar Place Apartments                      Fee         1969       1997          100%           10/26/99             900,000
207     218-14 and 218-22 Jamaica Avenue            Fee         1931       1996          100%             7/1/99           1,055,000
208     Hines Plaza Apartments                      Fee         1971       1998          100%            7/31/99             835,000
209     A-1 Self & Boat Storage                     Fee         1971       1977           94%            6/15/99             920,000
210     Valley Mini Storage                         Fee         1975        N/A           92%            7/28/99             715,000

                                                             -----------------------------------------------------------------------
Total/Weighted Average:                                         1976       1994           96%                         $1,097,418,000
                                                             =======================================================================

Maximum:                                                        1999       1999          100%                         $   64,500,000
Minimum:                                                        1890       1970           79%                         $      515,000

                                             Most Recent
                                              Operating      Most            Most            Most
                                              Statement     Recent          Recent          Recent      Underwritable  Underwritable
#    Property Name                              Date        Revenue        Expenses           NOI            NOI          NCF (3)
-    -------------                              ----        -------        --------           ---            ---          -------
153  Salomon Smith Barney                       N/A                N/A            N/A             N/A        176,124        172,526
154  Meadow Glen Townhomes                    12/31/98         297,788        150,620         147,168        183,831        174,831
155  3100 Building                            12/31/98         422,916        216,276         206,640        226,152        181,694
156  Brookhollow Apartments                    7/31/99         556,943        282,957         273,986        275,687        239,387
157  Tropical Isle                            12/31/98         358,000        103,011         254,989        196,095        186,015
158  1001 Pacific Buidling                    12/31/98         331,774        124,475         207,299        256,792        202,052
159  Action Wear USA/ Peerless Maintenance    12/31/98         238,871         22,246         216,625        188,275        168,195
160  Rockville Plaza                          12/31/98         263,006        134,786         128,220        228,897        196,064
161  Existing Shopping Center                 12/31/98         322,999        121,089         201,910        219,699        186,654
162  Silverthorn Court                        12/31/98         169,071         43,877         125,194        186,390        173,325
163  Campus View Apartments                   12/31/98         430,455        212,118         218,337        213,719        198,419
164  State Street Industrial Park             12/31/98         257,866         36,203         221,663        198,537        176,079
165  DeWolfe Plaza                            12/31/98         240,262         62,725         177,537        202,818        176,356
166  Midland Self Storage                     12/31/98         269,221         59,280         209,941        186,227        177,257
167  Lake Pointe Condominiums                  7/31/99         267,725         81,782         185,943        161,376        154,376
168  Sandalfoot Pointe Apartments             12/31/98         318,349        157,148         161,201        156,191        147,191
169  Canterberry Apartments                    7/31/99         391,305        215,880         175,425        174,873        155,873
170  Lakeshore Villa Apartments                7/31/99         370,950        180,443         190,507        178,160        157,910
171  College Station Apartments               12/31/98         204,959        111,400          93,559        168,666        152,666
172  CoMax Realty Building                     8/31/99         345,405        101,752         243,653        189,878        154,303
173  Guardian Self Storage                    12/31/98         247,590         80,677         166,913        157,266        150,609
174  Villas Of Loiret                           N/A                N/A            N/A             N/A        135,498        132,498
175  West Marine Center                         9/1/99         203,854         49,789         154,065        151,994        139,897
176  33 St. Mark's Place                        N/A                N/A            N/A             N/A        168,924        157,706
177  The Space Place                          12/31/98         215,913         65,198         150,715        157,254        150,739
178  University of Phoenix Building UPX II      N/A                N/A            N/A             N/A        154,205        138,942
179  The Chevelle Apartments                   6/30/99         355,982        203,327         152,655        160,597        144,597
180  Foxborough Office Park                     N/A                N/A            N/A             N/A        142,810        127,299
181  Tree Tops Apartments                      6/10/99         223,266         63,684         159,582        128,551        120,551
182  Existing Industral Building              12/31/98         148,205         13,805         134,400        117,711        105,518
183  14255 North 79th Street                  12/31/98         165,154         41,166         123,988        126,559        112,389
184  Beverly Boulevard Retail                 12/31/98         264,935         21,227         243,708        227,506        211,677
185  Littlefield Apartments                    4/30/99         212,760         73,688         139,072        116,533        111,733
186  The Woods of Old West Lawrence            9/30/99         216,417        103,917         112,500        129,190        119,190
187  Villa Fortuna Apartments                  7/31/99         172,915         48,189         124,726        126,942        118,942
188  Clinton Heights Apartments                6/30/99         256,612        106,341         150,271        127,760        110,760
189  Green Acres Mobile Estates                5/31/99         319,353        165,459         153,894        149,602        144,002
190  University of Phoenix Building UPX III     N/A                N/A            N/A             N/A        125,798        113,293
191  The Cedars Apartments                     7/31/99         315,015        132,077         182,938        176,211        147,411
192  Parkview Apartments                        N/A                N/A            N/A             N/A        111,748         99,028
193  Highland Arms Apartments                 12/31/98         208,676        104,528         104,148        103,844         96,094
194  Central CA Health Services                 N/A                N/A            N/A             N/A        129,541        118,261
195  Panorama Place                             N/A                N/A            N/A             N/A        120,223        103,316
196  Lone Oak Apartments                       7/31/99         281,265        157,817         123,448        125,133        110,133
197  Rio Mesa Self Storage                    11/30/98         244,195         92,736         151,459        149,645        142,061
198  Yorktown Apartments                       8/31/99         144,575         54,581          89,994         94,900         90,042
199  Crossings Center I                        8/31/99         167,371         62,654         104,717        112,171         89,814
200  The Willow Woods Apartments               4/30/99         194,877        104,995          89,882         90,156         81,196
201  409-415 Main Street                      12/31/98         164,124         53,449         110,675        125,579        108,179
202  A-1 Mini-Storage                          6/30/99         159,671         45,628         114,043         90,189         87,600
203  1740 Lynnwood Road                        8/18/99         116,092          6,966         109,126        106,730         89,674
204  Williamsburg Apartments                  12/31/98         140,657         38,078         102,579         83,075         74,575
205  3-5 Dana Drive                            9/30/98         168,316         43,213         125,103         92,319         86,319
206  Lamar Place Apartments                    8/31/99         153,081         62,357          90,724         85,849         78,349
207  218-14 and 218-22 Jamaica Avenue         12/31/98         133,240         30,146         103,094         89,659         78,595
208  Hines Plaza Apartments                    7/31/99         176,584         99,825          76,759         80,293         70,293
209  A-1 Self & Boat Storage                  12/31/98         162,447         75,111          87,336         93,913         84,472
210  Valley Mini Storage                      12/31/98         119,056         48,093          70,963         73,094         68,540

                                                         --------------------------------------------------------------------------
Total/Weighted Average:                                   $131,576,631    $55,383,923     $76,192,709   $102,112,978    $93,309,362
                                                        ===========================================================================

Maximum:                                                  $ 10,358,587    $ 4,678,820     $ 5,679,767   $  5,609,129    $ 5,286,893
Minimum:                                                  $         --    $     6,090     $  (117,391)  $     50,636    $    46,327

(1A) The Mortgage Loans secured by Lakewood House Apartments, Vali Hi Shopping Center, Somers Plaza Shopping Center, Apple Valley Shopping Center and Lakewood Shopping Center are cross-collateralized and cross-defaulted, respectively.
(1B) The Mortgage Loans secured by Production Distribution Services Corp. and Promotions Distributor Services Corp. are cross-collateralized and cross-defaulted, respectively.
(1C) The Mortgage Loans secured by Dolphin Self Storage, Kangaroom Self Storage and Airport Self Storage are cross-collateralized and cross-defaulted, respectively.
(1D) The Mortgage Loans secured by Maplewood Apartments and Columbus Village Apartments are cross-collateralized and cross-defaulted, respectively.
(1E) The Mortgage Loans secured by Cayuga Lake Estates and Erin Estates are cross-collateralized and cross-defaulted, respectively.
(2)   Does not include any hotel properties.
(3) Underwritable NCF reflects the Net Cash Flow after Underwritable Replacement Reserves, Underwritable LC's and TI's and U/W FF&E.

                      Characteristics of the Mortgage Loans


                                                          Original     Cut-off Date    Percentage of
                                                          Principal      Principal        Mortgage
#      Loan Name                                          Balance       Balance (3)     Pool Balance
-      ---------                                          -------       -----------     ------------
1      The Wilton Mall                                 $ 45,000,000    $ 44,973,184         5.7%
2      Frandor Mall                                      36,500,000      36,434,197         4.6%
3      The Alliance Loan                                 32,874,000      32,777,802         4.2%
4      Stanford Square                                   21,000,000      20,986,080         2.7%
5      The Ameriserve Loan                               16,900,000      16,873,152         2.1%
6      Woodscape Apartments                              13,600,000      13,571,925         1.7%
7      Westminster Apartments                            12,500,000      12,485,046         1.6%
8      Sycamore Square Office Center                     12,200,000      12,188,403         1.5%
9      Inner Tech Park                                   11,700,000      11,669,757         1.5%
10     40 West 55th Street                               11,400,000      11,392,819         1.4%
11     Mill Creek Mobile Home Park                       11,500,000      11,365,842         1.4%
12     The Villas Apartments                             11,000,000      10,988,270         1.4%
13     Vista Plaza Shopping Center                       11,000,000      10,987,946         1.4%
14     Shadow Ridge Apartments                           10,380,000      10,251,140         1.3%
15     Beverly Plaza Hotel                               10,000,000       9,966,650         1.3%
16     The Woodland Hills Village Apartments              9,500,000       9,462,872         1.2%
17     Lakewood House Apartments (1A)                     4,478,000       4,473,106         0.6%
18     Vali Hi Shopping Center (1A)                       1,757,000       1,755,378         0.2%
19     Somers Plaza Shopping Center (1A)                  1,089,000       1,087,994         0.1%
20     Apple Valley Shopping Center (1A)                    856,000         855,210         0.1%
21     Lakewood Shopping Center (1A)                        699,000         698,355         0.1%
22     North Side Plaza                                   8,640,000       8,519,081         1.1%
23     Orchard Square Shopping Center                     8,480,000       8,474,356         1.1%
24     Bway Corporation                                   8,143,000       8,119,875         1.0%
25     Hacienda San Dieguito Corporate Center             7,900,000       7,885,723         1.0%
26     New Wave Entertainment Building                    7,485,000       7,476,346         0.9%
27     Copperfield Apartments                             7,200,000       7,185,137         0.9%
28     Bachman Oaks Apartments                            7,160,000       7,155,725         0.9%
29     The Grove Apartments                               7,100,000       7,091,078         0.9%
30     Selma Square Shopping Center                       7,000,000       6,995,600         0.9%
31     Holmdel Corporate Plaza/One Misco Plaza            6,900,000       6,884,317         0.9%
32     Commons on Sanger Apartments                       6,650,000       6,642,732         0.8%
33     The Marbrisa Apartments                            6,650,000       6,631,331         0.8%
34     Point of Pines Apartments                          6,500,000       6,488,024         0.8%
35     Tammaron Village Apartments                        6,550,000       6,462,194         0.8%
36     TownePlace Suites by Marriott - Brookfield         6,350,000       6,343,714         0.8%
37     Pittsfield Plaza                                   6,260,000       6,223,800         0.8%
38     Hurstbourne Office Park                            5,725,000       5,715,099         0.7%
39     Trails East Apartments                             5,800,000       5,702,303         0.7%
40     TownePlace Suites by Marriott - Eden Prairie       5,645,000       5,639,412         0.7%
41     Brookside Plaza Shopping Center                    5,600,000       5,596,509         0.7%
42     The Sun City Shopping Center                       5,675,000       5,560,431         0.7%
43     The Judson House                                   5,440,000       5,436,622         0.7%
44     Long Lake Office Center                            5,432,000       5,426,380         0.7%
45     Copper Beech Townhomes II                          5,400,000       5,389,711         0.7%
46     Town & Country Business Park                       5,250,000       5,230,800         0.7%
47     Four Winds Apartments                              5,150,000       5,146,502         0.7%
48     Allora Way Apartments                              5,000,000       4,997,014         0.6%
49     Sycamore Park Apartments                           5,050,000       4,966,433         0.6%
50     Promotions Distributor Services Corp. (1B)         3,300,000       3,296,423         0.4%
51     Production Distribution Services Corp. (1B)        1,650,000       1,645,244         0.2%
52     Alltel Office Building                             4,646,000       4,637,624         0.6%
53     Winn Medical Center                                4,550,000       4,545,201         0.6%
54     56-62 Canal Street                                 4,600,000       4,514,716         0.6%
55     16 Herbert Street                                  4,500,000       4,492,412         0.6%
56     Beau Rivage Apartments                             4,500,000       4,433,118         0.6%
57     Tierra Corners Shopping Center                     4,400,000       4,383,106         0.6%
58     Two Technology Way                                 4,430,000       4,356,373         0.6%
59     Crossroads Shopping Center                         4,299,000       4,281,174         0.5%
60     County Mall                                        4,200,000       4,196,959         0.5%
61     The Radisson Graystone Castle Hotel                4,100,000       4,096,137         0.5%
62     Palms East Apartments                              4,050,000       4,003,157         0.5%
63     North Creek Condominiums                           4,000,000       3,989,600         0.5%

                                                   Origination    Remaining      Original      Remaining
                                                   Amortization  Amortization    Term to        Term to     Mortgage
                                                       Term          Term        Maturity       Maturity    Interest      Monthly
#     Loan Name                                      (months)       (months)   (months) (4)   (months) (4)    Rate        Payment
-     ---------                                      --------       --------   ------------   ------------    ----        -------
1     The Wilton Mall                                   360           359          120             119        8.580%   $  348,565.63
2     Frandor Mall                                      360           357          120             117        8.000%      267,824.07
3     The Alliance Loan                                 360           355          120             115        7.740%      235,286.23
4     Stanford Square                                   360           359          120             119        8.060%      154,969.83
5     The Ameriserve Loan                               360           357          120             117        8.510%      130,066.17
6     Woodscape Apartments                              360           357          120             117        7.430%       94,442.14
7     Westminster Apartments                            360           358          120             118        7.760%       89,637.93
8     Sycamore Square Office Center                     360           358           84              82        8.600%       94,673.43
9     Inner Tech Park                                   360           355          120             115        8.180%       87,323.09
10    40 West 55th Street                               360           359          120             119        8.310%       86,125.73
11    Mill Creek Mobile Home Park                       360           347          120             107        6.320%       71,331.87
12    The Villas Apartments                             360           358          120             118        8.190%       82,175.80
13    Vista Plaza Shopping Center                       360           358          120             118        8.090%       81,405.31
14    Shadow Ridge Apartments                           360           345          120             105        6.700%       66,979.86
15    Beverly Plaza Hotel                               300           296          120             116        8.650%       81,536.05
16    The Woodland Hills Village Apartments             360           354          120             114        7.480%       66,295.32
17    Lakewood House Apartments (1A)                    360           358          120             118        8.100%       33,170.68
18    Vali Hi Shopping Center (1A)                      360           358          120             118        8.700%       13,759.63
19    Somers Plaza Shopping Center (1A)                 360           358          120             118        8.700%        8,528.31
20    Apple Valley Shopping Center (1A)                 360           358          120             118        8.700%        6,703.61
21    Lakewood Shopping Center (1A)                     360           358          120             118        8.700%        5,474.09
22    North Side Plaza                                  360           344          120             104        6.890%       56,845.27
23    Orchard Square Shopping Center                    360           359          120             119        8.040%       62,459.86
24    Bway Corporation                                  300           297          120             117        8.210%       63,985.98
25    Hacienda San Dieguito Corporate Center            360           357          120             117        7.990%       57,912.34
26    New Wave Entertainment Building                   360           358          120             118        7.890%       54,349.39
27    Copperfield Apartments                            360           357          120             117        7.430%       49,998.78
28    Bachman Oaks Apartments                           360           359          120             119        8.570%       55,409.80
29    The Grove Apartments                              360           358          120             118        7.570%       49,984.99
30    Selma Square Shopping Center                      360           359          119             118        8.320%       52,933.53
31    Holmdel Corporate Plaza/One Misco Plaza           360           356          120             116        7.980%       50,533.59
32    Commons on Sanger Apartments                      360           358          120             118        8.100%       49,259.72
33    The Marbrisa Apartments                           360           355          120             115        7.890%       48,286.37
34    Point of Pines Apartments                         360           357          120             117        7.910%       47,287.52
35    Tammaron Village Apartments                       360           343          120             103        6.860%       42,963.21
36    TownePlace Suites by Marriott - Brookfield        300           299          120             119        8.370%       50,576.82
37    Pittsfield Plaza                                  300           294          120             114        7.960%       48,149.94
38    Hurstbourne Office Park                           360           357          120             117        8.170%       42,688.46
39    Trails East Apartments                            360           338          120              98        7.190%       39,330.46
40    TownePlace Suites by Marriott - Eden Prairie      300           299          120             119        8.370%       44,961.60
41    Brookside Plaza Shopping Center                   360           359          120             119        8.360%       42,504.77
42    The Sun City Shopping Center                      300           282          120             102        7.420%       41,642.89
43    The Judson House                                  360           359          120             119        8.380%       41,367.13
44    Long Lake Office Center                           360           358          120             118        8.300%       40,999.90
45    Copper Beech Townhomes II                         360           357          120             117        7.770%       38,760.92
46    Town & Country Business Park                      360           354          120             114        7.740%       37,575.37
47    Four Winds Apartments                             360           359          120             119        7.940%       37,573.69
48    Allora Way Apartments                             360           359          120             119        8.570%       38,694.00
49    Sycamore Park Apartments                          360           337          180             157        7.440%       35,103.09
50    Promotions Distributor Services Corp. (1B)        360           358          120             118        8.130%       24,513.96
51    Production Distribution Services Corp. (1B)       300           297          120             117        8.130%       12,877.39
52    Alltel Office Building                            360           357          120             117        8.000%       34,090.70
53    Winn Medical Center                               360           358          120             118        8.230%       34,118.68
54    56-62 Canal Street                                300           281          144             125        8.160%       35,992.48
55    16 Herbert Street                                 300           298          120             118        8.560%       36,417.35
56    Beau Rivage Apartments                            360           340          120             100        7.180%       30,484.57
57    Tierra Corners Shopping Center                    360           354          120             114        7.550%       30,916.22
58    Two Technology Way                                300           287          120             107        6.640%       30,300.37
59    Crossroads Shopping Center                        360           353          120             113        7.760%       30,828.28
60    County Mall                                       330           329          120             119        8.790%       33,806.04
61    The Radisson Graystone Castle Hotel               300           299          120             119        8.670%       33,485.33
62    Palms East Apartments                             360           341          120             101        7.950%       29,576.42
63    North Creek Condominiums                          360           355          120             115        8.160%       29,797.96


                                                    First
                                                   Payment      Maturity                Prepayment Provision              Defeasance
#     Loan Name                                      Date         Date       ARD (5)    as of Origination (6)             Option (7)
-     ---------                                      ----         ----       -------    ---------------------             ----------
1     The Wilton Mall                                12/1/99      11/1/29     11/1/09   L (9.5), O (0.5)                      Yes
2     Frandor Mall                                   10/1/99       9/1/09               L (9.5), O (0.5)                      Yes
3     The Alliance Loan                               8/1/99       7/1/09               L (9.5), O (0.5)                      Yes
4     Stanford Square                                12/1/99      11/1/09               L (9.5), O (0.5)                      Yes
5     The Ameriserve Loan                            10/1/99       9/1/09               L (9.75), O (0.25)                    Yes
6     Woodscape Apartments                           10/1/99       9/1/09               L (4.92), YM 1% (4.75), O (0.33)       No
7     Westminster Apartments                         11/1/99      10/1/09               L (9.5), O (0.5)                      Yes
8     Sycamore Square Office Center                  11/1/99      10/1/06               L (6.5), O (0.5)                      Yes
9     Inner Tech Park                                 8/1/99       7/1/09               L (9.67), O (0.33)                    Yes
10    40 West 55th Street                            12/1/99      11/1/09               L (9.5), O (0.5)                      Yes
11    Mill Creek Mobile Home Park                    12/1/98      11/1/08               L (2.92), YM 1% (6.75), O (0.33)       No
12    The Villas Apartments                          11/1/99      10/1/09               L (9.5), O (0.5)                      Yes
13    Vista Plaza Shopping Center                    11/1/99      10/1/09               L (9.5), O (0.5)                      Yes
14    Shadow Ridge Apartments                        10/1/98       9/1/08               L (4.92), YM 1% (4.75), O (0.33)       No
15    Beverly Plaza Hotel                             9/1/99       8/1/09               L (9.67), O (0.33)                    Yes
16    The Woodland Hills Village Apartments           7/1/99       6/1/09               L (2.92), YM 1% (6.75), O (0.33)       No
17    Lakewood House Apartments (1A)                 11/1/99      10/1/09               L (9.67), O (0.33)                    Yes
18    Vali Hi Shopping Center (1A)                   11/1/99      10/1/09               L (9.67), O (0.33)                    Yes
19    Somers Plaza Shopping Center (1A)              11/1/99      10/1/09               L (9.67), O (0.33)                    Yes
20    Apple Valley Shopping Center (1A)              11/1/99      10/1/09               L (9.67), O (0.33)                    Yes
21    Lakewood Shopping Center (1A)                  11/1/99      10/1/09               L (9.67), O (0.33)                    Yes
22    North Side Plaza                                9/1/98       8/1/28      8/1/08   L (3.92), YM 1% (5.5), O (0.58)        No
23    Orchard Square Shopping Center                 12/1/99      11/1/09               L (9.5), O (0.5)                      Yes
24    Bway Corporation                               10/1/99       9/1/09               L (9.67), O (0.33)                    Yes
25    Hacienda San Dieguito Corporate Center         10/1/99       9/1/09               L (9.67), O (0.33)                    Yes
26    New Wave Entertainment Building                11/1/99      10/1/09               L (9.5), O (0.5)                      Yes
27    Copperfield Apartments                         10/1/99       9/1/09               L (4.92), YM 1% (4.75), O (0.33)       No
28    Bachman Oaks Apartments                        12/1/99      11/1/09               L (9.5), O (0.5)                      Yes
29    The Grove Apartments                           11/1/99      10/1/09               L (3), YM 1% (6.67), O (0.33)          No
30    Selma Square Shopping Center                   12/1/99      10/1/09               L (9.42), O (0.5)                     Yes
31    Holmdel Corporate Plaza/One Misco Plaza         9/1/99       8/1/09               L (9.67), O (0.33)                    Yes
32    Commons on Sanger Apartments                   11/1/99      10/1/09               L (9.5), O (0.5)                      Yes
33    The Marbrisa Apartments                         8/1/99       7/1/09               L (2.92), YM 1% (6.75), O (0.33)       No
34    Point of Pines Apartments                      10/1/99       9/1/09               L (9.42), O (0.58)                    Yes
35    Tammaron Village Apartments                     8/1/98       7/1/08               L (4.92), YM 1% (4.5), O (0.58)        No
36    TownePlace Suites by Marriott - Brookfield     12/1/99      11/1/09               L (9.25), O (0.75)                    Yes
37    Pittsfield Plaza                                7/1/99       6/1/09               L (9.67), O (0.33)                    Yes
38    Hurstbourne Office Park                        10/1/99       9/1/09               L (9.67), O (0.33)                    Yes
39    Trails East Apartments                          3/1/98       2/1/08               L (4), YM 1% (5.5), O (0.5)            No
40    TownePlace Suites by Marriott - Eden Prairie   12/1/99      11/1/09               L (9.25), O (0.75)                    Yes
41    Brookside Plaza Shopping Center                12/1/99      11/1/09               L (9.5), O (0.5)                      Yes
42    The Sun City Shopping Center                    7/1/98       6/1/08               L (4.92), YM 1% (4.5), O (0.58)        No
43    The Judson House                               12/1/99      11/1/09               L (9.67), O (0.33)                    Yes
44    Long Lake Office Center                        11/1/99      10/1/09               L (9.67), O (0.33)                    Yes
45    Copper Beech Townhomes II                      10/1/99       9/1/09               L (9.67), O (0.33)                    Yes
46    Town & Country Business Park                    7/1/99       6/1/09               L (9.42), O (0.58)                    Yes
47    Four Winds Apartments                          12/1/99      11/1/09               L (9.5), O (0.5)                      Yes
48    Allora Way Apartments                          12/1/99      11/1/09               L (9.5), O (0.5)                      Yes
49    Sycamore Park Apartments                        2/1/98       1/1/13               L (8), YM 1% (6.5), O (0.5)            No
50    Promotions Distributor Services Corp. (1B)     11/1/99      10/1/09               L (9.67), O (0.33)                    Yes
51    Production Distribution Services Corp. (1B)    10/1/99       9/1/09               L (9.67), O (0.33)                    Yes
52    Alltel Office Building                         10/1/99       9/1/09               L (9.67), O (0.33)                    Yes
53    Winn Medical Center                            11/1/99      10/1/09               L (9.67), O (0.33)                    Yes
54    56-62 Canal Street                              6/1/98       5/1/10               YM 5% (9.92), 5% (1), O (1.08)         No
55    16 Herbert Street                              11/1/99      10/1/09               L (9.5), O (0.5)                      Yes
56    Beau Rivage Apartments                          5/1/98       4/1/08               L (4.92), YM 1% (4.5), O (0.58)        No
57    Tierra Corners Shopping Center                  7/1/99       6/1/09               L (9.67), O (0.33)                    Yes
58    Two Technology Way                             12/1/98      11/1/08               L (4.92), YM 1% (4.75), O (0.33)       No
59    Crossroads Shopping Center                      6/1/99       5/1/09               L (9.67), O (0.33)                    Yes
60    County Mall                                    12/1/99      11/1/09               L (9.5), O (0.5)                      Yes
61    The Radisson Graystone Castle Hotel            12/1/99      11/1/09               L (9.5), O (0.5)                      Yes
62    Palms East Apartments                           6/1/98       5/1/08               L (4.92), YM 1% (4.5), O (0.58)        No
63    North Creek Condominiums                        8/1/99       7/1/09               L (9.5), O (0.5)                      Yes

                      Characteristics of the Mortgage Loans


                                                          Original     Cut-off Date    Percentage of
                                                          Principal      Principal        Mortgage
#      Loan Name                                          Balance       Balance (3)     Pool Balance
-      ---------                                          -------       -----------     ------------
64     Fallbrook Office Park                              3,900,000       3,897,518         0.5%
65     Miami One Office Building                          3,900,000       3,897,425         0.5%
66     Huntington Place Apartments                        3,900,000       3,854,115         0.5%
67     Comfort Inn-South Burlington-VT                    3,875,000       3,812,987         0.5%
68     City Centre Building                               3,600,000       3,593,911         0.5%
69     Country Village Apartments                         3,600,000       3,588,151         0.5%
70     185 Commerce Drive                                 3,450,000       3,444,136         0.4%
71     The South Point Apartments                         3,350,000       3,340,464         0.4%
72     Copper Beech Townhomes I                           3,350,000       3,310,140         0.4%
73     Southbridge Office Buildings                       3,300,000       3,297,857         0.4%
74     Pro-Met, Inc.                                      3,300,000       3,296,413         0.4%
75     Super Food Town Plaza                              3,320,000       3,285,903         0.4%
76     The Hamptons at Central Apartments                 3,250,000       3,242,008         0.4%
77     Southwest Plaza                                    3,202,500       3,194,436         0.4%
78     The Basin Street Complex                           3,200,000       3,192,374         0.4%
79     Waterford Plaza                                    3,150,000       3,138,520         0.4%
80     Cerritos State Road Industrial Park                3,025,000       3,021,393         0.4%
81     Chambers Center Shopping Center                    3,000,000       2,991,961         0.4%
82     Hackettstown Commerce Park Building I              3,000,000       2,991,257         0.4%
83     Nationsbank Service Center                         2,925,000       2,914,768         0.4%
84     Freeport Self Storage                              2,911,000       2,906,161         0.4%
85     The Virginia Highland Loan                         2,875,000       2,870,042         0.4%
86     Dolphin Self Storage (1C)                          1,300,000       1,298,817         0.2%
87     Kangaroom Mini-Storage (1C)                        1,100,000       1,098,999         0.1%
88     Airport Self Storage (1C)                            400,000         399,636         0.1%
89     Stonehurst Court Apartments                        2,800,000       2,793,344         0.4%
90     The River Meadows Mobile Home Park                 2,700,000       2,692,755         0.3%
91     Maplewood Apartments (1D)                            860,000         849,504         0.1%
92     Columbus Village Apartments (1D)                   1,840,000       1,817,543         0.2%
93     Dominion Center                                    2,630,000       2,627,309         0.3%
94     The Argyle Apartments                              2,580,000       2,550,393         0.3%
95     Guthrie Medical Center                             2,553,000       2,532,305         0.3%
96     The Hope Group Corporate Headquarters              2,546,000       2,530,113         0.3%
97     SavMax Foods                                       2,500,000       2,497,302         0.3%
98     Sweetbriar Apartments                              2,500,000       2,497,297         0.3%
99     Dobbin Square                                      2,500,000       2,495,876         0.3%
100    Bayside Village Apartments                         2,500,000       2,470,119         0.3%
101    Wickshire On Lane Apartments                       2,500,000       2,462,845         0.3%
102    Dalton Place & Normandy Woods                      2,497,000       2,448,985         0.3%
103    Sun City Plaza                                     2,450,000       2,447,351         0.3%
104    Village Green Apartments                           2,432,000       2,423,648         0.3%
105    Lot 1 of Silver Creek Business Park                2,400,000       2,397,592         0.3%
106    The Continental House Apartments                   2,425,000       2,385,151         0.3%
107    West End Shopping Center                           2,380,000       2,374,705         0.3%
108    Wyle Laboratories                                  2,327,900       2,325,656         0.3%
109    Thunderbird Professional Center                    2,325,000       2,321,048         0.3%
110    Petsmart at the Crossroads Center                  2,325,000       2,321,048         0.3%
111    Meadow Estates Apartments                          2,325,000       2,318,323         0.3%
112    Comfort Inn-Weeki Wachee-FL                        2,200,000       2,196,812         0.3%
113    Springfield Place Office Building                  2,200,000       2,191,463         0.3%
114    Okatibbee Ridge Apartments                         2,166,000       2,160,270         0.3%
115    The Center Place Apartments                        2,150,000       2,147,721         0.3%
116    Thompson Executive Center                          2,128,000       2,125,786         0.3%
117    CVS Pharmacy - Atlanta, GA (2)                     2,095,726       2,092,645         0.3%
118    Staples at Tri-County Plaza                        2,092,000       2,090,644         0.3%
119    Valley-Grove Apartments                            2,100,000       2,061,214         0.3%
120    Palm Ridge Shopping Center                         2,090,000       2,054,356         0.3%
121    Simtec Building                                    2,000,000       1,996,725         0.3%
122    Eckerd's Drug Store-Salina-NY                      1,972,000       1,969,641         0.3%
123    Hawthorn Duplexes                                  2,000,000       1,969,368         0.2%
124    Village Square Apartments                          1,926,000       1,923,907         0.2%
125    Pine Terrace Apartments                            1,950,000       1,914,597         0.2%
126    Pentagon Garden Apartments                         1,900,000       1,897,996         0.2%

                                               Origination      Remaining      Original      Remaining
                                               Amortization    Amortization    Term to        Term to       Mortgage
                                                   Term            Term        Maturity       Maturity      Interest      Monthly
#      Loan Name                                 (months)         (months)   (months) (4)   (months) (4)      Rate        Payment
-      ---------                                 --------         --------   ------------   ------------      ----        -------
64     Fallbrook Office Park                        360             359          120             119          8.260%       29,326.82
65     Miami One Office Building                    360             359          120             119          8.080%       28,834.62
66     Huntington Place Apartments                  360             345          120             105          6.940%       25,789.83
67     Comfort Inn-South Burlington-VT              300             286          120             106          7.260%       28,033.74
68     City Centre Building                         360             357          120             117          8.260%       27,070.91
69     Country Village Apartments                   360             355          120             115          7.300%       24,680.55
70     185 Commerce Drive                           360             357          120             117          8.240%       25,894.45
71     The South Point Apartments                   360             355          120             115          7.840%       24,208.49
72     Copper Beech Townhomes I                     360             345          120             105          6.890%       22,040.70
73     Southbridge Office Buildings                 360             359          120             119          8.160%       24,583.31
74     Pro-Met, Inc.                                360             358          120             118          8.120%       24,490.86
75     Super Food Town Plaza                        360             347          120             107          6.900%       21,865.52
76     The Hamptons at Central Apartments           360             355          84               79          8.350%       24,645.02
77     Southwest Plaza                              360             355          120             115          8.270%       24,104.36
78     The Basin Street Complex                     300             297          120             117          9.130%       27,139.73
79     Waterford Plaza                              300             296          120             116          8.210%       24,752.04
80     Cerritos State Road Industrial Park          336             334          120             118          8.610%       23,864.58
81     Chambers Center Shopping Center              300             297          120             117          8.520%       24,197.26
82     Hackettstown Commerce Park Building I        300             297          120             117          8.070%       23,293.77
83     Nationsbank Service Center                   360             354          120             114          7.910%       21,279.38
84     Freeport Self Storage                        300             298          120             118          8.630%       23,695.73
85     The Virginia Highland Loan                   300             298          120             118          8.450%       23,053.49
86     Dolphin Self Storage (1C)                    300             299          120             119          8.880%       10,802.93
87     Kangaroom Mini-Storage (1C)                  300             299          120             119          8.880%        9,140.94
88     Airport Self Storage (1C)                    300             299          120             119          8.880%        3,323.98
89     Stonehurst Court Apartments                  360             356          120             116          7.810%       20,175.76
90     The River Meadows Mobile Home Park           360             355          60               55          8.050%       19,905.84
91     Maplewood Apartments (1D)                    360             344          120             104          7.030%        5,738.94
92     Columbus Village Apartments (1D)             360             344          120             104          7.030%       12,278.66
93     Dominion Center                              360             358          120             118          8.340%       19,924.96
94     The Argyle Apartments                        360             345          120             105          7.050%       17,251.53
95     Guthrie Medical Center                       180             177          180             177          8.510%       25,155.37
96     The Hope Group Corporate Headquarters        240             236          120             116          8.190%       21,597.80
97     SavMax Foods                                 300             299          120             119          7.840%       19,031.18
98     Sweetbriar Apartments                        360             358          120             118          8.140%       18,588.69
99     Dobbin Square                                360             357          120             117          8.360%       18,975.34
100    Bayside Village Apartments                   360             345          120             105          6.870%       16,414.87
101    Wickshire On Lane Apartments                 360             338          120              98          7.740%       17,893.03
102    Dalton Place & Normandy Woods                300             284          120             104          7.000%       17,648.28
103    Sun City Plaza                               360             358          120             118          8.140%       18,216.92
104    Village Green Apartments                     360             354          180             174          7.980%       17,811.26
105    Lot 1 of Silver Creek Business Park          360             358          120             118          8.410%       18,301.06
106    The Continental House Apartments             300             286          120             106          7.110%       17,309.94
107    West End Shopping Center                     360             356          120             116          8.060%       17,563.25
108    Wyle Laboratories                            300             299          120             119          8.530%       18,791.97
109    Thunderbird Professional Center              360             357          120             117          8.240%       17,450.61
110    Petsmart at the Crossroads Center            360             357          120             117          8.240%       17,450.61
111    Meadow Estates Apartments                    300             297          120             117          8.150%       18,176.37
112    Comfort Inn-Weeki Wachee-FL                  300             298          120             118          9.280%       18,885.96
113    Springfield Place Office Building            300             296          120             116          7.890%       16,819.96
114    Okatibbee Ridge Apartments                   360             355          120             115          8.100%       16,044.60
115    The Center Place Apartments                  300             299          120             119          7.950%       16,522.90
116    Thompson Executive Center                    360             358          120             118          8.280%       16,031.86
117    CVS Pharmacy - Atlanta, GA (2)               276             274          243             241          8.140%       15,989.06
118    Staples at Tri-County Plaza                  360             359          120             119          8.170%       15,599.00
119    Valley-Grove Apartments                      300             285          120             105          6.880%       14,681.99
120    Palm Ridge Shopping Center                   300             283          120             103          7.980%       16,103.28
121    Simtec Building                              360             357          120             117          8.390%       15,222.63
122    Eckerd's Drug Store-Salina-NY                360             358          120             118          7.760%       14,141.28
123    Hawthorn Duplexes                            360             338          60               38          7.610%       14,135.24
124    Village Square Apartments                    360             357          120             117          8.120%       14,293.75
125    Pine Terrace Apartments                      300             285          120             105          6.980%       13,757.33
126    Pentagon Garden Apartments                   300             299          120             119          7.980%       14,639.34


                                                 First
                                                Payment      Maturity                 Prepayment Provision                Defeasance
#      Loan Name                                  Date         Date       ARD (5)     as of Origination (6)               Option (7)
-      ---------                                  ----         ----       -------     ---------------------               ----------
64    Fallbrook Office Park                       12/1/99      11/1/09                L (9.5), O (0.5)                        Yes
65    Miami One Office Building                   12/1/99      11/1/09                L (9.5), O (0.5)                        Yes
66    Huntington Place Apartments                 10/1/98       9/1/08                L (4.92), YM 5% (4.5), O (0.58)          No
67     Comfort Inn-South Burlington-VT            11/1/98      10/1/08                L (1.92), YM 1% (7.5), O (0.58)          No
68     City Centre Building                       10/1/99       9/1/09                L (9.67), O (0.33)                      Yes
69     Country Village Apartments                  8/1/99       7/1/09                L (2.92), YM 1% (6.75), O (0.33)         No
70     185 Commerce Drive                         10/1/99       9/1/09                L (9.67), O (0.33)                      Yes
71     The South Point Apartments                  8/1/99       7/1/09                L (2.92), YM 1% (6.75), O (0.33)         No
72     Copper Beech Townhomes I                   10/1/98       9/1/28      9/1/08    L (3.92), YM 1% (5.5), O (0.58)          No
73     Southbridge Office Buildings               12/1/99      11/1/09                L (9.5), O (0.5)                        Yes
74     Pro-Met, Inc.                              11/1/99      10/1/09                L (9.67), O (0.33)                      Yes
75     Super Food Town Plaza                      12/1/98      11/1/28     11/1/08    L (3.92), YM 1% (5.5), O (0.58)          No
76     The Hamptons at Central Apartments          8/1/99       7/1/06                L (6.5), O (0.5)                        Yes
77     Southwest Plaza                             8/1/99       7/1/09                L (9.67), O (0.33)                      Yes
78     The Basin Street Complex                   10/1/99       9/1/24      9/1/09    L (9.5), O (0.5)                        Yes
79     Waterford Plaza                             9/1/99       8/1/09                L (9.67), O (0.33)                      Yes
80     Cerritos State Road Industrial Park        11/1/99      10/1/09                L (9.5), O (0.5)                        Yes
81     Chambers Center Shopping Center            10/1/99       9/1/09                L (9.42), O (0.58)                      Yes
82     Hackettstown Commerce Park Building I      10/1/99       9/1/09                L (9.67), O (0.33)                      Yes
83     Nationsbank Service Center                  7/1/99       6/1/09                L (9.67), O (0.33)                      Yes
84     Freeport Self Storage                      11/1/99      10/1/09                L (9.67), O (0.33)                      Yes
85     The Virginia Highland Loan                 11/1/99      10/1/09                L (9.5), O (0.5)                        Yes
86     Dolphin Self Storage (1C)                  12/1/99      11/1/09                L (9.5), O (0.5)                        Yes
87     Kangaroom Mini-Storage (1C)                12/1/99      11/1/09                L (9.5), O (0.5)                        Yes
88     Airport Self Storage (1C)                  12/1/99      11/1/09                L (9.5), O (0.5)                        Yes
89     Stonehurst Court Apartments                 9/1/99       8/1/09                L (9.67), O (0.33)                      Yes
90     The River Meadows Mobile Home Park          8/1/99       7/1/04                L (4.67), O (0.33)                       No
91     Maplewood Apartments (1D)                   9/1/98       8/1/08                L (4.92), YM 1% (4.5), O (0.58)          No
92     Columbus Village Apartments (1D)            9/1/98       8/1/08                L (4.92), YM 1% (4.5), O (0.58)          No
93     Dominion Center                            11/1/99      10/1/09                L (9.5), O (0.5)                        Yes
94     The Argyle Apartments                      10/1/98       9/1/08                L (4.92), YM 1% (4.75), O (0.33)         No
95     Guthrie Medical Center                     10/1/99       9/1/14                L (14.67), O (0.33)                     Yes
96     The Hope Group Corporate Headquarters       9/1/99       8/1/09                L (9.67), O (0.33)                      Yes
97     SavMax Foods                               12/1/99      11/1/09                L (9.5), O (0.5)                        Yes
98     Sweetbriar Apartments                      11/1/99      10/1/09                L (9.67), O (0.33)                      Yes
99     Dobbin Square                              10/1/99       9/1/09                L (9.67), O (0.33)                      Yes
100    Bayside Village Apartments                 10/1/98       9/1/28      9/1/08    L (4.92), YM 1% (4.75), O (0.33)         No
101    Wickshire On Lane Apartments                3/1/98       2/1/08                L (4.92), YM 1% (4.5), O (0.58)          No
102    Dalton Place & Normandy Woods               9/1/98       8/1/08                L (4.92), YM 1% (4.75), O (0.33)         No
103    Sun City Plaza                             11/1/99      10/1/09                L (9.67), O (0.33)                      Yes
104    Village Green Apartments                    7/1/99       6/1/14                L (4.92), YM 1% (9.75), O (0.33)         No
105    Lot 1 of Silver Creek Business Park        11/1/99      10/1/09                L (9.67), O (0.33)                      Yes
106    The Continental House Apartments           11/1/98      10/1/08                L (4.92), YM 1% (4.75), O (0.33)         No
107    West End Shopping Center                    9/1/99       8/1/09                L (9.67), O (0.33)                      Yes
108    Wyle Laboratories                          12/1/99      11/1/09                L (9.5), O (0.5)                        Yes
109    Thunderbird Professional Center            10/1/99       9/1/09                L (4.92), YM 1% (4.75), O (0.33)         No
110    Petsmart at the Crossroads Center          10/1/99       9/1/09                L (9.67), O (0.33)                      Yes
111    Meadow Estates Apartments                  10/1/99       9/1/09                L (9.67), O (0.33)                      Yes
112    Comfort Inn-Weeki Wachee-FL                11/1/99      10/1/09                L (5), YM (4.75), O (0.25)               No
113    Springfield Place Office Building           9/1/99       8/1/09                L (9.67), O (0.33)                      Yes
114    Okatibbee Ridge Apartments                  8/1/99       7/1/09                L (9.67), O (0.33)                      Yes
115    The Center Place Apartments                12/1/99      11/1/09                L (4.92), YM 1% (4.5), O (0.58)          No
116    Thompson Executive Center                  11/1/99      10/1/09                L (9.58), O (0.42)                      Yes
117    CVS Pharmacy - Atlanta, GA (2)             11/1/99       1/1/20                L (19.75), O (0.5)                      Yes
118    Staples at Tri-County Plaza                12/1/99      11/1/09                L (9.67), O (0.33)                      Yes
119    Valley-Grove Apartments                    10/1/98       9/1/08                L (5), YM 1% (4.5), O (0.5)              No
120    Palm Ridge Shopping Center                  8/1/98       7/1/08                L (4.92), YM 1% (4.5), O (0.58)          No
121    Simtec Building                            10/1/99       9/1/09                L (9.42), O (0.58)                      Yes
122    Eckerd's Drug Store-Salina-NY              11/1/99      10/1/09                L (9.42), O (0.58)                      Yes
123    Hawthorn Duplexes                           3/1/98       2/1/03                L (2.5), YM 1% (2), O (0.5)              No
124    Village Square Apartments                  11/1/99      10/1/09                L (9.67), O (0.33)                      Yes
125    Pine Terrace Apartments                    10/1/98       9/1/08                L (4.92), YM 1% (4.5), O (0.58)          No
126    Pentagon Garden Apartments                 12/1/99      11/1/09                L (2.92), YM 1% (6.5), O (0.58)          No

                      Characteristics of the Mortgage Loans


                                                          Original     Cut-off Date    Percentage of
                                                          Principal      Principal        Mortgage
#      Loan Name                                          Balance       Balance (3)     Pool Balance
-      ---------                                          -------       -----------     ------------
127    Menlo Townhomes                                    1,880,000       1,877,979         0.2%
128    Heritage House II Apartments                       1,883,000       1,875,636         0.2%
129    General Power Warehouse                            1,852,000       1,842,944         0.2%
130    Century Hills Shopping Center                      1,800,000       1,798,979         0.2%
131    Cayuga Lake Estates (1E)                           1,170,000       1,169,290         0.1%
132    Erin Estates (1E)                                    630,000         629,618         0.1%
133    River Park Village                                 1,800,000       1,798,224         0.2%
134    Eckerd's Drug Store-Clay-NY                        1,800,000       1,796,627         0.2%
135    Granada Apartments                                 1,800,000       1,789,429         0.2%
136    Hampton Garden Apartments                          1,800,000       1,776,313         0.2%
137    Berkley Flats                                      1,800,000       1,769,317         0.2%
138    King's Court Apartments                            1,773,750       1,767,438         0.2%
139    Legacy Business Park Medical Office Bldg.          1,769,000       1,762,795         0.2%
140    Bel Air Square                                     1,750,000       1,743,610         0.2%
141    The Roussos Office Building                        1,675,000       1,671,490         0.2%
142    The Brookwood Apartments                           1,700,000       1,670,131         0.2%
143    CVS Drugstore                                      1,659,000       1,653,637         0.2%
144    Castlegate II                                      1,650,000       1,648,302         0.2%
145    Eagle - Vail Commercial Service Center             1,650,000       1,647,212         0.2%
146    Martins Crossing Apartments                        1,650,000       1,645,235         0.2%
147    Smithville Self Storage                            1,640,000       1,638,312         0.2%
148    The Oak Grove Apartments                           1,640,000       1,638,203         0.2%
149    Ashford Hill Apartments                            1,613,000       1,611,256         0.2%
150    Half Moon Bay Office Building                      1,600,000       1,596,517         0.2%
151    University Park Retail Center                      1,575,000       1,568,326         0.2%
152    2650 Franklin Apartments                           1,550,000       1,548,361         0.2%
153    Salomon Smith Barney                               1,550,000       1,548,297         0.2%
154    Meadow Glen Townhomes                              1,550,000       1,547,280         0.2%
155    3100 Building                                      1,529,000       1,524,730         0.2%
156    Brookhollow Apartments                             1,550,000       1,523,242         0.2%
157    Tropical Isle                                      1,500,000       1,497,486         0.2%
158    1001 Pacific Buidling                              1,500,000       1,497,269         0.2%
159    Action Wear USA/ Peerless Maintenance              1,500,000       1,496,779         0.2%
160    Rockville Plaza                                    1,500,000       1,495,425         0.2%
161    Existing Shopping Center                           1,500,000       1,473,694         0.2%
162    Silverthorn Court                                  1,460,000       1,455,274         0.2%
163    Campus View Apartments                             1,450,000       1,438,558         0.2%
164    State Street Industrial Park                       1,450,000       1,413,723         0.2%
165    DeWolfe Plaza                                      1,415,500       1,409,439         0.2%
166    Midland Self Storage                               1,400,000       1,396,184         0.2%
167    Lake Pointe Condominiums                           1,350,000       1,347,734         0.2%
168    Sandalfoot Pointe Apartments                       1,343,000       1,339,923         0.2%
169    Canterberry Apartments                             1,300,000       1,297,662         0.2%
170    Lakeshore Villa Apartments                         1,300,000       1,297,643         0.2%
171    College Station Apartments                         1,255,000       1,236,284         0.2%
172    CoMax Realty Building                              1,227,000       1,226,331         0.2%
173    Guardian Self Storage                              1,202,000       1,198,742         0.2%
174    Villas Of Loiret                                   1,200,000       1,197,703         0.2%
175    West Marine Center                                 1,187,700       1,187,020         0.2%
176    33 St. Mark's Place                                1,200,000       1,181,502         0.1%
177    The Space Place                                    1,173,750       1,172,594         0.1%
178    University of Phoenix Building UPX II              1,100,000       1,094,026         0.1%
179    The Chevelle Apartments                            1,100,000       1,080,843         0.1%
180    Foxborough Office Park                             1,068,000       1,064,646         0.1%
181    Tree Tops Apartments                               1,040,000       1,039,385         0.1%
182    Existing Industral Building                        1,029,000       1,019,082         0.1%
183    14255 North 79th Street                            1,012,000       1,010,215         0.1%
184    Beverly Boulevard Retail                           1,015,000       1,009,695         0.1%
185    Littlefield Apartments                             1,007,000       1,006,338         0.1%
186    The Woods of Old West Lawrence                     1,000,000         999,427         0.1%
187    Villa Fortuna Apartments                           1,000,000         998,279         0.1%
188    Clinton Heights Apartments                           960,000         959,450         0.1%
189    Green Acres Mobile Estates                           900,000         899,440         0.1%

                                                    Origination      Remaining      Original      Remaining
                                                    Amortization    Amortization    Term to        Term to     Mortgage
                                                        Term            Term        Maturity       Maturity    Interest    Monthly
#      Loan Name                                      (months)         (months)   (months) (4)   (months) (4)    Rate      Payment
-      ---------                                      --------         --------   ------------   ------------    ----      -------
127    Menlo Townhomes                                   360             358          120             118        8.160%    14,005.04
128    Heritage House II Apartments                      300             296          120             116        7.850%    14,346.69
129    General Power Warehouse                           300             295          120             115        7.750%    13,988.69
130    Century Hills Shopping Center                     360             359          120             119        8.820%    14,250.69
131    Cayuga Lake Estates (1E)                          360             359          120             119        8.490%     8,988.00
132    Erin Estates (1E)                                 360             359          120             119        8.490%     4,839.69
133    River Park Village                                360             358          120             118        8.470%    13,802.19
134    Eckerd's Drug Store-Clay-NY                       360             357          120             117        7.840%    13,007.55
135    Granada Apartments                                300             294          120             114        7.880%    13,749.91
136    Hampton Garden Apartments                         360             343          120             103        6.940%    11,903.00
137    Berkley Flats                                     300             286          120             106        6.900%    12,607.43
138    King's Court Apartments                           300             296          120             116        8.330%    14,080.09
139    Legacy Business Park Medical Office Bldg.         360             354          120             114        7.900%    12,857.19
140    Bel Air Square                                    300             296          120             116        8.200%    13,739.46
141    The Roussos Office Building                       360             356          120             116        8.280%    12,619.06
142    The Brookwood Apartments                          300             284          180             164        7.510%    12,573.91
143    CVS Drugstore                                     240             238          240             238        7.890%    13,763.18
144    Castlegate II                                     360             358          120             118        8.320%    12,477.19
145    Eagle - Vail Commercial Service Center            300             298          120             118        8.550%    13,341.89
146    Martins Crossing Apartments                       300             297          120             117        8.120%    12,866.41
147    Smithville Self Storage                           300             299          120             119        8.130%    12,799.34
148    The Oak Grove Apartments                          360             358          120             118        8.090%    12,136.79
149    Ashford Hill Apartments                           360             358          120             118        8.140%    11,993.42
150    Half Moon Bay Office Building                     360             356          120             116        8.140%    11,896.76
151    University Park Retail Center                     300             295          120             115        8.450%    12,629.30
152    2650 Franklin Apartments                          360             358          120             118        8.220%    11,611.96
153    Salomon Smith Barney                              360             358          120             118        8.080%    11,459.91
154    Meadow Glen Townhomes                             360             357          120             117        8.110%    11,492.43
155    3100 Building                                     300             297          120             117        8.300%    12,106.53
156    Brookhollow Apartments                            300             285          120             105        7.270%    11,223.49
157    Tropical Isle                                     300             298          120             118        8.590%    12,169.52
158    1001 Pacific Buidling                             300             298          120             118        8.180%    11,756.67
159    Action Wear USA/ Peerless Maintenance             360             356          120             116        8.190%    11,205.79
160    Rockville Plaza                                   240             238          120             118        8.300%    12,828.10
161    Existing Shopping Center                          300             285          120             105        7.180%    10,774.55
162    Silverthorn Court                                 360             354          120             114        8.200%    10,917.22
163    Campus View Apartments                            240             235          180             175        8.030%    12,155.47
164    State Street Industrial Park                      240             227          240             227        6.950%    11,198.36
165    DeWolfe Plaza                                     300             295          120             115        8.400%    11,302.76
166    Midland Self Storage                              300             297          120             117        8.430%    11,207.21
167    Lake Pointe Condominiums                          360             357          120             117        8.290%    10,180.09
168    Sandalfoot Pointe Apartments                      360             356          120             116        7.950%     9,807.69
169    Canterberry Apartments                            300             298          120             118        8.240%    10,241.17
170    Lakeshore Villa Apartments                        300             298          120             118        8.200%    10,206.45
171    College Station Apartments                        300             287          120             107        7.270%     9,087.40
172    CoMax Realty Building                             360             359          120             119        9.010%     9,881.55
173    Guardian Self Storage                             300             297          120             117        8.460%     9,646.45
174    Villas Of Loiret                                  360             357          180             177        7.750%     8,596.95
175    West Marine Center                                360             359          120             119        8.770%     9,360.61
176    33 St. Mark's Place                               300             286          120             106        7.470%     8,844.49
177    The Space Place                                   300             299          120             119        8.400%     9,372.39
178    University of Phoenix Building UPX II             300             294          120             114        8.280%     8,695.01
179    The Chevelle Apartments                           300             285          120             105        7.220%     7,929.63
180    Foxborough Office Park                            360             354          120             114        8.310%     8,068.62
181    Tree Tops Apartments                              360             359          120             119        8.620%     8,085.31
182    Existing Industral Building                       360             347          60               47        7.180%     6,970.80
183    14255 North 79th Street                           360             357          120             117        8.090%     7,489.29
184    Beverly Boulevard Retail                          180             178          180             178        8.660%    10,090.53
185    Littlefield Apartments                            360             359          120             119        8.100%     7,459.33
186    The Woods of Old West Lawrence                    360             359          120             119        8.770%     7,881.29
187    Villa Fortuna Apartments                          360             357          120             117        8.190%     7,470.53
188    Clinton Heights Apartments                        360             359          120             119        8.770%     7,566.04
189    Green Acres Mobile Estates                        360             359          120             119        8.370%     6,837.47


                                                    First
                                                   Payment      Maturity                 Prepayment Provision             Defeasance
#      Loan Name                                     Date         Date       ARD (5)     as of Origination (6)            Option (7)
-      ---------                                     ----         ----       -------     ---------------------            ----------
127    Menlo Townhomes                               11/1/99      10/1/09                L (9.67), O (0.33)                   Yes
128    Heritage House II Apartments                   9/1/99       8/1/09                L (9.67), O (0.33)                   Yes
129    General Power Warehouse                        8/1/99       7/1/09                L (9.67), O (0.33)                   Yes
130    Century Hills Shopping Center                 12/1/99      11/1/09                L (9.25), O (0.75)                   Yes
131    Cayuga Lake Estates (1E)                      12/1/99      11/1/09                L (9.5), O (0.5)                     Yes
132    Erin Estates (1E)                             12/1/99      11/1/09                L (9.5), O (0.5)                     Yes
133    River Park Village                            11/1/99      10/1/09                L (9.5), O (0.5)                     Yes
134    Eckerd's Drug Store-Clay-NY                   10/1/99       9/1/09                L (9.67), O (0.33)                   Yes
135    Granada Apartments                             7/1/99       6/1/09                L (9.67), O (0.33)                   Yes
136    Hampton Garden Apartments                      8/1/98       7/1/28      7/1/08    L (3.92), YM 1% (5.5), O (0.58)       No
137    Berkley Flats                                 11/1/98      10/1/08                L (2.92), YM 1% (6.5), O (0.58)       No
138    King's Court Apartments                        9/1/99       8/1/09                L (9.67), O (0.33)                   Yes
139    Legacy Business Park Medical Office Bldg.      7/1/99       6/1/09                L (4.92), YM 1% (4.58), O (0.5)       No
140    Bel Air Square                                 9/1/99       8/1/09                L (3.92), YM 1% (5.75), O (0.33)      No
141    The Roussos Office Building                    9/1/99       8/1/09                L (9.67), O (0.33)                   Yes
142    The Brookwood Apartments                       9/1/98       8/1/13                L (7.42), YM 1% (7), O (0.58)         No
143    CVS Drugstore                                 11/1/99      10/1/19                L (19.67), O (0.33)                  Yes
144    Castlegate II                                 11/1/99      10/1/09                L (9.5), O (0.5)                     Yes
145    Eagle - Vail Commercial Service Center        11/1/99      10/1/09                L (9.67), O (0.33)                   Yes
146    Martins Crossing Apartments                   10/1/99       9/1/09                L (9.67), O (0.33)                   Yes
147    Smithville Self Storage                       12/1/99      11/1/09                L (9.67), O (0.33)                   Yes
148    The Oak Grove Apartments                      11/1/99      10/1/09                L (9.67), O (0.33)                   Yes
149    Ashford Hill Apartments                       11/1/99      10/1/09                L (9.67), O (0.33)                   Yes
150    Half Moon Bay Office Building                  9/1/99       8/1/09                L (9.67), O (0.33)                   Yes
151    University Park Retail Center                  8/1/99       7/1/09                L (9.67), O (0.33)                   Yes
152    2650 Franklin Apartments                      11/1/99      10/1/09                L (9.5), O (0.5)                     Yes
153    Salomon Smith Barney                          11/1/99      10/1/09                L (9.67), O (0.33)                   Yes
154    Meadow Glen Townhomes                         10/1/99       9/1/09                L (9.67), O (0.33)                   Yes
155    3100 Building                                 10/1/99       9/1/09                L (9.42), O (0.58)                   Yes
156    Brookhollow Apartments                        10/1/98       9/1/08                L (4.92), YM 1% (4.5), O (0.58)       No
157    Tropical Isle                                 11/1/99      10/1/09                L (9.67), O (0.33)                   Yes
158    1001 Pacific Buidling                         11/1/99      10/1/09                L (9.58), O (0.42)                   Yes
159    Action Wear USA/ Peerless Maintenance          9/1/99       8/1/09                L (9.67), O (0.33)                   Yes
160    Rockville Plaza                               11/1/99      10/1/09                L (9.67), O (0.33)                   Yes
161    Existing Shopping Center                      10/1/98       9/1/23      9/1/08    L (3.92), YM 1% (5.5), O (0.58)       No
162    Silverthorn Court                              7/1/99       6/1/09                L (9.67), O (0.33)                   Yes
163    Campus View Apartments                         8/1/99       7/1/14                L (14.67), O (0.33)                  Yes
164    State Street Industrial Park                  12/1/98      11/1/18                L (9.92), YM 1% (9.75), O (0.33)      No
165    DeWolfe Plaza                                  8/1/99       7/1/09                L (9.67), O (0.33)                   Yes
166    Midland Self Storage                          10/1/99       9/1/09                L (9.67), O (0.33)                   Yes
167    Lake Pointe Condominiums                      10/1/99       9/1/09                L (9.5), O (0.5)                     Yes
168    Sandalfoot Pointe Apartments                   9/1/99       8/1/09                L (9.67), O (0.33)                   Yes
169    Canterberry Apartments                        11/1/99      10/1/09                L (9.67), O (0.33)                   Yes
170    Lakeshore Villa Apartments                    11/1/99      10/1/09                L (9.5), O (0.5)                     Yes
171    College Station Apartments                    12/1/98      11/1/08                L (4.92), YM 1% (4.75), O (0.33)      No
172    CoMax Realty Building                         12/1/99      11/1/09                L (9.5), O (0.5)                     Yes
173    Guardian Self Storage                         10/1/99       9/1/09                L (9.67), O (0.33)                   Yes
174    Villas Of Loiret                              10/1/99       9/1/14                L (14.67), O (0.33)                  Yes
175    West Marine Center                            12/1/99      11/1/09                L (9.5), O (0.5)                     Yes
176    33 St. Mark's Place                           11/1/98      10/1/23     10/1/08    L (3.92), YM 1% (5.5), O (0.58)       No
177    The Space Place                               12/1/99      11/1/09                L (9.67), O (0.33)                   Yes
178    University of Phoenix Building UPX II          7/1/99       6/1/09                L (9.67), O (0.33)                   Yes
179    The Chevelle Apartments                       10/1/98       9/1/08                L (4.92), YM 1% (4.5), O (0.58)       No
180    Foxborough Office Park                         7/1/99       6/1/09                L (9.67), O (0.33)                   Yes
181    Tree Tops Apartments                          12/1/99      11/1/09                L (9.5), O (0.5)                     Yes
182    Existing Industral Building                   12/1/98      11/1/03                L (2.42), YM 1% (2.25), O (0.33)      No
183    14255 North 79th Street                       10/1/99       9/1/09                L (9.67), O (0.33)                   Yes
184    Beverly Boulevard Retail                      11/1/99      10/1/14                L (14.5), O (0.5)                    Yes
185    Littlefield Apartments                        12/1/99      11/1/09                L (9.5), O (0.5)                     Yes
186    The Woods of Old West Lawrence                12/1/99      11/1/09                L (9.5), O (0.5)                     Yes
187    Villa Fortuna Apartments                      10/1/99       9/1/09                L (9.67), O (0.33)                   Yes
188    Clinton Heights Apartments                    12/1/99      11/1/09                L (9.5), O (0.5)                     Yes
189    Green Acres Mobile Estates                    12/1/99      11/1/09                L (9.5), O (0.5)                     Yes

                      Characteristics of the Mortgage Loans


                                                          Original     Cut-off Date    Percentage of
                                                          Principal      Principal        Mortgage
#      Loan Name                                          Balance       Balance (3)     Pool Balance
-      ---------                                          -------       -----------     ------------
190    University of Phoenix Building UPX III               900,000         895,112         0.1%
191    The Cedars Apartments                                900,000         884,463         0.1%
192    Parkview Apartments                                  880,000         865,284         0.1%
193    Highland Arms Apartments                             850,000         848,591         0.1%
194    Central CA Health Services                           850,000         846,014         0.1%
195    Panorama Place                                       830,000         828,374         0.1%
196    Lone Oak Apartments                                  825,000         809,970         0.1%
197    Rio Mesa Self Storage                                800,000         793,354         0.1%
198    Yorktown Apartments                                  780,000         779,528         0.1%
199    Crossings Center I                                   760,000         759,300         0.1%
200    The Willow Woods Apartments                          750,000         748,277         0.1%
201    409-415 Main Street                                  750,000         746,107         0.1%
202    A-1 Mini-Storage                                     725,000         724,296         0.1%
203    1740 Lynnwood Road                                   716,250         715,115         0.1%
204    Williamsburg Apartments                              670,000         668,933         0.1%
205    3-5 Dana Drive                                       663,000         661,993         0.1%
206    Lamar Place Apartments                               656,000         655,646         0.1%
207    218-14 and 218-22 Jamaica Avenue                     640,000         639,661         0.1%
208    Hines Plaza Apartments                               625,000         613,653         0.1%
209    A-1 Self & Boat Storage                              560,000         558,423         0.1%
210    Valley Mini Storage                                  543,750         542,290         0.1%

                                                   -----------------------------------------------------
Total/Weighted Average:                                $790,949,826    $787,856,278       100.0%
                                                   =====================================================

Maximum:                                               $ 45,000,000    $ 44,973,184         5.7%
Minimum:                                               $    400,000       $ 399,636         0.1%

                                          Origination      Remaining        Original      Remaining
                                          Amortization    Amortization      Term to        Term to       Mortgage
                                              Term            Term          Maturity       Maturity      Interest       Monthly
#      Loan Name                            (months)         (months)     (months) (4)   (months) (4)      Rate         Payment
-      ---------                            --------         --------     ------------   ------------      ----         -------
190    University of Phoenix Building UPX III  300             294            120             114          8.280%         7,114.10
191    The Cedars Apartments                   300             285            120             105          7.270%         6,516.86
192    Parkview Apartments                     300             286            120             106          7.010%         6,225.27
193    Highland Arms Apartments                360             357            120             117          8.340%         6,439.63
194    Central CA Health Services              300             294            120             114          9.000%         7,133.17
195    Panorama Place                          360             356            120             116          8.520%         6,393.75
196    Lone Oak Apartments                     300             285            120             105          6.960%         5,809.89
197    Rio Mesa Self Storage                   180             177            180             177          8.250%         7,761.12
198    Yorktown Apartments                     360             359            120             119          8.510%         6,003.05
199    Crossings Center I                      360             358            120             118          8.710%         5,957.22
200    The Willow Woods Apartments             360             356            120             116          7.940%         5,471.90
201    409-415 Main Street                     180             178            120             118          8.730%         7,487.01
202    A-1 Mini-Storage                        300             299            120             119          8.490%         5,833.01
203    1740 Lynnwood Road                      300             298            120             118          8.860%         5,942.23
204    Williamsburg Apartments                 360             357            120             117          8.500%         5,151.72
205    3-5 Dana Drive                          240             239            120             119          8.890%         5,918.36
206    Lamar Place Apartments                  360             359            84               83          9.060%         5,306.67
207    218-14 and 218-22 Jamaica Avenue        360             359            120             119          9.150%         5,218.81
208    Hines Plaza Apartments                  300             285            120             105          6.980%         4,409.40
209    A-1 Self & Boat Storage                 240             238            120             118          8.850%         4,984.57
210    Valley Mini Storage                     300             297            120             117          8.510%         4,382.09

                                          ----------------------------------------------------------------------------------------
Total/Weighted Average:                        345             340            121             116          7.993%    $5,884,155.11
                                          ========================================================================================

Maximum:                                       360             359            243             241          9.280%    $  348,565.63
Minimum:                                       180             177            60               38          6.320%    $    3,323.98


                                            First
                                           Payment      Maturity                 Prepayment Provision                Defeasance
#      Loan Name                             Date         Date       ARD (5)     as of Origination (6)               Option (7)
-      ---------                             ----         ----       -------     ---------------------               ----------
190    University of Phoenix
        Building UPX III                      7/1/99       6/1/09                L (9.67), O (0.33)                      Yes
191    The Cedars Apartments                 10/1/98       9/1/08                L (4.92), YM 1% (4.5), O (0.58)          No
192    Parkview Apartments                   11/1/98      10/1/23     10/1/08    L (4.92), YM 1% (4.5), O (0.58)          No
193    Highland Arms Apartments              10/1/99       9/1/09                L (9.5), O (0.5)                        Yes
194    Central CA Health Services             7/1/99       6/1/09                L (9.5), O (0.5)                        Yes
195    Panorama Place                         9/1/99       8/1/09                L (9.67), O (0.33)                      Yes
196    Lone Oak Apartments                   10/1/98       9/1/08                L (4.92), YM 1% (4.5), O (0.58)          No
197    Rio Mesa Self Storage                 10/1/99       9/1/14                L (14.67), O (0.33)                     Yes
198    Yorktown Apartments                   12/1/99      11/1/09                L (9.5), O (0.5)                        Yes
199    Crossings Center I                    11/1/99      10/1/09                L (9.5), O (0.5)                        Yes
200    The Willow Woods Apartments            9/1/99       8/1/09                L (9.67), O (0.33)                      Yes
201    409-415 Main Street                   11/1/99      10/1/09                L (9.5), O (0.5)                        Yes
202    A-1 Mini-Storage                      12/1/99      11/1/09                L (9.67), O (0.33)                      Yes
203    1740 Lynnwood Road                    11/1/99      10/1/09                L (9.5), O (0.5)                        Yes
204    Williamsburg Apartments               10/1/99       9/1/09                L (9.5), O (0.5)                        Yes
205    3-5 Dana Drive                        12/1/99      11/1/09                L (9.5), O (0.5)                        Yes
206    Lamar Place Apartments                12/1/99      11/1/06                L (6.5), O (0.5)                        Yes
207    218-14 and 218-22 Jamaica Avenue      12/1/99      11/1/09                L (9.5), O (0.5)                        Yes
208    Hines Plaza Apartments                10/1/98       9/1/08                L (4.92), YM 1% (4.5), O (0.58)          No
209    A-1 Self & Boat Storage               11/1/99      10/1/09                L (9.5), O (0.5)                        Yes
210    Valley Mini Storage                   10/1/99       9/1/09                L (9.67), O (0.33)                      Yes

                                        -------------------------
Total/Weighted Average:                       8/5/99       5/9/11
                                        =========================

Maximum:                                     12/1/99      11/1/29
Minimum:                                      2/1/98       2/1/03

(1A) The Mortgage Loans secured by Lakewood House Apartments, Vali Hi Shopping Center, Somers Plaza Shopping Center, Apple Valley Shopping Center and Lakewood Shopping Center are cross-collateralized and cross-defaulted, respectively.
(1B) The Mortgage Loans secured by Production Distribution Services Corp. and Promotions Distributor Services Corp. are cross-collateralized and cross-defaulted, respectively.
(1C) The Mortgage Loans secured by Dolphin Self Storage, Kangaroom Self Storage and Airport Self Storage are cross-collateralized and cross-defaulted, respectively.
(1D) The Mortgage Loans secured by Maplewood Apartments and Columbus Village Apartments are cross-collateralized and cross-defaulted, respectively.
(1E) The Mortgage Loans secured by Cayuga Lake Estates and Erin Estates are cross-collateralized and cross-defaulted, respectively.
(2) The Mortgage Loan secured by CVS Pharmacy - Atlanta, GA provides for the increase in monthly payment as follows: $16,799.06 in April 2004, $17,668.12 in April 2009 and $18,562.50 in April 2014.
(3)   Assumes a Cut-off Date of December 1, 1999.
(4) In the case of the Anticipated Repayment Date loans, the Anticipated Repayment Date is assumed to be the maturity date for the purposes of the indicated column.
(5)   Anticipated Repayment Date.
(6)   Prepayment Provision as of Origination:
            L (x) = Lockout or Defeasance for x years
            YM A% (x) = Greater of Yield Maintenance Premium and A% Prepayment for x years
            A% (x) = A% Prepayment for x years
            O (x) = Prepayable at par for x years
(7)   "Yes" means that defeasance is permitted notwithstanding the Lockout
      Period.

             Engineering Reserves and Recurring Replacement Reserves

                                                                      Contractual   Underwritable
                                                       Engineering     Recurring      Recurring
                                                        Reserve at    Replacement    Replacement
#      Loan Name                                       Origination      Reserve        Reserve
-      ---------                                       -----------      -------        -------
1      The Wilton Mall                                     $14,338        $98,340        $81,003
2      Frandor Mall                                        $62,037            N/A        $68,697
3      The Alliance Loan                                   $99,313        $89,750       $166,500
4      Stanford Square                                    $208,938            N/A        $14,163
5      The Ameriserve Loan                                     N/A            N/A        $34,460
6      Woodscape Apartments                                $30,415            N/A       $124,500
7      Westminster Apartments                              $76,499        $91,752       $116,750
8      Sycamore Square Office Center                        $7,606        $25,497        $25,497
9      Inner Tech Park                                         N/A        $23,182        $27,510
10     40 West 55th Street                                  $1,863         $9,315         $9,315
11     Mill Creek Mobile Home Park                             N/A        $48,000        $39,050
12     The Villas Apartments                               $67,625       $127,980       $127,980
13     Vista Plaza Shopping Center                             N/A            N/A        $10,926
14     Shadow Ridge Apartments                            $165,000            N/A        $88,000
15     Beverly Plaza Hotel                                     N/A          4.00%          5.00%
16     The Woodland Hills Village Apartments              $260,000        $65,000        $65,000
17     Lakewood House Apartments (1A)                          N/A        $34,668        $34,668
18     Vali Hi Shopping Center (1A)                            N/A        $10,776        $10,773
19     Somers Plaza Shopping Center (1A)                       N/A         $4,560         $4,560
20     Apple Valley Shopping Center (1A)                       N/A         $3,528         $3,518
21     Lakewood Shopping Center (1A)                           N/A         $2,400         $2,400
22     North Side Plaza                                        N/A        $15,528        $17,278
23     Orchard Square Shopping Center                          N/A            N/A        $13,868
24     Bway Corporation                                    $55,000            N/A       $124,695
25     Hacienda San Dieguito Corporate Center                  N/A        $13,431        $13,387
26     New Wave Entertainment Building                         N/A         $5,995         $7,993
27     Copperfield Apartments                              $47,080            N/A        $65,500
28     Bachman Oaks Apartments                              $5,250        $52,000        $52,000
29     The Grove Apartments                               $175,000        $58,000        $58,000
30     Selma Square Shopping Center                            N/A            N/A         $8,500
31     Holmdel Corporate Plaza/One Misco Plaza             $20,938        $18,024        $18,024
32     Commons on Sanger Apartments                        $65,000        $81,750        $81,750
33     The Marbrisa Apartments                            $550,000        $72,000        $72,000
34     Point of Pines Apartments                               N/A        $14,400        $18,000
35     Tammaron Village Apartments                        $105,000            N/A       $100,000
36     TownePlace Suites by Marriott - Brookfield          $20,000          4.00%          5.00%
37     Pittsfield Plaza                                        N/A        $19,140        $19,139
38     Hurstbourne Office Park                            $100,000        $21,021        $21,021
39     Trails East Apartments                             $275,000            N/A        $52,250
40     TownePlace Suites by Marriott - Eden Prairie            N/A          4.00%          5.00%
41     Brookside Plaza Shopping Center                      $4,313        $13,563        $13,563
42     The Sun City Shopping Center                            N/A        $16,704        $16,703
43     The Judson House                                        N/A       $102,560        $29,000
44     Long Lake Office Center                             $20,000        $13,609        $13,609
45     Copper Beech Townhomes II                               N/A        $25,800        $30,100
46     Town & Country Business Park                            N/A        $12,000        $12,743
47     Four Winds Apartments                                   N/A        $25,200        $42,000
48     Allora Way Apartments                               $14,875        $50,000        $50,000
49     Sycamore Park Apartments                                N/A        $30,500        $30,500
50     Promotions Distributor Services Corp. (1B)              N/A         $6,840         $6,840
51     Production Distribution Services Corp. (1B)             N/A         $9,209         $9,542
52     Alltel Office Building                                  N/A        $11,948        $11,948
53     Winn Medical Center                                     N/A        $13,426        $13,426
54     56-62 Canal Street                                      N/A            N/A         $6,748
55     16 Herbert Street                                   $66,500        $30,500        $30,470
56     Beau Rivage Apartments                                  N/A            N/A        $33,000
57     Tierra Corners Shopping Center                          N/A         $3,032         $3,032
58     Two Technology Way                                 $340,825        $11,456        $11,456
59     Crossroads Shopping Center                              N/A         $2,579         $2,579


                                                     Contractual                       Tax &
                                                      Recurring     Underwritable    Insurance
#    Loan Name                                         LC & TI         LC & TI        Escrows
-    ---------                                         -------         -------        -------
1    The Wilton Mall                                    $99,996        $241,233         Both
2    Frandor Mall                                           N/A        $259,070         Both
3    The Alliance Loan                                      N/A             N/A         Both
4    Stanford Square                                        N/A        $106,238         Both
5    The Ameriserve Loan                                    N/A         $55,138         Both
6    Woodscape Apartments                                   N/A             N/A         Both
7    Westminster Apartments                                 N/A             N/A         Both
8    Sycamore Square Office Center                     $150,000        $134,289         Both
9    Inner Tech Park                                        N/A        $181,755         Both
10   40 West 55th Street                                    N/A             N/A         Both
11   Mill Creek Mobile Home Park                            N/A             N/A         Both
12   The Villas Apartments                                  N/A             N/A         Both
13   Vista Plaza Shopping Center                            N/A         $54,628         Both
14   Shadow Ridge Apartments                                N/A             N/A         Both
15   Beverly Plaza Hotel                                    N/A             N/A         Both
16   The Woodland Hills Village Apartments                  N/A             N/A         Both
17   Lakewood House Apartments (1A)                      $6,000         $12,691         Both
18   Vali Hi Shopping Center (1A)                       $24,000         $30,362         Both
19   Somers Plaza Shopping Center (1A)                  $20,004         $30,587         Both
20   Apple Valley Shopping Center (1A)                  $12,000         $18,351         Both
21   Lakewood Shopping Center (1A)                      $12,708         $13,775         Both
22   North Side Plaza                                   $35,232         $69,107         Both
23   Orchard Square Shopping Center                     $15,000         $39,522         Both
24   Bway Corporation                                       N/A             N/A         None
25   Hacienda San Dieguito Corporate Center                 N/A        $115,461         Both
26   New Wave Entertainment Building                    $10,000         $56,460         Both
27   Copperfield Apartments                                 N/A             N/A         Both
28   Bachman Oaks Apartments                                N/A             N/A         Both
29   The Grove Apartments                                   N/A             N/A         Both
30   Selma Square Shopping Center                           N/A         $21,110         Both
31   Holmdel Corporate Plaza/One Misco Plaza           $100,000        $119,776         Both
32   Commons on Sanger Apartments                           N/A             N/A         Both
33   The Marbrisa Apartments                                N/A             N/A         Both
34   Point of Pines Apartments                              N/A             N/A         Both
35   Tammaron Village Apartments                            N/A             N/A         Both
36   TownePlace Suites by Marriott - Brookfield             N/A             N/A         Both
37   Pittsfield Plaza                                   $24,000         $39,849         Both
38   Hurstbourne Office Park                            $50,000        $105,358          Tax
39   Trails East Apartments                                 N/A             N/A         Both
40   TownePlace Suites by Marriott - Eden Prairie           N/A             N/A         Both
41   Brookside Plaza Shopping Center                    $18,000         $25,099          Tax
42   The Sun City Shopping Center                       $64,404         $93,732         Both
43   The Judson House                                       N/A             N/A         Both
44   Long Lake Office Center                            $60,000         $88,477         Both
45   Copper Beech Townhomes II                              N/A             N/A         Both
46   Town & Country Business Park                       $24,000         $55,385         Both
47   Four Winds Apartments                                  N/A             N/A         Both
48   Allora Way Apartments                                  N/A             N/A         Both
49   Sycamore Park Apartments                               N/A             N/A         Both
50   Promotions Distributor Services Corp. (1B)             N/A         $16,991         Both
51   Production Distribution Services Corp. (1B)            N/A         $11,079         Both
52   Alltel Office Building                                 N/A         $73,229         Both
53   Winn Medical Center                                $36,000         $83,046         Both
54   56-62 Canal Street                                     N/A         $45,731         Both
55   16 Herbert Street                                  $99,996         $91,114         Both
56   Beau Rivage Apartments                                 N/A             N/A         Both
57   Tierra Corners Shopping Center                     $35,000         $16,577         Both
58   Two Technology Way                                 $25,800         $42,009         Both
59   Crossroads Shopping Center                         $12,000         $24,963          Tax

             Engineering Reserves and Recurring Replacement Reserves

                                                                      Contractual   Underwritable
                                                       Engineering     Recurring      Recurring
                                                        Reserve at    Replacement    Replacement
#      Loan Name                                       Origination      Reserve        Reserve
-      ---------                                       -----------      -------        -------
60     County Mall                                          $4,540            N/A         $8,048
61     The Radisson Graystone Castle Hotel                $171,250          4.00%          4.00%
62     Palms East Apartments                                   N/A        $54,000        $54,000
63     North Creek Condominiums                            $24,125        $39,500        $39,500
64     Fallbrook Office Park                                   N/A            N/A        $10,933
65     Miami One Office Building                               N/A        $11,449         $8,587
66     Huntington Place Apartments                             N/A            N/A        $72,000
67     Comfort Inn-South Burlington-VT                         N/A          4.00%          5.00%
68     City Centre Building                                    N/A         $5,500         $7,212
69     Country Village Apartments                         $150,000        $38,000        $38,000
70     185 Commerce Drive                                  $24,438         $8,350         $7,515
71     The South Point Apartments                              N/A        $32,000        $32,000
72     Copper Beech Townhomes I                                N/A        $12,957        $17,700
73     Southbridge Office Buildings                            N/A            N/A         $5,280
74     Pro-Met, Inc.                                           N/A         $9,000         $9,200
75     Super Food Town Plaza                                $4,375         $8,830        $13,699
76     The Hamptons at Central Apartments                      N/A        $34,000        $34,000
77     Southwest Plaza                                         N/A         $5,065         $5,305
78     The Basin Street Complex                             $2,500        $13,539        $13,538
79     Waterford Plaza                                         N/A         $3,080         $3,080
80     Cerritos State Road Industrial Park                  $7,500            N/A        $11,792
81     Chambers Center Shopping Center                         N/A        $12,026        $14,338
82     Hackettstown Commerce Park Building I                   N/A         $7,350         $7,350
83     Nationsbank Service Center                              N/A         $8,000         $8,000
84     Freeport Self Storage                               $99,063         $7,198         $7,198
85     The Virginia Highland Loan                              N/A            N/A         $5,020
86     Dolphin Self Storage (1C)                               N/A         $6,960         $5,222
87     Kangaroom Mini-Storage (1C)                             N/A         $7,050         $5,288
88     Airport Self Storage (1C)                               N/A         $4,376         $3,245
89     Stonehurst Court Apartments                        $300,000        $36,000        $36,000
90     The River Meadows Mobile Home Park                      N/A         $9,750         $9,750
91     Maplewood Apartments (1D)                               N/A            N/A         $8,250
92     Columbus Village Apartments (1D)                        N/A            N/A        $16,500
93     Dominion Center                                     $12,500            N/A         $9,232
94     The Argyle Apartments                                   N/A        $12,735        $12,735
95     Guthrie Medical Center                                  N/A         $7,000         $7,000
96     The Hope Group Corporate Headquarters                   N/A         $6,132         $6,128
97     SavMax Foods                                            N/A            N/A         $7,358
98     Sweetbriar Apartments                               $69,120        $45,000        $45,000
99     Dobbin Square                                           N/A         $5,102         $5,102
100    Bayside Village Apartments                           $4,125        $12,960        $12,960
101    Wickshire On Lane Apartments                            N/A        $27,675        $30,750
102    Dalton Place & Normandy Woods                           N/A        $46,200        $46,500
103    Sun City Plaza                                          N/A         $2,130         $2,130
104    Village Green Apartments                                N/A        $31,250        $31,250
105    Lot 1 of Silver Creek Business Park                     N/A         $2,976         $3,267
106    The Continental House Apartments                   $161,780        $42,492        $42,500
107    West End Shopping Center                                N/A        $10,964         $8,223
108    Wyle Laboratories                                       N/A            N/A        $11,825
109    Thunderbird Professional Center                         N/A         $5,160         $5,160
110    Petsmart at the Crossroads Center                       N/A         $2,612         $2,612
111    Meadow Estates Apartments                          $140,000        $47,000        $47,000
112    Comfort Inn-Weeki Wachee-FL                         $30,000          4.00%          5.00%
113    Springfield Place Office Building                   $25,000        $15,200        $15,200
114    Okatibbee Ridge Apartments                              N/A        $26,000        $26,000
115    The Center Place Apartments                             N/A            N/A        $25,000
116    Thompson Executive Center                               N/A         $7,661         $7,661
117    CVS Pharmacy - Atlanta, GA                              N/A         $3,443         $1,223
118    Staples at Tri-County Plaza                             N/A         $3,607         $3,607


                                                Contractual                       Tax &
                                                 Recurring     Underwritable    Insurance
#    Loan Name                                    LC & TI         LC & TI        Escrows
-    ---------                                    -------         -------        -------
60   County Mall                                   $40,800         $35,617         Both
61   The Radisson Graystone Castle Hotel               N/A             N/A         Both
62   Palms East Apartments                             N/A             N/A         Both
63   North Creek Condominiums                          N/A             N/A         Both
64   Fallbrook Office Park                         $52,723         $62,863         Both
65   Miami One Office Building                         N/A         $54,545         Both
66   Huntington Place Apartments                       N/A             N/A         Both
67   Comfort Inn-South Burlington-VT                   N/A             N/A         Both
68   City Centre Building                          $15,000         $42,076         Both
69   Country Village Apartments                        N/A             N/A         Both
70   185 Commerce Drive                            $45,000         $41,557         Both
71   The South Point Apartments                        N/A             N/A         Both
72   Copper Beech Townhomes I                          N/A             N/A         Both
73   Southbridge Office Buildings                      N/A         $39,597         Both
74   Pro-Met, Inc.                                 $15,000         $19,389         None
75   Super Food Town Plaza                         $15,000         $35,182          Tax
76   The Hamptons at Central Apartments                N/A             N/A         Both
77   Southwest Plaza                                   N/A         $31,691         Both
78   The Basin Street Complex                          N/A         $73,526         Both
79   Waterford Plaza                               $15,000         $17,500         Both
80   Cerritos State Road Industrial Park               N/A         $42,241         Both
81   Chambers Center Shopping Center               $50,004         $66,619         Both
82   Hackettstown Commerce Park Building I             N/A         $31,037         Both
83   Nationsbank Service Center                    $32,000         $33,440         Both
84   Freeport Self Storage                         $11,303         $10,939         Both
85   The Virginia Highland Loan                    $24,924         $32,811         Both
86   Dolphin Self Storage (1C)                         N/A             N/A         Both
87   Kangaroom Mini-Storage (1C)                       N/A             N/A         Both
88   Airport Self Storage (1C)                         N/A             N/A         Both
89   Stonehurst Court Apartments                       N/A             N/A         Both
90   The River Meadows Mobile Home Park                N/A             N/A         Both
91   Maplewood Apartments (1D)                         N/A             N/A          Tax
92   Columbus Village Apartments (1D)                  N/A             N/A          Tax
93   Dominion Center                               $47,568         $27,907         Both
94   The Argyle Apartments                             N/A          $3,568         Both
95   Guthrie Medical Center                            N/A         $26,284         Both
96   The Hope Group Corporate Headquarters             N/A         $12,182         Both
97   SavMax Foods                                      N/A         $24,592         Both
98   Sweetbriar Apartments                             N/A             N/A         Both
99   Dobbin Square                                     N/A         $24,979         Both
100  Bayside Village Apartments                        N/A             N/A         Both
101  Wickshire On Lane Apartments                      N/A             N/A         Both
102  Dalton Place & Normandy Woods                     N/A             N/A         Both
103  Sun City Plaza                                    N/A         $11,836         Both
104  Village Green Apartments                          N/A             N/A         Both
105  Lot 1 of Silver Creek Business Park           $12,000         $18,022         Both
106  The Continental House Apartments                  N/A             N/A         Both
107  West End Shopping Center                      $25,000         $27,410         Both
108  Wyle Laboratories                                 N/A         $21,499         Both
109  Thunderbird Professional Center               $18,000         $39,827         Both
110  Petsmart at the Crossroads Center                 N/A         $12,681         Both
111  Meadow Estates Apartments                         N/A             N/A         Both
112  Comfort Inn-Weeki Wachee-FL                       N/A             N/A         Both
113  Springfield Place Office Building                 N/A         $52,648         Both
114  Okatibbee Ridge Apartments                        N/A             N/A         Both
115  The Center Place Apartments                       N/A             N/A         Both
116  Thompson Executive Center                     $12,000         $39,302         Both
117  CVS Pharmacy - Atlanta, GA                        N/A             N/A         None
118  Staples at Tri-County Plaza                       N/A             N/A         Both

             Engineering Reserves and Recurring Replacement Reserves

                                                                      Contractual   Underwritable
                                                       Engineering     Recurring      Recurring
                                                        Reserve at    Replacement    Replacement
#      Loan Name                                       Origination      Reserve        Reserve
-      ---------                                       -----------      -------        -------
119    Valley-Grove Apartments                                 N/A        $23,750        $23,750
120    Palm Ridge Shopping Center                         $175,000         $4,200         $4,140
121    Simtec Building                                         N/A         $7,036         $7,980
122    Eckerd's Drug Store-Salina-NY                           N/A            N/A         $1,636
123    Hawthorn Duplexes                                       N/A            N/A        $11,400
124    Village Square Apartments                           $49,781        $18,000        $18,000
125    Pine Terrace Apartments                                 N/A        $30,772        $30,772
126    Pentagon Garden Apartments                              N/A            N/A        $30,000
127    Menlo Townhomes                                         N/A         $7,500         $7,500
128    Heritage House II Apartments                        $33,000            N/A        $27,750
129    General Power Warehouse                                 N/A         $7,200         $7,200
130    Century Hills Shopping Center                           N/A            N/A         $8,125
131    Cayuga Lake Estates (1E)                                N/A            N/A         $7,450
132    Erin Estates (1E)                                       N/A            N/A         $3,350
133    River Park Village                                      N/A         $2,498         $2,498
134    Eckerd's Drug Store-Clay-NY                             N/A         $1,636         $1,636
135    Granada Apartments                                   $8,750        $14,331        $14,331
136    Hampton Garden Apartments                               N/A        $17,320        $18,000
137    Berkley Flats                                           N/A        $30,000        $30,000
138    King's Court Apartments                                 N/A        $45,768        $45,750
139    Legacy Business Park Medical Office Bldg.               N/A         $2,760         $2,760
140    Bel Air Square                                          N/A         $8,550         $8,550
141    The Roussos Office Building                             N/A         $2,398         $2,398
142    The Brookwood Apartments                                N/A        $24,000        $24,000
143    CVS Drugstore                                           N/A         $2,025         $2,025
144    Castlegate II                                          $500            N/A         $6,780
145    Eagle - Vail Commercial Service Center                  N/A         $2,153         $2,156
146    Martins Crossing Apartments                             N/A        $16,000        $16,000
147    Smithville Self Storage                                 N/A         $7,500         $7,500
148    The Oak Grove Apartments                                N/A        $15,500        $15,500
149    Ashford Hill Apartments                                 N/A        $13,000        $13,000
150    Half Moon Bay Office Building                           N/A            N/A         $1,673
151    University Park Retail Center                           N/A         $3,384         $5,181
152    2650 Franklin Apartments                                N/A         $6,750         $6,750
153    Salomon Smith Barney                                    N/A         $3,073         $2,383
154    Meadow Glen Townhomes                                   N/A         $9,000         $9,000
155    3100 Building                                       $24,921         $8,513         $8,513
156    Brookhollow Apartments                                  N/A            N/A        $36,300
157    Tropical Isle                                           N/A        $10,080        $10,080
158    1001 Pacific Buidling                                   N/A         $6,889         $6,889
159    Action Wear USA/ Peerless Maintenance                   N/A         $3,652         $3,652
160    Rockville Plaza                                         N/A         $9,600         $8,869
161    Existing Shopping Center                                N/A            N/A         $8,258
162    Silverthorn Court                                       N/A         $1,505         $1,505
163    Campus View Apartments                                  N/A        $15,000        $15,300
164    State Street Industrial Park                            N/A         $5,328         $5,112
165    DeWolfe Plaza                                           N/A         $8,412         $8,412
166    Midland Self Storage                                    N/A         $8,574         $8,970
167    Lake Pointe Condominiums                            $82,684         $7,000         $7,000
168    Sandalfoot Pointe Apartments                            N/A         $9,000         $9,000
169    Canterberry Apartments                              $48,750        $19,000        $19,000
170    Lakeshore Villa Apartments                           $2,125        $20,250        $20,250
171    College Station Apartments                          $40,000        $16,008        $16,000
172    CoMax Realty Building                               $55,250            N/A        $11,835
173    Guardian Self Storage                               $26,969         $6,657         $6,657
174    Villas Of Loiret                                        N/A         $3,000         $3,000
175    West Marine Center                                      N/A            N/A         $1,104
176    33 St. Mark's Place                                 $11,063         $2,978         $2,978
177    The Space Place                                         N/A         $6,515         $6,515


                                                   Contractual                       Tax &
                                                    Recurring     Underwritable    Insurance
#     Loan Name                                      LC & TI         LC & TI        Escrows
-     ---------                                      -------         -------        -------
119   Valley-Grove Apartments                             N/A             N/A         Both
120   Palm Ridge Shopping Center                      $20,400         $23,369         Both
121   Simtec Building                                 $24,000         $20,757         Both
122   Eckerd's Drug Store-Salina-NY                       N/A             N/A         None
123   Hawthorn Duplexes                                   N/A             N/A         Both
124   Village Square Apartments                           N/A             N/A         Both
125   Pine Terrace Apartments                             N/A             N/A         Both
126   Pentagon Garden Apartments                          N/A             N/A         Both
127   Menlo Townhomes                                     N/A             N/A         Both
128   Heritage House II Apartments                        N/A             N/A         Both
129   General Power Warehouse                             N/A         $21,446         Both
130   Century Hills Shopping Center                   $12,000         $43,679         Both
131   Cayuga Lake Estates (1E)                            N/A             N/A         Both
132   Erin Estates (1E)                                   N/A             N/A         Both
133   River Park Village                                  N/A         $16,603         Both
134   Eckerd's Drug Store-Clay-NY                         N/A             N/A         None
135   Granada Apartments                                  N/A             N/A         Both
136   Hampton Garden Apartments                           N/A             N/A          Tax
137   Berkley Flats                                       N/A             N/A         Both
138   King's Court Apartments                             N/A             N/A         Both
139   Legacy Business Park Medical Office Bldg.       $12,000         $22,295         Both
140   Bel Air Square                                  $20,000         $61,115         Both
141   The Roussos Office Building                     $12,000         $18,316         Both
142   The Brookwood Apartments                            N/A             N/A         Both
143   CVS Drugstore                                       N/A             N/A         None
144   Castlegate II                                       N/A         $22,307         Both
145   Eagle - Vail Commercial Service Center          $10,000         $13,886         Both
146   Martins Crossing Apartments                         N/A             N/A         Both
147   Smithville Self Storage                             N/A             N/A         Both
148   The Oak Grove Apartments                            N/A             N/A         Both
149   Ashford Hill Apartments                             N/A             N/A         Both
150   Half Moon Bay Office Building                    $9,000         $12,444         Both
151   University Park Retail Center                    $9,996         $19,352         Both
152   2650 Franklin Apartments                            N/A             N/A         Both
153   Salomon Smith Barney                                N/A          $1,215       Insurance
154   Meadow Glen Townhomes                               N/A             N/A         Both
155   3100 Building                                   $24,600         $35,945         Both
156   Brookhollow Apartments                              N/A             N/A         Both
157   Tropical Isle                                       N/A             N/A         Both
158   1001 Pacific Buidling                           $25,000         $47,851         Both
159   Action Wear USA/ Peerless Maintenance           $30,000         $16,428         Both
160   Rockville Plaza                                 $20,000         $23,964         Both
161   Existing Shopping Center                            N/A         $24,787         Both
162   Silverthorn Court                               $11,430         $11,634         Both
163   Campus View Apartments                              N/A             N/A         Both
164   State Street Industrial Park                        N/A         $17,346         Both
165   DeWolfe Plaza                                   $12,000         $18,050         Both
166   Midland Self Storage                                N/A             N/A         Both
167   Lake Pointe Condominiums                            N/A             N/A         Both
168   Sandalfoot Pointe Apartments                        N/A             N/A         Both
169   Canterberry Apartments                              N/A             N/A         Both
170   Lakeshore Villa Apartments                          N/A             N/A         Both
171   College Station Apartments                          N/A             N/A         Both
172   CoMax Realty Building                               N/A         $23,740         Both
173   Guardian Self Storage                               N/A             N/A         Both
174   Villas Of Loiret                                    N/A             N/A         Both
175   West Marine Center                                  N/A         $10,993         Both
176   33 St. Mark's Place                              $8,263          $8,240         Both
177   The Space Place                                     N/A             N/A         Both

             Engineering Reserves and Recurring Replacement Reserves

                                                                      Contractual   Underwritable
                                                       Engineering     Recurring      Recurring
                                                        Reserve at    Replacement    Replacement
#      Loan Name                                       Origination      Reserve        Reserve
-      ---------                                       -----------      -------        -------
178    University of Phoenix Building UPX II                   N/A         $2,640         $2,640
179    The Chevelle Apartments                                 N/A        $16,020        $16,000
180    Foxborough Office Park                                  N/A            N/A         $1,997
181    Tree Tops Apartments                                $75,000         $8,000         $8,000
182    Existing Industral Building                             N/A         $2,496         $2,482
183    14255 North 79th Street                                 N/A         $1,676         $4,357
184    Beverly Boulevard Retail                                N/A         $2,065         $2,065
185    Littlefield Apartments                                  N/A         $4,800         $4,800
186    The Woods of Old West Lawrence                          N/A        $10,000        $10,000
187    Villa Fortuna Apartments                                N/A         $8,000         $8,000
188    Clinton Heights Apartments                             $313        $17,000        $17,000
189    Green Acres Mobile Estates                              N/A         $5,600         $5,600
190    University of Phoenix Building UPX III                  N/A         $2,163         $2,163
191    The Cedars Apartments                                   N/A            N/A        $28,800
192    Parkview Apartments                                 $28,000        $12,720        $12,720
193    Highland Arms Apartments                             $4,688         $7,750         $7,750
194    Central CA Health Services                              N/A            N/A         $1,880
195    Panorama Place                                          N/A         $2,125         $2,125
196    Lone Oak Apartments                                     N/A        $15,000        $15,000
197    Rio Mesa Self Storage                                   N/A            N/A         $7,584
198    Yorktown Apartments                                     N/A            N/A         $4,858
199    Crossings Center I                                     $188         $6,042         $7,251
200    The Willow Woods Apartments                             N/A         $8,000         $8,960
201    409-415 Main Street                                     N/A         $5,400         $5,400
202    A-1 Mini-Storage                                        N/A         $2,589         $2,589
203    1740 Lynnwood Road                                   $2,000            N/A         $2,843
204    Williamsburg Apartments                              $4,813         $8,500         $8,500
205    3-5 Dana Drive                                      $16,975         $6,000         $6,000
206    Lamar Place Apartments                              $12,000         $7,500         $7,500
207    218-14 and 218-22 Jamaica Avenue                    $16,250         $2,347         $2,372
208    Hines Plaza Apartments                                  N/A        $10,000        $10,000
209    A-1 Self & Boat Storage                             $10,000         $9,441         $9,441
210    Valley Mini Storage                                     N/A         $4,554         $4,554


                                                   Contractual                       Tax &
                                                    Recurring     Underwritable    Insurance
#      Loan Name                                     LC & TI         LC & TI        Escrows
-      ---------                                     -------         -------        -------
178    University of Phoenix Building UPX II          $12,000         $12,623         Both
179    The Chevelle Apartments                            N/A             N/A         Both
180    Foxborough Office Park                         $10,000         $13,514         Both
181    Tree Tops Apartments                               N/A             N/A         Both
182    Existing Industral Building                    $18,000          $9,711         None
183    14255 North 79th Street                         $5,000          $9,813         Both
184    Beverly Boulevard Retail                           N/A         $13,764         Both
185    Littlefield Apartments                             N/A             N/A         Both
186    The Woods of Old West Lawrence                     N/A             N/A         Both
187    Villa Fortuna Apartments                           N/A             N/A         Both
188    Clinton Heights Apartments                         N/A             N/A         Both
189    Green Acres Mobile Estates                         N/A             N/A         Both
190    University of Phoenix Building UPX III         $12,000         $10,342         Both
191    The Cedars Apartments                              N/A             N/A         Both
192    Parkview Apartments                                N/A             N/A          Tax
193    Highland Arms Apartments                           N/A             N/A         Both
194    Central CA Health Services                         N/A          $9,400         Both
195    Panorama Place                                 $16,000         $14,782         Both
196    Lone Oak Apartments                                N/A             N/A         Both
197    Rio Mesa Self Storage                              N/A             N/A         Both
198    Yorktown Apartments                                N/A             N/A         Both
199    Crossings Center I                                 N/A         $15,106         Both
200    The Willow Woods Apartments                        N/A             N/A         Both
201    409-415 Main Street                                N/A         $12,000         Both
202    A-1 Mini-Storage                                   N/A             N/A         Both
203    1740 Lynnwood Road                             $21,000         $14,213         Both
204    Williamsburg Apartments                            N/A             N/A         Both
205    3-5 Dana Drive                                     N/A             N/A         Both
206    Lamar Place Apartments                             N/A             N/A         Both
207    218-14 and 218-22 Jamaica Avenue                   N/A          $8,692         Both
208    Hines Plaza Apartments                             N/A             N/A         Both
209    A-1 Self & Boat Storage                            N/A             N/A         Both
210    Valley Mini Storage                                N/A             N/A         Both

(1A) The Mortgage Loans secured by Lakewood House Apartments, Vali Hi Shopping Center, Somers Plaza Shopping Center, Apple Valley Shopping Center and Lakewood Shopping Center are cross-collateralized and cross-defaulted, respectively.
(1B) The Mortgage Loans secured by Production Distribution Services Corp. and Promotions Distributor Services Corp. are cross-collateralized and cross-defaulted, respectively.
(1C) The Mortgage Loans secured by Dolphin Self Storage, Kangaroom Self Storage and Airport Self Storage are cross-collateralized and cross-defaulted, respectively.
(1D) The Mortgage Loans secured by Maplewood Apartments and Columbus Village Apartments are cross-collateralized and cross-defaulted, respectively.
(1E) The Mortgage Loans secured by Cayuga Lake Estates and Erin Estates are cross-collateralized and cross-defaulted, respectively.

                 Major Tenants of the Commercial Properties (2)

                                                                                      Major Tenant # 1             Major Tenant # 1
#    Property Name                                Property Type  Sq. Ft.                    Name                       Sq. Ft.
-    -------------                                -------------  -------                    ----                       -------
1    The Wilton Mall                              Retail         540,021                   Sears                        82,352
2    Frandor Mall                                 Retail         457,978                    N/A                            N/A
4    Stanford Square                              Office         70,816              PHB Hagler Bailey                  18,331
5a   Ameriserve - Shawnee, KS                     Industrial     244,272     Ameriserve Food Distribution, Inc.        244,272
5b   Ameriserve - Manassas, VA                    Industrial     100,337     Ameriserve Food Distribution, Inc.        100,337
8    Sycamore Square Office Center                Office         127,484             SITEL Corporation                  81,850
9    Inner Tech Park                              Mixed Use      154,550          Bay State Computer Group              33,873
13   Vista Plaza Shopping Center                  Retail         109,255          Bed, Bath & Beyond Inc.               34,900
18   Vali Hi Shopping Center (1A)                 Retail         39,900         The Crafters' Village, Inc.              5,600
19   Somers Plaza Shopping Center (1A)            Retail         30,400                  Tops Shoes                      8,800
20   Apple Valley Shopping Center (1A)            Retail         23,450               Chinese Pavilion                   5,700
21   Lakewood Shopping Center (1A)                Retail         12,000                 Jeri Nevins                      2,000
22   North Side Plaza                             Retail         115,187          Alexander's Shop N' Save              64,160
23   Orchard Square Shopping Center               Retail         92,450                 Farmer Jack                     48,750
24   Bway Corporation                             Industrial     479,598             Milton Can Company                479,598
25   Hacienda San Dieguito Corporate Center       Office         67,132            Landgrant Development                 8,587
26   New Wave Entertainment Building              Office         39,967            NW Entertainment, Inc.               39,967
30   Selma Square Shopping Center                 Retail         77,383                   Fleming                       49,950
31   Holmdel Corporate Plaza/One Misco Plaza      Office         120,160            Misco America, Inc.                 51,269
37   Pittsfield Plaza                             Retail         127,402            TJX Companies, Inc.                 35,000
38   Hurstbourne Office Park                      Office         105,116               The Kroger Co.                   23,799
41   Brookside Plaza Shopping Center              Retail         90,420            No Frills Supermarket                79,220
42   The Sun City Shopping Center                 Retail         83,513        Sun City Gift & Hardware Inc.             6,650
44   Long Lake Office Center                      Office         68,043               American Express                  30,803
46   Town & Country Business Park                 Office         79,645        System Technology Assoc. Inc.            59,892
50   Promotions Distributor Services Corp. (1B)   Industrial     68,403    Promotions Distributor Services Corp.        68,403
51   Production Distribution Services Corp. (1B)  Industrial     43,850    Promotions Distributor Services Corp.        43,850
52   Alltel Office Building                       Office         59,997                    Alltel                       20,920
53   Winn Medical Center                          Office         61,028           Bio-Medical Application               13,433
54   56-62 Canal Street                           Mixed Use      44,985               Advantage School                  21,360
55   16 Herbert Street                            Industrial     304,696              General Business                 141,529
57   Tierra Corners Shopping Center               Retail         38,966         Pep Boys (Manny, Moe, Jack)             18,560
58   Two Technology Way                           Industrial     76,376          Advanced Instruments, Inc.             46,701
59   Crossroads Shopping Center                   Retail         25,788                Kinko's, Inc.                     5,000
60   County Mall                                  Retail         44,247                 TSI Norwalk                     17,587
64   Fallbrook Office Park                        Office         52,723           Fallbrook Mortgage Corp.               9,871
65   Miami One Office Building                    Office         57,244              Tradco, LTD., Inc.                 10,271
68   City Centre Building                         Office         36,061   Colorado Information Technologies, Inc.        5,450
70   185 Commerce Drive                           Office         41,744                Decision Data                    11,754
73   Southbridge Office Buildings                 Office         26,398      St. Helena Club Spa Associates, LP          7,495
74   Pro-Met, Inc.                                Industrial     92,052                    Promet                       92,000
75   Super Food Town Plaza                        Retail         91,325            Seaway Food Town, Inc.               61,600
77   Southwest Plaza                              Retail         35,368               Hollywood Video                    7,910
78   The Basin Street Complex                     Mixed Use      90,258        Lycoming-Clinton Joinder Board           38,042
79   Waterford Plaza                              Retail         20,531         Petco Animal Supplies, Inc.             13,498
80   Cerritos State Road Industrial Park          Industrial     78,614                     N/A                            N/A
81   Chambers Center Shopping Center              Office         81,308              It's All 99 Cents                  10,246
82   Hackettstown Commerce Park Building I        Industrial     65,671                 Andrex, Inc.                    18,200
83   Nationsbank Service Center                   Office         39,978                 Nationsbank                     39,978
84   Freeport Self Storage                        Mixed Use      48,313                Dentaco Corp.                    12,900
85a  842 North Highland Avenue                    Retail         15,411        Virginia Highland Primary Care            7,390
85b  1052-1062 St. Charles Avenue                 Retail          8,556             Ten Thousand Village                 2,016
85c  784-792 North Highland Avenue                Retail          5,688           Chameleon Trading, Inc.                3,559
85c  776-778 North Highland Avenue                Retail          3,812              Van Michael Salon                   2,340
93   Dominion Center                              Retail         27,977           American Transportation                9,000
95   Guthrie Medical Center                       Office         35,000     Guthrie Clinic Ltd - Family Practice        17,500
96   The Hope Group Corporate Headquarters        Industrial     61,280          The Hope Group Corporation             61,280
97   SavMax Foods                                 Retail         49,050              SavMax Foods, Inc.                 49,050
99   Dobbin Square                                Retail         24,295            Rocky Run Tap & Grill                 8,703
103  Sun City Plaza                               Retail         14,200              Tarbell Financial                   3,664
105  Lot 1 of Silver Creek Business Park          Industrial     29,704           Black Diamond Gymnastics               5,148
107  West End Shopping Center                     Retail         54,822                  Food Lion                      30,302
108  Wyle Laboratories                            Industrial     59,125           Wyle Laboratories, Inc.               59,000
109  Thunderbird Professional Center              Office         25,801            Arizona Medical Clinic               16,751
110  Petsmart at the Crossroads Center            Retail         26,120                   PetsMart                      26,120
113  Springfield Place Office Building            Office         40,663           Chesapeake Center, Inc.                8,949
116  Thompson Executive Center                    Office         38,305       Bennett, Johnson & Savel, M.D.s            4,544
117  CVS Pharmacy - Atlanta, GA                   CTL            10,125              Big B Drugs, Inc.                  10,125
118  Staples at Tri-County Plaza                  Retail         24,049                 Staples #533                    24,049
120  Palm Ridge Shopping Center                   Retail         27,600  San Diego County Superintendent of Schools      5,400
121  Simtec Building                              Office         39,091                 Simtec, Inc.                    32,877
122  Eckerd's Drug Store-Salina-NY                Retail         11,317                 Eckerds Drug                    11,317
129  General Power Warehouse                      Industrial     72,000     General Powerhouse Equipment Company        36,000
130  Century Hills Shopping Center                Retail         54,165                  Gold's Gym                     22,400
133  River Park Village                           Retail         16,650              Blockbuster Video                   5,980
134  Eckerd's Drug Store-Clay-NY                  Retail         11,347                   Eckerds                       11,347
139  Legacy Business Park Medical Office Bldg.    Office         13,800             Robert A. Gatlin, MD                 2,850
140  Bel Air Square                               Office         38,016                 C.E.M. Inc.                      2,304
141  The Roussos Office Building                  Office         11,991               Interior Motives                   6,311
143  CVS Drugstore                                Retail         10,125              Hook-SupeRX, Inc.                  10,125
144  Castlegate II                                Industrial     45,200               Offset Printing                    7,500

                                                 Major Tenant # 1     Major Tenant # 2        Major Tenant #2     Major Tenant #2
#    Property Name                            Lease Expiration Date          Name                 Sq. Ft.      Lease Expiration Date
-    -------------                            ---------------------          ----                 -------      ---------------------
1    The Wilton Mall                                  7/17/05               Bon Ton                71,222              1/1/04
2    Frandor Mall                                         N/A                 N/A                     N/A                 N/A
4    Stanford Square                                   8/1/02        Bon Appetit Mgmt. Co.         17,825              7/1/09
5a   Ameriserve - Shawnee, KS                        11/30/20                 N/A                     N/A                 N/A
5b   Ameriserve - Manassas, VA                       11/30/20                 N/A                     N/A                 N/A
8    Sycamore Square Office Center                    11/1/07         Telecorp Realty LLC          45,634             12/1/08
9    Inner Tech Park                                  3/31/01          Virtual Ink Corp.           20,402             8/30/04
13   Vista Plaza Shopping Center                       6/1/13       Circuit City Stores Inc.       28,190              1/1/19
18   Vali Hi Shopping Center (1A)                    12/31/00     Clean Threads of Little Rock      3,700             5/31/03
19   Somers Plaza Shopping Center (1A)                8/31/03          Sport Four, Inc.             4,770             2/28/02
20   Apple Valley Shopping Center (1A)               12/31/02        Social Security Admin.         4,800            12/31/02
21   Lakewood Shopping Center (1A)                    1/31/00         Lakewood Foods, Inc.          2,000             9/30/01
22   North Side Plaza                                12/31/10     M.G.A., Inc. (Attn: RE Dept)      7,200             2/28/01
23   Orchard Square Shopping Center                    1/1/19                 N/A                     N/A                 N/A
24   Bway Corporation                                  8/1/19                 N/A                     N/A                 N/A
25   Hacienda San Dieguito Corporate Center           4/30/01          Jason Associates             4,710             3/31/00
26   New Wave Entertainment Building                   9/6/09                 N/A                     N/A                 N/A
30   Selma Square Shopping Center                      4/1/14                 N/A                     N/A                 N/A
31   Holmdel Corporate Plaza/One Misco Plaza          2/28/02      Lucent Technologies, Inc.       20,599             8/31/01
37   Pittsfield Plaza                                11/30/07          Home Goods, Inc.            24,808             1/31/09
38   Hurstbourne Office Park                          3/31/04        Dept. Of Corrections          17,308             6/30/04
41   Brookside Plaza Shopping Center                   2/4/11                 N/A                     N/A                 N/A
42   The Sun City Shopping Center                     5/31/00      Boston Billie's Restaurant       6,019             9/30/02
44   Long Lake Office Center                          4/30/02         Control Corporation          11,887             3/31/01
46   Town & Country Business Park                     11/7/05       United States Of America        8,050             6/29/05
50   Promotions Distributor Services Corp. (1B)       5/31/14                 N/A                     N/A                 N/A
51   Production Distribution Services Corp. (1B)      5/31/14                 N/A                     N/A                 N/A
52   Alltel Office Building                          10/31/02                 RVP                  12,059            12/31/01
53   Winn Medical Center                             11/30/05      Eye Physicians & Surgeons       13,295             1/31/04
54   56-62 Canal Street                               1/31/08             AIDS Action               9,385             2/28/06
55   16 Herbert Street                                 4/1/05            Tile & Stone              47,115              9/1/01
57   Tierra Corners Shopping Center                  12/31/19          Krauses Furniture           10,600             3/31/09
58   Two Technology Way                               6/30/07        Analog Devices, Inc.          29,675             6/30/07
59   Crossroads Shopping Center                        2/7/09            Shoe Factory               2,960             2/25/04
60   County Mall                                       5/1/14                Big M                 10,000              1/1/04
64   Fallbrook Office Park                            11/1/03                 N/A                     N/A                 N/A
65   Miami One Office Building                        3/31/06         Systeam of Florida            6,417             4/30/03
68   City Centre Building                             6/30/04         Commonwealth Title            3,953             8/14/03
70   185 Commerce Drive                               6/14/03            Decision Data              9,579             6/14/03
73   Southbridge Office Buildings                      9/1/07         St. Helena Hospital           3,639              9/1/02
74   Pro-Met, Inc.                                    2/28/08                 N/A                     N/A                 N/A
75   Super Food Town Plaza                            5/31/06     Staples Superstore East, Inc     23,925             5/31/13
77   Southwest Plaza                                  5/31/06            Great Western              3,520             7/24/01
78   The Basin Street Complex                          6/1/01                 N/A                     N/A                 N/A
79   Waterford Plaza                                  1/31/10       Ritz Camera Center, Inc.        7,033             6/30/03
80   Cerritos State Road Industrial Park                  N/A                 N/A                     N/A                 N/A
81   Chambers Center Shopping Center                 11/30/03       Blockbuster Video #08081        8,000            12/31/01
82   Hackettstown Commerce Park Building I            3/31/02       Union Stove Works, Inc.        15,800             6/30/03
83   Nationsbank Service Center                       4/15/04                 N/A                     N/A                 N/A
84   Freeport Self Storage                            3/31/06                 N/A                     N/A                 N/A
85a  842 North Highland Avenue                         2/1/00         American Roadhouse            3,494              3/1/06
85b  1052-1062 St. Charles Avenue                      9/1/04       Bill and Laraine Devenie        1,904              7/1/01
85c  784-792 North Highland Avenue                     6/1/04        Bill Hallman Boutique          1,178             10/1/03
85c  776-778 North Highland Avenue                     7/1/02            Hallman Shoes              1,472              9/1/03
93   Dominion Center                                   7/1/03             Dance Etc.                5,377             12/1/02
95   Guthrie Medical Center                           9/30/10     Guthrie Clinic-Ophthamology      11,000              7/1/19
96   The Hope Group Corporate Headquarters            3/31/19                 N/A                     N/A                 N/A
97   SavMax Foods                                     8/14/12                 N/A                     N/A                 N/A
99   Dobbin Square                                   12/31/06        Mattress Discounters           3,000             1/31/04
103  Sun City Plaza                                    1/4/04             Donut Star                2,000            12/14/04
105  Lot 1 of Silver Creek Business Park              3/31/04    High Mountain Properties, Inc.     3,328             3/30/04
107  West End Shopping Center                         6/30/04             Publishers                8,640             6/30/04
108  Wyle Laboratories                               10/31/14                 N/A                     N/A                 N/A
109  Thunderbird Professional Center                  8/11/05        Arizona Medical Clinic         5,592             8/11/01
110  Petsmart at the Crossroads Center                5/31/14                 N/A                     N/A                 N/A
113  Springfield Place Office Building                7/14/06          Remtech Services             6,792            10/31/00
116  Thompson Executive Center                        4/30/05          William M. Golson            4,296             8/31/00
117  CVS Pharmacy - Atlanta, GA                     1/31/2020                 N/A                     N/A                 N/A
118  Staples at Tri-County Plaza                      4/30/14                 N/A                     N/A                 N/A
120  Palm Ridge Shopping Center                       4/30/04         Fawzi Zaiya Liquor            3,000            12/31/99
121  Simtec Building                                  2/29/04        Aeronautical Systems           3,358             2/29/04
122  Eckerd's Drug Store-Salina-NY                     1/6/19                 N/A                     N/A                 N/A
129  General Power Warehouse                          1/31/14            Gardner, Inc.             36,000             1/31/14
130  Century Hills Shopping Center                    3/31/07            Hardware Hank              8,000             4/30/08
133  River Park Village                               11/1/08                 N/A                     N/A                 N/A
134  Eckerd's Drug Store-Clay-NY                      8/19/18                 N/A                     N/A                 N/A
139  Legacy Business Park Medical Office Bldg.        4/30/04        Gerorge E. Bonn, LTD.          2,200            10/31/03
140  Bel Air Square                                   6/30/01           Harford County              1,728             6/30/00
141  The Roussos Office Building                     12/31/10        Epic Westpark Resorts          5,680             1/22/02
143  CVS Drugstore                                   10/11/18                 N/A                     N/A                 N/A
144  Castlegate II                                    6/30/00      Computers & Networks, Inc.       7,500             8/31/04

                                                             Major Tenant # 3              Major Tenant # 3       Major Tenant # 3
#     Property Name                                                Name                        Sq. Ft.         Lease Expiration Date
-     -------------                                                ----                        -------         ---------------------
1     The Wilton Mall                                               N/A                           N/A                     N/A
2     Frandor Mall                                                  N/A                           N/A                     N/A
4     Stanford Square                                               N/A                           N/A                     N/A
5a    Ameriserve - Shawnee, KS                                      N/A                           N/A                     N/A
5b    Ameriserve - Manassas, VA                                     N/A                           N/A                     N/A
8     Sycamore Square Office Center                                 N/A                           N/A                     N/A
9     Inner Tech Park                                      ChiRex Technology Ctr.              14,859                10/31/03
13    Vista Plaza Shopping Center                          Michaels Stores, Inc.               23,725                  2/1/09
18    Vali Hi Shopping Center (1A)                      Armstrong's Furniture Sales             3,700                 9/30/00
19    Somers Plaza Shopping Center (1A)                    John Brown University                4,200                10/31/00
20    Apple Valley Shopping Center (1A)                   Partners Jewelry & Loan               2,400                 3/31/01
21    Lakewood Shopping Center (1A)                         Dr. Richard Rankin                  2,000                12/31/00
22    North Side Plaza                                 Shorty's Mexican Roadhouse Inn           6,000                  9/1/01
23    Orchard Square Shopping Center                                N/A                           N/A                     N/A
24    Bway Corporation                                              N/A                           N/A                     N/A
25    Hacienda San Dieguito Corporate Center                      Dialpro                       4,513                12/31/00
26    New Wave Entertainment Building                               N/A                           N/A                     N/A
30    Selma Square Shopping Center                                  N/A                           N/A                     N/A
31    Holmdel Corporate Plaza/One Misco Plaza              Linden Trading Company              11,653                 3/31/03
37    Pittsfield Plaza                                           Pep Boys                      22,990                 8/31/18
38    Hurstbourne Office Park                                Board Of Nursing                  11,284                 6/30/02
41    Brookside Plaza Shopping Center                               N/A                           N/A                     N/A
42    The Sun City Shopping Center                     Sun City Medical-Dental Center           5,482                 5/31/04
44    Long Lake Office Center                                Health Dimensions                  6,101                 9/14/03
46    Town & Country Business Park                          AFBA Industrial Bank                6,303                 3/31/03
50    Promotions Distributor Services Corp. (1B)                    N/A                           N/A                     N/A
51    Production Distribution Services Corp. (1B)                   N/A                           N/A                     N/A
52    Alltel Office Building                                        TWC                         6,570                 1/31/02
53    Winn Medical Center                                   Central Home Health                10,794                 8/31/01
54    56-62 Canal Street                                      Landauer Assoc.                   7,120                 1/31/04
55    16 Herbert Street                                          Tru Mask                      38,627                     MTM
57    Tierra Corners Shopping Center                        Simmons Beautyrest                  2,500                 2/28/09
58    Two Technology Way                                            N/A                           N/A                     N/A
59    Crossroads Shopping Center                            Payless Shoes #3442                 2,934                 2/10/09
60    County Mall                                             Chinese Buffett                   4,440                  9/1/01
64    Fallbrook Office Park                                         N/A                           N/A                     N/A
65    Miami One Office Building                                     N/A                           N/A                     N/A
68    City Centre Building                                 Burger King Corporate                3,640                 3/31/04
70    185 Commerce Drive                                          Kinko's                       8,911                 6/30/03
73    Southbridge Office Buildings                  California Medical Foundation, Inc.         2,756                 12/1/02
74    Pro-Met, Inc.                                                 N/A                           N/A                     N/A
75    Super Food Town Plaza                                    Shastar, Inc.                    4,900                 4/30/04
77    Southwest Plaza                                        National Petcare                   3,200                 1/31/00
78    The Basin Street Complex                                      N/A                           N/A                     N/A
79    Waterford Plaza                                               N/A                           N/A                     N/A
80    Cerritos State Road Industrial Park                           N/A                           N/A                     N/A
81    Chambers Center Shopping Center                        Imagination Plus                   6,400                 1/31/00
82    Hackettstown Commerce Park Building I               Yamakazi Tableware, Inc.              7,800                 5/31/00
83    Nationsbank Service Center                                    N/A                           N/A                     N/A
84    Freeport Self Storage                                         N/A                           N/A                     N/A
85a   842 North Highland Avenue                        Harper's Bazar Trading Company           2,227                  9/1/01
85b   1052-1062 St. Charles Avenue                         Fox Glove & Ivy, LLC                 1,800                  4/1/09
85c   784-792 North Highland Avenue                            Khamit Kinks                       951                  6/1/00
85c   776-778 North Highland Avenue                                 N/A                           N/A                     N/A
93    Dominion Center                                     Southern Financial Bank               3,060                 12/1/03
95    Guthrie Medical Center                             Guthrie Clinic-Ambulatory              6,500                12/31/20
96    The Hope Group Corporate Headquarters                         N/A                           N/A                     N/A
97    SavMax Foods                                                  N/A                           N/A                     N/A
99    Dobbin Square                                         TechLab 2000, Inc.                  2,534                12/31/02
103   Sun City Plaza                                           The Gift Shop                    1,500                11/30/03
105   Lot 1 of Silver Creek Business Park                Resort Property Management             2,952                10/31/03
107   West End Shopping Center                               Kalamata Kitchen                   5,000                 12/2/03
108   Wyle Laboratories                                             N/A                           N/A                     N/A
109   Thunderbird Professional Center                      Oral & Mazillofacial                 1,921                 5/31/05
110   Petsmart at the Crossroads Center                             N/A                           N/A                     N/A
113   Springfield Place Office Building                  Newlink Global Engineering             5,093                12/31/00
116   Thompson Executive Center                         Kast Orthotics & Prosthetics            2,790                 1/31/01
117   CVS Pharmacy - Atlanta, GA                                    N/A                           N/A                     N/A
118   Staples at Tri-County Plaza                                   N/A                           N/A                     N/A
120   Palm Ridge Shopping Center                       Cabrillo Federal Credit Union            2,400                 9/30/03
121   Simtec Building                                  Galaxy Computer Services, Inc.           2,856                12/31/03
122   Eckerd's Drug Store-Salina-NY                                 N/A                           N/A                     N/A
129   General Power Warehouse                                       N/A                           N/A                     N/A
130   Century Hills Shopping Center                                 N/A                           N/A                     N/A
133   River Park Village                                            N/A                           N/A                     N/A
134   Eckerd's Drug Store-Clay-NY                                   N/A                           N/A                     N/A
139   Legacy Business Park Medical Office Bldg.                    ANPS                         2,020                11/30/03
140   Bel Air Square                                           Liberty Trust                    1,152                11/30/03
141   The Roussos Office Building                                   N/A                           N/A                     N/A
143   CVS Drugstore                                                 N/A                           N/A                     N/A
144   Castlegate II                                         Lucent Technologies                 5,000                12/31/03

                 Major Tenants of the Commercial Properties (2)

                                                                                Major Tenant # 1         Major Tenant # 1
#      Property Name                           Property Type   Sq. Ft.                Name                   Sq. Ft.
-      -------------                           -------------   -------                ----                   -------
145    Eagle - Vail Commercial Service Center  Retail          14,350        Pine Factory Furniture            7,200
150    Half Moon Bay Office Building           Office           8,365           Coldwell Banker                4,620
151    University Park Retail Center           Retail          22,525       Crisis Pregnancy Center            7,020
153    Salomon Smith Barney                    Office          12,290          Smith Barney, Inc.             10,450
155    3100 Building                           Office          42,564           The Clarkson Co.               6,743
158    1001 Pacific Buidling                   Office          34,156            Wynwood Agency               10,807
159    Action Wear USA/ Peerless Maintenance   Industrial      36,516           Action Wear USA               27,407
160    Rockville Plaza                         Retail          59,124             Ladies Only                 30,975
161    Existing Shopping Center                Retail          53,247          The Salvation Army             13,524
162    Silverthorn Court                       Retail          10,030           Specialty Sports               7,200
164    State Street Industrial Park            Industrial      52,080         Bledsoe Construction             5,760
165    DeWolfe Plaza                           Mixed Use       19,563             Chen Yang Li                 6,356
172    CoMax Realty Building                   Office          39,450    Greenberg, Grant & Associates        12,950
175    West Marine Center                      Retail          11,042       West Marine Products Inc           5,521
176    33 St. Mark's Place                     Mixed Use        2,912         Smash Compact Discs                728
178    University of Phoenix Building UPX II   Office          13,200        University of Phoenix            13,200
180    Foxborough Office Park                  Office           9,986    Century 21 Worldwide/Johnston         3,438
182    Existing Industral Building             Industrial      24,823        Flex Metal Components            24,823
183    14255 North 79th Street                 Industrial      16,757           Southwest Flexo                3,350
184    Beverly Boulevard Retail                Retail          13,764            Modernica Inc.                3,662
190    University of Phoenix Building UPX III  Office          10,815        University of Phoenix            10,815
194    Central CA Health Services              Office           9,400        Central Valley Health             9,400
195    Panorama Place                          Office          10,623           Coldwell Banker                3,035
199    Crossings Center I                      Office          15,106            B.O.S.S., Inc.                3,089
201    409-415 Main Street                     Industrial      27,000       Falls Metal Works, Inc.           27,000
203    1740 Lynnwood Road                      Office          11,450           Mack Truck, Inc.              11,450
207    218-14 and 218-22 Jamaica Avenue        Mixed Use        8,075           Genolyn Day Care               2,710

                                             Major Tenant # 1         Major Tenant # 2        Major Tenant # 2   Major Tenant # 2
#     Property Name                       Lease Expiration Date              Name                   Sq. Ft.    Lease Expiration Date
-     -------------                       ---------------------              ----                   -------    ---------------------
145   Eagle - Vail Commercial Service Center     10/31/01           Golden Sky Systems, Inc.          2,220            6/4/02
150   Half Moon Bay Office Building                7/9/08            North American Title             2,258          10/31/03
151   University Park Retail Center              12/31/01          Rosita's Fine Mexican Food         5,100           3/30/03
153   Salomon Smith Barney                        9/30/13             Gerwitz & Co., Inc.             1,500          11/30/14
155   3100 Building                               7/31/00            Big Bros, Big Sisters            5,583           12/1/03
158   1001 Pacific Buidling                      12/31/01        Wynwood Services & Technology        8,020           1/31/07
159   Action Wear USA/ Peerless Maintenance      12/31/01          Tuttle Family Enterprises          9,109           4/30/02
160   Rockville Plaza                             5/31/07                  T.R.L.T.                  10,125           7/31/04
161   Existing Shopping Center                    5/31/01        Schwebel's Baking Company Inc       11,760           1/31/03
162   Silverthorn Court                           8/31/06                  Cal Spas                   2,830           5/31/05
164   State Street Industrial Park                5/31/99               Delta Plastics                5,760           10/1/00
165   DeWolfe Plaza                               6/30/08             Dewolfe Real Estate             3,427           4/30/03
172   CoMax Realty Building                        1/1/02                     N/A                       N/A               N/A
175   West Marine Center                          7/28/13            All About Fitness Inc            5,521           7/14/09
176   33 St. Mark's Place                        12/31/99                Dilara, Inc.                   728          12/31/99
178   University of Phoenix Building UPX II       2/28/06                     N/A                       N/A               N/A
180   Foxborough Office Park                      4/30/03     Flynn & Campbell, LLP/Larry D. Flynn    2,902           4/30/14
182   Existing Industral Building                 5/31/02                     N/A                       N/A               N/A
183   14255 North 79th Street                    11/30/99               CBH Enterprises               2,687           6/30/01
184   Beverly Boulevard Retail                    3/31/02                  In House                   1,962           5/31/03
190   University of Phoenix Building UPX III      2/28/06                     N/A                       N/A               N/A
194   Central CA Health Services                 12/31/11                     N/A                       N/A               N/A
195   Panorama Place                              2/28/02             Partners For Growth             1,538           2/28/02
199   Crossings Center I                           1/1/01                e-Tech, Inc.                 2,402            1/1/00
201   409-415 Main Street                        12/31/09                     N/A                       N/A               N/A
203   1740 Lynnwood Road                          8/26/05                     N/A                       N/A               N/A
207   218-14 and 218-22 Jamaica Avenue            6/30/08                  Popeye's                   1,800           4/30/08

                                                           Major Tenant # 3              Major Tenant # 3       Major Tenant # 3
#     Property Name                                              Name                        Sq. Ft.         Lease Expiration Date
-     -------------                                              ----                        -------         ---------------------
145   Eagle - Vail Commercial Service Center              Custom Pack Shipping                1,800                 6/30/02
150   Half Moon Bay Office Building                         Catalyst Equity                   1,487                 6/30/03
151   University Park Retail Center                      Arizona Public Service               2,280                11/30/99
153   Salomon Smith Barney                                        N/A                           N/A                     N/A
155   3100 Building                                             Amtrak                        3,485                 6/30/01
158   1001 Pacific Buidling                           T/P.C. Visitor & Convention             4,734                 3/31/02
159   Action Wear USA/ Peerless Maintenance                       N/A                           N/A                     N/A
160   Rockville Plaza                                        Curtain Call                     4,000                12/28/02
161   Existing Shopping Center                       A & S Carpet Collection, Inc.            6,804                 5/31/00
162   Silverthorn Court                                           N/A                           N/A                     N/A
164   State Street Industrial Park                        High Desert Hardwood                5,040                 9/30/03
165   DeWolfe Plaza                                          John Hancock                     2,494                 9/30/03
172   CoMax Realty Building                                       N/A                           N/A                     N/A
175   West Marine Center                                          N/A                           N/A                     N/A
176   33 St. Mark's Place                                 Perseus Body, Inc.                    728                 9/30/99
178   University of Phoenix Building UPX II                       N/A                           N/A                     N/A
180   Foxborough Office Park                            Al Suarez and Associates              1,686                 6/30/03
182   Existing Industral Building                                 N/A                           N/A                     N/A
183   14255 North 79th Street                             Accents By Masters                  1,675                 2/28/00
184   Beverly Boulevard Retail                              Eduardo Lucero                    1,820                 5/14/02
190   University of Phoenix Building UPX III                      N/A                           N/A                     N/A
194   Central CA Health Services                                  N/A                           N/A                     N/A
195   Panorama Place                                      Jerrod Wright, D.C.                 1,055                 9/30/01
199   Crossings Center I                                  Dr. Joh's Tutoring                  1,805                  1/1/01
201   409-415 Main Street                                         N/A                           N/A                     N/A
203   1740 Lynnwood Road                                          N/A                           N/A                     N/A
207   218-14 and 218-22 Jamaica Avenue                      The Associates                    1,250                 2/28/01

(1A) The Mortgage Loans secured by Lakewood House Apartments, Vali Hi Shopping Center, Somers Plaza Shopping Center, Apple Valley Shopping Center and Lakewood Shopping Center are cross-collateralized and cross-defaulted, respectively.
(1B) The Mortgage Loans secured by Production Distribution Services Corp. and Promotions Distributor Services Corp. are cross-collateralized and cross-defaulted, respectively.
(2)   Only those tenants which occupy 10% or more of the property area.

                      Additional Mortgage Loan Information

                                                       Mortgage    Cut-off Date
                                                         Loan        Principal        Appraised      Cut-off Date     Maturity/ARD
#      Loan Name                                        Seller      Balance (3)         Value        LTV Ratio (4)      Balance
-      ---------                                        ------      -----------         -----        -------------      --------
1      The Wilton Mall                                  Column     $ 44,973,184    $   64,500,000        69.7%        $ 40,791,671
2      Frandor Mall                                     Column       36,434,197        50,000,000        72.9%          32,646,771
3      The Alliance Loan                                Column       32,777,802        42,450,000        77.2%          29,229,389
4      Stanford Square                                  Column       20,986,080        35,000,000        60.0%          18,809,149
5      The Ameriserve Loan                              Column       16,873,152        25,200,000        67.0%          15,296,083
6      Woodscape Apartments                            Midland       13,571,925        17,500,000        77.6%          11,994,954
7      Westminster Apartments                           Column       12,485,046        16,500,000        75.7%          11,117,291
8      Sycamore Square Office Center                    Column       12,188,403        16,500,000        73.9%          11,514,430
9      Inner Tech Park                                 Midland       11,669,757        16,300,000        71.6%          10,513,568
10     40 West 55th Street                              Column       11,392,819        17,400,000        65.5%          10,270,568
11     Mill Creek Mobile Home Park                     Midland       11,365,842        15,175,000        74.9%           9,843,688
12     The Villas Apartments                            Column       10,988,270        13,800,000        79.6%           9,884,546
13     Vista Plaza Shopping Center                      Column       10,987,946        13,800,000        79.6%           9,861,295
14     Shadow Ridge Apartments                         Midland       10,251,140        13,200,000        77.7%           8,979,958
15     Beverly Plaza Hotel                             Midland        9,966,650        18,600,000        53.6%           8,397,516
16     The Woodland Hills Village Apartments           Midland        9,462,872        11,875,000        79.7%           8,391,062
17     Lakewood House Apartments (1A)                  Midland        4,473,106         5,925,000        71.4%           4,015,393
18     Vali Hi Shopping Center (1A)                    Midland        1,755,378         2,400,000        71.4%           1,597,312
19     Somers Plaza Shopping Center (1A)               Midland        1,087,994         1,700,000        71.4%             990,024
20     Apple Valley Shopping Center (1A)               Midland          855,210         1,400,000        71.4%             778,201
21     Lakewood Shopping Center (1A)                   Midland          698,355         1,000,000        71.4%             635,471
22     North Side Plaza                                Midland        8,519,081        10,800,000        78.9%           7,394,893
23     Orchard Square Shopping Center                   Column        8,474,356        10,600,000        79.9%           7,591,710
24     Bway Corporation                                Midland        8,119,875        11,150,000        72.8%           6,753,128
25     Hacienda San Dieguito Corporate Center          Midland        7,885,723        11,540,000        68.3%           7,064,327
26     New Wave Entertainment Building                  Column        7,476,346        10,250,000        72.9%           6,678,133
27     Copperfield Apartments                          Midland        7,185,137         9,300,000        77.3%           6,350,270
28     Bachman Oaks Apartments                          Column        7,155,725         8,950,000        80.0%           6,488,951
29     The Grove Apartments                            Midland        7,091,078         8,900,000        79.7%           6,284,994
30     Selma Square Shopping Center                     Column        6,995,600         8,855,000        79.0%           6,315,631
31     Holmdel Corporate Plaza/One Misco Plaza         Midland        6,884,317         9,500,000        72.5%           6,169,779
32     Commons on Sanger Apartments                     Column        6,642,732         9,590,000        69.3%           5,963,012
33     The Marbrisa Apartments                         Midland        6,631,331         8,400,000        78.9%           5,934,439
34     Point of Pines Apartments                       Midland        6,488,024         8,310,000        78.1%           5,801,277
35     Tammaron Village Apartments                     Midland        6,462,194         8,300,000        77.9%           5,692,762
36     TownePlace Suites by Marriott - Brookfield       Column        6,343,714         9,200,000        69.0%           5,289,686
37     Pittsfield Plaza                                Midland        6,223,800        10,400,000        59.8%           5,155,807
38     Hurstbourne Office Park                         Midland        5,715,099         7,300,000        78.3%           5,141,252
39     Trails East Apartments                          Midland        5,702,303         7,388,000        77.2%           5,081,143
40     TownePlace Suites by Marriott - Eden Prairie     Column        5,639,412         8,600,000        65.6%           4,702,406
41     Brookside Plaza Shopping Center                  Column        5,596,509         7,000,000        80.0%           5,051,003
42     The Sun City Shopping Center                    Midland        5,560,431         7,530,000        73.8%           4,599,452
43     The Judson House                                Midland        5,436,622         7,000,000        77.7%           4,908,942
44     Long Lake Office Center                         Midland        5,426,380         7,600,000        71.4%           4,893,691
45     Copper Beech Townhomes II                       Midland        5,389,711         7,271,000        74.1%           4,803,177
46     Town & Country Business Park                    Midland        5,230,800         7,000,000        74.7%           4,667,302
47     Four Winds Apartments                            Column        5,146,502         6,560,000        78.5%           4,599,536
48     Allora Way Apartments                            Column        4,997,014         6,250,000        80.0%           4,531,389
49     Sycamore Park Apartments                        Midland        4,966,433         6,400,000        77.6%           3,938,685
50     Promotions Distributor Services Corp. (1B)      Midland        3,296,423         4,400,000        73.8%           2,961,185
51     Production Distribution Services Corp. (1B)     Midland        1,645,244         2,300,000        73.8%           1,365,264
52     Alltel Office Building                          Midland        4,637,624         6,520,000        71.1%           4,155,532
53     Winn Medical Center                             Midland        4,545,201         6,275,000        72.4%           4,092,432
54     56-62 Canal Street                              Midland        4,514,716         6,250,000        72.2%           3,558,310
55     16 Herbert Street                                Column        4,492,412         6,400,000        70.2%           3,769,340
56     Beau Rivage Apartments                          Midland        4,433,118         5,300,000        83.6%           3,944,036
57     Tierra Corners Shopping Center                  Midland        4,383,106         5,600,000        78.3%           3,893,239
58     Two Technology Way                              Midland        4,356,373         5,600,000        77.8%           3,503,474
59     Crossroads Shopping Center                      Midland        4,281,174         6,300,000        68.0%           3,824,396
60     County Mall                                      Column        4,196,959         6,850,000        61.3%           3,700,839
61     The Radisson Graystone Castle Hotel              Column        4,096,137         8,275,000        49.5%           3,443,830
62     Palms East Apartments                           Midland        4,003,157         5,300,000        75.5%           3,619,225
63     North Creek Condominiums                         Column        3,989,600         5,050,000        79.0%           3,592,690


                                                   Maturity/ARD     Most Recent  Most Recent  Underwritable  Underwritable
#    Loan Name                                    LTV Ratio (4)(5)      NOI       DSCR (6)        NOI           NCF (7)     DSCR (6)
-    ---------                                    ----------------      ---       --------        ---           -------     --------
1    The Wilton Mall                                    63.2%       $ 5,679,767    1.36x      $  5,609,129    $ 5,286,893    1.26x
2    Frandor Mall                                       65.3%               N/A    N/A           4,379,082      4,051,315    1.26
3    The Alliance Loan                                  68.9%         3,250,969    1.15          3,657,754      3,491,254    1.24
4    Stanford Square                                    53.7%         1,210,978    0.65          3,033,682      2,913,281    1.57
5    The Ameriserve Loan                                60.7%               N/A    N/A           1,976,536      1,886,938    1.21
6    Woodscape Apartments                               68.5%         1,727,545    1.52          1,589,529      1,465,029    1.29
7    Westminster Apartments                             67.4%         1,615,149    1.50          1,709,968      1,593,218    1.48
8    Sycamore Square Office Center                      69.8%         1,533,868    1.35          1,631,906      1,472,120    1.30
9    Inner Tech Park                                    64.5%               N/A    N/A           1,578,952      1,369,687    1.31
10   40 West 55th Street                                59.0%         1,411,700    1.37          1,261,932      1,252,617    1.21
11   Mill Creek Mobile Home Park                        64.9%         1,382,309    1.61          1,356,837      1,317,787    1.54
12   The Villas Apartments                              71.6%         1,502,847    1.52          1,491,163      1,363,183    1.38
13   Vista Plaza Shopping Center                        71.5%               N/A    N/A           1,249,144      1,183,590    1.21
14   Shadow Ridge Apartments                            68.0%               N/A    N/A           1,243,773      1,155,773    1.44
15   Beverly Plaza Hotel                                45.1%         2,133,223    2.18          1,574,039      1,376,276    1.41
16   The Woodland Hills Village Apartments              70.7%           975,207    1.23          1,061,291        996,291    1.25
17   Lakewood House Apartments (1A)                     64.6%           542,797    1.57            544,980        497,621    1.28
18   Vali Hi Shopping Center (1A)                       64.6%           297,304    1.57            255,792        214,656    1.28
19   Somers Plaza Shopping Center (1A)                  64.6%           192,818    1.57            168,591        133,446    1.28
20   Apple Valley Shopping Center (1A)                  64.6%           125,274    1.57            126,737        104,867    1.28
21   Lakewood Shopping Center (1A)                      64.6%           115,254    1.57            101,883         85,708    1.28
22   North Side Plaza                                   68.5%         1,035,982    1.52            955,897        869,512    1.27
23   Orchard Square Shopping Center                     71.6%               N/A    N/A             993,683        940,293    1.25
24   Bway Corporation                                   60.6%               N/A    N/A           1,143,054      1,018,359    1.33
25   Hacienda San Dieguito Corporate Center             61.2%           968,485    1.39          1,063,013        934,165    1.34
26   New Wave Entertainment Building                    65.2%           905,994    1.39            859,519        795,066    1.22
27   Copperfield Apartments                             68.3%           924,217    1.54            850,522        785,022    1.31
28   Bachman Oaks Apartments                            72.5%           887,142    1.33            916,821        864,821    1.30
29   The Grove Apartments                               70.6%           822,355    1.37            782,325        724,325    1.21
30   Selma Square Shopping Center                       71.3%           849,421    1.34            817,944        788,334    1.24
31   Holmdel Corporate Plaza/One Misco Plaza            64.9%           529,909    0.87            900,602        762,802    1.26
32   Commons on Sanger Apartments                       62.2%           797,380    1.35            813,817        732,067    1.24
33   The Marbrisa Apartments                            70.6%           738,288    1.27            778,222        706,222    1.22
34   Point of Pines Apartments                          69.8%               N/A    N/A             744,058        726,058    1.28
35   Tammaron Village Apartments                        68.6%           782,619    1.52            749,203        649,203    1.26
36   TownePlace Suites by Marriott - Brookfield         57.5%         1,037,376    1.71            977,861        877,465    1.45
37   Pittsfield Plaza                                   49.6%           201,348    0.35            781,329        722,341    1.25
38   Hurstbourne Office Park                            70.4%           690,437    1.35            767,195        640,816    1.25
39   Trails East Apartments                             68.8%           631,351    1.34            638,946        586,696    1.24
40   TownePlace Suites by Marriott - Eden Prairie       54.7%         1,040,777    1.93            901,936        803,922    1.49
41   Brookside Plaza Shopping Center                    72.2%           745,817    1.46            657,904        619,242    1.21
42   The Sun City Shopping Center                       61.1%           900,194    1.80            826,399        715,964    1.43
43   The Judson House                                   70.1%           786,018    1.58            674,354        645,354    1.30
44   Long Lake Office Center                            64.4%           639,702    1.30            717,153        615,067    1.25
45   Copper Beech Townhomes II                          66.1%          (117,391)  -0.25            675,673        645,573    1.39
46   Town & Country Business Park                       66.7%           439,532    0.97            657,312        589,184    1.31
47   Four Winds Apartments                              70.1%           460,964    1.02            595,951        553,951    1.23
48   Allora Way Apartments                              72.5%           610,982    1.32            655,324        605,324    1.30
49   Sycamore Park Apartments                           61.5%           653,515    1.55            640,506        610,006    1.45
50   Promotions Distributor Services Corp. (1B)         64.7%           384,357    N/A             391,596        367,765    1.25
51   Production Distribution Services Corp. (1B)        64.7%               N/A    N/A             214,711        194,090    1.25
52   Alltel Office Building                             63.7%           609,885    1.49            620,638        535,461    1.31
53   Winn Medical Center                                65.2%           672,989    1.64            665,276        568,804    1.39
54   56-62 Canal Street                                 56.9%           531,211    1.23            806,951        754,472    1.75
55   16 Herbert Street                                  58.9%           783,099    1.79            671,158        549,574    1.26
56   Beau Rivage Apartments                             74.4%           593,970    1.62            510,441        477,441    1.31
57   Tierra Corners Shopping Center                     69.5%               N/A    N/A             502,890        483,281    1.30
58   Two Technology Way                                 62.6%               N/A    N/A             533,722        480,257    1.32
59   Crossroads Shopping Center                         60.7%               N/A    N/A             510,585        483,043    1.31
60   County Mall                                        54.0%           482,226    1.19            563,001        519,336    1.28
61   The Radisson Graystone Castle Hotel                41.6%           993,820    2.47            802,297        604,232    1.50
62   Palms East Apartments                              68.3%               N/A    N/A             582,096        528,096    1.49
63   North Creek Condominiums                           71.1%           467,440    1.31            486,308        446,808    1.25

                      Additional Mortgage Loan Information

                                                      Mortgage    Cut-off Date
                                                        Loan        Principal        Appraised      Cut-off Date     Maturity/ARD
#     Loan Name                                        Seller      Balance (3)         Value        LTV Ratio (4)      Balance
-     ---------                                        ------      -----------         -----        -------------      --------
64    Fallbrook Office Park                            Column        3,897,518         5,700,000        68.4%           3,509,551
65    Miami One Office Building                        Column        3,897,425         5,200,000        75.0%           3,494,782
66    Huntington Place Apartments                     Midland        3,854,115         5,265,000        73.2%           3,395,914
67    Comfort Inn-South Burlington-VT                 Midland        3,812,987         5,335,000        71.5%           3,125,128
68    City Centre Building                            Midland        3,593,911         4,800,000        74.9%           3,239,722
69    Country Village Apartments                      Midland        3,588,151         4,500,000        79.7%           3,165,605
70    185 Commerce Drive                              Midland        3,444,136         4,500,000        76.5%           3,103,290
71    The South Point Apartments                      Midland        3,340,464         4,280,000        78.0%           2,985,901
72    Copper Beech Townhomes I                        Midland        3,310,140         4,850,000        68.3%           2,913,106
73    Southbridge Office Buildings                     Column        3,297,857         4,800,000        68.7%           2,962,701
74    Pro-Met, Inc.                                   Midland        3,296,413         4,200,000        78.5%           2,960,486
75    Super Food Town Plaza                           Midland        3,285,903         4,150,000        79.2%           2,887,705
76    The Hamptons at Central Apartments               Column        3,242,008         4,450,000        72.9%           3,056,794
77    Southwest Plaza                                 Midland        3,194,436         4,375,000        73.0%           2,883,819
78    The Basin Street Complex                         Column        3,192,374         4,500,000        70.9%           2,721,408
79    Waterford Plaza                                 Midland        3,138,520         4,200,000        74.7%           2,612,933
80    Cerritos State Road Industrial Park              Column        3,021,393         4,430,000        68.2%           2,674,251
81    Chambers Center Shopping Center                 Midland        2,991,961         4,840,000        61.8%           2,509,637
82    Hackettstown Commerce Park Building I           Midland        2,991,257         4,000,000        74.8%           2,478,045
83    Nationsbank Service Center                      Midland        2,914,768         3,900,000        74.7%           2,611,145
84    Freeport Self Storage                           Midland        2,906,161         4,250,000        68.4%           2,443,049
85    The Virginia Highland Loan                       Column        2,870,042         4,185,000        68.6%           2,400,854
86    Dolphin Self Storage (1C)                        Column        1,298,817         1,850,000        63.6%           1,098,176
87    Kangaroom Mini-Storage (1C)                      Column        1,098,999         1,900,000        63.6%             929,226
88    Airport Self Storage (1C)                        Column          399,636           650,000        63.6%             337,900
89    Stonehurst Court Apartments                     Midland        2,793,344         3,900,000        71.6%           2,493,412
90    The River Meadows Mobile Home Park              Midland        2,692,755         3,420,000        78.7%           2,587,919
91    Maplewood Apartments (1D)                       Midland          849,504         1,400,000        67.5%             750,742
92    Columbus Village Apartments (1D)                Midland        1,817,543         2,550,000        67.5%           1,606,239
93    Dominion Center                                  Column        2,627,309         3,600,000        73.0%           2,371,560
94    The Argyle Apartments                           Midland        2,550,393         3,400,000        75.0%           2,253,088
95    Guthrie Medical Center                          Midland        2,532,305         4,000,000        63.3%              68,041
96    The Hope Group Corporate Headquarters           Midland        2,530,113         3,350,000        75.5%           1,808,086
97    SavMax Foods                                     Column        2,497,302         4,210,000        59.3%           2,051,259
98    Sweetbriar Apartments                           Midland        2,497,297         3,150,000        79.3%           2,243,851
99    Dobbin Square                                   Midland        2,495,876         3,700,000        67.5%           2,255,010
100   Bayside Village Apartments                      Midland        2,470,119         3,300,000        74.9%           2,172,793
101   Wickshire On Lane Apartments                    Midland        2,462,845         2,850,000        86.4%           2,220,610
102   Dalton Place & Normandy Woods                   Midland        2,448,985         3,330,000        73.5%           1,997,759
103   Sun City Plaza                                  Midland        2,447,351         3,420,000        71.6%           2,198,973
104   Village Green Apartments                        Midland        2,423,648         3,500,000        69.2%           1,943,433
105   Lot 1 of Silver Creek Business Park             Midland        2,397,592         3,494,000        68.6%           2,167,646
106   The Continental House Apartments                Midland        2,385,151         3,775,000        63.2%           1,946,726
107   West End Shopping Center                        Midland        2,374,705         3,400,000        69.8%           2,132,192
108   Wyle Laboratories                                Column        2,325,656         3,150,000        73.8%           1,947,834
109   Thunderbird Professional Center                 Midland        2,321,048         2,925,000        79.4%           2,091,347
110   Petsmart at the Crossroads Center               Midland        2,321,048         3,600,000        64.5%           2,091,347
111   Meadow Estates Apartments                       Midland        2,318,323         3,100,000        74.8%           1,924,878
112   Comfort Inn-Weeki Wachee-FL                     Midland        2,196,812         3,100,000        70.9%           1,878,764
113   Springfield Place Office Building               Midland        2,191,463         3,400,000        64.5%           1,808,191
114   Okatibbee Ridge Apartments                      Midland        2,160,270         2,745,000        78.7%           1,942,684
115   The Center Place Apartments                     Midland        2,147,721         3,830,000        56.1%           1,769,728
116   Thompson Executive Center                       Midland        2,125,786         2,890,000        73.6%           1,916,227
117   CVS Pharmacy - Atlanta, GA (2)                   Column        2,092,645         2,400,000        87.2%             542,365
118   Staples at Tri-County Plaza                     Midland        2,090,644         2,665,000        78.4%           1,878,612
119   Valley-Grove Apartments                         Midland        2,061,214         2,700,000        76.3%           1,673,554
120   Palm Ridge Shopping Center                      Midland        2,054,356         2,625,000        78.3%           1,722,440
121   Simtec Building                                 Midland        1,996,725         2,700,000        74.0%           1,805,249
122   Eckerd's Drug Store-Salina-NY                   Midland        1,969,641         2,475,000        79.6%           1,753,864
123   Hawthorn Duplexes                               Midland        1,969,368         2,500,000        78.8%           1,907,171
124   Village Square Apartments                       Midland        1,923,907         3,770,000        51.0%           1,727,849
125   Pine Terrace Apartments                         Midland        1,914,597         2,825,000        67.8%           1,558,891
126   Pentagon Garden Apartments                      Midland        1,897,996         2,900,000        65.4%           1,565,302


                                              Maturity/ARD     Most Recent    Most Recent  Underwritable   Underwritable
#     Loan Name                              LTV Ratio (4)(5)      NOI         DSCR (6)        NOI            NCF (7)       DSCR (6)
-     ---------                              ----------------      ---         --------        ---            -------       --------
64    Fallbrook Office Park                        61.6%         542,350        1.54         524,644          450,848        1.28
65    Miami One Office Building                    67.2%         256,142        0.74         481,119          417,987        1.21
66    Huntington Place Apartments                  64.5%         603,719        1.95         541,479          469,479        1.52
67    Comfort Inn-South Burlington-VT              58.6%         720,273        2.14         652,564          555,283        1.65
68    City Centre Building                         67.5%             N/A         N/A         461,542          412,254        1.27
69    Country Village Apartments                   70.3%         396,359        1.34         424,034          386,034        1.30
70    185 Commerce Drive                           69.0%             N/A         N/A         444,017          394,945        1.27
71    The South Point Apartments                   69.8%         381,480        1.31         384,513          352,513        1.21
72    Copper Beech Townhomes I                     60.1%         573,045        2.17         471,911          454,211        1.72
73    Southbridge Office Buildings                 61.7%         483,327        1.64         416,305          371,428        1.26
74    Pro-Met, Inc.                                70.5%             N/A         N/A         418,468          389,879        1.33
75    Super Food Town Plaza                        69.6%         317,356        1.21         407,630          358,749        1.37
76    The Hamptons at Central Apartments           68.7%         431,688        1.46         436,033          402,033        1.36
77    Southwest Plaza                              65.9%         452,866        1.57         419,077          382,081        1.32
78    The Basin Street Complex                     60.5%         559,567        1.72         531,848          444,784        1.37
79    Waterford Plaza                              62.2%             N/A         N/A         401,355          380,775        1.28
80    Cerritos State Road Industrial Park          60.4%         459,128        1.60         436,202          382,169        1.33
81    Chambers Center Shopping Center              51.9%         462,216        1.59         494,058          413,101        1.42
82    Hackettstown Commerce Park Building I        62.0%         472,590        1.69         390,489          352,102        1.26
83    Nationsbank Service Center                   67.0%         235,916        0.92         379,414          337,974        1.32
84    Freeport Self Storage                        57.5%             N/A         N/A         387,821          369,684        1.30
85    The Virginia Highland Loan                   57.4%         379,618        1.37         406,105          368,274        1.33
86    Dolphin Self Storage (1C)                    53.8%         139,056        1.31         199,565          194,343        1.42
87    Kangaroom Mini-Storage (1C)                  53.8%         141,960        1.31         142,999          137,711        1.42
88    Airport Self Storage (1C)                    52.0%          83,702        1.31          67,666           64,421        1.42
89    Stonehurst Court Apartments                  63.9%         381,876        1.58         352,009          316,009        1.31
90    The River Meadows Mobile Home Park           75.7%         285,977        1.20         313,510          303,760        1.27
91    Maplewood Apartments (1D)                    59.7%         114,169        1.57         113,369          105,119        1.41
92    Columbus Village Apartments (1D)             59.7%         224,573        1.57         216,358          199,858        1.41
93    Dominion Center                              65.9%         364,721        1.53         347,783          310,644        1.30
94    The Argyle Apartments                        66.3%         316,211        1.53         279,257          262,954        1.27
95    Guthrie Medical Center                       1.7%          250,447        0.83         395,596          362,313        1.20
96    The Hope Group Corporate Headquarters        54.0%         325,268        1.26         359,377          341,067        1.32
97    SavMax Foods                                 48.7%         399,887        1.75         378,063          346,113        1.52
98    Sweetbriar Apartments                        71.2%         331,184        1.48         340,601          295,601        1.33
99    Dobbin Square                                60.9%         356,689        1.57         362,619          332,538        1.46
100   Bayside Village Apartments                   65.8%         257,767        1.31         253,416          240,456        1.22
101   Wickshire On Lane Apartments                 77.9%         206,475        0.96         305,414          274,664        1.28
102   Dalton Place & Normandy Woods                60.0%             N/A         N/A         394,950          348,450        1.65
103   Sun City Plaza                               64.3%             N/A         N/A         294,327          280,361        1.28
104   Village Green Apartments                     55.5%         307,418        1.44         306,000          274,750        1.29
105   Lot 1 of Silver Creek Business Park          62.0%          58,894        0.27         302,656          281,367        1.28
106   The Continental House Apartments             51.6%         299,029        1.44         327,270          284,770        1.37
107   West End Shopping Center                     62.7%         319,546        1.52         299,116          263,483        1.25
108   Wyle Laboratories                            61.8%         319,877        1.42         315,210          281,886        1.25
109   Thunderbird Professional Center              71.5%             N/A         N/A         331,730          286,743        1.37
110   Petsmart at the Crossroads Center            58.1%             N/A         N/A         277,217          261,924        1.25
111   Meadow Estates Apartments                    62.1%         354,542        1.63         349,516          302,516        1.39
112   Comfort Inn-Weeki Wachee-FL                  60.6%         644,131        2.84         455,356          400,727        1.77
113   Springfield Place Office Building            53.2%         528,216        2.62         389,132          321,284        1.59
114   Okatibbee Ridge Apartments                   70.8%         251,207        1.30         266,744          240,744        1.25
115   The Center Place Apartments                  46.2%         335,711        1.69         326,683          301,683        1.52
116   Thompson Executive Center                    66.3%         154,617        0.80         287,478          240,515        1.25
117   CVS Pharmacy - Atlanta, GA (2)               22.6%             N/A         N/A         195,311          194,088        1.01
118   Staples at Tri-County Plaza                  70.5%             N/A         N/A         237,701          234,094        1.25
119   Valley-Grove Apartments                      62.0%             N/A         N/A         251,288          227,538        1.29
120   Palm Ridge Shopping Center                   65.6%         238,496        1.23         299,165          271,656        1.41
121   Simtec Building                              66.9%         281,798        1.54         263,563          234,826        1.29
122   Eckerd's Drug Store-Salina-NY                70.9%             N/A         N/A         205,285          203,649        1.20
123   Hawthorn Duplexes                            76.3%         263,656        1.55         232,354          220,954        1.30
124   Village Square Apartments                    45.8%         260,597        1.52         232,474          214,474        1.25
125   Pine Terrace Apartments                      55.2%         256,172        1.55         267,157          236,385        1.43
126   Pentagon Garden Apartments                   54.0%         260,551        1.48         251,759          221,759        1.26

                      Additional Mortgage Loan Information

                                                       Mortgage    Cut-off Date
                                                         Loan        Principal        Appraised      Cut-off Date     Maturity/ARD
#      Loan Name                                        Seller      Balance (3)         Value        LTV Ratio (4)      Balance
-      ---------                                        ------      -----------         -----        -------------      --------
127    Menlo Townhomes                                 Midland       1,877,979        2,350,000          79.9%           1,688,170
128    Heritage House II Apartments                    Midland       1,875,636        2,550,000          73.6%           1,545,844
129    General Power Warehouse                         Midland       1,842,944        2,500,000          73.7%           1,516,245
130    Century Hills Shopping Center                    Column       1,798,979        3,000,000          60.0%           1,640,372
131    Cayuga Lake Estates (1E)                         Column       1,169,290        1,450,000          80.0%           1,058,433
132    Erin Estates (1E)                                Column         629,618          800,000          80.0%             569,926
133    River Park Village                               Column       1,798,224        2,750,000          65.4%          1,627,962
134    Eckerd's Drug Store-Clay-NY                     Midland       1,796,627        2,430,000          73.9%          1,603,791
135    Granada Apartments                              Midland       1,789,429        2,310,000          77.5%          1,479,058
136    Hampton Garden Apartments                       Midland       1,776,313        2,300,000          77.2%          1,567,788
137    Berkley Flats                                   Midland       1,769,317        2,250,000          78.6%          1,435,560
138    King's Court Apartments                         Midland       1,767,438        2,365,000          74.7%          1,476,328
139    Legacy Business Park Medical Office Bldg.       Midland       1,762,795        2,380,000          74.1%          1,578,803
140    Bel Air Square                                  Midland       1,743,610        2,350,000          74.2%          1,451,217
141    The Roussos Office Building                     Midland       1,671,490        2,200,000          76.0%          1,508,372
142    The Brookwood Apartments                        Midland       1,670,131        2,200,000          75.9%          1,104,792
143    CVS Drugstore                                   Midland       1,653,637        2,080,000          79.5%             70,561
144    Castlegate II                                   Column        1,648,302        2,310,000          71.4%          1,487,174
145    Eagle - Vail Commercial Service Center          Midland       1,647,212        2,530,000          65.1%          1,381,709
146    Martins Crossing Apartments                     Midland       1,645,235        2,150,000          76.5%          1,364,875
147    Smithville Self Storage                         Midland       1,638,312        2,200,000          74.5%          1,356,928
148    The Oak Grove Apartments                        Midland       1,638,203        2,100,000          78.0%          1,470,230
149    Ashford Hill Apartments                         Midland       1,611,256        2,100,000          76.7%          1,447,733
150    Half Moon Bay Office Building                   Midland       1,596,517        2,515,000          63.5%          1,436,123
151    University Park Retail Center                   Midland       1,568,326        2,100,000          74.7%          1,315,625
152    2650 Franklin Apartments                        Column        1,548,361        3,000,000          51.6%          1,393,800
153    Salomon Smith Barney                            Midland       1,548,297        2,000,000          77.4%          1,389,217
154    Meadow Glen Townhomes                           Midland       1,547,280        1,980,000          78.1%          1,389,993
155    3100 Building                                   Midland       1,524,730        2,240,000          68.1%          1,271,253
156    Brookhollow Apartments                          Midland       1,523,242        2,200,000          69.2%          1,250,257
157    Tropical Isle                                   Midland       1,497,486        2,100,000          71.3%          1,257,486
158    1001 Pacific Buidling                           Midland       1,497,269        2,775,000          54.0%          1,243,136
159    Action Wear USA/ Peerless Maintenance           Midland       1,496,779        2,150,000          69.6%          1,347,948
160    Rockville Plaza                                 Midland       1,495,425        3,200,000          46.7%          1,069,199
161    Existing Shopping Center                        Midland       1,473,694        2,300,000          64.1%          1,206,597
162    Silverthorn Court                               Midland       1,455,274        2,050,000          71.0%          1,312,359
163    Campus View Apartments                          Midland       1,438,558        2,160,000          66.6%            640,824
164    State Street Industrial Park                    Midland       1,413,723        2,200,000          64.3%             45,722
165    DeWolfe Plaza                                   Midland       1,409,439        2,100,000          67.1%          1,180,739
166    Midland Self Storage                            Midland       1,396,184        2,000,000          69.8%          1,168,243
167    Lake Pointe Condominiums                        Column        1,347,734        1,770,000          76.1%          1,215,740
168    Sandalfoot Pointe Apartments                    Midland       1,339,923        1,850,000          72.4%          1,200,007
169    Canterberry Apartments                          Midland       1,297,662        1,825,000          71.1%          1,079,220
170    Lakeshore Villa Apartments                      Column        1,297,643        1,700,000          76.3%          1,077,997
171    College Station Apartments                      Midland       1,236,284        1,575,000          78.5%          1,012,267
172    CoMax Realty Building                           Column        1,226,331        1,900,000          64.5%          1,122,802
173    Guardian Self Storage                           Midland       1,198,742        1,700,000          70.5%          1,003,857
174    Villas Of Loiret                                Midland       1,197,703        1,500,000          79.8%            949,107
175    West Marine Center                              Column        1,187,020        1,600,000          74.2%          1,081,184
176    33 St. Mark's Place                             Midland       1,181,502        1,665,000          71.0%            973,962
177    The Space Place                                 Midland       1,172,594        1,650,000          71.1%            978,578
178    University of Phoenix Building UPX II           Midland       1,094,026        2,025,000          54.0%            914,304
179    The Chevelle Apartments                         Midland       1,080,843        1,515,000          71.3%            885,924
180    Foxborough Office Park                          Midland       1,064,646        1,425,000          74.7%            962,463
181    Tree Tops Apartments                            Column        1,039,385        1,300,000          80.0%            943,587
182    Existing Industral Building                     Midland       1,019,082        1,450,000          70.3%            976,671
183    14255 North 79th Street                         Midland       1,010,215        1,425,000          70.9%            907,102
184    Beverly Boulevard Retail                        Column        1,009,695        2,495,000          40.5%             28,426
185    Littlefield Apartments                          Column        1,006,338        1,470,000          68.5%            902,797
186    The Woods of Old West Lawrence                  Column          999,427        1,275,000          78.4%            910,318
187    Villa Fortuna Apartments                        Midland         998,279        1,285,000          77.7%            898,455
188    Clinton Heights Apartments                      Column          959,450        1,200,000          80.0%            873,905
189    Green Acres Mobile Estates                      Column          899,440        1,600,000          56.2%            811,956


                                                Maturity/ARD     Most Recent    Most Recent  Underwritable   Underwritable
#     Loan Name                                LTV Ratio (4)(5)      NOI         DSCR (6)        NOI            NCF (7)     DSCR (6)
-     ---------                                ----------------      ---         --------        ---            -------     --------
127   Menlo Townhomes                                71.8%           225,989      1.34           224,127          216,627    1.29
128   Heritage House II Apartments                   60.6%           261,219      1.52           242,965          215,215    1.25
129   General Power Warehouse                        60.6%               N/A       N/A           238,539          209,893    1.25
130   Century Hills Shopping Center                  54.7%           302,708      1.77           301,600          249,796    1.46
131   Cayuga Lake Estates (1E)                       72.4%           156,463      1.45           152,742          145,292    1.34
132   Erin Estates (1E)                              72.4%            83,474      1.45            79,590           76,240    1.34
133   River Park Village                             59.2%           287,673      1.74            234,624         215,523    1.30
134   Eckerd's Drug Store-Clay-NY                    66.0%               N/A      N/A             201,732         200,096    1.28
135   Granada Apartments                             64.0%           243,910      1.48            221,740         207,409    1.26
136   Hampton Garden Apartments                      68.2%           228,990      1.60            236,089         218,089    1.53
137   Berkley Flats                                  63.8%           239,601      1.58            250,152         220,152    1.46
138   King's Court Apartments                        62.4%           330,285      1.95            294,381         248,631    1.47
139   Legacy Business Park Medical Office Bldg.      66.3%               N/A      N/A             217,930         192,875    1.25
140   Bel Air Square                                 61.8%           297,719      1.81            292,706         223,041    1.35
141   The Roussos Office Building                    68.6%               N/A      N/A             219,455         198,741    1.31
142   The Brookwood Apartments                       50.2%           252,036      1.67            224,952         200,952    1.33
143   CVS Drugstore                                   3.4%               N/A      N/A             176,743         174,718    1.06
144   Castlegate II                                  64.4%           209,220      1.40            221,277         192,190    1.28
145   Eagle - Vail Commercial Service Center         54.6%           209,785      1.31            216,936         200,893    1.25
146   Martins Crossing Apartments                    63.5%           260,455      1.69            232,698         216,698    1.40
147   Smithville Self Storage                        61.7%           226,035      1.47            210,265         202,765    1.32
148   The Oak Grove Apartments                       70.0%           237,234      1.63            200,497         184,997    1.27
149   Ashford Hill Apartments                        68.9%               N/A      N/A             192,958         179,958    1.25
150   Half Moon Bay Office Building                  57.1%               N/A      N/A             195,846         181,729    1.27
151   University Park Retail Center                  62.6%           234,409      1.55            232,969         208,436    1.38
152   2650 Franklin Apartments                       46.5%           241,750      1.73            193,541         186,791    1.34
153   Salomon Smith Barney                           69.5%               N/A      N/A             176,124         172,526    1.25
154   Meadow Glen Townhomes                          70.2%           147,168      1.07            183,831         174,831    1.27
155   3100 Building                                  56.8%           206,640      1.42            226,152         181,694    1.25
156   Brookhollow Apartments                         56.8%           273,986      2.03            275,687         239,387    1.78
157   Tropical Isle                                  59.9%           254,989      1.75            196,095         186,015    1.27
158   1001 Pacific Buidling                          44.8%           207,299      1.47            256,792         202,052    1.43
159   Action Wear USA/ Peerless Maintenance          62.7%           216,625      1.61            188,275         168,195    1.25
160   Rockville Plaza                                33.4%           128,220      0.83            228,897         196,064    1.27
161   Existing Shopping Center                       52.5%           201,910      1.56            219,699         186,654    1.44
162   Silverthorn Court                              64.0%           125,194      0.96            186,390         173,325    1.32
163   Campus View Apartments                         29.7%           218,337      1.50            213,719         198,419    1.36
164   State Street Industrial Park                    2.1%           221,663      1.65            198,537         176,079    1.31
165   DeWolfe Plaza                                  56.2%           177,537      1.31            202,818         176,356    1.30
166   Midland Self Storage                           58.4%           209,941      1.56            186,227         177,257    1.32
167   Lake Pointe Condominiums                       68.7%           185,943      1.52            161,376         154,376    1.26
168   Sandalfoot Pointe Apartments                   64.9%           161,201      1.37            156,191         147,191    1.25
169   Canterberry Apartments                         59.1%           175,425      1.43            174,873         155,873    1.27
170   Lakeshore Villa Apartments                     63.4%           190,507      1.56            178,160         157,910    1.29
171   College Station Apartments                     64.3%            93,559      0.86            168,666         152,666    1.40
172   CoMax Realty Building                          59.1%           243,653      2.05            189,878         154,303    1.30
173   Guardian Self Storage                          59.1%           166,913      1.44            157,266         150,609    1.30
174   Villas Of Loiret                               63.3%               N/A      N/A             135,498         132,498    1.28
175   West Marine Center                             67.6%           154,065      1.37            151,994         139,897    1.25
176   33 St. Mark's Place                            58.5%               N/A      N/A             168,924         157,706    1.49
177   The Space Place                                59.3%           150,715      1.34            157,254         150,739    1.34
178   University of Phoenix Building UPX II          45.2%               N/A      N/A             154,205         138,942    1.33
179   The Chevelle Apartments                        58.5%           152,655      1.60            160,597         144,597    1.52
180   Foxborough Office Park                         67.5%               N/A      N/A             142,810         127,299    1.31
181   Tree Tops Apartments                           72.6%           159,582      1.64            128,551         120,551    1.24
182   Existing Industral Building                    67.4%           134,400      1.61            117,711         105,518    1.26
183   14255 North 79th Street                        63.7%           123,988      1.38            126,559         112,389    1.25
184   Beverly Boulevard Retail                        1.1%           243,708      2.01            227,506         211,677    1.75
185   Littlefield Apartments                         61.4%           139,072      1.55            116,533         111,733    1.25
186   The Woods of Old West Lawrence                 71.4%           112,500      1.19            129,190         119,190    1.26
187   Villa Fortuna Apartments                       69.9%           124,726      1.39            126,942         118,942    1.33
188   Clinton Heights Apartments                     72.8%           150,271      1.66            127,760         110,760    1.22
189   Green Acres Mobile Estates                     50.7%           153,894      1.88            149,602         144,002    1.76

                      Additional Mortgage Loan Information

                                                       Mortgage    Cut-off Date
                                                         Loan        Principal        Appraised      Cut-off Date     Maturity/ARD
#      Loan Name                                        Seller      Balance (3)         Value        LTV Ratio (4)      Balance
-      ---------                                        ------      -----------         -----        -------------      --------
190    University of Phoenix Building UPX III          Midland          895,112         1,600,000        55.9%             748,067
191    The Cedars Apartments                           Midland          884,463         1,325,000        66.8%             725,957
192    Parkview Apartments                             Midland          865,284         1,100,000        78.7%             704,251
193    Highland Arms Apartments                        Column           848,591         1,200,000        70.7%             766,350
194    Central CA Health Services                      Column           846,014         1,250,000        67.7%             720,619
195    Panorama Place                                  Midland          828,374         1,310,000        63.2%             751,557
196    Lone Oak Apartments                             Midland          809,970         1,210,000        66.9%             659,120
197    Rio Mesa Self Storage                           Midland          793,354         1,400,000        56.7%              20,031
198    Yorktown Apartments                             Column           779,528         1,550,000        50.3%             705,942
199    Crossings Center I                               Column          759,300           975,000        77.9%             691,080
200    The Willow Woods Apartments                     Midland          748,277         1,035,000        72.3%             669,984
201    409-415 Main Street                              Column          746,107         1,400,000        53.3%             375,631
202    A-1 Mini-Storage                                Midland          724,296         1,075,000        67.4%             605,962
203    1740 Lynnwood Road                               Column          715,115           955,000        74.9%             604,885
204    Williamsburg Apartments                          Column          668,933           915,000        73.1%             606,276
205    3-5 Dana Drive                                   Column          661,993         1,020,000        64.9%             481,875
206    Lamar Place Apartments                           Column          655,646           900,000        72.8%             622,984
207    218-14 and 218-22 Jamaica Avenue                 Column          639,661         1,055,000        60.6%             587,400
208    Hines Plaza Apartments                          Midland          613,653           835,000        73.5%             499,645
209    A-1 Self & Boat Storage                          Column          558,423           920,000        60.7%             406,609
210    Valley Mini Storage                             Midland          542,290           715,000        75.8%             454,745

                                                               ---------------------------------------------------------------------
Total/Weighted Average (8):                                        $787,856,278    $1,097,418,000        72.5%        $685,575,663
                                                               =====================================================================

         Maximum:                                                  $44,973,184     $   64,500,000        86.4%        $ 40,791,671
         Minimum:                                                  $   399,636     $      650,000        40.5%        $     20,031


                                          Maturity/ARD       Most Recent    Most Recent    Underwritable   Underwritable
#       Loan Name                        LTV Ratio (4)(5)        NOI         DSCR (6)          NOI            NCF (7)       DSCR (6)
-       ---------                        ----------------        ---         --------          ---            -------       --------
190     University of Phoenix
        Building UPX III                       46.8%                 N/A      N/A               125,798         113,293      1.33
191     The Cedars Apartments                  54.8%             182,938      2.34              176,211         147,411      1.88
192     Parkview Apartments                    64.0%                 N/A      N/A               111,748          99,028      1.33
193     Highland Arms Apartments               63.9%             104,148      1.35              103,844          96,094      1.24
194     Central CA Health Services             57.6%                 N/A      N/A               129,541         118,261      1.38
195     Panorama Place                         57.4%                 N/A      N/A               120,223         103,316      1.35
196     Lone Oak Apartments                    54.5%             123,448      1.77              125,133         110,133      1.58
197     Rio Mesa Self Storage                   1.4%             151,459      1.63              149,645         142,061      1.53
198     Yorktown Apartments                    45.5%              89,994      1.25               94,900          90,042      1.25
199     Crossings Center I                     70.9%             104,717      1.46              112,171          89,814      1.26
200     The Willow Woods Apartments            64.7%              89,882      1.37               90,156          81,196      1.24
201     409-415 Main Street                    26.8%             110,675      1.23              125,579         108,179      1.20
202     A-1 Mini-Storage                       56.4%             114,043      1.63               90,189          87,600      1.25
203     1740 Lynnwood Road                     63.3%             109,126      1.53              106,730          89,674      1.26
204     Williamsburg Apartments                66.3%             102,579      1.66               83,075          74,575      1.21
205     3-5 Dana Drive                         47.2%             125,103      1.76               92,319          86,319      1.22
206     Lamar Place Apartments                 69.2%              90,724      1.42               85,849          78,349      1.23
207     218-14 and 218-22 Jamaica Avenue       55.7%             103,094      1.65               89,659          78,595      1.25
208     Hines Plaza Apartments                 59.8%              76,759      1.45               80,293          70,293      1.33
209     A-1 Self & Boat Storage                44.2%              87,336      1.46               93,913          84,472      1.41
210     Valley Mini Storage                    63.6%              70,963      1.35               73,094          68,540      1.30

                                         -----------------------------------------------------------------------------------------
Total/Weighted Average (8):                    63.9%         $76,192,709      1.40x        $102,112,978     $93,309,362      1.32x
                                         =========================================================================================

         Maximum:                              77.9%         $ 5,679,767      2.84x        $  5,609,129     $ 5,286,893      1.88x
         Minimum:                              26.8%         $  (117,391)    -0.25x        $     67,666     $    64,421      1.06x

(1A) The Mortgage Loans secured by Lakewood House Apartments, Vali Hi Shopping Center, Somers Plaza Shopping Center, Apple Valley Shopping Center and Lakewood Shopping Center are cross-collateralized and cross-defaulted, respectively.
(1B) The Mortgage Loans secured by Production Distribution Services Corp. and Promotions Distributor Services Corp. are cross-collateralized and cross-defaulted, respectively.
(1C) The Mortgage Loans secured by Dolphin Self Storage, Kangaroom Self Storage and Airport Self Storage are cross-collateralized and cross-defaulted, respectively.
(1D) The Mortgage Loans secured by Maplewood Apartments and Columbus Village Apartments are cross-collateralized and cross-defaulted, respectively.
(1E) The Mortgage Loans secured by Cayuga Lake Estates and Erin Estates are cross-collateralized and cross-defaulted, respectively.
(2) The Mortgage Loan secured by CVS Pharmacy - Atlanta, GA provides for the increase in monthly payment as follows: $16,799.06 in April 2004, $17,668.12 in April 2009 and $18,562.50 in April 2014.
(3)   Assumes a Cut-off Date of December 1, 1999.
(4) In the case of cross-collateralized and cross-defaulted Mortgage Loans, the combined LTV is presented for each and every related Mortgage Loan.
(5) At maturity with respect to Balloon Loans and Fully Amortizing Loans or at the ARD in the case of ARD Loans. There can be no assurance that the value of any particular Mortgaged Property will not have declined from the original appraisal value. Weighted Average, Maximum and Minimum presented are calculated without regard to any Fully Amortizing Loans.
(6) DSCR is based on the amount of the monthly payments presented. In the case of cross-collateralized and cross-defaulted Mortgage Loans the combined DSCR is presented for each and every related Mortgage Loan.
(7) Underwritable NCF reflects the Net Cash Flow after Underwritable Replacement Reserves, Underwritable LC's and TI's and U/W FF&E.
(8) For the purpose of Weighted Average as it relates to DSCR and LTV, the CTL Loan has been excluded.

                              Multifamily Schedule

                                                       Utilities                         Subject     Subject      Subject    Subject
                                                        Tenant                  #        Studio      Studio       Studio      1 BR
#      Property Name                                     Pays               Elevators     Units     Avg. Rent    Max. Rent    Units
-      -------------                                     ----               ---------     -----     ---------    ---------    -----
3a     Hampton Court Apartments                      Electric/Gas               0           N/A         N/A          N/A         83
3b     Holly Tree Apartments                    Electric/Gas/Water/Sewer        0           N/A         N/A          N/A         43
3c     Lake of the Woods Apartments                    Electric                 0           N/A         N/A          N/A         72
6      Woodscape Apartments                            Electric                 0           N/A         N/A          N/A        384
7      Westminster Apartments                          Electric                 0           N/A         N/A          N/A         30
10     40 West 55th Street                             Electric                 2           N/A         N/A          N/A          1
12     The Villas Apartments                           Electric                 0           N/A         N/A          N/A         96
14     Shadow Ridge Apartments                  Electric/Gas/Water/Sewer        0            20        $425         $459        156
16     The Woodland Hills Village Apartments           Electric                 0           N/A         N/A          N/A        120
17     Lakewood House Apartments (1A)                    None                   2           N/A         N/A          N/A         42
27     Copperfield Apartments                          Electric                 0           N/A         N/A          N/A        214
28     Bachman Oaks Apartments                         Electric                 0           N/A         N/A          N/A        132
29     The Grove Apartments                       Electric/Water/Sewer          0            40        $437         $455        116
32     Commons on Sanger Apartments                    Electric                 0           N/A         N/A          N/A        215
33     The Marbrisa Apartments                         Electric                 0           N/A         N/A          N/A        168
34     Point of Pines Apartments                Electric/Gas/Water/Sewer        1           N/A         N/A          N/A          1
35     Tammaron Village Apartments                     Electric                 0           100        $282         $309        200
39     Trails East Apartments                          Electric                 0           N/A         N/A          N/A        112
43     The Judson House                                  None                   2           N/A         N/A          N/A        104
45     Copper Beech Townhomes II                  Electric/Water/Sewer          0           N/A         N/A          N/A        N/A
47     Four Winds Apartments                         Electric/Gas               0           N/A         N/A          N/A         22
48     Allora Way Apartments                           Electric                 0           N/A         N/A          N/A        120
49     Sycamore Park Apartments                        Electric                 0           N/A         N/A          N/A         61
56     Beau Rivage Apartments                          Electric                 0           N/A         N/A          N/A         44
62     Palms East Apartments                         Electric/Gas               0            24        $375         $420         80
63     North Creek Condominiums                        Electric                 0           N/A         N/A          N/A         94
66     Huntington Place Apartments                     Electric                 0           N/A         N/A          N/A        176
69     Country Village Apartments                      Electric                 0           N/A         N/A          N/A         84
71     The South Point Apartments                    Electric/Gas               0           N/A         N/A          N/A        104
72     Copper Beech Townhomes I                   Electric/Water/Sewer          0           N/A         N/A          N/A        N/A
76     The Hamptons at Central Apartments              Electric                 0           N/A         N/A          N/A         64
89     Stonehurst Court Apartments                     Electric                 4            14        $400         $480        117
91     Maplewood Apartments (1D)                       Electric                 0           N/A         N/A          N/A        N/A
92     Columbus Village Apartments (1D)                Electric                 0           N/A         N/A          N/A        N/A
94     The Argyle Apartments                             None                   4            12        $475         $475         18
98     Sweetbriar Apartments                           Electric                 0           N/A         N/A          N/A        N/A
100    Bayside Village Apartments                    Electric/Gas               1           N/A         N/A          N/A         36
101    Wickshire On Lane Apartments                  Electric/Gas               0           N/A         N/A          N/A         60
102    Dalton Place & Normandy Woods                     None                   0             7        $340         $360         60
104    Village Green Apartments                        Electric                 0           N/A         N/A          N/A         80
106    The Continental House Apartments                  None                   0            16        $392         $450         31
111    Meadow Estates Apartments                       Electric                 0           N/A         N/A          N/A         66
114    Okatibbee Ridge Apartments                      Electric                 0           N/A         N/A          N/A         24
115    The Center Place Apartments                     Electric                 0           N/A         N/A          N/A         48
119    Valley-Grove Apartments                           None                   0             4        $367         $425         44
123    Hawthorn Duplexes                        Electric/Gas/Water/Sewer        0           N/A         N/A          N/A        N/A
124    Village Square Apartments                       Electric                 0           N/A         N/A          N/A        N/A
125    Pine Terrace Apartments                         Electric                 0           N/A         N/A          N/A         32
126    Pentagon Garden Apartments                      Electric                 0           N/A         N/A          N/A         40
127    Menlo Townhomes                                 Electric                 0           N/A         N/A          N/A        N/A
128    Heritage House II Apartments                    Electric                 0           N/A         N/A          N/A         48
135    Granada Apartments                              Electric                 0           N/A         N/A          N/A         12
136    Hampton Garden Apartments                     Electric/Gas               0           N/A         N/A          N/A         24
137    Berkley Flats                                 Electric/Gas               0            28        $174         $440         56
138    King's Court Apartments                         Electric                 0           N/A         N/A          N/A        112
142    The Brookwood Apartments                        Electric                 0           N/A         N/A          N/A        N/A
146    Martins Crossing Apartments                Electric/Water/Sewer          0           N/A         N/A          N/A        N/A
148    The Oak Grove Apartments                   Electric/Water/Sewer          0           N/A         N/A          N/A         40
149    Ashford Hill Apartments                         Electric                 1           N/A         N/A          N/A         28
152    2650 Franklin Apartments                      Electric/Gas               1            26        $809       $1,375          1
154    Meadow Glen Townhomes                    Electric/Gas/Water/Sewer        0           N/A         N/A          N/A        N/A
156    Brookhollow Apartments                          Electric                 0            11        $343         $359         52
163    Campus View Apartments                            None                   0           N/A         N/A          N/A        N/A
167    Lake Pointe Condominiums                      Electric/Gas               0           N/A         N/A          N/A        N/A
168    Sandalfoot Pointe Apartments                    Electric                 0           N/A         N/A          N/A        N/A

                                              Subject     Subject    Subject    Subject     Subject    Subject    Subject
                                               1 BR        1 BR        2 BR      2 BR        2 BR       3 BR       3 BR
#    Property Name                           Avg. Rent   Max. Rent    Units    Avg. Rent   Max. Rent    Units    Avg. Rent
-    -------------                           ---------   ---------    -----    ---------   ---------    -----    ---------
3a   Hampton Court Apartments                   $659       $745         168      $797         $901         56        $924
3b   Holly Tree Apartments                      $718       $766         100      $769         $927        N/A         N/A
3c   Lake of the Woods Apartments               $581       $600         144      $684         $802        N/A         N/A
6    Woodscape Apartments                       $435       $574         114      $643         $715        N/A         N/A
7    Westminster Apartments                     $349       $379         393      $537         $649         44        $670
10   40 West 55th Street                      $4,400     $4,400          35    $3,968       $6,000        N/A         N/A
12   The Villas Apartments                      $538       $570         260      $647         $685         49        $758
14   Shadow Ridge Apartments                    $430       $559         152      $608         $689         24        $687
16   The Woodland Hills Village Apartments      $548       $569         124      $721         $853         16        $933
17   Lakewood House Apartments (1A)             $731       $850          45      $912       $1,070         20      $1,009
27   Copperfield Apartments                     $437       $530          48      $628         $710        N/A         N/A
28   Bachman Oaks Apartments                    $564       $665          76      $691         $710        N/A         N/A
29   The Grove Apartments                       $496       $520          66      $627         $715         10        $720
32   Commons on Sanger Apartments               $389       $455         112      $496         $545        N/A         N/A
33   The Marbrisa Apartments                    $395       $465          96      $518       $1,200         24        $650
34   Point of Pines Apartments                  $925       $925          71    $1,239       $1,500        N/A         N/A
35   Tammaron Village Apartments                $311       $339         100      $407         $449        N/A         N/A
39   Trails East Apartments                     $492       $599          97      $600         $629        N/A         N/A
43   The Judson House                           $861       $861          13      $990         $990        N/A         N/A
45   Copper Beech Townhomes II                   N/A        N/A           2      $788         $825         84        $938
47   Four Winds Apartments                      $422       $440          98      $532         $575         48        $571
48   Allora Way Apartments                      $441       $875          80      $540         $620        N/A         N/A
49   Sycamore Park Apartments                   $673       $725          61      $785         $850        N/A         N/A
56   Beau Rivage Apartments                     $493       $495          88      $568         $595        N/A         N/A
62   Palms East Apartments                      $423       $470         112      $521         $570        N/A         N/A
63   North Creek Condominiums                   $442       $530          64      $550         $650        N/A         N/A
66   Huntington Place Apartments                $288       $340          79      $381         $420         32        $447
69   Country Village Apartments                 $446       $895          60      $570         $605          8        $700
71   The South Point Apartments                 $498       $635          24      $631         $750        N/A         N/A
72   Copper Beech Townhomes I                    N/A        N/A         N/A       N/A          N/A         59        $941
76   The Hamptons at Central Apartments         $485       $555          60      $596         $760         12        $883
89   Stonehurst Court Apartments                $520       $570          13      $670         $700        N/A         N/A
91   Maplewood Apartments (1D)                   N/A        N/A          33      $532         $545        N/A         N/A
92   Columbus Village Apartments (1D)            N/A        N/A          66      $519         $520        N/A         N/A
94   The Argyle Apartments                      $957       $957          18    $1,135       $1,135        N/A         N/A
98   Sweetbriar Apartments                       N/A        N/A         180      $383         $385        N/A         N/A
100  Bayside Village Apartments                 $728       $795          12      $889         $910        N/A         N/A
101  Wickshire On Lane Apartments               $404       $430          51      $486         $535         12        $540
102  Dalton Place & Normandy Woods              $415       $475          82      $538         $675          6        $595
104  Village Green Apartments                   $461       $490          35      $674         $685         10        $801
106  The Continental House Apartments           $542       $575         123      $650         $750        N/A         N/A
111  Meadow Estates Apartments                  $325       $345         104      $394         $445         18        $483
114  Okatibbee Ridge Apartments                 $429       $440          52      $523         $610         28        $590
115  The Center Place Apartments                $500       $515          52      $623         $655        N/A         N/A
119  Valley-Grove Apartments                    $479       $525          48      $577         $615        N/A         N/A
123  Hawthorn Duplexes                           N/A        N/A          13      $688         $710         25        $795
124  Village Square Apartments                   N/A        N/A          62      $567         $627         10        $689
125  Pine Terrace Apartments                    $366       $385          64      $427         $460         24        $490
126  Pentagon Garden Apartments                 $399       $410          80      $470         $530        N/A         N/A
127  Menlo Townhomes                             N/A        N/A          15    $1,377       $1,400         10      $1,448
128  Heritage House II Apartments               $268       $295          62      $436         $475        N/A         N/A
135  Granada Apartments                         $485       $510          44      $537         $600          1        $650
136  Hampton Garden Apartments                  $453       $490          48      $565         $620        N/A         N/A
137  Berkley Flats                              $392       $485          16      $470         $595        N/A         N/A
138  King's Court Apartments                    $300       $300          70      $340         $340          1        $465
142  The Brookwood Apartments                    N/A        N/A          80      $539         $550        N/A         N/A
146  Martins Crossing Apartments                 N/A        N/A          64      $480         $495        N/A         N/A
148  The Oak Grove Apartments                   $515       $560          22      $644         $690        N/A         N/A
149  Ashford Hill Apartments                    $419       $450          20      $517         $550          4        $625
152  2650 Franklin Apartments                    N/A        N/A         N/A       N/A          N/A        N/A         N/A
154  Meadow Glen Townhomes                       N/A        N/A          18      $703         $810         18        $778
156  Brookhollow Apartments                     $382       $409          46      $491         $509         12        $644
163  Campus View Apartments                      N/A        N/A          51    $1,039       $2,000        N/A         N/A
167  Lake Pointe Condominiums                    N/A        N/A           8      $804         $830         20        $876
168  Sandalfoot Pointe Apartments                N/A        N/A          36      $762         $800        N/A         N/A

                                               Subject     Subject    Subject     Subject
                                                3 BR        4 BR       4 BR        4 BR
#    Property Name                            Max. Rent     Units    Avg. Rent   Max. Rent
-    -------------                            ---------     -----    ---------   ---------
3a   Hampton Court Apartments                     $935        N/A       N/A         N/A
3b   Holly Tree Apartments                         N/A        N/A       N/A         N/A
3c   Lake of the Woods Apartments                  N/A        N/A       N/A         N/A
6    Woodscape Apartments                          N/A        N/A       N/A         N/A
7    Westminster Apartments                       $759        N/A       N/A         N/A
10   40 West 55th Street                           N/A        N/A       N/A         N/A
12   The Villas Apartments                        $785        N/A       N/A         N/A
14   Shadow Ridge Apartments                      $735        N/A       N/A         N/A
16   The Woodland Hills Village Apartments        $995        N/A       N/A         N/A
17   Lakewood House Apartments (1A)             $1,585        N/A       N/A         N/A
27   Copperfield Apartments                        N/A        N/A       N/A         N/A
28   Bachman Oaks Apartments                       N/A        N/A       N/A         N/A
29   The Grove Apartments                         $735        N/A       N/A         N/A
32   Commons on Sanger Apartments                  N/A        N/A       N/A         N/A
33   The Marbrisa Apartments                    $1,450        N/A       N/A         N/A
34   Point of Pines Apartments                     N/A        N/A       N/A         N/A
35   Tammaron Village Apartments                   N/A        N/A       N/A         N/A
39   Trails East Apartments                        N/A        N/A       N/A         N/A
43   The Judson House                              N/A        N/A       N/A         N/A
45   Copper Beech Townhomes II                  $1,035        N/A       N/A         N/A
47   Four Winds Apartments                        $625        N/A       N/A         N/A
48   Allora Way Apartments                         N/A        N/A       N/A         N/A
49   Sycamore Park Apartments                      N/A        N/A       N/A         N/A
56   Beau Rivage Apartments                        N/A        N/A       N/A         N/A
62   Palms East Apartments                         N/A        N/A       N/A         N/A
63   North Creek Condominiums                      N/A        N/A       N/A         N/A
66   Huntington Place Apartments                  $470        N/A       N/A         N/A
69   Country Village Apartments                   $705        N/A       N/A         N/A
71   The South Point Apartments                    N/A        N/A       N/A         N/A
72   Copper Beech Townhomes I                   $1,060        N/A       N/A         N/A
76   The Hamptons at Central Apartments           $930        N/A       N/A         N/A
89   Stonehurst Court Apartments                   N/A        N/A       N/A         N/A
91   Maplewood Apartments (1D)                     N/A        N/A       N/A         N/A
92   Columbus Village Apartments (1D)              N/A        N/A       N/A         N/A
94   The Argyle Apartments                         N/A        N/A       N/A         N/A
98   Sweetbriar Apartments                         N/A        N/A       N/A         N/A
100  Bayside Village Apartments                    N/A        N/A       N/A         N/A
101  Wickshire On Lane Apartments                 $620        N/A       N/A         N/A
102  Dalton Place & Normandy Woods                $810        N/A       N/A         N/A
104  Village Green Apartments                     $850        N/A       N/A         N/A
106  The Continental House Apartments              N/A        N/A       N/A         N/A
111  Meadow Estates Apartments                    $565        N/A       N/A         N/A
114  Okatibbee Ridge Apartments                   $630        N/A       N/A         N/A
115  The Center Place Apartments                   N/A        N/A       N/A         N/A
119  Valley-Grove Apartments                       N/A        N/A       N/A         N/A
123  Hawthorn Duplexes                            $825        N/A       N/A         N/A
124  Village Square Apartments                    $713        N/A       N/A         N/A
125  Pine Terrace Apartments                      $525        N/A       N/A         N/A
126  Pentagon Garden Apartments                    N/A        N/A       N/A         N/A
127  Menlo Townhomes                            $1,600        N/A       N/A         N/A
128  Heritage House II Apartments                  N/A        N/A       N/A         N/A
135  Granada Apartments                           $720        N/A       N/A         N/A
136  Hampton Garden Apartments                     N/A        N/A       N/A         N/A
137  Berkley Flats                                 N/A        N/A       N/A         N/A
138  King's Court Apartments                      $465        N/A       N/A         N/A
142  The Brookwood Apartments                      N/A        N/A       N/A         N/A
146  Martins Crossing Apartments                   N/A        N/A       N/A         N/A
148  The Oak Grove Apartments                      N/A        N/A       N/A         N/A
149  Ashford Hill Apartments                      $650        N/A       N/A         N/A
152  2650 Franklin Apartments                      N/A        N/A       N/A         N/A
154  Meadow Glen Townhomes                        $920        N/A       N/A         N/A
156  Brookhollow Apartments                       $689        N/A       N/A         N/A
163  Campus View Apartments                        N/A        N/A       N/A         N/A
167  Lake Pointe Condominiums                   $1,000        N/A       N/A         N/A
168  Sandalfoot Pointe Apartments                  N/A        N/A       N/A         N/A

                              Multifamily Schedule

                                                       Utilities                         Subject     Subject      Subject    Subject
                                                        Tenant                  #        Studio      Studio       Studio      1 BR
#      Property Name                                     Pays               Elevators     Units     Avg. Rent    Max. Rent    Units
-      -------------                                     ----               ---------     -----     ---------    ---------    -----
169    Canterberry Apartments                          Electric                 0           N/A         N/A          N/A        N/A
170    Lakeshore Villa Apartments                      Electric                 0           N/A         N/A          N/A         24
171    College Station Apartments               Electric/Gas/Water/Sewer        0           N/A         N/A          N/A         16
174    Villas Of Loiret                           Electric/Water/Sewer          0           N/A         N/A          N/A        N/A
179    The Chevelle Apartments                           None                   0            26        $394         $415         17
181    Tree Tops Apartments                            Electric                 0             1        $325         $325         16
185    Littlefield Apartments                          Electric                 0           N/A         N/A          N/A        N/A
186    The Woods of Old West Lawrence                  Electric                 0             1        $465         $465        N/A
187    Villa Fortuna Apartments                   Electric/Water/Sewer          0           N/A         N/A          N/A        N/A
188    Clinton Heights Apartments                  Electric/Gas/Water           0           N/A         N/A          N/A         68
191    The Cedars Apartments                      Electric/Water/Sewer          0           N/A         N/A          N/A         88
192    Parkview Apartments                             Electric                 1             4        $437         $440         28
193    Highland Arms Apartments                        Electric                 1             3        $422         $425         10
196    Lone Oak Apartments                             Electric                 0           N/A         N/A          N/A         14
198    Yorktown Apartments                             Electric                 0           N/A         N/A          N/A        N/A
200    The Willow Woods Apartments                     Electric                 0           N/A         N/A          N/A          1
204    Williamsburg Apartments                       Electric/Gas               0           N/A         N/A          N/A         12
205    3-5 Dana Drive                             Electric/Water/Sewer          0           N/A         N/A          N/A          3
206    Lamar Place Apartments                          Electric                 0           N/A         N/A          N/A         22
208    Hines Plaza Apartments                          Electric                 0           N/A         N/A          N/A          8

                                        Subject      Subject     Subject    Subject     Subject    Subject    Subject     Subject
                                         1 BR         1 BR         2 BR      2 BR        2 BR       3 BR       3 BR        3 BR
#     Property Name                    Avg. Rent    Max. Rent     Units    Avg. Rent   Max. Rent    Units    Avg. Rent   Max. Rent
-     -------------                    ---------    ---------     -----    ---------   ---------    -----    ---------   ---------
169  Canterberry Apartments                N/A         N/A           76      $475         $525        N/A         N/A         N/A
170  Lakeshore Villa Apartments           $356        $375           57      $381         $425        N/A         N/A         N/A
171  College Station Apartments           $371        $395           48      $421         $450        N/A         N/A         N/A
174  Villas Of Loiret                      N/A         N/A          N/A       N/A          N/A         12      $1,254      $1,350
179   The Chevelle Apartments             $500        $595           21      $623         $725        N/A         N/A         N/A
181   Tree Tops Apartments                $528        $625           15      $631         $650        N/A         N/A         N/A
185   Littlefield Apartments               N/A         N/A           16    $1,152       $1,400        N/A         N/A         N/A
186   The Woods of Old West Lawrence       N/A         N/A           39      $485         $490        N/A         N/A         N/A
187   Villa Fortuna Apartments             N/A         N/A           32      $530         $535        N/A         N/A         N/A
188   Clinton Heights Apartments          $324        $335          N/A       N/A          N/A        N/A         N/A         N/A
191   The Cedars Apartments               $298        $399            8      $396         $429        N/A         N/A         N/A
192   Parkview Apartments                 $505        $555           16      $553         $575        N/A         N/A         N/A
193   Highland Arms Apartments            $523        $530           11      $593         $610          7        $666        $685
196   Lone Oak Apartments                 $355        $360           38      $419         $425          8        $468        $475
198   Yorktown Apartments                  N/A         N/A           17      $815         $875        N/A         N/A         N/A
200   The Willow Woods Apartments         $495        $495           31      $525         $550        N/A         N/A         N/A
204   Williamsburg Apartments             $349        $350           22      $424         $425        N/A         N/A         N/A
205   3-5 Dana Drive                      $525        $550           21      $631         $675        N/A         N/A         N/A
206   Lamar Place Apartments              $430        $505            8      $553         $635        N/A         N/A         N/A
208   Hines Plaza Apartments              $365        $370           24      $420         $430          8        $461        $475

                                        Subject    Subject     Subject
                                         4 BR       4 BR        4 BR
#     Property Name                      Units    Avg. Rent   Max. Rent
-     -------------                      -----    ---------   ---------
169  Canterberry Apartments                N/A       N/A         N/A
170  Lakeshore Villa Apartments            N/A       N/A         N/A
171  College Station Apartments            N/A       N/A         N/A
174  Villas Of Loiret                      N/A       N/A         N/A
179   The Chevelle Apartments              N/A       N/A         N/A
181   Tree Tops Apartments                 N/A       N/A         N/A
185   Littlefield Apartments               N/A       N/A         N/A
186   The Woods of Old West Lawrence       N/A       N/A         N/A
187   Villa Fortuna Apartments             N/A       N/A         N/A
188   Clinton Heights Apartments           N/A       N/A         N/A
191   The Cedars Apartments                N/A       N/A         N/A
192   Parkview Apartments                  N/A       N/A         N/A
193   Highland Arms Apartments             N/A       N/A         N/A
196   Lone Oak Apartments                  N/A       N/A         N/A
198   Yorktown Apartments                  N/A       N/A         N/A
200   The Willow Woods Apartments          N/A       N/A         N/A
204   Williamsburg Apartments              N/A       N/A         N/A
205   3-5 Dana Drive                       N/A       N/A         N/A
206   Lamar Place Apartments               N/A       N/A         N/A
208   Hines Plaza Apartments               N/A       N/A         N/A


(1A) The Mortgage Loans secured by Lakewood House Apartments, Vali Hi Shopping Center, Somers Plaza Shopping Center, Apple Valley Shopping Center and Lakewood Shopping Center are cross-collateralized and cross-defaulted, respectively.
(1D) The Mortgage Loans secured by Maplewood Apartments and Columbus Village Apartments are cross-collateralized and cross-defaulted, respectively.

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                   EXHIBIT A-2

                            MORTGAGE POOL INFORMATION

                       See this Exhibit for tables titled:

                             Mortgage Interest Rates

                         Cut-off Date Principal Balances

                           Original Amortization Terms

                        Original Terms to Stated Maturity

                          Remaining Amortization Terms

                       Remaining Terms to Stated Maturity

                           Years Built/Years Renovated

                         Occupancy Rates at Underwriting

                        U/W Debt Service Coverage Ratios

                        Cut-off Date Loan-to-Value Ratios

                          Mortgaged Properties by State

                       Mortgage Loans by Amortization Type

                      Mortgaged Properties by Property Type

                    Mortgaged Properties by Property Sub-Type

                     Prepayment Provision as of Cut-off Date

                                Prepayment Option

                        Mortgage Pool Prepayment Profile


                                     A-2-1

                             Mortgage Interest Rates


                                                                                             Weighted
                                                                         Percentage of        Average                   Weighted
                                        Number of       Cut-off Date        Initial          Mortgage     Weighted       Average
             Range of                    Mortgage        Principal       Mortgage Pool       Interest     Average     Cut-off Date
       Mortgage Interest Rates            Loans          Balance (1)        Balance           Rates     U/W DSCR (2)  LTV Ratio (2)
  -------------------------------       ---------       -------------   ----------------     --------   ------------  -------------

   6.320%          -        7.000%         17           $ 66,682,681          8.5%            6.758%         1.42x        75.7%
   7.001%          -        7.250%         10             22,176,915          2.8%            7.137%         1.32         74.1%
   7.251%          -        7.500%         11             52,973,427          6.7%            7.408%         1.37         76.7%
   7.501%          -        7.750%          9             58,625,776          7.4%            7.695%         1.25         77.7%
   7.751%          -        8.000%         30            149,163,978         18.9%            7.918%         1.31         72.6%
   8.001%          -        8.250%         52            182,570,538         23.2%            8.136%         1.33         72.6%
   8.251%          -        8.500%         38            101,264,841         12.9%            8.346%         1.31         70.9%
   8.501%          -        8.750%         26            131,766,466         16.7%            8.583%         1.29         68.3%
   8.751%          -        9.000%         12             14,720,832          1.9%            8.829%         1.33         66.2%
   9.001%          -        9.280%          5              7,910,824          1.0%            9.149%         1.45         69.2%
                                        -------         -------------       -----            ------         -----        -----
Total/Weighted Average:                   210           $787,856,278        100.0%            7.993%         1.32x        72.5%
                                        =======         =============       =====            ======         =====        =====


Maximum Mortgage Interest Rate:         9.280%
Minimum Mortgage Interest Rate:         6.320%
Average Mortgage Interest Rate:         7.993%


(1) Assumes a Cut-off Date of December 1, 1999.
(2) Excluding the CTL Loan.


                         Cut-off Date Principal Balances



                                                                                             Weighted
                                                                           Percentage of      Average                   Weighted
                                             Number of     Cut-off Date       Initial         Mortgage    Weighted       Average
          Range of Cut-off Date              Mortgage        Principal     Mortgage Pool      Interest     Average    Cut-off Date
           Principal Balances                 Loans         Balance (1)       Balance          Rates    U/W DSCR (2)  LTV Ratio (2)
     --------------------------------        ---------     -------------   --------------    ---------  ------------  -------------

     $   399,636   -          500,000            1         $    399,636        0.1%           8.880%       1.42x        63.6%
         500,001   -          750,000           13            8,602,367        1.1%           8.552%       1.27         69.2%
         750,001   -        1,000,000           16           13,871,300        1.8%           8.174%       1.40         68.2%
       1,000,001   -        1,250,000           18           20,080,689        2.5%           8.205%       1.35         69.9%
       1,250,001   -        1,500,000           15           21,155,610        2.7%           8.129%       1.32         66.7%
       1,500,001   -        1,750,000           18           29,069,384        3.7%           8.109%       1.31         72.5%
       1,750,001   -        2,000,000           19           35,100,836        4.5%           7.863%       1.33         71.8%
       2,000,001   -        3,000,000           35           85,708,266       10.9%           8.035%       1.35         71.6%
       3,000,001   -        4,000,000           19           65,693,774        8.3%           7.938%       1.35         74.0%
       4,000,001   -        5,000,000           14           62,376,529        7.9%           7.970%       1.37         72.3%
       5,000,001   -        6,000,000           10           54,843,770        7.0%           7.964%       1.31         75.1%
       6,000,001   -        7,000,000            8           52,671,714        6.7%           7.928%       1.27         73.2%
       7,000,001   -        8,000,000            5           36,794,009        4.7%           7.892%       1.28         75.5%
       8,000,001   -        9,000,000            3           25,113,312        3.2%           7.705%       1.28         77.3%
       9,000,001   -       11,500,000            7           74,415,539        9.4%           7.674%       1.35         73.0%
      11,500,001   -       15,500,000            4           49,915,131        6.3%           7.974%       1.34         74.8%
      15,500,001   -       19,500,000            1           16,873,152        2.1%           8.510%       1.21         67.0%
      19,500,001   -       34,500,000            2           53,763,882        6.8%           7.865%       1.37         70.5%
      34,500,001   -     $ 44,973,184            2           81,407,381       10.3%           8.320%       1.26         71.1%
                                             ------        ------------      ------           -----        -----        ----
Total/Weighted Average:                        210         $787,856,278      100.0%           7.993%       1.32x        72.5%
                                             ======        ============      ======           ======       =====        =====


Maximum Cut-off Date Scheduled Principal Balance:          $ 44,973,184
Minimum Cut-off Date Scheduled Principal Balance:          $    399,636
Average Cut-off Date Scheduled Principal Balance:          $  3,751,697

(1) Assumes a Cut-off Date of December 1, 1999.
(2) Excluding the CTL Loan.



                                     1 of 1

                           Original Amortization Terms



                                                                                     Weighted
                                                                  Percentage of       Average                         Weighted
          Range of               Number of      Cut-off Date         Initial          Mortgage          Weighted       Average
   Original Amortization         Mortgage       Principal         Mortgage Pool       Interest           Average     Cut-off Date
       Terms (Months)              Loans        Balance (1)          Balance           Rates          U/W DSCR (2)   LTV Ratio (2)
   ------------------------      ---------      -------------    --------------      ----------       ------------   -------------

   180         -        239           4         $ 5,081,460           0.6%            8.532%               1.36x         56.3%
   240         -        299           8          11,844,518           1.5%            8.056%               1.27          67.3%
   300         -        313          68         157,834,224          20.0%            8.073%               1.40          68.4%
   314         -        360         130         613,096,076          77.8%            7.967%               1.30          73.7%
                                   ----        ------------         ------           -------              ------        -------
Total/Weighted Average:             210        $787,856,278         100.0%            7.993%               1.32x         72.5%
                                   ====        ============         =====            =======              ======        =======



Maximum Original Amortization Term (Months):            360
Minimum Original Amortization Term (Months):            180
Wtd. Avg. Original Amortization Term (Months):          345


(1) Assumes a Cut-off Date of December 1, 1999.
(2) Excluding the CTL Loan.






                      Original Terms to Stated Maturity (1)



                                                                                           Weighted
                                                                       Percentage of        Average                    Weighted
            Range of                Number of          Cut-off Date       Initial          Mortgage      Weighted       Average
          Original Terms            Mortgage            Principal      Mortgage Pool       Interest       Average     Cut-off Date
    to Stated Maturity (Months)      Loans              Balance (2)       Balance            Rates     U/W DSCR (3)   LTV Ratio (3)
  -----------------------------    ----------         --------------   -------------       ---------   ------------   -------------

   60          -        115             6              $ 21,767,262          2.8%            8.353%         1.30x        74.6%
   116         -        120           192               740,382,470         94.0%            7.985%         1.32         72.5%
   121         -        200             9                20,546,541          2.6%            7.950%         1.46         70.2%
   201         -        243             3                 5,160,005          0.7%            7.734%         1.18         72.5%
                                      -----            -------------       ------            ------        ------        ------
Total/Weighted Average:               210              $787,856,278        100.0%            7.993%         1.32x        72.5%
                                      =====            ============        ======            ======        ======        ======

Maximum Original Term to Stated Maturity (Months):              243
Minimum Original Term to Stated Maturity (Months):               60
Wtd. Avg. Original Term to Stated Maturity (Months):            121


(1) In the case of hyper-amortization loans, the Anticipated Repayment Date is assumed to be the maturity date for the purposes of the table.
(2) Assumes a Cut-off Date of December 1, 1999.
(3) Excluding the CTL Loan.

                          Remaining Amortization Terms



                                                                                           Weighted
                                                                       Percentage of        Average                     Weighted
             Range of                 Number of      Cut-off Date         Initial           Mortgage      Weighted       Average
      Remaining Amortization          Mortgage        Principal         Mortgage Pool       Interest       Average    Cut-off Date
          Terms (Months)               Loans          Balance (1)          Balance            Rates     U/W DSCR (2)  LTV Ratio (2)
     -------------------------       ----------      ------------       --------------     ----------   ------------  -------------
      177         -       238           10            $ 14,171,340          1.8%             8.175%          1.31x         63.4%
      239         -       298           57             129,308,270         16.4%             8.008%          1.39          69.4%
      299         -       312           13              31,280,592          4.0%             8.363%          1.43          64.2%
      313         -       359          130             613,096,076         77.8%             7.967%          1.30          73.7%
                                      ----            ------------        ------             ------         ------         -----
Total/Weighted Average:                210            $787,856,278        100.0%             7.993%          1.32x         72.5%
                                     =====            ============        ======             ======         ======         =====


Maximum Remaining Amortization Term (Months):                  359
Minimum Remaining Amortization Term (Months):                  177
Wtd. Avg. Remaining Amortization Term (Months):                340


(1) Assumes a Cut-off Date of December 1, 1999.
(2) Excluding the CTL Loan.






                     Remaining Terms to Stated Maturity (1)



                                                                                          Weighted
                                                                        Percentage of      Average                    Weighted
             Range of                Number of       Cut-off Date          Initial        Mortgage      Weighted       Average
         Remaining Terms             Mortgage         Principal        Mortgage Pool      Interest      Average     Cut-off Date
   to Stated Maturity (Months)        Loans          Balance (2)           Balance          Rates     U/W DSCR (3)  LTV Ratio (3)
  -----------------------------     ----------       ------------       --------------    ---------   ------------  -------------
      38          -       114            53           $ 172,317,134         21.9%            7.360%          1.37x        74.6%
      115         -       119           145             589,832,598         74.9%            8.182%          1.30         71.9%
      120         -       199             9              20,546,541          2.6%            7.950%          1.46         70.2%
      200         -       241             3               5,160,005          0.7%            7.734%          1.18         72.5%
                                      -----            ------------        -----             ------          -----       -------
Total/Weighted Average:                 210            $787,856,278        100.0%            7.993%          1.32x        72.5%
                                      =====            ============        =====             =====           =====       =======



Maximum Remaining Term to Stated Maturity (Months):            241
Minimum Remaining Term to Stated Maturity (Months):             38
Wtd. Avg. Remaining Term to Stated Maturity (Months):          116


(1) In the case of hyper-amortization loans, the Anticipated Repayment Date is assumed to be the maturity date for the purposes of the table.
(2) Assumes a Cut-off Date of December 1, 1999.
(3) Excluding the CTL Loan.

                         Years Built/Years Renovated (1)


                                                                                           Weighted
                                       Number of                          Percentage of    Average                      Weighted
                                      Underlying       Cut-off Date         Initial        Mortgage      Weighted       Average
             Range of Years              Real           Principal        Mortgage Pool     Interest       Average    Cut-off Date
             Built/Renovated           Properties       Balance (2)          Balance        Rates      U/W DSCR (3)  LTV Ratio (3)
    ----------------------------      -----------      ------------       ------------   -----------   ------------  --------------

      1963         -       1970            8            $ 19,170,424          2.4%          7.961%         1.36x         72.2%
      1971         -       1980           22              57,728,291          7.3%          8.030%         1.32          74.6%
      1981         -       1990           58             234,026,071         29.7%          7.727%         1.36          73.6%
      1991         -       1999          128             476,931,493         60.5%          8.120%         1.30          71.6%
                                         -----         -------------        ------          ------         -----        -------
Total/Weighted Average:                  216            $787,856,278        100.0%          7.993%         1.32x         72.5%
                                         =====         =============        ======          ======         =====        =======


Maximum Year Built/Renovated:            1999
Minimum Year Built/Renovated:            1963
Wtd. Avg. Year Built/Renovated:          1991



(1) Year Built/Renovated reflects the later of the Year Built or the Year Renovated.
(2) Assumes a Cut-off Date of December 1, 1999.
(3) Excluding the CTL Loan.


                         Occupancy Rates at Underwriting




                                                                                          Weighted
                                    Number of                         Percentage of        Average                     Weighted
                                   Underlying      Cut-off Date          Initial          Mortgage      Weighted        Average
          Range of                    Real           Principal        Mortgage Pool       Interest       Average     Cut-off Date
    Occupancy Rates at U/W        Properties (1)     Balance (2)         Balance            Rates     U/W DSCR (3)   LTV Ratio (3)
   --------------------------     --------------    ------------      -------------      ----------   ------------  ---------------

   79.0%       -        79.9%            2            $ 2,162,854         0.3%             8.184%         1.32x          66.9%
   80.0%       -        89.9%           17             47,098,113         6.0%             8.177%         1.29           71.5%
   90.0%       -        94.9%           32            149,348,629        19.0%             8.127%         1.30           73.5%
   95.0%       -        97.4%           31            167,766,778        21.3%             7.705%         1.32           75.3%
   97.5%       -        100.0%         128            389,424,192        49.4%             8.007%         1.32           71.9%
                                       ---           ------------        -----             ------        ------          ------
Total/Weighted Average:                210           $755,800,566        95.9%             7.975%         1.32x          72.9%
                                       ===           ============        =====             ======        ======          ======


Maximum Occupancy Rate at U/W:        100.0%
Minimum Occupancy Rate at U/W:         79.0%
Wtd. Avg. Occupancy Rate at U/W:       96.4%



(1) Does not include any hotel properties.
(2) Assumes a Cut-off Date of December 1, 1999.
(3) Excluding the CTL Loan.

                        U/W Debt Service Coverage Ratios






                                                                                         Weighted
                                                                      Percentage of      Average                     Weighted
                                 Number of        Cut-off Date           Initial         Mortgage      Weighted        Average
           Range of              Mortgage          Principal          Mortgage Pool      Interest       Average     Cut-off Date
           U/W DSCRs              Loans           Balance (1)            Balance          Rates       U/W DSCR (2)  LTV Ratio (2)
     --------------------        --------         ------------        --------------     ----------   ------------  -------------

             CTL                    1               $ 2,092,645           0.3%           8.140%            N/A             N/A
     1.06x    -     1.19            1                 1,653,637           0.2%           7.890%           1.06x           79.5%
     1.20     -     1.21           11                65,096,378           8.3%           8.208%           1.21            72.6%
     1.22     -     1.29           90               364,015,466          46.2%           8.025%           1.26            73.6%
     1.30     -     1.34           47               151,640,250          19.2%           8.065%           1.31            73.8%
     1.35     -     1.39           14                44,092,870           5.6%           8.095%           1.38            74.5%
     1.40     -    1.88x           46               159,265,034          20.2%           7.734%           1.52            67.9%
                                 ----              ------------         ------           ------          ------           -----
Total/Weighted Average:           210              $787,856,278         100.0%           7.993%           1.32x           72.5%
                                 ====              ============         ======           ======          ======           =====


Maximum DSCR (2):                1.88x
Minimum  DSCR (2):               1.06x
Wtd. Avg.  DSCR (2):             1.32x


(1) Assumes a Cut-off Date of December 1, 1999.
(2) Excluding the CTL Loan.



                        Cut-off Date Loan-to-Value Ratios

                                                                                          Weighted
                                                                       Percentage of       Average                      Weighted
                                      Number of        Cut-off Date        Initial         Mortgage      Weighted        Average
      Range of Cut-off Date           Mortgage          Principal       Mortgage Pool      Interest       Average     Cut-off Date
       Loan-to-Value Ratios             Loans           Balance (1)        Balance          Rates      U/W DSCR (2)   LTV Ratio (2)
    ---------------------------       ----------       -------------   --------------     ----------   ------------   -------------

                 CTL                       1           $ 2,092,645           0.3%           8.140%          N/A            N/A
    40.50%        -      55.00%           10            24,157,104           3.1%           8.514%         1.40x          51.5%
    55.10%        -      65.00%           25            64,056,845           8.1%           8.165%         1.43           61.0%
    65.10%        -      67.50%           14            49,678,464           6.3%           8.276%         1.30           66.4%
    67.60%        -      70.00%           21           106,333,468          13.5%           8.293%         1.31           69.1%
    70.10%        -      72.50%           30            80,981,811          10.3%           8.195%         1.35           71.5%
    72.60%        -      75.00%           40           161,297,711          20.5%           7.893%         1.32           73.8%
    75.10%        -      77.50%           18            85,088,725          10.8%           7.737%         1.31           76.7%
    77.60%        -      78.50%           20            84,738,068          10.8%           7.577%         1.31           78.0%
    78.60%        -      79.50%           13            45,350,492           5.8%           7.704%         1.27           79.0%
    79.60%        -      80.00%           16            77,184,985           9.8%           8.048%         1.27           79.8%
    80.10%        -      86.40%            2             6,895,962           0.9%           7.380%         1.30           84.6%
                                        -----         ------------         ------           ------         -----         ------
Total/Weighted Average:                  210          $787,856,278         100.0%           7.993%         1.32x          72.5%
                                        =====         ============         ======           ======         =====         ======


Maximum Cut-off Date LTV Ratio (2):     86.4%
Minimum Cut-off Date LTV Ratio (2):     40.5%
Wtd. Avg. Cut-off Date LTV Ratio (2):   72.5%


(1) Assumes a Cut-off Date of December 1, 1999.
(2) Excluding the CTL Loan.

                         Mortgaged Properties by State




                                                                                      Weighted
                                                                   Percentage of      Average                          Weighted
                            Number of            Cut-off Date         Initial         Mortgage         Weighted        Average
                            Mortgaged              Principal       Mortgage Pool      Interest         Average       Cut-off Date
State                      Properties             Balance (1)         Balance          Rates         U/W DSCR (2)    LTV Ratio (2)
-----------              -------------          ---------------   ---------------    ----------      ------------   -------------

California                     31                $ 114,336,631        14.5%            8.080%            1.38x          67.5%
Texas                          32                   90,725,566        11.5%            7.831%            1.32           75.1%
New York                       11                   70,739,105         9.0%            8.468%            1.26           69.5%
Florida                        17                   60,363,296         7.7%            8.105%            1.31           76.1%
Michigan                        4                   48,873,899         6.2%            8.022%            1.26           74.5%
Oklahoma                        8                   47,841,758         6.1%            7.408%            1.38           76.1%
Massachusetts                   7                   41,219,405         5.2%            7.966%            1.34           72.6%
Pennsylvania                   10                   35,551,312         4.5%            7.375%            1.45           73.6%
Virginia                        7                   30,798,254         3.9%            8.034%            1.28           74.3%
Colorado                        8                   22,895,070         2.9%            8.267%            1.34           68.1%
Georgia                         9                   21,853,610         2.8%            8.036%            1.30           74.8%
Kansas                          6                   20,124,672         2.6%            8.172%            1.26           71.2%
New Jersey                      5                   16,752,405         2.1%            8.200%            1.26           71.6%
Arizona                         7                   14,696,058         1.9%            7.869%            1.29           74.9%
Tennessee                       2                   14,563,109         1.8%            8.512%            1.29           73.2%
Ohio                            4                   14,208,172         1.8%            7.885%            1.32           74.9%
Minnesota                       3                   12,864,772         1.6%            8.403%            1.38           67.3%
New Hampshire                   4                   12,651,727         1.6%            7.161%            1.27           76.4%
Maryland                        3                   11,836,875         1.5%            7.938%            1.30           74.7%
Connecticut                     5                   10,660,610         1.4%            8.341%            1.28           69.7%
Indiana                         4                    9,943,866         1.3%            8.049%            1.22           72.7%
Arkansas                        5                    8,870,042         1.1%            8.397%            1.28           71.4%
Wisconsin                       2                    8,813,834         1.1%            7.950%            1.39           70.7%
Louisiana                       5                    6,403,302         0.8%            7.597%            1.42           71.9%
Washington                      2                    5,930,387         0.8%            7.432%            1.34           76.1%
Kentucky                        1                    5,715,099         0.7%            8.170%            1.25           78.3%
Nebraska                        1                    5,596,509         0.7%            8.360%            1.21           80.0%
Oregon                          3                    4,590,953         0.6%            7.487%            1.34           60.6%
Utah                            2                    4,187,021         0.5%            8.183%            1.27           72.4%
Vermont                         1                    3,812,987         0.5%            7.260%            1.65           71.5%
Nevada                          2                    3,434,286         0.4%            8.085%            1.28           75.0%
Mississippi                     1                    2,160,270         0.3%            8.100%            1.25           78.7%
New Mexico                      2                    1,989,138         0.3%            8.280%            1.33           54.9%
Iowa                            1                    1,438,558         0.2%            8.030%            1.36           66.6%
Idaho                           1                    1,413,723         0.2%            6.950%            1.31           64.3%
                              ---                -------------        -----           -------            ----           -----
Total/Weighted Average:       216                $ 787,856,278        100.0%           7.993%            1.32x           2.5%
                              ===                =============        =====           =======            ====           =====


(1) Assumes a Cut-off Date of December 1, 1999.
(2) Excluding the CTL Loan.





                       Mortgage Loans by Amortization Type



                                                                                       Weighted
                                                                   Percentage of       Average                         Weighted
                                Number of         Cut-off Date        Initial          Mortgage         Weighted        Average
                                Mortgage           Principal       Mortgage Pool       Interest         Average       Cut-off Date
Loan Type                         Loans            Balance (1)        Balance           Rates         U/W DSCR (2)    LTV Ratio (2)
--------------                 ----------         ------------     -------------       --------       ------------    -------------

Balloon                           195            $ 709,405,970         90.0%             7.984%            1.32x           72.6%
Hyper-Amortizing                   10               71,047,595          9.0%             8.079%            1.31            71.6%
Fully Amortizing                    5                7,402,714          0.9%             8.066%            1.30            63.3%
                                 -----            ------------        ------             ------           -----            ------
Total/Weighted Average:           210             $787,856,278        100.0%             7.993%            1.32x           72.5%
                                 =====            ============        ======             ======           ======           ======

(1) Assumes a Cut-off Date of December 1, 1999.
(2) Excluding the CTL Loan.

                     Mortgaged Properties by Property Type








                                                                                         Weighted
                                         Number of                      Percentage of     Average                      Weighted
                                        Underlying       Cut-off Date      Initial        Mortgage    Weighted         Average
                                           Real            Principal    Mortgage Pool     Interest     Average       Cut-off Date
Property Type                           Properties        Balance (1)      Balance          Rates    U/W DSCR (2)    LTV Ratio (2)
-------------                           ----------       ------------   -------------    ---------   ------------    -------------


Multifamily                                 85           $ 298,366,149       37.9%          7.730%       1.32x         75.5%
Retail                                      43             201,274,526       25.5%          8.140%       1.28          72.1%
Office                                      37             134,954,503       17.1%          8.178%       1.34          69.8%
Industrial                                  20              64,523,056        8.2%          8.176%       1.27          71.1%
Hotel                                        6              32,055,712        4.1%          8.426%       1.50          61.5%
Mixed Use                                    7              25,513,610        3.2%          8.350%       1.40          70.7%
Manufactured Housing                         6              18,254,431        2.3%          7.076%       1.47          74.7%
Self Storage                                11              10,821,648        1.4%          8.517%       1.36          67.8%
CTL                                          1               2,092,645        0.3%          8.140%        N/A           N/A
                                           ----          -------------      ------          ------      ------         -----
Total/Weighted Average:                    216           $ 787,856,278      100.0%          7.993%       1.32x         72.5%
                                           ====          =============      ======          ======      ======         =====

(1) Assumes a Cut-off Date of December 1, 1999.
(2) Excluding the CTL Loan.


                        Mortgaged Property by Sub-Type







                                                                                          Weighted
                                                                        Percentage of     Average                      Weighted
                                         Number of       Cut-off Date      Initial        Mortgage    Weighted         Average
                                         Mortgaged         Principal    Mortgage Pool     Interest     Average       Cut-off Date
Property Type    Property Sub-Type      Properties        Balance (1)      Balance          Rates     U/W DSCR        LTV Ratio
-------------    -----------------      ----------       ------------   -------------    ---------    --------       ------------


Retail            Anchored       (2)        20            $160,190,813       20.4%          8.086%       1.26x         73.3%
                  Unanchored                23              40,783,713        5.2%          8.353%       1.35          67.4%
                                            --            ------------       -----          ------      ------         -----
Total/Weighted Average:                     43            $201,274,526       25.5%          8.140%       1.28x         72.1%
                                            ==            ============       =====          ======      ======         =====

(1) Assumes a Cut-off Date of December 1, 1999.
(2) Includes shadow anchored properties.

                   Prepayment Provision as of Cut-off Date (1)




                                                                            Weighted    Weighted           Weighted
                                                                             Average     Average           Average
                                                            Percentage of   Remaining   Remaining          Remaining     Weighted
         Range of            Number of      Cut-off Date       Initial       Lockout     Lockout         Lockout Plus    Average
    Remaining Terms to        Mortgage       Principal      Mortgage Pool    Period   Plus YM Period    Premium Period   Maturity
Stated Maturity (Years) (1)    Loans        Balance (1)        Balance       (Years)      (Years)           (Years)     (Years) (2)
---------------------------  ---------     ------------     -------------   --------  --------------    --------------  -----------


 3.0        -         3.9        2      $   2,988,450          0.4%             0.9          3.0               3.0         3.4
 4.0        -         4.9        1          2,692,755          0.3%             4.3          4.3               4.3         4.6
 6.0        -         6.9        3         16,086,057          2.0%             6.3          6.3               6.3         6.8
 8.0        -         8.9       34        109,146,056         13.9%             3.0          8.2               8.2         8.7
 9.0        -         9.9      158        631,236,414         80.1%             8.8          9.3               9.3         9.8
 10.0       -        10.9        1          4,514,716          0.6%             0.0          8.3               9.3        10.4
 13.0       -        13.9        2          6,636,564          0.8%             6.1         12.7              12.7        13.2
 14.0       -        14.9        6          9,395,262          1.2%            11.8         14.3              14.3        14.7
 18.0       -        18.9        1          1,413,723          0.2%             8.8         18.6              18.6        18.9
 19.0       -        19.9        1          1,653,637          0.2%            19.5         19.5              19.5        19.8
 20.0       -        20.9        1          2,092,645          0.3%            19.6         19.6              19.6        20.1
                              -----     -------------        ------           -----         ----              ----        ----
Total/Weighted Average:        210      $ 787,856,278        100.0%             7.9          9.2               9.2         9.7
                              =====     =============        ======           =====         ====              ====        ====


(1) Assumes a Cut-off Date of December 1, 1999.
(2) In the case of the Anticipated Repayment Date loans, the Anticipated Repayment Date is assumed to be the maturity date for the purposes of the indicated column.



                                Prepayment Option



                                                                               Weighted    Weighted        Weighted
                                                                                Average     Average         Average
                                                                 Percentage of Remaining   Remaining       Remaining      Weighted
                                       Number of   Cut-off Date     Initial     Lockout     Lockout       Lockout Plus     Average
                                        Mortgage    Principal    Mortgage Pool  Period      Plus YM      Premium Period   Maturity
         Prepayment Option                Loans    Balance (1)      Balance     (Years)  Period (Years)    (Years)      (Years) (2)
---------------------------------      ---------- ------------   -------------  -------  -------------   -------------  -----------
Lockout / Defeasance                      155     $ 595,099,427     75.5%       9.4            9.4         9.4              9.8
Lockout / Yield Maintenance                53       185,549,381     23.6%       3.3            8.8         8.8              9.3
Yield Maintenance / Prepayment Premium      1         4,514,716      0.6%       0.0            8.3         9.3             10.4
Lockout                                     1         2,692,755      0.3%       4.3            4.3         4.3              4.6
                                         -----    -------------     ------     -----           ---         ---             ------
Total/Weighted Average:                   210     $ 787,856,278    100.0%       7.9            9.2         9.2              9.7
                                         ====     =============     ======     =====           ===         ===             =======



(1) Assumes a Cut-off Date of December 1, 1999.
(2) In the case of the Anticipated Repayment Date loans, the Anticipated Repayment Date is assumed to be the maturity date for the purposes of the indicated column.

                      Mortgage Pool Prepayment Profile (1)



                                Number of
               Months Since     Mortgage     Outstanding        % of Pool       Yield        Prepayment     % of Pool
 Date        Cut-off Date (2)     Loans      Balance (mm)        Lockout     Maintenance      Premium         Open          Total
------      -----------------   ----------  -------------      ---------     -----------     ---------      ---------      --------
Dec-99              0              210          $ 787.9          99.43%         0.57%         0.00%          0.00%         100.0%
Dec-00              12             210          $ 781.0          98.70%         1.30%         0.00%          0.00%         100.0%
Dec-01              24             210          $ 773.4          96.92%         3.08%         0.00%          0.00%         100.0%
Dec-02              36             210          $ 765.2          89.68%        10.07%         0.00%          0.25%         100.0%
Dec-03              48             208          $ 753.4          81.43%        18.57%         0.00%          0.00%         100.0%
Dec-04              60             207          $ 741.4          77.37%        22.63%         0.00%          0.00%         100.0%
Dec-05              72             207          $ 731.0          77.44%        22.56%         0.00%          0.00%         100.0%
Dec-06              84             204          $ 704.5          76.17%        23.83%         0.00%          0.00%         100.0%
Dec-07              96             204          $ 692.5          76.24%        20.93%         0.00%          2.83%         100.0%
Dec-08             108             170          $ 586.6          87.46%        11.10%         0.64%          0.80%         100.0%
Dec-09             120              12          $  19.3          36.38%        44.88%         0.00%         18.73%         100.0%
Dec-10             132              11          $  14.8          43.40%        56.60%         0.00%          0.00%         100.0%
Dec-11             144              11          $  13.9          41.71%        58.29%         0.00%          0.00%         100.0%
Dec-12             156              11          $  12.9          39.58%        29.83%         0.00%         30.59%         100.0%
Dec-13             168               9          $   6.9          62.98%        37.02%         0.00%          0.00%         100.0%
Dec-14             180               3          $   2.5          80.11%        19.89%         0.00%          0.00%         100.0%
Dec-15             192               3          $   2.1          81.78%        18.22%         0.00%          0.00%         100.0%
Dec-16             204               3          $   1.8          84.25%        15.75%         0.00%          0.00%         100.0%
Dec-17             216               3          $   1.4          88.32%        11.68%         0.00%          0.00%         100.0%
Dec-18             228               2          $   0.9         100.00%         0.00%         0.00%          0.00%         100.0%
-----             ----           ------         -------         -------        ------         -----          -----        --------


(1) Calculated assuming that no Mortgage Loan prepays, defaults or is repurchased prior to stated maturity, except that the ARD Loans are assumed to pay in full on their respective Anticipated Repayment Dates. Otherwise calculated based on Maturity Assumptions to be set forth in the final prospectus supplement.

(2) Assumes a Cut-off Date of December 1, 1999.

                                    EXHIBIT B

                           SIGNIFICANT LOAN SUMMARIES

Loan Number 1 - The Wilton Mall Loan

      General. The "Wilton Mall Loan" has a Cut-off Date Principal Balance of $44,973,184, representing 5.7% of the Initial Pool Balance. Column Financial, Inc. originated the Wilton Mall Loan. The borrower under the Wilton Mall Loan (the "Wilton Mall Borrower") is a limited liability company organized under the laws of Delaware. The Wilton Mall Loan is secured by a mortgage (the "Wilton Mall Mortgage") on the fee simple interest of the Wilton Mall Borrower in 540,021 square feet of a 655,682 square foot regional mall (the "Wilton Mall Property") located at Routes 50 and I-87 in Saratoga Springs, New York.

      Certain Payment Terms. The Wilton Mall Loan is a Hyper-Amortization Loan. It has an Anticipated Repayment Date of November 1, 2009 and a final maturity date of November 1, 2029. The Wilton Mall Loan amortizes on a 30-year schedule. The Wilton Mall Loan accrues interest at a fixed mortgage interest rate of 8.58% on the basis of the actual number of days elapsed each month in a year assumed to consist of 360 days. If the Wilton Mall Borrower does not prepay the Wilton Mall Loan in full by the related Anticipated Repayment Date, the Wilton Mall Loan will accrue interest at a Revised Interest Rate equal to the initial mortgage interest rate plus 2.5%.

      The Wilton Mall Borrower may not voluntarily prepay the Wilton Mall Loan until six months prior to the related Anticipated Repayment Date. Partial prepayments of the Wilton Mall Loan are not permitted except in connection with a casualty or condemnation or the hyper-amortization of the Wilton Mall Loan following its Anticipated Repayment Date. No prepayment consideration is payable in connection with:

      o the lender's application of insurance proceeds or condemnation proceeds to pay down the principal balance of the Wilton Mall Loan, or

      o     any principal prepayment following the end of the lock-out period.

      If the Wilton Mall Loan is partially prepaid through the application of insurance proceeds or condemnation proceeds, then the Monthly Payment will be recalculated. If the Wilton Mall Borrower fails to deliver to the lender, prior to November 1, 2000, executed leases providing for an aggregate minimum base rent of $50,000 per year, a $225,000 reserve can be applied to prepay The Wilton Mall Loan and the Wilton Mall Borrower would be required to pay a yield maintenance payment in connection therewith.

      Defeasance. At any time following the second anniversary of the date of the initial issuance of the offered certificates, the Wilton Mall Property may be released from the lien of the Wilton Mall Mortgage through a defeasance of the Wilton Mall Loan. Defeasance is only permitted upon the satisfaction of certain conditions, including delivery of certain legal opinions and other documentation.

      The Wilton Mall Property. The Wilton Mall Property includes 540,021 square feet of a 655,682 square foot regional mall having the characteristics described in the table below.

Property Name          City             State      No. of      Yr. Built/    Occupancy     Most Recent    Underwritable
                                                   Sq. Ft.     Renovated         at         Appraised       Cash Flow
                                                                            Underwriting      Value
The Wilton Mall   Saratoga Springs    New York     540,021     1990/1991         91%       $64,500,000      $5,286,893

      The major tenants of the Wilton Mall Property are described in the table below.

        Tenant             Month and      Square Feet of     Annual      % of Total     Annual
                         Year of Lease     Leased Space    Base Rent       Annual      Base Rent
                           Expiration                                    Base Rent        Per
                                                                                      Square Foot
        Sears                7/2005           82,352        $247,056        3.9%         $3.00

     J.C. Penney             8/2006           49,843        $193,670        3.1%         $3.89

       Bon-Ton               1/2004           71,222        $212,500        3.4%         $2.98

Dick's Sporting Goods       11/2013           51,004        $501,889        8.0%         $9.84

    Hoyt's Cinema            2/2011           26,689        $306,923        4.9%        $11.50

      BJ's Wholesale Club is also a tenant at the Wilton Mall, but its space is not included in the collateral.

      Property Management. The Wilton Mall Property is subject to a management agreement between the Wilton Mall Borrower and Genesee Management, Inc. (the "Wilton Mall Property Manager"), an affiliate of the Wilton Mall Borrower. The holder of the Wilton Mall Loan may replace the Wilton Mall Property Manager only upon:

      o gross negligence, wilful misconduct or fraud on the part of the Wilton Mall Property Manager under the management agreement, or

      o any change in control of the ownership of the Wilton Mall Property Manager, or

      o a default by the Wilton Mall Borrower under the loan documents for the Wilton Mall Loan, or

      o     the holder's taking title to the Wilton Mall Property.

      Cash Management. The Wilton Mall Borrower must cause all rents from the Wilton Mall Property to be deposited into a "rent account" within one day of receipt. Unless and until an event of default occurs under the Wilton Mall Loan, the Wilton Mall Borrower will have access to that rent account.

      Appraised Value. The Wilton Mall Loan has a Cut-off Date Loan-to-Value Ratio of 69.7%, based on an appraised value of the Wilton Mall Property of $64,500,000 (as derived from an appraisal conducted on September 1, 1999).

      Underwritable Debt Service Coverage Ratio. The U/W DSCR of the Wilton Mall Loan is 1.26x, based on an annual debt service of approximately $4,182,788 and an annual Underwritable Cash Flow of $5,286,893.

      Additional Indebtedness Prohibited. The Wilton Mall Borrower may not encumber the Wilton Mall Property with subordinate financing without the consent of the holder of the Wilton Mall Loan.

      Transfer of Ownership Interests. In general, the Wilton Mall Mortgage prohibits the transfer of interests in the Wilton Mall Property or ownership interests in the Wilton Mall Borrower without the consent of the holder of the Wilton Mall Loan, except in limited circumstances. However, the Wilton Mall Borrower has the right to transfer the Wilton Mall Property to a real estate investment trust ("REIT") or the operating partnership of such REIT upon satisfaction of certain underwriting criteria. In addition, the holder of the Wilton Mall Loan must consent to transfers of the Wilton Mall Property upon satisfaction of certain underwriting criteria, including:

      o payment of a non-refundable assumption fee equal to 0.5% of the outstanding principal balance of the Wilton Mall Loan;

      o execution of such documents and agreements as the Lender may reasonably require to affirm the Wilton Mall Borrower's continued liability under the Wilton Mall Loan documents; and

      o if required under the Pooling and Servicing Agreement, confirmation in writing from the Rating Agencies that the proposed transfer will not result in a requalification, reduction, downgrade or withdrawal of any of the ratings on the certificates.

Loan Number 2 - The Frandor Mall Loan

      General. The "Frandor Mall Loan" has a Cut-off Date Principal Balance of $36,434,197, representing 4.6% of the Initial Pool Balance. Column Financial, Inc. originated the Frandor Mall Loan. The borrower under the Frandor Mall Loan (the "Frandor Mall Borrower") is a limited liability company organized under the laws of Michigan. The Frandor Mall Loan is secured by a mortgage (the "Frandor Mall Mortgage") on the fee simple interest of the Frandor Mall Borrower in a 457,978 square foot retail power center located in Lansing, Michigan (the "Frandor Mall Property").

      Certain Payment Terms. The Frandor Mall is a balloon loan which matures on September 1, 2009 and amortizes on a 30-year schedule. The Frandor Mall Loan accrues interest at a fixed mortgage interest rate of 8.00% per annum on the basis of the actual number of days elapsed each month in a year assumed to consist of 360 days.

      The Frandor Mall Borrower may not voluntarily prepay the Frandor Mall Loan until six months prior to maturity, except in connection with a major casualty or taking. If, following a major casualty or taking, the lender applies the insurance proceeds or condemnation proceeds to pay down the principal balance of the Frandor Mall Loan, the Frandor Mall Borrower is permitted to make an additional prepayment to pay off the Frandor Mall Loan. Partial prepayments of the Frandor Mall Loan are not permitted except in connection with the lender's application of insurance proceeds or condemnation proceeds to pay down the principal balance of the Frandor Mall Loan. No prepayment consideration is payable in connection with:

      o the lender's application of insurance proceeds or condemnation proceeds to pay down the principal balance of the Frandor Mall Loan,

      o any additional prepayment made by the Frandor Mall Borrower to pay off the Frandor Mall Loan following a major casualty or taking, assuming the insurance proceeds or condemnation proceeds, as the case may be, were insufficient, or

      o     any principal prepayment following the lock-out period.

      If the Frandor Mall Loan is partially prepaid through the application of insurance proceeds or condemnation proceeds, then the Monthly Payment will be recalculated.

      Defeasance. After the second anniversary of the date of initial issuance of the offered certificates, the Frandor Mall Borrower may obtain a release of the Frandor Mall Property from the lien of the Frandor Mall Mortgage through a defeasance of the Frandor Mall Loan. Defeasance is only permitted upon the satisfaction of certain conditions, including delivery of certain legal opinions and other documentation.

      The Frandor Mall Property. The Frandor Mall Property is a retail power center having the characteristics described in the table below.

Property Name     City       State      No. of      Yr. Built/    Occupancy      Most Recent   Underwritable
                                        Sq. Ft.     Renovated         at          Appraised      Cash Flow
                                                                 Underwriting       Value
Frandor Mall     Lansing    Michigan    457,978     1950/1999         95%        $50,000,000    $4,051,315

      The Frandor Mall Property is anchored by the tenants described in the table below.

   Tenant      Month and Year of    Sq. Ft. of       Annual         % of       Annual Base
               Lease Expiration    Leased Space     Base Rent   Total Annual     Rent Per
                                                                 Base Rent     Square Foot
   Kroger           6/2001            36,234        $136,608        3.0%          $ 3.77

Office Depot        5/2014            30,077        $391,001        8.5%          $13.00

  Comp USA          8/2014            28,000        $357,000        7.8%          $12.75

      Property Management. The Frandor Mall Property is subject to a management agreement between the Frandor Mall Borrower and The Frandorson Corporation (the "Frandor Mall Property Manager"), an affiliate of the Frandor Mall Borrower. The holder of the Frandor Mall Loan may replace the Frandor Mall Property Manager only upon:

      o a default by the Frandor Mall Property Manager under the management agreement, which default remains unremedied for 30 days, or

      o the Frandor Mall Property Manager's filing a petition of bankruptcy, making an assignment for the benefit of creditors or taking advantage of an insolvency act, or

      o the taking of the Frandor Mall Property through condemnation for public or quasi-public use.

      Cash Management. The Frandor Mall Borrower must cause all rents from the Frandor Mall Property to be deposited into a "rent account" within one day of receipt. Unless and until an event of default occurs under the Frandor Mall Loan, the Frandor Mall Borrower will have access to that rent account.

      Appraised Value. The Frandor Mall Loan has a Cut-off Date Loan-to-Value Ratio of 72.9%, based on an appraised value of the Frandor Mall Property of $50,000,000 (as derived from an appraisal conducted on August 13, 1999).

      Underwritable Debt Service Coverage Ratio. The U/W DSCR of the Frandor Mall Loan is 1.26x, based on an annual debt service of approximately $3,213,889 and an annual Underwritable Cash Flow of $4,051,315.

      Additional Indebtedness Prohibited. The Frandor Mall Borrower may not encumber the Frandor Mall Property with subordinate financing without the consent of the holder of the Frandor Mall Loan.

      Transfer of Ownership Interests. In general, the Frandor Mall Mortgage prohibits the transfer of interests in the Frandor Mall Property or ownership interests in the Frandor Mall Borrower without the consent of the holder of the Frandor Mall Loan, except in limited circumstances. However, the holder of the Frandor Mall Loan must consent to a transfer of the Frandor Mall Property upon satisfaction of certain underwriting criteria, including:

      o payment of a non-refundable assumption fee equal to 0.5% of the outstanding principal balance of the Frandor Mall Loan;

      o execution of such documents and agreements as the Lender may reasonably require to affirm the Frandor Mall Borrower's continued liability under the Frandor Mall Loan documents; and

      o if required under the Pooling and Servicing Agreement, confirmation in writing from the Rating Agencies that the proposed transfer will not result in a requalification, reduction, downgrade or withdrawal of any of the ratings on the certificates.

Loan Number 3 - The Alliance Loan

      General. The "Alliance Loan" has a Cut-off Date Principal Balance of $32,777,802, representing 4.2% of the Initial Pool Balance. Column Financial, Inc. originated the Alliance Loan. The borrower under the Alliance Loan (the "Alliance Borrower") is a limited liability company organized under the laws of Delaware. The Alliance Loan is secured by mortgages (the "Alliance Mortgages") on the fee simple interests of the Alliance Borrower in three multifamily rental properties (the "Alliance Properties"), which are located in College Park, Georgia, Waldorf, Maryland and Alexandria, Virginia.

      Certain Payment Terms. The Alliance Loan is a balloon loan which matures on July 1, 2009 and amortizes on a 30-year schedule. The Alliance Loan accrues interest at a fixed mortgage interest rate of 7.74% per annum on the basis of the actual number of days elapsed each month in a year assumed to consist of 360 days.

      The Alliance Borrower may not voluntarily prepay the Alliance Loan until six months prior to maturity. Partial prepayments of the Alliance Loan are not permitted except in connection with a casualty or condemnation. If a substantial portion of the leasable square footage of any of the Alliance Properties is taken or destroyed, the lender may elect, in its absolute discretion and without regard to the adequacy of its security, to either accelerate the Alliance Loan or make insurance or condemnation proceeds available to the Alliance Borrower for repair or restoration of such Alliance Property. However, the lender cannot accelerate the Alliance Loan if the taken or destroyed Alliance Property is released from the lien of the Alliance Mortgages in connection with the defeasance of all or part of the Alliance Loan.

      No prepayment consideration is payable in connection with:

      o the lender's application of insurance proceeds or condemnation proceeds to pay down the principal balance of the Alliance Loan, or

      o     any principal prepayment following the lock-out period.

      If the Alliance Loan is partially prepaid through the application of insurance proceeds or condemnation proceeds, then the Monthly Payment will be recalculated.

      Defeasance. After the second anniversary of the date of initial issuance of the offered certificates, the Alliance Borrower may obtain a release of any of the Alliance Properties from the lien of the Alliance Mortgages through a defeasance of the Alliance Loan (or, if fewer than all of the Alliance Properties are to be released, through a defeasance of such portion of the Alliance Loan as is equal to 125% of the allocated loan amount for each Alliance Property to be released). Defeasance is only permitted upon the satisfaction of certain conditions, including:

      o     delivery of certain legal opinions and other documentation,

      o if less than the entire aggregate amount of the Alliance Loan is defeased, the debt service coverage ratio for the non-defeased portion of the Alliance Loan (based on the Alliance Properties then remaining subject to the liens of the Alliance Mortgages) must be at least equal to the greater of (i) the debt service coverage ratio for the Alliance Loan (based on all the Alliance Properties, including those that are being released) immediately prior to the defeasance and (ii) the debt service coverage ratio for the Alliance Loan (based on all the Alliance Properties, including those that are being released) at origination, and

      o if less than the entire aggregate amount of the Alliance Loan is defeased, the loan-to-value ratio for the non-defeased portion of the Alliance Loan (based on all the Alliance Properties then remaining subject to the liens of the Alliance Mortgages) is not greater than 80%.

      The Alliance Properties. The Alliance Properties consist of three multifamily rental properties having the characteristics described in the table below.

    Property Name          City         State     No. of    Yr. Built/    Occupancy at     Most Recent    Underwritable
                                                  Units     Renovated     Underwriting      Appraised       Cash Flow
                                                                                              Value
Hampton Court           Alexandria    Virginia     307      1965/1992         98%         $ 19,800,000     $ 1,641,733
Apartments
Lake of the Woods      College Park    Georgia     216      1988/1989         95%         $ 12,850,000     $ 1,029,641
Apartments
Holly Tree Apartments    Waldorf      Maryland     143      1974/1994         95%         $  9,800,000     $   819,880
                         -------      --------     ---      ---------         ---         ------------     -----------

Total/Wtd. Avg.                                    666                        96%         $ 42,450,000     $ 3,491,254

      Property Management. The Alliance Properties are subject to management agreements between the Alliance Borrower and Alliance Residential Management, L.L.C. (the "Alliance Property Manager"), an affiliate of the Alliance Borrower. The holder of the Alliance Loan may replace the Alliance Property Manager only upon:

      o a default by the Alliance Property Manager under the management agreement or otherwise for cause, or

      o the holder's acquiring title to the related Alliance Property by foreclosure or otherwise, or

      o if the Alliance Loan represents 2% or more of the Initial Pool Balance, a 50% or greater change in control of the ownership of the Alliance Property Manager, unless S&P and Fitch have confirmed that the change in control would not result in a downgrade of any of the ratings on the certificates, or

      o a default by the Alliance Borrower under the loan documents for the Alliance Loan.

      Cash Management. The Alliance Borrower must cause all rents from the Alliance Properties to be deposited into a "rent account" within one day of receipt. Unless and until an event of default occurs under the Alliance Loan, the Alliance Borrower will have access to that rent account.

      Appraised Value. The Alliance Loan has a Cut-off Date Loan-to-Value Ratio of 77.2%, based on an aggregate appraised value of the Alliance Properties of $42,450,000 (as derived from appraisals conducted between June 13, 1999 and September 13, 1999).

      Underwritable Debt Service Coverage Ratio. The U/W DSCR of the Alliance Loan is 1.24x, based on an aggregate annual debt service of approximately $2,823,435 and an aggregate annual Underwritable Cash Flow of $3,491,254.

      Additional Indebtedness Prohibited. The Alliance Borrower may not encumber the Alliance Properties with subordinate financing without the consent of the holder of the Alliance Loan.

      Transfer of Ownership Interests. In general, the Alliance Mortgages prohibit the transfer of interests in the Alliance Properties or ownership interests in the Alliance Borrower without the consent of the holder of the Alliance Loan, except in limited circumstances. However, transfer to Virginia Associates I and Virginia Associates II of the 39% ownership interest in the Alliance Borrower currently held by Alliance Holdings Investment LLC is permitted. In addition, the holder of the Alliance Loan must consent to transfers of the Alliance Properties upon satisfaction of certain underwriting criteria, including:

      o payment of a non-refundable assumption fee equal to 1% of the outstanding principal balance of the Alliance Loan;

      o execution of such documents and agreements as the Lender may reasonably require to affirm the Alliance Borrower's continued liability under the Alliance Loan documents; and

      o if required under the Pooling and Servicing Agreement, confirmation in writing from the Rating Agencies that the proposed transfer will not result in a requalification, reduction, downgrade or withdrawal of any of the ratings on the certificates.

Loan Number 4 - The Stanford Square Loan

      General. The "Stanford Square Loan" has a Cut-off Date Principal Balance of $20,986,080, representing 2.7% of the Initial Pool Balance. Column Financial, Inc. originated the Stanford Square Loan. The borrower under the Stanford Square Loan (the "Stanford Square Borrower") consists of a limited liability company organized under the laws of California and a limited liability company organized under the laws of Colorado, which companies hold the property as tenants-in-common. The Stanford Square Loan is secured by a mortgage (the "Stanford Square Mortgage") on the fee simple interests of the Stanford Square Borrower in a 70,816 square foot, four-story, Class A, office building with two levels of underground parking (the "Stanford Square Property"), located in the central business district of Palo Alto, California.

      Certain Payment Terms. The Stanford Square Loan is a balloon loan which matures on November 1, 2009 and amortizes on a 30-year schedule. The Stanford Square Loan accrues interest at a fixed mortgage interest rate of 8.06% per annum on the basis of the actual number of days elapsed each month in a year assumed to consist of 360 days.

      The Stanford Square Borrower may not voluntarily prepay the Stanford Square Loan until six months prior to maturity. Partial prepayments of the Stanford Square Loan are not permitted except in connection with a casualty or condemnation. No prepayment consideration is payable in connection with:

      o the lender's application of insurance proceeds or condemnation proceeds to pay down the principal balance of the Stanford Square Loan, or

      o     any principal prepayment following the lockout period.

      If the Stanford Square Loan is partially prepaid through the application of insurance proceeds or condemnation proceeds, then the Monthly Payment will be recalculated.

      Defeasance. After the second anniversary of the date of initial issuance of the offered certificates, the Stanford Square Borrower may obtain a release of the Stanford Square Property from the lien of the Stanford Square Mortgage through a defeasance of the Stanford Square Loan. Defeasance is only permitted upon the satisfaction of certain conditions, including delivery of certain legal opinions and other documentation.

      The Stanford Square Property. The Stanford Square Property is a 70,816 square foot, four-story, Class A office building located in the central business district of Palo Alto, California, having the characteristics described in the table below.

Property Name       City        State       No. of     Yr. Built/    Occupancy     Most Recent    Underwritable
                                            Sq. Ft.    Renovated         at         Appraised       Cash Flow
                                                                    Underwriting      Value
Stanford Square   Palo Alto   California    70,816       1983           100%       $35,000,000      $2,913,281

      The major tenants of the Stanford Square Property are described in the table below.

            Tenant                    Month and        Square Feet        Annual           % of           Annual Base
                                       Year of             of           Base Rent      Total Annual         Rent Per
                                        Lease         Leased Space                       Base Rent        Square Foot
                                     Expiration
      PHB Hagler Bailey                8/2002            18,331          $659,916          20.3%            $36.00

Bon Appetit Management Company         7/2009            17,825          $887,685          27.3%            $49.80

      Property Management. The Stanford Square Property is subject to a management and operating agreement between the Stanford Square Borrower and Stanford Square Management Co. (the "Stanford Square Operator") and a property management agreement with Tarlton Properties, Inc. (the "Stanford Square Property Manager"), both of which are affiliates of the Stanford Square Borrower. The holder of the Stanford Square Loan may replace the Stanford Square Operator only upon:

      o the sale or condemnation of the Stanford Square Property or destruction of 25% or more of the Stanford Square Property, or

      o the filing of a petition in bankruptcy or the making of an assignment for the benefit of creditors by the Stanford Square Operator, or if the Stanford Square Operator takes advantage of any insolvency act, or

      o a default by the Stanford Square Operator under the management and operating agreement, which default continues unremedied for 30 days, or

      o     the holder's taking title to the Stanford Square Property.

      The holder of the Stanford Square Loan may replace the Stanford Square Property Manager only upon:

      o the breach of any of the covenants of the management agreement, including, the failure of the Stanford Square Property Manager to use due diligence in managing the Stanford Square Property, which breach continues unremedied for 30 days, or

      o by providing notice in writing as provided in the management agreement, or

      o     the holder's taking title to the Stanford Square Property.

      Cash Management. The Stanford Square Borrower must cause all rents from the Stanford Square Property to be deposited into a "rent account" within one day of receipt. Unless and until an event of default occurs under the Stanford Square Loan, the Stanford Square Borrower will have access to that rent account.

      Appraised Value. The Stanford Square Loan has a Cut-off Date Loan-to-Value Ratio of 60.0%, based on an appraised value of the Stanford Square Property of $35,000,000 (as derived from an appraisal conducted August 17, 1999).

      Underwritable Debt Service Coverage Ratio. The U/W DSCR of the Stanford Square Loan is 1.57x, based on an annual debt service of approximately $1,859,638 and an annual Underwritable Cash Flow of $2,913,281.

      Additional Indebtedness Prohibited. The Stanford Square Borrower may not encumber the Stanford Square Property with subordinate financing without the consent of the holder of the Stanford Square Loan.

      Transfer of Ownership Interests. In general, the Stanford Square Mortgage prohibits the transfer of interests in the Stanford Square Property or ownership interests in the Stanford Square Borrower without the consent of the holder of the Stanford Square Loan, except in limited circumstances. However, the holder of the Stanford Square Loan must consent to transfers of the Stanford Square Property upon satisfaction of certain underwriting criteria, including:

      o payment of a non-refundable assumption fee equal to 1% of the outstanding principal balance of the Stanford Square Loan;

      o execution of such documents and agreements as the Lender may reasonably require to affirm the Stanford Square Borrower's continued liability under the Stanford Square Loan documents; and

      o if required under the Pooling and Servicing Agreement, confirmation in writing from the Rating Agencies that the proposed transfer will not result in a requalification, reduction, downgrade or withdrawal of any of the ratings on the certificates.

      Litigation. ARMAX, Inc., the builder/developer of the Stanford Square Property, claims to have retained a "participatory interest" in the Stanford Square Property equal to 15% of any proceeds of a future resale or refinancing of the Stanford Square Property in excess of $21,500,000. The "participatory interest" is secured by a deed of trust and is subordinated to the Stanford Square Mortgage. ARMAX, Inc. and an assignee of the deed of trust have commenced proceedings to enforce the terms of the deed of trust. The Stanford Square Borrower has counterclaimed to extinguish the "participartory interest".

Loan Number 5 - The Ameriserve Loan

      General. The "Ameriserve Loan" has a Cut-off Date Principal Balance of $16,873,152, representing 2.1% of the initial pool balance. Column Financial, Inc. originated the Ameriserve Loan. The borrower under the Ameriserve Loan (the "Ameriserve Borrower") is a limited liability company organized under the laws of Delaware. The Ameriserve Borrower is an affiliate of the W.P. Carey Group. The Ameriserve Loan is secured by mortgages (the "Ameriserve Mortgages") on the fee simple interest of the Ameriserve Borrower in two distribution centers (the "Ameriserve Properties"), which are located in Shawnee, Kansas and Manassas, Virginia, respectively.

      Certain Payment Terms. The Ameriserve Loan is a balloon loan which matures on September 1, 2009 and amortizes on a 30-year schedule. The Ameriserve Loan accrues interest at a fixed mortgage interest rate of 8.51% per annum on the basis of the actual number of days elapsed each month in a year assumed to consist of 360 days.

      The Ameriserve Borrower may not voluntarily prepay the Ameriserve Loan until three months prior to maturity. Partial prepayments of the Ameriserve Loan are not permitted except in connection with a casualty or condemnation. No prepayment consideration is payable in connection with:

      o the lender's application of insurance proceeds or condemnation proceeds to pay down the principal balance of the Ameriserve Loan, or

      o     any principal prepayment following the lockout period.

      If the Ameriserve Loan is partially prepaid through the application of insurance proceeds or condemnation proceeds, then the Monthly Payment will be recalculated.

      Defeasance. After the second anniversary of the date of initial issuance of the offered certificates, the Ameriserve Borrower may obtain a release of both of the Ameriserve Properties from the lien of the Ameriserve Mortgages through a defeasance of the Ameriserve Loan. Defeasance is only permitted upon the satisfaction of certain conditions, including delivery of certain legal opinions and other documentation.

      The Ameriserve Properties. The Ameriserve Properties consist of two food distribution centers having the characteristics described in the table below.

      Property Name             City       State      No. of     Yr. Built/     Most Recent    Underwritable
                                                      Sq. Ft.     Renovated      Appraised       Cash Flow
                                                                                   Value
 Ameriserve - Shawnee, KS      Shawnee     Kansas     244,272       1999        $ 14,600,000    $ 1,453,765

Ameriserve - Manassas, VA      Manassas   Virginia    100,337     1986/1996     $ 10,600,000    $   433,173

      The Shawnee property is a 244,272 square-foot distribution facility located on a 22.1-acre site. Construction on the property has been substantially completed and the property is occupied by the Ameriserve Tenant under a temporary certificate of occupancy. Based on discussions with the contractor, Column understands that:

      o the primary items remaining to be completed involve side walks and other outdoor improvements, and

      o a final certificate of occupancy for the property should be issued by the end of November 1999.

Column currently holds a $9,989,000 escrow to fund the completion of the unfinished work. The Shawnee property includes a one-story office area and a mechanical area, as well as a two-story operations area.

      The Manassas property currently consists of a 100,337 square-foot distribution facility located on a 20.88-acre site. The Manassas property was constructed in 1986 and extensively renovated in 1996. The building on the property includes a two-story office and a mezzanine mechanical area. The Manassas property is scheduled to be expanded to include an additional 115,700 square feet. The expansion is scheduled to be completed in July 2000. The additional improvements will be subject to the lien of the related Ameriserve Mortgage; and, upon completion of the expansion, the rent at the Manassas property will increase.

      The Ameriserve Lease. The Ameriserve Properties are subject to a 20-year, bondable lease (the "Ameriserve Lease") between the Ameriserve Borrower and Ameriserve Food Distribution, Inc. (the "Ameriserve Tenant"). If all or a substantial portion of either Ameriserve Property is subject to a taking or is totally damaged or destroyed by a casualty, the Ameriserve Lease may be terminated with respect to the related Ameriserve Property. If Ameriserve Tenant terminates the Ameriserve Lease as a result of a taking or casualty, the Ameriserve Tenant must pay a termination amount as well as a prepayment premium to the Ameriserve Borrower. The Ameriserve Borrower is required to apply these amounts to prepay the Ameriserve Loan.

      The Ameriserve Tenant is one of the largest systems food-service distributors in North America, specializing in food distribution to limited menu, concept chain restaurants across the United States and Canada.

      The long-term debt of the Ameriserve Tenant is rated "B" by Standard & Poor's and "B3" by Moody's Investors Service, Inc.

      Cash Management. The Ameriserve Borrower has established a lockbox account. The Ameriserve Tenant must deposit all payments under the Ameriserve Lease directly into the lockbox account. On the first day of each month, the holder of the Ameriserve Mortgages is paid an amount from the lockbox account equal to the scheduled monthly payments, and any reserve payments and other amounts due under the Ameriserve Loan.

      Letters of Credit. The Ameriserve Tenant has provided a letter of credit from Bank of America N.A. in the amount of $4,520,250 as additional security for the Ameriserve Loan. This letter of credit must remain outstanding until it is drawn upon or it is replaced or released, all as described below. The Ameriserve Lease obligates the Ameriserve Tenant to post the letter of credit until:

      o completion of the construction at the Shawnee property and the planned expansion of the Manassas property, and

      o the Ameriserve Tenant has achieved a credit rating on its senior unsecured debt of not less than "BB" from Standard & Poor's or "Ba2" from Moody's and at that time the Ameriserve Tenant does not have a split credit rating of more than one credit level from the other rating agency, at which time the amount of the letter of credit will be reduced by 33.3%. If the Ameriserve Tenant achieves a credit rating on its senior unsecured debt of not less than "BBB" from Standard & Poor's or "Baa2" from Moody's, at that time the Ameriserve Tenant does not have a split credit rating of more than one credit level from the other rating agency and all other conditions for the release of the letter of credit are satisfied, then the letter of credit will be completely released. However, upon a subsequent downgrade of the Ameriserve Tenant's credit rating below "BBB/Baa2", the Ameriserve Borrower must obtain a new letter of credit equal to 12 months (or, if the credit rating falls below "BB/Ba2", 18 months) of the then applicable basic rent. If at any time an event of default occurs under the Ameriserve Mortgages, the lender may draw down the letter of credit in an amount equal to the quarterly rent payment due under the Ameriserve Lease and may apply this amount to the next three payments due under the Ameriserve Loan. If the Ameriserve Tenant is in default on three consecutive rent payment dates, the lender may draw down the entire amount of the letter of credit and apply this amount to reduce the indebtedness secured by the Ameriserve Mortgages.

      Appraised Value. The Ameriserve Loan has a Cut-off Date Loan-to-Value Ratio of 67.0%, based on an aggregate appraised value of the Ameriserve Properties of $25,200,000 (as derived from appraisals conducted on May 26, 1999 and November 1, 1999). That aggregate appraised value reflects the completion of construction of the Shawnee property and the anticipated expansion of the Manassas property.

      Underwritable Debt Service Coverage Ratio. The U/W DSCR of the Ameriserve Loan is 1.21x, based on an annual debt service of approximately $1,560,794 and an aggregate annual Underwritable Cash Flow of

$1,886,938. That Underwritable Cash Flow reflects a step-up in the rent under the Ameriserve Lease that is scheduled to occur no later than February 2000.

      Additional Indebtedness Prohibited. The Ameriserve Borrower may not encumber the Ameriserve Properties with subordinate financing without the consent of the holder of the Ameriserve Loan.

      Transfer of Ownership Interests. In general, the Ameriserve Mortgages prohibit the transfer of interests in the Ameriserve Properties or ownership interests in the Ameriserve Borrower without the consent of the holder of the Ameriserve Loan, except in limited circumstances. However, the holder of the Ameriserve Loan must consent to transfers of the Ameriserve Properties upon satisfaction of certain underwriting criteria, including:

      o payment of a non-refundable assumption fee equal to 1% of the outstanding principal balance of the Ameriserve Loan;

      o execution of such documents and agreements as the Lender may reasonably require to affirm the Ameriserve Borrower's continued liability under the Ameriserve Loan documents; and

      o if required under the Pooling and Servicing Agreement, confirmation in writing from the Rating Agencies that the proposed transfer will not result in a requalification, reduction, downgrade or withdrawal of any of the ratings on the certificates.

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                   EXHIBIT C

                             FORM OF TRUSTEE REPORT

[LOGO] Norwest Banks

                         PNC Mortgage Acceptance Corp.
                 Commercial Mortgage Pass-Through Certificates
                                Series 1999-CM1

                                      ------------------------------------------
                                      For Additional Information, please contact
                                                CTSLink Customer Service
                                                    (301) 816-6600
                                        Reports Available on the World Wide Web
                                                @ www.ctslink.com/cmbs
                                      ------------------------------------------

Norwest Bank Minnesota, N.A.
Corporate Trust Services
3 New York Plaza, 15th Floor                            Payment Date:
New York, NY  10004                                     Record Date:

                           DISTRIBUTION DATE STATEMENT

                                Table of Contents

     STATEMENT SECTIONS                                            PAGE(s)
     ------------------                                            -------

     Certificate Distribution Detail                                  2
     Certificate Factor Detail                                        3
     Reconciliation Detail                                            4
     Other Required Information                                       5
     Ratings Detail                                                   6
     Current Mortgage Loan and Property Stratification Tables       7 - 9
     Mortgage Loan Detail                                            10
     Principal Prepayment Detail                                     11
     Historical Detail                                               12
     Delinquency Loan Detail                                         13
     Specially Serviced Loan Detail                                14 - 15
     Modified Loan Detail                                            16
     Liquidated Loan Detail                                          17


        Underwriter                              Underwriter
        -----------                              -----------
Donaldson, Lufkin & Jenrette         Prudential Securities Incorporated
Securities Corporation               One New York Plaza
277 Park Avenue                      New York, NY 10292
New York, NY 10172

Contact:      N. Dante LaRocca       Contact:      John Mulligan
Phone Number: (212) 892-3000         Phone Number: (212) 778-4365


        Underwriter                         Master and Special Servicer
        -----------                         ---------------------------
PNC Capital Markets                  Midland Loan Services, Inc.
One PNC Plaza, 26th Floor            210 West 10th Street
249 Fifth Avenue                     Kansas City, MO 64105
Pittsburgh, PA 15222-2707

Contact:      Tim Martin             Contact:      Brad Hauger
Phone Number: (412) 762-4256         Phone Number: (816) 292-8629


This report has been compiled from information provided to Norwest by various third parties, which may include the Servicer, Master Servicer, Special Servicer and others. Norwest has not independently confirmed the accuracy of information received from these third parties and assumes no duty to do so. Norwest expressly disclaims any responsibility for the accuracy or completeness of information furnished by third parties.


Copyright 1997, Norwest Bank Minnesota, N.A.                        Page 1 of 17

[LOGO] Norwest Banks

                         PNC Mortgage Acceptance Corp.
                 Commercial Mortgage Pass-Through Certificates
                                Series 1999-CM1

                                      ------------------------------------------
                                      For Additional Information, please contact
                                               CTSLink Customer Service
                                                    (301) 816-6600
                                        Reports Available on the World Wide Web
                                                @ www.ctslink.com/cmbs
                                      ------------------------------------------

Norwest Bank Minnesota, N.A.
Corporate Trust Services
3 New York Plaza, 15th Floor                            Payment Date:
New York, NY  10004                                     Record Date:



                         Certificate Distribution Detail

                                                                                                              Realized Loss/
                      Pass-Through      Original     Beginning     Principal       Interest      Prepayment  Additional Trust
 Class      CUSIP         Rate          Balance       Balance     Distribution   Distribution    Penalties    Fund Expenses
 -----      -----      ---------        -------       -------     ------------   ------------    ---------    -------------
  A-1A                 0.000000%          0.00          0.00          0.00           0.00           0.00          0.00
  A-1B                 0.000000%          0.00          0.00          0.00           0.00           0.00          0.00
  A-1C                 0.000000%          0.00          0.00          0.00           0.00           0.00          0.00
  A-2                  0.000000%          0.00          0.00          0.00           0.00           0.00          0.00
  A-3                  0.000000%          0.00          0.00          0.00           0.00           0.00          0.00
  A-4                  0.000000%          0.00          0.00          0.00           0.00           0.00          0.00
  A-5                  0.000000%          0.00          0.00          0.00           0.00           0.00          0.00
  B-1                  0.000000%          0.00          0.00          0.00           0.00           0.00          0.00
  B-2                  0.000000%          0.00          0.00          0.00           0.00           0.00          0.00
  B-3                  0.000000%          0.00          0.00          0.00           0.00           0.00          0.00
  B-4                  0.000000%          0.00          0.00          0.00           0.00           0.00          0.00
  B-5                  0.000000%          0.00          0.00          0.00           0.00           0.00          0.00
  B-6                  0.000000%          0.00          0.00          0.00           0.00           0.00          0.00
  B-7                  0.000000%          0.00          0.00          0.00           0.00           0.00          0.00
  B-8                  0.000000%          0.00          0.00          0.00           0.00           0.00          0.00
   C                   0.000000%          0.00          0.00          0.00           0.00           0.00          0.00
   D                   0.000000%          0.00          0.00          0.00           0.00           0.00          0.00
   E                   0.000000%          0.00          0.00          0.00           0.00           0.00          0.00
  R-I                  0.000000%          0.00          0.00          0.00           0.00           0.00          0.00
  R-II                 0.000000%          0.00          0.00          0.00           0.00           0.00          0.00
  R-III                0.000000%          0.00          0.00          0.00           0.00           0.00          0.00
 ======                                   ====          ====          ====           ====           ====          ====
 Totals                                   0.00          0.00          0.00           0.00           0.00          0.00

                                           Current
               Total         Ending     Subordination
 Class      Distribution     Balance       Level (1)
 -----      ------------     -------       ---------
  A-1A          0.00          0.00          0.00%
  A-1B          0.00          0.00          0.00%
  A-1C          0.00          0.00          0.00%
  A-2           0.00          0.00          0.00%
  A-3           0.00          0.00          0.00%
  A-4           0.00          0.00          0.00%
  A-5           0.00          0.00          0.00%
  B-1           0.00          0.00          0.00%
  B-2           0.00          0.00          0.00%
  B-3           0.00          0.00          0.00%
  B-4           0.00          0.00          0.00%
  B-5           0.00          0.00          0.00%
  B-6           0.00          0.00          0.00%
  B-7           0.00          0.00          0.00%
  B-8           0.00          0.00          0.00%
   C            0.00          0.00          0.00%
   D            0.00          0.00          0.00%
   E            0.00          0.00          0.00%
  R-I           0.00          0.00          0.00%
  R-II          0.00          0.00          0.00%
  R-III         0.00          0.00          0.00%
 ======         ====          ====
 Totals         0.00          0.00


                                        Original      Beginning                                                  Ending
                      Pass-Through      Notional      Notional     Interest       Prepayment      Total         Notional
 Class      CUSIP         Rate           Amount        Amount     Distribution    Penalties    Distribution      Amount
 -----      -----      ---------        --------      --------    ------------    ----------   ------------     --------
   S                   0.000000%          0.00          0.00          0.00           0.00          0.00           0.00

- ----------
(1) Calculated by taking (A) the sum of the ending certificate balance of all classes less (B) the sum of (i) the ending certificate balance of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).

Copyright 1997, Norwest Bank Minnesota, N.A.                        Page 2 of 17

[LOGO] Norwest Banks

                         PNC Mortgage Acceptance Corp.
                 Commercial Mortgage Pass-Through Certificates
                                Series 1999-CM1

                                      ------------------------------------------
                                      For Additional Information, please contact
                                               CTSLink Customer Service
                                                    (301) 816-6600
                                        Reports Available on the World Wide Web
                                                @ www.ctslink.com/cmbs
                                      ------------------------------------------

Norwest Bank Minnesota, N.A.
Corporate Trust Services
3 New York Plaza, 15th Floor                            Payment Date:
New York, NY  10004                                     Record Date:


                            Certificate Factor Detail

                                                                                 Realized Loss/
                      Beginning     Principal       Interest      Prepayment    Additional Trust      Ending
 Class      CUSIP      Balance     Distribution   Distribution    Penalties      Fund Expenses        Balance
 -----      -----      -------     ------------   ------------    ---------      -------------        -------
 A-1A                0.00000000     0.00000000     0.00000000      0.00000000      0.00000000        0.00000000
 A-1B                0.00000000     0.00000000     0.00000000      0.00000000      0.00000000        0.00000000
 A-1C                0.00000000     0.00000000     0.00000000      0.00000000      0.00000000        0.00000000
 A-2                 0.00000000     0.00000000     0.00000000      0.00000000      0.00000000        0.00000000
 A-3                 0.00000000     0.00000000     0.00000000      0.00000000      0.00000000        0.00000000
 A-4                 0.00000000     0.00000000     0.00000000      0.00000000      0.00000000        0.00000000
 A-5                 0.00000000     0.00000000     0.00000000      0.00000000      0.00000000        0.00000000
 B-1                 0.00000000     0.00000000     0.00000000      0.00000000      0.00000000        0.00000000
 B-2                 0.00000000     0.00000000     0.00000000      0.00000000      0.00000000        0.00000000
 B-3                 0.00000000     0.00000000     0.00000000      0.00000000      0.00000000        0.00000000
 B-4                 0.00000000     0.00000000     0.00000000      0.00000000      0.00000000        0.00000000
 B-5                 0.00000000     0.00000000     0.00000000      0.00000000      0.00000000        0.00000000
 B-6                 0.00000000     0.00000000     0.00000000      0.00000000      0.00000000        0.00000000
 B-7                 0.00000000     0.00000000     0.00000000      0.00000000      0.00000000        0.00000000
 B-8                 0.00000000     0.00000000     0.00000000      0.00000000      0.00000000        0.00000000
  C                  0.00000000     0.00000000     0.00000000      0.00000000      0.00000000        0.00000000
  D                  0.00000000     0.00000000     0.00000000      0.00000000      0.00000000        0.00000000
  E                  0.00000000     0.00000000     0.00000000      0.00000000      0.00000000        0.00000000
 R-I                 0.00000000     0.00000000     0.00000000      0.00000000      0.00000000        0.00000000
 R-II                0.00000000     0.00000000     0.00000000      0.00000000      0.00000000        0.00000000
 R-III               0.00000000     0.00000000     0.00000000      0.00000000      0.00000000        0.00000000

                      Beginning                                    Ending
                       Notional      Interest      Prepayment      Notional
 Class      CUSIP      Balance     Distribution    Penalties        Amount
 -----      -----      -------     ------------    ---------      ---------
 S                   0.00000000     0.00000000     0.00000000     0.00000000



Copyright 1997, Norwest Bank Minnesota, N.A.                        Page 3 of 17


[LOGO] Norwest Banks

                         PNC Mortgage Acceptance Corp.
                 Commercial Mortgage Pass-Through Certificates
                                Series 1999-CM1

                                      ------------------------------------------
                                      For Additional Information, please contact
                                               CTSLink Customer Service
                                                    (301) 816-6600
                                        Reports Available on the World Wide Web
                                                @ www.ctslink.com/cmbs
                                      ------------------------------------------

Norwest Bank Minnesota, N.A.
Corporate Trust Services
3 New York Plaza, 15th Floor                            Payment Date:
New York, NY  10004                                     Record Date:


                              Reconciliation Detail



       Advance Summary                                                     Servicing Fee Breakdowns
 P & I Advances Outstanding                 0.00             Current Period Accrued Master Servicing Fees                     0.00
 Servicing Advances Outstanding             0.00             Less Delinquent Master Servicing Fees                            0.00
                                                             Less Reductions to Master Servicing Fees                         0.00
                                                             Plus Master Servicing Fees for Delinquent Payments Received      0.00
 Reimbursement for Interest on Advances     0.00             Plus Adjustments for Prior Master Servicing Calculation          0.00
 paid from general collections                               Total Master Servicing Fees Collected                            0.00



Certificate Interest Reconciliation
-------------------------------------
                                                                                                                       Remaining
                             Net Aggregate                         Distributable                                         Unpaid
              Accrued         Prepayment       Distributable       Certificate       Additional                       Distributable
             Certificate       Interest         Certificate          Interest        Trust Fund        Interest        Certificate
Class         Interest         Shortfall          Interest          Adjustment        Expenses       Distribution       Interest
-----        -----------       --------         -----------         ----------        --------       ------------      -----------
  S             0.00             0.00               0.00               0.00             0.00             0.00             0.00
 A-1A           0.00             0.00               0.00               0.00             0.00             0.00             0.00
 A-1B           0.00             0.00               0.00               0.00             0.00             0.00             0.00
 A-1C           0.00             0.00               0.00               0.00             0.00             0.00             0.00
 A-2            0.00             0.00               0.00               0.00             0.00             0.00             0.00
 A-3            0.00             0.00               0.00               0.00             0.00             0.00             0.00
 A-4            0.00             0.00               0.00               0.00             0.00             0.00             0.00
 A-5            0.00             0.00               0.00               0.00             0.00             0.00             0.00
 B-1            0.00             0.00               0.00               0.00             0.00             0.00             0.00
 B-2            0.00             0.00               0.00               0.00             0.00             0.00             0.00
 B-3            0.00             0.00               0.00               0.00             0.00             0.00             0.00
 B-4            0.00             0.00               0.00               0.00             0.00             0.00             0.00
 B-5            0.00             0.00               0.00               0.00             0.00             0.00             0.00
 B-6            0.00             0.00               0.00               0.00             0.00             0.00             0.00
 B-7            0.00             0.00               0.00               0.00             0.00             0.00             0.00
 B-8            0.00             0.00               0.00               0.00             0.00             0.00             0.00
  C             0.00             0.00               0.00               0.00             0.00             0.00             0.00
  D             0.00             0.00               0.00               0.00             0.00             0.00             0.00
-----           ----             ----               ----               ----             ----             ----             ----
Total           0.00             0.00               0.00               0.00             0.00             0.00             0.00



Copyright 1997, Norwest Bank Minnesota, N.A.                        Page 4 of 17

[LOGO] Norwest Banks

                         PNC Mortgage Acceptance Corp.
                 Commercial Mortgage Pass-Through Certificates
                                Series 1999-CM1

                                      ------------------------------------------
                                      For Additional Information, please contact
                                               CTSLink Customer Service
                                                    (301) 816-6600
                                        Reports Available on the World Wide Web
                                                @ www.ctslink.com/cmbs
                                      ------------------------------------------

Norwest Bank Minnesota, N.A.
Corporate Trust Services
3 New York Plaza, 15th Floor                            Payment Date:
New York, NY  10004                                     Record Date:



                           Other Required Information
                           --------------------------


           Available Distribution Amount                            0.00




           Original Number of Outstanding Loans                        0

           Aggregate Number of Outstanding Loans                    0.00


           Aggregate Stated Principal Balance of Loans              0.00

           Aggregate Unpaid Principal Balance of Loans              0.00



           Aggregate Amount of Servicing Fee                        0.00

           Aggregate Amount of Special Servicing Fee                0.00

           Aggregate Amount of Trustee Fee                          0.00

           Aggregate Stand-by Fee                                   0.00

           Aggregate Trust Fund Expenses                            0.00



           Specially Serviced Loans not Delinquent

                Number of Outstanding Loans                            0
                Aggregate Unpaid Principal Balance                  0.00




            Appraisal Reduction Amount
            --------------------------
                                 Appraisal     Date Appraisal
                Loan             Reduction       Reduction
               Number            Effected        Effected
               ------            ---------       --------

                                   None



               -----
               Total




Copyright 1997, Norwest Bank Minnesota, N.A.                        Page 5 of 17

[LOGO] Norwest Banks

                         PNC Mortgage Acceptance Corp.
                 Commercial Mortgage Pass-Through Certificates
                                Series 1999-CM1

                                      ------------------------------------------
                                      For Additional Information, please contact
                                               CTSLink Customer Service
                                                    (301) 816-6600
                                        Reports Available on the World Wide Web
                                                @ www.ctslink.com/cmbs
                                      ------------------------------------------

Norwest Bank Minnesota, N.A.
Corporate Trust Services
3 New York Plaza, 15th Floor                            Payment Date:
New York, NY  10004                                     Record Date:


                                 Ratings Detail

                                 Original Ratings                          Current Ratings (1)
                       -----------------------------------         ---------------------------------
Class      CUSIP       DCR      Fitch     Moody's    S & P         DCR    Fitch     Moody's    S & P

 S
A-1A
A-1B
A-2
A-3
A-4
B-1
B-2
B-3
B-4
B-5
B-6
B-7
B-8
 C
 D
 E


NR   -   Designates that the class was not rated by the above agency at the time of original issuance.
 X   -   Designates that the above rating agency did not rate any classes in this transaction at the time of original issuance.
N/A  -   Data not available this period.


1) For any class not rated at the time of original issuance by any particular rating agency, no request has been made subsequent to issuance to obtain rating information, if any, from such rating agency. The current ratings were obtained directly from the applicable rating agency within 30 days of the payment date listed above. The ratings may have changed since they were obtained. Because the ratings may have changed, you may want to obtain current ratings directly from the rating agencies.

Duff & Phelps Credit Rating Co.     Fitch IBCA, Inc.              Moody's Investors Service     Standard & Poor's Rating Services
55 East Monroe Street               One State Street Plaza        99 Church Street              26 Broadway
Chicago, Illinois  60603            New York, New York  10004     New York, New York  10007     New York, New York  10004
(312) 368-3100                      (212) 908-0500                (212) 553-0300                (212) 208-8000



Copyright 1997, Norwest Bank Minnesota, N.A.                        Page 6 of 17

[LOGO] Norwest Banks

                         PNC Mortgage Acceptance Corp.
                 Commercial Mortgage Pass-Through Certificates
                                Series 1999-CM1

                                      ------------------------------------------
                                      For Additional Information, please contact
                                               CTSLink Customer Service
                                                    (301) 816-6600
                                        Reports Available on the World Wide Web
                                                @ www.ctslink.com/cmbs
                                      ------------------------------------------

Norwest Bank Minnesota, N.A.
Corporate Trust Services
3 New York Plaza, 15th Floor                            Payment Date:
New York, NY  10004                                     Record Date:



            Current Mortgage Loan and Property Stratification Tables


                                  Scheduled Balance
                                  -----------------

                                          % of
Scheduled         # of      Scheduled      Agg.     WAM               Weighted
 Balance         Loans       Balance       Bal.     (2)      WAC     Avg DSCR(1)
 -------         -----       -------      -----     ---      ---     -----------






 ======
 Totals



                                    State (3)
                                    ---------

                                       % of
              # of       Scheduled      Agg.       WAM               Weighted
   State     Props.       Balance       Bal.       (2)      WAC     Avg DSCR (1)
   -----     ------       -------      -----       ---      ---     ------------





  ======
  Totals



See footnotes on last page of this section.



Copyright 1997, Norwest Bank Minnesota, N.A.                        Page 7 of 17

[LOGO] Norwest Banks

                         PNC Mortgage Acceptance Corp.
                 Commercial Mortgage Pass-Through Certificates
                                Series 1999-CM1

                                      ------------------------------------------
                                      For Additional Information, please contact
                                               CTSLink Customer Service
                                                    (301) 816-6600
                                        Reports Available on the World Wide Web
                                                @ www.ctslink.com/cmbs
                                      ------------------------------------------

Norwest Bank Minnesota, N.A.
Corporate Trust Services
3 New York Plaza, 15th Floor                            Payment Date:
New York, NY  10004                                     Record Date:



            Current Mortgage Loan and Property Stratification Tables


                           Debt Service Coverage Ratio
                           ---------------------------

                                           % of
 Debt Service      # of      Scheduled      Agg.     WAM             Weighted
Coverage Ratio     Loans      Balance       Bal.     (2)     WAC    Avg DSCR (1)
---------------    -----      -------      -----     ---     ---    -----------






   ======
   Totals



                                Property Type (3)
                                -----------------

                                       % of
 Property     # of       Scheduled      Agg.       WAM               Weighted
   Type      Props.       Balance       Bal.       (2)      WAC     Avg DSCR (1)
   ----      ------       -------      -----       ---      ---     ------------





  ======
  Totals



                                    Note Rate
                                    ---------

                                       % of
 Note         # of       Scheduled      Agg.     WAM               Weighted
 Rate         Loans       Balance       Bal.     (2)      WAC     Avg DSCR (1)
 ----         -----       -------      -----     ---      ---     -----------






  ======
  Totals



                                    Seasoning
                                    ---------

                                       % of
               # of      Scheduled     Agg.       WAM               Weighted
Seasoning     Loans      Balance       Bal.       (2)      WAC     Avg DSCR (1)
----------    ------     --------      -----      ---      ---     ------------





  ======
  Totals


See footnotes on last page of this section.



Copyright 1997, Norwest Bank Minnesota, N.A.                        Page 8 of 17

[LOGO] Norwest Banks

                         PNC Mortgage Acceptance Corp.
                 Commercial Mortgage Pass-Through Certificates
                                Series 1999-CM1

                                      ------------------------------------------
                                      For Additional Information, please contact
                                                CTSLink Customer Service
                                                    (301) 816-6600
                                        Reports Available on the World Wide Web
                                                @ www.ctslink.com/cmbs
                                      ------------------------------------------

Norwest Bank Minnesota, N.A.
Corporate Trust Services
3 New York Plaza, 15th Floor                            Payment Date:
New York, NY  10004                                     Record Date:



            Current Mortgage Loan and Property Stratification Tables


               Anticipated Remaining Term (ARD and Balloon Loans)
               --------------------------------------------------

Anticipated                                % of
 Remaining         # of      Scheduled      Agg.     WAM             Weighted
  Term (2)         Loans      Balance       Bal.     (2)     WAC    Avg DSCR(1)
------------       -----      -------      -----     ---     ---    -----------






  ======
  Totals



                 Remaining Stated Term (Fully Amortizing Loans)
                 ----------------------------------------------

 Remaining                             % of
  Stated     # of        Scheduled      Agg.      WAM               Weighted
   Term      Loans       Balance       Bal.       (2)      WAC     Avg DSCR (1)
   ----      ------      --------      -----      ---      ---     ------------





  ======
  Totals



               Remaining Amortization Term (ARD and Balloon Loans)
               ---------------------------------------------------

 Remaining                               % of
Amortization    # of       Scheduled      Agg.     WAM               Weighted
   Term         Loans       Balance       Bal.     (2)      WAC     Avg DSCR(1)
   ----         -----       -------      -----     ---      ---     -----------






  ======
  Totals



                             Age of Most Recent NOI
                             ----------------------

                                       % of
Age of Most    # of      Scheduled      Agg.       WAM               Weighted
Recent NOI    Loans       Balance       Bal.       (2)      WAC     Avg DSCR (1)
----------    ------      -------      -----       ---      ---     ------------





  ======
  Totals


- ----------
(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the maturity date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off Date Balance of the related mortgage loan as disclosed in the offering document.

Note: (i) "Scheduled Balance" has the meaning assigned thereto in the CMSA
      Standard Information Package.


Copyright 1997, Norwest Bank Minnesota, N.A.                        Page 9 of 17

[LOGO] Norwest Banks

                         PNC Mortgage Acceptance Corp.
                 Commercial Mortgage Pass-Through Certificates
                                Series 1999-CM1

                                      ------------------------------------------
                                      For Additional Information, please contact
                                                CTSLink Customer Service
                                                    (301) 816-6600
                                        Reports Available on the World Wide Web
                                                @ www.ctslink.com/cmbs
                                      ------------------------------------------

Norwest Bank Minnesota, N.A.
Corporate Trust Services
3 New York Plaza, 15th Floor                            Payment Date:
New York, NY  10004                                     Record Date:



                              Mortgage Loan Detail
                              --------------------

                                                                        Anticipated               Neg.    Beginning    Ending
 Loan           Property                  Interest  Principal  Gross     Repayment     Maturity   Amort   Scheduled   Scheduled
Number   ODCR   Type (1)   City   State   Payment    Payment   Coupon      Date          Date     (Y/N)    Balance     Balance
------   ----   --------   ----   -----   -------    -------   ------      ----          ----     -----    -------     -------



======
Totals



         Paid     Appraisal     Appraisal    Res.     Mod.
 Loan    Thru     Reduction     Reduction    Strat.   Code
Number   Date       Date         Amount       (2)     (3)
------   ----       ----         ------       ---     ---




======
Totals


          (1) Property Type Code                                               (2) Resolution Strategy Code
          ----------------------                                               ----------------------------
MF - Multi-Family          OF - Office                   1 - Modification       6 - DPO                   10 - Deed In Lieu Of
RT - Retail                MU - Mixed Use                2 - Foreclosure        7 - REO                        Foreclosure
HC - Health Care           LO - Lodging                  3 - Bankruptcy         8 - Resolved              11 - Full Payoff
IN - Industrial            SS - Self Storage             4 - Extension          9 - Pending Return        12 - Reps and Warranties
WH - Warehouse             OT - Other                    5 - Note Sale              to Master Servicer    13 - Other or TBD
MH - Mobile Home Park


                              (3) Modification Code
                              ---------------------
MF - Multi-Family          1 - Maturity Date Extension
RT - Retail                2 - Amortization Change
HC - Health Care           3 - Principal Write-Off
IN - Industrial            4 - Combination
WH - Warehouse
MH - Mobile Home Park



Copyright 1997, Norwest Bank Minnesota, N.A.                       Page 10 of 17

[LOGO] Norwest Banks

                         PNC Mortgage Acceptance Corp.
                 Commercial Mortgage Pass-Through Certificates
                                Series 1999-CM1

                                      ------------------------------------------
                                      For Additional Information, please contact
                                                CTSLink Customer Service
                                                    (301) 816-6600
                                        Reports Available on the World Wide Web
                                                @ www.ctslink.com/cmbs
                                      ------------------------------------------

Norwest Bank Minnesota, N.A.
Corporate Trust Services
3 New York Plaza, 15th Floor                            Payment Date:
New York, NY  10004                                     Record Date:



                           Principal Prepayment Detail

                                           Principal Prepayment Amount                        Prepayment Penalties
                  Offering Document    ------------------------------------     ----------------------------------------------
    Loan Number    Cross-Reference     Payoff Amount     Curtailment Amount     Prepayment Premium   Yield Maintenance Premium
    -----------    ---------------     -------------     ------------------     ------------------   -------------------------




      Totals
      ======




Copyright 1997, Norwest Bank Minnesota, N.A.                       Page 11 of 17

[LOGO] Norwest Banks

                         PNC Mortgage Acceptance Corp.
                 Commercial Mortgage Pass-Through Certificates
                                Series 1999-CM1

                                      ------------------------------------------
                                      For Additional Information, please contact
                                                CTSLink Customer Service
                                                    (301) 816-6600
                                        Reports Available on the World Wide Web
                                                @ www.ctslink.com/cmbs
                                      ------------------------------------------

Norwest Bank Minnesota, N.A.
Corporate Trust Services
3 New York Plaza, 15th Floor                            Payment Date:
New York, NY  10004                                     Record Date:



                                Historical Detail

                                               Delinquencies                                                    Prepayments
 ----------------------------------------------------------------------------------------------------    -------------------------
 Distribution   30-59 Days   60-89 Days   90 Days or More   Foreclosure       REO       Modifications    Curtailments     Payoff
     Date       #  Balance   #  Balance    #     Balance    #   Balance   #   Balance   #     Balance    #     Amount   #   Amount
     ----       ----------   ----------    -------------    -----------   -----------   -------------    ------------   ----------



                  Rate and Maturities
 ---------------------------------------
 Distribution   Next Weighted Avg.
     Date        Coupon    Remit     WAM
     ----        ------    -----     ---




Note: Foreclosure and REO Totals are excluded from the delinquencies aging categories.



Copyright 1997, Norwest Bank Minnesota, N.A.                       Page 12 of 17

[LOGO] Norwest Banks

                         PNC Mortgage Acceptance Corp.
                 Commercial Mortgage Pass-Through Certificates
                                Series 1999-CM1

                                      ------------------------------------------
                                      For Additional Information, please contact
                                                CTSLink Customer Service
                                                    (301) 816-6600
                                        Reports Available on the World Wide Web
                                                @ www.ctslink.com/cmbs
                                      ------------------------------------------

Norwest Bank Minnesota, N.A.
Corporate Trust Services
3 New York Plaza, 15th Floor                            Payment Date:
New York, NY  10004                                     Record Date:


                             Delinquency Loan Detail

                  Offering        # of                     Current     Outstanding    Status of    Resolution
                  Document       Months    Paid Through     P & I         P & I        Mortgage     Strategy      Servicing
Loan Number   Cross-Reference    Delinq.       Date        Advances    Advances(**)    Loan (1)     Code (2)    Transfer Date
-----------   ---------------    -------       ----        --------    ------------    --------     --------    -------------


                               Current      Outstanding
              Foreclosure     Servicing      Servicing                         REO
Loan Number      Date          Advances       Advances      Bankruptcy Date    Date
-----------   -----------     ---------     ----------      ---------------    ----




  Totals
  ======




                          (1) Status of Mortgage Loan
                          ---------------------------
1 - Modification      6 - DPO                    10 - Deed In Lieu Of
2 - Foreclosure       7 - REO                         Foreclosure
3 - Bankruptcy        8 - Resolved               11 - Full Payoff
4 - Extension         9 - Pending Return         12 - Reps and Warranties
5 - Note Sale             to Master Servicer     13 - Other or TBD



        (2) Resolution Strategy Code
        ----------------------------
1 - Modification        7 - REO
2 - Foreclosure         8 - Resolved
3 - Bankruptcy          9 - Pending Return
4 - Extension               to Master Servicer
5 - Note Sale          10 - Deed In Lieu Of
6 - DPO                     Foreclosure



(**) Outstanding P & I Advances include the current period advance



Copyright 1997, Norwest Bank Minnesota, N.A.                       Page 13 of 17

[LOGO] Norwest Banks

                         PNC Mortgage Acceptance Corp.
                 Commercial Mortgage Pass-Through Certificates
                                Series 1999-CM1

                                      ------------------------------------------
                                      For Additional Information, please contact
                                                CTSLink Customer Service
                                                    (301) 816-6600
                                        Reports Available on the World Wide Web
                                                @ www.ctslink.com/cmbs
                                      ------------------------------------------

Norwest Bank Minnesota, N.A.
Corporate Trust Services
3 New York Plaza, 15th Floor                            Payment Date:
New York, NY  10004                                     Record Date:



                     Specially Serviced Loan Detail - Part 1

                               Offering        Servicing    Resolution
Distribution      Loan         Document        Transfer      Strategy     Scheduled     Property            Interest       Actual
   Date          Number     Cross-Reference      Date        Code (1)      Balance      Type (2)     State    Rate         Balance
------------     ------     ---------------    --------     ----------    ---------     --------     -----  --------       -------



                   Net                                                  Remaining
Distribution     Operating     NOI               Note     Maturity     Amortization
   Date           Income      Date     DSCR      Date      Date            Term
------------     --------     ----     ----      ----     --------     ------------





             (1) Resolution Strategy Code
             ----------------------------

1 -  Modification        7 - REO
2 -  Foreclosure         8 - Resolved
3 -  Bankruptcy          9 - Pending Return
4 -  Extension               to Master Servicer
5 -  Note Sale          10 - Deed In Lieu Of
6 -  DPO                     Foreclosure


         (2) Property Type Code
         ----------------------

MF - Multi-Family          OF - Office
RT - Retail                MU - Mixed Use
HC - Health Care           LO - Lodging
IN - Industrial            SS - Self Storage
WH - Warehouse             OT - Other
MH - Mobile Home Park



Copyright 1997, Norwest Bank Minnesota, N.A.                       Page 14 of 17

[LOGO] Norwest Banks

                         PNC Mortgage Acceptance Corp.
                 Commercial Mortgage Pass-Through Certificates
                                Series 1999-CM1

                                      ------------------------------------------
                                      For Additional Information, please contact
                                                CTSLink Customer Service
                                                    (301) 816-6600
                                        Reports Available on the World Wide Web
                                                @ www.ctslink.com/cmbs
                                      ------------------------------------------

Norwest Bank Minnesota, N.A.
Corporate Trust Services
3 New York Plaza, 15th Floor                            Payment Date:
New York, NY  10004                                     Record Date:


                     Specially Serviced Loan Detail - Part 2

                            Offering       Resolution      Site
Distribution     Loan       Document        Strategy    Inspection                  Appraisal   Appraisal     Other REO
    Date        Number   Cross-Reference    Code (1)       Date      Phase 1 Date     Date        Value    Property Revenue  Comment
------------    ------   ---------------    --------    ----------   ------------   --------    --------   ----------------  -------






                         (1) Resolution Strategy Code
                         ----------------------------

     1 - Modification       6 - DPO                   10 - Deed In Lieu Of
     2 - Foreclosure        7 - REO                        Foreclosure
     3 - Bankruptcy         8 - Resolved              11 - Full Payoff
     4 - Extension          9 - Pending Return        12 - Reps and Warranties
     5 - Note Sale              to Master Servicer    13 - Other or TBD



Copyright 1997, Norwest Bank Minnesota, N.A.                       Page 15 of 17

[LOGO] Norwest Banks

                         PNC Mortgage Acceptance Corp.
                 Commercial Mortgage Pass-Through Certificates
                                Series 1999-CM1

                                      ------------------------------------------
                                      For Additional Information, please contact
                                                CTSLink Customer Service
                                                    (301) 816-6600
                                        Reports Available on the World Wide Web
                                                @ www.ctslink.com/cmbs
                                      ------------------------------------------

Norwest Bank Minnesota, N.A.
Corporate Trust Services
3 New York Plaza, 15th Floor                            Payment Date:
New York, NY  10004                                     Record Date:



                              Modified Loan Detail

                 Offering
 Loan            Document         Pre-Modification
Number        Cross-Reference         Balance          Modification Date          Modification Description
------        ---------------     ----------------     -----------------          ------------------------





Total
=====



Copyright 1997, Norwest Bank Minnesota, N.A.                       Page 16 of 17

[LOGO] Norwest Banks

                         PNC Mortgage Acceptance Corp.
                 Commercial Mortgage Pass-Through Certificates
                                Series 1999-CM1

                                      ------------------------------------------
                                      For Additional Information, please contact
                                                CTSLink Customer Service
                                                    (301) 816-6600
                                        Reports Available on the World Wide Web
                                                @ www.ctslink.com/cmbs
                                      ------------------------------------------

Norwest Bank Minnesota, N.A.
Corporate Trust Services
3 New York Plaza, 15th Floor                            Payment Date:
New York, NY  10004                                     Record Date:



                             Liquidated Loan Detail


                     Final Recovery     Offering                                                       Gross Proceeds
       Loan          Determination      Document       Appraisal    Appraisal    Actual      Gross       as a % of
      Number             Date        Cross-Reference     Date         Value      Balance    Proceeds   Actual Balance
----------------     --------------  ---------------   ---------    ---------    -------    --------   --------------







                      Aggregate            Net        Net Proceeds                  Repurchased
       Loan          Liquidation       Liquidation      as a % of      Realized      by Seller
      Number         Expenses (*)       Proceeds      Actual Balance     Loss         (Y/N)
----------------     ------------      -----------    --------------   --------     -----------







  Current Total

Cumulative Total



- ----------
(*)  Aggregate liquidation expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).


Copyright 1997, Norwest Bank Minnesota, N.A.                       Page 17 of 17


                                    EXHIBIT D


     DECREMENT TABLES FOR THE CLASS A-1A, CLASS A-1B, CLASS A-2, CLASS A-3,
                CLASS A-4, CLASS B-1 AND CLASS B-2 CERTIFICATES


                    Percentage of Initial Principal Balance
                         of the Class A-1A Certificates
                              at the Specified CPRs

                           Prepayment Assumption (CPR)

Distribution Date           0%       25%     50%     75%    100%
                           ----     ----    ----    ----    ----
Closing Date               100%     100%    100%    100%    100%

________________, 2000
________________, 2001
________________, 2002
________________, 2003
________________, 2004
________________, 2005
________________, 2006
________________, 2007
________________, 2008
________________, 2009

Weighted average life (years)



                    Percentage of Initial Principal Balance
                         of the Class A-1B Certificates
                              at the Specified CPRs

                           Prepayment Assumption (CPR)

Distribution Date            0%      25%     50%     75%    100%
                           ----     ----    ----    ----    ----
Closing Date               100%     100%    100%    100%    100%

________________, 2000
________________, 2001
________________, 2002
________________, 2003
________________, 2004
________________, 2005
________________, 2006
________________, 2007
________________, 2008
________________, 2009

Weighted average life (years)

                                      D-1



                    Percentage of Initial Principal Balance
                          of the Class A-2 Certificates
                              at the Specified CPRs

                           Prepayment Assumption (CPR)

Distribution Date           0%       25%     50%     75%    100%
                           ----     ----    ----    ----    ----
Closing Date               100%     100%    100%    100%    100%

________________, 2000
________________, 2001
________________, 2002
________________, 2003
________________, 2004
________________, 2005
________________, 2006
________________, 2007
________________, 2008
________________, 2009

Weighted average life (years)



                    Percentage of Initial Principal Balance
                          of the Class A-3 Certificates
                              at the Specified CPRs

                           Prepayment Assumption (CPR)

Distribution Date           0%       25%     50%     75%    100%
                           ----     ----    ----    ----    ----
Closing Date               100%     100%    100%    100%    100%

________________, 2000
________________, 2001
________________, 2002
________________, 2003
________________, 2004
________________, 2005
________________, 2006
________________, 2007
________________, 2008
________________, 2009

Weighted average life (years)





                                      D-2

                    Percentage of Initial Principal Balance
                          of the Class A-4 Certificates
                              at the Specified CPRs

                           Prepayment Assumption (CPR)

Distribution Date           0%      25%     50%     75%    100%
                          ----     ----    ----    ----    ----
Closing Date              100%     100%    100%    100%    100%

________________, 2000
________________, 2001
________________, 2002
________________, 2003
________________, 2004
________________, 2005
________________, 2006
________________, 2007
________________, 2008
________________, 2009

Weighted average life (years)



                    Percentage of Initial Principal Balance
                          of the Class B-1 Certificates
                              at the Specified CPRs

                           Prepayment Assumption (CPR)

Distribution Date           0%       25%     50%     75%    100%
                           ----     ----    ----    ----    ----
Closing Date               100%     100%    100%    100%    100%

________________, 2000
________________, 2001
________________, 2002
________________, 2003
________________, 2004
________________, 2005
________________, 2006
________________, 2007
________________, 2008
________________, 2009

Weighted average life (years)


                                      D-3


                    Percentage of Initial Principal Balance
                          of the Class B-2 Certificates
                              at the Specified CPRs

                           Prepayment Assumption (CPR)

Distribution Date           0%       25%     50%     75%    100%
                           ----     ----    ----    ----    ----
Closing Date               100%     100%    100%    100%    100%

________________, 2000
________________, 2001
________________, 2002
________________, 2003
________________, 2004
________________, 2005
________________, 2006
________________, 2007
________________, 2008
________________, 2009

Weighted average life (years)




                                      D-4

                                    EXHIBIT E

                    PRICE/YIELD TABLES FOR THE CLASS S CERTIFICATES

                         Pre-Tax Yield to Maturity (CBE)
                           of the Class S Certificates

Assumed Total
Purchase Price
(excluding accrued interest)         0%      25%     50%     75%    100%
--------------------------------------------------------------------------------




                                      E-1

                      [THIS PAGE INTENTIONALLY LEFT BLANK]







                                    EXHIBIT F

                               SUMMARY TERM SHEET


                                     F-1

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                         PNC Mortgage Acceptance Corp.
                 Commercial Mortgage Pass-Through Certificates,
                                Series 1999-CM1

                                  $703,161,000
                                  (Approximate)
                              Offered Certificates

            [LOGO]                 [LOGO]          COLUMN
            MIDLAND                                FINANCIAL
      LOAN SERVICES, INC.          A DONALDSON, LUFKIN & JENRETTE COMPANY

      Donaldson, Lufkin & Jenrette
                             PNC Capital Markets

                                                    Prudential Securities

This investment summary is prepared solely for informational purposes and no offer to sell or solicitation of any offer to purchase securities is being made hereby. This summary is for use by Donaldson, Lufkin & Jenrette Securities
Corporation, PNC Capital Markets, Inc. and Prudential Securities Incorporated personnel to assist them in determining whether potential investors wish to proceed with an in-depth investigation of the proposed offering. While the information contained herein is from sources believed to be reliable, it has not been independently verified by Donaldson, Lufkin & Jenrette Securities
Corporation, PNC Capital Markets, Inc., Prudential Securities Incorporated, or any of their respective affiliates, and such entities make no representations or warranties with respect to the information contained herein or as to the appropriateness, usefulness or completeness of these materials. Any computational information set forth herein (including without limitation any computations of yields and weighted average life) is hypothetical and based on certain assumptions (including without limitation assumptions regarding the absence of voluntary and involuntary prepayments, or the timing of such occurrences). The actual characteristics and performance of the mortgage loans will differ from such assumptions and such differences may be material. This document is subject to errors, omissions and changes in information and is subject to modification or withdrawal at any time with or without notice. The contents hereof are not to be reproduced without the express written consent of Donaldson, Lufkin & Jenrette Securities Corporation, PNC Capital Markets, Inc.
and Prudential Securities Incorporated. The information contained herein supersedes any and all information contained in any previously furnished summaries or terms sheets and shall be superseded by any subsequently furnished similar materials. The information contained herein shall be superseded by a final prospectus and prospectus supplement and by subsequent summary memoranda.
No purchase of any securities may be made unless and until a final prospectus and prospectus supplement has been received by a potential investor and such investor has complied with all additional related offering requirements. Each of Donaldson, Lufkin & Jenrette Securities Corporation, PNC Capital Markets, Inc.
and Prudential Securities Incorporated expressly reserves the right, at its sole discretion, to reject any or all proposals or expressions of interest in the subject proposed offering and to terminate discussions with any party at any time with or without notice.

PNCMAC Series 1999-CM1  Collateral and Structural Term Sheet  November 10, 1999

Transaction Offering:


---------------------------------------------------------------------------------------------------------------------------------
                                        Percentage
                           Initial       of Initial                              Pass-
                          Aggregate       Mortgage                Initial      Through        Wtd.
                          Principal        Pool       Credit    Pass-Through     Rate         Avg.                     Principal
Class   Ratings(1)         Balance        Balance     Support       Rate      Description   Life(3)    Maturity(3)     Window(3)
-----   ----------         -------        -------     -------       ----      -----------   -------    -----------     ---------

Publicly Offered Certificates:
S        AAAr/AAA       $787,856,278(2)      N/A         N/A         --           --           9.1         1/20                --
A-1A      AAA/AAA        127,104,000       16.13%      26.75%        --           --           5.7         7/08         1/00-7/08
A-1B      AAA/AAA        450,000,000       57.12%      26.75%        --           --           9.6        10/09        7/08-10/09
A-2        AA/AA          41,363,000        5.25%      21.50%        --           --           9.9        11/09       10/09-11/09
A-3         A/A           35,453,000        4.50%      17.00%        --           --           9.9        11/09       11/09-11/09
A-4        A-/A-          13,788,000        1.75%      15.25%        --           --           9.9        11/09       11/09-11/09
B-1       BBB/BBB         25,605,000        3.25%      12.00%        --           --           9.9        11/09       11/09-11/09
B-2      BBB-/BBB-         9,848,000        1.25%      10.75%        --           --           9.9        11/09       11/09-11/09

Privately Offered Certificates(5):
B-3         --                    --          --          --         --           --            --           --                --
B-4         --                    --          --          --         --           --            --           --                --
B-5         --                    --          --          --         --           --            --           --                --
B-6         --                    --          --          --         --           --            --           --                --
B-7         --                    --          --          --         --           --            --           --                --
B-8         --                    --          --          --         --           --            --           --                --
C           --                    --          --          --         --           --            --           --                --
D           --                    --          --          --         --           --            --           --                --
---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------
                                SMMEA/
           Legal Status        ERISA(4)
           ------------        --------

Publicly Offered Certificates:
S             Public            Yes/Yes
A-1A          Public            Yes/Yes
A-1B          Public            Yes/Yes
A-2           Public             Yes/No
A-3           Public             No/No
A-4           Public             No/No
B-1           Public             No/No
B-2           Public             No/No

Privately Offered Certificates(5):
B-3        Private-144A            --
B-4        Private-144A            --
B-5        Private-144A            --
B-6        Private-144A            --
B-7        Private-144A            --
B-8        Private-144A            --
C          Private-144A            --
D          Private-144A            --
---------------------------------------

(1)   Standard & Poor's Ratings Services / Fitch IBCA, Inc.
(2) Notional amount. The Class S certificates will be interest only and will not entitle their holders to distributions of principal.
(3) Assumes 0% CPR, no defaults, no extensions and each mortgage loan with an anticipated repayment date pays in full on that date. Otherwise based on "maturity assumptions" set forth under "Yield and Maturity Considerations" in the Prospectus Supplement.
(4) Expected to be eligible for each of the underwriters' individual prohibited transaction exemptions under ERISA.
(5) This term sheet was prepared solely in connection with a proposed offering of the publicly offered certificates.

--------------------------------------------------------------------------------
Originator Profile:

The mortgage loans were originated or acquired primarily by (i) Midland Loan Services, Inc. ("Midland") and (ii) Column Financial, Inc. ("Column"). Approximately 55.0% of the mortgage loans by balance are being contributed by Midland and 45.0% are being contributed by Column. All of the mortgage loans were originated either in 1998 or 1999.

Midland, organized in 1992 and acquired by PNC Bank in 1998, has originated over 1,200 loans totaling $3.79 billion since its inception. Midland is a vertically integrated real estate financial services firm specializing in the origination, securitization and servicing of commercial real estate assets.

Column, an indirect wholly owned subsidiary of Donaldson, Lufkin & Jenrette, Inc., was established in August 1993. Column has originated over 1,900 commercial mortgage loans totaling $8.0 billion since its inception. Column sources, underwrites and closes various mortgage loan products through 17 production offices located throughout the country.
--------------------------------------------------------------------------------

This investment summary is prepared solely for informational purposes and no offer to sell or solicitation of any offer to purchase securities is being made hereby. This summary is for use by Donaldson, Lufkin & Jenrette Securities Corporation, PNC Capital Markets, Inc. and Prudential Securities Incorporated personnel to assist them in determining whether potential investors wish to proceed with an in-depth investigation of the proposed offering. While the information contained herein is from sources believed to be reliable, it has not been independently verified by Donaldson, Lufkin & Jenrette Securities Corporation, PNC Capital Markets, Inc., Prudential Securities Incorporated, or any of their respective affiliates, and such entities make no representations or warranties with respect to the information contained herein or as to the appropriateness, usefulness or completeness of these materials. Any computational information set forth herein (including without limitation any computations of yields and weighted average life) is hypothetical and based on certain assumptions (including without limitation assumptions regarding the absence of voluntary and involuntary prepayments, or the timing of such occurrences). The actual characteristics and performance of the mortgage loans will differ from such assumptions and such differences may be material. This document is subject to errors, omissions and changes in information and is subject to modification or withdrawal at any time with or without notice. The contents hereof are not to be reproduced without the express written consent of Donaldson, Lufkin & Jenrette Securities Corporation, PNC Capital Markets, Inc. and Prudential Securities Incorporated. The information contained herein supersedes any and all information contained in any previously furnished summaries or terms sheets and shall be superseded by any subsequently furnished similar materials. The information contained herein shall be superseded by a final prospectus and prospectus supplement and by subsequent summary memoranda. No purchase of any securities may be made unless and until a final prospectus and prospectus supplement has been received by a potential investor and such investor has complied with all additional related offering requirements. Each of Donaldson, Lufkin & Jenrette Securities Corporation, PNC Capital Markets, Inc. and Prudential Securities Incorporated expressly reserves the right, at its sole discretion, to reject any or all proposals or expressions of interest in the subject proposed offering and to terminate discussions with any party at any time with or without notice.

PNCMAC Series 1999-CM1  Collateral and Structural Term Sheet  November 10, 1999

Collateral Overview:

      o     Total Cut-off Date
            Principal Balance:            $787,856,278

      o     Avg. Cut-off Date
            Principal Balance:            $3,751,697

      o     Loans/Properties:             210 Loans / 216 Properties

      o     Property Type:                Multifamily (37.9%), Retail (25.5%),
                                          Office (17.1%), Other (19.5%)

      o     Geographic Distribution:      35 States. CA (14.5%), TX (11.5%), NY
                                          (9.0%), Other (65.0%)

      o     Amortization Types:           Balloon (90.0%), Hyper-Amortizing
                                          (9.0%), Fully Amortizing (0.9%)

      o     Wtd. Avg. DSCR (1):           1.32x

      o     Wtd. Avg. Cut-off Date
            LTV Ratio (1):                72.5%

      o     Appraisals:                   100% of the appraisals state that they
                                          follow the guidelines set forth in
                                          Title XI of FIRREA.

      o     Largest Loan:                 5.7%

      o     Five Largest Loans:           19.3%

      o     Ten Largest Loans:            27.1%

      o     Wtd. Avg. Remaining
            Term to Maturity:             116 months

      o     Wtd. Avg. Seasoning:          5 months

      o     Gross WAC:                    7.993%

      o     Call Protection:              In general, the Mortgage Loans provide
                                          for a prepayment lockout period
                                          ("Lockout"), a defeasance period
                                          ("Defeasance"), a yield maintenance
                                          premium ("YMP") period, or a
                                          combination thereof. The remaining
                                          weighted average lockout and
                                          defeasance period for all loans is 7.9
                                          years.

      o     Defeasance:                   75.5%

      o     Credit Tenant Lease:          0.3%

(1) Excluding the CTL Loan.

This investment summary is prepared solely for informational purposes and no offer to sell or solicitation of any offer to purchase securities is being made hereby. This summary is for use by Donaldson, Lufkin & Jenrette Securities Corporation, PNC Capital Markets, Inc. and Prudential Securities Incorporated personnel to assist them in determining whether potential investors wish to proceed with an in-depth investigation of the proposed offering. While the information contained herein is from sources believed to be reliable, it has not been independently verified by Donaldson, Lufkin & Jenrette Securities Corporation, PNC Capital Markets, Inc., Prudential Securities Incorporated, or any of their respective affiliates, and such entities make no representations or warranties with respect to the information contained herein or as to the appropriateness, usefulness or completeness of these materials. Any computational information set forth herein (including without limitation any computations of yields and weighted average life) is hypothetical and based on certain assumptions (including without limitation assumptions regarding the absence of voluntary and involuntary prepayments, or the timing of such occurrences). The actual characteristics and performance of the mortgage loans will differ from such assumptions and such differences may be material. This document is subject to errors, omissions and changes in information and is subject to modification or withdrawal at any time with or without notice. The contents hereof are not to be reproduced without the express written consent of Donaldson, Lufkin & Jenrette Securities Corporation, PNC Capital Markets, Inc. and Prudential Securities Incorporated. The information contained herein supersedes any and all information contained in any previously furnished summaries or terms sheets and shall be superseded by any subsequently furnished similar materials. The information contained herein shall be superseded by a final prospectus and prospectus supplement and by subsequent summary memoranda. No purchase of any securities may be made unless and until a final prospectus and prospectus supplement has been received by a potential investor and such investor has complied with all additional related offering requirements. Each of Donaldson, Lufkin & Jenrette Securities Corporation, PNC Capital Markets, Inc. and Prudential Securities Incorporated expressly reserves the right, at its sole discretion, to reject any or all proposals or expressions of interest in the subject proposed offering and to terminate discussions with any party at any time with or without notice.

PNCMAC Series 1999-CM1  Collateral and Structural Term Sheet  November 10, 1999

      o     Participation Loans:          None

      o     Secured Subordinate Debt:     0.5%

      o     Leasehold:                    1.2%

      o     Delinquency:                  No loan delinquent 30 days or more as
                                          of the Cut-off Date.

Transaction Overview:

      o     Structure:                    Senior/subordinated, sequential pay
                                          pass-through bonds.

      o     Lead Manager:                 Donaldson, Lufkin & Jenrette
                                          Securities Corporation

      o     Co-Managers:                  PNC Capital Markets, Inc. and
                                          Prudential Securities

      o     Mortgage Loan Sellers:        Midland Loan Services, Inc. and Column
                                          Financial, Inc.

      o     Rating Agencies:              Standard & Poor's Ratings Services /
                                          Fitch IBCA, Inc.

      o     Master Servicer:              Midland Loan Services, Inc.

      o     Special Servicer:             Midland Loan Services, Inc.

      o     Trustee:                      Norwest Bank Minnesota, National
                                          Association

      o     Cut-off Date:                 December 1, 1999

      o     Settlement Date:              December 7, 1999

      o     Determination Date:           The 4th calendar day of the month, but
                                          if that day is not a business day,
                                          then the 1st business day before that
                                          day.

      o     Distribution Date:            The 10th day of the month, or if such
                                          day is not a business day, the
                                          following business day, but no sooner
                                          than the 4th business day after the
                                          Determination Date

      o     Delivery:                     The Depository Trust Company ("DTC")
                                          through Cede & Co. (in the United
                                          States) or Cedel Bank, Societe Anonyme
                                          ("Cedel") or The Euroclear System
                                          ("Euroclear") (in Europe).

      o     ERISA:                        Classes A-1A, A-1B and S are expected
                                          to be eligible for each of the
                                          underwriters' individual prohibited
                                          transaction exemptions with respect to
                                          ERISA, subject to certain conditions
                                          of eligibility.

      o     SMMEA:                        Classes A-1A, A-1B, A-2 and S are
                                          expected to be SMMEA eligible.

This investment summary is prepared solely for informational purposes and no offer to sell or solicitation of any offer to purchase securities is being made hereby. This summary is for use by Donaldson, Lufkin & Jenrette Securities Corporation, PNC Capital Markets, Inc. and Prudential Securities Incorporated personnel to assist them in determining whether potential investors wish to proceed with an in-depth investigation of the proposed offering. While the information contained herein is from sources believed to be reliable, it has not been independently verified by Donaldson, Lufkin & Jenrette Securities Corporation, PNC Capital Markets, Inc., Prudential Securities Incorporated, or any of their respective affiliates, and such entities make no representations or warranties with respect to the information contained herein or as to the appropriateness, usefulness or completeness of these materials. Any computational information set forth herein (including without limitation any computations of yields and weighted average life) is hypothetical and based on certain assumptions (including without limitation assumptions regarding the absence of voluntary and involuntary prepayments, or the timing of such occurrences). The actual characteristics and performance of the mortgage loans will differ from such assumptions and such differences may be material. This document is subject to errors, omissions and changes in information and is subject to modification or withdrawal at any time with or without notice. The contents hereof are not to be reproduced without the express written consent of Donaldson, Lufkin & Jenrette Securities Corporation, PNC Capital Markets, Inc. and Prudential Securities Incorporated. The information contained herein supersedes any and all information contained in any previously furnished summaries or terms sheets and shall be superseded by any subsequently furnished similar materials. The information contained herein shall be superseded by a final prospectus and prospectus supplement and by subsequent summary memoranda. No purchase of any securities may be made unless and until a final prospectus and prospectus supplement has been received by a potential investor and such investor has complied with all additional related offering requirements. Each of Donaldson, Lufkin & Jenrette Securities Corporation, PNC Capital Markets, Inc. and Prudential Securities Incorporated expressly reserves the right, at its sole discretion, to reject any or all proposals or expressions of interest in the subject proposed offering and to terminate discussions with any party at any time with or without notice.

PNCMAC Series 1999-CM1  Collateral and Structural Term Sheet  November 10, 1999

      o     Tax Treatment:                REMIC

      o     Optional Right to Terminate
            Trust:                        1%

      o     Analytics:                    Cashflows are expected to be available
                                          through Bloomberg, the Trepp Group,
                                          Intex Solutions and Charter Research.

      o     Extensions:                   The Special Servicer will be
                                          responsible for performing certain
                                          servicing functions with respect to
                                          Mortgage Loans that, in general, are
                                          in default or as to which default is
                                          imminent, and for administering any
                                          REO properties. The Pooling and
                                          Servicing Agreement will generally
                                          permit the Special Servicer to modify,
                                          waive or amend any term of any
                                          Mortgage Loan if it determines, in
                                          accordance with the servicing
                                          standard, that it is appropriate to do
                                          so. The Special Servicer will not be
                                          permitted to grant any extension of
                                          the maturity of a Mortgage Loan beyond
                                          60 months after its stated maturity
                                          date.

      o     Controlling Class:            The Controlling Class of
                                          Certificateholders may appoint an
                                          operating advisor that may advise or
                                          replace the Special Servicer. In
                                          general, the Controlling Class will be
                                          the most subordinate Class of
                                          Principal Balance Certificates (as
                                          defined below) which has a current
                                          aggregate certificate principal amount
                                          no less than 25% of its original
                                          aggregate certificate principal
                                          balance.

      o     Advances:                     The Master Servicer will be obligated
                                          to make advances of scheduled
                                          principal and interest payments,
                                          excluding balloon payments, subject to
                                          recoverability determination and
                                          appraisal reductions. If the Master
                                          Servicer fails to make a required P&I
                                          Advance and the Trustee is aware of
                                          the failure, the Trustee will be
                                          obligated to make that Advance.

      o     Appraisal Reductions:         An appraisal reduction generally will
                                          be created in the amount, if any, by
                                          which the unpaid principal balance of
                                          a Specially Serviced Mortgage Loan
                                          (plus other amounts overdue in
                                          connection with such loan) exceeds 90%
                                          of the appraised value of the related
                                          Mortgaged Property, plus reserves and
                                          escrows other than for taxes and
                                          insurance. The Appraisal Reduction
                                          Amount will reduce proportionately the
                                          interest portion (but not the
                                          principal portion) of any amount of
                                          P&I Advances for the loan, which
                                          reduction will result, in general, in
                                          a reduction of interest distributable
                                          to the most subordinate Class of
                                          Principal Balance Certificates
                                          outstanding. An appraisal reduction
                                          will be reduced to zero as of the date
                                          the related Mortgage Loan has been
                                          brought current for at least six
                                          consecutive months, or has been paid
                                          in full, liquidated, repurchased, or
                                          otherwise disposed of. Appraisal
                                          reductions will not effect class sizes
                                          for the purposes of determining the
                                          Controlling Class.

This investment summary is prepared solely for informational purposes and no offer to sell or solicitation of any offer to purchase securities is being made hereby. This summary is for use by Donaldson, Lufkin & Jenrette Securities Corporation, PNC Capital Markets, Inc. and Prudential Securities Incorporated personnel to assist them in determining whether potential investors wish to proceed with an in-depth investigation of the proposed offering. While the information contained herein is from sources believed to be reliable, it has not been independently verified by Donaldson, Lufkin & Jenrette Securities Corporation, PNC Capital Markets, Inc., Prudential Securities Incorporated, or any of their respective affiliates, and such entities make no representations or warranties with respect to the information contained herein or as to the appropriateness, usefulness or completeness of these materials. Any computational information set forth herein (including without limitation any computations of yields and weighted average life) is hypothetical and based on certain assumptions (including without limitation assumptions regarding the absence of voluntary and involuntary prepayments, or the timing of such occurrences). The actual characteristics and performance of the mortgage loans will differ from such assumptions and such differences may be material. This document is subject to errors, omissions and changes in information and is subject to modification or withdrawal at any time with or without notice. The contents hereof are not to be reproduced without the express written consent of Donaldson, Lufkin & Jenrette Securities Corporation, PNC Capital Markets, Inc. and Prudential Securities Incorporated. The information contained herein supersedes any and all information contained in any previously furnished summaries or terms sheets and shall be superseded by any subsequently furnished similar materials. The information contained herein shall be superseded by a final prospectus and prospectus supplement and by subsequent summary memoranda. No purchase of any securities may be made unless and until a final prospectus and prospectus supplement has been received by a potential investor and such investor has complied with all additional related offering requirements. Each of Donaldson, Lufkin & Jenrette Securities Corporation, PNC Capital Markets, Inc. and Prudential Securities Incorporated expressly reserves the right, at its sole discretion, to reject any or all proposals or expressions of interest in the subject proposed offering and to terminate discussions with any party at any time with or without notice.

PNCMAC Series 1999-CM1  Collateral and Structural Term Sheet  November 10, 1999

Structure Description:

                               [GRAPHIC OMITTED]

                               [GRAPHIC OMITTED]

Based on the "maturity assumptions" set forth under the "Yield and Maturity Considerations" in the Prospectus Supplement and a 0% CPR (except each mortgage loan with an anticipated repayment date is assumed to be paid in full on that date).

This investment summary is prepared solely for informational purposes and no offer to sell or solicitation of any offer to purchase securities is being made hereby. This summary is for use by Donaldson, Lufkin & Jenrette Securities Corporation, PNC Capital Markets, Inc. and Prudential Securities Incorporated personnel to assist them in determining whether potential investors wish to proceed with an in-depth investigation of the proposed offering. While the information contained herein is from sources believed to be reliable, it has not been independently verified by Donaldson, Lufkin & Jenrette Securities Corporation, PNC Capital Markets, Inc., Prudential Securities Incorporated, or any of their respective affiliates, and such entities make no representations or warranties with respect to the information contained herein or as to the appropriateness, usefulness or completeness of these materials. Any computational information set forth herein (including without limitation any computations of yields and weighted average life) is hypothetical and based on certain assumptions (including without limitation assumptions regarding the absence of voluntary and involuntary prepayments, or the timing of such occurrences). The actual characteristics and performance of the mortgage loans will differ from such assumptions and such differences may be material. This document is subject to errors, omissions and changes in information and is subject to modification or withdrawal at any time with or without notice. The contents hereof are not to be reproduced without the express written consent of Donaldson, Lufkin & Jenrette Securities Corporation, PNC Capital Markets, Inc. and Prudential Securities Incorporated. The information contained herein supersedes any and all information contained in any previously furnished summaries or terms sheets and shall be superseded by any subsequently furnished similar materials. The information contained herein shall be superseded by a final prospectus and prospectus supplement and by subsequent summary memoranda. No purchase of any securities may be made unless and until a final prospectus and prospectus supplement has been received by a potential investor and such investor has complied with all additional related offering requirements. Each of Donaldson, Lufkin & Jenrette Securities Corporation, PNC Capital Markets, Inc. and Prudential Securities Incorporated expressly reserves the right, at its sole discretion, to reject any or all proposals or expressions of interest in the subject proposed offering and to terminate discussions with any party at any time with or without notice.

PNCMAC Series 1999-CM1  Collateral and Structural Term Sheet  November 10, 1999

Interest Distributions:

The holders of each Class of Principal Balance Certificates will be entitled on each distribution date to interest accrued at the Pass-Through Rate for that Class on the aggregate principal balance of that Class outstanding immediately prior to the related distribution date. The Class S Certificates will be entitled on each distribution date to the aggregate interest accrued on the aggregate principal balance of the Principal Balance Certificates at an annual rate equal to the difference between a weighted average of certain net mortgage interest rates on the mortgage loans and the weighted average coupon of the Principal Balance Certificates. All Classes will pay interest on a 30/360 basis.

Principal Distributions:

Available principal will be paid on each distribution date to the outstanding Classes of Principal Balance Certificates in the following sequential order:
Class A-1A, A-1B, A-2, A-3, A-4, B-1, B-2, B-3, B-4, B-5, B-6, B-7, B-8, C and D
(the "Principal Balance Certificates"). However, if Classes A-2 through D have been retired as a result of losses and additional trust fund expenses, Classes A-1A and A-1B will receive principal on a pro-rata basis.

Realized Losses and Expenses:

Realized losses from any mortgage loan and additional trust fund expenses will be allocated to the outstanding classes of Principal Balance Certificates in the following sequential order: Class D, C, B-8, B-7, B-6, B-5, B-4, B-3, B-2, B-1, A-4, A-3 and A-2. If Classes A-2 through D have been retired as a result of losses and additional trust fund expenses, future losses and additional trust fund expenses shall be applied to Classes A-1A and A-1B pro-rata.

Credit Enhancements:

Credit enhancement for each Class of publicly registered Certificates will be provided by the Classes of Certificates which are subordinate in priority with respect to payments of interest and principal.

Allocation of Yield Maintenance and Percentage Prepayment Premiums:

The certificate yield maintenance amount ("CYMA") and certificate percentage prepayment premium amount ("CPPPA") for the Class A-1A, A-1B, A-2, A-3, A-4, B-1 and B-2 Certificates (collectively, the "Yield Maintenance Certificates") equals the total yield maintenance premium or percentage prepayment premium collected, multiplied by a fraction (not greater than one or less than zero) which is based upon a formula involving the relationship between the Pass-Through Rate for each Class currently receiving principal, the mortgage rate of the mortgage loan that has prepaid, and current interest rates. In general, the CYMA and CPPPA for any distribution date will be calculated in respect of and payable to the Class(es) of Yield Maintenance Certificates entitled to receive payments of principal on such distribution date.

--------------------------------------------------------------------------------
               CYMA & CPPPA                = (Pass-Through Rate - Discount Rate)
                Allocation                 -------------------------------------
    to Yield Maintenance Certificates          (Mortgage Rate - Discount Rate)
--------------------------------------------------------------------------------

The portion of any yield maintenance or percentage prepayment premium payable to the Class S (interest only) Certificates, will equal the total yield maintenance or percentage prepayment premium, as the case may be, less the CYMA or CPPPA, as applicable, for the Yield Maintenance Certificates as defined above.

This investment summary is prepared solely for informational purposes and no offer to sell or solicitation of any offer to purchase securities is being made hereby. This summary is for use by Donaldson, Lufkin & Jenrette Securities Corporation, PNC Capital Markets, Inc. and Prudential Securities Incorporated personnel to assist them in determining whether potential investors wish to proceed with an in-depth investigation of the proposed offering. While the information contained herein is from sources believed to be reliable, it has not been independently verified by Donaldson, Lufkin & Jenrette Securities Corporation, PNC Capital Markets, Inc., Prudential Securities Incorporated, or any of their respective affiliates, and such entities make no representations or warranties with respect to the information contained herein or as to the appropriateness, usefulness or completeness of these materials. Any computational information set forth herein (including without limitation any computations of yields and weighted average life) is hypothetical and based on certain assumptions (including without limitation assumptions regarding the absence of voluntary and involuntary prepayments, or the timing of such occurrences). The actual characteristics and performance of the mortgage loans will differ from such assumptions and such differences may be material. This document is subject to errors, omissions and changes in information and is subject to modification or withdrawal at any time with or without notice. The contents hereof are not to be reproduced without the express written consent of Donaldson, Lufkin & Jenrette Securities Corporation, PNC Capital Markets, Inc. and Prudential Securities Incorporated. The information contained herein supersedes any and all information contained in any previously furnished summaries or terms sheets and shall be superseded by any subsequently furnished similar materials. The information contained herein shall be superseded by a final prospectus and prospectus supplement and by subsequent summary memoranda. No purchase of any securities may be made unless and until a final prospectus and prospectus supplement has been received by a potential investor and such investor has complied with all additional related offering requirements. Each of Donaldson, Lufkin & Jenrette Securities Corporation, PNC Capital Markets, Inc. and Prudential Securities Incorporated expressly reserves the right, at its sole discretion, to reject any or all proposals or expressions of interest in the subject proposed offering and to terminate discussions with any party at any time with or without notice.

PNCMAC Series 1999-CM1  Collateral and Structural Term Sheet  November 10, 1999

Allocation of Yield Maintenance and Percentage Prepayment Premiums Example:

Discount Rate Fraction Methodology:

Mortgage Rate                             = 8%

P & I Class Coupon                        = 6%

Discount Rate (Based on a Treasury Rate)  = 5%

% of Principal Distributed to Class       = 100%


P & I Class Allocation:            Class S Allocation:

6% - 5% x 100% = 33 1/3%           100% - P & I Class(es) Allocation  = 66 2/3%
-------
8% - 5%

In general, this formula provides for an increase in the allocation of yield maintenance and percentage prepayment premiums to the Yield Maintenance Certificates as interest rates decrease and a decrease in the allocation to such Classes as interest rates rise.

This investment summary is prepared solely for informational purposes and no offer to sell or solicitation of any offer to purchase securities is being made hereby. This summary is for use by Donaldson, Lufkin & Jenrette Securities Corporation, PNC Capital Markets, Inc. and Prudential Securities Incorporated personnel to assist them in determining whether potential investors wish to proceed with an in-depth investigation of the proposed offering. While the information contained herein is from sources believed to be reliable, it has not been independently verified by Donaldson, Lufkin & Jenrette Securities Corporation, PNC Capital Markets, Inc., Prudential Securities Incorporated, or any of their respective affiliates, and such entities make no representations or warranties with respect to the information contained herein or as to the appropriateness, usefulness or completeness of these materials. Any computational information set forth herein (including without limitation any computations of yields and weighted average life) is hypothetical and based on certain assumptions (including without limitation assumptions regarding the absence of voluntary and involuntary prepayments, or the timing of such occurrences). The actual characteristics and performance of the mortgage loans will differ from such assumptions and such differences may be material. This document is subject to errors, omissions and changes in information and is subject to modification or withdrawal at any time with or without notice. The contents hereof are not to be reproduced without the express written consent of Donaldson, Lufkin & Jenrette Securities Corporation, PNC Capital Markets, Inc. and Prudential Securities Incorporated. The information contained herein supersedes any and all information contained in any previously furnished summaries or terms sheets and shall be superseded by any subsequently furnished similar materials. The information contained herein shall be superseded by a final prospectus and prospectus supplement and by subsequent summary memoranda. No purchase of any securities may be made unless and until a final prospectus and prospectus supplement has been received by a potential investor and such investor has complied with all additional related offering requirements. Each of Donaldson, Lufkin & Jenrette Securities Corporation, PNC Capital Markets, Inc. and Prudential Securities Incorporated expressly reserves the right, at its sole discretion, to reject any or all proposals or expressions of interest in the subject proposed offering and to terminate discussions with any party at any time with or without notice.

PNCMAC Series 1999-CM1  Collateral and Structural Term Sheet  November 10, 1999

Stratification:

                                 [MAP OMITTED]

                        Mortgaged Properties by State

                                                                                     Weighted
                                                                   Percentage of      Average                          Weighted
                                 Number of     Cut-off Date           Initial        Mortgage         Weighted          Average
                                 Mortgaged       Principal         Mortgage Pool     Interest          Average       Cut-off Date
State                            Properties      Balance(1)           Balance          Rates          U/W DSCR(2)    LTV Ratio(2)
---------------------------------------------------------------------------------------------------------------------------------
California                           31        $114,336,631            14.5%           8.080%            1.38x           67.5%
Texas                                32          90,725,566            11.5%           7.831%            1.32            75.1%
New York                             11          70,739,105             9.0%           8.468%            1.26            69.5%
Florida                              17          60,363,296             7.7%           8.105%            1.31            76.1%
Michigan                              4          48,873,899             6.2%           8.022%            1.26            74.5%
Oklahoma                              8          47,841,758             6.1%           7.408%            1.38            76.1%
Massachusetts                         7          41,219,405             5.2%           7.966%            1.34            72.6%
Pennsylvania                         10          35,551,312             4.5%           7.375%            1.45            73.6%
Virginia                              7          30,798,254             3.9%           8.034%            1.28            74.3%
Colorado                              8          22,895,070             2.9%           8.267%            1.34            68.1%
Georgia                               9          21,853,610             2.8%           8.036%            1.30            74.8%
Kansas                                6          20,124,672             2.6%           8.172%            1.26            71.2%
New Jersey                            5          16,752,405             2.1%           8.200%            1.26            71.6%
Arizona                               7          14,696,058             1.9%           7.869%            1.29            74.9%
Tennessee                             2          14,563,109             1.8%           8.512%            1.29            73.2%
Ohio                                  4          14,208,172             1.8%           7.885%            1.32            74.9%
Minnesota                             3          12,864,772             1.6%           8.403%            1.38            67.3%
New Hampshire                         4          12,651,727             1.6%           7.161%            1.27            76.4%
Maryland                              3          11,836,875             1.5%           7.938%            1.30            74.7%
Connecticut                           5          10,660,610             1.4%           8.341%            1.28            69.7%
Indiana                               4           9,943,866             1.3%           8.049%            1.22            72.7%
Arkansas                              5           8,870,042             1.1%           8.397%            1.28            71.4%
Wisconsin                             2           8,813,834             1.1%           7.950%            1.39            70.7%
Louisiana                             5           6,403,302             0.8%           7.597%            1.42            71.9%
Washington                            2           5,930,387             0.8%           7.432%            1.34            76.1%
Kentucky                              1           5,715,099             0.7%           8.170%            1.25            78.3%
Nebraska                              1           5,596,509             0.7%           8.360%            1.21            80.0%
Oregon                                3           4,590,953             0.6%           7.487%            1.34            60.6%
Utah                                  2           4,187,021             0.5%           8.183%            1.27            72.4%
Vermont                               1           3,812,987             0.5%           7.260%            1.65            71.5%
Nevada                                2           3,434,286             0.4%           8.085%            1.28            75.0%
Mississippi                           1           2,160,270             0.3%           8.100%            1.25            78.7%
New Mexico                            2           1,989,138             0.3%           8.280%            1.33            54.9%
Iowa                                  1           1,438,558             0.2%           8.030%            1.36            66.6%
Idaho                                 1           1,413,723             0.2%           6.950%            1.31            64.3%
                              ----------------------------------------------------------------------------------------------------
Total/Weighted Average:             216        $787,856,278           100.0%           7.993%           1.32x            72.5%
                              ====================================================================================================

(1)   Assumes a Cut-off Date of December 1, 1999.
(2)   Excluding the CTL Loan.

This investment summary is prepared solely for informational purposes and no offer to sell or solicitation of any offer to purchase securities is being made hereby. This summary is for use by Donaldson, Lufkin & Jenrette Securities Corporation, PNC Capital Markets, Inc. and Prudential Securities Incorporated personnel to assist them in determining whether potential investors wish to proceed with an in-depth investigation of the proposed offering. While the information contained herein is from sources believed to be reliable, it has not been independently verified by Donaldson, Lufkin & Jenrette Securities Corporation, PNC Capital Markets, Inc., Prudential Securities Incorporated, or any of their respective affiliates, and such entities make no representations or warranties with respect to the information contained herein or as to the appropriateness, usefulness or completeness of these materials. Any computational information set forth herein (including without limitation any computations of yields and weighted average life) is hypothetical and based on certain assumptions (including without limitation assumptions regarding the absence of voluntary and involuntary prepayments, or the timing of such occurrences). The actual characteristics and performance of the mortgage loans will differ from such assumptions and such differences may be material. This document is subject to errors, omissions and changes in information and is subject to modification or withdrawal at any time with or without notice. The contents hereof are not to be reproduced without the express written consent of Donaldson, Lufkin & Jenrette Securities Corporation, PNC Capital Markets, Inc. and Prudential Securities Incorporated. The information contained herein supersedes any and all information contained in any previously furnished summaries or terms sheets and shall be superseded by any subsequently furnished similar materials. The information contained herein shall be superseded by a final prospectus and prospectus supplement and by subsequent summary memoranda. No purchase of any securities may be made unless and until a final prospectus and prospectus supplement has been received by a potential investor and such investor has complied with all additional related offering requirements. Each of Donaldson, Lufkin & Jenrette Securities Corporation, PNC Capital Markets, Inc. and Prudential Securities Incorporated expressly reserves the right, at its sole discretion, to reject any or all proposals or expressions of interest in the subject proposed offering and to terminate discussions with any party at any time with or without notice.

PNCMAC Series 1999-CM1  Collateral and Structural Term Sheet  November 10, 1999

   [The following table was depicted as a pie chart in the printed material.]

                        CTL                           0.3%
                        Self Storage                  1.4%
                        Manufactured Housing          2.3%
                        Mixed Use                     3.2%
                        Hotel                         4.1%
                        Industrial                    8.2%
                        Office                       17.1%
                        Retail                       25.5%
                        Multifamily                  37.9%

                   Mortgaged Properties by Property Type

                                                                                 Weighted
                                                               Percentage of      Average                         Weighted
                             Number of     Cut-off Date           Initial        Mortgage         Weighted         Average
                             Mortgaged       Principal         Mortgage Pool     Interest          Average      Cut-off Date
Property Type                Properties      Balance(1)           Balance          Rates          U/W DSCR(2)   LTV Ratio(2)
-----------------------------------------------------------------------------------------------------------------------------
Multifamily                      85        $298,366,149            37.9%           7.730%            1.32x           75.5%
Retail                           43         201,274,526            25.5%           8.140%            1.28            72.1%
Office                           37         134,954,503            17.1%           8.178%            1.34            69.8%
Industrial                       20          64,523,056             8.2%           8.176%            1.27            71.1%
Hotel                             6          32,055,712             4.1%           8.426%            1.50            61.5%
Mixed Use                         7          25,513,610             3.2%           8.350%            1.40            70.7%
Manufactured Housing              6          18,254,431             2.3%           7.076%            1.47            74.7%
Self Storage                     11          10,821,648             1.4%           8.517%            1.36            67.8%
CTL                               1           2,092,645             0.3%           8.140%             N/A             N/A
                             ------------------------------------------------------------------------------------------------
Total/Weighted Average:         216        $787,856,278           100.0%           7.993%           1.32x            72.5%
                             ================================================================================================

(1)   Assumes a Cut-off Date of December 1, 1999.
(2)   Excluding the CTL Loan.

This investment summary is prepared solely for informational purposes and no offer to sell or solicitation of any offer to purchase securities is being made hereby. This summary is for use by Donaldson, Lufkin & Jenrette Securities Corporation, PNC Capital Markets, Inc. and Prudential Securities Incorporated personnel to assist them in determining whether potential investors wish to proceed with an in-depth investigation of the proposed offering. While the information contained herein is from sources believed to be reliable, it has not been independently verified by Donaldson, Lufkin & Jenrette Securities Corporation, PNC Capital Markets, Inc., Prudential Securities Incorporated, or any of their respective affiliates, and such entities make no representations or warranties with respect to the information contained herein or as to the appropriateness, usefulness or completeness of these materials. Any computational information set forth herein (including without limitation any computations of yields and weighted average life) is hypothetical and based on certain assumptions (including without limitation assumptions regarding the absence of voluntary and involuntary prepayments, or the timing of such occurrences). The actual characteristics and performance of the mortgage loans will differ from such assumptions and such differences may be material. This document is subject to errors, omissions and changes in information and is subject to modification or withdrawal at any time with or without notice. The contents hereof are not to be reproduced without the express written consent of Donaldson, Lufkin & Jenrette Securities Corporation, PNC Capital Markets, Inc. and Prudential Securities Incorporated. The information contained herein supersedes any and all information contained in any previously furnished summaries or terms sheets and shall be superseded by any subsequently furnished similar materials. The information contained herein shall be superseded by a final prospectus and prospectus supplement and by subsequent summary memoranda. No purchase of any securities may be made unless and until a final prospectus and prospectus supplement has been received by a potential investor and such investor has complied with all additional related offering requirements. Each of Donaldson, Lufkin & Jenrette Securities Corporation, PNC Capital Markets, Inc. and Prudential Securities Incorporated expressly reserves the right, at its sole discretion, to reject any or all proposals or expressions of interest in the subject proposed offering and to terminate discussions with any party at any time with or without notice.

PNCMAC Series 1999-CM1  Collateral and Structural Term Sheet  November 10, 1999

                          Original Amortization Terms

                                                                                 Weighted
                                                              Percentage of       Average                   Weighted
       Range of              Number of     Cut-off Date          Initial         Mortgage     Weighted      Average
Original Amortization         Mortgage       Principal        Mortgage Pool      Interest      Average    Cut-off Date
    Terms (Months)             Loans         Balance(1)          Balance           Rates      U/W DSCR(2) LTV Ratio(2)
----------------------------------------------------------------------------------------------------------------------
      180 - 239                   4        $  5,081,460             0.6%           8.532%        1.36x        56.3%
      240 - 299                   8          11,844,518             1.5%           8.056%        1.27         67.3%
      300 - 313                  68         157,834,224            20.0%           8.073%        1.40         68.4%
      314 - 360                 130         613,096,076            77.8%           7.967%        1.30         73.7%
                             -----------------------------------------------------------------------------------------
Total/Weighted Average:         210        $787,856,278           100.0%           7.993%        1.32x        72.5%
                             =========================================================================================

Maximum Original Amortization Term (Months):        360
Minimum Original Amortization Term (Months):        180
Wtd. Avg. Original Amortization Term (Months):      345

(1)   Assumes a Cut-off Date of December 1, 1999.
(2)   Excluding the CTL Loan.

                      Original Terms to Stated Maturity (1)

                                                                                       Weighted
                                                                    Percentage of       Average                   Weighted
         Range of                Number of       Cut-off Date          Initial         Mortgage    Weighted       Average
      Original Terms              Mortgage         Principal        Mortgage Pool      Interest     Average     Cut-off Date
to Stated Maturity (Months)        Loans           Balance(2)          Balance           Rates     U/W DSCR(3)  LTV Ratio(3)
----------------------------------------------------------------------------------------------------------------------------
         60 - 115                     6          $ 21,767,262             2.8%           8.353%        1.30x        74.6%
        116 - 120                   192           740,382,470            94.0%           7.985%        1.32         72.5%
        121 - 200                     9            20,546,541             2.6%           7.950%        1.46         70.2%
        201 - 243                     3             5,160,005             0.7%           7.734%        1.18         72.5%
                                 -------------------------------------------------------------------------------------------
Total/Weighted Average:             210          $787,856,278           100.0%           7.993%        1.32x        72.5%
                                 ===========================================================================================

Maximum Original Term to Stated Maturity (Months):        243
Minimum Original Term to Stated Maturity (Months):         60
Wtd. Avg. Original Term to Stated Maturity (Months):      121

(1) In the case of hyper-amortization loans, the Anticipated Repayment Date is assumed to be the maturity date for the purposes of the table.
(2)   Assumes a Cut-off Date of December 1, 1999.
(3)   Excluding the CTL Loan.

This investment summary is prepared solely for informational purposes and no offer to sell or solicitation of any offer to purchase securities is being made hereby. This summary is for use by Donaldson, Lufkin & Jenrette Securities Corporation, PNC Capital Markets, Inc. and Prudential Securities Incorporated personnel to assist them in determining whether potential investors wish to proceed with an in-depth investigation of the proposed offering. While the information contained herein is from sources believed to be reliable, it has not been independently verified by Donaldson, Lufkin & Jenrette Securities Corporation, PNC Capital Markets, Inc., Prudential Securities Incorporated, or any of their respective affiliates, and such entities make no representations or warranties with respect to the information contained herein or as to the appropriateness, usefulness or completeness of these materials. Any computational information set forth herein (including without limitation any computations of yields and weighted average life) is hypothetical and based on certain assumptions (including without limitation assumptions regarding the absence of voluntary and involuntary prepayments, or the timing of such occurrences). The actual characteristics and performance of the mortgage loans will differ from such assumptions and such differences may be material. This document is subject to errors, omissions and changes in information and is subject to modification or withdrawal at any time with or without notice. The contents hereof are not to be reproduced without the express written consent of Donaldson, Lufkin & Jenrette Securities Corporation, PNC Capital Markets, Inc. and Prudential Securities Incorporated. The information contained herein supersedes any and all information contained in any previously furnished summaries or terms sheets and shall be superseded by any subsequently furnished similar materials. The information contained herein shall be superseded by a final prospectus and prospectus supplement and by subsequent summary memoranda. No purchase of any securities may be made unless and until a final prospectus and prospectus supplement has been received by a potential investor and such investor has complied with all additional related offering requirements. Each of Donaldson, Lufkin & Jenrette Securities Corporation, PNC Capital Markets, Inc. and Prudential Securities Incorporated expressly reserves the right, at its sole discretion, to reject any or all proposals or expressions of interest in the subject proposed offering and to terminate discussions with any party at any time with or without notice.

PNCMAC Series 1999-CM1  Collateral and Structural Term Sheet  November 10, 1999

                          Remaining Amortization Terms

                                                                                Weighted
                                                              Percentage of      Average                   Weighted
       Range of               Number of      Cut-off Date        Initial        Mortgage     Weighted       Average
Remaining Amortization         Mortgage        Principal      Mortgage Pool     Interest      Average    Cut-off Date
    Terms (Months)              Loans          Balance(1)        Balance          Rates      U/W DSCR(2) LTV Ratio(2)
---------------------------------------------------------------------------------------------------------------------
      177 - 238                   10         $ 14,171,340          1.8%           8.175%       1.31x         63.4%
      239 - 298                   57          129,308,270         16.4%           8.008%       1.39          69.4%
      299 - 312                   13           31,280,592          4.0%           8.363%       1.43          64.2%
      313 - 359                  130          613,096,076         77.8%           7.967%       1.30          73.7%
                              ---------------------------------------------------------------------------------------
Total/Weighted Average:          210         $787,856,278        100.0%           7.993%       1.32x         72.5%
                              =======================================================================================

Maximum Remaining Amortization Term (Months):         359
Minimum Remaining Amortization Term (Months):         177
Wtd. Avg. Remaining Amortization Term (Months):       340

(1)   Assumes a Cut-off Date of December 1, 1999.
(2)   Excluding the CTL Loan.

                     Remaining Terms to Stated Maturity (1)

                                                                                Weighted
                                                             Percentage of       Average                    Weighted
        Range of              Number of      Cut-off Date       Initial         Mortgage     Weighted       Average
     Remaining Terms           Mortgage       Principal      Mortgage Pool      Interest      Average     Cut-off Date
to Stated Maturity (Months)     Loans         Balance(2)        Balance           Rates      U/W DSCR(3)  LTV Ratio(3)
----------------------------------------------------------------------------------------------------------------------
       38 - 114                   53         $172,317,134         21.9%           7.360%       1.37x         74.6%
      115 - 119                  145          589,832,598         74.9%           8.182%       1.30          71.9%
      120 - 199                    9           20,546,541          2.6%           7.950%       1.46          70.2%
      200 - 241                    3            5,160,005          0.7%           7.734%       1.18          72.5%
                              ----------------------------------------------------------------------------------------
Total/Weighted Average:          210         $787,856,278        100.0%           7.993%       1.32x         72.5%
                              ========================================================================================

Maximum Remaining Term to Stated Maturity (Months):   241
Minimum Remaining Term to Stated Maturity (Months):    38
Wtd. Avg. Remaining Term to Stated Maturity (Months): 116

(1) In the case of hyper-amortization loans, the Anticipated Repayment Date is assumed to be the maturity date for the purposes of the table.
(2)   Assumes a Cut-off Date of December 1, 1999.
(3)   Excluding the CTL Loan.

This investment summary is prepared solely for informational purposes and no offer to sell or solicitation of any offer to purchase securities is being made hereby. This summary is for use by Donaldson, Lufkin & Jenrette Securities Corporation, PNC Capital Markets, Inc. and Prudential Securities Incorporated personnel to assist them in determining whether potential investors wish to proceed with an in-depth investigation of the proposed offering. While the information contained herein is from sources believed to be reliable, it has not been independently verified by Donaldson, Lufkin & Jenrette Securities Corporation, PNC Capital Markets, Inc., Prudential Securities Incorporated, or any of their respective affiliates, and such entities make no representations or warranties with respect to the information contained herein or as to the appropriateness, usefulness or completeness of these materials. Any computational information set forth herein (including without limitation any computations of yields and weighted average life) is hypothetical and based on certain assumptions (including without limitation assumptions regarding the absence of voluntary and involuntary prepayments, or the timing of such occurrences). The actual characteristics and performance of the mortgage loans will differ from such assumptions and such differences may be material. This document is subject to errors, omissions and changes in information and is subject to modification or withdrawal at any time with or without notice. The contents hereof are not to be reproduced without the express written consent of Donaldson, Lufkin & Jenrette Securities Corporation, PNC Capital Markets, Inc. and Prudential Securities Incorporated. The information contained herein supersedes any and all information contained in any previously furnished summaries or terms sheets and shall be superseded by any subsequently furnished similar materials. The information contained herein shall be superseded by a final prospectus and prospectus supplement and by subsequent summary memoranda. No purchase of any securities may be made unless and until a final prospectus and prospectus supplement has been received by a potential investor and such investor has complied with all additional related offering requirements. Each of Donaldson, Lufkin & Jenrette Securities Corporation, PNC Capital Markets, Inc. and Prudential Securities Incorporated expressly reserves the right, at its sole discretion, to reject any or all proposals or expressions of interest in the subject proposed offering and to terminate discussions with any party at any time with or without notice.

PNCMAC Series 1999-CM1  Collateral and Structural Term Sheet  November 10, 1999

                        Debt Service Coverage Ratios

                                                                                Weighted
                                                              Percentage of      Average                     Weighted
                            Number of       Cut-off Date         Initial        Mortgage      Weighted        Average
   Range of                  Mortgage        Principal        Mortgage Pool     Interest       Average     Cut-off Date
    DSCRs                      Loans         Balance(1)          Balance          Rates       U/W DSCR(2)  LTV Ratio(2)
-----------------------------------------------------------------------------------------------------------------------
     CTL                         1         $  2,092,645            0.3%           8.140%         N/A            N/A
1.06x - 1.19                     1            1,653,637            0.2%           7.890%        1.06x          79.5%
1.20  - 1.21                    11           65,096,378            8.3%           8.208%        1.21           72.6%
1.22  - 1.29                    90          364,015,466           46.2%           8.025%        1.26           73.6%
1.30  - 1.34                    47          151,640,250           19.2%           8.065%        1.31           73.8%
1.35  - 1.39                    14           44,092,870            5.6%           8.095%        1.38           74.5%
1.40  - 1.88x                   46          159,265,034           20.2%           7.734%        1.52           67.9%
                           --------------------------------------------------------------------------------------------
Total/Weighted Average:        210         $787,856,278          100.0%           7.993%        1.32x          72.5%
                           ============================================================================================

Maximum DSCR (2):             1.88x
Minimum DSCR (2):             1.06x
Wtd. Avg. DSCR (2):           1.32x

(1)   Assumes a Cut-off Date of December 1, 1999.
(2)   Excluding the CTL Loan.

                        Cut-off Date Loan-to-Value Ratios

                                                                            Weighted
                                                          Percentage of      Average                     Weighted
                            Number of    Cut-off Date        Initial        Mortgage      Weighted       Average
Range of Cut-off Date        Mortgage     Principal       Mortgage Pool     Interest       Average     Cut-off Date
Loan-to-Value Ratios          Loans       Balance(1)         Balance          Rates       U/W DSCR(2)  LTV Ratio(2)
-------------------------------------------------------------------------------------------------------------------
         CTL                     1       $  2,092,645          0.3%           8.140%          N/A           N/A
   40.50% - 55.00%              10         24,157,104          3.1%           8.514%         1.40x         51.5%
   55.10% - 65.00%              25         64,056,845          8.1%           8.165%         1.43          61.0%
   65.10% - 67.50%              14         49,678,464          6.3%           8.276%         1.30          66.4%
   67.60% - 70.00%              21        106,333,468         13.5%           8.293%         1.31          69.1%
   70.10% - 72.50%              30         80,981,811         10.3%           8.195%         1.35          71.5%
   72.60% - 75.00%              40        161,297,711         20.5%           7.893%         1.32          73.8%
   75.10% - 77.50%              18         85,088,725         10.8%           7.737%         1.31          76.7%
   77.60% - 78.50%              20         84,738,068         10.8%           7.577%         1.31          78.0%
   78.60% - 79.50%              13         45,350,492          5.8%           7.704%         1.27          79.0%
   79.60% - 80.00%              16         77,184,985          9.8%           8.048%         1.27          79.8%
   80.10% - 86.40%               2          6,895,962          0.9%           7.380%         1.30          84.6%
                            ---------------------------------------------------------------------------------------
Total/Weighted Average:        210       $787,856,278        100.0%           7.993%         1.32x         72.5%
                            =======================================================================================

Maximum Cut-off Date LTV Ratio (2):    86.4%
Minimum Cut-off Date LTV Ratio (2):    40.5%
Wtd. Avg. Cut-off Date LTV Ratio (2):  72.5%

(1)   Assumes a Cut-off Date of December 1, 1999.
(2)   Excluding the CTL Loan.

This investment summary is prepared solely for informational purposes and no offer to sell or solicitation of any offer to purchase securities is being made hereby. This summary is for use by Donaldson, Lufkin & Jenrette Securities Corporation, PNC Capital Markets, Inc. and Prudential Securities Incorporated personnel to assist them in determining whether potential investors wish to proceed with an in-depth investigation of the proposed offering. While the information contained herein is from sources believed to be reliable, it has not been independently verified by Donaldson, Lufkin & Jenrette Securities Corporation, PNC Capital Markets, Inc., Prudential Securities Incorporated, or any of their respective affiliates, and such entities make no representations or warranties with respect to the information contained herein or as to the appropriateness, usefulness or completeness of these materials. Any computational information set forth herein (including without limitation any computations of yields and weighted average life) is hypothetical and based on certain assumptions (including without limitation assumptions regarding the absence of voluntary and involuntary prepayments, or the timing of such occurrences). The actual characteristics and performance of the mortgage loans will differ from such assumptions and such differences may be material. This document is subject to errors, omissions and changes in information and is subject to modification or withdrawal at any time with or without notice. The contents hereof are not to be reproduced without the express written consent of Donaldson, Lufkin & Jenrette Securities Corporation, PNC Capital Markets, Inc. and Prudential Securities Incorporated. The information contained herein supersedes any and all information contained in any previously furnished summaries or terms sheets and shall be superseded by any subsequently furnished similar materials. The information contained herein shall be superseded by a final prospectus and prospectus supplement and by subsequent summary memoranda. No purchase of any securities may be made unless and until a final prospectus and prospectus supplement has been received by a potential investor and such investor has complied with all additional related offering requirements. Each of Donaldson, Lufkin & Jenrette Securities Corporation, PNC Capital Markets, Inc. and Prudential Securities Incorporated expressly reserves the right, at its sole discretion, to reject any or all proposals or expressions of interest in the subject proposed offering and to terminate discussions with any party at any time with or without notice.

PNCMAC Series 1999-CM1  Collateral and Structural Term Sheet  November 10, 1999

                        Cut-off Date Principal Balances

                                                                                        Weighted
                                                                      Percentage of      Average                   Weighted
                                    Number of       Cut-off Date         Initial        Mortgage     Weighted       Average
  Range of Cut-off Date              Mortgage        Principal        Mortgage Pool     Interest      Average    Cut-off Date
    Principal Balances                Loans          Balance(1)          Balance          Rates      U/W DSCR(2) LTV Ratio(2)
-----------------------------------------------------------------------------------------------------------------------------
$   399,636 -     500,000                1          $    399,636           0.1%           8.880%       1.42x         63.6%
    500,001 -     750,000               13             8,602,367           1.1%           8.552%       1.27          69.2%
    750,001 -   1,000,000               16            13,871,300           1.8%           8.174%       1.40          68.2%
  1,000,001 -   1,250,000               18            20,080,689           2.5%           8.205%       1.35          69.9%
  1,250,001 -   1,500,000               15            21,155,610           2.7%           8.129%       1.32          66.7%
  1,500,001 -   1,750,000               18            29,069,384           3.7%           8.109%       1.31          72.5%
  1,750,001 -   2,000,000               19            35,100,836           4.5%           7.863%       1.33          71.8%
  2,000,001 -   3,000,000               35            85,708,266          10.9%           8.035%       1.35          71.6%
  3,000,001 -   4,000,000               19            65,693,774           8.3%           7.938%       1.35          74.0%
  4,000,001 -   5,000,000               14            62,376,529           7.9%           7.970%       1.37          72.3%
  5,000,001 -   6,000,000               10            54,843,770           7.0%           7.964%       1.31          75.1%
  6,000,001 -   7,000,000                8            52,671,714           6.7%           7.928%       1.27          73.2%
  7,000,001 -   8,000,000                5            36,794,009           4.7%           7.892%       1.28          75.5%
  8,000,001 -   9,000,000                3            25,113,312           3.2%           7.705%       1.28          77.3%
  9,000,001 -  11,500,000                7            74,415,539           9.4%           7.674%       1.35          73.0%
 11,500,001 -  15,500,000                4            49,915,131           6.3%           7.974%       1.34          74.8%
 15,500,001 -  19,500,000                1            16,873,152           2.1%           8.510%       1.21          67.0%
 19,500,001 -  34,500,000                2            53,763,882           6.8%           7.865%       1.37          70.5%
 34,500,001 - $44,973,184                2            81,407,381          10.3%           8.320%       1.26          71.1%
                                    -----------------------------------------------------------------------------------------
Total/Weighted Average:                210          $787,856,278         100.0%           7.993%       1.32x         72.5%
                                    =========================================================================================

Maximum Cut-off Date Scheduled Principal Balance:   $ 44,973,184
Minimum Cut-off Date Scheduled Principal Balance:   $    399,636
Average Cut-off Date Scheduled Principal Balance:   $  3,751,697

(1)   Assumes a Cut-off Date of December 1, 1999.
(2)   Excluding the CTL Loan.

                       Mortgage Loans by Amortization Type

                                                                            Weighted
                                                          Percentage of      Average                    Weighted
                           Number of      Cut-off Date       Initial        Mortgage      Weighted       Average
                           Mortgaged        Principal     Mortgage Pool     Interest      Average     Cut-off Date
Loan Type                    Loans          Balance(1)       Balance          Rates       U/W DSCR(2) LTV Ratio(2)
------------------------------------------------------------------------------------------------------------------
Balloon                       195         $709,405,970        90.0%           7.984%        1.32x        72.6%
Hyper-Amortizing               10           71,047,595         9.0%           8.079%        1.31         71.6%
Fully Amortizing                5            7,402,714         0.9%           8.066%        1.30         63.3%
                           ---------------------------------------------------------------------------------------
Total/Weighted Average:       210         $787,856,278       100.0%           7.993%        1.32x        72.5%
                           =======================================================================================

(1)   Assumes a Cut-off Date of December 1, 1999.
(2)   Excluding the CTL Loan.

This investment summary is prepared solely for informational purposes and no offer to sell or solicitation of any offer to purchase securities is being made hereby. This summary is for use by Donaldson, Lufkin & Jenrette Securities Corporation, PNC Capital Markets, Inc. and Prudential Securities Incorporated personnel to assist them in determining whether potential investors wish to proceed with an in-depth investigation of the proposed offering. While the information contained herein is from sources believed to be reliable, it has not been independently verified by Donaldson, Lufkin & Jenrette Securities Corporation, PNC Capital Markets, Inc., Prudential Securities Incorporated, or any of their respective affiliates, and such entities make no representations or warranties with respect to the information contained herein or as to the appropriateness, usefulness or completeness of these materials. Any computational information set forth herein (including without limitation any computations of yields and weighted average life) is hypothetical and based on certain assumptions (including without limitation assumptions regarding the absence of voluntary and involuntary prepayments, or the timing of such occurrences). The actual characteristics and performance of the mortgage loans will differ from such assumptions and such differences may be material. This document is subject to errors, omissions and changes in information and is subject to modification or withdrawal at any time with or without notice. The contents hereof are not to be reproduced without the express written consent of Donaldson, Lufkin & Jenrette Securities Corporation, PNC Capital Markets, Inc. and Prudential Securities Incorporated. The information contained herein supersedes any and all information contained in any previously furnished summaries or terms sheets and shall be superseded by any subsequently furnished similar materials. The information contained herein shall be superseded by a final prospectus and prospectus supplement and by subsequent summary memoranda. No purchase of any securities may be made unless and until a final prospectus and prospectus supplement has been received by a potential investor and such investor has complied with all additional related offering requirements. Each of Donaldson, Lufkin & Jenrette Securities Corporation, PNC Capital Markets, Inc. and Prudential Securities Incorporated expressly reserves the right, at its sole discretion, to reject any or all proposals or expressions of interest in the subject proposed offering and to terminate discussions with any party at any time with or without notice.

PNCMAC Series 1999-CM1  Collateral and Structural Term Sheet  November 10, 1999

                             Mortgage Interest Rates

                                                                                        Weighted
                                                                    Percentage of        Average                      Weighted
                                 Number of       Cut-off Date           Initial         Mortgage      Weighted         Average
       Range of                   Mortgage        Principal         Mortgage Pool       Interest       Average      Cut-off Date
Mortgage Interest Rates            Loans          Balance(1)            Balance          Rates        U/W DSCR(2)   LTV Ratio(2)
--------------------------------------------------------------------------------------------------------------------------------
    6.320% - 7.000%                  17          $ 66,682,681             8.5%           6.758%          1.42x         75.7%
    7.001% - 7.250%                  10            22,176,915             2.8%           7.137%          1.32          74.1%
    7.251% - 7.500%                  11            52,973,427             6.7%           7.408%          1.37          76.7%
    7.501% - 7.750%                   9            58,625,776             7.4%           7.695%          1.25          77.7%
    7.751% - 8.000%                  30           149,163,978            18.9%           7.918%          1.31          72.6%
    8.001% - 8.250%                  52           182,570,538            23.2%           8.136%          1.33          72.6%
    8.251% - 8.500%                  38           101,264,841            12.9%           8.346%          1.31          70.9%
    8.501% - 8.750%                  26           131,766,466            16.7%           8.583%          1.29          68.3%
    8.751% - 9.000%                  12            14,720,832             1.9%           8.829%          1.33          66.2%
    9.001% - 9.280%                   5             7,910,824             1.0%           9.149%          1.45          69.2%
                                 -----------------------------------------------------------------------------------------------
Total/Weighted Average:             210          $787,856,278           100.0%           7.993%          1.32x         72.5%
                                 ===============================================================================================

Maximum Mortgage Interest Rate:   9.280%
Minimum Mortgage Interest Rate:   6.320%
Average Mortgage Interest Rate:   7.993%

(1)   Assumes a Cut-off Date of December 1, 1999.
(2)   Excluding the CTL Loan.

                         Occupancy Rates at Underwriting

                                                                                  Weighted
                                                                 Percentage of     Average                       Weighted
                                 Number of       Cut-off Date       Initial       Mortgage        Weighted        Average
       Range of                  Mortgaged         Principal     Mortgage Pool    Interest         Average     Cut-off Date
Occupancy Rates at U/W          Properties(1)      Balance(2)       Balance         Rates         U/W DSCR(3)  LTV Ratio(3)
---------------------------------------------------------------------------------------------------------------------------
    79.0% -  79.9%                    2          $  2,162,854          0.3%         8.184%          1.32x         66.9%
    80.0% -  89.9%                   17            47,098,113          6.0%         8.177%          1.29          71.5%
    90.0% -  94.9%                   32           149,348,629         19.0%         8.127%          1.30          73.5%
    95.0% -  97.4%                   31           167,766,778         21.3%         7.705%          1.32          75.3%
    97.5% - 100.0%                  128           389,424,192         49.4%         8.007%          1.32          71.9%
                                -------------------------------------------------------------------------------------------
Total/Weighted Average:             210          $755,800,566         95.9%         7.975%          1.32x         72.9%
                                ===========================================================================================

Maximum Occupancy Rate at U/W:    100.0%
Minimum Occupancy Rate at U/W:     79.0%
Wtd. Avg. Occupancy Rate at U/W:   96.4%

(1)   Does not include any hotel properties.
(2)   Assumes a Cut-off Date of December 1, 1999.
(3)   Excluding the CTL Loan.

This investment summary is prepared solely for informational purposes and no offer to sell or solicitation of any offer to purchase securities is being made hereby. This summary is for use by Donaldson, Lufkin & Jenrette Securities Corporation, PNC Capital Markets, Inc. and Prudential Securities Incorporated personnel to assist them in determining whether potential investors wish to proceed with an in-depth investigation of the proposed offering. While the information contained herein is from sources believed to be reliable, it has not been independently verified by Donaldson, Lufkin & Jenrette Securities Corporation, PNC Capital Markets, Inc., Prudential Securities Incorporated, or any of their respective affiliates, and such entities make no representations or warranties with respect to the information contained herein or as to the appropriateness, usefulness or completeness of these materials. Any computational information set forth herein (including without limitation any computations of yields and weighted average life) is hypothetical and based on certain assumptions (including without limitation assumptions regarding the absence of voluntary and involuntary prepayments, or the timing of such occurrences). The actual characteristics and performance of the mortgage loans will differ from such assumptions and such differences may be material. This document is subject to errors, omissions and changes in information and is subject to modification or withdrawal at any time with or without notice. The contents hereof are not to be reproduced without the express written consent of Donaldson, Lufkin & Jenrette Securities Corporation, PNC Capital Markets, Inc. and Prudential Securities Incorporated. The information contained herein supersedes any and all information contained in any previously furnished summaries or terms sheets and shall be superseded by any subsequently furnished similar materials. The information contained herein shall be superseded by a final prospectus and prospectus supplement and by subsequent summary memoranda. No purchase of any securities may be made unless and until a final prospectus and prospectus supplement has been received by a potential investor and such investor has complied with all additional related offering requirements. Each of Donaldson, Lufkin & Jenrette Securities Corporation, PNC Capital Markets, Inc. and Prudential Securities Incorporated expressly reserves the right, at its sole discretion, to reject any or all proposals or expressions of interest in the subject proposed offering and to terminate discussions with any party at any time with or without notice.

PNCMAC Series 1999-CM1  Collateral and Structural Term Sheet  November 10, 1999

                        Years Built/Years Renovated (1)

                                                                                      Weighted
                                                                   Percentage of       Average                    Weighted
                                  Number of       Cut-off Date        Initial         Mortgage      Weighted       Average
Range of Years                   Mortgaged          Principal      Mortgage Pool      Interest       Average    Cut-off Date
Built/Renovated                  Properties         Balance(2)        Balance           Rates      U/W DSCR(3)  LTV Ratio(3)
-----------------------------------------------------------------------------------------------------------------------------
  1963 - 1970                          8          $ 19,170,424           2.4%           7.961%        1.36x         72.2%
  1971 - 1980                         22            57,728,291           7.3%           8.030%        1.32          74.6%
  1981 - 1990                         58           234,026,071          29.7%           7.727%        1.36          73.6%
  1991 - 1999                        128           476,931,493          60.5%           8.120%        1.30          71.6%
                                 --------------------------------------------------------------------------------------------
Total/Weighted Average:              216          $787,856,278         100.0%           7.993%        1.32x         72.5%
                                 ============================================================================================

Maximum Year Built/Renovated:       1999
Minimum Year Built/Renovated:       1963
Wtd. Avg. Year Built/Renovated:     1991

(1) Year Built/Renovated reflects the later of the Year Built or the Year Renovated.
(2)   Assumes a Cut-off Date of December 1, 1999.
(3)   Excluding the CTL Loan.

                      Mortgage Pool Prepayment Profile (1)

                            Number of
           Months Since      Mortgage    Outstanding     % of Pool        Yield      Prepayment    % of Pool
Date      Cut-off Date(2)     Loans      Balance (mm)     Lockout      Maintenance    Premium        Open        Total
------------------------------------------------------------------------------------------------------------------------
Dec-99           0             210          $787.9         99.43%          0.57%        0.00%        0.00%       100.0%

Dec-00          12             210          $781.0         98.70%          1.30%        0.00%        0.00%       100.0%

Dec-01          24             210          $773.4         96.92%          3.08%        0.00%        0.00%       100.0%

Dec-02          36             210          $765.2         89.68%         10.07%        0.00%        0.25%       100.0%

Dec-03          48             208          $753.4         81.43%         18.57%        0.00%        0.00%       100.0%

Dec-04          60             207          $741.4         77.37%         22.63%        0.00%        0.00%       100.0%

Dec-05          72             207          $731.0         77.44%         22.56%        0.00%        0.00%       100.0%

Dec-06          84             204          $704.5         76.17%         23.83%        0.00%        0.00%       100.0%

Dec-07          96             204          $692.5         76.24%         20.93%        0.00%        2.83%       100.0%

Dec-08         108             170          $586.6         87.46%         11.10%        0.64%        0.80%       100.0%

Dec-09         120              12          $ 19.3         36.38%         44.88%        0.00%       18.73%       100.0%

Dec-10         132              11          $ 14.8         43.40%         56.60%        0.00%        0.00%       100.0%

Dec-11         144              11          $ 13.9         41.71%         58.29%        0.00%        0.00%       100.0%

Dec-12         156              11          $ 12.9         39.58%         29.83%        0.00%       30.59%       100.0%

Dec-13         168               9          $  6.9         62.98%         37.02%        0.00%        0.00%       100.0%

Dec-14         180               3          $  2.5         80.11%         19.89%        0.00%        0.00%       100.0%

Dec-15         192               3          $  2.1         81.78%         18.22%        0.00%        0.00%       100.0%

Dec-16         204               3          $  1.8         84.25%         15.75%        0.00%        0.00%       100.0%

Dec-17         216               3          $  1.4         88.32%         11.68%        0.00%        0.00%       100.0%

Dec-18         228               2          $  0.9        100.00%          0.00%        0.00%        0.00%       100.0%

(1) Calculated assuming that no Mortgage Loan prepays, defaults or is repurchased prior to stated maturity, except that the ARD Loans are assumed to pay in full on their respective Anticipated Repayment Dates. Otherwise calculated based on Maturity Assumptions to be set forth in the final prospectus supplement.
(2)   Assumes a Cut-off Date of December 1, 1999.

This investment summary is prepared solely for informational purposes and no offer to sell or solicitation of any offer to purchase securities is being made hereby. This summary is for use by Donaldson, Lufkin & Jenrette Securities Corporation, PNC Capital Markets, Inc. and Prudential Securities Incorporated personnel to assist them in determining whether potential investors wish to proceed with an in-depth investigation of the proposed offering. While the information contained herein is from sources believed to be reliable, it has not been independently verified by Donaldson, Lufkin & Jenrette Securities Corporation, PNC Capital Markets, Inc., Prudential Securities Incorporated, or any of their respective affiliates, and such entities make no representations or warranties with respect to the information contained herein or as to the appropriateness, usefulness or completeness of these materials. Any computational information set forth herein (including without limitation any computations of yields and weighted average life) is hypothetical and based on certain assumptions (including without limitation assumptions regarding the absence of voluntary and involuntary prepayments, or the timing of such occurrences). The actual characteristics and performance of the mortgage loans will differ from such assumptions and such differences may be material. This document is subject to errors, omissions and changes in information and is subject to modification or withdrawal at any time with or without notice. The contents hereof are not to be reproduced without the express written consent of Donaldson, Lufkin & Jenrette Securities Corporation, PNC Capital Markets, Inc. and Prudential Securities Incorporated. The information contained herein supersedes any and all information contained in any previously furnished summaries or terms sheets and shall be superseded by any subsequently furnished similar materials. The information contained herein shall be superseded by a final prospectus and prospectus supplement and by subsequent summary memoranda. No purchase of any securities may be made unless and until a final prospectus and prospectus supplement has been received by a potential investor and such investor has complied with all additional related offering requirements. Each of Donaldson, Lufkin & Jenrette Securities Corporation, PNC Capital Markets, Inc. and Prudential Securities Incorporated expressly reserves the right, at its sole discretion, to reject any or all proposals or expressions of interest in the subject proposed offering and to terminate discussions with any party at any time with or without notice.

PNCMAC Series 1999-CM1  Collateral and Structural Term Sheet  November 10, 1999

                   Prepayment Provision as of Cut-off Date (1)

                                                                            Weighted     Weighted         Weighted
                                                                             Average      Average          Average
                                                            Percentage of   Remaining    Remaining        Remaining     Weighted
         Range of             Number of    Cut-off Date        Initial       Lockout      Lockout       Lockout Plus     Average
    Remaining Terms to         Mortgage      Principal      Mortgage Pool    Period   Plus YM Period   Premium Period   Maturity
Stated Maturity (Years)(1)      Loans        Balance(1)        Balance       (Years)      (Years)          (Years)     (Years)(2)
---------------------------------------------------------------------------------------------------------------------------------
          3.0 - 3.9                2       $  2,988,450          0.4%          0.9           3.0             3.0           3.4
          4.0 - 4.9                1          2,692,755          0.3%          4.3           4.3             4.3           4.6
          6.0 - 6.9                3         16,086,057          2.0%          6.3           6.3             6.3           6.8
          8.0 - 8.9               34        109,146,056         13.9%          3.0           8.2             8.2           8.7
          9.0 - 9.9              158        631,236,414         80.1%          8.8           9.3             9.3           9.8
        10.0 - 10.9                1          4,514,716          0.6%          0.0           8.3             9.3          10.4
        13.0 - 13.9                2          6,636,564          0.8%          6.1          12.7            12.7          13.2
        14.0 - 14.9                6          9,395,262          1.2%         11.8          14.3            14.3          14.7
        18.0 - 18.9                1          1,413,723          0.2%          8.8          18.6            18.6          18.9
        19.0 - 19.9                1          1,653,637          0.2%         19.5          19.5            19.5          19.8
        20.0 - 20.9                1          2,092,645          0.3%         19.6          19.6            19.6          20.1
                              ---------------------------------------------------------------------------------------------------
Total/Weighted Average:          210       $787,856,278        100.0%          7.9           9.2             9.2           9.7
                              ===================================================================================================

(1)   Assumes a Cut-off Date of December 1, 1999.
(2) In the case of the Anticipated Repayment Date loans, the Anticipated Repayment Date is assumed to be the maturity date for the purposes of the indicated column.

                               Prepayment Option

                                                                                Weighted     Weighted       Weighted
                                                                                 Average      Average        Average
                                                                 Percentage of  Remaining    Remaining      Remaining      Weighted
                                        Number of  Cut-off Date     Initial      Lockout      Lockout      Lockout Plus     Average
                                         Mortgage    Principal   Mortgage Pool   Period   Plus YM Period  Premium Period   Maturity
Prepayment Option                         Loans     Balance(1)      Balance      (Years)      (Years)         (Years)     (Years)(2)
------------------------------------------------------------------------------------------------------------------------------------
Lockout / Defeasance                       155     $595,099,427      75.5%         9.4           9.4            9.4           9.8
Lockout / Yield Maintenance                 53      185,549,381      23.6%         3.3           8.8            8.8           9.3
Yield Maintenance / Prepayment Premium       1        4,514,716       0.6%         0.0           8.3            9.3          10.4
Lockout                                      1        2,692,755       0.3%         4.3           4.3            4.3           4.6
                                       ---------------------------------------------------------------------------------------------
Total/Weighted Average:                    210     $787,856,278     100.0%         7.9           9.2            9.2           9.7
                                       =============================================================================================

(1)   Assumes a Cut-off Date of December 1, 1999.
(2) In the case of the Anticipated Repayment Date loans, the Anticipated Repayment Date is assumed to be the maturity date for the purposes of the indicated column.

This investment summary is prepared solely for informational purposes and no offer to sell or solicitation of any offer to purchase securities is being made hereby. This summary is for use by Donaldson, Lufkin & Jenrette Securities Corporation, PNC Capital Markets, Inc. and Prudential Securities Incorporated personnel to assist them in determining whether potential investors wish to proceed with an in-depth investigation of the proposed offering. While the information contained herein is from sources believed to be reliable, it has not been independently verified by Donaldson, Lufkin & Jenrette Securities Corporation, PNC Capital Markets, Inc., Prudential Securities Incorporated, or any of their respective affiliates, and such entities make no representations or warranties with respect to the information contained herein or as to the appropriateness, usefulness or completeness of these materials. Any computational information set forth herein (including without limitation any computations of yields and weighted average life) is hypothetical and based on certain assumptions (including without limitation assumptions regarding the absence of voluntary and involuntary prepayments, or the timing of such occurrences). The actual characteristics and performance of the mortgage loans will differ from such assumptions and such differences may be material. This document is subject to errors, omissions and changes in information and is subject to modification or withdrawal at any time with or without notice. The contents hereof are not to be reproduced without the express written consent of Donaldson, Lufkin & Jenrette Securities Corporation, PNC Capital Markets, Inc. and Prudential Securities Incorporated. The information contained herein supersedes any and all information contained in any previously furnished summaries or terms sheets and shall be superseded by any subsequently furnished similar materials. The information contained herein shall be superseded by a final prospectus and prospectus supplement and by subsequent summary memoranda. No purchase of any securities may be made unless and until a final prospectus and prospectus supplement has been received by a potential investor and such investor has complied with all additional related offering requirements. Each of Donaldson, Lufkin & Jenrette Securities Corporation, PNC Capital Markets, Inc. and Prudential Securities Incorporated expressly reserves the right, at its sole discretion, to reject any or all proposals or expressions of interest in the subject proposed offering and to terminate discussions with any party at any time with or without notice.

PNCMAC Series 1999-CM1  Collateral and Structural Term Sheet  November 10, 1999

                           Significant Mortgage Loans

                                                                          Percentage of                Mortgage
                          Property      Units/         Cut-off Date     Initial Mortgage   Appraised   Interest         Cut-off Date
#  Property Name            Type      Square Feet  Principal Balance(1)   Pool Balance       Value       Rate     U/W DSCR   LTV
------------------------------------------------------------------------------------------------------------------------------------
1  The Wilton Mall         Retail     540,021 SF       $ 44,973,184            5.7%       $64,500,000    8.580%   1.26x     69.7%
------------------------------------------------------------------------------------------------------------------------------------
2  Frandor Mall            Retail     457,978 SF         36,434,197            4.6%        50,000,000    8.000%   1.26      72.9%
------------------------------------------------------------------------------------------------------------------------------------
3  The Alliance Loan     Multifamily   666 Units         32,777,802            4.2%        42,450,000    7.740%   1.24      77.2%
------------------------------------------------------------------------------------------------------------------------------------
4  Stanford Square         Office      70,816 SF         20,986,080            2.7%        35,000,000    8.060%   1.57      60.0%
------------------------------------------------------------------------------------------------------------------------------------
5  The Ameriserve Loan   Industrial   344,609 SF         16,873,152            2.1%        25,200,000    8.510%   1.21      67.0%
------------------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:                                $152,044,415           19.3%      $217,150,000    8.180%   1.29x     70.4%
                                                       ============           ====       ============    =====    ====      ====

(1)   Assumes a Cut-off Date of December 1, 1999

This investment summary is prepared solely for informational purposes and no offer to sell or solicitation of any offer to purchase securities is being made hereby. This summary is for use by Donaldson, Lufkin & Jenrette Securities Corporation, PNC Capital Markets, Inc. and Prudential Securities Incorporated personnel to assist them in determining whether potential investors wish to proceed with an in-depth investigation of the proposed offering. While the information contained herein is from sources believed to be reliable, it has not been independently verified by Donaldson, Lufkin & Jenrette Securities Corporation, PNC Capital Markets, Inc., Prudential Securities Incorporated, or any of their respective affiliates, and such entities make no representations or warranties with respect to the information contained herein or as to the appropriateness, usefulness or completeness of these materials. Any computational information set forth herein (including without limitation any computations of yields and weighted average life) is hypothetical and based on certain assumptions (including without limitation assumptions regarding the absence of voluntary and involuntary prepayments, or the timing of such occurrences). The actual characteristics and performance of the mortgage loans will differ from such assumptions and such differences may be material. This document is subject to errors, omissions and changes in information and is subject to modification or withdrawal at any time with or without notice. The contents hereof are not to be reproduced without the express written consent of Donaldson, Lufkin & Jenrette Securities Corporation, PNC Capital Markets, Inc. and Prudential Securities Incorporated. The information contained herein supersedes any and all information contained in any previously furnished summaries or terms sheets and shall be superseded by any subsequently furnished similar materials. The information contained herein shall be superseded by a final prospectus and prospectus supplement and by subsequent summary memoranda. No purchase of any securities may be made unless and until a final prospectus and prospectus supplement has been received by a potential investor and such investor has complied with all additional related offering requirements. Each of Donaldson, Lufkin & Jenrette Securities Corporation, PNC Capital Markets, Inc. and Prudential Securities Incorporated expressly reserves the right, at its sole discretion, to reject any or all proposals or expressions of interest in the subject proposed offering and to terminate discussions with any party at any time with or without notice.

PNCMAC Series 1999-CM1  Collateral and Structural Term Sheet  November 10, 1999

                                 The Wilton Mall

                                LOAN INFORMATION
--------------------------------------------------------------------------------
Cut-off Date Principal Balance:           $44,973,184

% of Initial Mortgage Pool Balance:       5.7%

Mortgage Loan Seller:                     Column Financial, Inc.

Mortgage Interest Rate:                   8.580%

Term to ARD:                              10 years

Amortization Term:                        30 years

Call Protection:                          Prepayment Lockout; U.S. Treasury
                                          defeasance permitted as of the 2 year
                                          anniversary of the Closing Date.

Cut-off Date LTV:                         69.7%

Maturity/ARD LTV:                         63.2%

DSCR:                                     1.26x

Cross Collateralization/ Default:         No/No

Special Provisions:                       Hyper-Amortization Loan; Cash
                                          Management
--------------------------------------------------------------------------------

                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
Single Asset/Portfolio:                   Single Asset

Property Type:                            Retail

Location:                                 Saratoga Springs, New York

Years Built/Renovated:                    1990/1991

Collateral:                               540,021 square feet of a 655,682
                                          square foot regional mall located in
                                          Saratoga Springs

Property Manager:                         Genessee Management, Inc.

Underwritable Cash Flow:                  $5,286,893

Appraised Value:                          $64,500,000

Appraisal Date:                           September 1, 1999

Occupancy Rate at U/W:                    91%
--------------------------------------------------------------------------------

Additional Information:

Subject Property includes 540,021 square feet of a 655,682 square foot regional mall located at 3065 Route 50 in Saratoga Springs, New York. The center was constructed in 1990 and was subsequently expanded in 1991. The Property is a one-level, enclosed regional shopping mall. Major tenants include Sears (S&P rated A-) and Bon Ton; other tenants include J.C. Penney (S&P rated BBB+), Dick's Sporting Goods and an eight screen Hoyt's movie theatre. The property also contains a BJ's Wholesale Club as a freestanding outparcel (not included in collateral). In addition to the existing three anchor tenants, a separate parcel exists which potentially could serve as a fourth anchor tenant site (not to be included within the collateral).

Sarwil Associates, L.P., a New York limited partnership, is the owner/developer of Wilton Mall. The property is managed by Genessee Management, Inc. Both companies are affiliates of Wilmorite, Inc. ("Wilmorite"), which is a leading owner and operator of regional malls in the United States. Wilmorite manages 16 regional malls and 5 power centers comprising 17.1 million square feet. Wilmorite has been in business since the late 1940's and since that time has been a family owned and operated real estate development company. Wilmorite has been involved in the development of many different property types including retail, office, residential and hotel, but in the last 15 years, the company has narrowed its focus on retail property development and in particular, on regional shopping malls.

This investment summary is prepared solely for informational purposes and no offer to sell or solicitation of any offer to purchase securities is being made hereby. This summary is for use by Donaldson, Lufkin & Jenrette Securities Corporation, PNC Capital Markets, Inc. and Prudential Securities Incorporated personnel to assist them in determining whether potential investors wish to proceed with an in-depth investigation of the proposed offering. While the information contained herein is from sources believed to be reliable, it has not been independently verified by Donaldson, Lufkin & Jenrette Securities Corporation, PNC Capital Markets, Inc., Prudential Securities Incorporated, or any of their respective affiliates, and such entities make no representations or warranties with respect to the information contained herein or as to the appropriateness, usefulness or completeness of these materials. Any computational information set forth herein (including without limitation any computations of yields and weighted average life) is hypothetical and based on certain assumptions (including without limitation assumptions regarding the absence of voluntary and involuntary prepayments, or the timing of such occurrences). The actual characteristics and performance of the mortgage loans will differ from such assumptions and such differences may be material. This document is subject to errors, omissions and changes in information and is subject to modification or withdrawal at any time with or without notice. The contents hereof are not to be reproduced without the express written consent of Donaldson, Lufkin & Jenrette Securities Corporation, PNC Capital Markets, Inc. and Prudential Securities Incorporated. The information contained herein supersedes any and all information contained in any previously furnished summaries or terms sheets and shall be superseded by any subsequently furnished similar materials. The information contained herein shall be superseded by a final prospectus and prospectus supplement and by subsequent summary memoranda. No purchase of any securities may be made unless and until a final prospectus and prospectus supplement has been received by a potential investor and such investor has complied with all additional related offering requirements. Each of Donaldson, Lufkin & Jenrette Securities Corporation, PNC Capital Markets, Inc. and Prudential Securities Incorporated expressly reserves the right, at its sole discretion, to reject any or all proposals or expressions of interest in the subject proposed offering and to terminate discussions with any party at any time with or without notice.

PNCMAC Series 1999-CM1  Collateral and Structural Term Sheet  November 10, 1999

                                  Frandor Mall

                                LOAN INFORMATION
--------------------------------------------------------------------------------
Cut-off Date Principal Balance:           $36,434,197

% of Initial Mortgage Pool Balance:       4.6%

Mortgage Loan Seller:                     Column Financial, Inc.

Mortgage Interest Rate:                   8.000%

Balloon Term:                             10 years

Amortization Term:                        30 years

Call Protection:                          Prepayment Lockout; U.S. Treasury
                                          defeasance permitted as of the 2 year
                                          anniversary of the Closing Date.

Cut-off Date LTV:                         72.9%

Maturity/ARD LTV:                         65.3%

DSCR:                                     1.26x

Cross Collateralization/ Default:         No/No

Special Provisions:                       Cash Management
--------------------------------------------------------------------------------

                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
Single Asset/Portfolio:                   Single Asset

Property Type:                            Retail

Location:                                 Lansing, Michigan

Years Built/Renovated:                    1950/1999

Collateral:                               457,978 square foot retail power
                                          center located in Lansing

Property Management:                      The Frandorson Coporation

Underwritable Cash Flow:                  $4,051,315

Appraised Value:                          $50,000,000

Appraisal Date:                           August 13, 1999

Occupancy Rate at U/W:                    95%
--------------------------------------------------------------------------------

Additional Information:

Subject property is a 457,978 square foot retail power center anchored by Kroger (S&P rated BBB-), Office Depot (S&P rated BBB) and CompUSA, located in Lansing, Michigan.

Frandor Mall was originally constructed in phases beginning in 1950 by Frandorson Properties. In March of 1998, Lomax Stern Development Company and Frandorson Properties formed a Joint Venture in which Lomax acquired 50% ownership of the property. The newly formed ownership commenced a $17.5 million redevelopment program. The redevelopment program, which was completed during the summer of 1999, included the razing of an existing enclosed mall area and existing structures, plus construction of 150,000 square feet of additional space. The property is currently 95% leased. Many of the existing leases are long-term leases with terms exceeding the term of the loan.

The development partner, Lomax Stern Development Company, has extensive experience in both construction and leasing. The principals, Chris Brochert and David Stern, have been partners in over 30 retail centers ranging in size from 31,000 square feet to 550,000 square feet.

This investment summary is prepared solely for informational purposes and no offer to sell or solicitation of any offer to purchase securities is being made hereby. This summary is for use by Donaldson, Lufkin & Jenrette Securities Corporation, PNC Capital Markets, Inc. and Prudential Securities Incorporated personnel to assist them in determining whether potential investors wish to proceed with an in-depth investigation of the proposed offering. While the information contained herein is from sources believed to be reliable, it has not been independently verified by Donaldson, Lufkin & Jenrette Securities Corporation, PNC Capital Markets, Inc., Prudential Securities Incorporated, or any of their respective affiliates, and such entities make no representations or warranties with respect to the information contained herein or as to the appropriateness, usefulness or completeness of these materials. Any computational information set forth herein (including without limitation any computations of yields and weighted average life) is hypothetical and based on certain assumptions (including without limitation assumptions regarding the absence of voluntary and involuntary prepayments, or the timing of such occurrences). The actual characteristics and performance of the mortgage loans will differ from such assumptions and such differences may be material. This document is subject to errors, omissions and changes in information and is subject to modification or withdrawal at any time with or without notice. The contents hereof are not to be reproduced without the express written consent of Donaldson, Lufkin & Jenrette Securities Corporation, PNC Capital Markets, Inc. and Prudential Securities Incorporated. The information contained herein supersedes any and all information contained in any previously furnished summaries or terms sheets and shall be superseded by any subsequently furnished similar materials. The information contained herein shall be superseded by a final prospectus and prospectus supplement and by subsequent summary memoranda. No purchase of any securities may be made unless and until a final prospectus and prospectus supplement has been received by a potential investor and such investor has complied with all additional related offering requirements. Each of Donaldson, Lufkin & Jenrette Securities Corporation, PNC Capital Markets, Inc. and Prudential Securities Incorporated expressly reserves the right, at its sole discretion, to reject any or all proposals or expressions of interest in the subject proposed offering and to terminate discussions with any party at any time with or without notice.

PNCMAC Series 1999-CM1  Collateral and Structural Term Sheet  November 10, 1999

                               The Alliance Loan

                                LOAN INFORMATION
--------------------------------------------------------------------------------
Cut-off Date Principal Balance:           $32,777,802

% of Initial Mortgage Pool Balance:       4.2%

Mortgage Loan Seller:                     Column Financial, Inc.

Mortgage Interest Rate:                   7.740%

Balloon Term:                             10 years

Amortization Term:                        30 years

Call Protection:                          Prepayment Lockout; U.S. Treasury
                                          defeasance permitted as of the 2 year
                                          anniversary of the Closing Date.

Cut-off Date LTV:                         77.2%

Maturity LTV:                             68.9%

DSCR:                                     1.24x

Cross Collateralization/ Default:         Yes/Yes

Special Provisions:                       Release Provision available if (i)
                                          DSCR not less than 1.20x and (ii) LTV
                                          not greater than 80%; Cash Management.
--------------------------------------------------------------------------------

                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
Single Asset/Portfolio:                   Portfolio

Property Type:                            Multifamily

Location:                                 Virginia, Georgia and Maryland

Years Built/Renovated:                    1965 to 1994

Collateral:                               3 Multifamily properties with 666
                                          total units

Property Management:                      Alliance Residential Management,
                                          L.L.C.

Underwritable Cash Flow:                  $3,491,254

Appraised Value:                          $42,450,000

Appraisal Date:                           June 13, 1999 to September 13, 1999

Wtd. Avg. Occupancy Rate at U/W:          96%
--------------------------------------------------------------------------------

                                                                              Year Built/                     Underwritable
Property Name                   City            State    Units   Occupancy    Renovated    Appraised Value      Cash Flow
---------------------------------------------------------------------------------------------------------------------------
Hampton Court Apartments        Alexandria        VA      307       98%       1965/1992     $  19,800,000     $  1,641,733
Lake of the Woods Apartments    College Park      GA      216       95%       1988/1989        12,850,000        1,029,641
Holly Tree Apartments           Waldorf           MD      143       95%       1974/1994         9,800,000          819,880
---------------------------------------------------------------------------------------------------------------------------

Additional Information:

Subject properties include three multifamily housing complexes including Hampton Court Apartments, Lake of the Woods Apartments and Holly Tree Apartments.

Hampton Court Apartments is a 307-unit multifamily complex contained in 7 brick, three and four-story walk-up apartment buildings located in Alexandria, VA. Unit mix at the subject is 83 1BR/1BA units, 72 2BR/1BA units, 96 2BR/1.5BA and 56 3BR/2BA units. Lake of The Woods Apartments is a 216-unit multifamily complex contained in 14 walk-up, two and three-story garden-style apartment buildings, located in College Park, GA. Unit mix at the subject is 72 1BR/1BA and 144 2BR/2BA units. Holly Tree Apartments is a 143-unit multifamily complex contained in 6 walk-up, three-story apartment buildings located in Waldorf, MD. Unit mix at the subject is 43 1BR/1BA units, 99 2BR/1.5BA and 1 2BR/2BA units.

The subject multifamily properties' amenities include swimming pools, fitness centers, laundry facilities, tennis and volleyball courts, surface parking, extensive landscaping and on-site management offices.

The three subject properties secure a single Mortgage Note. The borrower is a single purpose entity. Principals of the borrower include Andrew Schor and Steven Ivankovich. The borrower is affiliated with Alliance Holdings, Inc. ("Alliance"), a privately owned real estate investment, development and finance firm concentrated in the multifamily housing business. Alliance and its affiliates own interests in and manage more than 31,000 units throughout Texas, in the Midwest and along the eastern seaboard from Virginia to Florida.

This investment summary is prepared solely for informational purposes and no offer to sell or solicitation of any offer to purchase securities is being made hereby. This summary is for use by Donaldson, Lufkin & Jenrette Securities Corporation, PNC Capital Markets, Inc. and Prudential Securities Incorporated personnel to assist them in determining whether potential investors wish to proceed with an in-depth investigation of the proposed offering. While the information contained herein is from sources believed to be reliable, it has not been independently verified by Donaldson, Lufkin & Jenrette Securities Corporation, PNC Capital Markets, Inc., Prudential Securities Incorporated, or any of their respective affiliates, and such entities make no representations or warranties with respect to the information contained herein or as to the appropriateness, usefulness or completeness of these materials. Any computational information set forth herein (including without limitation any computations of yields and weighted average life) is hypothetical and based on certain assumptions (including without limitation assumptions regarding the absence of voluntary and involuntary prepayments, or the timing of such occurrences). The actual characteristics and performance of the mortgage loans will differ from such assumptions and such differences may be material. This document is subject to errors, omissions and changes in information and is subject to modification or withdrawal at any time with or without notice. The contents hereof are not to be reproduced without the express written consent of Donaldson, Lufkin & Jenrette Securities Corporation, PNC Capital Markets, Inc. and Prudential Securities Incorporated. The information contained herein supersedes any and all information contained in any previously furnished summaries or terms sheets and shall be superseded by any subsequently furnished similar materials. The information contained herein shall be superseded by a final prospectus and prospectus supplement and by subsequent summary memoranda. No purchase of any securities may be made unless and until a final prospectus and prospectus supplement has been received by a potential investor and such investor has complied with all additional related offering requirements. Each of Donaldson, Lufkin & Jenrette Securities Corporation, PNC Capital Markets, Inc. and Prudential Securities Incorporated expressly reserves the right, at its sole discretion, to reject any or all proposals or expressions of interest in the subject proposed offering and to terminate discussions with any party at any time with or without notice.

PNCMAC Series 1999-CM1  Collateral and Structural Term Sheet  November 10, 1999

                                 Stanford Square

                                LOAN INFORMATION
--------------------------------------------------------------------------------
Cut-off Date Principal Balance:           $20,986,080

% of Initial Mortgage Pool Balance:       2.7%

Mortgage Loan Seller:                     Column Financial, Inc.

Mortgage Interest Rate:                   8.060%

Balloon Term:                             10 years

Amortization Term:                        30 years

Call Protection:                          Prepayment Lockout; U.S. Treasury
                                          defeasance permitted as of the 2 year
                                          anniversary of the Closing Date

Cut-off Date LTV:                         60.0%

Maturity LTV:                             53.7%

DSCR:                                     1.57x

Cross Collateralization/ Default:         No/No

Special Provisions:                       Cash Management
--------------------------------------------------------------------------------

                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
Single Asset/Portfolio:                   Single Asset

Property Type:                            Office

Location:                                 Palo Alto, California

Years Built/Renovated:                    1983

Collateral:                               70,816 square foot Class A,
                                          multi-tenanted office building located
                                          in California

Property Management:                      Stanford Square Management Co. and
                                          Tarlton Properties, Inc.

Underwritable Cash Flow:                  $2,913,281

Appraised Value:                          $35,000,000

Appraisal Date:                           August 17, 1999

Occupancy Rate at U/W:                    100%
--------------------------------------------------------------------------------

Additional Information:

Subject property is a 70,816 square foot, Class A office building located in the Central Business District of Palo Alto, California, constructed in 1983. Improvements consist of one four-story structure, and two levels of underground parking. Amenities include two elevators, a central atrium/courtyard, private balconies and landscaping. Major tenants include PHB Hagler Bailey (18,331 square feet), an international management and economic consulting firm, and Bon Appetit Management Company (17,825 square feet), a food service management company that contracts its services to corporations, institutions and universities.

The borrowing entity consists of two Tenants-In-Common SPE's including Stanford Square, LLC ("SSLP") (94.87% ownership) and Sea Biscuit, LLC (5.13% ownership). Joan Rounds, the Managing Member of SSLP, became involved in the partnership in 1986 through an entity she controls, JGR Ventures ("JGR"), which made the investment in SSLP. Through JGR and its ownership of several entities and affiliates, Joan Rounds manages commercial real estate in excess of $35 million. The property is managed by Stanford Square Management Co. and Tarlton Properties, Inc. ("Tarlton"), which manages several office and industrial buildings within the subject area. Tarlton Managing Partner, Tig Tarlton, has more than 30 years of real estate development, construction, and property management experience. During that period, he has personally managed, developed or remodeled over 2,500,000 square feet of commercial property.

This investment summary is prepared solely for informational purposes and no offer to sell or solicitation of any offer to purchase securities is being made hereby. This summary is for use by Donaldson, Lufkin & Jenrette Securities Corporation, PNC Capital Markets, Inc. and Prudential Securities Incorporated personnel to assist them in determining whether potential investors wish to proceed with an in-depth investigation of the proposed offering. While the information contained herein is from sources believed to be reliable, it has not been independently verified by Donaldson, Lufkin & Jenrette Securities Corporation, PNC Capital Markets, Inc., Prudential Securities Incorporated, or any of their respective affiliates, and such entities make no representations or warranties with respect to the information contained herein or as to the appropriateness, usefulness or completeness of these materials. Any computational information set forth herein (including without limitation any computations of yields and weighted average life) is hypothetical and based on certain assumptions (including without limitation assumptions regarding the absence of voluntary and involuntary prepayments, or the timing of such occurrences). The actual characteristics and performance of the mortgage loans will differ from such assumptions and such differences may be material. This document is subject to errors, omissions and changes in information and is subject to modification or withdrawal at any time with or without notice. The contents hereof are not to be reproduced without the express written consent of Donaldson, Lufkin & Jenrette Securities Corporation, PNC Capital Markets, Inc. and Prudential Securities Incorporated. The information contained herein supersedes any and all information contained in any previously furnished summaries or terms sheets and shall be superseded by any subsequently furnished similar materials. The information contained herein shall be superseded by a final prospectus and prospectus supplement and by subsequent summary memoranda. No purchase of any securities may be made unless and until a final prospectus and prospectus supplement has been received by a potential investor and such investor has complied with all additional related offering requirements. Each of Donaldson, Lufkin & Jenrette Securities Corporation, PNC Capital Markets, Inc. and Prudential Securities Incorporated expressly reserves the right, at its sole discretion, to reject any or all proposals or expressions of interest in the subject proposed offering and to terminate discussions with any party at any time with or without notice.

PNCMAC Series 1999-CM1  Collateral and Structural Term Sheet  November 10, 1999

                               The Ameriserve Loan

                                LOAN INFORMATION
--------------------------------------------------------------------------------
Cut-off Date Principal Balance:           $16,873,152

% of Initial Mortgage Pool Balance:       2.1%

Mortgage Loan Seller:                     Column Financial, Inc.

Mortgage Interest Rate:                   8.510%

Balloon Term:                             10 years

Amortization Term:                        30 years

Call Protection:                          Prepayment Lockout; U.S. Treasury
                                          defeasance permitted as of the 2 year
                                          anniversary of the Closing Date.

Cut-off Date LTV:                         67.0%

Maturity LTV:                             60.7%

DSCR:                                     1.21x

Cross Collateralization/ Default:         Yes/Yes

Special Provisions:                       Lockbox
--------------------------------------------------------------------------------

                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
Single Asset/Portfolio:                   Portfolio

Property Type:                            Industrial

Location:                                 Shawnee, Kansas and Manassas, Virginia

Years Built/Renovated:                    1986 to 1999

Collateral:                               Two food distribution centers with
                                          344,609 combined total square feet
                                          located in Kansas and Virginia

Property Management:                      Owner Managed

Underwritable Cash Flow:                  $1,886,938

Appraised Value:                          $25,200,000

Appraisal Date:                           May 26, 1999 and November 1, 1999

Wtd. Avg. Occupancy Rate at U/W:          100%
--------------------------------------------------------------------------------

                                                 Square   Year Built/    Appraised       Underwritable
Property Name               City     State        Feet     Renovated       Value           Cash Flow
------------------------------------------------------------------------------------------------------
Ameriserve - Shawnee      Shawnee      KS       244,272    1990/1999    $14,600,000       $1,453,765
Ameriserve - Manassas     Manassas     VA       100,337    1986/1999     10,600,000          433,173
------------------------------------------------------------------------------------------------------

Additional Information:

Subject collateral includes two food distribution centers located in Shawnee, Kansas and Manassas, Virginia with 344,609 combined total square feet. The Shawnee property is a 244,272 square foot distribution facility, on a land area of 22.1 acres. A one-story office area and mechanical area is attached to the east side of the building, with a two-story operations (33.5-foot ceiling clear height) area attached to the west-side. The building has been designed for future expansion to both the north and south. As part of a warehousing operation, the property contains extensive site improvements. The west side of the building, adjacent to the truck loading doors, contains concrete paving for truck staging.

The Manassas property currently consists of a 100,337 square foot distribution facility located on a 20.88-acre site. Constructed in 1986 and extensively renovated in 1996, the building is of both masonry and metal construction and includes a 23.5-foot ceiling clear height, a two-story office section and a mezzanine mechanical area. The property will be expanded to include an additional 115,700 square feet. Upon completion estimated to occur in July 2000, the property will encompass a total of 216,037 square feet.

AmeriServe (S&P rated B) is North America's largest systems food-service distributor, specializing in food distribution to limited menu, concept chain restaurants across the United States and Canada. AmeriServe began in 1986 with the founding of Holberg Industries, Inc. ("Holberg"). Holberg is a privately held diversified service company with subsidiaries operating within the food-service distribution (AmeriServe) and parking service (APCOA/Standard Parking) industries in North America.

The lease is a 20-year, bondable net lease covering two properties under one lease. As additional collateral for the lease, the Borrower obtained a letter of credit from Bank of America (S&P rated A+) for a total of $4,520,000. The lease obligates the tenant to post this letter of credit until both the present construction is completed and the tenant's credit rating is upgraded to BB, at which point the letter of credit can be reduced by 33.3%. A credit upgrade to BBB will completely release the letter of credit. However, should the tenant's credit be downgraded below BBB, a letter of credit equal to 18 months of the then current rent will be imposed. The tenant has the obligation to pay all operating expenses, make all capital improvements and pay taxes and insurance.

This investment summary is prepared solely for informational purposes and no offer to sell or solicitation of any offer to purchase securities is being made hereby. This summary is for use by Donaldson, Lufkin & Jenrette Securities Corporation, PNC Capital Markets, Inc. and Prudential Securities Incorporated personnel to assist them in determining whether potential investors wish to proceed with an in-depth investigation of the proposed offering. While the information contained herein is from sources believed to be reliable, it has not been independently verified by Donaldson, Lufkin & Jenrette Securities Corporation, PNC Capital Markets, Inc., Prudential Securities Incorporated, or any of their respective affiliates, and such entities make no representations or warranties with respect to the information contained herein or as to the appropriateness, usefulness or completeness of these materials. Any computational information set forth herein (including without limitation any computations of yields and weighted average life) is hypothetical and based on certain assumptions (including without limitation assumptions regarding the absence of voluntary and involuntary prepayments, or the timing of such occurrences). The actual characteristics and performance of the mortgage loans will differ from such assumptions and such differences may be material. This document is subject to errors, omissions and changes in information and is subject to modification or withdrawal at any time with or without notice. The contents hereof are not to be reproduced without the express written consent of Donaldson, Lufkin & Jenrette Securities Corporation, PNC Capital Markets, Inc. and Prudential Securities Incorporated. The information contained herein supersedes any and all information contained in any previously furnished summaries or terms sheets and shall be superseded by any subsequently furnished similar materials. The information contained herein shall be superseded by a final prospectus and prospectus supplement and by subsequent summary memoranda. No purchase of any securities may be made unless and until a final prospectus and prospectus supplement has been received by a potential investor and such investor has complied with all additional related offering requirements. Each of Donaldson, Lufkin & Jenrette Securities Corporation, PNC Capital Markets, Inc. and Prudential Securities Incorporated expressly reserves the right, at its sole discretion, to reject any or all proposals or expressions of interest in the subject proposed offering and to terminate discussions with any party at any time with or without notice.

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                          PNC Mortgage Acceptance Corp.
                                    Depositor

                  Commercial Mortgage Pass-Through Certificates
                              (Issuable in Series)

                             -----------------------

      PNC Mortgage Acceptance Corp. (the "Depositor") from time to time will offer Commercial Mortgage Pass-Through Certificates (the "Offered Certificates") in "Series" by means of this Prospectus and a separate Prospectus Supplement for each Series. The Offered Certificates, together with any other Commercial Mortgage Pass-Through Certificates of such Series, are collectively referred to herein as the "Certificates." The Certificates of each Series will evidence beneficial ownership interests in a trust fund (the "Trust Fund") to be established by the Depositor. The Certificates of a Series may be divided into two or more "Classes", which may have different interest rates and which may receive principal payments in differing proportions and at different times.

                                                        (continued on next page)

                           ---------------------------

      The Certificates do not represent an obligation of or an interest in the Depositor or any affiliate thereof. Unless so specified in the related Prospectus Supplement, neither the Certificates nor the Mortgage Loans are insured or guaranteed by any governmental agency or instrumentality or by any other person or entity. See "RISK FACTORS."

                          -----------------------------

      Prospective Investors should consider the material risks discussed herein under "RISK FACTORS" at page 5 and such information as may be set forth under the caption "RISK FACTORS" in the related Prospectus Supplement before purchasing any of the Offered Certificates.

                          -----------------------------

      These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offense.

                          -----------------------------

      Offers of the Certificates may be made through one or more different methods, including offerings through underwriters, as more fully described under "PLAN OF DISTRIBUTION" herein and in the related Prospectus Supplement. Certain offerings of the Certificates, as specified in the related Prospectus Supplement, may be made in one or more transactions exempt from the registration requirements of the Securities Act of 1933, as amended. Such offerings are not being made pursuant to the Registration Statement of which this Prospectus forms a part.

                      ------------------------------------

      Retain this Prospectus for future reference. This Prospectus may not be used to consummate sales of the Certificates offered hereby unless accompanied by a Prospectus Supplement.

               The date of this Prospectus is November 10, 1999.

(cover page continued)

      In addition, rights of the holders of certain Classes to receive principal and interest may be subordinated to those of other Classes. Each Trust Fund will consist of a pool (the "Mortgage Pool") of one or more mortgage loans secured by first or junior liens on fee simple or leasehold interests in commercial real estate properties, multifamily residential properties and/or mixed-use properties and related property and interests, conveyed to such Trust Fund by the Depositor, and other assets, including any Credit Enhancement described in the related Prospectus Supplement. See "DESCRIPTION OF THE CERTIFICATES--General" herein. The percentage of any mixed-use property used for commercial purposes will be set forth in the Prospectus Supplement. Multifamily properties (consisting of apartments, congregate care facilities and/or mobile home parks) and general commercial properties (consisting of retail properties, including shopping centers, office buildings, mini-warehouses, warehouses, industrial properties and/or other similar types of properties) will represent security for a material concentration of the Mortgage Loans in any Trust Fund, based on principal balance at the time such Trust Fund is formed. See "DESCRIPTION OF THE MORTGAGE POOL" in the Prospectus Supplement. If so specified in the related Prospectus Supplement, the Mortgage Pool may also include installment contracts for the sale of such types of properties. Such mortgage loans and installment contracts are hereinafter referred to as the "Mortgage Loans." The Mortgage Loans will have fixed or adjustable interest rates. Some Mortgage Loans will fully amortize over their remaining terms to maturity and others will provide for balloon payments at maturity. The Mortgage Loans will provide for recourse against only the Mortgaged Properties or provide for recourse against the other assets of the obligors thereunder. The Mortgage Loans will be newly originated or seasoned, and will be acquired by the Depositor either directly or through one or more affiliates. The Mortgage Loans may be originated by affiliated entities, including Midland Loan Services, Inc. and/or unaffiliated entities. See "RISK FACTORS." Information regarding each Series of Certificates, including interest and principal payment provisions for each Class, as well as information regarding the size, composition and other characteristics of the Mortgage Pool relating to such Series, will be furnished in the related Prospectus Supplement. The Mortgage Loans will be master serviced by Midland Loan Services, Inc.

      The Depositor, as specified in the related Prospectus Supplement, may elect to treat all or a specified portion of the collateral securing any Series of Certificates as a "real estate mortgage investment conduit" (a "REMIC"), or an election may be made to treat the arrangement by which a Series of Certificates is issued as a REMIC. If such election is made, each Class of Certificates of a Series will be either Regular Certificates or Residual Certificates, as specified in the related Prospectus Supplement. If no such election is made, the Trust Fund, as specified in the related Prospectus Supplement, will be classified as a grantor trust for federal income tax purposes. See "MATERIAL FEDERAL INCOME TAX CONSEQUENCES" herein.

      With respect to each Series, all of the Offered Certificates will be rated in one of the four highest ratings categories by one or more nationally recognized statistical rating organizations. There will have been no public market for the Certificates of any Series prior to the offering thereof. No assurance can be given that such a secondary market will develop as a result of such offering or, if it does develop, that it will continue. The Depositor does not intend to make an application to list any Series of Certificates on a national securities exchange or quote any Series of Certificates in an automated quotation system of a registered securities association.

                              PROSPECTUS SUPPLEMENT

      The Prospectus Supplement relating to each Series of Certificates will, among other things, set forth with respect to such Series of Certificates: (i) the identity of each Class within such Series; (ii) the initial aggregate principal amount, the interest rate (the "Pass-Through Rate") (or the method for determining it) and the authorized denominations of each Class of Certificates of such Series; (iii) certain information concerning the Mortgage Loans relating to such Series, including the principal amount, type and characteristics of such Mortgage Loans on the date of issue of such Series of Certificates; (iv) the circumstances, if any, under which the Certificates of such Series are subject to redemption prior to maturity; (v) the final scheduled distribution date of each Class of Certificates of such Series; (vi) the method used to calculate the aggregate amount of principal available and required to be applied to the Certificates of such Series on each Distribution Date; (vii) the order of the application of principal and interest payments to each Class of Certificates of such Series and the allocation of principal to be so applied; (viii) the extent of subordination of any Subordinate Certificates; (ix) the principal amount of each Class of Certificates of such

Series that would be outstanding on specified Distribution Dates, if the Mortgage Loans relating to such Series were prepaid at various assumed rates;
(x) the Distribution Dates for each Class of Certificates of such Series; (xi) relevant financial information with respect to the mortgagor(s) and the Mortgaged Properties underlying the Mortgage Loans relating to such Series, if applicable; (xii) information with respect to the terms of the Subordinate Certificates or Residual Certificates, if any, of such Series; (xiii) additional information with respect to the Credit Enhancement, if any, relating to such Series; (xiv) additional information with respect to the plan of distribution of such Series; and (xv) whether the Certificates of such Series will be registered in the name of the nominee of The Depository Trust Company or another depository.

                             ADDITIONAL INFORMATION

      This Prospectus contains, and the Prospectus Supplement for each Series of Certificates will contain, a summary of the material terms of the documents referred to herein and therein, but neither contains nor will contain all of the information set forth in the Registration Statement (the "Registration Statement") of which this Prospectus and the related Prospectus Supplement is a part. For further information, reference is made to such Registration Statement and the exhibits thereto which the Depositor has filed with the Securities and Exchange Commission (the "Commission"), under the Securities Act of 1933, as amended (the "1933 Act"). Statements contained in this Prospectus and any Prospectus Supplement as to the contents of any contract or other document referred to are summaries and in each instance reference is made to the copy of the contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. Copies of the Registration Statement may be obtained from the Commission, upon payment of the prescribed charges, or may be examined free of charge at the Commission's offices. Reports and other information filed with the Commission can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Regional Offices of the Commission at Seven World Trade Center, 13th Floor, New York, New York 10048; and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of the Agreement pursuant to which a Series of Certificates is issued will be provided to each person to whom a Prospectus and the related Prospectus Supplement are delivered, upon written or oral request directed to: PNC Mortgage Acceptance Corp., 201 West 10th Street, 6th Floor, Kansas City, Missouri 64105,
Attention: Clarence Krantz, telephone number (816) 435-5000. The Commission maintains an Internet Web site that contains reports, proxy information statements and other information regarding registrants that file electronically with the Commission. The address of such Internet Web site is http://www.sec.gov.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

      With respect to the Trust Fund for each Series, there are incorporated herein by reference all documents and reports filed or caused to be filed by the Depositor with respect to such Trust Fund pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), after the date of this Prospectus and prior to the termination of the offering of the Offered Certificates evidencing an interest in such Trust Fund. The Depositor will provide or cause to be provided without charge to each person to whom this Prospectus is delivered in connection with the offering of one or more Classes of Certificates, upon request, a copy of any or all such documents or reports incorporated herein by reference, in each case to the extent such documents or reports relate to one or more of such Classes of such Certificates, other than the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). The Depositor has determined that its financial statements are not material to the offering of any of the Offered Certificates. See "FINANCIAL INFORMATION." Requests to the Depositor should be directed to: PNC Mortgage Acceptance Corp., 210 West 10th Street, 6th Floor, Kansas City, Missouri 64105, Attention: Clarence Krantz, telephone number (816) 435-5000.

                                     REPORTS

      In connection with each distribution and annually, Certificateholders will be furnished with statements containing information with respect to principal and interest payments and the related Trust Fund, as described herein and in the applicable Prospectus Supplement for such Series. Any financial information contained in such reports most likely will not have been examined or reported upon by an independent public accountant. See "DESCRIPTION OF THE CERTIFICATES--Reports to Certificateholders." The Master Servicer for each Series will furnish periodic statements setting forth certain specified information relating to the Mortgage Loans to the related Trustee, and, in addition, annually will furnish such Trustee with a statement from a firm of independent public accountants with respect to the examination of certain documents and records relating to the servicing of the Mortgage Loans in the related Trust Fund. See "SERVICING OF THE MORTGAGE LOANS--Evidence of Compliance." Copies of the monthly and annual statements provided by the Master Servicer to the Trustee will be furnished to Certificateholders of each Series upon request addressed to the Trustee for the related Trust Fund.

      The Depositor intends to apply for relief from the reporting requirements of Sections 13, 15(d) and 16(a) of the 1934 Act. In lieu of filing the periodic reports required by those sections, the Master Servicer, on behalf of the related Trust Fund, will file with the Commission on Form 8-K the monthly reports and information set forth in the related Prospectus Supplement. See "THE POOLING AND SERVICING AGREEMENT--Reports to Certificateholders; Available Information" in the related Prospectus Supplement. The Depositor does not intend to file periodic reports under the 1934 Act with respect to the related Trust Fund for any Series of Certificates following the completion of the reporting period required by Rule 15d-1 under the 1934 Act.

                               TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT.........................................................ii

ADDITIONAL INFORMATION.......................................................iii

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE............................iii

REPORTS......................................................................iii

SUMMARY OF PROSPECTUS..........................................................1

RISK FACTORS...................................................................5

   Limited Liquidity; Lack of Market for Resale................................5
   Limited Assets as Security for Investment in Certificates; No Personal
     Liability.................................................................5
   Effects of Prepayments on Average Life of Certificates and Yields...........5
   Risks Associated with Lending on Income Producing Properties................6
   Potential Conflicts of Interest.............................................7
   Certain Tax Considerations of Variable Rate Certificates....................7
   Limited Nature of Credit Ratings............................................7
   Potential Inability to Verify Underwriting Standards........................8
   Nonrecourse Mortgage Loans; Limited Recovery................................8
   Inclusion of Delinquent and Non-Performing Mortgage Loans May Adversely
     Affect Yields.............................................................8
   Junior Mortgage Loans.......................................................8
   Balloon Payments............................................................9
   Extensions and Modifications of Defaulted Mortgage Loans; Additional
     Servicing Fees............................................................9
   Risks Related to the Mortgagor's Form of Entity and Sophistication..........9
   Credit Enhancement Limitations..............................................9
   Risks to Subordinated Certificateholders; Lower Payment Priority...........10
   Taxable Income in Excess of Distributions Received.........................10
   Due-on-Sale Clauses and Assignments of Leases and Rents....................10
   Environmental Risks........................................................11
   Certain Federal Tax Considerations Regarding Residual Certificates.........11
   ERISA Considerations.......................................................12
   Special Hazard Losses......................................................12
   Control; Decisions by Certificateholders...................................12
   Book-Entry Registration....................................................13

THE DEPOSITOR.................................................................13

THE MASTER SERVICER...........................................................13

USE OF PROCEEDS...............................................................13

DESCRIPTION OF THE CERTIFICATES...............................................14

   General....................................................................14
   Distributions on Certificates..............................................15
   Accounts...................................................................15
   Amendment..................................................................17
   Termination................................................................18
   Reports to Certificateholders..............................................18
   The Trustee................................................................18

THE MORTGAGE POOLS............................................................18

   General....................................................................18
   Assignment of Mortgage Loans...............................................20
   Mortgage Underwriting Standards and Procedures.............................21
   Representations and Warranties.............................................21

SERVICING OF THE MORTGAGE LOANS...............................................23

   General....................................................................23
   Collections and Other Servicing Procedures.................................23
   Insurance..................................................................24
   Fidelity Bonds and Errors and Omissions Insurance..........................25
   Servicing Compensation and Payment of Expenses.............................25
   Advances...................................................................26
   Modifications, Waivers and Amendments......................................26
   Evidence of Compliance.....................................................26
   Certain Matters With Respect to the Master Servicer, the Special
     Servicer, the Trustee and the Depositor..................................26
   Events of Default..........................................................28
   Rights Upon Event of Default...............................................28

CREDIT ENHANCEMENT.............................. .............................29

   General.......................................................... .........29
   Subordinate Certificates................................ ..................30
   Reserve Funds............................................... ..............30
   Cross-Support Features................................. ...................31
   Certificate Guarantee Insurance.................... .......................31
   Limited Guarantee......................................... ................31
   Letter of Credit.............................................. ............31
   Pool Insurance Policies; Special Hazard Insurance Policies.................31
   Surety Bonds................................................. .............32
   Fraud Coverage............................................. ...............32
   Mortgagor Bankruptcy Bond........................ .........................32

CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS...................................32

   General.......................................................... .........32
   Types of Mortgage Instruments.................... .........................33
   Personalty...................................................... ..........33
   Installment Contracts.................................... .................33
   Junior Mortgages; Rights of Senior Mortgagees or Beneficiaries.............34
   Foreclosure................................................................35
   Environmental Risks........................................................41
   Enforceability of Certain Provisions............. .........................43
   Soldiers' and Sailors' Relief Act.................... .....................45
   Applicability of Usury Laws......................... ......................45
   Alternative Mortgage Instruments................ ..........................45
   Leases and Rents........................................... ...............46
   Secondary Financing; Due-on-Encumbrance Provisions.........................46
   Certain Laws and Regulations...................... ........................47
   Type of Mortgaged Property......................... .......................47
   Criminal Forfeitures...................................... ................47
   Americans With Disabilities Act.................. .........................47

MATERIAL FEDERAL INCOME TAX CONSEQUENCES......................................48
   General.......................................................... .........48
   Federal Income Tax Consequences For REMIC Certificates.....................48
   General....................................................................48
   Qualification as a REMIC...................................................49
   Taxation of REMIC Regular Certificates.....................................51
   Taxation of the REMIC......................................................57
   Taxation of Holders of Residual Certificates...............................59
   Reporting Requirements and Backup Withholding..............................63
   Tax Treatment of Foreign Investors.........................................64
   Administrative Matters.....................................................65
   Federal Income Tax Consequences For Certificates As To Which No REMIC
     Election Is Made.........................................................65
   Tax Status as a Grantor Trust....................... ......................65
   Tax Status of Certificates............................. ...................66
   Pass-Through Certificates............................. ....................66
   Stripped Certificates..................................... ................68
   Sale of Certificates........................................ ..............69
   Reporting Requirements and Backup Withholding..............................69
   Treatment of Foreign Investors.................... ........................70

STATE TAX CONSIDERATIONS.................. ...................................70

ERISA CONSIDERATIONS............................ .............................70

   Prohibited Transactions................................ ...................71
   Unrelated Business Taxable Income-Residual Interests.......................72

LEGAL INVESTMENT.................................... .........................72

PLAN OF DISTRIBUTION.............................. ...........................73

LEGAL MATTERS........................................... .....................73

FINANCIAL INFORMATION......................... ...............................73

RATINGS.......................................................... ............74

INDEX OF DEFINITIONS............................... ..........................75

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                              SUMMARY OF PROSPECTUS

      The following summary of certain pertinent information is qualified in its entirety by reference to the more detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to each Series of Certificates contained in the Prospectus Supplement to be prepared and delivered in connection with the offering of such Series. An Index of Definitions is included at the end of this Prospectus.

Title of Certificates.........Commercial Mortgage Pass-Through Certificates,
                              issuable in Series Certificates (the
                              "Certificates").

Depositor.....................PNC Mortgage Acceptance Corp., a wholly-owned subsidiary of Midland Loan Services, Inc. See "THE DEPOSITOR."

Master Servicer...............Midland Loan Services, Inc., a wholly-owned subsidiary of PNC Bank, National Association. See "SERVICING OF THE MORTGAGE LOANS--General."

Special Servicer..............The special servicer (the "Special Servicer"), if any, for each Series of Certificates, which may be an affiliate of the Depositor, will be named, or the circumstances in accordance with which a Special Servicer will be appointed, will be described in the related Prospectus Supplement. See "SERVICING OF THE MORTGAGE LOANS--General."

Trustee.......................The trustee (the "Trustee") for each Series of
                              Certificates will be named in the related
                              Prospectus Supplement. See "DESCRIPTION OF THE CERTIFICATES--The Trustee."

The Trust Fund................Each Series of Certificates will represent in the aggregate the entire beneficial ownership interest in a Trust Fund consisting primarily of the following:

A. Mortgage Pool..............The primary assets of each Trust Fund will consist of a pool of mortgage loans (the "Mortgage Pool") secured by first or junior mortgages, deeds of trust or similar security instruments (each, a "Mortgage") on, or installment contracts ("Installment Contracts") for the sale of, fee simple or leasehold interests in commercial real estate property, multifamily residential property and/or mixed- use property, and related property and interests (each such interest or property, as the case may be, a "Mortgaged Property"). Multifamily properties (consisting of apartments, congregate care facilities and/or mobile home parks) and general commercial properties (consisting of retail properties, including shopping centers, office buildings, mini-warehouses, warehouses, industrial properties and/or other similar types of properties) will represent security for a material concentration of the Mortgage Loans in any Trust Fund, based on principal balance at the time such Trust Fund is formed. Each such mortgage loan or Installment Contract is herein referred to as a "Mortgage Loan." The Mortgage Loans will not be guaranteed or insured by the Depositor or any of its affiliates. The Prospectus Supplement will indicate whether the Mortgage Loans will be guaranteed or insured by any governmental agency or instrumentality or other person. The Mortgage Loans will have the additional characteristics described under "THE MORTGAGE POOLS" herein and "DESCRIPTION OF THE MORTGAGE POOL" in the related Prospectus Supplement. All Mortgage Loans will have been purchased by the Depositor on or before the date of initial issuance of the related Series of Certificates.

                              All Mortgage Loans will be of one or more of the following types: Mortgage Loans with fixed interest rates; Mortgage Loans with adjustable interest rates; Mortgage Loans whose principal balances fully amortize over their remaining terms to maturity; Mortgage Loans whose principal balances do not fully
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                              amortize, but instead provide for a substantial principal payment at the stated maturity of the loan; Mortgage Loans that provide for recourse against only the Mortgaged Properties; and Mortgage Loans that provide for recourse against the other assets of the related mortgagors.

                              Certain Mortgage Loans may provide that scheduled interest and principal payments thereon are applied first to interest accrued from the last date to which interest has been paid to the date such payment is received and the balance thereof is applied to principal, and other Mortgage Loans may provide for payment of interest in advance rather than in arrears. Each Mortgage Loan may contain prohibitions on prepayment or require payment of a premium or a yield maintenance penalty in connection with a prepayment, in each case as described in the related Prospectus Supplement. The Mortgage Loans may provide for payments of principal, interest or both, on due dates that occur monthly, quarterly, semi-annually or at such other interval as is specified in the related Prospectus Supplement. See "DESCRIPTION OF THE MORTGAGE POOL" in the related Prospectus Supplement.

                              The Depositor will not originate any Mortgage Loan, unless provided in the Prospectus Supplement; however, some or all of the Mortgage Loans may be originated by affiliates of the Depositor.

B. Accounts...................The Master Servicer generally will be required to establish and maintain one or more accounts (the "Collection Account") in the name of the Trustee on behalf of the Certificateholders into which the Master Servicer will, to the extent described herein and in the related Prospectus Supplement, deposit all payments and collections received or advanced with respect to the Mortgage Loans. The Trustee generally will be required to establish an account (the "Distribution Account") into which the Master Servicer will deposit amounts held in the Collection Account from which distributions of principal and interest will be made. Such distributions will be made to the Certificateholders in the manner described in the related Prospectus Supplement. Funds held in the Collection Account and Distribution Account may be invested in certain short-term, investment grade obligations.

C. Credit Enhancement.........If so provided in the related Prospectus
                              Supplement, protection against certain defaults and losses with respect to one or more Classes of Certificates of a Series or the related Mortgage Loans ("Credit Enhancement"). Credit Enhancement may be in the form of a letter of credit, the subordination of one or more Classes of the Certificates of such Series, the establishment of one or more reserve funds, surety bonds, certificate guarantee insurance, limited guarantees, or another type of credit support, or a combination thereof. It is unlikely that Credit Enhancement will protect against all risks of loss or guarantee repayment of the entire principal balance of the Certificates and interest thereon. The amount and types of coverage, the identification of the entity providing the coverage (if applicable) and related information with respect to each type of Credit Enhancement, if any, will be described in the applicable Prospectus Supplement for a Series of Certificates. See "RISK FACTORS--Credit Enhancement Limitations" and "CREDIT ENHANCEMENT--General."

Description of Certificates...The Certificates of each Series will be issued pursuant to a Pooling and Servicing Agreement (the "Agreement") and will represent in the aggregate the entire beneficial ownership interest in the related Trust Fund. If so specified in the applicable Prospectus Supplement, Certificates of a given Series may be issued in several Classes, which may pay interest at different rates, may represent different allocations of the right to receive principal and interest
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                              payments, and certain of which may be subordinated to other Classes in the event of shortfalls in available cash flow from the underlying Mortgage Loans. Alternatively, or in addition, Classes may be structured to receive principal payments in sequence. Each Class in a group of sequential pay Classes would be entitled to be paid in full before the next Class in the group is entitled to receive any principal payments. A Class of Certificates may also provide for payments of principal only or interest only or for disproportionate payments of principal and interest. Each Series of Certificates (including any Class or Classes of Certificates of such Series not offered hereby) will represent in the aggregate the entire beneficial ownership interest in the Trust Fund. See "PROSPECTUS SUPPLEMENT" for a listing of additional characteristics of the Certificates that will be included in the Prospectus Supplement for each Series.

                              The Certificates will not be guaranteed or insured by the Depositor or any of its affiliates. Unless so specified in the related Prospectus Supplement, neither the Certificates nor the Mortgage Loans are insured or guaranteed by any governmental agency or instrumentality or by any other person or entity. See "RISK FACTORS--Limited Assets as Security for Investment in Certificates; No Personal Liability" and "DESCRIPTION OF THE CERTIFICATES."

Distributions on
   Certificates...............Distributions of principal and interest on the
                              Certificates of each Series will be made to the registered holders thereof on the day (the "Distribution Date") specified in the related Prospectus Supplement, beginning in the period specified in the related Prospectus Supplement following the establishment of the related Trust Fund.

                              With respect to each Series of Certificates on each Distribution Date, the Trustee (or such other paying agent as may be identified in the applicable Prospectus Supplement) will distribute to the Certificateholders the amounts described in the related Prospectus Supplement that are due to be paid on such Distribution Date. In general, such amounts will include previously undistributed payments of principal (including principal prepayments, if any) and interest on the Mortgage Loans received by the Master Servicer or the Special Servicer, if any, after a date specified in the related Prospectus Supplement (the "Cut-off Date") and prior to the day preceding each Distribution Date specified in the related Prospectus Supplement.

Advances .....................With respect to each Series of Certificates, the related Prospectus Supplement will set forth the obligations of the Master Servicer and the Special Servicer, if any, as part of their servicing responsibilities, to make certain advances with respect to delinquent payments on the Mortgage Loans, payments of taxes, assessments, insurance premiums and other required payments. See "SERVICING OF THE MORTGAGE LOANS--Advances."

Termination ..................The obligations of the parties to the Agreement for each Series will terminate upon: (i) the
                              purchase of all of the assets of the related Trust Fund, as described in the related Prospectus Supplement; (ii) the later of (a) the distribution to Certificateholders of that Series of final payment with respect to the last outstanding Mortgage Loan or (b) the disposition of all property acquired upon foreclosure or deed-in-lieu of foreclosure with respect to the last outstanding Mortgage Loan and the remittance to the Certificateholders of all funds due under the Agreement; (iii) the sale of the assets of the related Trust Fund after the principal amounts of all Certificates have been reduced to zero under circumstances set forth in the Agreement; or (iv) mutual consent of the parties and all Certificateholders. With respect to each Series, the Trustee will give or cause to be given written notice of termination of the Agreement to each
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                              Certificateholder and, unless otherwise specified in the applicable Prospectus Supplement, the final distribution under the Agreement will be made only upon surrender and cancellation of the related Certificates at an office or agency specified in the notice of termination. See "DESCRIPTION OF THE CERTIFICATES--Termination."

Risk Factors..................There are material risks associated with an investment in the Certificates. See "RISK
                              FACTORS."

Listing of Certificates.......The Depositor does not currently intend to make an application to list any Series of Certificates on a national securities exchange or quote any Series of Certificates in the automated quotation system of a registered securities association. See "RISK FACTORS--Limited Liquidity; Lack of Market for Resale."

Material Federal Income
  Tax Consequences ...........The Certificates of each Series will constitute either (i) "Regular Interests" ("Regular
                              Certificates") and "Residual Interests" ("Residual Certificates") in a Trust Fund treated as a REMIC under Sections 860A through 860G of the Internal Revenue Code of 1986 (the "Code"), or (ii) interests in a Trust Fund treated as a grantor trust under applicable provisions of the Code. For the treatment of Regular Certificates, Residual Certificates or grantor trust certificates under the Code, see "MATERIAL FEDERAL INCOME TAX CONSEQUENCES" herein and in the related Prospectus Supplement. The information contained in these sections is supported by the opinion of Morrison & Hecker L.L.P., counsel to the Depositor. Potential purchasers of Certificates, however, are advised to consult their own tax advisers regarding the purchase of Certificates.

ERISA Considerations..........A fiduciary of an employee benefit plan and certain other retirement plans and arrangements that is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or
                              Section 4975 of the Code (each, a "Plan") should carefully review with its legal advisors whether the purchase or holding of Senior Certificates may give rise to a transaction that is prohibited or is not otherwise permissible either under ERISA or
                              Section 4975 of the Code. Subordinate Certificates may not be purchased by or transferred to a Plan. See "ERISA CONSIDERATIONS" herein and in the related Prospectus Supplement.

Legal Investment .............The related Prospectus Supplement will indicate whether the Offered Certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984. Accordingly, investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the Certificates constitute legal investments for them. See "LEGAL INVESTMENT" herein and in the related Prospectus Supplement.

Rating .......................At the date of issuance, as to each Series, each
                              Class of Offered Certificates will be rated not lower than investment grade by one or more nationally recognized statistical rating agencies (each, a "Rating Agency"). See "RATING" herein and "RATINGS" in the related Prospectus Supplement.
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                                  RISK FACTORS

      Investors should consider, in connection with the purchase of Offered Certificates, among other things, the following factors and certain other factors as may be set forth in "RISK FACTORS" in the related Prospectus Supplement.

Limited Liquidity; Lack of Market for Resale

      There can be no assurance that a secondary market for the Certificates of any Series will develop or, if it does develop, that it will provide holders with liquidity of investment or will continue while Certificates of such Series remain outstanding. The Depositor does not currently intend to make an application to list any Series of Certificates on a national securities exchange or quote any Series of Certificates on an automated quotation system of a Registered Securities Association. The market value of Certificates will fluctuate with changes in prevailing rates of interest. Consequently, any sale of Certificates by a holder in any secondary market that may develop may be at a discount from 100% of their original principal balance or from their purchase price. Furthermore, secondary market purchasers may look only hereto, to the related Prospectus Supplement and to the reports to Certificateholders delivered pursuant to the Agreement as described herein under the heading "DESCRIPTION OF THE CERTIFICATES--Reports to Certificateholders" and "SERVICING OF THE MORTGAGE LOANS--Evidence of Compliance" for information concerning the Certificates. Certificateholders will have only those redemption rights and the Certificates will be subject to early retirement only under the circumstances described herein or in the related Prospectus Supplement. See "DESCRIPTION OF THE CERTIFICATES--Termination."

Limited Assets as Security for Investment in Certificates; No Personal Liability

      A Series of Certificates will have a claim against or security interest in the Trust Funds for another Series only if so specified in the related Prospectus Supplement. If the related Prospectus Supplement does not specify that a Series of Certificates will have a claim against or security interest in the Trust Funds for another Series and the related Trust Fund is insufficient to make payments on such Certificates, no other assets will be available for payment of the deficiency. Additionally, certain amounts remaining in certain funds or accounts, including the Distribution Account, the Collection Account and any accounts maintained as Credit Enhancement, may be withdrawn under certain conditions, as described in the related Prospectus Supplement. In the event of such withdrawal, such amounts will not be available for future payment of principal of or interest on the Certificates. If so provided in the Prospectus Supplement for a Series of Certificates consisting of one or more Classes of Subordinate Certificates, on any Distribution Date in respect of which losses or shortfalls in collections on the Mortgaged Properties have been realized, the amount of such losses or shortfalls will be borne first by one or more Classes of the Subordinate Certificates, and, thereafter, by the remaining Classes of Certificates in the priority and manner and subject to the limitations specified in such Prospectus Supplement.

      In general, neither the Depositor, nor any partner, director, officer, employee or agent of the Depositor, will be liable to the related Trust Fund or the Certificateholders for any action taken, or for refraining from the taking of any action in good faith pursuant to the Agreement. As a result, if the assets of the related Trust Fund are depleted, the Certificateholders will not be able to recover any amounts from such persons, provided the applicable standard of care has been met.

Effects of Prepayments on Average Life of Certificates and Yields

      Prepayments on the Mortgage Loans in any Trust Fund generally will result in a faster rate of principal payments on one or more Classes of the related Certificates than if payments on such Mortgage Loans were made as scheduled. Thus, the prepayment experience on the Mortgage Loans may affect the average life of each Class of related Certificates. The rate of principal payments on pools of mortgage loans varies between pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax, legal and other factors, as well as Acts of God. Accordingly, there can be no assurance as to the rate of prepayment on the Mortgage Loans in any Trust Fund or that the rate of payments will conform to any model described in any Prospectus Supplement. If prevailing interest rates fall significantly below the applicable rates borne by the Mortgage Loans included in a Trust Fund, principal prepayments are likely to be higher than if prevailing rates remain at or above the rates borne by those Mortgage Loans. As a result, the actual maturity of any Class of Certificates could occur significantly earlier than expected. Alternatively, the actual maturity of any Class of Certificates could occur significantly later than expected as a result of prepayment premiums or the existence of defaults on the Mortgage Loans, particularly at or near their maturity dates. In addition, the Master Servicer or the Special Servicer, if any, may have the option under the Agreement for such Series to extend the maturity of the Mortgage Loans following a default in the payment of a balloon payment, which would also have the effect of extending the average life of each Class of related Certificates. A Series of Certificates may include one or more Classes of Certificates with priorities of payment over other Classes of Certificates, including Classes of Offered Certificates, and, as a result, yields on such Series may be more sensitive to prepayments on the Mortgage Loans in the related Trust Fund. A Series of Certificates may include one or more Classes offered at a significant premium or discount. Yields on such Classes of Certificates will be sensitive, and in some cases extremely sensitive, to prepayments on Mortgage Loans. With respect to interest only or disproportionately interest weighted Classes purchased at a premium, such Classes may not return their purchase prices under rapid repayment scenarios. See "YIELD AND MATURITY CONSIDERATIONS" in the related Prospectus Supplement.

      When considering the effects of prepayments on the average life and yield of a Certificate, an investor should also consider provisions of the related Agreement that permit the optional early termination of the Class of Certificates to which such Certificate belongs. If so specified in the related Prospectus Supplement, a Series of Certificates may be subject to optional early termination through the repurchase of the Mortgage Properties in the related Trust Fund by the party or parties specified therein, under the circumstances and in the manner set forth therein. See "DESCRIPTION OF THE CERTIFICATES--Termination."

Risks Associated with Lending on Income Producing Properties

      Mortgage loans made with respect to multifamily or commercial properties may entail risks of delinquency and foreclosure, and risks of loss in the event thereof, that are greater than similar risks associated with single-family properties. For example, the ability of a mortgagor to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of such property rather than any independent income or assets of the mortgagor; thus, the value of an income-producing property is directly related to the net operating income derived from such property. In contrast, the ability of a mortgagor to repay a single-family loan typically is dependent primarily upon the mortgagor's household income, rather than the capacity of the property to produce income; thus, other than in geographical areas where employment is dependent upon a particular employer or an industry, the mortgagor's income tends not to reflect directly the value of such property. A decline in the net operating income of an income-producing property will likely affect both the performance of the related loan as well as the liquidation value of such property, whereas a decline in the income of a mortgagor on a single-family property will likely affect the performance of the related loan but may not affect the liquidation value of such property.

      Further, the concentration of default, foreclosure and loss risks for Mortgage Loans in a particular Trust Fund or the related Mortgaged Properties will generally be greater than for pools of single-family loans both because the Mortgage Loans in a Trust Fund will generally consist of a smaller number of loans than would a single-family pool of comparable aggregate unpaid principal balance and because of the higher principal balance of individual Mortgage Loans.

      The performance of a mortgage loan secured by an income-producing property leased by the mortgagor to tenants as well as the liquidation value of such property may be dependent upon the businesses operated by such tenants in connection with such property, the creditworthiness of such tenants or both; the risks associated with such loans may be offset by the number of tenants or, if applicable, a diversity of types of businesses operated by such tenants. A number of the Mortgage Loans may be secured by liens on owner-occupied Mortgaged Properties or on Mortgaged Properties leased to a single tenant. Accordingly, a decline in the financial condition of the borrower or single tenant, as applicable, may have a disproportionately greater effect on the net operating income from such Mortgaged Properties than would be the case with respect to Mortgaged Properties with multiple tenants. Furthermore, the value of any mortgaged property may be adversely affected by risks generally incident to interests in real property, including changes in general or local economic conditions and/or specific industry segments; declines in real estate values; declines in rental or occupancy rates; increases in interest rates, real estate tax rates and other operating expenses; changes in governmental rules, regulations and fiscal policies, including environmental legislation; natural disasters; and other factors beyond the control of the Master Servicer or the Special Servicer, if any.

      Additional risk may be presented by the type and use of a particular mortgaged property. For instance, mortgaged properties that operate as hospitals, nursing homes or convalescent homes may present special risks to mortgagees due to the significant governmental regulation of the ownership, operation, maintenance, control and financing of health care institutions. Mortgages encumbering mortgaged properties that are owned by the mortgagor under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association. Hotel and motel properties are often operated pursuant to franchise, management or operating agreements that may be terminable by the franchiser or operator. Moreover, the transferability of a hotel's operating, liquor and other licenses upon a transfer of the hotel, whether through purchase or foreclosure, is subject to local law requirements. In addition, mortgaged properties that are multifamily residential properties or cooperatively owned multifamily properties may be subject to rent control laws, which could impact the future cash flows of such properties. Any such risks will be more fully described in the related Prospectus Supplement under the captions "RISK FACTORS" and "DESCRIPTION OF THE MORTGAGE POOL."

      If applicable, certain legal aspects of the Mortgage Loans for a Series of Certificates may be described in the related Prospectus Supplement. See also "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS."

Potential Conflicts of Interest

      The Special Servicer, if any, for a Series of Certificates, will have considerable latitude in determining whether to liquidate or modify defaulted Mortgage Loans. See "SERVICING OF THE MORTGAGE LOANS--Modifications, Waivers and Amendments". If the Special Servicer or anyone else who purchases Mortgage Loans and has the power to appoint the Special Servicer, investors in the Offered Certificates should consider that, although the Special Servicer will be obligated to act in accordance with the terms of the related Agreement and will be governed by the servicing standards described herein, it may have interests when dealing with defaulted Mortgage Loans that are in conflict with those of holders of the Offered Certificates.

Certain Tax Considerations of Variable Rate Certificates

      There are certain tax matters as to which counsel to the Depositor is unable to opine at the time of the issuance of the Prospectus due to uncertainty in the law. Specifically, the treatment of Interest Weighted Certificates and variable rate regular Certificates are subject to unsettled law which creates uncertainty as to the exact method of income accrual which should control. The REMIC will accrue income using a method which is consistent with certain regulations; however, there can be no assurance that such method would be controlling if the IRS were to assert a different method for accruing income. See "MATERIAL FEDERAL INCOME TAX CONSEQUENCES--Federal Income Tax Consequences For REMIC Certificates--Taxation of REMIC Regular Certificates--Interest Weighted Certificates" and "--Taxation of REMIC Regular Certificates--Variable Rate Regular Certificates."

Limited Nature of Credit Ratings

      Any rating assigned by a Rating Agency to a Class of Certificates will reflect only its assessment of the likelihood that holders of such Certificates will receive payments to which such Certificateholders are entitled under the related Agreement. Such rating will not constitute an assessment of the likelihood that principal prepayments on the related Mortgage Loans will be made, the degree to which the rate of such prepayments might differ from that originally anticipated or the likelihood of early optional termination of the related Trust Fund. Furthermore, such rating will not address the possibility that prepayment of the related Mortgage Loans at a higher or lower rate than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor that purchases a Certificate at a significant premium, or a Certificate that is entitled to disproportionately low, nominal or no principal distributions, might fail to recoup its initial investment under certain prepayment scenarios. Each Prospectus Supplement will identify any payment to which holders of Offered Certificates of the related Series are entitled that is not covered by the applicable rating. See "--Credit Enhancement Limitations."

      The amount, type and nature of Credit Enhancement, if any, provided with respect to a Series of Certificates will be determined on the basis of criteria established by each Rating Agency rating Classes of the Certificates of such Series. Those criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. However, there can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure of loss experience of any particular pool of Mortgage Loans. In other cases, such criteria may be based upon determinations of the values of the Mortgaged Properties that provide security for the Mortgage Loans. However, no assurance can be given that those values will not decline in the future. If the commercial or multifamily residential real estate markets should experience an overall decline in property values such that the outstanding principal balances of the Mortgage Loans in a particular Trust Fund and any secondary financing on the related Mortgaged Properties become equal to a greater than the value of the Mortgaged Properties, the rates of delinquencies, foreclosures and losses could be higher than those now generally experienced by institutional lenders. In addition, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by mortgagors of scheduled payments of principal and interest on the Mortgage Loans and, accordingly, the rates of delinquencies, foreclosures and losses with respect to any Trust Fund. To the extent that such losses are not covered by Credit Enhancement, such losses may be borne, at least in part, by the holders of one or more Classes of Certificates of the related Series. See "RATING".

Potential Inability to Verify Underwriting Standards

      The Mortgage Loans included in a Trust Fund may be originated by entities affiliated with the Depositor or by unaffiliated entities. Unaffiliated originators may use underwriting criteria that are different from that used by affiliates of the Depositor. The Prospectus Supplement relating to each Series will, to the extent verifiable, specify the originator or originators relating to the Mortgage Loans, which may include, among others, commercial banks, savings and loan associations, other financial institutions, mortgage banks, credit companies, insurance companies, real estate developers or other HUD approved lenders, and the underwriting criteria to the extent available in connection with originating the Mortgage Loans. In certain cases, the Depositor may not be able to verify the underwriting standards used to originate a Mortgage Loan (e.g., if the Mortgage Loans being purchased from a Seller were acquired by the Seller in the open market or were originated over a long period of time pursuant to varying underwriting standards which cannot now be confirmed). In general, the Depositor will not engage in the reunderwriting of Mortgage Loans that it acquires. Instead, the Depositor will rely on the representations and warranties made by the Seller, and the Seller's obligation to repurchase a Mortgage Loan in the event that a representation or warranty was not true when made.

Nonrecourse Mortgage Loans; Limited Recovery

      It is anticipated that a substantial portion of the Mortgage Loans included in any Trust Fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. As to such Mortgage Loans, in the event of mortgagor default, recourse may be had only against the specific multifamily or commercial property and such other assets, if any, as have been pledged to secure the Mortgage Loan. With respect to those Mortgage Loans that provide for recourse against the mortgagor and its assets generally, there can be no assurance that such recourse will ensure a recovery in respect of a defaulted Mortgage Loan greater than the liquidation value of the related Mortgaged Property.

Inclusion of Delinquent and Non-Performing Mortgage Loans May Adversely Affect Yields

      If so provided in the related Prospectus Supplement, the Trust Fund for a particular Series of Certificates may include Mortgage Loans that are past due or are non-performing. If so specified in the related Prospectus Supplement, the servicing of such Mortgage Loans will be performed by a Special Servicer. Credit Enhancement, if provided with respect to a particular Series of Certificates, may not cover all losses related to such delinquent or non-performing Mortgage Loans, and investors should consider the risk that the inclusion of such Mortgage Loans in the Trust Fund may adversely affect the rate of defaults and prepayments on Mortgaged Properties and the yield on the Certificates of such Series.

Junior Mortgage Loans

      Certain of the Mortgage Loans may be junior mortgage loans. The primary risk to holders of mortgage loans secured by junior liens is the possibility that a foreclosure of a related senior lien would extinguish the junior lien and that adequate funds will not be received in connection with such foreclosure to pay the debt held by the holder of such junior mortgage loan after satisfaction of all related senior liens. See "CERTAIN LEGAL ASPECTS

OF THE MORTGAGE LOANS--Junior Mortgages; Rights of Senior Mortgagees or Beneficiaries" and "Foreclosure" for a discussion of additional risks to holders of mortgage loans secured by junior liens.

Balloon Payments

      Certain of the Mortgage Loans as of the Cut-off Date may not be fully amortizing over their terms to maturity and, thus, will require substantial principal payments (i.e., balloon payments) at their stated maturity. Mortgage loans with balloon payments involve a greater degree of risk because the ability of a mortgagor to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property in a timely manner. The ability of a mortgagor to accomplish either of these goals will be affected by a number of factors, including the level of available mortgage rates at the time of sale or refinancing, the mortgagor's equity in the related mortgaged property, the financial condition and operating history of the mortgagor and the related mortgaged property, tax laws, rent control laws (with respect to certain multifamily properties and mobile home parks), reimbursement rates (with respect to certain hospitals, nursing homes and congregate care facilities), renewability of operating licenses, prevailing general economic conditions and the availability of credit for commercial or multifamily, as the case may be, real properties generally. Neither the Depositor or any affiliate will be required to refinance any Mortgage Loan.

Extensions and Modifications of Defaulted Mortgage Loans; Additional Servicing Fees

      In order to maximize recoveries on defaulted Mortgage Loans, a Master Servicer or Special Servicer, if any, will be permitted (within the parameters specified in the related Prospectus Supplement) to extend and modify Mortgage Loans that are in default or as to which a payment default is reasonably foreseeable, including in particular with respect to balloon payments. In addition, a Master Servicer or a Special Servicer, if any, may receive workout fees, management fees, liquidation fees or other similar fees based on receipts from or proceeds of such Mortgage Loans. Although a Master Servicer or Special Servicer, if any, generally will be required to determine that any such extension or modification is reasonably likely to produce a greater recovery amount than liquidation, there can be no assurance that such flexibility with respect to extensions or modifications or payment of a workout fee will increase the amount of receipts from or proceeds of Mortgage Loans that are in default or as to which a payment default is reasonably foreseeable.

Risks Related to the Mortgagor's Form of Entity and Sophistication

      Mortgage loans made to partnerships, corporations or other entities may entail risks of loss from delinquency and foreclosure that are greater than those of mortgage loans made to individuals. For example, an entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors, such as a mortgagee, under the bankruptcy laws. Unlike individuals involved in bankruptcies, various types of entities generally do not have personal assets and creditworthiness at stake. The bankruptcy of a mortgagor may impair the ability of the mortgagee to enforce its rights and remedies under the related mortgage. See "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS--Foreclosure--Bankruptcy Laws." The mortgagor's sophistication may increase the likelihood of protracted litigation or bankruptcy in default situations. The more sophisticated a mortgagor is, the more likely it will be aware of its rights, remedies and defenses against its mortgagee and the more likely it will have the resources to make effective use of all of its rights, remedies and defenses.

Credit Enhancement Limitations

      The Prospectus Supplement for a Series of Certificates will describe any Credit Enhancement in the related Trust Fund, which may include letters of credit, insurance policies, surety bonds, limited guarantees, reserve funds or other types of credit support, or combinations thereof. Use of Credit Enhancement will be subject to the conditions and limitations described herein and in the related Prospectus Supplement and is not expected to cover all potential losses or risks or guarantee repayment of the entire principal balance of the Certificates and interest thereon.

      A Series of Certificates may include one or more Classes of Subordinate Certificates (which may include Offered Certificates), if so provided in the related Prospectus Supplement. Although subordination is intended to reduce the risk to holders of Senior Certificates of delinquent distributions or ultimate losses, the amount of subordination will be limited and may decline or be reduced to zero under certain circumstances. In addition, if principal payments on one or more Classes of Certificates of a Series are made in a specified order of priority, any limits with respect to the aggregate amount of claims under any related Credit Enhancement may be exhausted before the principal of the lower priority Classes of Certificates of such Series has been repaid. As a result, the impact of significant losses and shortfalls on the Mortgaged Properties may fall primarily upon those Classes of Certificates having a lower priority of payment. Moreover, if a form of Credit Enhancement covers more than one Series of Certificates, holders of Certificates of one Series will be subject to the risk that such Credit Enhancement will be exhausted by the claims of the holders of Certificates of one or more other Series.

      The amount, type and nature of Credit Enhancement, if any, established with respect to a Series of Certificates will be determined on the basis of criteria established by each Rating Agency rating Classes of the Certificates of such Series. Such criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. Such analysis is often the basis upon which each Rating Agency determines the amount of Credit Enhancement required with respect to each such Class. There can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience nor any assurance that the data derived from a large pool of mortgage loans accurately predicts the delinquency, foreclosure or loss experience of any particular pool of Mortgage Loans. No assurance can be given with respect to any Mortgage Loan that the appraised value of the related Mortgaged Property has remained or will remain at its level as of the origination date of such Mortgage Loan. Moreover, there is no assurance that appreciation of real estate values generally will limit loss experiences on commercial or multifamily properties. If the commercial or multifamily residential real estate markets should experience an overall decline in property values such that the outstanding principal balances of the Mortgage Loans in a particular Trust Fund and any secondary financing on the related Mortgaged Properties become equal to or greater than the value of the Mortgaged Properties, the rates of delinquencies, foreclosures and losses could be higher than those now generally experienced by institutional lenders for similar mortgage loans. In addition, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by mortgagors of scheduled payments of principal and interest on the Mortgage Loans and, accordingly, the rates of delinquencies, foreclosures and losses with respect to any Trust Fund. To the extent that such losses are not covered by Credit Enhancement, such losses will be borne, at least in part, by the holders of one or more Classes of the Certificates of the related Series. See "--Limited Nature of Credit Ratings," "DESCRIPTION OF THE CERTIFICATES" and "CREDIT ENHANCEMENT."

Risks to Subordinated Certificateholders; Lower Payment Priority

      If so provided in the related Prospectus Supplement, a Series of Certificates may include one or more Classes of Subordinate Certificates (which may include Offered Certificates). If losses or shortfalls in collections on Mortgaged Properties are realized, the amount of such losses or shortfalls will be borne first by one or more Classes of the Subordinate Certificates. The remaining amount of such losses or shortfalls, if any, will be borne by the remaining Classes of Certificates in the priority and subject to the limitations specified in such Prospectus Supplement. In addition to the foregoing, any Credit Enhancement, if applicable, may be used by the Certificates of a higher priority of payment before the principal of the lower priority Classes of Certificates of such Series has been repaid. Therefore, the impact of significant losses and shortfalls on the mortgaged properties may fall primarily upon those Classes of Certificates with a lower payment priority.

Taxable Income in Excess of Distributions Received

      A holder of a certificate in a Class of Subordinate Certificates could be allocated taxable income attributable to accruals of interest and original issue discount in excess of cash distributed to such holder if mortgage loans were in default giving rise to delays in distributions. See "MATERIAL FEDERAL INCOME TAX CONSEQUENCES--Federal Income Tax Consequences For REMIC Certificates--Taxation of REMIC Regular Certificates--Subordinate Certificates--Effects of Defaults, Delinquencies and Losses" herein.

Due-on-Sale Clauses and Assignments of Leases and Rents

      Mortgages may contain a due-on-sale clause, which permits the mortgagee to accelerate the maturity of the mortgage loan if the mortgagor sells, transfers or conveys the related mortgaged property or its interest in the mortgaged property. Mortgages may also include a debt-acceleration clause, which permits the mortgagee to accelerate the debt upon a monetary or non-monetary default of the mortgagor. Such clauses are generally enforceable subject to certain exceptions. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default. The equity courts of any state, however, may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable.

      The related Prospectus Supplement will describe whether and to what extent the Mortgage Loans will be secured by an assignment of leases and rents pursuant to which the mortgagor typically assigns its right, title and interest as landlord under the leases on the related Mortgaged Property and the income derived therefrom to the mortgagee as further security for the related Mortgage Loan, while retaining a license to collect rents for so long as there is no default. In the event the mortgagor defaults, the license terminates and the mortgagee is entitled to collect rents. Such assignments are typically not perfected as security interests prior to the mortgagee's taking possession of the related mortgaged property and/or appointment of a receiver. Some state laws may require that the mortgagee take possession of the mortgaged property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the mortgagor, the mortgagee's ability to collect the rents may be adversely affected. See "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS--Leases and Rents."

Environmental Risks

      Real property pledged as security for a mortgage loan may be subject to certain environmental risks. Under the laws of certain states, contamination of a property may give rise to a lien on the property to assure the costs of cleanup. In several states, such a lien has priority over the lien of an existing mortgage against such property. In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), a mortgagee may be liable as an "owner" or "operator" for costs of addressing releases or threatened releases of hazardous substances that require remedy at a property, if agents or employees of the mortgagee have become sufficiently involved in the operations of the mortgagor, regardless of whether the environmental damage or threat was caused by a prior owner. A mortgagee also risks such liability on foreclosure of the mortgage. Each Agreement will generally provide that the Master Servicer or the Special Servicer, if any, acting on behalf of the Trust Fund, may not acquire title to a Mortgaged Property securing a Mortgage Loan or take over its operation unless the Master Servicer or Special Servicer, as applicable, has previously determined, based upon a report prepared by a person who regularly conducts environmental audits, that: (i) the Mortgaged Property is in compliance with applicable environmental laws, and there are no circumstances present at the Mortgaged Property relating to the use, management or disposal of any hazardous substances, hazardous materials, wastes or petroleum based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation; or (ii) if the Mortgaged Property is not so in compliance or such circumstances are so present, then it would be in the best economic interest of the Trust Fund to acquire title to the Mortgaged Property and further to take such actions as would be necessary and appropriate to effect such compliance and/or respond to such circumstances, which may include obtaining an environmental insurance policy. The related Prospectus Supplement may impose additional restrictions on the ability of the Master Servicer or the Special Servicer, if any, to take any of the foregoing actions. See "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS--Environmental Risks."

Certain Federal Tax Considerations Regarding Residual Certificates

      Holders of Residual Certificates will be required to report on their federal income tax returns as ordinary income their pro rata share of the taxable income of the REMIC, regardless of the amount or timing of their receipt of cash payments, as described in "MATERIAL FEDERAL INCOME TAX CONSEQUENCES--Federal Income Tax Consequences For REMIC Certificates--Taxation of Holders of Residual Certificates." Accordingly, under certain circumstances, holders of Offered Certificates that constitute Residual Certificates may have taxable income and tax liabilities arising from such investment during a taxable year in excess of the cash received during such period. The requirement that holders of Residual Certificates report their pro rata share of the taxable income and net loss of the REMIC will continue until the Certificate balances of all Classes of Certificates of the related Series have been reduced to zero, even though holders of Residual Certificates have received full payment of their stated interest and principal. A portion (or, in certain circumstances, all) of such Certificateholder's share of the REMIC taxable income may be treated as "excess inclusion" income to such holder that (i) generally, will not be subject to offset by losses from other activities, (ii) for a tax-exempt holder, will be treated as unrelated business taxable income and (iii) for a foreign holder, will not qualify for exemption from withholding tax. Individual holders of Residual Certificates may be limited in their ability to deduct servicing fees and other expenses of the REMIC. In addition, Residual Certificates are subject to certain restrictions on transfer. In particular, the transfer of a Residual Interest to certain "Disqualified Organizations" is prohibited. If transfer occurs in violation of such prohibition, a tax is imposed on the transfer. In addition, the transfer of a "noneconomic residual interest" by a Residual Certificateholder will be disregarded under certain circumstances with the transferor remaining liable for any taxable income derived from the Residual Interest by the transferee Residual Certificateholder. See "MATERIAL FEDERAL INCOME TAX CONSEQUENCES--Federal Income Tax Consequences For REMIC Certificates--Taxation of Holders of Residual Certificates--Restrictions on Ownership and Transfer of Residual Certificates." Because of the special tax treatment of Residual Certificates, the taxable income arising in a given year on Residual Certificates will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pre-tax yield. Therefore, the after-tax yield on the Residual Certificates may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics.

ERISA Considerations

      Generally, ERISA applies to investments made by employee benefit plans and transactions involving the assets of such plans. Due to the complexity of regulations that govern such plans, prospective investors that are subject to ERISA are urged to consult their own counsel regarding consequences under ERISA of acquisition, ownership and disposition of the Offered Certificates of any Series. See "ERISA CONSIDERATIONS."

Special Hazard Losses

      Unless otherwise specified in the related Prospectus Supplement, the Master Servicer and Special Servicer, if any, for any Trust Fund will each be required to use its best efforts in accordance with the servicing standard to cause the borrower on each Mortgage Loan serviced by it to maintain such insurance coverage in respect of the related Mortgaged Property as is required under the related Mortgage, including hazard insurance; provided that, as and to the extent described herein and in the related Prospectus Supplement, each of the Master Servicer and the Special Servicer, if any, may satisfy its obligation to cause hazard insurance to be maintained with respect to any Mortgaged Property through the acquisition of a blanket policy or master force placed policy. In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies covering the Mortgaged Properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most such policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and other kinds of risks not specified in the preceding sentence. Unless the related Mortgage specifically requires the mortgagor to insure against physical damage arising from such causes, then, to the extent any consequent losses are not covered by Credit Enhancement, such losses may be borne, at least in part, by the holders of one or more Classes of Certificates of the related Series. See "SERVICING OF THE MORTGAGE LOANS--Insurance."

Control; Decisions by Certificateholders

      Under certain circumstances, the consent or approval of the holders of a specified percentage of the aggregate Certificate balance of all outstanding Certificates of a Series or a similar means of allocating decision-making under the related Agreement, which will be specified in the related Prospectus Supplement ("Voting Rights", will be required to direct, and will be sufficient to bind all Certificateholders of such Series to, certain actions, including amending the related Agreement in certain circumstances. See "SERVICING OF THE MORTGAGE LOANS--Events of Default," "--Rights Upon Event of Default" and "DESCRIPTION OF THE CERTIFICATES--Amendment."

Book-Entry Registration

      The related Prospectus Supplement may provide that one or more Classes of the Certificates initially will be represented by one or more certificates registered in the name of the nominee for The Depository Trust Company, and will not be registered in the names of the Certificateholders or their nominees. Because of this, unless and until definitive certificates are issued, beneficial owners of the Certificates of such Class or Classes will not be recognized by the Trustee as "Certificateholders" (as that term is to be used in the related Agreement). Hence, until such time as definitive certificates are issued, the beneficial owners will be able to exercise the rights of Certificateholders only indirectly through The Depository Trust Company and its participating organizations. See "DESCRIPTION OF THE CERTIFICATES--General."

                                  THE DEPOSITOR

      PNC Mortgage Acceptance Corp. was incorporated in the State of Missouri on September 17, 1996 as Commercial Mortgage Acceptance Corp. The Depositor's name was changed to PNC Mortgage Acceptance Corp. on ______________, 1999. The Depositor is a wholly owned, limited purpose finance subsidiary of Midland Loan Services, Inc. The principal executive offices of the Depositor are located at 210 West 10th Street, 6th Floor, Kansas City, Missouri 64105. Its telephone number is (816) 435-5000.

      The Depositor will have no servicing obligations or responsibilities with respect to any Series of Certificates, Mortgage Pool or Trust Fund. The Depositor does not have, nor is it expected in the future to have, any significant assets.

      The Depositor was organized, among other things, for the purposes of establishing trusts, selling beneficial interests therein and acquiring and selling mortgage assets to such trusts. Neither the Depositor, its parent nor any of the Depositor's affiliates will insure or guarantee distributions on the Certificates of any Series.

      The assets of the Trust Funds will be acquired by the Depositor directly or through one or more affiliates.

                               THE MASTER SERVICER

      Midland Loan Services, L.P., was organized under the laws of the State of Missouri in 1992 as a limited partnership. On April 3, 1998, substantially all of the assets of Midland Loan Services, L.P., were acquired by Midland Loan Services, Inc. ("Midland"), a newly formed, wholly-owned subsidiary of PNC Bank, National Association. Midland is a real estate financial services company which provides loan servicing and asset management for large pools of commercial and multifamily real estate assets and which originates commercial real estate loans. Midland's address is 210 West 10th Street, 6th Floor, Kansas City, Missouri 64105.

      The size of the loan portfolio which the Master Servicer was servicing as of the end of the most recent calendar quarter will be set forth in each Prospectus Supplement. The delinquency experience of the Master Servicer (and for periods prior to April 3, 1998, of the Master Servicer's predecessor in interest) as of the end of its three most recent fiscal years and the most recent calendar quarter for which such information is available on the portfolio of loans relating to commercial mortgage pass-through certificates master serviced by it will be summarized in each Prospectus Supplement. There can be no assurance that such experience will be representative of the results that may be experienced with respect to any particular Mortgage Pool.

                                 USE OF PROCEEDS

      The Depositor will apply all or substantially all of the net proceeds from the sale of each Series of Offered Certificates to purchase the Mortgage Loans relating to such Series, to repay any indebtedness that has been incurred to obtain funds to acquire Mortgage Loans, to obtain Credit Enhancement, if any, for the Series and to pay costs of structuring, issuing and underwriting the Certificates. The maturity and interest rate of such indebtedness, if any, will be set forth in "USE OF PROCEEDS" in the related Prospectus Supplement.

                        DESCRIPTION OF THE CERTIFICATES*

      The Certificates of each Series will be issued pursuant to a separate Pooling and Servicing Agreement (the "Agreement") to be entered into among the Depositor, the Master Servicer, the Special Servicer, if any, and the Trustee for that Series and any other parties described in the applicable Prospectus Supplement, substantially in the form filed as an exhibit to the Registration Statement of which this Prospectus is a part or in such other form as may be described in the applicable Prospectus Supplement. The following summaries describe the material provisions expected to be common to each Series and the Agreement with respect to the underlying Trust Fund. However, the Prospectus Supplement for each Series will describe more fully the Certificates and the provisions of the related Agreement, which may be different from the summaries set forth below.

      At the time of issuance, the Offered Certificates of each Series will be rated "investment grade," typically one of the four highest generic rating categories, by at least one nationally recognized statistical rating organization. Each of such rating organizations specified in the applicable Prospectus Supplement as rating the Offered Certificates of the related Series is hereinafter referred to as a "Rating Agency." A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency.

General

      The Certificates of each Series will be issued in registered or book-entry form and will represent beneficial ownership interests in the trust fund (the "Trust Fund") created pursuant to the Agreement for such Series. The Trust Fund for each Series will primarily comprise, to the extent provided in the
Agreement: (i) the Mortgage Loans conveyed to the Trustee pursuant to the Agreement; (ii) all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date; (iii) any Mortgaged Property acquired on behalf of the Trust Fund through foreclosure or deed-in-lien of foreclosure (upon acquisition, any "REO Property"); (iv) all revenue received in respect of REO Property; (v) insurance policies with respect to such Mortgage Loans; (vi) any assignments of leases, rents and profits, security agreements and pledges; (vii) any indemnities or guaranties given as additional security for such Mortgage Loans; (viii) the Trustee's right, title and interest in and to any reserve or escrow accounts established pursuant to any of the Mortgage Loan documents (each, a "Reserve Account"); (ix) the Collection Account; (x) the Distribution Account and the REO Account; (xi) any environmental indemnity agreements relating to such Mortgaged Properties; (xii) the rights and remedies under each related Mortgage Loan Purchase and Sale Agreement; and (xiii) the proceeds of any of the foregoing (excluding interest earned on deposits in any Reserve Account, to the extent such interest belongs to the related mortgagor). In addition, the Trust Fund for a Series may include various forms of Credit Enhancement. See "CREDIT ENHANCEMENT." Such other assets will be described more fully in the related Prospectus Supplement.

      If so specified in the applicable Prospectus Supplement, Certificates of a given Series may be issued in several Classes, which may pay interest at different rates, may represent different allocations of the right to receive principal and interest payments, and certain of which may be subordinated to other Classes in the event of shortfalls in available cash flow from the underlying Mortgage Loans. Alternatively, or in addition, Classes may be structured to receive principal payments in sequence. Each Class in a group of sequential pay Classes would be entitled to be paid in full before the next Class in the group is entitled to receive any principal payments. A Class of Certificates may also provide for payments of principal only or interest only or for disproportionate payments of principal and interest. Subordinate Certificates of a given Series of Certificates may be offered in the same Prospectus Supplement as the Senior Certificates of such Series or may be offered in a separate offering document. Each Class of Certificates of a Series will be issued in the minimum denominations specified in the related Prospectus Supplement.

      The Prospectus Supplement for any Series including Classes similar to any of those described above will contain a complete description of their material characteristics and risk factors, including, as applicable, (i) mortgage principal prepayment effects on the weighted average lives of Classes; (ii) the risk that interest only, or

----------
* Whenever in this Prospectus the terms "Certificates," "Trust Fund" and "Mortgage Pool" are used, such terms will be deemed to apply unless the context indicates otherwise, to a specific Series of Certificates, the Trust Fund underlying the related Series and the related Mortgage Pool.

disproportionately interest weighted, Classes purchased at a premium may not return their purchase prices under rapid prepayment scenarios; and (iii) the degree to which an investor's yield is sensitive to principal prepayments.

      The Offered Certificates of each Series will be freely transferable and exchangeable at the office specified in the related Agreement and Prospectus Supplement; provided, however, that certain Classes of Certificates may be subject to transfer restrictions described in the related Prospectus Supplement. If specified in the related Prospectus Supplement, the Certificates may be transferable only on the books of The Depository Trust Company or another depository identified in such Prospectus Supplement.

Distributions on Certificates

      Distributions of principal and interest on the Certificates of each Series will be made to the registered holders thereof ("Certificateholders") by the Trustee (or such other paying agent as may be identified in the related Prospectus Supplement) on the day (the "Distribution Date") specified in the related Prospectus Supplement, beginning in the period specified in the related Prospectus Supplement following the establishment of the related Trust Fund. Distributions for each Series will be made by check mailed to the address of the person entitled thereto as it appears on the certificate register for such Series maintained by the Trustee or by wire transfer if so specified in the related Prospectus Supplement. The final distribution in retirement of the Certificates of each Series will be made only upon presentation and surrender of the Certificates at the office or agency specified in the notice to the Certificateholders of such final distribution. In addition, the Prospectus Supplement relating to each Series will set forth the applicable due period, prepayment period, record date, Cut-off Date and determination date in respect of each Series of Certificates.

      With respect to each Series of Certificates on each Distribution Date, the Trustee (or such other paying agent as may be identified in the applicable Prospectus Supplement) will distribute to the Certificateholders the amounts described in the related Prospectus Supplement that are due to be paid on such Distribution Date. In general, such amounts will include previously undistributed payments of principal (including principal prepayments, if any) and interest on the Mortgage Loans received by the Master Servicer or the Special Servicer, if any, after a date specified in the related Prospectus Supplement (the "Cut-off Date") and prior to the day preceding each Distribution Date specified in the related Prospectus Supplement.

Accounts

      It is expected that the Agreement for each Series of Certificates will provide that the Trustee establish an account (the "Distribution Account") into which the Master Servicer will deposit amounts held in the Collection Account from which Certificateholder distributions will be made with respect to a given Distribution Date. On each Distribution Date, the Trustee will apply amounts on deposit in the Distribution Account generally to make distributions of interest and principal to the Certificateholders in the manner and in the amounts described in the related Prospectus Supplement.

      It is also expected that the Agreement for each Series of Certificates will provide that the Master Servicer establish and maintain one or more accounts (the "Collection Account") in the name of the Trustee for the benefit of Certificateholders. The Master Servicer will generally be required to deposit into the Collection Account all amounts received on or in respect of the Mortgage Loans. The Master Servicer will be entitled to make certain withdrawals from the Collection Account to, among other things: (i) remit certain amounts for the related Distribution Date into the Distribution Account; (ii) pay Property Protection Expenses, taxes, assessments and insurance premiums and certain third-party expenses in accordance with the Agreement; (iii) pay accrued and unpaid servicing fees and other servicing compensation to the Master Servicer and the Special Servicer, if any; and (iv) reimburse the Master Servicer, the Special Servicer, if any, the Trustee and the Depositor for certain expenses and provide indemnification to the Depositor, the Master Servicer and the Special Servicer, if any, as described in the Agreement. "Property Protection Expenses" comprise certain costs and expenses incurred in connection with defaulted Mortgage Loans, acquiring title to, or management of, REO Property or the sale of defaulted Mortgage Loans or REO Properties, as more fully described in the related Agreement. The applicable Prospectus Supplement may provide for additional circumstances in which the Master Servicer will be entitled to make withdrawals from the Collection Account.

      The amount at any time credited to the Collection Account or the Distribution Account may be invested in Permitted Investments that are payable on demand or in general mature or are subject to withdrawal or redemption on or before the business day preceding the next succeeding Master Servicer Remittance Date, in the case of the Collection Account, or the business day preceding the next succeeding Distribution Date, in the case of the Distribution Account. The Master Servicer will be required to remit amounts on deposit in the Collection Account that are required for distribution to Certificateholders to the Distribution Account on or before the business day preceding the related Distribution Date (the "Master Servicer Remittance Date"). The income from the investment of funds in the Collection Account and the Distribution Account in Permitted Investments will constitute additional servicing compensation for the Master Servicer, and the risk of loss of funds in the Collection Account and the Distribution Account resulting from such investments will be borne by the Master Servicer. The amount of each such loss will be required to be deposited by the Master Servicer in the Collection Account or the Distribution Account, as the case may be, promptly as realized.

      It is expected that the Agreement for each Series of Certificates will provide that an account (the "REO Account") will be established and maintained in order to be used in connection with REO Properties and, if specified in the related Prospectus Supplement, certain other Mortgaged Properties. To the extent set forth in the Agreement, certain withdrawals from the REO Account will be made to, among other things, (i) make remittances to the Collection Account as required by the Agreement; (ii) pay taxes, assessments, insurance premiums, other amounts necessary for the proper operation, management and maintenance of the REO Properties and such other Mortgaged Properties and certain third-party expenses in accordance with the Agreement; and (iii) provide for the reimbursement of certain expenses in respect of the REO Properties and such other Mortgaged Properties.

      The amount at any time credited to the REO Account may be invested in Permitted Investments that are payable on demand or mature, or are subject to withdrawal or redemption, on or before the business day preceding the day on which such amounts are required to be remitted to the Master Servicer for deposit in the Collection Account. The income from the investment of funds in the REO Account in Permitted Investments will be for the benefit of the Master Servicer, or the Special Servicer, if applicable, and the risk of loss of funds in the REO Account resulting from such investments will be borne by the Master Servicer, or the Special Servicer, if applicable.

      "Permitted Investments" will generally consist of one or more of the following, unless the Rating Agencies rating Certificates of a Series require other or additional investments:

      (i) direct obligations of, or obligations guaranteed as to full and timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided that such obligations are backed by the full faith and credit of the United States of America;

      (ii) direct obligations of the Federal Home Loan Mortgage Corporation ("FHLMC") (debt obligations only), the Federal National Mortgage Association ("Fannie Mae") (debt obligations only), the Federal Farm Credit System (consolidated systemwide bonds and notes only), the Federal Home Loan Banks (consolidated debt obligations only), the Student Loan Marketing Association (debt obligations only), the Financing Corp. (consolidated debt obligations only) and the Resolution Funding Corp. (debt obligations only);

      (iii) federal funds, time deposits in, or certificates of deposit of, or bankers' acceptances, or repurchase obligations, all having maturities of not more than 365 days, issued by any bank or trust company, savings and loan association or savings bank, depositing institution or trust company having the highest short-term rating available from each Rating Agency rating the Certificates of a Series;

      (iv) commercial paper having a maturity of 365 days or less (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof and demand notes that constitute vehicles for investment in commercial paper) that is rated by each Rating Agency rating the Certificates of a Series in its highest short-term unsecured rating category;

      (v) shares of taxable money market funds or mutual funds that seek to maintain a constant net asset value and have been rated by each Rating Agency rating the Certificates of a Series as Permitted Investments with respect to this definition;

      (vi) if previously confirmed in writing to the Trustee, any other demand, money market or time deposit, or any other obligation, security or investment, as may be acceptable to each Rating Agency rating the Certificates of a Series as a permitted investment of funds backing securities having ratings equivalent to each such Rating Agency's highest initial rating of the Certificates; and

      (vii) such other obligations as are acceptable as Permitted Investments to each Rating Agency rating the Certificates of a Series;

provided, however, that (a) if Standard and Poor's Rating Service, a division of the McGraw-Hill Companies, Inc. ("S&P") is a Rating Agency for such Series, none of such obligations or securities listed above may have an "r" highlighter affixed to its rating if rated by S&P; (b) except with respect to units of money market funds pursuant to clause (v) above, each such obligation or security will have a fixed dollar amount of principal due at maturity which cannot vary or change; and (c) except with respect to units of money market funds pursuant to clause (v) above, if any such obligation or security provides for a variable rate of interest, interest will be tied to a single interest rate index plus a single fixed spread (if any) and move proportionately with that index; and provided, further, that such instrument continues to qualify as a "cash flow investment" pursuant to Code Section 860G(a)(6) earning a passive return in the nature of interest and that no instrument or security will be a Permitted Investment if (i) such instrument or security evidences a right to receive only interest payments or (ii) the right to receive principal and interest payments derived from the underlying investment provides a yield to maturity in excess of 120% of the yield to maturity at par of such underlying investment as of the date of its acquisition.

Amendment

      Generally, the Agreement for each Series will provide that it may be amended from time to time by the parties thereto, without the consent of any of the Certificateholders, (i) to cure any ambiguity, (ii) to correct or supplement any provisions therein that may be inconsistent with any other provisions therein or this Prospectus or the related Prospectus Supplement, (iii) to amend any provision thereof to the extent necessary or desirable to maintain the rating or ratings assigned to each of the Classes of Certificates by each Rating Agency or (iv) to make any other provisions with respect to matters or questions arising under the Agreement that will not (a) be inconsistent with the provisions of the Agreement or this Prospectus or the related Prospectus Supplement, (b) result in the downgrading, withdrawal or qualification of the rating or ratings then assigned to any outstanding Class of Certificates and (c) adversely affect in any material respect the interests of any Certificateholder.

      Each Agreement will also provide that it may be amended from time to time by the parties thereto with the consent of the holders of each of the Classes of Regular Certificates representing not less than a percentage specified in the related Agreement of all Classes of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall: (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans that are required to be distributed on any Certificate without the consent of each affected Certificateholder; (ii) change the percentage of Certificates the holders of which are required to consent to any action or inaction under the Agreement, without the consent of the holders of all Certificates then outstanding; or (iii) alter the obligations of the Master Servicer or the Trustee, without the consent of the holders of all Certificates representing all of the Voting Rights of the Class or Classes affected thereby (unless such amendment is permitted pursuant to the preceding paragraph) to make an advance.

      Further, the Agreement for each Series may provide that the parties thereto, at any time and from time to time, without the consent of the Certificateholders, may amend the Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of any REMIC related to such Series or to prevent the imposition of any additional material state or local taxes, at all times that any of the Certificates are outstanding, provided, however, that such action, as evidenced by an opinion of counsel (paid for as an expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder.

      The related Prospectus Supplement will specify the method for allocating Voting Rights among holders of Certificates of a Class.

      The Agreement relating to each Series may provide that no amendment to such Agreement will be made unless there has been delivered in accordance with such Agreement an opinion of counsel to the effect that such amendment will not cause such Series to fail to qualify as a REMIC at any time that any of the Certificates are outstanding.

      The Prospectus Supplement for a Series may describe other or different provisions concerning the amendment of the related Agreement required by the Rating Agencies rating the Certificates of such Series.

Termination

      The obligations of the parties to the Agreement for each Series will terminate upon: (i) the purchase of all of the assets of the related Trust Fund, as described in the related Prospectus Supplement; (ii) the later of (a) the distribution to Certificateholders of that Series of final payment with respect to the last outstanding Mortgage Loan or (b) the disposition of all property acquired upon foreclosure or deed-in-lieu of foreclosure with respect to the last outstanding Mortgage Loan and the remittance to the Certificateholders of all funds due under the Agreement; (iii) the sale of the assets of the related Trust Fund after the principal amounts of all Certificates have been reduced to zero under circumstances set forth in the Agreement; or (iv) mutual consent of the parties and all Certificateholders. With respect to each Series, the Trustee will give or cause to be given written notice of termination of the Agreement to each Certificateholder and the final distribution under the Agreement will be made only upon surrender and cancellation of the related Certificates at an office or agency specified in the notice of termination.

Reports to Certificateholders

      Concurrently with each distribution for each Series, the Trustee (or such other paying agent as may be identified in the applicable Prospectus Supplement) will forward to each Certificateholder a statement setting forth such information relating to such distribution as is specified in the Agreement and described in the applicable Prospectus Supplement.

The Trustee

      The Depositor will select a bank or trust company to act as trustee (the "Trustee") under the Agreement for each Series and the Trustee will be identified, and its obligations under that Agreement will be described, in the applicable Prospectus Supplement. The Rating Agencies rating Certificates of a Series may require the appointment of a fiscal agent to guarantee certain obligations of the Trustee. Such fiscal agent will be a party to the Agreement. In such event, the fiscal agent will be identified, and its obligations under the Agreement will be described, in the applicable Prospectus Supplement. See "SERVICING OF THE MORTGAGE LOANS--Certain Matters with Respect to the Master Servicer, the Special Servicer, the Trustee and the Depositor."

                               THE MORTGAGE POOLS

General

      Each Mortgage Pool will consist of mortgage loans secured by first or junior mortgages, deeds of trust or similar security instruments (each, a "Mortgage") on, or installment contracts ("Installment Contracts") for the sale of, fee simple or leasehold interests in commercial real estate property, multifamily residential property, and/or mixed-use property, and related property and interests (each such interest or property, as the case may be, a "Mortgaged Property"). Multifamily properties (consisting of apartments, congregate care facilities and/or mobile home parks) and general commercial properties (consisting of retail properties, including shopping centers, office buildings, mini-warehouses, warehouses, industrial properties and/or other similar types of properties) will represent security for a material concentration of the Mortgage Loans in any Trust Fund, based on principal balance at the time such Trust Fund is formed. See "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS--General," "--Types of Mortgage Instruments," "--Installment Contracts" and "--Junior Mortgages; Rights of Senior Mortgagees or Beneficiaries" for more detailed information regarding the characteristics of such types of mortgage loans. A Mortgage Pool will not include securities of the type listed in the definition of Permitted Investments. Each such mortgage loan or Installment Contract is herein referred to as a "Mortgage Loan."

      All Mortgage Loans will be of one or more of the following types:

      1. Mortgage Loans with fixed interest rates;

      2. Mortgage Loans with adjustable interest rates;

      3. Mortgage Loans whose principal balances fully amortize over their remaining terms to maturity;

      4. Mortgage Loans whose principal balances do not fully amortize, but instead provide for a substantial principal payment at the stated maturity of the loan;

      5. Mortgage Loans that provide for recourse against only the Mortgaged Properties; and

      6. Mortgage Loans that provide for recourse against the other assets of the related mortgagors.

      Certain Mortgage Loans ("Simple Interest Loans") may provide that scheduled interest and principal payments thereon are applied first to interest accrued from the last date on which interest has been paid to the date such payment is received and the balance thereof is applied to principal, and other Mortgage Loans may provide for payment of interest in advance rather than in arrears.

      Mortgage Loans may also be secured by one or more assignments of leases and rents, management agreements or operating agreements relating to the Mortgaged Property and in some cases by certain letters of credit, cash collateral deposits, personal guarantees or combinations thereof. Pursuant to an assignment of leases and rents, the obligor on the related promissory note, bond, mortgage consolidation agreement, installment contract or other similar instrument (each, a "Note") assigns its right, title and interest as landlord under each lease and the income derived therefrom to the related mortgagee, while retaining a license to collect the rents for so long as there is no default. If the obligor defaults, the license terminates and the related mortgagee is entitled to collect the rents from tenants to be applied to the monetary obligations of the obligor. State law may limit or restrict the enforcement of the assignment of leases and rents by a mortgagee until the mortgagee takes possession of the related mortgaged property and/or a receiver is appointed. See "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS--Leases and Rents."

      If so specified in the related Prospectus Supplement, a Trust Fund may include a number of Mortgage Loans with a single obligor or related obligors thereunder. In the event that the Mortgage Pool securing Certificates for any Series includes a Mortgage Loan or a group of Mortgage Loans of a single obligor or group of affiliated obligors representing 10% or more of the principal amount of such Certificates, the Prospectus Supplement will contain information, including financial information, regarding the credit quality of the obligors. The Mortgage Loans will be newly originated or seasoned, and will be acquired by the Depositor either directly or through one or more affiliates.

      Unless otherwise specified in the Prospectus Supplement for a Series, the Mortgage Loans will not be insured or guaranteed by the United States, any governmental agency, any private mortgage insurer or any other person or entity.

      The Prospectus Supplement relating to each Series will, to the extent verifiable, specify the originator or originators relating to the Mortgage Loans, which may include, among others, commercial banks, savings and loan associations, other financial institutions, mortgage banks, credit companies, insurance companies, real estate developers or other HUD approved lenders, and the underwriting criteria to the extent available in connection with originating the Mortgage Loans. See "RISK FACTORS--Potential Inability to Verify Underwriting Standards" herein. The criteria applied by the Depositor in selecting the Mortgage Loans to be included in a Mortgage Pool will vary from Series to Series. The Prospectus Supplement relating to each Series also will provide specific information regarding the characteristics of the Mortgage Loans, as of the Cut-off Date, including, among other things: (i) the aggregate principal balance of the Mortgage Loans; (ii) the types of properties securing the Mortgage Loans and the aggregate principal balance of the Mortgage Loans secured by each type of property; (iii) the interest rate or range of interest rates of the Mortgage Loans; (iv) the origination dates and the original and, with respect to seasoned

Mortgage Loans, remaining terms to stated maturity of the Mortgage Loans; (v) the loan-to-value ratios at origination and, with respect to seasoned Mortgage Loans, current loan balance-to-original value ratios of the Mortgage Loans; (vi) the geographic distribution of the Mortgaged Properties underlying the Mortgage Loans; (vii) the minimum interest rates, margins, adjustment caps, adjustment frequencies, indices and other similar information applicable to adjustable rate Mortgage Loans; (viii) the debt service coverage ratios relating to the Mortgage Loans; and (ix) payment delinquencies, if any, relating to the Mortgage Loans. The applicable Prospectus Supplement will also specify any materially inadequate, incomplete or obsolete documentation relating to the Mortgage Loans and other characteristics of the Mortgage Loans relating to each Series. If specified in the applicable Prospectus Supplement, the Depositor may segregate the Mortgage Loans in a Mortgage Pool into separate "Mortgage Loan Groups" (as described in the related Prospectus Supplement) as part of the structure of the payments of principal and interest on the Certificates of a Series. In such case, the Depositor will disclose the above-specified information by Mortgage Loan Group.

      The Depositor will file a current report on Form 8-K (the "Form 8-K") with the Commission within 15 days after the initial issuance of each Series of Certificates (each, a "Closing Date"), as specified in the related Prospectus Supplement, which will set forth information with respect to the Mortgage Loans included in the Trust Fund for a Series as of the related Closing Date. The Form 8-K will be available to the Certificateholders of the related Series promptly after its filing.

Assignment of Mortgage Loans

      At the time of issuance of the Certificates of each Series, the Depositor will cause the Mortgage Loans to be assigned to the Trustee, together with all scheduled payments of interest and principal due after the Cut-off Date (whether received) and all payments of interest and principal received by the Depositor or the Master Servicer on or with respect to the Mortgage Loans after the Cut-off Date (other than payments of principal and interest due on or prior to the Cut-off Date). The Trustee, concurrently with such assignment, will execute and deliver Certificates evidencing the beneficial ownership interests in the related Trust Fund to the Depositor in exchange for the Mortgage Loans. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the Agreement for the related Series (the "Mortgage Loan Schedule"). The Mortgage Loan Schedule will include, among other things, as to each Mortgage Loan, information as to its outstanding principal balance as of the close of business on the Cutoff Date, as well as information respecting the interest rate, the scheduled monthly (or other periodic) payment of principal and interest as of the Cut-off Date, the maturity date of each Note and the address of each property securing the Note.

      In addition, the Depositor will, as to each Mortgage Loan, deliver to the
Trustee: (i) the Note, endorsed to the order of the Trustee without recourse;
(ii) the Mortgage and an executed assignment thereof in favor of the Trustee or otherwise as required by the Agreement; (iii) any assumption, modification or substitution agreements relating to the Mortgage Loan; (iv) a mortgagee's title insurance policy (or owner's policy in the case of an Installment Contract), together with its endorsements, or an attorney's opinion of title issued as of the date of origination of the Mortgage Loan; (v) if the security agreement and/or assignment of leases, rents and profits is separate from the Mortgage, an executed assignment of such security agreement and/or re-assignment of such assignment of leases, rents and profits to the Trustee; and (vi) such other documents as may be described in the Agreement (such documents collectively, the "Mortgage Loan File"). Unless otherwise expressly permitted by the Agreement, all documents included in the Mortgage Loan File are to be original executed documents, provided, however, that in instances in which the original recorded Mortgage, mortgage assignment or any document necessary to assign the Depositor's interest in Installment Contracts to the Trustee, as described in the Agreement, has been retained by the applicable jurisdiction or has not yet been returned from recordation, the Depositor may deliver a photocopy thereof certified to be the true and complete copy of the original thereof submitted for recording.

      The Trustee will hold the Mortgage Loan File for each Mortgage Loan in trust for the benefit of all Certificateholders. Pursuant to the Agreement, the Trustee is obligated to review the Mortgage Loan File for each Mortgage Loan within a specified number of days after the execution and delivery of the Agreement. If any document in the Mortgage Loan File is found to be defective in any material respect, the Trustee will promptly notify the Depositor, the Master Servicer and the Seller.

Mortgage Underwriting Standards and Procedures

      The underwriting procedures and standards for Mortgage Loans included in a Mortgage Pool will be specified in the related Prospectus Supplement to the extent such procedures and standards are known or available. Such Mortgage Loans may be originated by an affiliate of the Depositor or third parties in contemplation of the transactions contemplated by this Prospectus and the related Prospectus Supplement or may have been originated by third-parties and acquired by the Depositor directly or through its affiliates in negotiated transactions.

      The originator of a Mortgage Loan generally will have applied underwriting procedures intended to evaluate, among other things, the income derived from the Mortgaged Property, the capabilities of the management of the project, including a review of management's past performance record, its management reporting and control procedures (to determine its ability to recognize and respond to problems) and its accounting procedures to determine cash management ability, the obligor's credit standing and repayment ability and the value and adequacy of the Mortgaged Property as collateral. With respect to certain Mortgage Loans, the Depositor may be unable to verify the underwriting standards and procedures used by a particular originator, in which case, such fact will be disclosed in the related Prospectus Supplement. Mortgage Loans insured by the Federal Housing Administration ("FHA"), a division of the United States Department of Housing and Urban Development ("HUD"), will have been originated by mortgage lenders that were at the time of origination approved by HUD as FHA mortgagees in the ordinary course of their real estate lending activities and will comply with the underwriting policies of FHA. In general, the Depositor will not engage in the reunderwriting of Mortgage Loans that it acquires. Instead, the Depositor will rely on the representations and warranties made by the Seller, and the Seller's obligation to repurchase a Mortgage Loan in the event that a representation or warranty was not true when made. See "RISK FACTORS--Potential Inability to Verify Underwriting Standards."

      If so specified in the related Prospectus Supplement, the adequacy of a Mortgaged Property as security for repayment will generally have been determined by appraisal by appraisers selected in accordance with preestablished guidelines for appraisers established by or acceptable to the loan originator. In general, originators of commercial and multifamily mortgage loans require each mortgaged property to be appraised by an independent appraiser in accordance with MAI Standards. Furthermore, if so specified in the related Prospectus Supplement, the appraiser must have personally inspected the property and verified that it was in good condition and that construction, if new, has been completed. Generally, the appraisal will have been based upon a cash flow analysis and/or a market data analysis of recent sales of comparable properties and, when deemed applicable, a replacement cost analysis based on the current cost of constructing or purchasing a similar property.

      No assurance can be given that values of the Mortgaged Properties have remained or will remain at their levels on the dates of origination of the related Mortgage Loans. Further, there is no assurance that appreciation of real estate values generally will limit loss experiences on commercial properties or multifamily residential properties. If the commercial real estate market should experience an overall decline in property values such that the outstanding balances of the Mortgage Loans and any additional financing on the Mortgaged Properties in a particular Mortgage Pool become equal to or greater than the value of the Mortgaged Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. To the extent that such losses are not covered by the methods of Credit Enhancement or the insurance policies described herein and/or in the related Prospectus Supplement, the ability of the Trust Fund to pay principal of and interest on the Certificates may be adversely affected. Even if credit support covers all losses resulting from defaults and foreclosure, the effect of defaults and foreclosures may be to increase prepayment experience on the Mortgage Loans, thus shortening weighted average life and affecting yield to maturity.

Representations and Warranties

      The seller of a Mortgage Loan to the Depositor (the "Seller"), which may be an affiliate of the Depositor, will have made representations and warranties in respect of the Mortgage Loans sold by such Seller to the Depositor. Such representations and warranties will generally include, among other things: (i) with respect to each Mortgaged Property, that title insurance (or if not yet issued, a pro forma or specimen policy or a "marked-up" commitment for title insurance furnished by the related title insurance company for purposes of closing) and any required hazard insurance was effective at the origination of each Mortgage Loan, and that each policy (or pro forma or specimen policy or "marked-up" commitment for title insurance) remained in effect on the date of purchase of the Mortgage

Loan from the Seller; (ii) that the Seller was the sole owner and holder of such Mortgage Loan and had full right and authority to sell and assign such Mortgage Loan; (iii) with respect to each Mortgaged Property, that each Mortgage constituted a valid first lien on the Mortgaged Property (subject only to permissible title insurance exceptions); (iv) that there were no delinquent tax or assessment liens against the Mortgaged Property; and (v) that no scheduled payment of principal and interest under any Mortgage Loan was 30 days or more past due as of the related Cut-off Date. The Prospectus Supplement for a Series will identify each Seller and specify the representations and warranties being made by the Seller.

      All of the representations and warranties of a Seller in respect of a Mortgage Loan generally will have been made as of the date on which such Seller sold the Mortgage Loan to the Depositor. The related Prospectus Supplement will indicate if a different date is applicable. A substantial period of time may have elapsed between such date and the date of the initial issuance of the Series of Certificates evidencing an interest in such Mortgage Loan. Since the representations and warranties of the Seller do not address events that may occur following the sale of a Mortgage Loan by the Seller, the repurchase obligation of the Seller described below will not arise if, on or after the date of the sale of a Mortgage Loan by the Seller to the Depositor, the relevant event occurs that would have given rise to such an obligation. However, the Depositor will not include any Mortgage Loan in the Trust Fund for any Series of Certificates if anything has come to the Depositor's attention that would cause it to believe that the representations and warranties of the Seller will not be accurate and complete in all material respects in respect of such Mortgage Loan as of the date of sale of the Mortgage Loans or such other date specified in the applicable Prospectus Supplement. If so specified in the related Prospectus Supplement, the Depositor will make certain representations and warranties for the benefit of Certificateholders of a Series in respect of a Mortgage Loan that relate to the period commencing on the date of sale of such Mortgage Loan to the Depositor.

      Upon the discovery of the breach of any representation or warranty made by the Seller in respect of a Mortgage Loan that materially and adversely affects the interests of the Certificateholders of the related Series, if the Seller cannot cure such breach within 85 days following discovery of the breach or the Seller's receipt of notice of such breach, such Seller generally will be obligated to substitute a similar replacement mortgage loan for such Mortgage Loan, if so provided in the related Prospectus Supplement, or repurchase such Mortgage Loan at a purchase price equal to 100% of the unpaid principal balance thereof at the date of repurchase, plus (a) unpaid accrued interest at the applicable rate (in the absence of a default) to, but not including, the date of repurchase, (b) the amount of any unreimbursed advances made with respect to Property Protection Expenses, (c) interest on all advances made with respect to such Mortgage Loan at the rate specified in the related Agreement, (d) the amount of any unpaid servicing compensation (other than servicing fees) and Trust Fund expenses allocable to such Mortgage Loan, and (e) the amount of any expenses reasonably incurred by the Master Servicer, the Special Servicer, if any, or the Trustee in respect of such repurchase obligation. The Master Servicer will be required to enforce such obligation of the Seller for the benefit of the Trustee and the Certificateholders in accordance with servicing standards for the applicable Agreement. This repurchase obligation, and substitution obligation, if applicable, will generally constitute the sole remedy or remedies available to the Trustee for the benefit of the Certificateholders of such Series for a breach of a representation or warranty by a Seller, and the Depositor and the Master Servicer will have no liability to the Trust Fund for any such breach. The applicable Prospectus Supplement will indicate whether any additional remedies will be available to the Trustee or the Certificateholders. No assurance can be given that a Seller will carry out its repurchase obligation with respect to the Mortgage Loans.

      If specified in the related Prospectus Supplement, the Seller may deliver to the Trustee, within a specified number of days following the issuance of a Series of Certificates, Mortgage Loans in substitution for any one or more of the Mortgage Loans initially included in the Trust Fund (i) which do not conform in one or more respects to the description thereof contained in the related Prospectus Supplement, (ii) as to which a breach of a representation or warranty is discovered, which breach materially and adversely affects the interests of the Certificateholders, or (iii) as to which a document in the related Mortgage Loan File is defective in any material respect. The related Prospectus Supplement will describe any required characteristics of any such substituted Mortgage Loans.

                         SERVICING OF THE MORTGAGE LOANS

General

      The servicer of the Mortgage Loans (the "Master Servicer") will be Midland Loan Services, Inc., the parent of the Depositor and a wholly-owned subsidiary of PNC Bank, National Association. The Prospectus Supplement for the related Series will set forth certain information concerning the Master Servicer. The Master Servicer will be responsible for servicing the Mortgage Loans pursuant to the Agreement for the related Series. The Master Servicer's collection procedures will be described under "THE POOLING AND SERVICING AGREEMENT--Servicing of the Mortgage Loans; Collection of Payments" and "--Collection Activities" in the related Prospectus Supplement. To the extent so specified in the related Prospectus Supplement, one or more Special Servicers may be a party to the related Agreement or may be appointed by holders of certain Classes of Certificates representing a certain percentage specified in the related Agreement of such Class or Classes of Certificates or by another specified party. Certain information with respect to the Special Servicer will be set forth in such Prospectus Supplement. A Special Servicer for any Series of Certificates may be the Master Servicer or an affiliate of the Depositor or the Master Servicer and may hold, or be affiliated with the holder of, Subordinate Certificates of such Series. A Special Servicer may be entitled to any of the rights, and subject to any of the obligations, described herein in respect of a Master Servicer. In general, a Special Servicer's duties will relate to defaulted Mortgage Loans or those Mortgage Loans that otherwise require special servicing ("Specially Serviced Mortgage Loans"), including instituting foreclosures and negotiating work-outs and will also include asset management activities with respect to any REO Property. The related Prospectus Supplement will describe the rights, obligations and compensation of any Special Servicer for a particular Series of Certificates. The Master Servicer or Special Servicer generally may subcontract the servicing of all or a portion of the Mortgage Loans to one or more sub-servicers provided certain conditions are met. Such sub-servicer may be an affiliate of the Depositor and may have other business relationships with the Depositor and its affiliates.

Collections and Other Servicing Procedures

      The Master Servicer and the Special Servicer, if any, will make reasonable efforts to collect all payments called for under the Mortgage Loans and will, consistent with the related Agreement, follow such collection procedures as it deems necessary or desirable. Consistent with the above and unless otherwise specified in the related Prospectus Supplement, the Master Servicer or the Special Servicer, if applicable, may, in its discretion, waive any late payment charge or penalty fees in connection with a late payment of a Mortgage Loan and, if so specified in the related Prospectus Supplement, may extend the due dates for payments due on a Note.

      It is expected that the Agreement for each Series will provide that the Master Servicer establish and maintain one or more escrow accounts (each, an "Escrow Account") in which the Master Servicer will be required to deposit amounts received from each mortgagor, if required by the terms of the related Mortgage Loan documents, for the payment of taxes, assessments, certain mortgage and hazard insurance premiums and other comparable items ("Escrow Payments"). The Special Servicer, if any, will be required to remit amounts received for such purposes on Mortgage Loans serviced by it to the Master Servicer for deposit into the Escrow Account, and will be entitled to direct the Master Servicer to make withdrawals from the Escrow Account as may be required for servicing of such Mortgage Loans. Withdrawals from the Escrow Account generally may be made (i) to effect timely payment of taxes, assessments, mortgage and hazard insurance premiums and other comparable items, (ii) to transfer funds to the Collection Account to reimburse the Master Servicer or the Trustee, as applicable, for any advance with interest thereon relating to Escrow Payments,
(iii) to restore or repair the Mortgaged Properties, (iv) to clear and terminate such account, (v) to pay interest to mortgagors on balances in the Escrow Account, if required by the terms of the related Mortgage Loan documents or by applicable law and (vi) to remove amounts not required to be deposited therein. The related Prospectus Supplement may provide for other permitted withdrawals from the Escrow Account. The Master Servicer will be entitled to all income on the funds in the Escrow Account invested in Permitted Investments not required to be paid to mortgagors by the terms of the related Mortgage Loan documents or by applicable law. The Master Servicer will be responsible for the administration of the Escrow Account.

Insurance

      The Agreement for each Series will require that the Master Servicer use its best efforts to cause each mortgagor to maintain insurance in accordance with the related Mortgage Loan documents, which generally will include a standard fire and hazard insurance policy with extended coverage. To the extent required by the related Mortgage Loan, the coverage of each such standard hazard insurance policy will be in an amount that is at least equal to the lesser of
(i) the full replacement cost of the improvements and equipment securing such Mortgage Loan or (ii) the outstanding principal balance owing on such Mortgage Loan or such amount as is necessary to prevent any reduction in such policy by reason of the application of co-insurance and to prevent the Trustee thereunder from being deemed to be a co-insurer, in each case with a replacement cost rider. The Master Servicer will also use its reasonable efforts to cause each mortgagor to maintain (i) insurance providing coverage against 12 months of rent interruptions and (ii) such other insurance as provided in the related Mortgage Loan. Subject to the requirements for modification, waiver or amendment of a Mortgage Loan (See "--Modifications, Waivers and Amendments"), the Master Servicer may in its reasonable discretion consistent with the servicing standard set forth in the related Agreement waive the requirement of a Mortgage Loan that the related mortgagor maintain earthquake insurance on the related Mortgaged Property. If a Mortgaged Property is located at the time of origination of the related Mortgage Loan in a federally designated special flood hazard area, the Master Servicer will also use its best efforts to cause the related mortgagor to maintain flood insurance in an amount equal to the lesser of the unpaid principal balance of the related Mortgage Loan and the maximum amount obtainable with respect to the Mortgage Loan. The related Agreement will provide that the Master Servicer will be required to maintain the foregoing insurance if the related mortgagor fails to maintain such insurance to the extent such insurance is available at commercially reasonable rates and to the extent the Trustee, as mortgagee, has an insurable interest. The cost of any such insurance maintained by the Master Servicer will be advanced by the Master Servicer. The Master Servicer or the Special Servicer, if any, will cause to be maintained fire and hazard insurance with extended coverage on each REO Property in an amount that is at least equal to the full replacement cost of the improvements and equipment. The cost of any such insurance with respect to an REO Property will be payable out of amounts on deposit in the related REO Account or will be advanced by the Master Servicer. The Special Servicer will maintain flood insurance providing substantially the same coverage as described above on any REO Property that was located in a federally designated special flood hazard area at the time the related mortgage loan was originated. The Special Servicer will maintain with respect to each REO Property (i) public liability insurance,
(ii) loss of rent endorsements and (iii) such other insurance as provided in the related Mortgage Loan. Any such insurance that is required to be maintained with respect to any REO Property will only be so required to the extent such insurance is available at commercially reasonable rates. The related Agreement will provide that the Master Servicer or Special Servicer, as applicable, may satisfy its obligation to cause hazard insurance policies to be maintained by maintaining a master force placed insurance policy insuring against losses on the Mortgage Loans or REO Properties, as the case may be. The incremental cost of such insurance allocable to any particular Mortgage Loan or REO Property, if not borne by the related mortgagor, will be advanced by the Master Servicer. Alternatively, the Master Servicer or Special Servicer, as applicable, may satisfy its obligation by maintaining, at its expense, a blanket policy (i.e., not a master force placed policy) insuring against losses on the Mortgage Loans or REO Properties, as the case may be. If such a blanket or master force placed policy contains a deductible clause, the Master Servicer or the Special Servicer, as applicable, will be obligated to deposit in the Collection Account all sums that would have been deposited therein but for such clause to the extent any such deductible exceeds the deductible limitation that pertained to the related Mortgage Loan, or in the absence of any such deductible limitation, the deductible limitation that is consistent with the servicing standard under the related Agreement.

      In general, the standard form of fire and hazard extended coverage insurance policy will cover physical damage to, or destruction of, the improvements on the Mortgaged Property caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Since the standard hazard insurance policies relating to the Mortgage Loans will be underwritten by different insurers and will cover Mortgaged Properties located in various states, such policies will not contain identical terms and conditions. The most significant terms thereof, however, generally will be determined by state law and conditions. Most such policies typically will not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reaction, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive. Any losses incurred with respect to Mortgage Loans due to uninsured risks (including earthquakes, mudflows and floods) or insufficient hazard insurance proceeds could affect distributions to the Certificateholders.

      The standard hazard insurance policies covering Mortgaged Properties securing Mortgage Loans typically will contain a "coinsurance" clause which, in effect, will require the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the dwellings, structures and other improvements on the Mortgaged Property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause will provide that the insurer's liability in the event of partial loss will not exceed the greater of (i) the actual cash value (the replacement cost less physical depreciation) of the structures and other improvements damaged or destroyed and (ii) such proportion of the loss, without deduction for depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of such dwellings, structures and other improvements.

      The Prospectus Supplement may describe other provisions concerning the insurance policies required to be maintained under the related Agreement.

      Unless otherwise specified in the applicable Prospectus Supplement, no pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or guarantee insurance will be maintained with respect to the Mortgage Loans nor will any Mortgage Loan be subject to FHA insurance.

      The FHA is responsible for administering various federal programs, including mortgage insurance, authorized under the National Housing Act of 1934, as amended, and the United States Housing Act of 1937, as amended. To the extent specified in the related Prospectus Supplement, all or a portion of the Mortgage Loans may be insured by the FHA. The Master Servicer will be required to take such steps as are reasonably necessary to keep such insurance in full force and effect.

Fidelity Bonds and Errors and Omissions Insurance

      The Agreement for each Series will generally require that the Master Servicer and the Special Servicer, if applicable, obtain and maintain in effect a fidelity bond or similar form of insurance coverage (which may provide blanket coverage) or any combination thereof insuring against loss occasioned by fraud, theft or other intentional misconduct of the officers and employees of the Master Servicer and the Special Servicer, if applicable. The related Agreement will allow the Master Servicer and the Special Servicer, if applicable, to self-insure against loss occasioned by the errors and omissions of the officers and employees of the Master Servicer and the Special Servicer, if applicable, so long as certain criteria set forth in the Agreement are met.

Servicing Compensation and Payment of Expenses

      The Master Servicer's principal compensation for its activities under the Agreement for each Series will come from the payment to it or retention by it, with respect to each Mortgage Loan, of a "Servicing Fee" (as defined in the related Prospectus Supplement). The exact amount and calculation of such Servicing Fee will be established in the Prospectus Supplement and Agreement for the related Series. Since the aggregate unpaid principal balance of the Mortgage Loans will generally decline over time, the Master Servicer's servicing compensation will ordinarily decrease as the Mortgage Loans amortize.

      In addition, the Agreement for a Series may provide that the Master Servicer is entitled to receive, as additional compensation, (i) Prepayment Premiums, late fees and certain other fees collected from mortgagors and (ii) any interest or other income earned on funds deposited in the Collection Account and Distribution Account (as described under "DESCRIPTION OF THE CERTIFICATES--Accounts") and, except to the extent such income is required to be paid to the related mortgagors, the Escrow Account.

      The Master Servicer will generally pay the fees of the Trustee.

      The amount and calculation of the fee for the servicing of Specially Serviced Mortgage Loans (the "Special Servicing Fee") will be described in the Prospectus Supplement and the Agreement for the related Series.

      In addition to the compensation described above, the Master Servicer and the Special Servicer, if applicable, (or any other party specified in the applicable Prospectus Supplement) may retain, or be entitled to the reimbursement of, such other amounts and expenses as are described in the applicable Prospectus Supplement.

Advances

      The applicable Prospectus Supplement will set forth the obligations, if any, of the Master Servicer and the Special Servicer, if applicable, to make any advances with respect to delinquent payments on Mortgage Loans, payments of taxes, assessments, insurance premiums and Property Protection Expenses or otherwise. Any such advances will be made in the form and manner described in the Prospectus Supplement and Agreement for the related Series. In general, the Master Servicer or the Special Servicer, if any, will be entitled to reimbursement for any advance equal to the amount of such advance, plus interest thereon at the rate specified in the related Agreement, from (i) any collections on or in respect of the particular Mortgage Loan or REO Property with respect to which each such advance was made or (ii) upon determining that such advance is not recoverable in the manner described in the preceding clause, from any other amounts from time to time on deposit in the Collection Account, which amounts may include funds that would otherwise be applied to the reduction of the principal balance of the Certificates for such Series. The monthly statements to Certificateholders will disclose the amount of any advances made during the prior month. See "THE POOLING AND SERVICING AGREEMENT--Advances" in the related Prospectus Supplement.

Modifications, Waivers and Amendments

      The Agreement for each Series will provide the Master Servicer or the Special Servicer, if any, with the discretion to modify, waive or amend certain of the terms of any Mortgage Loan without the consent of the Trustee or any Certificateholder subject to certain conditions set forth therein, including the condition that such modification, waiver or amendment will not result in such Mortgage Loan ceasing to be a "qualified mortgage" under the REMIC Regulations.

Evidence of Compliance

      The Agreement for each Series will generally provide that on or before a specified date in each year, with the first such date being a specified number of months after the Cut-off Date, there will be furnished to the related Trustee a statement of a firm of independent certified public accountants to the effect that such firm has examined certain documents and records relating to the servicing of the Mortgage Loans under the related Agreement or the servicing of mortgage loans similar to the Mortgage Loans under substantially similar agreements for the preceding twelve (12) months and that the assertion of management of the Master Servicer or Special Servicer, as applicable, that it maintained an effective internal control system over the servicing of such mortgage loans is fairly stated in all material respects, based upon established criteria, which statement meets the standards applicable to accountant's reports intended for general distribution. The Prospectus Supplement may provide that additional reports of independent certified public accountants relating to the servicing of mortgage loans may be required to be delivered to the Trustee.

      In addition, the Agreement for each Series will generally provide that the Master Servicer and the Special Servicer, if any, will each deliver to the Trustee, the Depositor and each Rating Agency, annually on or before a date specified in the Agreement, a statement signed by an officer of the Master Servicer or the Special Servicer, as applicable, to the effect that, based on a review of its activities during the preceding calendar year, to the best of such officer's knowledge, the Master Servicer or the Special Servicer, as applicable, has fulfilled in all material respects its obligations under the Agreement throughout such year or, if there has been a default in the fulfillment of any such obligation, specifying each default known to such officer.

Certain Matters With Respect to the Master Servicer, the Special Servicer, the Trustee and the Depositor

      The Agreement for each Series will also provide that none of the Depositor, the Master Servicer, the Special Servicer, if any, or any director, officer, employee or agent of the Depositor, the Master Servicer or the Special Servicer, if any, will be under any liability to the Trust Fund or the Certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Agreement, or for errors in judgment;

provided, however, that neither the Depositor, the Master Servicer, the Special Servicer, if any, nor any such person will be protected against any liability for a breach of any representations or warranties under the Agreement or that would otherwise be imposed by reason of willful misfeasance, misrepresentations, bad faith, fraud or negligence or, in the case of the Master Servicer or Special Servicer, if any, a breach of the servicing standards set forth in the Agreement in the performance of its duties or by reason of negligent disregard of its obligations and duties thereunder. The Agreement will further provide that the Depositor, the Master Servicer, the Special Servicer, if any, and any director, officer, employee or agent of the Depositor, the Master Servicer, the Special Servicer, if any, will be entitled to indemnification by the Trust Fund for any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the Certificates, other than any loss, liability or expense incurred by reason of its respective willful misfeasance, misrepresentation, bad faith, fraud or negligence or, in the case of the Master Servicer or the Special Servicer, if any, a breach of the servicing standard set forth in the Agreement in the performance of duties thereunder or by reason of negligent disregard of its respective obligations and duties thereunder. Any loss resulting from such indemnification will reduce amounts distributable to Certificateholders. The Prospectus Supplement will specify any variations to the foregoing required by the Rating Agencies rating Certificates of a Series.

      In addition, the Agreement will generally provide that none of the Depositor, the Master Servicer or the Special Servicer, if any, will be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its duties under the Agreement and which in its opinion does not involve it in any expense or liability. The Master Servicer or the Special Servicer, if any, may, however, in its discretion undertake any such action that is related to its respective obligations under the related Agreement and that it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interests of the holders of Certificates thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom (except any liability related to the Master Servicer's or the Special Servicer's, if any, obligations to service the Mortgage Loans in accordance with the servicing standard under the Agreement) will be expenses, costs and liabilities of the Trust Fund, and the Master Servicer or Special Servicer, if applicable, will be entitled to be reimbursed therefor and to charge the Collection Account.

      Any person into which the Master Servicer or the Special Servicer, if any, may be merged or consolidated, or any person resulting from any merger or consolidation to which the Master Servicer or the Special Servicer, if any, is a party, or any person succeeding to the business of the Master Servicer or the Special Servicer, if any, will be the successor of the Master Servicer or the Special Servicer, as applicable, under the Agreement, and will be deemed to have assumed all of the liabilities and obligations of the Master Servicer or the Special Servicer, as applicable, under the Agreement, if each of the Rating Agencies has confirmed in writing that such merger or consolidation or succession will not result in a downgrading, withdrawal or qualification of the rating then assigned by such Rating Agency to any Class of the Certificates. The related Prospectus Supplement will describe any additional restrictions on such a merger or consolidation.

      Generally, and in addition to the transactions permitted pursuant to the preceding paragraph, the Master Servicer or the Special Servicer, if any, may assign its rights and delegate its duties and obligations under the Agreement in connection with the sale or transfer of a substantial portion of its mortgage servicing or asset management portfolio; provided that certain conditions are met, including the written consent of the Trustee and written confirmation by each of the Rating Agencies that such assignment and delegation by the Master Servicer or the Special Servicer, as applicable, will not, in and of itself, result in a downgrading, withdrawal or qualification of the rating then assigned by such Rating Agency to any Class of Certificates. The related Prospectus Supplement will describe any additional restrictions on such assignment.

      The Agreement will also provide that the Master Servicer or the Special Servicer, if any, may not otherwise resign from its obligations and duties as Master Servicer or Special Servicer thereunder, except upon the determination that performance of its duties is no longer permissible under applicable law and provided that such determination is evidenced by an opinion of counsel delivered to the Trustee. No such resignation or removal may become effective until the Trustee or a successor Master Servicer or Special Servicer, as the case may be, has assumed the obligations of the Master Servicer or the Special Servicer, as applicable, under the Agreement.

      The Trustee under each Agreement will be named in the applicable Prospectus Supplement. The commercial bank or trust company serving as Trustee may have normal banking relationships with the Depositor, the Master Servicer, the Special Servicer, if any, and/or any of their respective affiliates.

      The Trustee may resign from its obligations under the Agreement at any time, in which event a successor Trustee will be appointed. In addition, the Depositor may remove the Trustee if the Trustee ceases to be eligible to act as Trustee under the Agreement or if the Trustee becomes insolvent, at which time the Depositor will become obligated to appoint a successor Trustee. The Trustee may also be removed at any time by the holders of Certificates evidencing the percentage of Voting Rights specified in the applicable Prospectus Supplement. Any resignation and removal of the Trustee, and the appointment of a successor Trustee, will not become effective until acceptance of such appointment by the successor Trustee.

      The Depositor is not obligated to monitor or supervise the performance of the Master Servicer, Special Servicer, if any, or the Trustee under the Agreement.

Events of Default

      Events of default with respect to the Master Servicer or the Special Servicer, if any, as applicable (each, an "Event of Default") under the Agreement for each Series will consist of, in summary form, (i) any failure by the Master Servicer or the Special Servicer, if any, to remit to the Collection Account or any failure by the Master Servicer to remit to the Trustee for deposit into the Distribution Account any amount required to be so remitted pursuant to the Agreement; (ii) any failure by the Master Servicer or Special Servicer, as applicable, duly to observe or perform in any material respect any of its other covenants or agreements or the breach of its representations or warranties (which breach materially and adversely affects the interests of the Certificateholders, the Trustee, the Master Servicer or the Special Servicer, if any, with respect to any Mortgage Loan) under the Agreement, which in each case continues unremedied for 30 days after the giving of written notice of such failure to the Master Servicer or the Special Servicer, as applicable, by the Depositor or the Trustee, or to the Master Servicer or Special Servicer, if any, the Depositor and the Trustee by the holders of Certificates evidencing Voting Rights of at least 25% of any affected Class; (iii) confirmation in writing by any of the Rating Agencies that the then current rating assigned to any Class of Certificates would be withdrawn, downgraded or qualified unless the Master Servicer or Special Servicer, as applicable, is removed; (iv) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by, on behalf of or against the Master Servicer or Special Servicer, as applicable, indicating its insolvency or inability to pay its obligations; or (v) any failure by the Master Servicer or the Special Servicer, as applicable, to make a required advance. The related Prospectus Supplement may provide for other Events of Default to the extent required by the Rating Agencies rating Certificates of a Series.

Rights Upon Event of Default

      As long as an Event of Default remains unremedied, the Trustee may, and at the written direction of the holders of Certificates entitled to 25% of the aggregate Voting Rights of all Certificates will, terminate all of the rights and obligations of the Master Servicer or Special Servicer, as the case may be. Notwithstanding the foregoing, upon any termination of the Master Servicer or the Special Servicer, as applicable, under the Agreement the Master Servicer or the Special Servicer, as applicable, will continue to be entitled to receive all accrued and unpaid servicing compensation through the date of termination plus, in the case of the Master Servicer, all advances and interest thereon as provided in the Agreement. The Agreement for the applicable Series may specify that the Special Servicer is entitled under certain circumstances to continue to receive workout fees and other similar fees after it is terminated.

      The holders of Certificates evidencing not less than 66 2/3% of the aggregate Voting Rights of the Certificates may, on behalf of all holders of Certificates, waive any default by the Master Servicer or Special Servicer, if any, in the performance of its obligations under the Agreement and its consequences, except a default in making any required deposits to (including advances) or payments from the Collection Account or the Distribution Account or in remitting payments as received, in each case in accordance with the Agreement. Upon any such waiver of a past default, such default will cease to exist, and any Event of Default arising therefrom will be deemed to have been remedied for every purpose of the Agreement. No such waiver will extend to any subsequent or other default or impair any right consequent thereon.

      On and after the date of termination, the Trustee will succeed to all authority and power of the Master Servicer or the Special Servicer, as applicable, under the Agreement and will be entitled to similar compensation arrangements to which the Master Servicer or the Special Servicer, as applicable, would have been entitled. If the Trustee is unwilling or unable so to act, or if the holders of Certificates evidencing a majority of the aggregate Voting Rights so request or if the Trustee is not rated in one of its two highest long-term unsecured debt rating categories by each of the Rating Agencies rating the Certificates of such Series, the Trustee must appoint, or petition a court of competent jurisdiction for the appointment of, an established mortgage loan servicing institution, the appointment of which will not result in the downgrading, withdrawal or qualification of the rating or ratings then assigned to any Class of Certificates as evidenced in writing by each Rating Agency rating the Certificates of such Series, to act as successor to the Master Servicer or the Special Servicer, as applicable, under the Agreement. Pending such appointment, the Trustee will be obligated to act in such capacity. The Trustee and any such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the Master Servicer or the Special Servicer, as the case may be, under the Agreement.

      No Certificateholder will have any right under the Agreement to institute any proceeding with respect to the Agreement or the Mortgage Loans, unless, with respect to the Agreement, such holder previously shall have given to the Trustee a written notice of a default under the Agreement and of the continuance thereof, and unless also the holders of Certificates representing a majority of the aggregate Voting Rights allocated to each affected Class have made written request of the Trustee to institute such proceeding in its own name as Trustee under the Agreement and have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 30 days after its receipt of such notice, request and offer of indemnity, has neglected or refused to institute such proceeding.

      The Trustee will have no obligation to institute, conduct or defend any litigation under the Agreement or in relation thereto at the request, order or direction of any of the holders of Certificates, unless such holders of Certificates have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

                               CREDIT ENHANCEMENT

General

      If specified in the related Prospectus Supplement for any Series, credit enhancement may be provided with respect to one or more Classes thereof or the related Mortgage Loans ("Credit Enhancement"). Credit Enhancement may be in the form of a letter of credit, the subordination of one or more Classes of the Certificates of such Series, the establishment of one or more reserve funds, surety bonds, certificate guarantee insurance, the use of cross-support features, limited guarantees or another method of Credit Enhancement described in the related Prospectus Supplement, or any combination of the foregoing.

      It is unlikely that Credit Enhancement will provide protection against all risks of loss or guarantee repayment of the entire principal balance of the Certificates and interest thereon. If losses occur that exceed the amount covered by Credit Enhancement or that are not covered by Credit Enhancement, Certificateholders will bear their allocable share of deficiencies. See "RISK FACTORS--Credit Enhancement Limitations."

         If Credit Enhancement is provided with respect to a Series, or the related Mortgage Loans, the applicable Prospectus Supplement will include a description of (a) the amount payable under such Credit Enhancement, (b) any conditions to payment thereunder not otherwise described herein, (c) the conditions (if any) under which the amount payable under such Credit Enhancement may be reduced and under which such Credit Enhancement may be terminated or replaced and (d) the material provisions of any agreement relating to such Credit Enhancement. Additionally, the applicable Prospectus Supplement will set forth certain information with respect to the issuer of any third-party Credit Enhancement, including (i) a brief description of its principal business activities, (ii) its principal place of business, the jurisdiction of organization and the jurisdictions under which it is chartered or licensed to do business, (iii) if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business and (iv) its total assets and its stockholders' or policyholders' surplus, if applicable, as of the date specified in such Prospectus Supplement. If the holders of any Certificates of any Series will be materially dependent upon the issuer of any third party Credit Enhancement for timely payment of interest and/or principal on their Certificates, the Depositor will file a current report on Form 8-K within 15 days after the initial issuance of such Certificates, which will include any material information regarding such issuer, including audited financial statements to the extent required.

Subordinate Certificates

      If so specified in the related Prospectus Supplement, one or more Classes of a Series may be Subordinate Certificates. If so specified in the related Prospectus Supplement, the rights of the holders of subordinate Certificates (the "Subordinate Certificates") to receive distributions of principal and interest from the Distribution Account on any Distribution Date will be subordinated to such rights of the holders of senior Certificates (the "Senior Certificates") to the extent specified in the related Prospectus Supplement. In addition, subordination may be effected by the allocation of losses first to Subordinate Certificates in reduction of the principal balance of such Certificates until the principal balance thereof is reduced to zero before any losses are allocated to Senior Certificates. The Agreement may require a trustee that is not the Trustee to be appointed to act on behalf of holders of Subordinate Certificates.

      A Series may include one or more Classes of Subordinate Certificates entitled to receive cash flows remaining after distributions are made to all other Classes designated as being senior thereto. Such right to receive payments will effectively be subordinate to the rights of holders of such senior designated Classes of Certificates. A Series may also include one or more Classes of Subordinate Certificates that will be allocated losses prior to any losses being allocated to Classes of Subordinate Certificates designated as being senior thereto. If so specified in the related Prospectus Supplement, the subordination of a Class may apply only in the event of (or may be limited to) certain types of losses not covered by insurance policies or other Credit Enhancement, such as losses arising from damage to property securing a Mortgage Loan not covered by standard hazard insurance policies.

      The related Prospectus Supplement will describe any such subordination in greater detail and set forth information concerning, among other things, to the extent applicable, (i) the amount of subordination of a Class or Classes of Subordinate Certificates in a Series, (ii) the circumstances in which such subordination will be applicable, (iii) the manner, if any, in which the amount of subordination will decrease over time, (iv) the manner of funding any related reserve fund, (v) the conditions under which amounts in any applicable reserve fund will be used to make distributions to holders of Senior Certificates and/or to holders of Subordinate Certificates or be released from the applicable Trust Fund and (vi) if one or more Classes of Subordinate Certificates of a Series are Offered Certificates, the sensitivity of distributions on such Certificates based on certain prepayment assumptions. See "RISK FACTORS--Risks to Subordinated Certificateholders; Lower Payment Priority" herein.

Reserve Funds

      If specified in the related Prospectus Supplement, one or more reserve funds (each, a "Reserve Fund") may be established with respect to one or more Classes of the Certificates of a Series, in which cash, a letter of credit, Permitted Investments or a combination thereof, in the amounts, if any, so specified in the related Prospectus Supplement will be deposited. Such Reserve Funds may also be funded over time by depositing therein a specified amount of the distributions received on the applicable Mortgage Loans if specified in the related Prospectus Supplement. The Depositor may pledge the Reserve Funds to a separate collateral agent specified in the related Prospectus Supplement.

      Amounts on deposit in any Reserve Fund for one or more Classes of Certificates of a Series will be applied by the Trustee for the purposes, in the manner, and to the extent specified in the related Prospectus Supplement. A Reserve Fund may be provided to increase the likelihood of timely payments of principal of and interest on the Certificates, if required as a condition to the rating of such Series by any Rating Agency. If so specified in the related Prospectus Supplement, Reserve Funds may be established to provide limited protection, in an amount satisfactory to a Rating Agency, against certain types of losses not covered by insurance policies or other Credit Enhancement. Reserve Funds may also be established for other purposes and in such amounts as will be specified in the related Prospectus Supplement. Following each Distribution Date amounts in any Reserve Fund in excess of any amount required to be maintained therein may be released from the Reserve Fund under the conditions and to the extent specified in the related Prospectus Supplement and will not be available for further application by the Trustee.

      Moneys deposited in any Reserve Fund generally will be permitted to be invested in Permitted Investments. Generally, any reinvestment income or other gain from such investments will be credited to the related Reserve Fund for such Series, and any loss resulting from such investments will be charged to such Reserve Fund. If specified in the related Prospectus Supplement, such income or other gain may be payable to the Master Servicer as additional servicing compensation, and any loss resulting from such investment will be borne by the Master Servicer. The Reserve Fund, if any, for a Series will be a part of the Trust Fund only if the related Prospectus Supplement so specifies. If the Reserve Fund is not a part of the Trust Fund, the right of the Trustee to make draws on the Reserve Fund will be an asset of the Trust Fund.

      Additional information concerning any Reserve Fund will be set forth in the related Prospectus Supplement, including the initial balance of such Reserve Fund, the balance required to be maintained in the Reserve Fund, the manner in which such required balance will decrease over time, the manner of funding such Reserve Fund, the purpose for which funds in the Reserve Fund may be applied to make distributions to Certificateholders and use of investment earnings, if any, from the Reserve Fund.

Cross-Support Features

      If the Mortgage Pool for a Series is divided into separate Mortgage Loan Groups, each securing a separate Class or Classes of a Series, Credit Enhancement may be provided by a cross-support feature that requires that distributions be made on Senior Certificates secured by one Mortgage Loan Group prior to distributions on Subordinate Certificates secured by another Mortgage Loan Group within the Trust Fund. The related Prospectus Supplement for a Series that includes a cross-support feature will describe the manner and conditions for applying such cross-support feature.

Certificate Guarantee Insurance

      If so specified in the related Prospectus Supplement, certificate guarantee insurance, if any, with respect to a Series of Certificates will be provided by one or more insurance companies. Such certificate guarantee insurance will guarantee, with respect to one or more Classes of Certificates of the applicable Series, timely distributions of interest and full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, the certificate guarantee insurance will also guarantee against any payment made to a Certificateholder that is subsequently recovered as a "voidable preference" payment under the Bankruptcy Code. A copy of the certificate guarantee insurance for a Series, if any, will be filed with the Commission as an exhibit to the Form 8-K to be filed with the Commission within 15 days of issuance of the Certificates of the applicable Series.

Limited Guarantee

      If so specified in the Prospectus Supplement with respect to a Series of Certificates, Credit Enhancement may be provided in the form of a limited guarantee issued by a guarantor named therein.

Letter of Credit

      Alternative Credit Enhancement with respect to one or more Classes of Certificates of a Series of Certificates may be provided by the issuance of a letter of credit by the bank or financial institution specified in the applicable Prospectus Supplement. The coverage, amount and frequency of any reduction in coverage provided by a letter of credit issued with respect to one or more Classes of Certificates of a Series will be set forth in the Prospectus Supplement relating to such Series.

Pool Insurance Policies; Special Hazard Insurance Policies

      If so specified in the Prospectus Supplement relating to a Series of Certificates, the Depositor will obtain a pool insurance policy for the Mortgage Loans in the related Trust Fund. The pool insurance policy will cover any loss (subject to the limitations described in a related Prospectus Supplement) by reason of default to the extent a related Mortgage Loan is not covered by any primary mortgage insurance policy. The amount and terms of any such coverage will be set forth in the Prospectus Supplement.

      If so specified in the applicable Prospectus Supplement, for each Series of Certificates as to which a pool insurance policy is provided, the Depositor will also obtain a special hazard insurance policy for the related Trust Fund in the amount set forth in such Prospectus Supplement. The special hazard insurance policy will, subject to the limitations described in the applicable Prospectus Supplement, protect against loss by reason of damage to Mortgaged Properties caused by certain hazards not insured against under the standard form of hazard insurance policy for the respective states in which the Mortgaged Properties are located. The amount and terms of any such coverage will be set forth in the Prospectus Supplement.

Surety Bonds

      If so specified in the Prospectus Supplement relating to a Series of Certificates, Credit Enhancement with respect to one or more Classes of Certificates of a Series may be provided by the issuance of a surety bond issued by a financial guarantee insurance company specified in the applicable Prospectus Supplement. The coverage, amount and frequency or any reduction in coverage provided by a surety bond will be set forth in the Prospectus Supplement relating to such Series.

Fraud Coverage

      If so specified in the applicable Prospectus Supplement, losses resulting from fraud, dishonesty or misrepresentation in connection with the origination or sale of the Mortgage Loans may be covered to a limited extent by (i) representations and warranties to the effect that no such fraud, dishonesty or misrepresentation had occurred, (ii) a Reserve Fund, (iii) a letter of credit or
(iv) some other method. The amount and terms of any such coverage will be set forth in the Prospectus Supplement.

Mortgagor Bankruptcy Bond

      If so specified in the applicable Prospectus Supplement, losses resulting from a bankruptcy proceeding relating to a mortgagor or obligor affecting the Mortgage Loans in a Trust Fund with respect to a Series of Certificates will be covered under a mortgagor bankruptcy bond (or any other instrument that will not result in a withdrawal, downgrading or qualification of the rating of the Certificates of a Series by any of the Rating Agencies that rated any Certificates of such Series). Any mortgagor bankruptcy bond or such other instrument will provide for coverage in an amount and with such terms meeting the criteria of the Rating Agencies rating any Certificates of the related Series, which amount and terms will be set forth in the related Prospectus Supplement.

                   CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS

      The following discussion contains a general summary of the material legal aspects of mortgage loans. Because many of the legal aspects of mortgage loans are governed by applicable state laws (which may vary substantially), the following summaries do not purport to be complete, to reflect the laws of any particular state, to reflect all the laws applicable to any particular Mortgage Loan or to encompass the laws of all states in which the properties securing the Mortgage Loans are situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Mortgage Loans.

General

      All of the Mortgage Loans are loans evidenced by one or more notes or bonds that are secured by a lien and security interest in real property. The instrument granting a security interest in real property may be a mortgage, deed of trust or deed to secure debt, depending upon the prevailing practice and law in the state in which a particular Mortgaged Property is located. As used herein, unless the context otherwise requires, the term "mortgage" includes mortgages, deeds of trust and deeds to secure debt. Any of the foregoing mortgages will create a lien upon, or grant a title interest in, the Mortgaged Property and represents the security for the repayment of the indebtedness. The priority of which will depend on the terms of the mortgage, the existence of any separate contractual arrangements with others holding interests in the Mortgaged Property, the order of recordation of the mortgage in the appropriate public recording office and the actual or constructive knowledge of the mortgagee as to any unrecorded liens, leases or other interests affecting the Mortgaged Property. Mortgages typically do not possess priority over governmental claims for real estate taxes, assessments and, in some states, for reimbursement of remediation costs of certain environmental conditions. See "--Environmental Risks" below. In addition, the Code provides priority to certain tax liens over the lien of the mortgage. The mortgagor is generally responsible for maintaining the real property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the real property.

Types of Mortgage Instruments

      A mortgage either creates a lien against or constitutes a conveyance of an interest in real property between two parties -- a mortgagor (the borrower and usually the owner of the subject property) and a mortgagee (the lender). A deed of trust is a three-party instrument, wherein a trustor (the equivalent of a mortgagor), grants the property to a trustee, in trust with a power of sale, for the benefit of a beneficiary (the lender) as security for the payment of the secured indebtedness. A deed to secure debt is a two party instrument wherein the grantor (the equivalent of a mortgagor) conveys title to, as opposed to merely creating a lien upon, the subject real property to the grantee (the lender) until such time as the underlying debt is repaid, generally with a power of sale as security for the indebtedness evidenced by the related note. In a case where the borrower is a land trust, there would be an additional party because legal title to the real property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the mortgage note. In no event is the land trustee personally liable for the mortgage note obligation. As used herein, unless the context otherwise requires, the term "mortgagor" includes a mortgagor under a mortgage, a trustor under a deed of trust and a grantor under a deed to secure debt, and the term "mortgagee" includes a mortgagee under a mortgage, a beneficiary under a deed of trust and a grantee under a deed to secure debt. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the mortgage, the law of the state in which the real property is located, certain federal laws and, in some cases, in deed of trust transactions, the directions of the beneficiary. The Mortgage Loans (other than Installment Contracts) will consist of loans secured by mortgages.

      The real property covered by a mortgage is most often the fee estate in land and improvements. However, a mortgage may encumber other interests in real property such as a tenant's interest in a lease of land, leasehold improvements or both, and the leasehold estate created by such lease. A mortgage covering an interest in real property other than the fee estate requires special provisions in the instrument creating such interest, in the mortgage or in a separate agreement with the landlord or other party to such instrument, to protect the mortgagee against termination of such interest before the mortgage is paid.

Personalty

      Certain types of mortgaged properties, such as nursing homes, hotels, motels and industrial plants, are likely to derive a significant part of their value from personal property that does not constitute "fixtures" under applicable state real property law, and hence, would not be subject to the lien of a mortgage. Such property is generally pledged or assigned as security to the mortgagee under the Uniform Commercial Code ("UCC"). In order to perfect its security interest therein, the mortgagee generally must file UCC financing statements and, to maintain perfection of such security interest, must file continuation statements generally every five years. In certain cases, Mortgage Loans secured in part by personal property may be included in a Trust Fund even if the security interest in such personal property was not perfected or the requisite UCC filings were allowed to lapse.

Installment Contracts

      The Mortgage Loans may also consist of Installment Contracts (also sometimes called contracts for deed). Under an Installment Contract, the seller (referred to in this section as the "mortgagee") retains legal title to the real property and enters into an agreement with the purchaser (referred to in this section as the "mortgagor") for the payment of the purchase price, plus interest, over the term of such Installment Contract. Only after full performance by the mortgagor of the Installment Contract is the mortgagee obligated to convey title to the real property to the mortgagor. As with mortgage or deed of trust financing, during the effective period of the Installment Contract, the mortgagor is generally responsible for maintaining the real property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the real property.

      The method of enforcing the rights of the mortgagee under an Installment Contract varies on a state-by-state basis depending upon the extent to which state courts are willing or able to enforce the Installment Contract strictly according to its terms. The terms of Installment Contracts generally provide that upon a default by the mortgagor, the mortgagor loses his or her right to occupy the real property, the entire indebtedness is accelerated and the mortgagor's equitable interest in the related real property is forfeited. The mortgagee in such a situation does not have to foreclose in order to obtain title to the real property, although in some cases both a quiet title action to clear title to the related real property (if the mortgagor has recorded notice of the Installment Contract) and an ejectment action to recover possession may be necessary. In a few states, particularly in cases of a default during the early years of an Installment Contract, ejectment of the mortgagor and a forfeiture of his or her interest in the real property will be permitted. However, in most states, laws (analogous to mortgage laws) have been enacted to protect mortgagors under Installment Contracts from the harsh consequences of forfeiture. These laws may require the mortgagee to pursue a judicial or nonjudicial foreclosure with respect to the real property, give the mortgagor a notice of default and some grace period during which the Installment Contract may be reinstated upon full payment of the default amount. Additionally, the mortgagor may have a post-foreclosure statutory redemption right, and, in some states, a mortgagor with a significant equity investment in the real property may be permitted to share in the proceeds of any sale of the related real property after the indebtedness is repaid or may otherwise be entitled to a prohibition of the enforcement of the forfeiture clause.

Junior Mortgages; Rights of Senior Mortgagees or Beneficiaries

      Some of the Mortgage Loans may be secured by junior mortgages that are subordinate to senior mortgages held by other lenders or institutional investors. In such cases, the rights of the Trust Fund (and therefore the Certificateholders), as mortgagee under a junior mortgage, will be subordinate to those of the mortgagee under the senior mortgage, including the rights of the senior mortgagee to: (i) receive rents, hazard insurance proceeds and condemnation proceeds; and (ii) cause the real property securing the Mortgage Loan to be sold upon the occurrence of a default under the senior mortgage, thereby extinguishing the lien of the junior mortgage, unless the Master Servicer or Special Servicer, if applicable, either asserts such subordinate interest in the related real property in the foreclosure of the senior mortgage or satisfies the defaulted senior loan. As discussed more fully below, in many states a junior mortgagee may satisfy a defaulted senior loan in full, or may cure such default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. Absent a provision in the senior mortgage or the existence of a recorded request for notice in compliance with applicable state law (if any), no notice of default is typically required to be given to the junior mortgagee.

      The form of mortgage used by many institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by such mortgage in such order as the mortgagee may determine. Thus, in the event improvements on the real property are damaged or destroyed by fire or other casualty, or in the event the related real property (or any part thereof) is taken by condemnation, the mortgagee under the senior mortgage will have the prior right to collect any applicable insurance proceeds and condemnation awards and to apply the same to the indebtedness secured by the senior mortgage. However, the laws of certain states may provide that, unless the security of the mortgagee has been impaired, the mortgagor must be allowed to use any applicable insurance proceeds or partial condemnation awards to restore the real property.

      The form of mortgage used by many institutional lenders also typically contains a "future advance" clause that provides that additional amounts advanced to or on behalf of the mortgagor by the mortgagee are to be secured by the mortgage. Such a clause is valid under the laws of most states. In some states, however, the priority of any advance made under the clause depends upon whether the advance was an "obligatory" or "optional" advance. If the mortgagee is obligated to advance the additional amounts, the advance may be entitled to receive the same priority as amounts initially made under the mortgage, notwithstanding that other junior mortgages or other liens may have encumbered the real property between the date of recording of the senior mortgage and the date of the future advance, or that the mortgagee had actual knowledge of such intervening junior mortgages or other liens at the time of the advance. If the mortgagee is not obligated to advance additional amounts and has actual knowledge of any such intervening junior mortgages or other liens, the advance may be subordinate to such intervening junior mortgages or other liens. In many other states, all advances under a "future advance" clause are given the same priority as amounts initially made under the mortgage so long as such advances do not exceed a specified "credit limit" amount stated in the related mortgage.

      Another provision typically found in the form of mortgage used by many institutional lenders obligates the mortgagor: (i) to pay all taxes and assessments affecting the real property prior to delinquency; (ii) to pay, when due, all other encumbrances, charges and liens affecting the real property that may be prior to the lien of the mortgage; (iii) to provide and maintain hazard insurance on the real property; (iv) to maintain and repair the real property and not to commit or permit any waste thereof; and (v) to appear in and defend any action or proceeding purporting to affect the real property or the rights of the mortgagee under the mortgage. Upon a failure of the mortgagor to perform any of these obligations, the mortgage typically provides the mortgagee the option to perform the obligation itself, with the mortgagor agreeing to reimburse the mortgagee for any sums expended by the mortgagee in connection therewith. All sums so expended by the mortgagee also typically become part of the indebtedness secured by the mortgage. The form of mortgage used by many institutional lenders also typically requires the mortgagor to obtain the consent of the mortgagee as to all actions affecting the mortgaged property, including, without limitation, all leasing activities (including new leases and termination or modification of existing leases), any alterations, modifications or improvements to the buildings and other improvements forming a part of the mortgaged property and all property management activities affecting the mortgaged property (including new management or leasing agreements or any termination or modification of existing management or leasing agreements). Tenants will often refuse to execute a lease unless the mortgagee executes a written agreement with the tenant not to disturb the tenant's possession of its premises in the event of a foreclosure. A senior mortgagee may refuse to consent to matters approved by a junior mortgagee with the result that the value of the security for the junior mortgage is diminished. For example, a senior mortgagee may decide not to approve a lease or refuse to grant to a tenant such a non-disturbance agreement. If, as a result, the lease is not executed, the value of the mortgaged property may be diminished.

Foreclosure

      Foreclosure is a legal procedure that allows the mortgagee to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the mortgagor defaults in payment or performance of its obligations under the note or mortgage and, by reason thereof, the indebtedness has been accelerated, the mortgagee has the right to institute foreclosure proceedings to sell the mortgaged property at public auction to satisfy the indebtedness. Foreclosure procedures with respect to the enforcement of a mortgage vary from state to state. Although there are other foreclosure procedures available in some states that are either infrequently used or available only in certain limited circumstances, the two primary methods of foreclosing a mortgage are judicial foreclosure and non-judicial foreclosure pursuant to a power of sale granted in the mortgage. In either case, the actual foreclosure of the mortgage will be accomplished pursuant to a public sale of the mortgaged property by a designated official or by the trustee under a deed of trust. The purchaser at any such sale acquires only the estate or interest in the mortgaged property encumbered by the mortgage. For example, if the mortgage only encumbered a tenant's leasehold interest in the real property, such purchaser will only acquire such leasehold interest, subject to the tenant's obligations under the lease to pay rent and perform other covenants contained therein.

      Judicial Foreclosure. A judicial foreclosure of a mortgage is a judicial action conducted in a court having jurisdiction over the mortgaged property initiated by the service of legal pleadings upon all parties having a subordinate interest in the real property and all parties in possession of the real property whose interests are subordinate to the mortgage. Delays in completion of foreclosure may occasionally result from difficulties in locating the necessary parties to the action. As a judicial foreclosure is a lawsuit, it is subject to all of procedures, delays and expenses attendant to litigation, sometimes requiring up to several years to complete if contested. At the completion of a judicial foreclosure, if the mortgagee prevails, the court ordinarily issues a judgment of foreclosure and appoints a referee or other designated official to conduct a public sale of the real property. Such sales are made in accordance with procedures that vary from state to state. If the mortgage covered the tenant's interest in a lease and leasehold estate, the purchaser will acquire such tenant's interest subject to the tenant's obligations under the lease to pay rent and perform other covenants contained therein.

      Non-Judicial Foreclosure. In the majority of cases, foreclosure of a deed of trust (and in some instances, other types of mortgage instruments) is accomplished by a non-judicial trustee's sale pursuant to a provision in the deed of trust that authorizes the trustee, generally following a request from the beneficiary, to sell the mortgaged property at public sale upon any default by the mortgagor under the terms of the note or deed of trust. In addition to the specific contractual requirements set forth in the deed of trust, a non-judicial trustee's sale is also typically subject to any applicable judicial or statutory requirements imposed in the state where the mortgaged property is located. The specific requirements that must be satisfied by a trustee prior to the trustee's sale vary from state to state. Examples of the requirements imposed by certain states are: (i) that notices of both the mortgagor's default and the mortgagee's acceleration of the debt be provided to the mortgagor; (ii) that the trustee record a notice of default and a notice of sale and send a copy of such notice to the mortgagor, any other person having an interest in the real property, including any junior lienholders, any person who has recorded a request for a copy of a notice of default and notice of sale, any successor in interest to the mortgagor and to certain other persons; (iii) that the mortgagor, or any other person having a junior encumbrance on the real property, may, during a reinstatement period, cure the default by paying the entire amount in arrears, plus, in certain states, certain allowed costs and expenses incurred by the mortgagee in connection with the default; and (iv) the method (publication, posting, recording, etc.), timing, content, location and other particulars as to any required public notices of the trustee's sale. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The mortgagor or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender's costs and expenses (in some states, limited to the lender's reasonable costs and expenses) incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorneys' fees which may be recovered by a mortgagee. In other states, the mortgagor or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Foreclosure of a deed to secure debt is also generally accomplished by a non-judicial sale similar to that required by a deed of trust, except that the mortgagee or its agent, rather than a trustee, is typically empowered to perform the sale in accordance with the terms of the deed to secure debt and applicable law.

      Limitations on Mortgagee's Rights. In case of foreclosure under a mortgage or a deed of trust, the sale by the referee or other designated official or the trustee is often a public sale. Because of the difficulty a potential buyer at any foreclosure sale might have in determining the exact status of title to the mortgaged property, the potential existence of redemption rights (see "--Rights of Redemption" below) and because the physical condition and financial performance of the mortgaged property may have deteriorated during the foreclosure proceedings and/or for a variety of other reasons, a third party may be unwilling to purchase the mortgaged property at the foreclosure sale. Some states require that the mortgagee disclose all known facts materially affecting the value of the mortgaged property to potential bidders at a trustee's sale. Such disclosure may have an adverse affect on the trustee's ability to sell the mortgaged property or on the sale price thereof.

      Potential buyers may be reluctant to purchase real property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Company as well as the decisions that have followed its reasoning. The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under the federal Bankruptcy Code, as amended from time to time (11 U.S.C.) (the "Bankruptcy Code"), and, therefore, could be rescinded in favor of the bankrupt's estate, if: (i) the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition; and (ii) the price paid for the foreclosed property did not represent "fair consideration" ("reasonably equivalent value" under the Bankruptcy Code). Although the reasoning and result of Durrett in respect of the Bankruptcy Code was rejected by the United States Supreme Court in May 1994, the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law that has provisions similar to those construed in Durrett. Furthermore, a bankruptcy trustee or debtor in possession could possibly avoid a foreclosure sale by electing to proceed under state fraudulent conveyance law, and the period of time for which a foreclosure sale could be subject to avoidance under such law is often greater than one year. For these reasons, it is common for the mortgagee to purchase the real property from the trustee, referee or other designated official for an amount equal to the outstanding principal amount of the secured indebtedness, together with accrued and unpaid interest and the expenses of foreclosure, in which event, if the amount bid by the mortgagee equals the full amount of such debt, interest and expenses, the secured debt would be extinguished, or for a lesser amount in order to preserve its right to seek a deficiency judgment if such is available under state law and under the terms of the Mortgage Loan documents. Thereafter, the mortgagee assumes the burdens of ownership and management of the real property (frequently, through the employment of a third party management company), including third party liability, paying operating expenses and real estate taxes and making repairs, until a sale of the real property to a third party can be arranged.

      The costs of operating and maintaining commercial real property may be significant and may be greater than the income derived from the related real property. The costs of management and operation of mortgaged properties operating as hotels, motels or nursing or convalescent homes or hospitals may be particularly significant, because of the expertise, knowledge and, with respect to nursing or convalescent homes or hospitals, regulatory approvals required to successfully operate such mortgage properties. A foreclosure and a change in ownership may have an adverse effect on the public's as well as the related industry's (including any franchisors') perception of the quality of the operations conducted on the mortgaged property. The mortgagee will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of any property. Depending upon market conditions, the ultimate proceeds of sale of the real property may not equal the mortgagee's investment in the property. Moreover, a mortgagee commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. In addition, if a mortgagee obtains title to a mortgaged property or otherwise takes possession of the real property, it may be responsible under federal or state environmental law for the cost of cleaning up an existing environmental condition on the mortgaged property. See "--Environmental Risks" below. There may also be state transfer taxes due and payable upon acquiring a real property at foreclosure and such taxes could be substantial. As a result, a mortgagee could realize an overall loss on a mortgage loan even if the related mortgaged property is sold at foreclosure or resold after it is acquired through foreclosure for an amount equal to the full outstanding principal amount of the mortgage loan, plus accrued interest.

      The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the real property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

      Courts may also apply general equitable principles in connection with foreclosure proceedings to limit a mortgagee's remedies. These equitable principles are generally designed to relieve the mortgagor from the legal effect of his defaults under the loan documents to the extent such effect is determined to be harsh or unfair. Examples of judicial remedies that have been fashioned include requiring mortgagees to undertake affirmative and expensive actions to determine the causes of the mortgagor's default and the likelihood that the mortgagor will be able to reinstate the loan, requiring mortgagees to reinstate loans or recast payment schedules in order to accommodate mortgagors who are suffering from temporary financial disability, and limiting the rights of mortgagees to foreclose if the default under the related mortgage instrument is not monetary (such as the failure to adequately maintain the mortgaged property or the further encumbrance of the mortgaged property). Finally, some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that mortgagors receive notice in addition to the statutorily prescribed minimum. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a mortgage providing for a power of sale does not involve sufficient state action to afford constitutional protections to the mortgagor. In addition, some states may have statutory protection such as the right of the borrower to reinstate mortgage loans after commencement of foreclosure proceedings but prior to a foreclosure sale.

      Under the REMIC Regulations and the related Agreement, the Master Servicer or Special Servicer, if any, may be permitted (and in some cases may be required) to hire an independent contractor to operate any REO Property. The costs of such operation may be significantly greater than the costs of direct operation of the REO Property by the Master Servicer or Special Servicer, if any. See "SERVICING OF THE MORTGAGE LOANS--Collections and Other Servicing Procedures."

      Rights of Redemption. The purposes of a foreclosure are to enable the mortgagee to realize upon its security and to bar the mortgagor, and all persons who have a subordinate interest in the mortgaged property, from exercising any right to redeem the mortgaged property. The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure sale, those having an interest that is subordinate to that of the foreclosing mortgagee may redeem the mortgaged property by paying the entire outstanding indebtedness with interest. In addition, in some states, once a foreclosure action has been commenced, the redeeming party must pay certain costs of such action. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated. Equity of redemption is generally a common-law (non-statutory) right that only exists if exercised prior to completion of the foreclosure sale. The mortgagor cannot waive its equity of redemption.

      In some states, the mortgagor and foreclosed junior lienors are given a statutory period after the completion of foreclosure proceedings to redeem the mortgaged property by payment of a redemption price. Some states require the payment of the entire principal balance of the related mortgage loan plus accrued interest and expenses of foreclosure or the payment of the foreclosure sale price, while other states require the payment of only a portion of the indebtedness due. The effect of a statutory right of redemption is to diminish the ability of the mortgagee to sell the foreclosed mortgaged property. The exercise of a statutory right of redemption may defeat the title of any purchaser at a foreclosure sale or any purchaser from the mortgagee subsequent to a foreclosure sale. Consequently, the practical effect of the redemption right is often to force the mortgagee to retain the related mortgaged property and pay the expenses of ownership until the redemption period has run. Whether the mortgagee has any rights to recover these expenses from a mortgagor who redeems the mortgaged property depends on the applicable state statute. Certain states permit a mortgagee to invalidate an attempted exercise of a statutory redemption right by waiving its right to any deficiency judgment. In some states, there is no right to redeem the mortgaged property after a trustee's sale under a deed of trust.

      Under the REMIC Regulations currently in effect, real property acquired by foreclosure generally must not be held for more than three years following the year in which the related real property was acquired. With respect to a Series of Certificates for which an election is made to qualify the Trust Fund or a part thereof as a REMIC, the Agreement will permit foreclosed property to be held for more than three years if the Trustee receives (i) an extension from the IRS or (ii) an opinion of counsel to the effect that holding such property for such longer period is permissible under the REMIC Regulations.

      Mortgagors under Installment Contracts generally do not have the benefits of redemption periods. If redemption statutes do exist under state laws for Installment Contracts, the redemption period may be shorter than for mortgages.

      Anti-Deficiency Legislation. Some of the Mortgage Loans will be nonrecourse loans as to which, in the event of default by a mortgagor, recourse may be had only against the specific real property pledged to secure the related Mortgage Loan and not against the mortgagor's other assets. Even if a mortgage by its terms provides for recourse against the mortgagor, certain states have imposed prohibitions against or limitations upon such recourse. For example, some state statutes limit the right of the mortgagee to obtain a deficiency judgment against the mortgagor following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former mortgagor equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the mortgagee. Other statutes require the mortgagee to exhaust the security afforded under a mortgage by foreclosure in an attempt to satisfy the full amount of the debt before bringing a personal action against the mortgagor. In certain states, the mortgagee has the option of bringing a personal action against the mortgagor on the debt without first exhausting its security; however, in some of these states, a mortgagee choosing to pursue such an action may be deemed to have elected its remedy and may be precluded from exercising any other remedies with respect to the security. Consequently, mortgagees will usually proceed first against the mortgaged property rather than bringing a personal action against the related mortgagor. Other statutory provisions limit the amount of any deficiency judgment against the mortgagor following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the sale. The purpose of these statutes is generally to prevent a mortgagee from obtaining a large deficiency judgment against the former mortgagor as a result of low bids, or the absence of bids, at the judicial sale.

      Cross-Collateralization. Certain of the Mortgage Loans may be secured by more than one mortgage covering real properties located in more than one state. Because of various state laws governing foreclosure or the exercise of a power of sale and because, in general, foreclosure actions are brought in state court and the courts of one state cannot exercise jurisdiction over real property located in another state, it may be necessary upon the occurrence of an event of default to foreclose on the related mortgages in a particular order rather than simultaneously in order to ensure that the lien of the mortgages is not impaired or released.

      Leasehold Risks. Certain of the Mortgage Loans may be secured by a mortgage encumbering the mortgagor's leasehold interest under a ground lease. Leasehold mortgages are subject to certain risks not associated with mortgages encumbering a fee ownership interest in the related real property. The most significant of these risks is that the ground lease creating the leasehold estate could terminate, thereby depriving the leasehold mortgagee of its security. The ground lease may terminate if, among other reasons, the ground lessee breaches or defaults in its obligations under the related ground lease or if there is a bankruptcy of the ground lessee or the ground lessor. Examples of protective provisions that may be included in the related ground lease, or in a separate related agreement between the ground lessee, the ground lessor and the mortgagee, in order to minimize such risk are the right of the mortgagee to receive notices from the ground lessor of any defaults by the mortgagor; the right to cure such defaults, with adequate cure periods; if a default is not susceptible of cure by the mortgagee, the right to acquire the leasehold estate through foreclosure or otherwise prior to any termination of the ground lease; the ability of the ground lease to be assigned to and by the mortgagee or a purchaser at a foreclosure sale and for a release of the assigning ground lessee's liabilities thereunder; the right of the mortgagee to enter into a ground lease with the ground lessor on the same terms and conditions as the old ground lease in the event of a termination thereof; and provisions for disposition of any insurance proceeds or condemnation awards payable upon a casualty to, or condemnation of, the mortgaged property. In addition to the foregoing protections, the leasehold mortgage may prohibit the ground lessee from treating the ground lease as terminated in the event of the ground lessor's bankruptcy and rejection of the ground lease by the trustee for the debtor-ground lessor, and may assign to the mortgagee the debtor-ground lessee's right to reject a lease pursuant to Section 365 of the Bankruptcy Code, although the enforceability of such assignment has not been established. As additional security the mortgagee may require that the ground lessor enter into a mortgage encumbering the fee estate in addition to the mortgage encumbering the leasehold interest under the ground lease. Additional protection is afforded to the mortgagee, because if the ground lease is terminated, the mortgagee may nonetheless possess rights contained in the fee mortgage. Without the protections described in this paragraph, a leasehold mortgagee may be more likely to lose the collateral securing its leasehold mortgage. No assurance can be given that any or all of the above described provisions will be obtained in connection with any particular Mortgage Loan.

      Bankruptcy Laws. Mortgagors may file a bankruptcy petition to delay or prevent the exercise by the mortgagee of its remedies under the related loan documents. Numerous statutory and common law provisions, including the Bankruptcy Code and state laws affording relief to debtors, may interfere with and delay the ability of a mortgagee to obtain payment of the loan, to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code virtually all actions (including foreclosure actions and deficiency judgment proceedings) related to a "bankrupt" borrower are automatically stayed upon the filing of the bankruptcy petition and often no interest or principal payments are made during the course of the bankruptcy proceeding (although "adequate protection" payments for anticipated diminution, if any, in the value of the mortgaged property may be made). The delay and consequences thereof caused by such automatic stay can be significant. A particular mortgagor may become subject to the Bankruptcy Code either by the filing of a petition by or against a mortgagor or, by virtue of the doctrine of "substantive consolidation" by an affiliate of such mortgagor becoming a debtor under the Bankruptcy Code. Additionally, the filing of a petition in bankruptcy by or on behalf of a junior lienor or junior mortgagee may stay the senior mortgagee from taking action to foreclose out such junior lien.

      Under the Bankruptcy Code, provided certain substantive and procedural safeguards for the mortgagee are met, the amount and terms of a mortgage or deed of trust secured by property of the debtor may be modified under certain circumstances. The outstanding amount of the loan secured by the real property may be reduced to the then current value of the property (with a corresponding partial reduction of the amount of the mortgagee's security interest), thus leaving the mortgagee a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan) and/or an extension (or acceleration) of the final maturity date. Some bankruptcy courts have approved plans, based on the particular facts of the reorganization case before them, that effected the curing of a mortgage loan default by paying the loan amount in arrears over a number of years. A bankruptcy court may also permit a debtor to de-accelerate a secured loan and to reinstate the loan even though the mortgagee had accelerated such loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor's petition, even if the full amount due under the original loan is never repaid. Other types of significant modifications to the terms of the mortgage may be acceptable to the bankruptcy court, often depending on the particular facts and circumstances of the specific case.

      Federal bankruptcy law may also interfere with or affect the ability of a mortgagee to enforce an assignment of rents and leases or a security interest in hotel or nursing home revenues related to the mortgaged property. In connection with a bankruptcy proceeding involving a mortgagor, Section 362 of the Bankruptcy Code automatically stays any attempts by the mortgagee to enforce any such assignment or security interest. The legal proceedings necessary to resolve such a situation can be time-consuming and may result in significant delays in the receipt of the rents or hotel or nursing home revenues. Rents or hotel or nursing home revenues may also be lost (i) if the assignment or security interest is not fully documented or perfected under state law prior to commencement of the bankruptcy proceeding; (ii) to the extent such rents or hotel or nursing home revenues are used by the mortgagor to maintain the mortgaged property or for other court authorized expenses; (iii) to the extent other collateral may be substituted therefor; and (iv) if the bankruptcy court determines that it is necessary or appropriate "based on the equities of the case."

      To the extent a mortgagor's ability to make payment on a mortgage loan is dependent on payments under a lease of the related property, such ability may be impaired by the commencement of a bankruptcy proceeding relating to the lessee under such lease. Under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a lessee results in an automatic stay barring the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the lease that occurred prior to the filing of the lessee's petition.

      In addition, the Bankruptcy Code generally provides that a bankruptcy trustee or debtor in possession may, subject to approval of the bankruptcy court, either (i) assume the lease and retain it or assign it to a third party or (ii) reject the lease. If the lease is assumed, the bankruptcy trustee or debtor in possession (or assignee, if applicable) must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. Such remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant if the lease was assigned, and any assurances provided to the lessor may, in fact, be inadequate. Furthermore, there may be a significant period of time between the date that a lessee files a bankruptcy petition and the date that the lease is assumed or rejected. Although the lessee is obligated to make all lease payments currently with respect to the post-petition period, there is a risk that such payments will not be made due to the lessee's poor financial condition. If the lease is rejected, the lessor will be treated as an unsecured creditor with respect to its claim for damages for termination of the lease, and the lessor must relet the mortgaged property before the flow of lease payments will recommence. In addition, pursuant to Section 502(b)(6) of the Bankruptcy Code, a lessor's damages for lease rejection are limited.

      In a bankruptcy or similar proceeding, action may be taken seeking the recovery, as a preferential transfer, of certain payments made by the mortgagor under the related Mortgage Loan to the Trust Fund. Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business. Whether any particular payment would be protected depends upon the facts specific to a particular transaction. If a Mortgage Loan includes any guaranty, and the guaranty waives any rights of subrogation or contribution, then certain payments by the mortgagor to the Trust Fund also may be avoided and recovered as fraudulent conveyances.

      A trustee in bankruptcy or a debtor in possession or various creditors who extend credit after a case is filed, in some cases, may be entitled to collect costs and expenses in preserving or selling the mortgaged property ahead of payment to the mortgagee. In certain circumstances, a trustee in bankruptcy or debtor in possession may have the power to grant liens senior to or pari passu with the lien of a mortgage, and analogous state statutes and general principles of equity may also provide a mortgagor with means to halt a foreclosure proceeding or sale and enforce a restructuring of a mortgage loan on terms a mortgagee would not otherwise accept.

      A trustee in bankruptcy or a debtor in possession, in some cases, also may be entitled to subordinate the lien created by the mortgage loan to other liens or the claims of general unsecured creditors. Generally, this requires proof of "unequitable conduct" by the mortgagee. However, various courts have expanded the grounds for equitable subordination to apply to various non-pecuniary claims for such items as penalties and fines. A court may find that any prepayment charge, various late payment charges and other claims by mortgagees may be subject to equitable subordination on these grounds.

      A trustee in bankruptcy or a debtor in possession, in some cases, also may be entitled to avoid all or part of any claim or lien by the mortgagee if and to the extent a judgment creditor, or a bona fide purchaser of real estate, could have done so outside of bankruptcy. Generally, this involves some defect in the language, execution or recording of the mortgage loan documents.

Environmental Risks

      Real property pledged as security to a mortgagee may be subject to environmental risks arising from the presence of hazardous or toxic substances on, under, adjacent to, or in such property. The environmental condition of mortgaged properties may be affected by the actions and operations of tenants and occupants of such properties. Of particular concern may be those mortgaged properties that are, or have been, the site of manufacturing, industrial or disposal activity or have been built with or contain asbestos-containing material or other indoor pollutants. In addition, current and future environmental laws, ordinances or regulations, including new requirements developed by federal agencies pursuant to the mandates of the Clean Air Act Amendments of 1990, may impose additional compliance obligations on business operations that can be met only by significant capital expenditures.

      A mortgagee may be exposed to risks related to environmental conditions such as the following: (i) a diminution in the value of a mortgaged property;
(ii) the potential that the mortgagor may default on a mortgage loan due to the mortgagor's inability to pay high remediation costs or difficulty in bringing its operations into compliance with environmental laws; (iii) in certain circumstances as more fully described below, liability for clean-up costs or other remedial actions, which liability could exceed the value of such mortgaged property or the unpaid balance of the related mortgage loan; or (iv) the inability to sell the related Mortgage Loan in the secondary market or lease the real property to potential tenants. In certain circumstances, a mortgagee may choose not to foreclose on contaminated real property rather than risk incurring liability for remedial actions.

      In addition, a mortgagee may be obligated to disclose environmental conditions on a mortgaged property to government entities and/or to prospective buyers (including prospective buyers at a foreclosure sale or following foreclosure). Such disclosure may decrease the amount that prospective buyers are willing to pay for the affected real property, sometimes substantially, and thereby decrease the ability of the mortgagee to recoup its investment in a loan upon foreclosure.

      In certain states, transfers of some types of real properties are conditioned upon cleanup of contamination prior to transfer. In these cases, a mortgagee that becomes the owner of a real property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

      Under federal and certain states' laws, the owner's failure to perform remedial actions required under environmental laws may in certain circumstances give rise to a lien on the mortgaged property to ensure the reimbursement of remedial costs incurred by federal and state regulatory agencies. In several states such lien has priority over the lien of an existing mortgage against such property. Since the costs of remedial action could be substantial, the value of a mortgaged property as collateral for a mortgage loan could be adversely affected by the existence of an environmental condition giving rise to a lien.

      Under certain circumstances, it is possible that environmental cleanup costs, or the obligation to take remedial actions, can be imposed on a mortgagee such as the Trust Fund with respect to each Series. Under the laws of some states and under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), strict liability may be imposed on present and past "owners" and "operators" of contaminated real property for the costs of clean-up. Excluded from CERCLA's definition of "owner" or "operator", however, is a person "who without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest." This is known as the "secured creditor exemption." Judicial decisions interpreting the secured creditor exemption has varied widely, and one decision, United States v. Fleet Factors Corp., 901 F.2d 1550 (11th Cir. 1990), cert. denied, 498 U.S. 1046 (1991), had indicated that a lender's mere power to affect and influence a borrower's operations might be sufficient to lead to liability on the part of the lender.

However, on September 30, 1996, the Asset Conservation, Lender Liability, and Deposit Insurance Protection Act of 1996 (the "Lender Liability Act") became law. The Lender Liability Act clarifies the secured creditor exemption to impose liability only on a secured lender who exercises control over operational aspects of the facility and thus is "participating in management." A number of environmentally related activities before the loan is made and during its pendency, as well as "workout" steps to protect a security interest, are identified as permissible to protect a security interest without triggering liability. The Lender Liability Act also identifies the circumstances in which foreclosure and post-foreclosure activities will not trigger CERCLA liability.

      The Lender Liability Act also amends the Solid Waste Disposal Act to limit the liability of lenders holding a security interest for costs of cleaning up contamination from underground storage tanks. However, the Lender Liability Act has no effect on state environmental laws similar to CERCLA that may impose liability on mortgagees and other persons, and not all of those laws provide for a secured creditor exemption. Liability under many of these federal and state laws may exist even if the mortgagee did not cause or contribute to the contamination and regardless of whether the mortgagee has actually taken possession of a mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, such liability is not limited to the original or unamortized principal balance of a loan or to the value of the real property securing a loan.

      CERCLA's "innocent landowner" defense to strict liability may be available to a mortgagee that has taken title to a mortgaged property and has performed an appropriate environmental site assessment that does not disclose existing contamination and that meets other requirements of the defense. However, it is unclear whether the environmental site assessment must be conducted upon loan origination, prior to foreclosure or both, and uncertainty exists as to what kind of environmental site assessment must be performed in order to qualify for the defense.

      Beyond statute-based environmental liability, there exist common law causes of action that can be asserted to redress hazardous environmental conditions on a property (e.g., actions based on nuisance for so called toxic torts resulting in death, personal injury or damage to property). Although it may be more difficult to hold a mortgagee liable in such cases, unanticipated or uninsured liabilities of the mortgagor may jeopardize the mortgagor's ability to meet its loan obligations.

      At the time the Mortgage Loans were originated, it is possible that no environmental assessment or a very limited environmental assessment of the Mortgaged Properties was conducted.

      The related Agreement will provide that the Master Servicer or the Special Servicer, if any, acting on behalf of the Trust Fund, may not acquire title to any Mortgaged Property or take over its operation unless the Master Servicer or the Special Servicer, if any, has previously determined, based upon a Phase I or other specified environmental assessment prepared by a person who regularly conducts such environmental assessments, that (a) the Mortgaged Property is in compliance with applicable environmental laws or that it would be in the best economic interest of the Trust Fund to take the actions necessary to comply with such laws and (b) there are no circumstances or conditions present at the Mortgaged Property relating to Hazardous Materials for which some investigation, remediation or clean-up action could be required or that it would be in the best economic interest of the Trust Fund to take such actions with respect to such Mortgaged Property. This requirement effectively precludes enforcement of the security for the related Note until a satisfactory environmental assessment is obtained and/or any required remedial action is taken. This requirement will reduce the likelihood that a given Trust Fund will become liable for any environmental conditions affecting a Mortgaged Property, but will make it more difficult to realize on the security for the Mortgage Loan. There can be no assurance that any environmental assessment obtained by the Master Servicer or the Special Servicer, if any, will detect all possible environmental conditions or that the other requirements of the Agreement, even if fully observed by the Master Servicer or the Special Servicer, if any, will in fact insulate a given Trust Fund from liability for environmental conditions.

      "Hazardous Materials" are generally defined as any dangerous, toxic or hazardous pollutants, chemicals, wastes or substances, including, without limitation, those so identified pursuant to CERCLA or any other environmental laws now existing, and specifically including, without limitation, asbestos and asbestos-containing materials, polychlorinated biphenyls, radon gas, petroleum and petroleum products, urea formaldehyde and any substances classified as being "in inventory," "usable work in process" or similar classification that would, if classified as unusable, be included in the foregoing definition.

      If a mortgagee is or becomes liable for clean-up costs, it may bring an action for contribution against the current owners or operators, the owners or operators at the time of on-site disposal activity or any other party who contributed to the environmental hazard, but such persons or entities may be without substantial assets, bankrupt or otherwise judgment proof. Furthermore, such action against the mortgagor may be adversely affected by the limitations on recourse in the loan documents. Similarly, in some states anti-deficiency legislation and other statutes requiring the mortgagee to exhaust its security before bringing a personal action against the mortgagor (see "--Anti-Deficiency Legislation" above) may curtail the mortgagee's ability to recover from its mortgagor the environmental clean-up and other related costs and liabilities incurred by the mortgagee. Accordingly, it is possible that such costs could become a liability of the Trust Fund and occasion a loss to the Certificateholders. Shortfalls occurring as the result of imposition of any clean-up costs will be addressed in the Prospectus Supplement and Agreement for the related Series.

      Other environmental laws that may affect the value of a mortgaged property, or impose cleanup costs or liabilities, including those related to asbestos, radon, lead paint and underground storage tanks.

      Certain federal, state and local laws, regulations and ordinances govern the removal, encapsulation or disturbance of asbestos-containing materials ("ACMs") in the event of the remodeling, renovation or demolition of a building. Such laws, as well as common law standards, may impose liability for releases of ACMs and may allow third parties to seek recovery from owners or operators of real properties for personal injuries associated with such releases. In addition, federal law requires that building owners inspect their facilities for ACMs and presumed ACMs (consisting of thermal system insulation, surfacing materials and asphalt and vinyl flooring in buildings constructed prior to 1981) and transfer all information regarding ACMs and presumed ACMs in their facilities to successive owners.

      The United States Environmental Protection Agency (the "EPA") has concluded that radon gas, a naturally occurring substance, is linked to increased risks of lung cancer. Although there are no current federal or state requirements mandating radon gas testing, the EPA and the United States Surgeon General recommend testing residences for the presence of radon and that abatement measures be undertaken if radon concentrations in indoor air meet or exceed four picocuries per liter.

      Under the Residential Lead-Based Paint Hazard Reduction Act of 1992 (the "Lead Paint Act"), owners of residential housing constructed prior to 1978 are required to disclose to potential residents or purchasers any known lead-paint hazards. The Lead Paint Act creates a private right of action with treble damages available for any failure to so notify. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning, and the owner of a real property where such circumstances exist may be held liable for such injuries. Finally, federal law mandates that detailed worker safety standards must be complied with where construction, alteration, repair or renovation of structures that contain lead, or materials that contain lead, is contemplated.

      Underground storage tanks ("USTs") are, and in the past have been, frequently located at real properties used for industrial, retail and other business purposes. Federal law, as well as the laws of most states, currently require USTs used for the storage of fuel or hazardous substances and waste to meet certain standards designed to prevent releases from the USTs into the environment. USTs installed prior to the implementation of these standards, or that otherwise do not meet these standards, are potential sources of contamination to the soil and groundwater. Land owners may be liable for the costs of investigating and remediating soil and groundwater contamination that may emanate from leaking USTs.

Enforceability of Certain Provisions

      Default Interest; Late Charges; and Prepayment Fees. Some of the Mortgage Loans may contain provisions requiring the mortgagor to pay late charges or additional interest if required payments are not timely made, and in some circumstances, may prohibit payments for a specified period and/or condition prepayments upon the mortgagor's payment of prepayment fees or yield maintenance penalties. In certain states there may be limitations upon the enforceability of such provisions, and no assurance can be given that any of such provisions related to any Mortgage Loan will be enforceable. Some of the Mortgage Loans may also contain provisions prohibiting any prepayment of the loan prior to maturity or requiring the payment of a prepayment fee in connection with any such prepayment. Even if enforceable, a requirement for such prepayment fees may not deter mortgagors from prepaying their mortgage loans. Although certain states will allow the enforcement of such provisions upon a voluntary prepayment of a mortgage loan, in other states such provisions may be unenforceable after a mortgage loan has been outstanding for a certain number of years or if enforcement would be unconscionable, or the allowed amount of any prepayment fee may be limited (i.e., to a specified percentage of the original principal amount of the mortgage loan, to a specified percentage of the outstanding principal balance of a mortgage loan or to a fixed number of months' interest on the prepaid amount). In certain states there may be limitations upon the enforceability of prepayment fee provisions applicable in connection with a default by the mortgagor or an involuntary acceleration of the secured indebtedness, and no assurance can be given that any of such provisions related to any Mortgage Loan will be enforceable under such circumstances. The applicable laws of certain states may also treat certain prepayment fees as usurious if in excess of statutory limits. See "--Applicability of Usury Laws" below.

      Due-on-Sale Provisions. The enforceability of due-on-sale and due-on-encumbrance provisions has been the subject of legislation or litigation in many states, and in some cases, typically involving single family residential mortgage transactions, their enforceability has been limited or denied under applicable state law. However, the Garn-St. Germain Depository Institutions Act of 1982 (the "Garn-St. Germain Act"), which generally preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits mortgagees to enforce these clauses in accordance with their terms, subject to certain exceptions. As a result, due-on-sale clauses have become generally enforceable except in those states whose legislatures have exercised their authority to regulate the enforceability of such clauses with respect to mortgage loans that were: (i) originated or assumed during the "window period" under the Garn-St. Germain Act, which ended in all cases not later than October 15, 1982; and (ii) originated by lenders other than national banks, federal savings institutions or federal credit unions. The Federal Home Loan Mortgage Corporation has taken the position in its published mortgage servicing standards that, out of a total of eleven "window period states," five states (Arizona, Michigan, Minnesota, New Mexico and Utah) have enacted statutes extending, on various terms and for varying periods, the prohibition on enforcement of due-on-sale clauses with respect to certain categories of loans that were originated or assumed during the "window period" applicable to such state. Also, the Garn-St. Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rates.

      The Agreement for each Series generally will provide that if any Mortgage Loan contains a provision in the nature of a "due-on-sale" clause, which by its terms provides that: (i) such Mortgage Loan shall (or may at the mortgagee's option) become due and payable upon the sale or other transfer of an interest in the related Mortgaged Property or (ii) such Mortgage Loan may not be assumed without the consent of the related mortgagee in connection with any such sale or other transfer, then, for so long as such Mortgage Loan is included in the Trust Fund, the Master Servicer or the Special Servicer, if any, on behalf of the Trustee, shall take such actions as it deems to be in the best interest of the Trust Fund in accordance with the servicing standard set forth in the Agreement, and may waive or enforce any due-on-sale clause contained in the related Note or Mortgage.

      In addition, under the federal Bankruptcy Code, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from such bankruptcy proceeding.

      Acceleration on Default. It is expected that the Mortgage Loans will include a "debt-acceleration" clause, which permits the mortgagee to accelerate the full amount of the debt upon a monetary or nonmonetary default of the mortgagor. The courts of all states will enforce such acceleration clauses in the event of a material payment default if appropriate notices of default have been effectively given. However, the equity courts of any state may refuse to foreclose a mortgage when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable. Furthermore, in some states, the mortgagor may avoid foreclosure and reinstate an accelerated loan by paying only the defaulted amounts and, in certain states, the costs and attorneys' fees incurred by the mortgagee in collecting such defaulted payments.

      State courts also are known to apply various legal and equitable principles to avoid enforcement of the forfeiture provisions of Installment Contracts. For example, a mortgagee's practice of accepting late payments from the mortgagor may be deemed a waiver of the forfeiture clause. State courts also may impose equitable grace periods for payment of arrearages or otherwise permit reinstatement of the Installment Contract following a default. Not infrequently, if a mortgagor under an Installment Contract has significant equity in the property, equitable principles will be applied to reform or reinstate the Installment Contract or to permit the mortgagor to share the proceeds upon a foreclosure sale of the property if the sale price exceeds the debt.

Soldiers' and Sailors' Relief Act

      Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a mortgagor who enters military service or is called to active duty status (including the Army, Navy, Air Force, Marines, Coast Guard, members of the National Guard or any Reserves and officers of the U.S. Public Health Service assigned to duty with the military) after the origination of such mortgagor's mortgage loan may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such mortgagor's active duty status, unless a court orders otherwise upon application of the mortgagee. Any shortfall in interest collections resulting from the application of the Relief Act, to the extent not covered by any applicable Credit Enhancement, would result in a reduction in the amounts distributable to the holders of the Certificates. In addition, the Relief Act imposes limitations that would impair the ability of the Master Servicer or the Special Servicer, if any, to foreclose on an affected Mortgage Loan during the mortgagor's period of active duty status and, under certain circumstances, during an additional three months thereafter. Thus, in the event that such a Mortgage Loan goes into default, there may be delays and losses occasioned by the inability to realize upon the Mortgaged Property in a timely fashion. Because the Relief Act applies to mortgagors who enter military service (including reservists who are later called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of Mortgage Loans that may be affected by the Relief Act. The Relief Act may also be applicable if the mortgagor is an entity owned or controlled by a person in a military service.

Applicability of Usury Laws

      State and federal usury laws limit the interest that mortgagees are entitled to receive on a mortgage loan. In determining whether a given transaction is usurious, courts may include charges in the form of "points" and "fees" in the determination of the "interest" charged in connection with a loan, but may exclude payments in the form of "reimbursement of foreclosure expenses" or other charges found to be distinct from "interest". If, however, the amount charged for the use of the money loaned is found to exceed a statutorily established maximum rate, the form employed and the degree of overcharge are both immaterial. Statutes differ in their provision as to the consequences of a usurious loan. One type of statute requires the mortgagee to forfeit the interest above the applicable limit or imposes a specified penalty. Under this statutory scheme, the mortgagor may have the recorded mortgage or deed of trust cancelled upon paying its debt with lawful interest, or the mortgagee may foreclose, but only for the debt plus lawful interest, in either case, subject to any applicable credit for excessive interest collected from the mortgagor and any penalty owed by the mortgagee. A second type of statute is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the mortgagor to have the recorded mortgage or deed of trust cancelled without any payment and prohibiting the mortgagee from foreclosing.

      Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, as amended ("Title V"), provides that state usury limitations do not apply to certain types of residential (including multifamily, but not other commercial) first mortgage loans originated by certain lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

Alternative Mortgage Instruments

      Alternative mortgage instruments, including adjustable rate mortgage loans, originated by non-federally chartered lenders have historically been subjected to a variety of restrictions. Such restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially with respect to residential (including multifamily, but not other commercial) mortgage loans as a result of the enactment of Title VIII of the Garn-St. Germain Act ("Title VIII"). Title VIII provides that, notwithstanding any state law to the contrary: (i) state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks; (ii) state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration (the "NCUA") with respect to origination of alternative mortgage instruments by federal credit unions; and (iii) all other non-federally chartered housing creditors, including state-chartered savings and loan associations, state-chartered savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board (now the Office of Thrift Supervision) with respect to origination of alternative mortgage instruments by federal savings and loan associations. Title VIII authorized any state to reject applicability of the provisions of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of such provisions. Certain states have taken such action. A mortgagee's failure to comply with the applicable federal regulations in connection with the origination of an alternative mortgage instrument could subject such mortgage loan to state restrictions that would not otherwise be applicable.

Leases and Rents

      Some of the Mortgage Loans may be secured by an assignment of leases and rents, either through assignment provisions incorporated in the mortgage, through a separate assignment document or both. Under an assignment of leases and rents, the mortgagor typically assigns to the mortgagee the mortgagor's right, title and interest as landlord under each lease and the income derived therefrom, while retaining a revocable license to collect the rents for so long as there is no default under the mortgage loan documentation. In the event of such a default, the license terminates and the mortgagee may be entitled to collect rents. A mortgagee's failure to perfect properly its interest in rents may result in the loss of a substantial pool of funds that could otherwise serve as a source of repayment for the loan. Some state laws may require that in addition to recording properly the assignment of leases and rents, the mortgagee must also take possession of the real property and/or obtain judicial appointment of a receiver before such mortgagee is entitled to collect rents. Although mortgagees actually taking possession of the real property may become entitled to collect the rents therefrom, such mortgagees may also incur potentially substantial risks attendant to such possession, including liability for environmental clean-up costs and other risks inherent to ownership and operation of real property. In addition, if a bankruptcy or similar proceeding is commenced by or in respect of the mortgagor, the mortgagee's ability to collect the rents may also be adversely affected.

Secondary Financing; Due-on-Encumbrance Provisions

      Some of the Mortgage Loans may not restrict secondary financing, thereby permitting the mortgagor to use the Mortgaged Property as security for one or more additional loans. Some of the Mortgage Loans may preclude secondary financing (often by permitting the senior mortgagee to accelerate the maturity of its loan if the mortgagor further encumbers the Mortgaged Property) or may require the consent of the senior mortgagee; however, such provisions may be unenforceable in certain jurisdictions under certain circumstances. The Agreement for each Series will generally provide that if any Mortgage Loan contains a provision in the nature of a "due-on-encumbrance" clause, which by its terms: (i) provides that such Mortgage Loan will (or may at the mortgagee's option) become due and payable upon the creation of any subsequent lien or other encumbrance on the related Mortgaged Property; or (ii) requires the consent of the related mortgagee to the creation of any such lien or other encumbrance on the related Mortgaged Property; then for so long as such Mortgage Loan is included in a given Trust Fund, the Master Servicer or, if such Mortgage Loan is a Specially Serviced Mortgage Loan, the Special Servicer, if any, on behalf of such Trust Fund, will exercise (or decline to exercise) any right it may have as the mortgagee of record with respect to such Mortgage Loan to (x) accelerate the payments thereon or (y) withhold its consent to the creation of any such lien or other encumbrance, in a manner consistent with the servicing standard set forth in the Agreement.

      If a mortgagor encumbers a mortgaged property with one or more junior liens, the senior mortgagee is subjected to additional risk, such as the following. First, the mortgagor may have difficulty servicing and repaying multiple loans. In addition, if the junior loan permits recourse to the mortgagor and the senior loan does not, a mortgagor may be more likely to repay sums due on the junior loan than those due on the senior loan. Second, acts of the senior mortgagee that prejudice the junior mortgagee or impair the junior mortgagee's security may create a superior equity in favor of the junior mortgagee. For example, if the mortgagor and the senior mortgagee agree to an increase in the principal amount of, or the interest rate payable on, the senior loan, the senior mortgagee may lose its priority to the extent an existing junior mortgagee is prejudiced or the mortgagor is additionally burdened. Third, if the mortgagor defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior mortgagees can impair the security available to the senior mortgagee and can interfere with, delay and in certain circumstances even prevent the taking of action by the senior mortgagee. Fourth, the bankruptcy of a junior mortgagee may operate to stay foreclosure or similar proceedings by the senior mortgagee.

Certain Laws and Regulations

      The Mortgaged Properties will be subject to compliance with various federal, state and local statutes and regulations. Failure to comply (together with an inability to remedy any such failure) could result in material diminution in the value of a Mortgaged Property, which could, together with the possibility of limited alternative uses for a particular Mortgaged Property (e.g., a nursing or convalescent home or hospital), result in a failure to realize the full principal amount of and interest on the related Mortgage Loan.

      The Internal Revenue Code of 1986, as amended, provides priority to certain tax liens over the lien of a mortgage. In addition, substantive requirements are imposed on mortgagees in connection with the origination and servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act, and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans.

Type of Mortgaged Property

      A mortgagee may be subject to additional risk depending upon the type and use of the mortgaged property in question. For instance, mortgaged properties that are hospitals, nursing homes or convalescent homes may present special risks to mortgagees in large part due to significant governmental regulation of the ownership, operation, maintenance, control and financing of health care institutions. Mortgages encumbering mortgaged properties that are owned by the mortgagor under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association. Mortgaged properties that are hotels or motels may present additional risks to mortgagees in that: (i) such properties are typically operated pursuant to franchise, management and operating agreements that may be terminable by the franchisor, manager or operator; and (ii) the transferability of operating, liquor and other licenses to the entity acquiring such properties either through purchase or foreclosure is subject to the vagaries of local law requirements. In addition, mortgaged properties that are multifamily residential properties or cooperatively owned multifamily properties may be subject to rent control laws, which could impact the future cash flows of such properties. See "RISK FACTORS--Risks Associated with Lending on Income Producing Properties."

Criminal Forfeitures

      Various federal and state laws (collectively, the "Forfeiture Laws") provide for the civil or criminal forfeiture of certain property (including real estate) used or intended to be used to commit or facilitate the commission of a violation of certain laws (typically criminal laws), or purchased with the proceeds of such violations. Even though the Forfeiture Laws were originally intended as tools to fight organized crime and drug related crimes, the current climate appears to be to expand the scope of such laws. Certain of the Forfeiture Laws (i.e., the Racketeer Influenced and Corrupt Organizations law and the Comprehensive Crime Control Act of 1984) provide for notice, opportunity to be heard and for certain defenses for "innocent lienholders." However, given the uncertain scope of the Forfeiture Laws and their relationship to existing constitutional protections afforded real property owners, no assurance can be made that enforcement of a Forfeiture Law with respect to any Mortgaged Property would not deprive the Trust Fund of its security for the related Mortgage Loan.

Americans With Disabilities Act

      Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder (collectively, the "ADA"), in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove structural, architectural and communication barriers from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected property owner, landlord or other applicable person. In addition to imposing a possible financial burden on the mortgagor in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing mortgagee who succeeds to the interest of the mortgagor as owner or landlord. Furthermore, since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing mortgagee who is financially more capable than the mortgagor of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the mortgagor is subject.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

General

      The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the Certificates. This discussion was prepared by Morrison & Hecker L.L.P., counsel to the Depositor ("Counsel") and, to the extent it expresses opinions or conclusions as to federal income tax law, represents the opinion of Counsel as to such matters. The discussion below is based upon the Internal Revenue Code of 1986, as amended (the "Code"), the regulations promulgated thereunder, including, where applicable, proposed regulations, and the administrative rulings and court decisions all as in effect and existing on the date hereof and, all of which are subject to change, possibly on a retroactive basis, or possible differing interpretations. This discussion is directed primarily to investors who will hold Certificates as "capital assets" (generally, property held for investment) within the meaning of Section 1221 of the Code. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories or classes of investors some of which (such as banks, insurance companies and foreign investors) may be subject to special rules under the federal income tax laws. In addition to the federal income tax consequences described herein, potential investors should consider the state and local tax consequences, if any, of the purchase, ownership and disposition of the Certificates. See "STATE TAX CONSIDERATIONS." Certificateholders are advised to consult their own tax advisors concerning the federal, state, local or other tax consequences to them of the purchase, ownership and disposition of the Certificates offered hereunder.

      Taxpayers and preparers of tax returns (including those filed by any REMIC or other issuer) should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice (i) is given with respect to events that have occurred at the time the advice is rendered and is not given with respect to the consequences of contemplated actions, and (ii) is directly relevant to the determination of an entry on a tax return. Accordingly, taxpayers should consult their own tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed herein.

      The Prospectus Supplement for each series of Certificates will indicate whether a REMIC election (or elections) will be made for the related Trust and, if such an election is to be made, will identify all "regular interests" and "residual interests" in the REMIC. The applicable Prospectus Supplement will also specify if a REMIC election will not be made for a portion of the Trust Fund. If so specified, such portion may be treated as a grantor trust for federal income tax purposes. See "--Federal Income Tax Consequences For Certificates As To Which No REMIC Election Is Made." For purposes of this tax discussion, references to a "Certificateholder" or a "holder" are to the beneficial owner of a Certificate.

                         Federal Income Tax Consequences
                             For REMIC Certificates

General

      The following discussion addresses securities ("REMIC Certificates") representing interests in a Trust, or a portion thereof, which the Trustee will covenant to elect to have treated as a REMIC under Sections 860A through 860G (the "REMIC Provisions") of the Code.

      An election to be treated as a REMIC for federal income tax purposes may be made for a Trust Fund relating to a Series of Certificates. Such an election will generally be made if the related Trust Fund would not qualify as a grantor trust under subpart E, Part I of Subchapter J of the Code. In such a case, Morrison & Hecker L.L.P., counsel to the Depositor, will deliver its opinion to the effect that the Trust Fund issuing Certificates of that Series will be treated as one or more REMICs for federal income tax purposes provided that the provisions of the applicable Agreement are complied with and the statutory and regulatory requirements concerning REMICs are satisfied, and the Certificates offered thereby will be considered to be "Regular Interests" or "Residual Interests" in the REMICs, as specified in the related Prospectus Supplement.

      The following discussion is based in part upon the rules governing original issue discount that are set forth in Sections 1271-1273 and 1275 of the Code and in the Treasury regulations issued thereunder (the "OID Regulations"), and in part upon the REMIC Provisions and the Treasury regulations issued thereunder (the "REMIC Regulations"). The OID Regulations, which are effective with respect to debt instruments issued on or after April 4, 1994, do not adequately address certain issues relevant to, and in some instances provide that they are not applicable to, securities such as the Certificates.

Qualification as a REMIC

      In order for the Trust Fund to qualify as a REMIC, there must be ongoing compliance on the part of the Trust Fund with the requirements set forth in the Code. The Trust Fund must fulfill an asset test, which requires that no more than a de minimis portion of its assets, as of the close of the third calendar month beginning after the "Startup Day" (which for purposes of this discussion is the date of issuance of the Certificates) and at all times thereafter, may consist of assets other than "qualified mortgages" and "permitted investments." The REMIC Regulations provide a "safe harbor" pursuant to which the de minimis requirement is met if at all times the aggregate adjusted basis of the nonqualified assets is less than one percent of the aggregate adjusted basis of all the REMIC's assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets. A REMIC also must provide "reasonable arrangements" to prevent its residual interest from being held by "disqualified organizations" and applicable tax information to transferors or agents that violate this requirement. Accordingly, the Agreement for each Series will contain provisions to assure that the asset and reasonable arrangements tests will be met at all times that the Certificates are outstanding. See "--Taxation of Holders of Residual Certificates--Restrictions on Ownership and Transfer of Residual Certificates."

      A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC on the Startup Day or is purchased by the REMIC within a three-month period thereafter pursuant to a fixed-price contract in effect on the Startup Day. Qualified mortgages include whole mortgage loans, such as the Mortgage Loans, provided, in general, (i) the fair market value of the real property security (including buildings and structural components thereof) is at least 80% of the principal balance of the Mortgage Loan either at origination or as of the Startup Day (an original loan-to-value ratio of not more than 125% with respect to the real property security); or (ii) substantially all the proceeds of the Mortgage Loan or the underlying mortgage loan were used to acquire, improve or protect an interest in real property that, at the origination date, was the only security for the Mortgage Loan or underlying mortgage loan. If the Mortgage Loan has been substantially modified other than in connection with a default or reasonably foreseeable default, it must meet the loan-to-value test in (i) of the preceding sentence as of the date of the last such modification or at closing. A qualified mortgage includes a qualified replacement mortgage, which is any property that would have been treated as a qualified mortgage if it were transferred to the REMIC pool on the Startup Day and that is received either (i) in exchange for any qualified mortgage within a three-month period thereafter or (ii) in exchange for a "defective obligation" within a two-year period thereafter. A "defective obligation" includes (i) a mortgage in default or as to which default is reasonably foreseeable, (ii) a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC pool has been breached, (iii) a mortgage that was fraudulently procured by the mortgagor, and (iv) a mortgage that was not in fact principally secured by real property (but only if such mortgage is disposed of within 90 days of discovery). A Mortgage Loan that is "defective" as described in clause (iv) that is not sold or, if within two years of the Startup Day, exchanged, within 90 days of discovery, ceases to be a qualified mortgage after such 90-day period. For purposes of this opinion, where the applicable Prospectus Supplement provides for a fixed retained yield with respect to the Mortgaged Properties underlying a Series of Certificates, references to the Mortgaged Properties will be deemed to refer to that portion of the Mortgaged Properties held by the Trust Fund which does not include the fixed retained yield.

      Permitted investments include cash flow investments, qualified reserve assets and foreclosure property. A cash flow investment is any investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceed 13 months, until the next scheduled distribution to holders of interests in the REMIC. Foreclosure property is real property acquired by the REMIC in connection with default or imminent default of a qualified mortgage and generally held for not more than three years after the year in which such property is acquired, with extensions granted by the Internal Revenue Service ("IRS").

      In addition to the foregoing requirements, the various interests in a REMIC also must meet certain requirements. All of the interests in a REMIC must be either of the following: (i) one or more Classes of regular interests or (ii) a single Class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate or consist of a specified, nonvarying portion of the interest payments on some or all of the qualified mortgages. A qualified variable rate includes, among other rates, a rate based on a weighted average of rates on some or all of the REMIC's qualified mortgages, which in turn bear a fixed rate or qualified variable rate. A residual interest is an interest in a REMIC other than a regular interest that is issued on the Startup Day and is designated as a residual interest.

      Unless otherwise stated in the related Prospectus Supplement, and to the extent permitted by then applicable laws, any prohibited transactions tax, contributions tax, tax on "net income from foreclosure property" or state or local income or franchise tax that may be imposed on the REMIC will be borne by the related Master Servicer, Special Servicer or Trustee in any case out of its own funds, provided that such person has sufficient assets to do so, and provided further that such tax arises out of a breach of such person's obligations under the related Agreement and in respect of compliance with applicable laws and regulations. Any such tax not borne by a Master Servicer, Special Servicer or Trustee will be charged against the related Trust Fund resulting in a reduction in amounts payable to holders of the related REMIC Certificates.

      If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for such status during any taxable year, the Code provides that the entity will not be treated as a REMIC for such year and thereafter. In that event, such entity may be taxable as a corporation under Treasury regulations, and the related Certificates may not be accorded the status or given the tax treatment described below. Section 860D(b)(2) of the Code provides that if (i) an entity ceases to be a REMIC, (ii) the Secretary of the Treasury determines that such cessation was inadvertent, (iii) no later than a reasonable time after the discovery of the event resulting in such cessation, steps are taken so that such entity is once more a REMIC, and (iv) such entity, and each person holding an interest in such entity at any time during a period specified, agrees to make such adjustments as may be required by the Secretary of the Treasury with respect to such period, then, notwithstanding such terminating event, the entity will be treated as continuing to be a REMIC or such cessation will be disregarded, whichever the Secretary of the Treasury determines to be appropriate. Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, no such regulations have been issued. Any such relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the Trust Fund's income for the period in which the requirements for such status are not satisfied.

      Status of REMIC Certificates. If a REMIC election is made with respect to a Series of Certificates, (i) Certificates held by a domestic building and loan association will constitute "a regular or a residual interest in a REMIC" within the meaning of Code Section 7701(a)(19)(C)(xi) (assuming that at least 95% of the REMIC's assets consist of cash, government securities, "loans secured by an interest in real property" and other types of assets described in Code Section 7701(a)(19)(C)(i)-(x) (except that if the underlying mortgage loans are not residential mortgage loans, the Certificates will not so qualify)); and (ii) Certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(4)(A), and income with respect to the Certificates will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B) (assuming, for both purposes, that at least 95% of the REMIC's assets are qualifying assets). If less than 95% of the REMIC's assets consist of assets described in (i) or (ii) above, then a Certificate will qualify for the corresponding tax treatment in (i) or (ii) in the proportion that such

REMIC assets are qualifying assets. The determination as to the percentage of the REMIC's assets that constitute assets described in the foregoing sections of the Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during such calendar quarter. The Trustee will report those determinations to Certificateholders in the manner and at the times required by applicable Treasury regulations.

      Holders of Certificates should be aware that (i) Certificates held by a regulated investment company will not constitute "government securities" within the meaning of Code Section 851(b)(4)(A)(i); and Certificates held by a real estate investment trust will not constitute "Government Securities" within the meaning of Code Section 856(c)(4)(A). REMIC Certificates held by certain financial institutions will constitute an "evidence of indebtedness" within the meaning of Code Section 582(c)(i).

      It is possible that various reserves or funds will reduce the proportion of REMIC assets that qualify under the standards described above.

      Tiered REMIC Structures. For certain Series of Certificates, two or more separate elections may be made to treat designated portions of the related Trust Fund as REMICs ("Tiered REMICs") for federal income tax purposes. Upon the issuance of any such Series of Certificates, counsel to the Depositor will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Agreement, the Tiered REMICs will each qualify as a REMIC and the Certificates issued by the Tiered REMICs will be considered to evidence ownership of Regular Certificates or Residual Certificates in the related REMIC within the meaning of the REMIC Regulations of the Code.

      The Tiered REMICs will be treated as one REMIC solely for purposes of determining whether the Certificates will be "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code and "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code, and whether the income on such Certificates is interest described in Section 856(c)(3)(B) of the Code.

Taxation of REMIC Regular Certificates

      Interest and Acquisition Discount. Certificates representing Regular Interests in a REMIC ("Regular Certificates") are generally taxable to Certificateholders in the same manner as evidences of indebtedness issued by the REMIC. Stated interest on the Regular Certificates will be taxable as ordinary income and taken into account using the accrual method of accounting, regardless of the Certificateholder's normal accounting method. Reports will be made annually to the IRS and to holders of Regular Certificates that are not excepted from the reporting requirements regarding amounts treated as interest (including accrual of original issue discount) on Regular Certificates.

      Certificates on which interest is not paid currently ("Compound Interest Certificates") will, and certain of the other Certificates constituting Regular Interests may be issued with original issue discount ("OID") within the meaning of Code Section 1273. Rules governing OID are set forth in Sections 1271-1275 of the Code and the OID Regulations. Although Section 1272(a)(6) of the Code contains specific provisions governing the calculation of OID on securities, such as the Certificates, on which principal is required to be prepaid based on prepayments of the underlying assets, regulations interpreting those provisions have not yet been issued. Further, the application of the OID Regulations to the Regular Certificates remains unclear in other respects because the OID Regulations either do not address, or are subject to varying interpretations with regard to, several relevant issues.

      In general, OID, if any, will equal the difference between the stated redemption price at maturity of a Regular Certificate and its issue price. The issue price of a Regular Certificate of a Class will generally be the initial offering price at which a substantial amount of the Certificates in the Class is sold to the public, and will be treated by the Depositor as including, in addition, the amount paid by the Certificateholder for accrued interest that relates to a period prior to the issue date of such Regular Certificate. The stated redemption price at maturity is the sum of all payments on the Certificate other than any "qualified stated interest payments."

      A holder of a Regular Certificate must include OID in gross income as ordinary income as it accrues under a method taking into account an economic accrual of the discount. In general, OID must be included in income in advance of the receipt of the cash representing that income. The amount of OID on a Regular Certificate will be considered to be zero if it is less than a de minimis amount determined under the Code.

      Under this de minimis rule, OID on a Regular Certificate will be considered to be zero if such OID is less than .25% of the stated redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate. Although not specifically addressed by regulations, the Trustee will assume that the schedule of distributions used in determining weighted average maturity should be based on the assumed rate of prepayment of the Mortgage Loans and the anticipated reinvestment rate, if any used in pricing the Regular Certificates. The "Prepayment Assumption" with respect to a Series of Regular Certificates will be set forth in the related Prospectus Supplement. The holder of a Regular Certificate includes any de minimis discount in income pro rata as stated principal payments are received.

      If the interval between the issue date and the first Distribution Date on a Regular Certificate is longer than the interval between subsequent Distribution Dates (and interest paid on the first Distribution Date is less than would have been earned if the stated interest rate were applied to outstanding principal during each day in such interval), the stated interest distributions on such Regular Certificate technically do not constitute qualified stated interest. In such case a special rule, applying solely for the purpose of determining whether OID is de minimis, provides that the interest shortfall for the long first period (i.e., the interest that would have been earned if interest had been paid on the first Distribution Date for each day the Regular Certificate was outstanding) is treated as made at a fixed rate if the value of the rate on which the payment is based is adjusted in a reasonable manner to take into account the length of the interval. Regular Certificate holders should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a Regular Certificate.

      Qualified stated interest is interest that is unconditionally payable at least annually during the entire term of the Certificate at either (a) a single fixed rate that appropriately takes into account the length of the interval between payments or (b) the current values of (i) a single "qualified floating rate" or (ii) a single "objective rate" (each a "Single Variable Rate"). A "current value" is the value of a variable rate on any day that is no earlier than three months prior to the first day on which that value is in effect and no later than one year following that day. A qualified floating rate is a rate the variations in which reasonably can be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the Regular Certificate is denominated (e.g., LIBOR). Such a rate remains qualified even though it is multiplied by a fixed, positive multiple not below .65 and not exceeding 1.35, increased or decreased by a fixed rate, or both. Certain combinations of rates constitute a single qualified floating rate, including (a) interest stated at a fixed rate for an initial period of less than one year followed by a qualified floating rate, if the value of the qualified floating rate on the issue date is intended to approximate the fixed rate, and (b) two or more qualified floating rates that can reasonably be expected to have approximately the same values throughout the term of the Regular Certificate. A combination of such rates is conclusively presumed to be a single qualified floating rate if the values of all rates on the issue date are within .25 percentage points of each other. A variable rate that is subject to an interest rate cap, floor, "governor" or similar restriction on rate adjustment may be a qualified floating rate only if such restriction is fixed throughout the term of the instrument, or is not reasonably expected as of the issue date to cause the yield on the debt instrument to differ significantly from the expected yield absent the restriction. An objective rate is a rate, other than a qualified floating rate, determined by a single formula that is fixed throughout the term of the Regular Certificate and is based on (i) one or more qualified floating rates (including a multiple or inverse of a qualified floating rate); (ii) one or more rates each of which would be a qualified floating rate for a debt instrument denominated in a foreign currency; (iii) the yield or the changes in the price of one or more items of "actively traded" personal property other than stock or debt of the issuer or a related party, (iv) a combination of rates described in (i), (ii) or (iii); or (v) other rates designated by the IRS in the Internal Revenue Bulletin. Each rate described in (i) through (v) above will not be considered an objective rate, however, if it is reasonably expected that the average value of the rate during the first half of the Regular Certificate's term will differ significantly from the average value of the rate during the final half of its term. The rules for determining the qualified stated interest payable with respect to certain variable rate Regular Certificates not bearing interest at a Single Variable Rate are discussed below under "--Variable Rate Regular Certificates." In the case of the Compound Interest Certificates, Interest Weighted Certificates (as defined below) and certain of the other Regular Certificates, none of the payments under the instrument will be considered qualified stated interest, and thus the aggregate amount of all payments will be included in the stated redemption price at maturity. Because Certificateholders are entitled to receive interest only to the extent that payments are made on the Mortgage Loans, interest might not be considered to be "unconditionally payable."

      The holder of a Regular Certificate issued with OID must include in gross income, for all days during its taxable year on which it holds such Regular Certificate, the sum of the "daily portions" of such OID. Under Code Section 1272(a)(6), the amount of OID to be included in income by a holder of a debt instrument, such as a Regular Certificate, that is subject to acceleration due to prepayments on other debt obligations securing such instrument, is computed by taking into account the anticipated rate of prepayments assumed in pricing the debt instrument (the "Prepayment Assumption"). The IRS has not yet issued regulations that address Prepayment Assumptions; however, the Conference Committee Report to the Tax Reform Act of 1986 indicates that the assumed rate of prepayments used in pricing can be used for purposes of OID calculations if such assumption is reasonable for comparable transactions. The amount of OID includible in income by a Certificateholder will be computed by allocating to each day during a taxable year a pro-rata portion of the OID that accrued during the relevant accrual period. The amount of OID that will accrue during an accrual period (generally the period between interest payments or compounding dates) is the excess (if any) of (i) the sum of (a) the present value of all payments remaining to be made on the Regular Certificate as of the close of the accrual period and (b) the payments during the accrual period of amounts included in the stated redemption price of the Regular Certificate, over (ii) the "adjusted issue price" of the Regular Certificate at the beginning of the accrual period. The adjusted issue price of a Regular Certificate is the sum of its issue price plus prior accruals of OID, if any, reduced by the total payments, other than qualified stated interest payments, made with respect to such Regular Certificate in all prior periods. Code Section 1272(a)(6) requires the present value of the remaining payments to be determined on the basis of three factors: (i) the original yield to maturity of the Regular Certificate (determined on the basis of compounding at the end of each accrual period and properly adjusted for the length of the accrual period); (ii) events (including actual prepayments) that have occurred before the end of the accrual period; and
(iii) the assumption that the remaining payments (including actual prepayments) will be made in accordance with the original Prepayment Assumption. The effect of this method will be to increase (or decrease) the portion of OID required to be included in income by a Certificateholder taking into account whether prepayments with respect to the Mortgage Loans are accruing faster (slower) than the Prepayment Assumption. Although OID will be reported to Certificateholders based on the Prepayment Assumption, there is no assurance that Mortgage Loans will be prepaid at that rate and no representation is made to Certificateholders that Mortgage Loans will be prepaid at that rate or at any other rate.

      A subsequent holder of a Regular Certificate will also be required to include OID in gross income. If such a holder purchases a Regular Certificate for an amount that exceeds its adjusted issue price the holder will be entitled (as will an initial holder who pays more than a Regular Certificate's issue price) to offset such OID by comparable economic accruals of portions of such excess.

      Certain Classes of Certificates may represent more than one Class of Regular Interests. The Trustee intends, based on the OID Regulations, to calculate OID on such Certificates as if, solely for the purposes of computing OID, the separate Regular Interests were a single debt instrument.

      Interest Weighted Certificates. It is not clear how income should be accrued with respect to Regular Certificates the payments on which consist solely or primarily of a specified portion of the interest payments on qualified mortgages held by the REMIC ("Interest Weighted Certificate"). The Depositor intends to take the position that all of the income derived from an Interest Weighted Certificate should be treated as OID and that the amount and rate of accrual of such OID should be calculated by treating the Interest Weighted Certificate as a Compound Interest Certificate. However, the IRS could assert that income derived from an Interest Weighted Certificate should be calculated as if the Interest Weighted Certificate were a Certificate purchased at a premium equal to the excess of the price paid by such Certificateholder for the Interest Weighted Certificate over its stated principal amount, if any. Under this approach, a Certificateholder would be entitled to amortize such premium only if it has in effect an election under Section 171 of the Code with respect to all taxable debt instruments held by such holder, as described below. Alternatively, the IRS could assert that the Interest Weighted Certificate should be taxable under the final regulations under Section 1275 governing debt issued with contingent principal payments, in which case a Certificateholder might recognize income at a slower rate than if the Interest Weighted Certificate were treated as a Compound Interest Certificate. If the contingent payment rules were applicable to Interest Weighted Certificates (which, as 1272(a)(6) instruments, are specifically excluded from the scope of the contingent payment regulations) income on certain Certificates would be computed under the "Noncontingent Bond Method." The noncontingent bond method would generally apply in a manner similar to the method prescribed by the Code under Section

1272(a)(6). See "--Variable Rate Regular Certificates." Because of uncertainty in the law, Counsel to the Depositor will not render any opinion on these issues.

      Variable Rate Regular Certificates. Regular Certificates bearing interest at one or more variable rates are subject to certain special rules. The qualified stated interest payable with respect to certain variable rate debt instruments not bearing interest at a Single Variable Rate generally is determined under the OID Regulations by converting such instruments into fixed rate debt instruments. Instruments qualifying for such treatment generally include those providing for stated interest at (i) more than one qualified floating rates or (ii) a single fixed rate and (a) one or more qualified floating rates or (b) a single "qualified inverse floating rate" (each, a "Multiple Variable Rate"). A floating rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds, where such rate is subject to a fixed multiple that is greater than 0.65, but not more than 1.35. Such rate may also be increased or decreased by a fixed spread or subject to a fixed cap or floor, or a cap or floor that is not reasonably expected as of the issue date to affect the yield of the instrument significantly. An objective rate (other than a qualified floating rate) is a rate that is determined using a single fixed formula and that is based on objective financial or economic information, provided that such information is not (i) within the control of the issuer or a related party or (ii) unique to the circumstances of the issuer or a related party. A qualified inverse floating rate is an objective rate equal to a fixed rate reduced by a qualified floating rate, the variations in which can reasonably be expected to inversely reflect contemporaneous variations in the cost of newly borrowed funds (disregarding permissible rate caps, floors, governors and similar restrictions such as are described above).

      Purchasers of Regular Certificates bearing a variable rate of interest should be aware that there is uncertainty concerning the application of Code
Section 1272(a)(6) and the OID Regulations to such Certificates. In the absence of other authority, the Depositor intends to be guided by the provisions of the OID Regulations governing variable rate debt instruments in adapting the provisions of Code Section 1272(a)(6) to such Certificates for the purpose of preparing tax reports furnished to the IRS and Certificateholders. In that regard, in determining OID with respect to Regular Certificates bearing interest at a Single Variable Rate, (a) all stated interest with respect to a Regular Certificate is treated as qualified stated interest and (b) the amount and accrual of OID, if any, is determined under the OID rules applicable to fixed rate debt instruments discussed above by assuming that the Single Variable Rate is a fixed rate equal to (i) in the case of a qualified floating rate or qualified inverse floating rate, the issue date value of the rate or (ii) in the case of any other objective rate, a fixed rate that reflects the yield that is reasonably expected for the Regular Certificate. Interest and OID attributable to the Regular Certificates bearing interest at a Multiple Variable Rate similarly will be taken into account under a methodology that converts the Certificate into an equivalent fixed rate debt instrument. However, in determining the amount and accrual of OID, the assumed fixed rates are (a) for each qualified floating rate, the value of each such rate as of the issue date (with appropriate adjustment for any differences in intervals between interest adjustment dates); (b) for a qualified inverse floating rate, the value of the rate as of the issue date; and (c) for any other objective rate, the fixed rate that reflects the yield that is reasonably expected for the Certificate. In the case of a Certificate that provides for stated interest at a fixed rate in one or more accrual periods and either one or more qualified floating rates or a qualified inverse floating rate in other accrual periods, the fixed rate is initially converted into a qualified floating rate (or a qualified inverse floating rate, if the Certificate provides for a qualified inverse floating rate). The qualified floating rate or qualified inverse floating rate that replaces the fixed rate must be such that the fair market value of the Regular Certificate as of its issue date is approximately the same as the fair market value of an otherwise identical debt-instrument that provides for either the qualified floating rate or the qualified inverse floating rate. Subsequent to converting the fixed rate into either a qualified floating rate or a qualified inverse floating rate, the Regular Certificate is then treated as converted into an equivalent fixed rate debt instrument in the manner described above. If the interest paid or accrued with respect to a Single Variable Rate or Multiple Variable Rate Certificate during an accrual period differs from the assumed fixed interest rate, such difference will be an adjustment (to interest or OID, as applicable) to the Certificateholder's taxable income for the taxable period or periods to which such difference relates.

      Purchasers of Certificates bearing a variable rate of interest should be aware that the provisions of the OID Regulations governing variable rate debt instruments are limited in scope and may not apply to some Regular Certificates having variable rates. If such a Certificate is not subject to the provisions of the OID Regulations governing variable rate debt instruments, it may be subject to the provisions of the OID Regulations applicable to debt instruments having contingent payments. Prospective purchasers of variable rate Regular Certificates should consult their tax advisers concerning the appropriate tax treatment of such Certificates.

      Constant Yield Election for Interest. Under the OID Regulations, holders of Regular Certificates generally may elect to include all accrued interest on a Regular Certificate in gross income using the constant yield to maturity method. For purposes of this election, interest includes stated interest, OID, de minimis OID, market discount, de minimis market discount and unstated interest, as adjusted by any premium. If a holder of a Regular Certificate makes such an election and (i) the Regular Certificate has amortizable bond premium, the holder is deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires or (ii) the Regular Certificate has market discount, the holder is deemed to have made an election to include market discount in income currently for all debt instruments having market discount acquired during the year of the election or thereafter. See "--Market Discount" and "--Premium." The election to accrue interest, discount and premium on a constant yield method is irrevocable without the consent of the IRS. A holder of a Regular Certificate should consult its tax adviser before making this election.

      Market Discount. A purchaser of a Regular Certificate may also be subject to the market discount rules of Code Section 1276 if the stated redemption price at maturity (or the revised issue price where OID has accrued on such Certificate) exceeds the basis of the Certificate in the hands of the purchaser. Such purchaser generally will be required to recognize accrued market discount as ordinary income as payments of principal are received on such Regular Certificate, or upon the sale or exchange of the Regular Certificate. In general terms, until regulations are promulgated, market discount may be treated as accruing, at the election of the Certificateholder, either (i) under a constant yield method, taking into account the Prepayment Assumption, or (ii) in proportion to accruals of OID (or, if there is no OID, in proportion to accruals of stated interest) allocated to such period in relation to the sum of such interest together with the remaining interest as of the end of such period. A holder of a Regular Certificate having market discount may also be required to defer a portion of the interest deductions attributable to any indebtedness incurred or continued to purchase or carry the Regular Certificate. The deferred portion of such interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Certificate for such year. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Certificate is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Certificateholder may elect to include such market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, in which case the interest deferral rule will not apply. Such election will apply to all taxable debt instruments (including all Regular Interests) held by the Certificateholder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments acquired thereafter by such holder, and will be irrevocable without the consent of the IRS. In Revenue Procedure 92-67, the IRS set forth procedures for taxpayers (1) electing under Code
Section 1278(b) to include market discount in income currently, (2) electing under rules of Code Section 1276(b) to use a constant interest rate to determine accrued market discount on a bond where the holder of the bond is required to determine the amount of accrued market discount at a time prior to the holder's disposition of the bond, and (3) requesting consent to revoke an election under Code Section 1278(b). Purchasers who purchase Regular Certificates at a market discount should consult their tax advisors regarding the elections for recognition of such discount.

      Market discount with respect to a Regular Certificate will be considered to be zero if such market discount is less than 0.25% of the remaining stated redemption price at maturity of such Regular Certificate multiplied by the weighted average maturity of the Regular Certificates (determined as described above under "--Original Issue Discount") remaining after the date of purchase. Treasury regulations implementing the market discount rules have not yet been issued, and therefore investors should consult their own tax advisors regarding the application of these rules as well as the advisability of making any of the elections with respect thereto.

      Premium. A Certificateholder who purchases a Regular Certificate (other than an Interest Weighted Certificate, to the extent described above) at a cost greater than its stated redemption price at maturity, generally will be considered to have purchased the Certificate at a premium. The Certificateholder may elect under Code Section 171 to amortize such premium as an offset to interest income on such Certificate (and not as a separate deduction item) on a constant yield method. See "--Constant Yield Election for Interest."

      Although no regulations addressing the computation of premium accrual on collateralized mortgage obligations or Regular Interests have been issued, the legislative history of the Tax Reform Act of 1986 (the "1986 Act") indicates that premium is to be accrued in the same manner as market discount. Accordingly, it appears that the accrual of premium on a Regular Certificate will be calculated using the Prepayment Assumption. If a Certificateholder makes an election to amortize premium on a Certificate, such election will apply to all taxable debt instruments (including all Regular Interests) held by the holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments acquired thereafter by such holder, and will be irrevocable without the consent of the IRS. Purchasers who pay a premium for Regular Certificates should consult their tax advisers regarding the election to amortize premium and the method to be employed.

      Final Treasury regulations were issued in December 1997 which address the amortization of bond premiums (the "Premium Regulations"). The preamble to the Premium Regulations indicate that they do not apply to Regular Interests in a REMIC or any pool of debt instruments the yield on which may be affected by prepayments. The Premium Regulations describe the yield method of amortizing premium and provide that a bond holder may offset the premium against corresponding interest income only as that income is taken into account under the bond holder's method of accounting. For instruments that may be called or prepaid prior to maturity, a bond holder will be deemed to exercise its option and an issuer will be deemed to exercise its redemption right in a manner that maximizes the holder's yield. A holder of a debt instrument may elect to amortize bond premium under the Premium Regulations for the taxable year containing the effective date, with the election applying to all the holder's debt instruments held on the first day of the taxable year. Because the Premium Regulations are specifically not applicable to Regular Certificates purchasers who pay a premium for their Regular Certificates should consult their tax advisors regarding any election to amortize premium and the method to be employed.

      Subordinate Certificates--Effects of Defaults, Delinquencies and Losses. As described above under "CREDIT ENHANCEMENT --Subordinate Certificates," certain Series of Certificates may contain one or more Classes of Subordinate Certificates. Holders of Subordinate Certificates will be required to accrue interest and OID with respect to such Certificates on the accrual method without giving effect to delays and reductions in distributions attributable to defaults or delinquencies on any Mortgage Loans, except possibly to the extent that it can be established that such amounts are uncollectible. As a result, the amount of income reported by a holder of a Subordinate Certificate in any period could significantly exceed the amount of cash distributed to such holder in that period.

      Although not entirely clear, and to the extent the bad debt rules of
Section 166 of the Code apply, it appears a Certificateholder that is a corporation or otherwise holds such Certificates in connection with a trade or business should generally be allowed to deduct as an ordinary loss any loss sustained on account of partial or complete worthlessness of a Regular Certificate. Although similarly unclear, a noncorporate Certificateholder generally should be allowed to deduct as a short-term capital loss any loss sustained on account of complete worthlessness of a Regular Certificate. A noncorporate Certificateholder alternatively, depending on the factual circumstances, may be allowed a short-term capital loss deduction as the principal balance of a Subordinate Certificate is reduced by reason of realized losses resulting from liquidated Mortgage Loans; however, the IRS could contend that a noncorporate Certificateholder should be allowed such losses only after all Mortgage Loans in the Trust Fund have been liquidated or the Subordinate Certificates otherwise have been retired. Special rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Holders of Subordinate Certificates should consult their own tax advisers regarding the appropriate timing, character and amount of any loss sustained with respect to Subordinate Certificates.

      Allocation of Expenses in a Single Class REMIC. As a general rule, all of the servicing, administrative and other non-interest expenses of a REMIC will be taken into account by holders of the Residual Certificates. In the case of a single class REMIC, however, the expenses and a matching amount of additional income will be allocated, under temporary Treasury regulations, among the holders of REMIC Regular Certificates and the holders of REMIC Residual Certificates on a daily basis in proportion to the relative amounts of income accruing to each Certificateholder on that day. In general terms, a single class REMIC is one that either (i) would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes) or (ii) is similar to such a trust and is structured with the principal purpose of avoiding the single class REMIC rules. Unless otherwise stated in the applicable Prospectus Supplement, the expenses of the REMIC will be allocated to holders of the related REMIC

Residual Certificates in their entirety and not to holders of the related REMIC Regular Certificates. If the REMIC is considered to be a "single-class REMIC" and a Regular Interest Certificateholder is an individual or a "pass-through interest holder" (including certain pass-through entities but not including real estate investment trusts), such expenses will be deductible only to the extent that such expenses, plus other "miscellaneous itemized deductions" of the Certificateholder, exceed 2% of such Certificateholder's adjusted gross income. In addition, Code Section 68 provides that the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount (for 1999, estimated to be $126,600, or $63,300, in the case of a separate return of a married individual within the meaning of Code Section 7703, which amounts will be adjusted annually for inflation) (the "Applicable Amount") will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the Applicable Amount or (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year. The partial or total disallowance of these deductions may have a significant adverse impact on the yield of the Regular Certificate to such a holder.

      Sale or Exchange of Regular Certificates. A Regular Interest Certificateholder's tax basis in its Regular Certificate is the price such holder pays for a Certificate, plus amounts of OID or market discount included in income and reduced by any payments received (other than qualified stated interest payments) and any amortized premium. Gain or loss recognized on a sale, exchange or redemption of a Regular Certificate, measured by the difference between the amount realized and the Regular Certificate's basis as so adjusted, will generally be capital gain or loss, assuming that the Regular Certificate is held as a capital asset. If, however, a Certificateholder is a bank, thrift or similar institution described in Section 582 of the Code, gain or loss realized on the sale or exchange of a Certificate will be taxable as ordinary income or loss.

      Gain from the disposition of a Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent of the excess, if any, of (i) the amount that would have been includible in the holder's income if the yield on such Regular Certificate had equaled 110% of the applicable federal rate (as defined in Code Section 1274(d)) as of the beginning of such holder's holding period, over (ii) the amount of ordinary income actually recognized by the holder with respect to such Regular Certificate prior to its sale. In addition, all or a portion of any gain from the sale of a Certificate that might otherwise be capital gain may be treated as ordinary income (i) if such Certificate is held as part of a "Conversion Transaction" as defined in Code
Section 1258(c), in an amount equal to the interest that would have accrued on the holder's net investment in the conversion transaction at 120% of the appropriate applicable federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction reduced by any amount treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction, or (ii) if, in the case of a noncorporate taxpayer, an election is made under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income. A sale of a REMIC Regular Certificate will be part of a "conversion transaction" if substantially all of the holder's expected return is attributable to the time value of the holder's net investment, and (i) the holder entered the contract to sell the REMIC Regular Certificate substantially contemporaneously with acquiring the REMIC Regular Certificate, (ii) the REMIC Regular Certificate is part of a straddle, (iii) the REMIC Regular Certificate is marketed or sold as producing capital gains, or (iv) other transactions to be specified in Treasury regulations that have not yet been issued.

      The Code as of the date of this Prospectus provides for lower rates as to long-term capital gains than those applicable to the short-term capital gains and ordinary income realized or received by individuals. No such rate differential exists for corporations. However, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

Taxation of the REMIC

      General. Although a REMIC is a separate entity for federal income tax purposes, a REMIC is not generally subject to entity-level taxation. Rather, except in the case of a "Single-Class REMIC," the taxable income or net loss of a REMIC is taken into account by the holders of Residual Interests. The Regular Interests are generally treated as debt of the REMIC and taxed accordingly. See "--Taxation of REMIC Regular Certificates" above.

      Calculation of REMIC Income. The taxable income or net loss of a REMIC is determined under an accrual method of accounting and in the same manner as in the case of an individual having the calendar year as a taxable year, with certain adjustments as required under Code Section 860C(b). The "daily portions" of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of holders of Residual Certificates. See "--Taxation of Holders of Residual Certificates." In general, the taxable income or net loss will be the difference between (i) the gross income produced by the REMIC's assets, including stated interest and any OID or market discount on loans and other assets, plus any cancellation of indebtedness income due to the allocation of realized losses to the Regular Certificates, and (ii) deductions, including stated interest and OID accrued on Regular Certificates, amortization of any premium with respect to loans and servicing fees and other expenses of the REMIC.

      For purposes of computing its taxable income or net loss, the REMIC should have an initial aggregate tax basis in its assets equal to the aggregate fair market value of the Regular Interests and the Residual Interests on the "Startup Day" (generally, the day that the interests are issued). That aggregate basis will be allocated among the assets of the REMIC in proportion to their respective fair market values.

      The OID provisions of the Code apply to loans to individuals originated on or after March 2, 1984, and the market discount provisions apply to all loans. Subject to possible application of the de minimis rules, the method of accrual by the REMIC of OID or market discount income on such loans will be equivalent to the method under which holders of Regular Certificates accrue OID (i.e., under the constant yield method taking into account the Prepayment Assumption). The REMIC will deduct OID on the Regular Certificates in the same manner that the holders of the Certificates include such discount in income, but without regard to the de minimis rules. See "--Taxation of REMIC Regular Certificates" above.

      To the extent that the REMIC's basis allocable to loans that it holds exceeds their principal amounts, the resulting premium, if attributable to mortgages originated after September 27, 1985, will be amortized over the life of the loans (taking into account the Prepayment Assumption) on a constant yield method. Although the law is somewhat unclear regarding the recovery of premium attributable to loans originated on or before such date, it is possible that such premium may be recovered in proportion to payments of loan principal.

      Prohibited Transactions Tax and Other Taxes. The REMIC will be subject to a 100% tax on any net income derived from a "prohibited transaction." For this purpose, net income will be calculated without taking into account any losses from prohibited transactions or any deductions attributable to any prohibited transaction that resulted in a loss. In general, prohibited transactions include
(i) subject to limited exceptions, the sale or other disposition of any qualified mortgage transferred to the REMIC; (ii) subject to a limited exception, the sale or other disposition of a cash flow investment; (iii) the receipt of any income from assets not permitted to be held by the REMIC pursuant to the Code; or (iv) the receipt of any fees or other compensation for services rendered by the REMIC. Notwithstanding (i) and (iv), it is not a prohibited transaction to sell REMIC pool property to prevent a default on Regular Certificates as a result of a default on qualified mortgages or to facilitate a clean-up call (generally, an optional termination to save administrative costs when no more than a small percentage of the Certificates is outstanding). It is anticipated that a REMIC will not engage in any prohibited transactions in which it would recognize a material amount of net income. In addition, subject to a number of limited exceptions for cash contributions, a tax is imposed at the rate of 100% on amounts contributed to a REMIC after the close of the three-month period beginning on the Startup Day. It is not anticipated that any such contributions will occur or that any such tax will be imposed.

      Net Income from Foreclosure Property. REMICs also are subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by deed in lieu of foreclosure would be treated as "foreclosure property" for a period ending with the third calendar year following the year of acquisition of such property, with a possible extension. "Net income from foreclosure property" generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. It is not anticipated that any REMIC will recognize "net income from foreclosure property" subject to federal income tax.

      Liquidation of the REMIC. If a REMIC and the Trustee adopt a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i) and sell all the REMIC's assets (other than cash) within a 90-day period beginning on the date of the adoption of the plan of liquidation, the REMIC will recognize no gain or loss on the sale of its assets, provided that the REMIC credits or distributes in liquidation all the sale proceeds plus its cash (other than amounts retained to meet claims against the REMIC) to holders of Regular Certificates and Residual Certificate holders within the 90-day period.

Taxation of Holders of Residual Certificates

      The holder of a Certificate representing a residual interest (a "Residual Certificate") will take into account the "daily portion" of the taxable income or net loss of the REMIC for each day during the taxable year on which such holder held the Residual Certificate. The daily portion is determined by allocating to each day in any calendar quarter its ratable portion of the taxable income or net loss of the REMIC for such quarter, and by allocating that amount among the holders (on such day) of the Residual Certificates in proportion to their respective holdings on such day. For this purpose, the taxable income or net loss of the REMIC, in general, will be allocated to each day in the calendar quarter ratably using such reasonable convention as set forth in the Prospectus Supplement including, as applicable, a "30 days per month/90 days per quarter/360 days per year" convention. The related Prospectus Supplement will indicate whether a different allocation method will be used. Ordinary income derived from Residual Certificates will be "portfolio income" for taxpayers subject to Code Section 469 limitation on the deductibility of "passive losses."

      A holder of a Residual Certificate that is an individual or a "Pass-Through Interest Holder" (including certain pass-through entities, but not including real estate investment trusts) will be unable to deduct servicing fees payable on the loans or other administrative expenses of the REMIC for a given taxable year to the extent that such expenses, when aggregated with the Residual Interest Certificateholder's other miscellaneous itemized deductions for that year, do not exceed 2% of such holder's adjusted gross income. In addition, Code
Section 68 provides that the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the Applicable Amount will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the Applicable Amount, or (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year. The amount of additional taxable income reportable by Certificateholders that are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial.

      As a result, such investors may have aggregate taxable income in excess of the aggregate amount of cash received on such Certificates with respect to interest at the pass-through rate on such Certificates or discount thereon. Furthermore, in determining the alternative minimum taxable income of such a Certificateholder that is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for such holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of such fees and other deductions will be included in such holder's gross income. Moreover, where there is fixed retained yield with respect to the Mortgage Loans underlying a series of Certificates or where the servicing fees are in excess of reasonable servicing compensation, the transaction will be subject to the application of the "stripped bond" and "stripped coupon" rules of the Code, as described below under "--Federal Income Tax Consequences For Certificates As To Which No Remic Election Is Made--Stripped Certificates--Discount or Premium on Stripped Certificates." Accordingly, such Certificates may not be appropriate investments for individuals, estates or trusts, or pass-through entities beneficially owned by one or more individuals, estates or trusts. Such prospective investors should consult with their tax advisors prior to making an investment in such Certificates.

      The holder of a Residual Certificate must report its proportionate share of the taxable income of the REMIC regardless of whether or not it receives cash distributions from the REMIC attributable to such income or loss. The reporting of taxable income without corresponding distributions could occur, for example, in certain REMICs in which the loans held by the REMIC were issued or acquired at a discount, since mortgage prepayments cause recognition of discount income, while the corresponding portion of the prepayment could be used in whole or in part to make principal payments on Regular Interests issued without any discount or at an insubstantial discount. When there is more than one Class of Regular Certificates that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the Regular Certificates when distributions in reduction of principal are being made in respect of earlier maturing Classes of Certificates to the extent that such Classes are not issued with substantial discount. If taxable income attributable to such a mismatching is realized in general, losses would be allowed in later years as distributions on the later Classes of Regular Certificates are made. (If this occurs, it is likely that cash distributions to holders of Residual Certificates will exceed taxable income in later years.) Taxable income may also be greater in the earlier years of certain REMICs as a result of the fact that interest expense deductions, as a percentage of outstanding principal of Regular Certificates, will typically increase over time as lower yielding Certificates are paid, whereas interest income with respect to loans will generally remain constant over time as a percentage of outstanding loan principal.

      In any event, because the holder of a Residual Interest is taxed on the net income of the REMIC, the taxable income derived from a Residual Certificate in a given taxable year will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pre-tax yield. Therefore, the after-tax yield on the Residual Certificate will most likely be less than that of such a bond or instrument.

      Basis. A Residual Certificateholder will not be permitted to amortize directly the cost of its Residual Certificate as an offset to its share of the taxable income of the related REMIC. However, such taxable income will not include cash received by the REMIC that represents a recovery of the REMIC's basis in its assets. Such recovery of basis by the REMIC will have the effect of amortization of the issue price of the Residual Certificates over their life. However, in view of the possible acceleration of the income of Residual Certificateholders discussed previously under "--Taxation of Holders of Residual Certificates," the period of time over which such issue price is effectively amortized may be longer than the economic life of the Residual Certificates.

      A Residual Certificate may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash flows. If a Residual Certificate has a negative value, it is not clear whether its issue price would be considered to be zero or such negative amount for purposes of determining the REMIC's basis in its assets. The REMIC Regulations do not address whether residual interests could have a negative basis and a negative issue price. The Depositor does not intend to treat a Class of Residual Certificates as having a value of less than zero for purposes of determining the bases of the related REMIC in its assets. The preamble to the REMIC Regulations states that the Service may provide future guidance on the proper tax treatment of payments made by a transferor of such a residual interest to induce the transferee to acquire the interest, and Residual Certificateholders should consult their own tax advisors in this regard.

      Further, to the extent that the initial adjusted basis of a Residual Certificateholder (other than an original holder) in a Residual Certificate is greater than the corresponding portion of the REMIC's basis in the Mortgage Loans, the Residual Certificateholder will not recover a portion of such basis until termination of the REMIC, unless future Treasury regulations provide for periodic adjustments to the REMIC income otherwise reportable by such holder. The REMIC Regulations do not currently so provide. See "--Sale or Exchange" below regarding possible treatment of a loss upon termination of the REMIC as a capital loss.

      Limitation on Losses. The amount of the REMIC's net loss that a Certificateholder may take into account currently is limited to the holder's adjusted basis at the end of the calendar quarter in which such loss arises. A holder's basis in a Residual Certificate will initially equal such holder's purchase price, and will subsequently be increased by the amount of the REMIC's taxable income allocated to the holder, and decreased (but not below zero) by the amount of distributions made and the amount of the REMIC's net loss allocated to the holder. Any disallowed loss may be carried forward indefinitely, but may be used only to offset income of the REMIC generated by the same REMIC. The ability of Residual Interest Certificateholders to deduct net losses may be subject to additional limitations under the Code, as to which such holders should consult their tax advisers.

      Distributions. Distributions on a Residual Certificate, if any, will generally not result in any additional taxable income or loss to a holder of a Residual Certificate. If the amount of such distribution exceeds a holder's adjusted basis in the Residual Certificate, however, the holder will recognize gain (treated as gain from the sale of the Residual Certificate) to the extent of such excess. If the Residual Certificate is property held for investment, such gain will generally be capital in nature.

      Limitations on Offset or Exemption of REMIC Income: Excess Inclusions and UBTI. The portion of a Residual Interest Certificateholder's REMIC taxable income consisting of "excess inclusion" income may not be offset by other deductions or losses, including net operating losses, on such Certificateholder's federal income tax return. The Small Business Job Protection Act of 1996 eliminated a prior law exception to this rule for certain organizations taxed under Section 593 (thrift institutions) with respect to Residual Certificates with significant value. This change is effective for Residual Certificates acquired in taxable years beginning after December 31, 1995. If the holder of a Residual Certificate is an organization subject to the tax on unrelated business taxable income ("UBTI") imposed by Code Section 511, such as a pension fund or other exempt organization, such Residual Interest Certificateholder's excess inclusion income will be treated as unrelated business taxable income of such Certificateholder. In addition, under Treasury regulations yet to be issued, if a real estate investment trust, a regulated investment company, a common trust fund or certain cooperatives were to own a Residual Certificate, a portion of dividends (or other distributions) paid by the real estate investment trust (or other entity) would be treated as excess inclusion income. If a Residual Certificate is owned by a foreign person, excess inclusion income is subject to tax at a rate of 30%, which rate may not be reduced by treaty and is not eligible for treatment as "portfolio interest." See "--Tax Treatment of Foreign Investors--Residual Certificates." Although not entirely clear, the REMIC Regulations indicate that the significant value determination is made only on the Startup Day.

      The excess inclusion portion of a REMIC's income is generally equal to the excess, if any, of REMIC taxable income for the quarterly period allocable to a Residual Certificate, over the daily accruals for such quarterly period of (i) 120% of the long term applicable federal rate on the Startup Day multiplied by
(ii) the adjusted issue price of such Residual Certificate at the beginning of such quarterly period. The adjusted issue price of a Residual Interest at the beginning of each calendar quarter will equal its issue price (calculated in a manner analogous to the determination of the issue price of a Regular Interest), increased by the aggregate of the daily accruals for prior calendar quarters, and decreased (but not below zero) by the amount of loss allocated to a holder and the amount of distributions made on the Residual Certificate before the beginning of the quarter. Accordingly, the portion of the REMIC pool's taxable income that will be treated as excess inclusions will be a larger portion of such income as the adjusted issue price of the Residual Certificates diminishes. For this purpose, the long-term applicable federal rate, which is announced monthly by the Treasury Department, is an interest rate that is based on the average market yield of outstanding marketable obligations of the United States government having remaining maturities in excess of nine years.

      Alternative Minimum Tax. The 1996 Act also provides new rules affecting the determination of alternative minimum taxable income ("AMTI") of a Residual Certificate holder. First, AMTI is calculated without regard to the special rule that taxable income cannot be less than excess inclusion income for the year. Second, AMTI for a taxable year cannot be less than excess inclusion income for the year. Finally, any AMTI net operating loss deduction is computed without regard to excess inclusions. These changes are effective for tax years beginning after December 31, 1986, unless a Residual Certificate holder elects to have the rules apply only to tax years beginning after August 20, 1996.

      Under the REMIC Regulations, in certain circumstances, transfers of Residual Certificates may be disregarded. See "--Restrictions on Ownership and Transfer of Residual Certificates" and "--Tax Treatment of Foreign Investors."

      Sale or Exchange. A holder of a Residual Certificate will recognize gain or loss on the sale or exchange of a Residual Certificate equal to the difference, if any, between the amount realized and such Certificateholder's adjusted basis in the Residual Certificate at the time of such sale or exchange. Any such loss may be a capital loss subject to limitation; gain which might otherwise be capital may be treated as ordinary income under certain circumstances. See "--Sale or Exchange of Regular Certificates" above. Except to the extent provided in regulations, which have not yet been issued, the "wash sale" rules of Code Section 1091 will disallow any loss upon disposition or a Residual Certificate if the selling Certificateholder acquires any Residual Interest in a REMIC or similar mortgage pool within six months before or after such disposition. Any such disallowed loss would be added to the Residual Interest Certificateholder's adjusted basis in the newly acquired Residual Interest.

      Restrictions on Ownership and Transfer of Residual Certificates. As a condition to qualification as a REMIC, reasonable arrangements must be made to prevent the ownership of a Residual Interest by any "Disqualified Organization." "Disqualified Organizations" include the United States, any state or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing (provided, that such term does not include an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by any such governmental entity.), a rural electric or telephone cooperative described in
Section 1381(a)(2)(C) of the Code, or any entity (other than a cooperative described in Section 521 of the Code) exempt from the tax imposed by Sections 1-1399 of the Code, if such entity is not subject to tax on its unrelated business income. Accordingly, the applicable Agreement will prohibit Disqualified Organizations from owning a Residual Certificate. In addition, no transfer of a Residual Certificate will be permitted unless the proposed transferee shall have furnished to the Trustee an affidavit representing and warranting that it is neither a Disqualified Organization nor an agent or nominee acting on behalf of a Disqualified Organization and the transferor provides a statement in writing to the Depositor and the Trustee that it has no actual knowledge that the statement is false.

      The Prospectus Supplement relating to a Series of Certificates may provide that a Residual Certificate may not be purchased by or transferred to any person that is not a U.S. Person or may describe the circumstances and restrictions pursuant to which such a transfer may be made. The term "U.S. Person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof or an estate or trust that is subject to U.S. federal income tax regardless of the source of its income.

      If a Residual Certificate is transferred to a Disqualified Organization (in violation of the restrictions set forth above), a tax will be imposed on the transferor of such Residual Certificate at the time of the transfer pursuant to Code Section 860E(e)(2) equal to the product of (i) the present value (discounted using the "applicable federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the Residual Certificate) of the total anticipated excess inclusions with respect to such Residual Certificate for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations. In addition, if a Disqualified Organization is the record holder of an interest in a pass-through entity (including, among others, a partnership, trust, real estate investment trust, regulated investment company or any person holding as nominee) that owns a Residual Certificate, the pass-through entity will be required to pay tax equal to its product of (i) the amount of excess inclusion income of the REMIC for such taxable year allocable to the interest held by such Disqualified Organization; multiplied by (ii) the highest marginal federal income tax rate imposed on corporations by Code Section 11(b)(1).

      Such a tax generally would be imposed on the transferor of the Residual Certificate, except that where such transfer is through an agent (including a broker, nominee, or other middleman) for a Disqualified Organization, the tax would instead be imposed on such agent. A transferor of a Residual Certificate would in no event, however, be liable for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false. The tax also may be waived by the Treasury Department if the Disqualified Organization promptly disposes of the Residual Certificate and the transferor pays income tax at the highest corporate rate on the excess inclusion for the period the Residual Certificate is actually held by the Disqualified Organization.

      In addition, if a "Pass-Through Entity" (other than an "electing large partnership") has excess inclusion income with respect to a Residual Certificate during a taxable year and a Disqualified Organization is the record holder of an equity interest in such entity, then a tax is imposed on such entity equal to the product of (i) the amount of excess inclusions that are allocable to the interest in the Pass-Through Entity during the period such interest is held by such Disqualified Organization and (ii) the highest marginal federal corporate income tax rate. Such tax would be deductible from the ordinary gross income of the Pass-Through Entity for the taxable year. The Pass-Through Entity (other than an "electing large partnership") would not be liable for such tax if it has received an affidavit from such record holder that (i) states under penalty of perjury that it is not a Disqualified Organization or (ii) furnishes a social security number and states under penalties of perjury that the social security number is that of the transferee, provided that during the period such person is the record holder of the Residual Certificate, the Pass-Through Entity does not have actual knowledge that such affidavit is false. Special rules exist for "electing large partnerships" which hold Residual Certificates. These rules are generally less favorable than the rules that apply to other Pass-Through Entities that hold Residual Certificates. Electing large partnerships should consult their tax advisors before purchasing such Certificates.

      Noneconomic Residual Interests. Under the REMIC Regulations, if a Residual Certificate is a "noneconomic residual interest," as described below, a transfer of a Residual Certificate to a non-U.S. Person will be disregarded for all federal tax purposes if a significant purpose of the transfer was to impede the assessment or collection of tax. If a transfer of a Residual Interest is disregarded, the transferor would be liable for any federal income tax imposed upon the taxable income derived by the transferee from the REMIC. A Residual Certificate is a

"noneconomic residual interest" unless, at the time of the transfer (i) the present value of the expected future distributions on the Residual Certificate at least equals the product of the present value of the anticipated excess inclusions and the highest rate of tax imposed on corporations for the year in which the transfer occurs and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. The present value is calculated based on the Prepayment Assumption, using a discount rate equal to the applicable federal rate under Code Section 1274(d)(1) that would apply to a debt instrument issued on the date the noneconomic residual interest was transferred and whose term ended on the close of the last quarter in which excess inclusions were expected to accrue with respect to the Residual Interest at the time of transfer. A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of transfer, knew or should have known that the transferee would be unwilling or unable to pay taxes on its share of the taxable income of the REMIC. Under the REMIC Regulations, a transferor is presumed not to have improper knowledge if (i) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and, as a result of the investigation, the transferor found that the transferee had historically paid its debts as they came due and found no significant evidence to indicate that the transferor will not continue to pay its debts as they come due in the future; and (ii) the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, the transferee may incur tax liabilities in excess of any cash flows generated by the residual interest and that the transferee intends to pay taxes associated with holding of residual interest as they become due. The Agreement will require the transferee of a Residual Certificate to state as part of the affidavit described above under the heading "--Disqualified Organizations" that such transferee (i) has historically paid its debts as they come due, (ii) intends to continue to pay its debts as they come due in the future, (iii) understands that, as the holder of a noneconomic residual interest, it may incur tax liabilities in excess of any cash flows generated by the Residual Certificate, and (iv) intends to pay any and all taxes associated with holding the Residual Certificate as they become due. The transferor must have no reason to believe that such statement is untrue. A similar type of limitation exists with respect to certain transfers of Residual Interests by foreign persons to U.S. Persons. See "--Tax Treatment of Foreign Investors."

      Mark-to-Market Rules. A Residual Interest (and any arrangement that the IRS deems to have substantially the same economic effect) is not treated as a security and thus may not be marked to market under final Treasury regulations under Section 475 of the Code that generally require a securities dealer to mark to market securities held for sale to customers. It is recommended that prospective purchasers of Residual Certificates consult their tax advisors regarding application of the mark-to-market rules.

Reporting Requirements and Backup Withholding

      A Certificateholder, other than a Residual Interest Certificateholder, may, under certain circumstances, be subject to "backup withholding" at the rate of 31% with respect to distributions or the proceeds of a sale of Certificates to or through brokers that represent interest or original issue discount on the Certificates. This withholding generally applies if the holder of a Certificate
(i) fails to furnish the Trustee with its taxpayer identification number ("TIN"); (ii) furnishes the Trustee an incorrect TIN; (iii) fails to report properly interest, dividends or other "reportable payments" as defined in the Code; or (iv) under certain circumstances, fails to provide the Trustee or such holder's securities broker with a certified statement, signed under penalty of perjury, that the TIN provided is its correct TIN and that the holder is not subject to backup withholding. Backup withholding will not apply, however, with respect to certain payments made to Certificateholders, including payments to certain exempt recipients (such as exempt organizations) and to certain Non-U.S. Persons. Holders of the Certificates should consult their tax advisers as to their qualification for exemption from backup withholding and the procedure for obtaining the exemption.

      The Trustee will report to the Certificateholders and to the Master Servicer for each calendar year the amount of any "reportable payments" during such year and the amount of tax withheld, if any, with respect to payments on the Certificates. Any amounts withheld from distribution on Regular Certificates would be allowed as a credit against such Certificateholders, federal income tax liability or would be refunded by the IRS.

Tax Treatment of Foreign Investors

      Regular Certificates. Under the Code, unless interest (including OID) paid on a Certificate (other than a Residual Certificate) is considered to be "effectively connected" with a trade or business conducted in the United States by a nonresident alien individual, foreign partnership or foreign corporation (each, a "Non-U.S. Person") such interest will normally qualify as portfolio interest (except if (i) the recipient is a holder, directly or by attribution, of 10% or more of the capital or profits interest in the issuer or (ii) the recipient is a controlled foreign corporation as to which the issuer is a related person) and will not be subject to the 30% United States withholding tax. Upon receipt of appropriate ownership statements signed under penalties of perjury, identifying the beneficial owner and stating, together with other statements, that the beneficial owner of the Regular Certificate is a Non-U.S. Person, the issuer normally will be relieved of obligations to withhold tax from such interest payments. These provisions supersede the generally applicable provisions of United States law that would otherwise require the issuer to withhold at a 30% rate (unless reduced or eliminated by an applicable tax treaty) on, among other things, interest and other fixed or determinable, annual or periodic income paid to Non-U.S. Persons. Holders of Certificates, including "stripped certificates" (i.e., Certificates that separate ownership of principal payments and interest payments on the Mortgage Loans), however, may be subject to withholding to the extent that the Mortgage Loans were originated on or before July 18, 1984.

      Interest and OID of Certificateholders who are foreign persons are not subject to withholding if they are effectively connected with a United States business conducted by the Certificateholder. They will, however, generally be subject to United States federal income tax at regular rates.

      Residual Certificates. Payments to holders of Residual Certificates who are foreign persons will generally be treated as interest and be subject to United States withholding tax at 30% or any lower applicable treaty rate. Holders should assume that such income does not qualify for exemption from United States withholding tax as portfolio interest. If the amounts paid to Residual Certificateholders who are Non-U.S. Persons are effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Person, 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to such Non-U.S. Persons will be subject to United States federal income tax at regular rates. It is clear that, to the extent that a payment represents a portion of REMIC taxable income that constitutes excess inclusion income, a holder of a Residual Certificate will not be entitled to an exemption from or reduction of the 30% (or lower treaty rate) withholding tax. See "--Taxation of Holders of Residual Certificates--Limitations on Offset or Exemption of REMIC Income: Excess Inclusions". If the payments are subject to United States withholding tax, they generally will be taken into account for withholding tax purposes only when paid or distributed (or when the Residual Certificate is disposed of). The Treasury has statutory authority, however, to promulgate regulations that would require such amounts to be taken into account at an earlier time in order to prevent the avoidance of tax. Such regulations could, for example, require withholding prior to the distribution of cash in the case of Residual Certificates that do not have significant value.

      If a Residual Certificate has tax avoidance potential, a transfer of a Residual Certificate to a Non-U.S. Persons will be disregarded for all federal tax purposes. A Residual Certificate has tax avoidance potential unless, at the time of the transfer, the transferor reasonably expects that the REMIC will distribute to the transferee Residual Interest holder amounts that will equal at least 30% of each excess inclusion, and that such amounts will be distributed at or after the time at which the excess inclusion accrues and not later than the close of the calendar year following the calendar year of accrual. If a Non-U.S. Person transfers a Residual Certificate to a U.S. Person, and if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions, then the transfer is disregarded and the transferor continues to be treated as the owner of the Residual Certificate for purposes of the withholding tax provisions of the Code. See "--Taxation of Holders of Residual Certificates--Limitations on Offset or Exemption of REMIC Income: Excess Inclusions."

      On October 6, 1997, the IRS issued proposed regulations which modify the United States taxation of foreign investors holding Regular Certificates or Residual Certificates. The proposed regulations, as modified by Notice 99-25, apply to payments after December 31, 2000. Investors who are Non-U.S. Persons should consult their tax advisors regarding the specific tax consequences to them of owning Regular Certificates or Residual Certificates.

Administrative Matters

      The REMIC's books must be maintained on a calendar year basis and the REMIC must file an annual federal income tax return. The REMIC will also be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination of any adjustments to, among other things, items of REMIC income, gain, loss, deduction or credit by the IRS in a unified administrative proceeding.

      In general, the Trustee will, to the extent permitted by applicable law, act as agent of the REMIC, and will file REMIC federal income tax returns on behalf of the related REMIC. Reports of accrued interest and OID will be made annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of Regular Certificates or beneficial owners who own Regular Certificates through a broker or middleman as nominee. All brokers, nominees and all other non-exempt holders of record of Regular Certificates (including corporations, non-calendar year taxpayers, securities or commodities dealers, real estate investment trusts, investment companies, common trust funds, thrift institutions and charitable trusts) may request such information for any calendar quarter by telephone or in writing by contacting the person designated in IRS Publication 938 with respect to a particular Series of Regular Certificates. Holders through nominees must request such information from the nominee.

      The IRS's Form 1066 has an accompanying Schedule Q, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation. Treasury regulations require that Schedule Q be furnished by the REMIC to each Residual Certificateholder by the end of the month following the close of each calendar quarter (41 days after the end of a quarter under proposed Treasury regulations) in which the REMIC is in existence.

      Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual Certificateholders, furnished annually, if applicable, to holders of Regular Certificates, and filed annually with the IRS concerning Code Section 67 expenses (see "--Taxation of the REMIC--Calculation of REMIC Income" above) allocable to such holders. Furthermore, under such regulations, information must be furnished quarterly to Residual Certificateholders, furnished annually to holders of Regular Certificates, and filed annually with the IRS concerning the percentage of the REMIC's assets meeting the qualified asset tests described above under "--Qualification as a REMIC--Status of REMIC Certificates."

      The holder of the largest percentage interest of the Residual Certificates will be designated as and will act as the "tax matters person" with respect to the REMIC in all respects. In general, the Trustee will act as attorney in fact and agent for the tax matters person and, subject to certain notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and the Residual Interest Certificateholders in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC's classification. Residual Interest Certificateholders generally will be required to report such REMIC items consistently with their treatment on the related REMIC's tax return and may in some circumstances be bound by a settlement agreement between the Trustee as attorney in fact and agent for tax matters person, and the IRS concerning any such REMIC item. Adjustments made to the REMIC tax return may require a Residual Interest Certificateholder to make corresponding adjustments on its return, and an audit of the REMIC's tax return, or the adjustments resulting from such an audit, could result in an audit of a Residual Interest Certificateholder's return. No REMIC will be registered as a tax shelter pursuant to Section 6111 of the Code because it is not anticipated that any REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a Residual Certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of such person and other information.

                Federal Income Tax Consequences For Certificates
                     As To Which No REMIC Election Is Made

Tax Status as a Grantor Trust

      General. If the applicable Prospectus Supplement so specifies with respect to a Series of Certificates, the Certificates of such Series will not be treated as regular or residual interests in a REMIC for federal income tax purposes but instead will be treated as an undivided beneficial ownership interest in the Mortgage Loans. Under such circumstances the arrangement, pursuant to which the Mortgage Loans will be held and the Certificates will be issued, will be classified for federal income tax purposes as a grantor trust under Subpart E, Part 1 of Subchapter J of the Code and not as an association taxable as a corporation. In such a case, Morrison & Hecker L.L.P., counsel to the Depositor, will deliver its opinion to the effect that the arrangement by which the Certificates of that Series are issued will be treated as a grantor trust as long as all of the provisions of the applicable Trust Agreement are complied with and the statutory and regulatory requirements are satisfied.

      In some Series ("Pass-Through Certificates"), there will be no separation of the principal and interest payments on the Mortgage Loans. In such circumstances, a Certificateholder will be considered to have purchased an undivided interest in each of the Mortgage Loans. In other cases ("Stripped Certificates"), sale of the Certificates will produce a separation in the ownership of the principal payments and interest payments on the Mortgage Loans. Each Certificateholder will be required to report on its federal income tax return its pro rata share of the gross income derived from the Mortgage Loans (not reduced by the amount payable as fees to the Trustee, the Master Servicer and the Special Servicer, if any, and similar fees provided that such amounts are reasonable compensation for services rendered (collectively, the "Servicing Fee")), at the same time and in the same manner as such items would have been reported under the Certificateholder's tax accounting method had it held its interest in the Mortgage Loans directly, received directly its share of the amounts received with respect to the Mortgage Loans and paid directly its share of the Servicing Fees. In the case of Pass-Through Certificates, such gross income will consist of a pro rata share of all of the income derived from all of the Mortgage Loans and, in the case of Stripped Certificates, such income will consist of a pro rata share of the income derived from each stripped bond or stripped coupon in which the Certificateholder owns an interest. The holder of a Certificate will generally be entitled to deduct such Servicing Fees under
Section 162 or Section 212 of the Code to the extent that such Servicing Fees represent "reasonable" compensation for the services rendered by the Trustee, the Master Servicer and the Special Servicer, if any. In the case of a noncorporate holder, however, Servicing Fees (to the extent not otherwise disallowed, e.g., because they exceed reasonable compensation) will be deductible in computing such holder's regular tax liability only to the extent that such fees, when added to other miscellaneous itemized deductions, exceed 2% of adjusted gross income and may not be deductible to any extent in computing such holder's alternative minimum tax liability. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the Applicable Amount will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable amount or (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year.

Tax Status of Certificates

      In the case of Stripped Certificates there is no specific legal authority existing regarding whether the character of the Certificates, for federal income tax purposes, will be the same as the Mortgage Loans. The IRS could take the position that the Mortgage Loans' character is not carried over to the Certificates in such circumstances. Pass-Through Certificates will be, and, although the matter is not free from doubt, Stripped Certificates should be considered to represent, "real estate assets" within the meaning of Section 856(c)(6)(B) of the Code, "loans secured by an interest in real property" within the meaning of Section 7701(a)(19)(C) of the Code provided that the real property securing the loan is of the type specified in such Code Section; "obligation(s) principally secured by an interest in real property" within the meaning of Section 860G(a)(3)(A) of the Code; and interest income attributable to the Certificates should be considered to represent "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code. However, Mortgage Loans secured by non-residential real property will not constitute "loans secured by an interest in real property" within the meaning of Section 7701(a)(19)(C) of the Code. In addition, it is possible that various reserves or funds underlying the Certificates may cause a proportionate reduction in the above-described qualifying status categories of Certificates.

Pass-Through Certificates

      Discount or Premium on Pass-Through Certificates. The holder's purchase price of a Pass-Through Certificate is to be allocated among the Mortgage Loans in proportion to their fair market values, determined as of the time of purchase of the Certificates. In the typical case, the Depositor believes it is reasonable for this purpose to treat each Mortgage Loan as having a fair market value proportional to the share of the aggregate principal balances of all of the Mortgage Loans that it represents, since the Mortgage Loans will have a relatively uniform interest rate and other common characteristics. To the extent that the portion of the purchase price of a Certificate allocated to a Mortgage Loan (other than to a right to receive any accrued interest thereon and any undistributed principal payments) is less than or greater than the portion of the principal balance of the Mortgage Loan allocable to the Certificate, the interest in the Mortgage Loan allocable to the Certificate will be deemed to have been acquired at a discount or premium, respectively.

      Original Issue Discount. The treatment of any discount will depend on whether the discount represents OID or market discount. In the case of a Mortgage Loan with OID in excess of a prescribed de minimis amount, a holder of a Certificate will be required to report as interest income in each taxable year its share of the amount of OID that accrues during that year, determined under a constant yield method by reference to the initial yield to maturity of the Mortgage Loan, in advance of receipt of the cash attributable to such income and regardless of the method of federal income tax accounting employed by that holder. OID with respect to a Mortgage Loan could arise for example by virtue of the financing of points by the originator of the Mortgage Loan, or by virtue of the charging of points by the originator of the Mortgage Loan in an amount greater than a statutory de minimis exception, in circumstances under which the points are not currently deductible pursuant to applicable Code provisions. However, the OID Regulations provide that if a holder acquires an obligation at a price that exceeds its stated redemption price, the holder will not include any OID in gross income. In addition, if a subsequent holder acquires an obligation for an amount that exceeds its adjusted issue price the subsequent holder will be entitled to offset the OID with economic accruals of portions of such excess. Accordingly, if the Mortgage Loans acquired by a Certificateholder are purchased at a price that exceeds the adjusted issue price of such Mortgage Loans, any OID will be reduced or eliminated.

      Market Discount. Certificateholders also may be subject to the market discount rules of Sections 1276-1278 of the Code. A Certificateholder that acquires an interest in Mortgage Loans with more than a prescribed de minimis amount of "market discount" (generally, the excess of the principal amount of the Mortgage Loans over the purchaser's purchase price) will be required under
Section 1276 of the Code to include accrued market discount in income as ordinary income in each month, but limited to an amount not exceeding the principal payments on the Mortgage Loans received in that month and, if the Certificates are sold, the gain realized. Such market discount would accrue in a manner to be provided in Treasury regulations. The legislative history of the 1986 Act indicates that, until such regulations are issued, such market discount would in general accrue either (i) on the basis of a constant interest rate or
(ii) in the ratio of (a) in the case of Mortgage Loans not originally issued with OID, stated interest payable in the relevant period to total stated interest remaining to be paid at the beginning of the period or (b) in the case of Mortgage Loans originally issued at a discount, OID in the relevant period to total OID remaining to be paid.

      Section 1277 of the Code provides that the excess of interest paid or accrued to purchase or carry a loan with market discount over interest received on such loan is allowed as a current deduction only to the extent such excess is greater than the market discount that accrued during the taxable year in which such interest expense was incurred. In general, the deferred portion of any interest expense will be deductible when such market discount is included in income, including upon the sale, disposition or repayment of the loan. A holder may elect to include market discount in income currently as it accrues, on all market discount obligations acquired by such holder during the taxable year such election is made and thereafter, in which case the interest deferral rule discussed above will not apply.

      A Certificateholder who purchases a Certificate at a premium generally will be deemed to have purchased its interest in the underlying Mortgage Loans at a premium. A Certificateholder who holds a Certificate as a capital asset may generally elect under Section 171 of the Code to amortize such premium as an offset to interest income on the Mortgage Loans (and not as a separate deduction item) on a constant yield method. The legislative history of the 1986 Act suggests that the same rules that will apply to the accrual of market discount (described above) will generally also apply in amortizing premium with respect to Mortgage Loans originated after September 27, 1985. If a holder makes an election to amortize premium, such election will apply to all taxable debt instruments held by such holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments acquired thereafter by such holder, and will be irrevocable without the consent of the IRS. Purchasers who pay a premium for the Certificates should consult their tax advisers regarding the election to amortize premium and the method to be employed. Although the law is somewhat unclear regarding recovery of premium allocable to

Mortgage Loans originated before September 28, 1985, it is possible that such premium may be recovered in proportion to payments of Mortgage Loan principal.

Stripped Certificates

      Discount or Premium on Stripped Certificates. A Stripped Certificate may represent a right to receive only a portion of the interest payments on the Mortgage Loans, a right to receive only principal payments on the Mortgage Loans, or a right to receive certain payments of both interest and principal. Certain Stripped Certificates ("Ratio Strip Certificates") may represent a right to receive differing percentages of both the interest and principal on each Mortgage Loan. Pursuant to Section 1286 of the Code, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. Section 1286 of the Code applies the OID rules to stripped bonds and stripped coupons. For purposes of computing OID, a stripped bond or a stripped coupon is treated as a debt instrument issued on the date that such stripped interest is purchased with an issue price equal to its purchase price or, if more than one stripped interest is purchased, the ratable share of the purchase price allocable to such stripped interest. The Code, the OID Regulations and judicial decisions provide no direct guidance as to how the interest and OID rules are to apply to Stripped Certificates. Under the method described above for REMIC Regular Interest Certificates (the "Cash Flow Bond Method"), a prepayment assumption is used and periodic recalculations are made which take into account with respect to each accrual period the effect of prepayments during such period. The 1986 Act prescribed the same method for debt instruments "secured by" other debt instruments, the maturity of which may be affected by prepayments on the underlying debt instruments. However, the 1986 Act does not, absent Treasury regulations, appear specifically to cover instruments such as the Stripped Certificates which technically represent ownership interests in the underlying Mortgage Loans, rather than being debt instruments "secured by" those loans. Nevertheless, it is believed that the Cash Flow Bond Method is a reasonable method of reporting income for such Certificates, and it is expected that OID will be reported on that basis. In applying the calculation to such Certificates, the Trustee will treat all payments to be received with respect to the Certificates, whether attributable to principal or interest on the loans, as payments on a single installment obligation and as includible in the stated redemption price at maturity. The IRS could, however, assert that OID must be calculated separately for each Mortgage Loan underlying a Certificate. In addition, in the case of Ratio Strip Certificates, the IRS could assert that OID must be calculated separately for each stripped coupon or stripped bond underlying a Certificate.

      Under certain circumstances, if the Mortgage Loans prepay at a rate faster than the Prepayment Assumption, the use of the Cash Flow Bond Method may accelerate a Certificateholder's recognition of income. If, however, the Mortgage Loans prepay at a rate slower than the Prepayment Assumption, in some circumstances the use of this method may decelerate a Certificateholder's recognition of income.

      In the case of a Stripped Certificate which either embodies only interest payments on the underlying loans or (if it embodies some principal payments on the Mortgage Loans) is issued at a price that exceeds the principal payments (an "Interest Weighted Certificate"), additional uncertainty exists because of the enhanced potential for applicability of the contingent payment debt instrument provisions of the OID Regulations.

      Under the contingent payment debt instrument provisions, the contingent instrument is treated as if it were a debt with no contingent payments (the "Noncontingent Bond Method"). Under this method the issue price is the amount paid for the instrument and the Certificateholder is in effect put on the cash method with respect to interest income at a comparable yield of a fixed rate debt instrument with similar terms. The comparable yield must be a reasonable yield for the issuer and must not be less than the applicable federal rate. A projected payment schedule and daily portions of interest accrual is determined based on the comparable yield. The interest for any accrual period, other than an initial short period, is the product of the comparable yield and the adjusted issue price at the beginning of the accrual period (the sum of the purchase price of the instrument plus accrued interest for all prior accrual periods reduced by any noncontingent or contingent payments on the debt instrument). If the amount payable for a period were, however, greater or less than the amount projected the income included for the period would be increased or decreased accordingly. Any reduction in the income accrual for a period to an amount below zero (a "Negative Adjustment") would be treated by a Certificateholder as an ordinary loss to the extent of prior income accruals and may be carried forward to offset future interest accruals. At maturity, any remaining Negative Adjustment or any loss attributable to the Certificateholder's basis would be treated as a loss from a sale or exchange of the Certificate. If the loss-generating Mortgage Loan or Mortgage Loans was issued by a natural person, such loss may be an ordinary loss because loss recognized on retirement of a debt instrument issued by a natural person is not a loss from a sale or exchange. However, the IRS might contend that such loss should be a capital loss if the Certificateholder held its Certificate as a capital asset. A loss resulting from total interest inclusions exceeding total net Negative Adjustments taken into account would be an ordinary loss. If a gain were recognized on sale or exchange of the Certificate it would be capital in nature if the Certificate were a capital asset in the hands of the Certificateholder.

      Possible Alternative Characterizations. The characterizations of the Stripped Certificates described above are not the only possible interpretations of the applicable Code provisions. Among other possibilities, the IRS could contend that (i) in certain Series, each non-Interest Weighted Certificate is composed of an unstripped undivided ownership interest in Mortgage Loans and an installment obligation consisting of stripped principal payments; (ii) the non-Interest Weighted Certificates are subject to the contingent payment OID Regulations; (iii) each Interest Weighted Certificate is composed of an unstripped undivided ownership interest in the Mortgage Loans and an installment obligation consisting of stripped interest payments; or (iv) there are as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each Mortgage Loan.

Sale of Certificates

      As a general rule, if a Certificate is sold, gain or loss will be recognized by the holder thereof in an amount equal to the difference between the amount realized on the sale and the Certificateholder's adjusted tax basis in the Certificate. Except as subsequently discussed, such gain or loss will generally be capital gain or loss if the Certificate is held as a capital asset. In the case of Pass-Through Certificates, such tax basis will generally equal the holder's cost of the Certificate increased by any discount income with respect to the loans represented by such Certificate previously included in income, and decreased by the amount of any distributions of principal previously received with respect to the Certificate. Such gain, to the extent not otherwise treated as ordinary income, will be treated as ordinary income to the extent of any accrued market discount not previously reported as income. In the case of Stripped Certificates, the tax basis will generally equal the Certificateholder's cost for the Certificate, increased by any discount income with respect to the Certificate previously included in income, and decreased by the amount of all payments previously received with respect to such Certificate.

      Certain financial institutions subject to the provisions of Code Section 582(c), which recognize gain on the sale of a certificate will be taxable at ordinary income rates on such gain. In addition, gain on the sale of a Standard Certificate will be treated as ordinary income (i) if a Pass-Through Certificate is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Pass-Through Certificateholder's applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of such transaction or (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. Capital gains of certain non-corporate taxpayers generally area subject to a lower maximum tax rate (28%) than ordinary income of such taxpayers (39.6%) for property held for more than one year but not more than 18 months, and a still lower maximum rate (20%) for property held for more than 18 months. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

Reporting Requirements and Backup Withholding

      The Trustee will furnish, within a reasonable time after the end of each calendar year, to each Pass-Through Certificateholder or Stripped Certificateholder at any time during such year, such information (prepared on the basis described above) as the Trustee deems to be necessary or desirable to enable such Certificateholders to prepare their federal income tax returns. Such information will include the amount or original issue discount accrued on Certificates held by persons other than Certificateholders exempted from the reporting requirements. The amounts required to be reported by the Trustee may not be equal to the proper amount of original issued discount required to be reported as taxable income by a Certificateholder, other than an original Certificateholder that purchased at the issue price. In particular, in the case of Stripped Certificates, unless provided otherwise in the applicable Prospectus Supplement, such reporting will be based upon a representative initial offering price of such class of Stripped Certificates. The Trustee will also file such original issue discount information with the Service. If a

Certificateholder fails to supply an accurate taxpayer identification number or if the Secretary of the Treasury determines that a Certificateholder has not reported all interest and dividend income required to be shown on his federal income tax return, 31% backup withholding may be required in respect of any reportable payments, as described above under "Material Federal Income Tax Consequences--Federal Income Tax Consequences For REMIC Certificates--Reporting Requirements and Backup Withholding".

Treatment of Foreign Investors

      To the extent that a Certificate evidences ownership in Mortgage Loans that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Code Section 1441 or 1442 to nonresident aliens, foreign corporations, or other Non-U.S. Persons generally will be subject to 30% United States withholding tax, or such lower rate as may be provided for interest by an applicable tax treaty. Accrued original issue discount recognized by the Pass-Through Certificateholder or Stripped Certificateholder on original issue discount recognized by the Pass-Through Certificateholder or Stripped Certificateholders on the sale or exchange of such a Certificate also will be subject to federal income tax at the same rate.

      Treasury regulations provide that interest or original issue discount paid by the Trustee or other withholding agent to a Non-U.S. Person evidencing ownership interest in Mortgage Loans issued after July 18, 1984 will be "portfolio interest" and will be treated in the manner, and such persons will be subject to the same certification requirements, described above under "--Federal Income Tax Consequences for REMIC Certificates--Tax Treatment of Foreign Investors--Regular Certificates".

                            STATE TAX CONSIDERATIONS

      In addition to the federal income tax consequences described in "MATERIAL FEDERAL INCOME TAX CONSEQUENCES," potential investors should consider the state income tax consequences of the acquisition, ownership and disposition of the Certificates. State income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state. Therefore, potential investors should consult their own tax advisers with respect to the various state tax consequences of an investment in the Certificates.

                              ERISA CONSIDERATIONS

      The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain requirements on employee benefit plans subject to ERISA ("ERISA Plans") and prohibits certain transactions between ERISA Plans and persons who are "parties in interest" (as defined under ERISA) with respect to assets of such Plans. Section 4975 of the Code prohibits a similar set of transactions between certain plans ("Code Plans," and together with ERISA Plans, "Plans") and persons who are "disqualified persons" (as defined in the Code) with respect to Code Plans. Certain employee benefit plans, such as governmental plans and church plans (if no election has been made under Section 410(d) of the Code), are not subject to the requirements of ERISA or Section 4975 of the Code. However, a governmental plan or a church plan may be subject to similar restrictions under other applicable federal and state law ("Similar Law"). Any such plan which is qualified under Section 401(a) of the Code and exempt from taxation under Section 501(a) of the Code is, however, subject to the prohibited transaction rules set forth in Section 503 of the Code. A fiduciary of a governmental plan or a church plan should make its own determination as to the need for or availability of any exemptive relief under any Similar Law or
Section 503 of the Code.

      Investments by ERISA Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that investments be made in accordance with the documents governing the ERISA Plan. Before investing in a Senior Certificate, an ERISA Plan fiduciary should consider, among other factors, whether to do so is appropriate in view of the overall investment policy and liquidity needs of the ERISA Plan. Such fiduciary should especially consider the sensitivity of the investments to the rate of principal payments (including prepayments) on the Mortgage Loans, as discussed in the Prospectus Supplement related to a Series.

Prohibited Transactions

      Section 406 of ERISA and Section 4975 of the Code prohibit parties in interest and disqualified persons with respect to ERISA Plans and Code Plans from engaging in certain transactions involving such Plans or "plan assets" of such Plans, unless a statutory or administrative exemption applies to the transaction. Section 4975 of the Code and Sections 502(i) and 502(l) of ERISA provide for the imposition of certain excise taxes and civil penalties on certain persons that engage or participate in such prohibited transactions. The Depositor, the Underwriter, the Master Servicer, the Special Servicer, if any, or the Trustee or certain affiliates thereof may be considered or may become parties in interest or disqualified persons with respect to a Plan. If so, the acquisition or holding of Certificates by, on behalf of or with "plan assets" of such Plan may be considered to give rise to a "prohibited transaction" within the meaning of ERISA and/or Section 4975 of the Code, unless the administrative exemption described below or some other exemption is available.

      Special caution should be exercised before "plan assets" of a Plan are used to purchase a Senior Certificate if, with respect to such assets, the Depositor, the Underwriter, the Master Servicer, the Special Servicer, if any, or the Trustee or an affiliate thereof either (a) has discretionary authority or control with respect to the investment or management of such assets or (b) has authority or responsibility to give, or regularly gives, investment advice with respect to such assets pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such assets and that such advice will be based on the particular needs of the Plan.

      Further, if the underlying assets included in a Trust Fund were deemed to constitute "plan assets," certain transactions involved in the operation of the Trust Fund may be deemed to constitute prohibited transactions under ERISA and/or the Code. Neither ERISA nor Section 4975 of the Code defines the term "plan assets."

      The U.S. Department of Labor (the "Department") has issued regulations (the "Regulations") concerning whether a Plan's assets would be deemed to include an undivided interest in each of the underlying assets of an entity (such as the Trust Fund), for purposes of the reporting and disclosure and general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code, if the Plan acquires an "equity interest" (such as a Senior Certificate) in such an entity.

      Certain exceptions are provided in the Regulations whereby an investing Plan's assets would be considered merely to include its interest in the Certificates instead of being deemed to include an undivided interest in each of the underlying assets of the Trust Fund. However, it cannot be predicted in advance, nor can there be a continuing assurance whether such exceptions may be met, because of the factual nature of certain of the rules set forth in the Regulations. For example, one of the exceptions in the Regulations states that the underlying assets of an entity will not be considered "plan assets" if less than 25% of the value of each class of equity interests is held by "benefit plan investors," which are defined as ERISA Plans, Code Plans, individual retirement accounts and employee benefit plans not subject to ERISA (for example, governmental plans and church plans), but this exemption is tested immediately after each acquisition of an equity interest in the entity whether upon initial issuance or in the secondary market.

      Pursuant to the Regulations, if the assets of the Trust Fund were deemed to be "plan assets" by reason of the investment of assets of a Plan in any Certificates, the "plan assets" of such Plan would include an undivided interest in the Mortgage Loans, the mortgages underlying the Mortgage Loans and any other assets held in the Trust Fund. Therefore, because the Mortgage Loans and other assets held in the Trust Fund may be deemed to be "plan assets" of each Plan that purchases Certificates, in the absence of an exemption, the purchase, sale or holding of Certificates of any Series or Class by or with "plan assets" of a Plan may result in a prohibited transaction and the imposition of civil penalties or excise taxes. Depending on the relevant facts and circumstances, certain prohibited transaction exemptions may apply to the purchase, sale or holding of Certificates of any Series or Class by a Plan, for example, Prohibited Transaction Class Exemption ("PTCE") 95-60, which exempts certain transactions between insurance company general accounts and parties in interest; PTCE 91-38, which exempts certain transactions between bank collective investment funds and parties in interest; PTCE 90-1, which exempts certain transactions between insurance company pooled separate accounts and parties in interest; or PTCE 84-14, which exempts certain transactions effected on behalf of a plan by a "qualified professional asset manager." There can be no assurance that any of these exemptions will apply with respect to any Plan's investment in any Certificates or, even if an exemption were deemed to apply, that any exemption would apply to all prohibited transactions that may occur in connection with such investment. Also, the Department has issued individual administrative exemptions from application of certain prohibited transaction restrictions of ERISA and the Code to most underwriters of mortgage-backed securities (each, an "Underwriter's Exemption"). Such an Underwriter's Exemption can only apply to mortgage-backed securities which, among other conditions, are sold in an offering with respect to which such an underwriter serves as the sole or a managing underwriter, or as a selling or placement agent. If such an Underwriter's Exemption might be applicable to a Series of Certificates, such as Senior Certificates, the related Prospectus Supplement will refer to such possibility. Further, the related Prospectus Supplement may provide that certain Classes or Series of Certificates, such as Subordinate Certificates, may not be purchased by, or transferred to, Plans or may only be purchased by, or transferred to, an insurance company for its general account under circumstances that would not result in a prohibited transaction.

      Any fiduciary or other Plan investor who proposes to invest "plan assets" of a Plan in Certificates of any Series or Class should consult with its counsel with respect to the potential consequences under ERISA and Section 4975 of the Code or, in the case of governmental plans or church plans, any Similar Law of such acquisition and ownership of such Certificates.

Unrelated Business Taxable Income-Residual Interests

      The purchase of a Certificate evidencing an interest in the Residual Interest in a Series that is treated as a REMIC by any employee benefit or other plan that is exempt from taxation under Code Section 501(a), including most varieties of Plans, may give rise to "unrelated business taxable income" as described in Code Sections 511-515 and 860E. Further, prior to the purchase of an interest in a Residual Interest, a prospective transferee may be required to provide an affidavit to a transferor that it is not, nor is it purchasing an interest in a Residual Interest on behalf of, a "Disqualified Organization," which term as defined above includes certain tax-exempt entities not subject to Code Section 511, such as certain governmental plans, as discussed above under "MATERIAL FEDERAL INCOME TAX CONSEQUENCES--Federal Income Tax Consequences For REMIC Certificates--Taxation of Holders of Residual Certificates" and "--Federal Income Tax Consequences for REMIC Certificates--Taxation of Holders of Residual Certificates--Restrictions on Ownership and Transfer of Residual Certificates."

      Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is particularly important that individuals responsible for investment decisions with respect to ERISA Plans and Code Plans consult with their counsel regarding the consequences under ERISA and/or the Code of their acquisition and ownership of Certificates.

      The sale of Certificates to a Plan is in no respect a representation by the Depositor, the applicable underwriter or any other service provider with respect to the Certificates, such as the Trustee, the Master Servicer and the Special Servicer, if any, that this investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan or that this investment is appropriate for Plans generally or any particular Plan.

                                LEGAL INVESTMENT

      The related Prospectus Supplement will indicate whether the Offered Certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 (the "Enhancement Act"). It is anticipated that the Offered Certificates generally will not constitute "mortgage related securities" for purposes of the Enhancement Act.

      All depository institutions considering an investment in the Certificates should review the Supervisory Policy Statement on Securities Activities dated January 28, 1992 (the "Policy Statement") of the Federal Financial Institutions Examination Council (to the extent adopted by their respective regulators), which in relevant part prohibits depository institutions from investing in certain "high-risk" mortgage securities, except under limited circumstances, and sets forth certain investment practices deemed to be unsuitable for regulated institutions.

      The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions that may restrict or prohibit investment in securities that are not "interest bearing" or "income-paying," and provisions that may restrict or prohibit investments in securities that are issued in book-entry form.

      The appropriate characterization of the Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase Certificates, may be subject to significant interpretive uncertainties. All investors whose investment authority is subject to legal restrictions should consult their own legal advisers to determine whether, and to what extent, the Certificates will constitute legal investments for them.

                              PLAN OF DISTRIBUTION

      The Depositor may sell the Certificates offered hereby in Series either directly or through underwriters. The related Prospectus Supplement or Prospectus Supplements for each Series will describe the terms of the offering for that Series and will state the public offering or purchase price of each Class of Certificates of such Series, or the method by which such price is to be determined, and the net proceeds to the Depositor from such sale.

      If the sale of any Certificates is made pursuant to an underwriting agreement pursuant to which one or more underwriters agree to act in such capacity, such Certificates will be acquired by such underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. Firm commitment underwriting and public reoffering by underwriters may be done through underwriting syndicates or through one or more firms acting alone. The specific managing underwriter or underwriters, if any, with respect to the offer and sale of a particular Series of Certificates will be set forth on the cover of the Prospectus Supplement related to such Series and the members of the underwriting syndicate, if any, will be named in such Prospectus Supplement. The Prospectus Supplement will describe any discounts and commissions to be allowed or paid by the Depositor to the underwriters, any other items constituting underwriting compensation and any discounts and commissions to be allowed or paid to the dealers. The obligations of the underwriters will be subject to certain conditions precedent. The underwriters with respect to a sale of any Class of Certificates will generally be obligated to purchase all such Certificates if any are purchased. Pursuant to each such underwriting agreement, the Depositor will indemnify the related underwriters against certain civil liabilities, including liabilities under the 1933 Act.

      If any Certificates are offered other than through underwriters pursuant to such underwriting agreements, the related Prospectus Supplement or Prospectus Supplements will contain information regarding the terms of such offering and any agreements to be entered into in connection with such offering.

      Purchasers of Certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the 1933 Act in connection with reoffers and sales by them of Certificates. Certificateholders should consult with their legal advisors in this regard prior to any such reoffer and sale.

                                  LEGAL MATTERS

      Certain legal matters relating to the Certificates offered hereby will be passed upon for the Depositor by Morrison & Hecker L.L.P., Kansas City, Missouri, and for the Underwriters as specified in the related Prospectus Supplement.

                              FINANCIAL INFORMATION

      A new Trust Fund will be formed with respect to each Series of Certificates and no Trust Fund will engage in any business activities or have any assets or obligations prior to the issuance of the related Series of Certificates. Accordingly, no financial statements with respect to any Trust Fund will be included in this Prospectus or in the related Prospectus Supplement.

                                     RATINGS

      It is a condition to the issuance of any Class of Offered Certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest categories, by a Rating Agency.

      Ratings on mortgage pass-through certificates address the likelihood of receipt by Certificateholders of all distributions on the underlying mortgage loans. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying mortgage loans and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by mortgagors or of the degree by which such prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments. See "RISK FACTORS--Limited Nature of Credit Ratings."

      A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

INDEX OF DEFINITIONS

1933 Act.....................................................................iii
1934 Act.....................................................................iii
1986 Act......................................................................56
ACMs..........................................................................43
ADA...........................................................................47
Agreement..................................................................2, 14
AMTI..........................................................................61
Applicable Amount.............................................................57
Bankruptcy Code...............................................................36
Cash Flow Bond Method.........................................................68
CERCLA....................................................................11, 41
Certificateholders............................................................15
Certificates..............................................................i See.
Classes........................................................................i
Closing Date..................................................................20
Code.......................................................................4, 48
Code Plans....................................................................70
Collection Account.........................................................2, 15
Commission...................................................................iii
Compound Interest Certificates................................................51
Counsel.......................................................................48
Credit Enhancement.........................................................2, 29
Cut-off Date...............................................................3, 15
Department....................................................................71
Depositor......................................................................i
Disqualified Organizations................................................12, 61
Distribution Account.......................................................2, 15
Distribution Date..........................................................3, 15
Enhancement Act...............................................................72
EPA...........................................................................43
ERISA......................................................................4, 70
ERISA Plans...................................................................70
Escrow Account................................................................23
Escrow Payments...............................................................23
Event of Default..............................................................28
Fannie Mae....................................................................16
FHA...........................................................................21
FHLMC.........................................................................16
Forfeiture Laws...............................................................47
Form 8-K......................................................................20
Garn-St. Germain Act..........................................................44
Hazardous Materials...........................................................42
HUD...........................................................................21
Installment Contracts......................................................1, 18
Interest Weighted Certificate.............................................53, 68
IRS...........................................................................50
Lead Paint Act................................................................43
Lender Liability Act..........................................................42
Master Servicer...............................................................23
Master Servicer Remittance Date...............................................16
Midland.......................................................................13
Mortgage...................................................................1, 18
Mortgage Loan..............................................................1, 18
Mortgage Loan File............................................................20
Mortgage Loan Groups..........................................................20
Mortgage Loan Schedule........................................................20
Mortgage Loans................................................................ii
Mortgage Pool..............................................................ii, 1
Mortgaged Property.........................................................1, 18
Multiple Variable Rate........................................................54
NCUA..........................................................................46
Negative Adjustment...........................................................68
Noncontingent Bond Method.................................................53, 68
Non-U.S. Person...............................................................64
Note..........................................................................19
Offered Certificates...........................................................i
OID...........................................................................51
OID Regulations...............................................................49
Pass-Through Certificates.....................................................66
Pass-Through Rate.............................................................ii
Permitted Investments.........................................................16
Plan...........................................................................4
Plans.........................................................................70
Policy Statement..............................................................72
Premium Regulations...........................................................56
Prepayment Assumption.........................................................53
Property Protection Expenses..................................................15
PTCE..........................................................................71
Rating Agency..............................................................4, 14
Ratio Strip Certificates......................................................68
Registration Statement.......................................................iii
Regular Certificates.......................................................4, 51
Regular Interests..............................................................4
Regulations...................................................................71
Relief Act....................................................................45
REMIC.........................................................................ii
REMIC Certificates............................................................48
REMIC Provisions..............................................................48
REMIC Regulations.............................................................49
REO Account...................................................................16
REO Property..................................................................14
Reserve Account...............................................................14
Reserve Fund..................................................................30
Residual Certificate..........................................................59
Residual Certificates..........................................................4
Residual Interests.............................................................4
S&P...........................................................................17
Seller........................................................................21
Senior Certificates...........................................................30
Series.........................................................................i
Servicing Fee.............................................................25, 66
Similar Law...................................................................70
Simple Interest Loans.........................................................19
Single Variable Rate..........................................................52
Special Servicer...............................................................1
Special Servicing Fee.........................................................25
Specially Serviced Mortgage Loans.............................................23
Startup Day...............................................................49, 58
Stripped Certificates.........................................................66
Subordinate Certificates......................................................30
Tiered REMICs.................................................................51
TIN...........................................................................63
Title V.......................................................................45
Title VIII....................................................................45
Trust Fund.................................................................i, 14
Trustee....................................................................1, 18

U.S. Person...................................................................62
UBTI..........................................................................61
UCC...........................................................................33
Underwriter's Exemption.......................................................72
USTs..........................................................................43
Voting Rights.................................................................12

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

      The attached diskette contains one spreadsheet file (the "spreadsheet file") that can be put on a user-specified hard drive or network drive. This file is "PNC99CM1.XLS". The file "PNC99CM1.XLS" is a Microsoft Excel(1), Version
5.0 spreadsheet. The file provides, in electronic format, certain statistical information that appears under the caption "Description of the Mortgage Pool" in, and on Exhibits A-1 and A-2 to, this prospectus supplement. Defined terms used, but not otherwise defined, in the spreadsheet file will have the respective meanings assigned to them in this prospectus supplement. All the information contained in the spreadsheet file is subject to the same limitations and qualifications contained in this prospectus supplement. Prospective investors are strongly urged to read this prospectus supplement and accompanying prospectus in its entirety prior to accessing the spreadsheet file.

      ----------

(1)   Microsoft Excel is a registered trademark of Microsoft Corporation.

INFORMATION CONTAINED ON THIS DISKETTE DATED, NOVEMBER 10, 1999, IS SUBJECT TO COMPLETION OR AMENDMENT.

This diskette relates to the PNC Mortgage Acceptance Corp., Commercial Mortgage Pass-Through Certificates, Series 1999-CM1, Class S, Class A-1A, Class A-1B, Class A-2, Class A-3, Class A-4, Class B-1 and Class B-2 (the "Offered Certificates"). The information contained on this diskette is provided to facilitate your review of the collateral underlying the Offered Certificates. The information on this diskette constitutes a collateral term sheet prepared solely for informational purposes. No offer to sell or solicitation of any offer to purchase securities is being made hereby. While the information contained hereon is from sources believed to be reliable, it has not been independently verified by Donaldson, Lufkin & Jenrette Securities Corporation, PNC Capital Markets Inc., Prudential Securities Incorporated or any of their respective affiliates. Therefore, none of Donaldson, Lufkin & Jenrette Securities Corporation, PNC Capital Markets Inc., Prudential Securities Incorporated nor any of their respective affiliates makes any representations or warranties with respect to the information contained hereon or as to the appropriateness, usefulness or completeness of these materials. The information on this diskette is subject to errors, omissions and changes and is subject to modification or withdrawal at any time with or without notice. The information on this diskette supersedes any and all information contained in any previously furnished collateral term sheets and shall be superseded by any subsequently furnished similar materials. The information on this diskette shall be superseded by a final prospectus and prospectus supplement with respect to the Offered Certificates. No purchase of any securities may be made unless and until a final prospectus and prospectus supplement with respect to the Offered Certificates has been received by a potential investor and such investor has complied with all additional related offering requirements. The contents of this diskette are not to be reproduced without the express written consent of Donaldson, Lufkin & Jenrette Securities Corporation, PNC Capital Markets Inc. and Prudential Securities Incorporated. Each of Donaldson, Lufkin & Jenrette Securities Corporation, PNC Capital Markets Inc. and Prudential Securities Incorporated expressly reserves the right, at its sole discretion, to reject any or all proposals or expressions of interest in the subject proposed offering and to terminate discussions with any party at any time with or without notice.

Prospective investors are advised to read carefully, and should rely solely on, the final prospectus and prospectus supplement relating to the Offered Certificates in making their investment decisions.

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                                TABLE OF CONTENTS

                                                                            Page

                              Prospectus Supplement

Important Notice About Information Presented in
  this Prospectus Supplement, the Accompanying
  Prospectus.................................................................S-2
Summary......................................................................S-4
Risk Factors................................................................S-13
Description of the Mortgage Pool............................................S-30
Master Servicer and Special Servicer........................................S-46
Description of the Certificates.............................................S-49
Yield and Maturity Considerations...........................................S-62
The Pooling and Servicing Agreement.........................................S-68
Material Federal Income Tax Consequences....................................S-85
Certain Legal Aspects of Mortgage Loans
  Located in New York, Texas and California.................................S-86
ERISA Considerations........................................................S-87
Legal Investment............................................................S-91
Plan of Distribution........................................................S-92
Use of Proceeds.............................................................S-93
Legal Matters...............................................................S-93
Ratings.....................................................................S-93
Index of Definitions........................................................S-95
Exhibit A-1--Certain Characteristics of the
  Mortgage Loans and Mortgaged Properties..................................A-1-1
Exhibit A-2--Mortgage Pool Information.....................................A-2-1
Exhibit B--Significant Loan Summaries........................................B-1
Exhibit C--Form of Trustee Report............................................C-1
Exhibit D--Decrement Tables for the Certificates
  of the Class A-1A, A-1B, A-2, A-3, A-4, B-1 and B-2 Certificates...........D-1
Exhibit E--Price/Yield Tables for the Class S Certificates...................E-1
Exhibit F--Summary Term Sheet................................................F-1

                                   Prospectus

Prospectus Supplement.........................................................ii
Additional Information.......................................................iii
Incorporation of Certain Information by Reference............................iii
Reports......................................................................iii
Summary of Prospectus..........................................................1
Risk Factors...................................................................5
The Depositor.................................................................13
The Master Servicer...........................................................13
Use of Proceeds...............................................................13
Description of the Certificates...............................................14
The Mortgage Pools............................................................18
Servicing of the Mortgage Loans...............................................23
Credit Enhancement............................................................29
Certain Legal Aspects of the Mortgage Loans...................................32
Material Federal Income Tax Consequences......................................48
State Tax Considerations......................................................70
ERISA Considerations..........................................................70
Legal Investment..............................................................72
Plan of Distribution..........................................................73
Legal Matters.................................................................73
Financial Information.........................................................73
Ratings.......................................................................74
Index of Definitions..........................................................75

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                                  $703,161,000

                                  (Approximate)

                          PNC Mortgage Acceptance Corp.

                                   (Depositor)

                           Midland Loan Services, Inc.

                                       and

                             Column Financial, Inc.

                             (Mortgage Loan Sellers)

                        Class S, Class A-1A, Class A-1B,
                        Class A-2, Class A-3, Class A-4,
                            Class B-1 and Class B-2

                            Commercial Mortgage Pass-
                             Through Certificates,
                                Series 1999-CM1

--------------------------------------------------------------------------------

                              PROSPECTUS SUPPLEMENT

--------------------------------------------------------------------------------

                          Donaldson, Lufkin & Jenrette
                               PNC Capital Markets
                              Prudential Securities

                                             , 1999

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